    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 2011.

                                                             FILE NO. 333-166476

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                                  ------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                        UNION SECURITY INSURANCE COMPANY

             (Exact name of registrant as specified in its charter)

                                     KANSAS

         (State or other jurisdiction of incorporation or organization)

                                      6311

            (Primary standard industrial classification code number)

                                   81-0170040

                    (I.R.S. Employer Identification Number)

                              2323 GRAND BOULEVARD
                             KANSAS CITY, MO 64108
                                 (816) 474-2345

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                RICHARD J. WIRTH
                        HARTFORD LIFE INSURANCE COMPANY
                                 P.O. BOX 2999
                        HARTFORD, CONNECTICUT 06104-2999
                                 (860) 843-1941

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------

AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
       (APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC)

                                  ------------

/X/ If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
/ / If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ / If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/X/ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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                                     PART I

MASTERS VARIABLE ANNUITY

VARIABLE ACCOUNT D
ISSUED BY:
UNION SECURITY INSURANCE COMPANY
2323 GRAND BOULEVARD
KANSAS CITY, MO 64108


ADMINISTERED BY:
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
ADDRESS UNTIL AUGUST 13, 2011:
PO BOX 5085
HARTFORD, CONNECTICUT 06102-5085



ADDRESS AFTER AUGUST 13, 2011:
PO BOX 14293
LEXINGTON, KY 40512-4293


TELEPHONE:  1-800-862-6668 (CONTRACT OWNERS)
            1-800-862-7155 (REGISTERED REPRESENTATIVES)

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This prospectus describes information you should know before you purchase the Masters Variable Annuity. Please read it carefully before you purchase your variable annuity.

Masters Variable Annuity is a contract between you and Union Security Insurance Company (formerly Fortis Benefits Insurance Company) where you agree to make at least one Premium Payment and Union Security agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:

X  Flexible, because you may add Premium Payments at any time.

X Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.

X Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.

At the time you purchase your Contract, you allocate your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Funds are part of the following Portfolio companies: Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc.

You may also allocate some or all of your Premium Payment to a Guarantee Period in our General Account. A Guarantee Period guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to a Guarantee Period are not segregated from our company assets like the assets of the Separate Account.

If you decide to buy this Contract, you should keep this prospectus for your records. You can also call us to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract, and, like this prospectus, the Statement of Additional Information is filed with the Securities and Exchange Commission ("SEC").

Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (http://www.sec.gov).

This Contract IS NOT:

-   A bank deposit or obligation

-   Federally insured

-   Endorsed by any bank or governmental agency

This Contract and its features are no longer available for sale.

--------------------------------------------------------------------------------


PROSPECTUS DATED: MAY 2, 2011



STATEMENT OF ADDITIONAL INFORMATION DATED: MAY 2, 2011

2                                           UNION SECURITY INSURANCE COMPANY

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TABLE OF CONTENTS


                                                                          PAGE
--------------------------------------------------------------------------------
DEFINITIONS                                                                    3
FEE TABLES                                                                     5
HIGHLIGHTS                                                                     7
GENERAL CONTRACT INFORMATION                                                   8
  Union Security Insurance Company                                             8
  The Separate Account                                                         8
  The Funds                                                                    9
PERFORMANCE RELATED INFORMATION                                               11
  Guarantee Periods                                                           12
THE CONTRACT                                                                  13
  Purchases and Contract Value                                                13
  Charges and Fees                                                            17
  Death Benefit                                                               18
  Surrenders                                                                  20
ANNUITY PAYOUTS                                                               21
OTHER PROGRAMS AVAILABLE                                                      23
OTHER INFORMATION                                                             25
  Legal Proceedings                                                           26
  More Information                                                            27
FEDERAL TAX CONSIDERATIONS                                                    27
INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS                          33
ACCUMULATION UNIT VALUES                                                      40
FURTHER INFORMATION ABOUT UNION SECURITY INSURANCE COMPANY                    42
TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION                     124
APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS                    125
APPENDIX II -- INVESTMENTS BY UNION SECURITY                                 127
UNION SECURITY FINANCIAL STATEMENTS                                          F-1

UNION SECURITY INSURANCE COMPANY                                           3

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DEFINITIONS

These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.

ACCOUNT: Any of the Sub-Accounts or Guarantee Periods.

ACCUMULATION PERIOD: The time after you purchase the Contract until we begin to make Annuity Payouts.

ACCUMULATION UNITS: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.

ACCUMULATION UNIT VALUE: The daily price of Accumulation Units on any Valuation Day.


ADMINISTRATIVE OFFICE: Our overnight mailing address is: 1 Griffin Street North, Windsor, CT 06095-1512. Our standard mailing address is: P.O. Box 5085, Hartford, CT 06102-5085.



AFTER AUGUST 13, 2011, OUR OVERNIGHT ADDRESS WILL BE: THE HARTFORD WEALTH MANAGEMENT -- GLOBAL ANNUITIES, 745 WEST NEW CIRCLE ROAD BUILDING 200, 1ST FLOOR, LEXINGTON, KY 40511. OUR STANDARD MAILING ADDRESS WILL BE: THE HARTFORD WEALTH MANAGEMENT -- GLOBAL ANNUITIES, PO BOX 14293, LEXINGTON, KY 40512-4293.


ANNIVERSARY VALUE: The value equal to the Contract Value as of a Contract Anniversary, adjusted for subsequent Premium Payments and partial Surrenders.

ANNUAL WITHDRAWAL AMOUNT: This is the amount you can Surrender each Contract Year without paying a Contingent Deferred Sales Charge. This amount is non-cumulative, meaning that it cannot be carried over from one year to the next.

ANNUITANT: The person on whose life the Contract is issued. The Annuitant may not be changed after your Contract is issued.

ANNUITY CALCULATION DATE: The date we calculate the first Annuity Payout.

ANNUITY COMMENCEMENT DATE: The later of the 10th Contract Anniversary or the date the Annuitant reaches age 90, unless you elect an earlier date or we, in our sole discretion, agree to postpone to another date following our receipt of an extension request.

ANNUITY PAYOUT: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.

ANNUITY PAYOUT OPTION: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.

ANNUITY PERIOD: The time during which we make Annuity Payouts.

ANNUITY UNIT: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.

ANNUITY UNIT VALUE: The daily price of Annuity Units on any Valuation Day.

BENEFICIARY: The person entitled to receive benefits pursuant to the terms of the Contract upon the death of any Contract Owner, joint Contract Owner or Annuitant.

CHARITABLE REMAINDER TRUST: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.

CODE: The Internal Revenue Code of 1986, as amended.

COMMUTED VALUE: The present value of any remaining guaranteed Annuity Payouts. This amount is calculated using the Assumed Investment Return for variable dollar amount Annuity Payouts and a rate of return determined by us for fixed dollar amount Annuity Payouts.

CONTINGENT ANNUITANT: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.

CONTINGENT DEFERRED SALES CHARGE: The deferred sales charge that may apply when you make a full or partial Surrender.

CONTRACT: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.

CONTRACT ANNIVERSARY: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.

CONTRACT OWNER, OWNER OR YOU: The owner or holder of the Contract described in this prospectus including any joint Owners. We do not capitalize "you" in the prospectus.

CONTRACT VALUE: The total value of the Accounts on any Valuation Day.

CONTRACT YEAR: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.

DEATH BENEFIT: The amount payable after the Contract Owner or the Annuitant dies.

DOLLAR COST AVERAGING: A program that allows you to systematically make transfers between Accounts available in your Contract.

GENERAL ACCOUNT: This account holds our company assets and any assets not allocated to a Separate Account.

4                                           UNION SECURITY INSURANCE COMPANY

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JOINT ANNUITANT: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

MARKET VALUE ADJUSTMENT: An adjustment that either increases or decreases the amount we pay you under certain circumstances.

NET INVESTMENT FACTOR: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.

NON-VALUATION DAY: Any day the New York Stock Exchange is not open for trading.

PAYEE: The person or party you designate to receive Annuity Payouts.

PREMIUM PAYMENT: Money sent to us to be invested in your Contract.

PREMIUM TAX: A tax charged by a state or municipality on Premium Payments.

QUALIFIED CONTRACT: A Contract that is defined as a tax-qualified retirement plan in the Code.

REQUIRED MINIMUM DISTRIBUTION: A federal requirement that individuals age 70 1/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 70 1/2 or upon retirement, whichever comes later.

SUB-ACCOUNT VALUE: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.

SURRENDER: A complete or partial withdrawal from your Contract.

SURRENDER VALUE: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value is equal to the Contract Value minus any applicable charges (subject to rounding) and increased or decreased, as applicable, by any Market Value Adjustment.

UNION SECURITY: Union Security Insurance Company, the company that issued this Contract.

VALUATION DAY: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4:00 p.m. Eastern Time.

VALUATION PERIOD: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.

UNION SECURITY INSURANCE COMPANY                                           5

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                                   FEE TABLES

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT.

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU PURCHASE THE CONTRACT OR SURRENDER THE CONTRACT. CHARGES FOR STATE PREMIUM TAXES MAY ALSO BE DEDUCTED WHEN YOU PURCHASE THE CONTRACT, UPON SURRENDER OR WHEN WE START TO MAKE ANNUITY PAYOUTS.

                                                                                                         DURING
                                                                                                      ACCUMULATION
                                                                                                         PERIOD
------------------------------------------------------------------------------------------------------------------
CONTRACT OWNER TRANSACTION EXPENSES
Sales Charge Imposed on Purchases (as a percentage of Premium Payments)                                   None
Maximum Contingent Deferred Sales Charge (as a percentage of Premium Payments) (1)                              7%
  First Year (2)                                                                                                7%
  Second Year                                                                                                   6%
  Third Year                                                                                                    5%
  Fourth Year                                                                                                   4%
  Fifth Year                                                                                                    3%
  Sixth Year                                                                                                    2%
  Seventh Year                                                                                                  1%
  Eighth Year                                                                                                   0%

(1) Each Premium Payment has its own Contingent Deferred Sales Charge schedule. The Contingent Deferred Sales Charge is not assessed on partial Surrenders which do not exceed the Annual Withdrawal Amount.

(2)  Length of time from Premium Payment.

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY AND ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING FEES AND EXPENSES OF THE UNDERLYING FUNDS.

SEPARATE ACCOUNT ANNUAL EXPENSES (as a percentage of average daily Sub-Account value)
  Mortality and Expense Risk Charge                                                                       1.25%
  Administrative Charge                                                                                   0.10%
  Total Separate Account Annual Expenses                                                                  1.35%

THIS TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL ANNUAL FUND OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS THAT YOU MAY PAY ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH FUND.


                                                                   MINIMUM            MAXIMUM
--------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                 0.34%              0.88%
(these are expenses that are deducted from Fund assets,
including management fees, Rule 12b-1 distribution
and/or service fees, and other expenses)

6                                           UNION SECURITY INSURANCE COMPANY

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EXAMPLE

THIS EXAMPLE IS INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, MAXIMUM SEPARATE ACCOUNT ANNUAL EXPENSES, AND TOTAL ANNUAL FUND OPERATING EXPENSES.

THE EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:


(1)  If you Surrender your Contract at the end of the applicable time period:



1 year                                                                      $894
3 years                                                                   $1,305
5 years                                                                   $1,707
10 years                                                                  $2,586



(2)  If you annuitize at the end of the applicable time period:



1 year                                                                      $229
3 years                                                                     $705
5 years                                                                   $1,207
10 years                                                                  $2,586



(3)  If you do not Surrender your Contract:



1 year                                                                      $229
3 years                                                                     $705
5 years                                                                   $1,207
10 years                                                                  $2,586


CONDENSED FINANCIAL INFORMATION

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When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. For more information on how Accumulation Unit Values are calculated see "How is the value of my Contract calculated before the Annuity Commencement Date?". Please refer to the section entitled: "Accumulation Unit Values" in this prospectus for information regarding Accumulation Unit Values.

UNION SECURITY INSURANCE COMPANY                                           7

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HIGHLIGHTS

WHAT TYPE OF SALES CHARGE WILL I PAY?

We may charge you a Contingent Deferred Sales Charge when you partially or fully Surrender your Contract. The Contingent Deferred Sales Charge will depend on the amount you choose to Surrender and the length of time the Premium Payment you made has been in your Contract.

The percentage used to calculate the Contingent Deferred Sales Charge is equal to:

NUMBER OF YEARS FROM     CONTINGENT DEFERRED
   PREMIUM PAYMENT           SALES CHARGE
-----------------------------------------------
          1                        7%
          2                        6%
          3                        5%
          4                        4%
          5                        3%
          6                        2%
          7                        1%
      8 or more                    0%

You won't be charged a Contingent Deferred Sales Charge on:

X  The Annual Withdrawal Amount

X Premium Payments or earnings that have been in your Contract for more than seven years

X  Distributions made due to death

X  Distributions under a program for substantially equal periodic payments

X  Most payments we make to you as Annuity Payouts

WHAT CHARGES WILL I PAY ON AN ANNUAL BASIS?

You pay the following charges each year:

- MORTALITY AND EXPENSE RISK CHARGE -- This charge is deducted daily and is equal to an annual charge of 1.25% of your Contract Value invested in the Sub-Accounts.

- ADMINISTRATIVE CHARGE -- This is a charge for administration. It is deducted daily and is equal to an annual charge of 0.10% of the Contract Value held in the Sub-Accounts.

- ANNUAL FUND OPERATING EXPENSES -- These are charges for the Funds. See the Funds' prospectuses for more complete information.

Charges and fees may have a significant impact on Contract Values and the investment performance of Sub-Accounts. This impact may be more significant with Contracts with lower Contract Values.

CAN I TAKE OUT ANY OF MY MONEY?

You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts.

- You may have to pay income tax on the money you take out and, if you Surrender before you are age 59 1/2, you may have to pay an income tax penalty.
- You may have to pay a Contingent Deferred Sales Charge and a Market Value Adjustment on the amount you Surrender.

IS THERE A MARKET VALUE ADJUSTMENT?

Surrenders and other withdrawals from a Guarantee Period in our General Account more than fifteen days from the end of a Guarantee Period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. A Market Value Adjustment will also be applied to any General Account value that is transferred from the General Account to other Sub-Accounts before the end of the Guarantee Period. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment".

WHAT INVESTMENT CHOICES ARE AVAILABLE?

You may allocate your Premium Payment or Contract Values among the following investment choices:

-   The variable Sub-Accounts that invest in underlying Funds; and/or

- One or more Guarantee Periods, which may be subject to a Market Value Adjustment.

Guarantee Periods are not available for Contracts issued in Pennsylvania or Nevada.

WILL UNION SECURITY PAY A DEATH BENEFIT?

There is a Death Benefit if the Contract Owner or the Annuitant dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from the Beneficiary.

If your Contract was issued with the Enhanced Death Benefit Rider and death occurs before the earlier of the Contract Owner's or Annuitant's 75th birthday, the Death Benefit is the greatest of:

- The total Premium Payments you have made to us minus the dollar amount of partial Surrenders, compounded annually at 3% and capped at a maximum of 200% of total Premium Payments minus the dollar amount of any partial Surrenders (the "Rollup Amount"); or

- The Contract Value of your Contract adjusted for any applicable Market Value Adjustment; or

8                                           UNION SECURITY INSURANCE COMPANY

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- The Contract Value on the last Contract Seven Year Anniversary before the earlier of the date of death, or the Contract Owner's or the Annuitant's 75th birthday, adjusted for any applicable Market Value Adjustment, minus the dollar amount of any partial Surrenders since that Seven Year Anniversary.

Your Contract's Seven Year Anniversary is the seventh anniversary of the date your Contract was issued, and each following seventh anniversary of that date.

See "Death Benefit" for a complete description for the Death Benefit applicable to your Contract.

WHAT ANNUITY PAYOUT OPTIONS ARE AVAILABLE?

When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and Full Survivor Life Annuity, and Joint and 1/2 Contingent Survivor Life Annuity. We may make other Annuity Payout Options available at any time.

You must begin to take payouts by the Annuitant's 110th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. You cannot begin to take Annuity Payouts until the completion of the 2nd Contract Year. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments for a Period Certain Payout Option with a ten-year period certain payment option. Depending on the investment allocation of your Contract in effect on the Annuity Commencement Date, we will make Automatic Annuity Payouts that are:

-   fixed dollar amount Automatic Annuity Payouts,

-   variable dollar amount Automatic Annuity Payouts, or

- a combination of fixed dollar amount and variable dollar amount Automatic Annuity Payouts.

GENERAL CONTRACT INFORMATION

UNION SECURITY INSURANCE COMPANY

Union Security Insurance Company ("Union Security" or the "Company") is the issuer of the Contracts. Union Security is a Kansas corporation founded in 1910. It is qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York.


Union Security is a wholly owned subsidiary of Assurant, Inc. ("Assurant" or the "Parent") and Assurant is the ultimate parent of Union Security Insurance Company. Assurant is a premier provider of specialized insurance products and related services in North America and selected other international markets. Its stock is traded on the New York Stock Exchange under the symbol AIZ.


All of the guarantees and commitments under the contracts are general obligations of Union Security. None of Union Security's affiliated companies has any legal obligation to back Union Security's obligations under the contracts.

On April 1, 2001, Union Security entered into an agreement with Hartford Life and Annuity Insurance Company ("Hartford") to co-insure the obligations of Union Security under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford's offices are located in Simsbury, Connecticut. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.

THE SEPARATE ACCOUNT

The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract. The Separate Account was established on October 14, 1987 as "Variable Account D" and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Union Security or Hartford. The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate Account:

- Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

- Is not subject to the liabilities arising out of any other business Union Security or Hartford may conduct.

- Is not affected by the rate of return of Union Security's General Account or Hartford's General Account or by the investment performance of any of Union Security's or Hartford's other Separate Accounts.

- May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.

- Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.

We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.

UNION SECURITY INSURANCE COMPANY                                           9

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THE FUNDS


FUNDING OPTION                                  INVESTMENT OBJECTIVE SUMMARY                INVESTMENT ADVISER/SUB-ADVISER
---------------------------------------------------------------------------------------------------------------------------------
HARTFORD HLS SERIES FUND II, INC.
 HARTFORD GROWTH OPPORTUNITIES HLS FUND  Seeks capital appreciation                   HL Investment Advisors, LLC
  -- CLASS IA                                                                         Sub-advised by Wellington Management
                                                                                      Company, LLP
 HARTFORD SMALL/MID CAP EQUITY HLS FUND  Seeks long-term growth of capital            HL Investment Advisors, LLC
  -- CLASS IA                                                                         Sub-advised by Hartford Investment
                                                                                      Management Company
 HARTFORD SMALLCAP GROWTH HLS FUND --    Seeks long-term capital appreciation         HL Investment Advisors, LLC
  CLASS IA                                                                            Sub-advised by Wellington Management
                                                                                      Company, LLP
 HARTFORD U.S. GOVERNMENT SECURITIES     Seeks to maximize total return while         HL Investment Advisors, LLC
  HLS FUND -- CLASS IA                   providing shareholders with a high level of  Sub-advised by Hartford Investment
                                         current income consistent with prudent       Management Company
                                         investment risk
HARTFORD SERIES FUND, INC.
 HARTFORD ADVISERS HLS FUND -- CLASS IA  Seeks maximum long-term total return         HL Investment Advisors, LLC
                                                                                      Sub-advised by Wellington Management
                                                                                      Company, LLP
 HARTFORD CAPITAL APPRECIATION HLS FUND  Seeks growth of capital                      HL Investment Advisors, LLC
  -- CLASS IA                                                                         Sub-advised by Wellington Management
                                                                                      Company, LLP
 HARTFORD DISCIPLINED EQUITY HLS FUND    Seeks growth of capital                      HL Investment Advisors, LLC
  -- CLASS IA                                                                         Sub-advised by Wellington Management
                                                                                      Company, LLP
 HARTFORD DIVIDEND AND GROWTH HLS FUND   Seeks a high level of current income         HL Investment Advisors, LLC
  -- CLASS IA                            consistent with growth of capital            Sub-advised by Wellington Management
                                                                                      Company, LLP
 HARTFORD GLOBAL GROWTH HLS FUND --      Seeks growth of capital                      HL Investment Advisors, LLC
  CLASS IA                                                                            Sub-advised by Wellington Management
                                                                                      Company, LLP
 HARTFORD GROWTH HLS FUND -- CLASS IA    Seeks long-term capital appreciation         HL Investment Advisors, LLC
                                                                                      Sub-advised by Wellington Management
                                                                                      Company, LLP
 HARTFORD HIGH YIELD HLS FUND -- CLASS   Seeks high current income with growth of     HL Investment Advisors, LLC
  IA                                     capital as a secondary objective             Sub-advised by Hartford Investment
                                                                                      Management Company
 HARTFORD INDEX HLS FUND -- CLASS IA     Seeks to provide high current income, and    HL Investment Advisors, LLC
                                         long-term total return                       Sub-advised by Hartford Investment
                                                                                      Management Company
 HARTFORD INTERNATIONAL OPPORTUNITIES    Seeks long-term growth of capital            HL Investment Advisors, LLC
  HLS FUND -- CLASS IA                                                                Sub-advised by Wellington Management
                                                                                      Company, LLP
 HARTFORD MIDCAP VALUE HLS FUND --       Seeks long-term capital appreciation         HL Investment Advisors, LLC
  CLASS IA +                                                                          Sub-advised by Wellington Management
                                                                                      Company, LLP
 HARTFORD MONEY MARKET HLS FUND --       Maximum current income consistent with       HL Investment Advisors, LLC
  CLASS IA*                              liquidity and preservation of capital        Sub-advised by Hartford Investment
                                                                                      Management Company
 HARTFORD STOCK HLS FUND -- CLASS IA     Seeks long-term growth of capital            HL Investment Advisors, LLC
                                                                                      Sub-advised by Wellington Management
                                                                                      Company, LLP

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FUNDING OPTION                                  INVESTMENT OBJECTIVE SUMMARY                INVESTMENT ADVISER/SUB-ADVISER
---------------------------------------------------------------------------------------------------------------------------------
 HARTFORD TOTAL RETURN BOND HLS FUND --  Seeks a competitive total return, with       HL Investment Advisors, LLC
  CLASS IA                               income as a secondary objective              Sub-advised by Hartford Investment
                                                                                      Management Company
 HARTFORD VALUE HLS FUND -- CLASS IA     Seeks long-term total return                 HL Investment Advisors, LLC
                                                                                      Sub-advised by Wellington Management
                                                                                      Company, LLP



+    Closed to new and subsequent Premium Payments and transfers of Contract
     Value.



We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing.

The Funds may not be available in all states.

MIXED AND SHARED FUNDING -- Shares of the Funds may be sold to our other separate accounts and our insurance company affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund. There are certain risks associated with mixed and shared funding. These are risks disclosed in the Funds' prospectus.

Certain underlying Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the diversification requirements of Code Section 817(h), which could have adverse tax consequences for Contract Owners with premiums allocated to the affected Funds. See "Federal Tax Considerations" for more information.

VOTING RIGHTS -- We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Fund's shareholder meetings. To the extent required by federal securities laws or regulations, we will:

- Notify you of any Fund shareholders' meeting if the shares held for your Contract may be voted.

- Send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract.

-   Arrange for the handling and tallying of proxies received from Contract
    Owners.

- Vote all Fund shares attributable to your Contract according to instructions received from you, and

- Vote all Fund shares for which no voting instructions are received in the same proportion as shares for which instructions have been received.

If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any shareholder meeting at which shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease. As a result of proportional voting, a small number of Contract Owners could determine the outcome of a proposition subject to shareholder vote.

SUBSTITUTIONS, ADDITIONS, OR DELETIONS OF FUNDS -- We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Sub-Accounts. Unless otherwise directed, investment instructions will be automatically updated to reflect the Fund surviving after any merger, substitution or liquidation.

We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.

In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.

ADMINISTRATIVE AND DISTRIBUTION SERVICES -- Union Security has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these

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agreements, Union Security, or its agents, provide administrative and distribution related services and the Funds pay fees that are usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family and may include fees under a distribution and/or servicing plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940.


FEES WE RECEIVE FROM FUNDS AND RELATED PARTIES -- We receive substantial and varying administrative service payments and Rule 12b-1 fees from certain Funds or related parties. These types of payments and fees are sometimes referred to as "revenue sharing" payments. We consider revenue sharing payments and fees among a number of factors when deciding to add or keep a fund on the menu of Funds that we offer through the Contract. We collect these payments and fees under agreements between us and a Fund's principal underwriter, transfer agent, investment adviser and/or other entities related to the Fund. We expect to make a profit on these fees.



The availability of these types of arrangements creates an incentive for us to seek and offer Funds (and classes of shares of such Funds) that pay us revenue sharing. Other funds (or available classes of shares) may have lower fees and better overall investment performance.



As of December 31, 2010, we have entered into arrangements to receive administrative service payments and/or Rule 12b-1 fees from each of the following Fund complexes (or affiliated entities): AllianceBernstein Variable Products Series Funds & Alliance Bernstein Investments, American Century Investment Services, Inc, DWS Scudder Distrubutors, Inc, Federated Sercurites Corp, HL Investment Advisors, LLC, ING Fund Services, Invesco Advisors Inc., MFS Fund Distributors, Inc. & Massachusetts Financial Services Company, Nationwide Fund Distributors LLC, Nationwide Fund Advisors, Neuberger Berman Management Inc, Pioneer Variable Contracts Trust & Pioneer Investment Management, Inc. & Pioneer Funds Distributor, Inc., Van Eck Securities Corp; Van Eck Fund, Inc; Van Eck World Wide Investment Trust Funds, LLC, and Wells Fargo Variable Trust & Wells Fargo Fund Management, LLC.



We are affiliated with Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (collectively, the "HLS Funds") based on our affiliation with their investment advisers HL Investment Advisors, LLC and Hartford Investment Management Company. In addition to investment advisory fees, we, or our other insurance company affiliates, receive fees to provide, among other things, administrative, processing, accounting and shareholder services for the HLS Funds.



Not all Fund complexes pay the same amounts of revenue sharing payments and/or Rule 12b-1 fees. Therefore, the amount of fees we collect may be greater or smaller based on the Funds you select. Revenue sharing and Rule 12b-1 fees did not exceed 0.50% and 0.35%, respectively, in 2010, of the annual percentage of the average daily net assets (for instance, in 2010, assuming that you invested in a Fund that paid us the maximum fees and you maintained a hypothetical average balance of $10,000, we would collect $85 from that fund). We will endeavor to update this listing annually and interim arrangements may not be reflected. For the fiscal year ended December 31, 2010, revenue sharing and Rule 12b-1 fees did not exceed approximately $53,000. These fees do not take into consideration indirect benefits received by offering HLS Funds as investment options.


PERFORMANCE RELATED INFORMATION

The Separate Account may advertise certain performance-related information concerning the Sub-Accounts, Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.

When a Sub-Account advertises its standardized total return, it will usually be calculated from the date of either the Separate Account's inception or the Sub-Account's inception, whichever is later, for one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period. Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge, Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.

The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for Contingent Deferred Sales Charge or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.

If applicable, the Sub-Accounts may advertise yield in addition to total return. This yield is based on the 30-day SEC yield of the underlying Fund less the recurring charges at the Separate Account level.

A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is

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assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is calculated similarly but when annualized, the income earned by the investment is compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.

We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.

GUARANTEE PERIODS

Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guarantee Period. However, you may reallocate your Contract Value to different then available Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the end of your previous Guarantee Period. We will notify you at least 45 days and not more than 75 days before the end of your Guarantee Period.

Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We will, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 3%. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 3%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Purchase Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods. You may obtain this information from our home office or from your sales representative at any time.

The maximum amount you can invest in a Guarantee Period is $500,000.

We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:

-   the duration of a Guarantee Period,

-   regulatory and tax requirements,

-   sales and administrative expenses we bear,

-   risks we assume,

-   our profitability objectives, and

-   general economic trends.

Guarantee Periods are not available for Contracts issued in Pennsylvania or Nevada.

MARKET VALUE ADJUSTMENT

Except as described below, we will apply a Market Value Adjustment to any general account value that is surrendered, transferred, or otherwise paid out (annuitized) before the end of a Guarantee Period. For example, we will apply a Market Value Adjustment to the general account value that we pay as an amount applied to an Annuity Payout option, or as an amount paid as a single sum in lieu of an Annuity Payout.

The purpose of the Market Value Adjustment is to generally transfer the risk to you of prematurely liquidating your investment. The Market Value Adjustment reflects both the amount of time left in your Guarantee period and the difference between the rate of interest credited to your current Guarantee period and the interest rate we are crediting to a new Guarantee Period with a duration equal to the amount of time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than the sum of the new Guarantee Period interest rate and the Market Value Adjustment factor, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee Period's rate of interest is higher than the sum of the rate of interest we are crediting for the new Guarantee Period and the Market Value Adjustment factor, then the application of the Market Value Adjustment will increase the amount you receive or transfer. You will find a sample Market Value Adjustment calculation in Appendix I.

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We do not apply a Market Value Adjustment to withdrawals and transfers of the general account value in the following circumstances:

    1.   Death benefits paid pursuant to a Contract;

    2.   Surrenders or transfers from the one-year Guarantee Period;

    3. Surrenders during a 30 day period that begins 15 days before the end of the Guarantee Period in which the general account value was being held, and that ends 15 days after the end of the Guarantee Period in which the general account value was being held; and

    4. Surrenders or transfers from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal company program. We may impose conditions and limitations on any formal company program for the withdrawal or transfer of general account values. Ask your representative about the availability of such a program in your state and applicable conditions and limitations.

THE CONTRACT

PURCHASES AND CONTRACT VALUE

WHAT TYPES OF CONTRACTS ARE AVAILABLE?

The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:

- Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;

-   Individual Retirement Annuities adopted according to Section 408 of the
    Code;

- Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state; and

- Certain eligible deferred compensation plans as defined in Section 457 of the Code.

We will no longer accept additional Premium Payments into any individual annuity contract funded through a 403(b) plan.

The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.

HOW DO I PURCHASE A CONTRACT?

This Contract is no longer available for new sales.

Premium Payments sent to us must be made in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered to be in good order.

Premium Payments may not exceed $1 million without our prior approval. We reserve the right to impose special conditions on anyone who seeks our approval to exceed this limit.

You and your Annuitant must not be older than age 85 on the date that your Contract is issued. You must be of minimum legal age in the state where the Contract is being purchased or a guardian must act on your behalf. Optional riders are subject to additional maximum issue age restrictions.

It is important that you notify us if you change your address. If your mail is returned to us, we are likely to suspend future mailings until an updated address is obtained. In addition, we may rely on a third party, including the US Postal Service, to update your current address. Failure to give us a current address may result in payments due and payable on your annuity contract being considered abandoned property under state law, and remitted to the applicable state.

HOW ARE PREMIUM PAYMENTS APPLIED TO MY CONTRACT?

Your initial Premium Payment will be invested within two Valuation Days of our receipt of both a properly completed application order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions on record. We will send you a confirmation when we invest your Premium Payment.

If the request or other information accompanying the initial Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days (from the Valuation Day that we actually receive your initial Premium Payment at our Administrative Office together with the Premium Payment) while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium

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Payment if you authorize us to keep it until you provide the necessary information.

CAN I CANCEL MY CONTRACT AFTER I PURCHASE IT?

If, for any reason, you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.

Unless otherwise required by state law, we will pay you your Contract Value as of the Valuation Date we receive your request to cancel and will refund any sales or contract charges incurred during the period you owned the Contract. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Account. This means that you bear the risk of any decline in your Contract Value until we receive your notice of cancellation. In certain states, however, we are required to return your Premium Payment without deduction for any fees or charges.

HOW IS THE VALUE OF MY CONTRACT CALCULATED BEFORE THE ANNUITY COMMENCEMENT DATE?

The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. On any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you make to your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.

To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.

The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:

- The net asset value per share plus applicable distributions per share of each Fund at the end of the current Valuation Day divided by

- The net asset value per share of each Fund at the end of the prior Valuation Day; multiplied by

- The daily expense factor for the mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.

We will send you a statement at least annually, which tells you how many Accumulation Units you have, their value and your total Contract Value.

A Contract's Guarantee Period value is guaranteed by Union Security. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 4% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its general account values in each Guarantee Period on that date. The general account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

- The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less

-   The amount of any transfers or Surrenders out of the Guarantee Period.

CAN I TRANSFER FROM ONE INVESTMENT CHOICE TO ANOTHER?

Subject to the restrictions below, you may transfer Contract Value:

-   From a Sub-Account to another Sub-Account;

-   From a Sub-Account to a Guarantee Period;

-   From a Guarantee Period to a Sub-Account;

-   From a Guarantee Period to another Guarantee Period.

Transfers from a Guarantee Period may be subject to a Market Value Adjustment.

CAN I TRANSFER FROM ONE SUB-ACCOUNT TO ANOTHER?

You may make transfers between the Sub-Accounts offered in this Contract according to our policies and procedures as amended from time to time.

WHAT IS A SUB-ACCOUNT TRANSFER?

A Sub-Account transfer is a transaction requested by you that involves reallocating part or all of your Contract Value among the Funds available in your Contract. Your transfer request will be processed as of the end of the Valuation Day that it received is in good order. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation.

WHAT HAPPENS WHEN I REQUEST A SUB-ACCOUNT TRANSFER?

Many Contract Owners request Sub-Account transfers. Some request transfers into (purchases) a particular Sub-Account, and others request transfers out of (redemptions) a particular Sub-Account. In addition, some Contract Owners allocate new

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Premium Payments to Sub-Accounts, and others request Surrenders. We combine all the daily requests to transfer out of a Sub-Account along with all Surrenders from that Sub-Account and determine how many shares of that Fund we would need to sell to satisfy all Contract Owners' "transfer-out" requests. At the same time, we also combine all the daily requests to transfer into a particular Sub-Account or new Premium Payments allocated to that Sub-Account and determine how many shares of that Fund we would need to buy to satisfy all Contract Owners' "transfer-in" requests.

In addition, many of the Funds that are available as investment options in our variable annuity products are also available as investment options in variable life insurance policies, retirement plans, funding agreements and other products offered by us or our affiliates. Each day, investors and participants in these other products engage in similar transfer transactions.

We take advantage of our size and available technology to combine sales of a particular Fund for many of the variable annuities, variable life insurance policies, retirement plans, funding agreements or other products offered by us or our affiliates. We also combine many of the purchases of that particular Fund for many of the products we offer. We then "net" these trades by offsetting purchases against redemptions. Netting trades has no impact on the net asset value of the Fund shares that you purchase or sell. This means that we sometimes reallocate shares of a Fund rather than buy new shares or sell shares of the Fund.

For example, if we combine all transfer-out (redemption) requests and Surrenders of a stock Fund Sub-Account with all other sales of that Fund from all our other products, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Contract Owners and the owners of other products offered by us, want to transfer-in (purchase) an amount equal to $300,000 of that same Fund, then we would send a sell order to the Fund for $700,000 (a $1 million sell order minus the purchase order of $300,000) rather than making two or more transactions.

WHAT RESTRICTIONS ARE THERE ON MY ABILITY TO MAKE A SUB-ACCOUNT TRANSFER?

FIRST, YOU MAY MAKE ONLY ONE SUB-ACCOUNT TRANSFER REQUEST EACH DAY. We limit each Contract Owner to one Sub-Account transfer request each Valuation Day. We count all Sub-Account transfer activity that occurs on any one Valuation Day as one "Sub-Account transfer;" however, you cannot transfer the same Contract Value more than once a Valuation Day.

EXAMPLES

TRANSFER REQUEST PER VALUATION DAY                                 PERMISSIBLE?
--------------------------------------------------------------------------------
Transfer $10,000 from a money market Sub-Account to a growth           Yes
Sub-Account
Transfer $10,000 from a money market Sub-Account to any number         Yes
of other Sub-Accounts (dividing the $10,000 among the other
Sub-Accounts however you chose)
Transfer $10,000 from any number of different Sub-Accounts to          Yes
any number of other Sub-Accounts
Transfer $10,000 from a money market Sub-Account to a growth            No
Sub-Account and then, before the end of that same Valuation Day, transfer the same $10,000 from the growth Sub-Account to an
international Sub-Account

SECOND, YOU ARE ALLOWED TO SUBMIT A TOTAL OF 20 SUB-ACCOUNT TRANSFERS EACH CONTRACT YEAR (THE "TRANSFER RULE") BY U.S. MAIL, VOICE RESPONSE UNIT, INTERNET OR TELEPHONE.Once you have reached the maximum number of Sub-Account transfers, you may only submit any additional Sub-Account transfer requests and any trade cancellation requests in writing through U.S. Mail or overnight delivery service. In other words, Voice Response Unit, Internet or telephone transfer requests will not be honored. We may, but are not obligated to, notify you when you are in jeopardy of approaching these limits. For example, we will send you a letter after your 10th Sub-Account transfer to remind you about the Transfer Rule. After your 20th transfer request, our computer system will not allow you to do another Sub-Account transfer by telephone, Voice Response Unit or via the Internet. You will then be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.

We reserve the right to aggregate your Contracts (whether currently existing or those recently surrendered) for the purposes of enforcing these restrictions.

The Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of a Company-sponsored asset allocation or Dollar Cost Averaging program. Reallocations made based on a Fund merger, substitution or liquidation also do not count toward this transfer limit. Restrictions may vary based on state law.

We make no assurances that the Transfer Rule is or will be effective in detecting or preventing market timing.

THIRD, POLICIES HAVE BEEN DESIGNED TO RESTRICT EXCESSIVE SUB-ACCOUNT
TRANSFERS. You should not purchase this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, don't purchase this Contract if you plan to engage in "market timing," which includes frequent transfer activity into and out of the same Fund, or frequent Sub-Account transfers in order to exploit any inefficiencies in the pricing of a Fund. Even

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if you do not engage in market timing, certain restrictions may be imposed on you, as discussed below:

Generally, you are subject to Fund trading policies, if any. We are obligated to provide, at the Fund's request, tax identification numbers and other shareholder identifying information contained in our records to assist Funds in identifying any pattern or frequency of Sub-Account transfers that may violate their trading policy. In certain instances, we have agreed to serve as a Fund's agent to help monitor compliance with that Fund's trading policy.

We are obligated to follow each Fund's instructions regarding enforcement of their trading policy. Penalties for violating these policies may include, among other things, temporarily or permanently limiting or banning you from making Sub-Account transfers into a Fund or other funds within that fund complex. We are not authorized to grant exceptions to a Fund's trading policy. Please refer to each Fund's prospectus for more information. Transactions that cannot be processed because of Fund trading policies will be considered not in good order.

In certain circumstances, fund trading policies do not apply or may be limited. For instance:

- Certain types of financial intermediaries may not be required to provide us with shareholder information.

- "Excepted funds" such as money market funds and any Fund that affirmatively permits short-term trading of its securities may opt not to adopt this type of policy. This type of policy may not apply to any financial intermediary that a Fund treats as a single investor.

- A Fund can decide to exempt categories of contract holders whose contracts are subject to inconsistent trading restrictions or none at all.

- Non-shareholder initiated purchases or redemptions may not always be monitored. These include Sub-Account transfers that are executed: (i) automatically pursuant to a company- sponsored contractual or systematic program such as transfers of assets as a result of "dollar cost averaging" programs, asset allocation programs, automatic rebalancing programs, annuity payouts, loans, or systematic withdrawal programs; (ii) as a result of the payment of a Death Benefit; (iii) as a step-up in Contract Value pursuant to a Contract Death Benefit or guaranteed minimum withdrawal benefit; (iv) as a result of any deduction of charges or fees under a Contract; or (v) as a result of payments such as loan repayments, scheduled contributions, scheduled withdrawals or surrenders, retirement plan salary reduction contributions, or planned premium payments.

POSSIBILITY OF UNDETECTED ABUSIVE TRADING OR MARKET TIMING. We may not be able to detect or prevent all abusive trading or market timing activities. For instance,

- Since we net all the purchases and redemptions for a particular Fund for this and many of our other products, transfers by any specific market timer could be inadvertently overlooked.

- Certain forms of variable annuities and types of Funds may be attractive to market timers. We cannot provide assurances that we will be capable of addressing possible abuses in a timely manner.

- These policies apply only to individuals and entities that own this Contract or have the right to make transfers (regardless of whether requests are made by you or anyone else acting on your behalf). However, the Funds that make up the Sub-Accounts of this Contract are also available for use with many different variable life insurance policies, variable annuity products and funding agreements, and are offered directly to certain qualified retirement plans. Some of these products and plans may have less restrictive transfer rules or no transfer restrictions at all.

- In some cases, we were unable to count the number of Sub-Account transfers requested by group annuity participants co-investing in the same Funds ("Participants") or enforce the Transfer Rule because we do not keep Participants' account records for a Contract. In those cases, the Participant account records and Participant Sub-Account transfer information are kept by such owners or its third party service provider. These owners and third party service providers may provide us with limited information or no information at all regarding Participant Sub-Account transfers.

HOW AM I AFFECTED BY FREQUENT SUB-ACCOUNT TRANSFERS?

We are not responsible for losses or lost investment opportunities associated with the effectuation of these policies. Frequent Sub-Account transfers may result in the dilution of the value of the outstanding securities issued by a Fund as a result of increased transaction costs and lost investment opportunities typically associated with maintaining greater cash positions. This can adversely impact Fund performance and, as a result, the performance of your Contract. This may also lower the Death Benefit paid to your Beneficiary or lower Annuity Payouts for your Payee as well as reduce value of other optional benefits available under your Contract.

Separate Account investors could be prevented from purchasing Fund shares if we reach an impasse on the execution of a Fund's trading instructions. In other words, a Fund complex could refuse to allow new purchases of shares by all our variable product investors if the Fund and we cannot reach a mutually acceptable agreement on how to treat an investor who, in a Fund's opinion, has violated the Fund's trading policy.

In some cases, we do not have the tax identification number or other identifying information requested by a Fund in our records. In those cases, we rely on the Contract Owner to provide the information. If the Contract Owner does not provide the information, we may be directed by the Fund to restrict the Contract Owner from further purchases of Fund shares. In those cases, all participants under a plan funded by the Contract will also be precluded from further purchases of Fund shares.

POWER OF ATTORNEY -- You may authorize another person to make transfers on your behalf by submitting a completed

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power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.

TRANSFERS BETWEEN THE SUB-ACCOUNTS AND GUARANTEE PERIODS -- You may transfer from the Sub-Accounts to a Guarantee Period or from one Guarantee Period to another Guarantee Period. Transfers from a Guarantee Period are subject to a Market Value Adjustment if the transfer is:

- more than 15 days before or 15 days after the expiration of the existing Guarantee Period, or

- are not part of a formal Union Security program for the transfer of general account value.

The amount of any positive or negative Market Value Adjustment will be added or deducted from the transferred amount.

GENERAL ACCOUNT TRANSFER RESTRICTIONS -- We reserve the right to defer transfers from the general account for up to 6 months from the date of your request (a "transfer moratorium"). After any transfer, you must wait six months before moving Sub-Account Values back to a Guarantee Period in the general account. After the Annuity Commencement Date, you may not make transfers from the general account.

We generally intend to enforce these restrictions during periods of extreme volatility within the U.S. stock markets or when we have significant concerns about disintermediation. If we enforce this restriction:

- The last then effective Guarantee Period and guaranteed interest rate will remain in effect until the end of the transfer moratorium;

- The Market Value Adjustment will take into consideration the amount of time consumed by the transfer moratorium only with regard to the Guaranteed Period during which the transfer moratorium was declared; and

- Rates of interest that we will credit for the new Guaranteed Period will be automatically reset to the rate of interest we declare as of the conclusion of the transfer moratorium.

CHARGES AND FEES

The following charges and fees are associated with the Contract:

THE CONTINGENT DEFERRED SALES CHARGE

The Contingent Deferred Sales Charge covers some of the expenses relating to the sale and distribution of the Contract, including commissions paid to registered representatives and the cost of preparing sales literature and other promotional activities.

We assess a Contingent Deferred Sales Charge when you request a full or partial Surrender. The percentage of the Contingent Deferred Sales Charge is based on how long your Premium Payments have been in the Contract. The Contingent Deferred Sales Charge will not exceed the total amount of the Premium Payments made. Each Premium Payment has its own Contingent Deferred Sales Charge schedule. Premium Payments are Surrendered in the order in which they were received. The longer you leave your Premium Payments in the Contract, the lower the Contingent Deferred Sales Charge will be when you Surrender.

The Contingent Deferred Sales Charge is a percentage of the amount Surrendered and is equal to:

NUMBER OF YEARS FROM     CONTINGENT DEFERRED
   PREMIUM PAYMENT           SALES CHARGE
-----------------------------------------------
          1                        7%
          2                        6%
          3                        5%
          4                        4%
          5                        3%
          6                        2%
          7                        1%
      8 or more                    0%

THE FOLLOWING SURRENDERS ARE NOT SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE:

- ANNUAL WITHDRAWAL AMOUNT -- During the first seven years from each Premium Payment, you may, each Contract Year, take partial Surrenders up to 10% of the total Premium Payments. If you do not take 10% one year, you may not take more than 10% the next year. These amounts are different for group unallocated Contracts and Contracts issued to a Charitable Remainder Trust.

- SURRENDERS MADE FROM PREMIUM PAYMENTS INVESTED FOR MORE THAN SEVEN YEARS -- After the seventh Contract Year, you may take the total of: (a) all Premium Payments held in your Contract for more than seven years, and (b) 10% of Premium Payments made during the last seven years and (c) all of your earnings.

UNDER THE FOLLOWING SITUATIONS, THE CONTINGENT DEFERRED SALES CHARGE IS WAIVED:

- Upon eligible confinement as described in the Waiver of Sales Charge Rider. We will waive any Contingent Deferred Sales Charge applicable to a partial or full Surrender if you, the joint owner or the Annuitant, is confined for at least 60 calendar days to a: (a) facility recognized as a general hospital by the proper authority of the state in which it is located; or (b) facility recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; or (c) facility certified as a hospital or long-term care facility; or (d) nursing home licensed by the state in which it is located and offers the services of a registered nurse 24 hours a day. If you, the joint owner or

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  the Annuitant is confined when you purchase the Contract, this waiver is not available. For it to apply, you must: (a) have owned the Contract continuously since it was issued, (b) provide written proof of confinement satisfactory to us, and (c) request the Surrender within 60 calendar days of the last day of confinement. This waiver may not be available in all states. This waiver is also not available for confinements due to substance abuse or mental disorders without a demonstrable organic disease. Please contact your Registered Representative or us to determine if it is available for you.

- For Required Minimum Distributions. This allows Annuitants who are age 70 1/2 or older, with a Contract held under an Individual Retirement Account or 403(b) plan, to Surrender an amount equal to the Required Minimum Distribution for the Contract without a Contingent Deferred Sales Charge. All requests for Required Minimum Distributions must be in writing.

-   On or after the Annuitant's 110th birthday.

THE FOLLOWING SITUATIONS ARE NOT SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE:

- UPON DEATH OF THE ANNUITANT OR CONTRACT OWNER. No Contingent Deferred Sales Charge will be deducted if the Annuitant or Contract Owner dies.

- UPON ANNUITIZATION. The Contingent Deferred Sales Charge is not deducted when you annuitize the Contract. We will charge a Contingent Deferred Sales Charge if the Contract is fully Surrendered during the Contingent Deferred Sales Charge period under an Annuity Payout Option which allows Surrenders.

- FOR SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. We will waive the Contingent Deferred Sales Charge if you take part in a program for partial Surrenders where you receive a scheduled series of substantially equal periodic payments. Payments under this program must be made at least annually for your life (or your life expectancy) or the joint lives (or joint life expectancies) of you and your designated Beneficiary.

-   UPON CANCELLATION DURING THE RIGHT TO CANCEL PERIOD.

MORTALITY AND EXPENSE RISK CHARGE

For assuming mortality and expense risks under the Contract, we deduct a daily charge at an annual rate of 1.25% of Sub-Account Value. The mortality and expense risk charge is broken into charges for mortality risks and an expense risk:

- MORTALITY RISK -- There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun.

During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. The risk that we bear during this period is that actual mortality rates, in aggregate, may be lower than expected mortality rates.

- EXPENSE RISK -- We also bear an expense risk that the Contingent Deferred Sales Charges collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.

Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will NOT be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.

ADMINISTRATIVE CHARGE

For administration, we deduct a daily charge at the rate of 0.10% per year against all Contract Values held in the Separate Account during both the accumulation and annuity phases of the Contract. There is not necessarily a relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract; expenses may be more or less than the charge.

PREMIUM TAXES

We deduct Premium Taxes, imposed on us, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality and currently ranges from 0% - 3.5%.

CHARGES AGAINST THE FUNDS

The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund prospectuses.

DEATH BENEFIT

WHAT IS THE DEATH BENEFIT AND HOW IS IT CALCULATED?

The Death Benefit is the amount we will pay if the Contract Owner or Annuitant dies before the Annuity

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Commencement Date. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all beneficiaries on how to pay the death benefit.

Until we receive proof of death and the completed instructions from the Beneficiary, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.

If your Contract was issued with the Enhanced Death Benefit Rider after May 1, 1997, the Death Benefit is calculated as follows:

If death occurs before the earlier of the Contract Owner's or Annuitant's 75th birthday, the Death Benefit is the greatest of:

- The total Premium Payments you have made to us minus the dollar amount of any partial Surrenders, compounded annually at 3% and capped at a maximum of 200% of total Premium Payments minus the dollar amount of any partial Surrenders (the "Rollup Amount"); or

- The Contract Value of your Contract adjusted for any applicable Market Value Adjustment; or

- The Contract Value on the last Contract Seven Year Anniversary before the earlier of the date of death, or the Contract Owner's or the Annuitant's 75th birthday, adjusted for any applicable Market Value Adjustment, minus the dollar amount of any partial Surrenders since that Seven Year Anniversary.

Your Contract's Seven Year Anniversary is the seventh anniversary of the date your Contract was issued, and each following seventh anniversary of that date.

If death occurs on or after the earlier of Contract Owner's or Annuitant's 75th birthday, the Death Benefit is the greatest of:

- The Rollup Amount on the earlier of the Contract Owner's or Annuitant's 75th birthday plus any Premium Payments made since that birthday, minus the dollar amount of any partial Surrenders since that birthday; or

- The Contract Value of your Contract adjusted for any applicable Market Value Adjustment; or

- The Contract Value on the last Contract Seven Year Anniversary before the earlier of the date of death, or the Contract Owner's or the Annuitant's 75th birthday, adjusted for any applicable Market Value Adjustment, minus the dollar amount of any partial Surrenders since that Seven Year Anniversary.

If your Contract was issued without the Enhanced Death Benefit Rider or before May 1, 1997, the Death Benefit is calculated as follows:

-   The total Premium Payments you have made to us minus any partial Surrenders;
    or

- The Contract Value of your Contract adjusted for any applicable Market Value Adjustment; or

- The Contract Value on the last Contract Seven Year Anniversary before the earlier of the date of death, or the Contract Owner's or the Annuitant's 75th birthday, adjusted for any applicable Market Value Adjustment, minus the dollar amount of any partial Surrenders since that Seven Year Anniversary.

HOW IS THE DEATH BENEFIT PAID?

The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from the Beneficiary, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.


If the Death Benefit is $50,000 or more, the Beneficiary may elect to have their Death Benefit paid through our "Safe Haven program." Under this program, the proceeds remain in our General Account and the Beneficiary will receive a draft book. Proceeds are guaranteed by the claims paying ability of the Company; however, it is not a bank account and is not insured by the Federal deposit Insurance Corporation (FDIC), nor is it backed by any federal or state government agency. The Beneficiary can write one draft for total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. THE INTEREST RATE IS BASED UPON THE ANALYSIS OF INTEREST RATES CREDITED TO FUNDS LEFT ON DEPOSIT WITH OTHER INSURANCE COMPANIES UNDER PROGRAMS SIMILAR TO THE HARTFORD'S SAFE HAVEN PROGRAM. IN DETERMINING THE INTEREST RATE, WE ALSO FACTOR IN THE IMPACT OF OUR PROFITABILITY, GENERAL ECONOMIC TRENDS, COMPETITIVE FACTORS AND ADMINISTRATIVE EXPENSES. THE INTEREST RATE CREDIT IS NOT THE SAME RATE EARNED ON ASSETS IN THE FIXED ACCUMULATION FEATURE OR PERSONAL PENSION ACCOUNT AND IS NOT SUBJECT TO MINIMUM INTEREST RATES PRESCRIBED BY STATE NON-FORFEITURE LAWS. For federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death benefit amount to the General account. The interest will be taxable to the Beneficiary in the tax year that it is credited. We may not offer the Safe Haven program in all states and we reserve the right to discontinue offering it at any time. Although there are no direct

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charges for the program, we earn investment income from the proceeds. The Investment income we earn is likely more than the amount of interest we credit; therefore, we make a profit from the difference.


The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company," to leave proceeds from the Death Benefit invested with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.

The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

REQUIRED DISTRIBUTIONS -- If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death, or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below.

If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.

If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.

WHAT SHOULD THE BENEFICIARY CONSIDER?

ALTERNATIVES TO THE REQUIRED DISTRIBUTIONS -- The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.

If these conditions are not met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.

SPOUSAL CONTRACT CONTINUATION -- If the Contract Owner dies and the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract Continuation will only apply one time for each Contract.

SURRENDERS

WHAT KINDS OF SURRENDERS ARE AVAILABLE?

FULL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Contingent Deferred Sales Charge and Premium Taxes and adjusted for any positive or negative Market Value Adjustment. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.

PARTIAL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:

- The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and

- The Contract must have a minimum Contract Value of $1,000 after the Surrender. We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender. The minimum Contract Value in Texas must be $1,000 after the Surrender with no Premium Payments made during the prior two Contract Years.

HOW DO I REQUEST A SURRENDER?

Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation.

WRITTEN REQUESTS -- To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:

- the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

-   your tax withholding amount or percentage, if any, and

-   your mailing address.

You may submit this form via facsimile.

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If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.

TELEPHONE REQUESTS -- To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.

We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. WE MAY MODIFY THE REQUIREMENTS FOR TELEPHONE REDEMPTIONS AT ANY TIME.

Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.

COMPLETING A POWER OF ATTORNEY FORM FOR ANOTHER PERSON TO ACT ON YOUR BEHALF MAY PREVENT YOU FROM MAKING SURRENDERS VIA TELEPHONE.

WHAT SHOULD BE CONSIDERED ABOUT TAXES?

There are certain tax consequences associated with Surrenders:

PRIOR TO AGE 59 1/2 -- If you make a Surrender prior to age 59 1/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59 1/2 may also affect the continuing tax-qualified status of some Contracts.

WE DO NOT MONITOR SURRENDER REQUESTS. TO DETERMINE WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT FEDERAL INCOME TAX PENALTY, PLEASE CONSULT YOUR PERSONAL TAX ADVISER.

MORE THAN ONE CONTRACT ISSUED IN THE SAME CALENDAR YEAR -- If you own more than one contract issued by us or our affiliates in the same calendar year, then these contracts may be treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.

INTERNAL REVENUE CODE SECTION 403(b) ANNUITIES -- As of December 31, 1988, all
section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are: (a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or (e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59 1/2 ). Distributions prior to age 59 1/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.

We will no longer accept any incoming 403(b) exchanges or applications for 403(b) individual annuity contracts.

WE ENCOURAGE YOU TO CONSULT WITH YOUR QUALIFIED TAX ADVISER BEFORE MAKING ANY SURRENDERS. PLEASE SEE THE "FEDERAL TAX CONSIDERATIONS" SECTION FOR MORE INFORMATION.

ANNUITY PAYOUTS

THIS SECTION DESCRIBES WHAT HAPPENS WHEN WE BEGIN TO MAKE REGULAR ANNUITY PAYOUTS FROM YOUR CONTRACT. YOU, AS THE CONTRACT OWNER, SHOULD ANSWER FIVE
QUESTIONS:

-   When do you want Annuity Payouts to begin?

-   Which Annuity Payout Option do you want to use?

-   How often do you want to receive Annuity Payouts?

-   What level of Assumed Investment Return should you choose?

-   Do you want Annuity Payouts to be fixed or variable or a combination?

Please check with your Registered Representative to select the Annuity Payout Option that best meets your income needs.

1. WHEN DO YOU WANT ANNUITY PAYOUTS TO BEGIN?

You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 110th birthday, subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. You cannot begin to take Annuity Payouts until the end of the 2nd Contract Year. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

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The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.

2. WHICH ANNUITY PAYOUT OPTION DO YOU WANT TO USE?

Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.

LIFE ANNUITY

We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.

LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.

JOINT AND FULL SURVIVOR LIFE ANNUITY

We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the Contract Owner until that second Annuitant dies.

JOINT AND 1/2 CONTINGENT SURVIVOR LIFE ANNUITY

We make Payouts as long as both the Annuitant and Joint Annuitant are alive. If the Annuitant dies first, we will make Payouts equal to 1/2 the original payout. If the Joint Annuitant dies first, we will continue to make Payouts at the full amount.

We may offer other Annuity Payout Options available.

-   YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYOUTS BEGIN.

- For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.

- AUTOMATIC ANNUITY PAYOUTS -- If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.

3.    HOW OFTEN DO YOU WANT THE PAYEE TO RECEIVE ANNUITY PAYOUTS?

In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

-   monthly,

-   quarterly,

-   semiannually, or

-   annually.

Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50. If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.

4. WHAT IS THE ASSUMED INVESTMENT RETURN?

The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 4%.

For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout Option is lower than the first.

Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.

5. DO YOU WANT FIXED DOLLAR AMOUNT OR VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS OR A COMBINATION OF BOTH?

You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.

FIXED DOLLAR AMOUNT ANNUITY PAYOUTS -- Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You

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will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.

VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS -- A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.

The dollar amount of the first variable Annuity Payout depends on:

-   the Annuity Payout Option chosen,

-   the Annuitant's attained age and gender (if applicable),

- the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table and,

-   the Assumed Investment Return

The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.

The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of:

Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.

The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity Unit Factor, multiplied by the Annuity Unit Value for the preceding Valuation Period. The Annuity Unit Factor for a 4% AIR is 0.999893%.

COMBINATION ANNUITY PAYOUTS -- You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs. Combination Annuity Payouts are not available during the first two Contract Years.

TRANSFER OF ANNUITY UNITS -- After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day. All Sub-Account transfers must comply with our Sub-Account transfer restriction policies. For more information on Sub-Account transfer restrictions please see the sub-section entitled "Can I transfer from one Sub-Account to another?" under the section entitled "The Contract."

OTHER PROGRAMS AVAILABLE

We may discontinue, modify or amend any of these Programs or any other programs we establish. Any changes to a Program will not affect Contract Owners currently enrolled in the Program. If you are enrolled in any of these programs while a Fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Contract Value invested in such underlying Fund will be transferred automatically to the designated surviving Fund in the case of mergers and any available Money Market Fund in the case of Fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving Fund or a Money Market Fund for any continued and future investments.

INVESTEASE(R) -- InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract.

AUTOMATIC INCOME PROGRAM -- The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis. Please see Federal Tax Considerations and Information Regarding Tax-Qualified Retirement Plans for more information regarding the tax consequences associated with your Contract.

STATIC ASSET ALLOCATION MODELS

This feature allows you to select an asset allocation model of Funds based on several potential factors including your risk tolerance, time horizon, investment objectives, or your preference to invest in certain funds or fund families. Based on these factors, you can select one of several asset allocation models, with each specifying percentage allocations among various Funds available under your Contract. Asset allocation models can be based on generally accepted investment theories that take into account the historic returns of different asset classes (e.g., equities, bonds or cash) over different time periods, or can be based on certain potential investment strategies that could possibly be achieved by investing in

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particular funds or fund families and are not based on such investment theories.

If you choose to participate in one of these asset allocation models, you must invest all of your Premium Payment into one model. You may invest in an asset allocation model through the Dollar Cost Averaging Program where the Fixed Accumulation Feature, or a Dollar Cost Averaging Plus Program is the source of the assets to be invested in the asset allocation model you have chosen. You can also participate in these asset allocation models while enrolled in the Automatic Income Program.

You may participate in only one asset allocation model at a time. Asset allocation models cannot be combined with other asset allocation models or with individual sub-account elections. You can switch asset allocation models up to twelve times per year. Your ability to elect or switch into and between asset allocation models may be restricted based on fund abusive trading restrictions.

Your investments in an asset allocation model will be rebalanced quarterly to reflect the model's original percentages.

We have no discretionary authority or control over your investment decisions. These asset allocation models are based on then available Funds and do not include the Fixed Accumulation Feature. We make available educational information and materials (e.g., risk tolerance questionnaire, pie charts, graphs, or case studies) that can help you select an asset allocation model, but we do not recommend asset allocation models or otherwise provide advice as to what asset allocation model may be appropriate for you.

While we will not alter allocation percentages used in any asset allocation model, allocation weightings could be affected by mergers, liquidations, fund substitutions or closures. Individual availability of these models is subject to fund company restrictions. Please refer to WHAT RESTRICTIONS ARE THERE ON YOUR ABILITY TO MAKE A SUB-ACCOUNT TRANSFER? for more information.

You will not be provided with information regarding periodic updates to the Funds and allocation percentages in the asset allocation models, and we will not reallocate your Account Value based on those updates. Information on updated asset allocation models may be obtained by contacting your Registered Representative. If you wish to update your asset allocation model, you may do so by terminating your existing model and re-enrolling into a new one. Investment alternatives other than these asset allocation models are available that may enable you to invest your Contract Value with similar risk and return characteristics. When considering an asset allocation model for your individual situation, you should consider your other assets, income and investments in addition to this annuity.

-   Asset Rebalancing

In asset rebalancing, you select a portfolio of Funds, and we will rebalance your assets at the specified frequency to reflect the original allocation percentages you selected. You can choose how much of your Contract Value you want to invest in this program. You can also combine this program with others such as the Automatic Income Program and Dollar Cost Averaging Program (subject to restrictions). You may designate only one set of asset allocation instructions at a time.

-   Dollar Cost Averaging

We offer three dollar cost averaging programs:

       -   DCA Plus

       -   Fixed Amount DCA

       -   Earnings/Interest DCA

OTHER PROGRAM CONSIDERATIONS

- You may terminate your enrollment in any Program (other than Dollar Cost Averaging Programs) at any time.

- We may discontinue, modify or amend any of these Programs at any time. We will automatically and unilaterally amend your enrollment instructions if:

       - any Fund is merged or substituted into another Fund -- then your allocations will be directed to the surviving Fund;

       - any Fund is liquidated -- then your allocations will be directed to any available money market Fund.

     You may always provide us with updated instructions following any of these events.

- Continuous or periodic investment neither insures a profit nor protects against a loss in declining markets. Because these Programs involve continuous investing regardless of fluctuating price levels, you should carefully consider your ability to continue investing through periods of fluctuating prices.

- If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program or DCA Plus Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.

- We make available educational information and materials (e.g., pie charts, graphs, or case studies) that can help you select a model portfolio, but we do not recommend models or otherwise provide advice as to what model portfolio may be appropriate for you.

- Asset allocation does not guarantee that your Contract Value will increase nor will it protect against a decline if market prices fall. If you choose to participate in an asset allocation program, you are responsible for determining which model portfolio is best for you. Tools used to assess your risk tolerance may not be accurate and could be useless if your circumstances change over time. Although each model portfolio is intended to maximize returns given various levels of risk tolerance, a model portfolio may not perform as intended. Market, asset class or allocation option class performance may differ in the future from historical performance and from the assumptions upon which the model portfolio is based, which could cause a model portfolio to be ineffective or less effective in reducing volatility. A model portfolio may perform better or worse

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  than any single Fund, allocation option or any other combination of Funds or allocation options. In addition, the timing of your investment and automatic rebalancing may affect performance. Quarterly rebalancing and periodic updating of model portfolios can cause their component Funds to incur transactional expenses to raise cash for money flowing out of Funds or to buy securities with money flowing into the Funds. Moreover, large outflows of money from the Funds may increase the expenses attributable to the assets remaining in the Funds. These expenses can adversely affect the performance of the relevant Funds and of the model portfolios. In addition, these inflows and outflows may cause a Fund to hold a large portion of its assets in cash, which could detract from the achievement of the Fund's investment objective, particularly in periods of rising market prices. For additional information regarding the risks of investing in a particular fund, see that Fund's prospectus.

- Additional considerations apply for qualified Contracts with respect to Static Asset Allocation Model programs. Neither we, nor any third party service provider, nor any of their respective affiliates, is acting as a fiduciary under The Employee Retirement Income Security Act of 1974, as amended (ERISA) or the Code, in providing any information or other communication contemplated by any Program, including, without limitation, any model portfolios. That information and communications are not intended, and may not serve as a primary basis for your investment decisions with respect to your participation in a Program. Before choosing to participate in a Program, you must determine that you are capable of exercising control and management of the assets of the plan and of making an independent and informed decision concerning your participation in the Program. Also, you are solely responsible for determining whether and to what extent the Program is appropriate for you and the assets contained in the qualified Contract. Qualified Contracts are subject to additional rules regarding participation in these Programs. It is your responsibility to ensure compliance of any recommendation in connection with any model portfolio with governing plan documents.

-   These Programs may be adversely affected by Fund trading policies.

OTHER INFORMATION

ASSIGNMENT -- A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.

A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.

CONTRACT MODIFICATION -- The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.

HOW CONTRACTS ARE SOLD -- Woodbury Financial Services ("WFS") serves as principal underwriter for the Contracts which are offered on a continuous basis. WFS is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker-dealer and is a member of Financial Industry Regulatory Authority (FINRA). The principal business address of WFS is 7755 3rd Street North, Oakdale, MN 55128.

Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of broker-dealers that have entered into selling agreements with Woodbury. We generally bear the expenses of providing services pursuant to Contracts, including the payment of expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature (provided, however, we may offset some or all of these expenses by, among other things, administrative service fees received from Fund complexes).

Commissions -- We pay compensation to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") for the sale of the Contracts according to selling agreements with Financial Intermediaries. Affiliated broker-dealers also employ wholesalers in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value. Your Registered Representative may be compensated on a fee for services and/or commission basis.

We pay an up-front commission of up to 7% of your Contract Value at the time of sale to the Financial Intermediary that your Registered Representative is associated with. Your Registered Representative's Financial Intermediary may also receive on-going or trail commissions of generally not more than 1% of your Contract Value. Registered Representatives may have multiple options on how they wish to allocate their commissions and/or compensation. Compensation paid to your Registered Representative may also vary depending on the particular arrangements between your Registered Representative and their Financial Intermediary. We are not involved in determining your Registered Representative's compensation. You are encouraged to ask your Registered

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Representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with this transaction.

Additional Payments -- In addition to commissions and any Rule 12b-1 fees, we or our affiliates pay significant additional compensation ("Additional Payments") to some Financial Intermediaries (who may or may not be affiliates), in connection with the promotion, sale and distribution of our variable annuities. Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary; on sales of the Contracts attributable to a particular Financial Intermediary and/or on reimbursement of sales expenses. Additional Payments may take the form of, among other things: (1) sponsorship of due diligence meetings to educate Financial Intermediaries about our variable products; (2) payments for providing training and information relating to our variable products; (3) expense allowances and reimbursements; (4) override payments and bonuses; (5) personnel education or training; (6) marketing support fees (or allowances) for providing assistance in promoting the sale of our variable products; and/or (7) shareholder services, including sub-accounting and the preparation of account statements and other communications.

We are among several insurance companies that pay Additional Payments to certain Financial Intermediaries to receive "preferred" or recommended status. These privileges include our ability to gain additional or special access to sales staff, provide and/or attend training and other conferences; placement of our products on customer lists ("shelf-space arrangements"); and otherwise improve sales by featuring our products over others. We also may pay Additional Payments to certain key Financial Intermediaries based on assets under management.

Consistent with FINRA Conduct Rules, we provide cash and non-cash compensation in the form of: (1) occasional meals and entertainment; (2) occasional tickets to sporting events; (3) nominal gifts (not to exceed $100 annually); (4) sponsorship of sales contests and/or promotions in which participants receive prizes such as travel awards, merchandise and recognition; (5) sponsorship of training and educational events; and/or (6) due diligence meetings. In addition to FINRA rules governing limitations on these payments, we also follow our guidelines and those of Financial Intermediaries which may be more restrictive than FINRA rules.


Additional Payments create a potential conflict of interest in the form of an additional financial incentive to the Registered Representative and/or Financial Intermediary to recommend the purchase of this Contract over another variable annuity or another investment option. As of December 31, 2010, we have entered into arrangements to make Additional Payments (excluding Marketing Expense Allowances) to the following Financial Intermediaries:


AIG Advisors Group, Inc.(FSC Securities Corporation, Royal Alliance Associates, Inc., Sagepoint Financial, Inc.) and Woodbury Financial Services, Inc.

Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing.


For the fiscal year ended December 31, 2010, Additional Payments did not in the aggregate exceed approximately $421 thousand (excluding corporate-sponsorship related perquisites) or approximately 0.04% based on average assets. You are encouraged to review the prospectus for each Fund for any other compensation arrangements pertaining to the distribution of Fund shares.



INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM -- The consolidated financial statements of Union Security Insurance Company as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 included in this Registration Statement have been audited by PricewaterhouseCoopers LLP and are included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The business address of PricewaterhouseCoopers LLP is 300 Madison Avenue, New York, NY 10017.


LEGAL PROCEEDINGS

Union Security is regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While we cannot predict the outcome of any pending or future litigation, examination, or investigation and although no assurances can be given, we do no believe that any pending matter will have a material adverse effect on our financial condition or results of operations.


As previously disclosed by the Parent, the Parent entered into a settlement on January 21, 2010 in connection with a complaint filed with the SEC regarding a finite reinsurance arrangement entered into by the Parent. The Parent consented, without admitting or denying the allegations in the complaint, to the entry of a judgment requiring payment of a civil penalty of $3.5 million and enjoining the Parent from violating the aforementioned federal securities laws. The court approved the settlement in a final judgment entered on January 25, 2010 and the Parent paid the penalty.


As part of the settlement, the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940.

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MORE INFORMATION


You may call your Registered Representative if you have any questions or write or call us at the address below:


ADDRESS UNTIL AUGUST 13, 2011:



The Hartford Wealth Management -- Global Annuities
PO Box 5085
Hartford, Connecticut 06102-5085



ADDRESS AFTER AUGUST 13, 2011:



The Hartford Wealth Management -- Global Annuities
PO Box 14293
Lexington, KY 40512-4293


Telephone:  1-800-862-6668 (Contract Owners)
            1-800-862-7155 (Registered Representatives)

FINANCIAL STATEMENTS

You can find financial statements of the Separate Account and Union Security in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.

As of May 1, 2009, Union Security intends to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934, as amended, and accordingly, does not intend to file with the U.S. Securities Exchange Commission annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, or any other reports under such Act.

FEDERAL TAX CONSIDERATIONS

A. INTRODUCTION

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Internal Revenue Code ("Code"), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Annuity Purchases by Nonresident Aliens and Foreign Corporations," regarding annuity purchases by non-U.S. Persons or residents.

This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.

The federal, as well as state and local, tax laws and regulations require the Company to report certain transactions with respect to Your contract (such as an exchange of or a distribution from the contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide You with a copy of what was reported. This copy is not intended to supplant Your own records. It is Your responsibility to ensure that what You report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on Your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax advisor, and should notify the Company if You find any discrepancies in case corrections have to be made.

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THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. TAXATION OF THE COMPANY AND THE SEPARATE ACCOUNT

The Separate Account is taxed as part of the Company which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on assets of the Separate Account are reinvested and taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.

Currently, no taxes are due on interest, dividends and short-term or long-term capital gain earned by the Separate Account with respect to the Contracts. The Company is entitled to certain tax benefits related to the investment of company assets, including assets of the Separate Account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you since the Company is the owner of the assets from which the tax benefits are derived.

C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING CONTRACTS NOT HELD IN TAX-QUALIFIED RETIREMENT PLANS

Section 72 of the Code governs the taxation of annuities in general.

    1.   NON-NATURAL PERSONS AS OWNERS


Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Owner is generally required to currently include in gross income for each taxable year the excess of (a) the sum of the net surrender value of the contract as of the end of the taxable year plus all distributions under the contract received during the taxable year or any prior taxable year, over (b) the sum of the amount of net premiums under the contract for the taxable year and prior taxable years and amounts includible in gross income for prior taxable years with respect to such contract under Section 72(u). However, Section 72(u) does not apply to:


- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),

- A contract acquired by the estate of a decedent by reason of such decedent's death,

- Certain contracts acquired with respect to tax-qualified retirement arrangements,

- Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or

- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.

A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

    2.   OTHER CONTRACT OWNERS (NATURAL PERSONS).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

Upon the death of the Contract Owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract Owner pursuant to a civil union or domestic partnership recognized under state law, then such designated beneficiary's right to continue the Contract as the succeeding Contract Owner will be contingent, among other things, upon the treatment of such designated beneficiary as the spouse of the Contract Owner under Code Section 72(s) (or any successor provision). Currently, Federal tax law only recognizes spouses if they are married individuals of the opposite sex. Consequently, such designated beneficiary who is not recognized as a "spouse" under Federal tax law will not be able to continue the Contract and the entire interest in the Contract must be distributed within five years of the Contract Owner's death or under the Alternative Election.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

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       a.   DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.


ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract". It is unclear what value should be used in determining the "income on the contract." We believe that the "income on the contract" does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the "income on the contract".


iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between Spouses or incident to divorce.

vi. In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

       b.  DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

iii. Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

       c.   AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

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       d. 10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY PAYMENTS.

i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

ii.  The 10% penalty tax will not apply to the following distributions:


       1. Distributions made on or after the date the taxpayer has attained the age of 59 1/2.


       2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.


       3.   Distributions attributable to a taxpayer's becoming disabled.



       4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer's designated Beneficiary).


       5. Distributions made under certain annuities issued in connection with structured settlement agreements.

       6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

       7. Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

       e. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and
(4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

       f.   REQUIRED DISTRIBUTIONS

i.   Death of Contract Owner or Primary Annuitant

      Subject to the alternative election or Spouse beneficiary provisions in ii or iii below:

       1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

       2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

       3. If the Contract Owner is not an individual, then for purposes of 1. or 2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

ii.  Alternative Election to Satisfy Distribution Requirements

      If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.

iii.  Spouse Beneficiary

      If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her Spouse, and the Annuitant or Contingent Annuitant is living, such Spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.

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       g.   ADDITION OF RIDER OR MATERIAL CHANGE.

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

       h.  PARTIAL EXCHANGES.

The IRS in Rev. Rul. 2003-76 confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rul. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering (1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code
Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Notice 2003-51 was superseded by Revenue Procedure 2008-24, effective for partial exchanges completed on or after June 30, 2008. Partial exchanges completed on or after this date will qualify for tax free treatment if: (1) no amounts are withdrawn from, or received in surrender of, either of the contracts involved in the exchange during the 12 months beginning on the date on which amounts are treated as received as premiums or other consideration paid for the contract received in the exchange (the date of transfer); or (2) the taxpayer demonstrates that certain conditions (e.g., death, disability, reaching age 59 1/2, divorce, loss of employment) occurred between the date of transfer and the date of the withdrawal or surrender. A transfer within the scope of the revenue procedure, but not treated as a tax-free exchange, will be treated as a taxable distribution, followed by a payment for a second contract. Two annuity contracts that are the subject of a tax-free exchange pursuant to the revenue procedure will not be aggregated, even if issued by the same insurance company. We advise you to consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange.

The applicability of the IRS's partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a tax adviser if you plan to split an annuity contract as part of an exchange of annuity contracts.

    3.   DIVERSIFICATION REQUIREMENTS.

The Code requires that investments supporting your Contract be adequately diversified. Code Section 817(h) provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or Fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.

The Treasury Department's diversification regulations under Code Section 817(h) require, among other things, that:

- no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,

-   no more than 70% is represented by any two investments,

-   no more than 80% is represented by any three investments, and

-   no more than 90% is represented by any four investments.

In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.

A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the insurer or the contract owner must agree to make adjustments or pay such amounts as may be required by the IRS for the period during which the diversification requirements were not met.

Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the diversification requirements of Code Section 817(h), which could have adverse tax consequences for Contract Owners with premiums allocated to affected Funds. In order to prevent a Fund diversification failure from such an occurrence, the Company obtained a private letter ruling ("PLR") from the IRS. As long as the Funds comply with certain terms and conditions contained in the PLR, Fund diversification will not be prevented if purported tax-qualified plans invest in the Funds. The Company and the Funds will monitor the Funds' compliance with the terms and conditions contained in the PLR.

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    4.   TAX OWNERSHIP OF THE ASSETS IN THE SEPARATE ACCOUNT.

In order for a variable annuity contract to qualify for tax income deferral, assets in the separate account supporting the contract must be considered to be owned by the insurance company, and not by the contract owner, for tax purposes. The IRS has stated in published rulings that a variable contract owner will be considered the "owner" of separate account assets for income tax purposes if the contract owner possesses sufficient incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In circumstances where the variable contract owner is treated as the "tax owner" of certain separate account assets, income and gain from such assets would be includable in the variable contract owner's gross income. The Treasury Department indicated in 1986 that it would provide guidance on the extent to which contract owners may direct their investments to particular Sub-Accounts without being treated as tax owners of the underlying shares. Although no such regulations have been issued to date, the IRS has issued a number of rulings that indicate that this issue remains subject to a facts and circumstances test for both variable annuity and life insurance contracts.

Rev. Rul. 2003-92, amplified by Rev. Rul. 2007-7, indicates that, where interests in a partnership offered in an insurer's separate account are not available exclusively through the purchase of a variable insurance contract (e.g., where such interests can be purchased directly by the general public or others without going through such a variable contract), such "public availability" means that such interests should be treated as owned directly by the contract owner (and not by the insurer) for tax purposes, as if such contract owner had chosen instead to purchase such interests directly (without going through the variable contract). None of the shares or other interests in the fund choices offered in our Separate Account for your Contract are available for purchase except through an insurer's variable contracts or by other permitted entities.

Rev. Rul. 2003-91 indicates that an insurer could provide as many as 20 fund choices for its variable contract owners (each with a general investment strategy, e.g., a small company stock fund or a special industry fund) under certain circumstances, without causing such a contract owner to be treated as the tax owner of any of the Fund assets. The ruling does not specify the number of fund options, if any, that might prevent a variable contract owner from receiving favorable tax treatment. As a result, although the owner of a Contract has more than 20 fund choices, we believe that any owner of a Contract also should receive the same favorable tax treatment. However, there is necessarily some uncertainty here as long as the IRS continues to use a facts and circumstances test for investor control and other tax ownership issues. Therefore, we reserve the right to modify the Contract as necessary to prevent you from being treated as the tax owner of any underlying assets.

D. FEDERAL INCOME TAX WITHHOLDING

The portion of an amount received under a Contract that is taxable gross income to the Payee is also subject to federal income tax withholding, pursuant to Code
Section 3405, which requires the following:

       1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" form is not submitted to us in a timely manner, generally we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

       2. Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the Payee were a married individual claiming 3 exemptions, unless the individual elects otherwise. An individual generally may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit this amount to the IRS.

Generally no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee's total tax liability.

E. GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F. ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and mandatory withholding on U.S. source taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. If withholding applies, we are required to withhold tax at the 30%

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rate, or a lower treaty rate if applicable, and remit it to the IRS. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.

G. ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS

Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-Spouse beneficiary who either is (1) 37 1/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code
Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code
Section 72(e)(4)(C)(iii) and Section 1015.

H. TAX DISCLOSURE OBLIGATIONS

In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2004-67. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by The Company, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.

INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts or accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract Owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.

THE FOLLOWING IS ONLY A GENERAL DISCUSSION ABOUT TYPES OF QUALIFIED PLANS FOR WHICH THE CONTRACTS MAY BE AVAILABLE. WE ARE NOT THE PLAN ADMINISTRATOR FOR ANY QUALIFIED PLAN. THE PLAN ADMINISTRATOR OR CUSTODIAN, WHICHEVER IS APPLICABLE, (BUT NOT US) IS RESPONSIBLE FOR ALL PLAN ADMINISTRATIVE DUTIES INCLUDING, BUT NOT LIMITED TO, NOTIFICATION OF DISTRIBUTION OPTIONS, DISBURSEMENT OF PLAN BENEFITS, HANDLING ANY PROCESSING AND ADMINISTRATION OF QUALIFIED PLAN LOANS, COMPLIANCE WITH REGULATORY REQUIREMENTS AND FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS FROM THE PLAN TO PLAN PARTICIPANTS AND, IF APPLICABLE, BENEFICIARIES OF PLAN PARTICIPANTS AND IRA CONTRIBUTIONS FROM PLAN PARTICIPANTS. OUR ADMINISTRATIVE DUTIES ARE LIMITED TO ADMINISTRATION OF THE CONTRACT AND ANY DISBURSEMENTS OF ANY CONTRACT BENEFITS TO THE OWNER, ANNUITANT OR BENEFICIARY OF THE CONTRACT, AS APPLICABLE. OUR TAX REPORTING RESPONSIBILITY IS LIMITED TO FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS TO THE APPLICABLE PAYEE AND IRA CONTRIBUTIONS FROM THE OWNER OF A CONTRACT, AS RECORDED ON OUR BOOKS AND RECORDS. IF YOU ARE PURCHASING A CONTRACT THROUGH A QUALIFIED PLAN, YOU SHOULD CONSULT WITH YOUR PLAN ADMINISTRATOR AND/OR A QUALIFIED TAX ADVISER. YOU ALSO SHOULD CONSULT WITH A QUALIFIED TAX ADVISER AND/OR PLAN ADMINISTRATOR BEFORE YOU WITHDRAW ANY PORTION OF YOUR CONTRACT VALUE.

The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the

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type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants, and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law and any applicable Qualified Plan terms. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.

We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.

1. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS").

In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

    a.   TRADITIONAL IRAS

Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the Owner reaches age 70 1/2 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1/2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.

You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into a Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to the Traditional IRA. In addition, under Code Section 402(c)(11) a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant). In addition, such a Plan is not required to permit such a rollover.

IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a death benefit that equals the greater of the premiums paid or the contract's cash value. The Contract offers an enhanced death benefit that may exceed the greater of the Contract Value or total premium payments. The tax rules are unclear as to what extent an IRA can provide a death benefit that exceeds the greater of the IRA's cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

    b.  SEP IRAS

Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

    c.   SIMPLE IRAS

The Savings Incentive Match Plan for Employees of small employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% penalty tax for failure to make a full RMD, and to the 10% penalty tax on premature distributions, as described below. In addition, the 10% penalty tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral

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contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.

If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.

    d.  ROTH IRAS

Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD rules during the Contract Owner's lifetime. Generally, however, upon the Owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. The Owner of a Traditional IRA or other qualified plan assets may convert a Traditional IRA to a Roth IRA under certain circumstances. The conversion in the year of conversion (special rules apply to 2010 conversions) of a Traditional IRA to a Roth IRA will subject the fair market value of the converted Traditional IRA to federal income tax in the year of conversion. In addition to the amount held in the converted Traditional IRA, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. Distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

2. QUALIFIED PENSION OR PROFIT-SHARING PLAN OR SECTION 401(k) PLAN

Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.

In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.

3. TAX SHELTERED ANNUITY UNDER SECTION 403(B) ("TSA")

Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations described in Code
Section 501(c)(3) to purchase a "tax-sheltered annuity" ("TSA") contract and, subject to certain limitations, exclude employer contributions to a TSA from such an employee's gross income. Generally, total contributions may not exceed the lesser of an annual dollar limit or 100% of the employee's "includable compensation" for the most recent full year of service, subject to other adjustments. There are also legal limits on annual elective deferrals that a participant may be permitted to make under a TSA. In certain cases, such as when the participant is age 50 or older, those limits may be increased. A TSA participant should contact his plan administrator to determine applicable elective contribution limits. Special provisions may allow certain employees different overall limitations.

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A TSA is subject to a prohibition against distributions from the TSA attributable to contributions made pursuant to a salary reduction agreement, unless such distribution is made:

    a.   after the employee reaches age 59 1/2;

    b.  upon the employee's separation from service;

    c.   upon the employee's death or disability;

    d. in the case of hardship (as defined in applicable law and in the case of hardship, any income attributable to such contributions may not be distributed); or

    e. as a qualified reservist distribution upon certain calls to active duty.

An employer sponsoring a TSA may impose additional restrictions on your TSA through its plan document.

Please note that the TSA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a TSA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification. In particular, please note that tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification. In addition, a life insurance contract issued after September 23, 2007 is generally ineligible to qualify as a TSA under Reg. Section 1.403(b)-8(c)(2).

Amounts may be rolled over tax-free from a TSA to another TSA or Qualified Plan (or from a Qualified Plan to a TSA) under certain circumstances, as described below. However, effective for TSA contract exchanges after September 24, 2007, Reg. 1.403(b)-10(b) allows a TSA contract of a participant or beneficiary under a TSA Plan to be exchanged tax-free for another eligible TSA contract under that same TSA Plan, but only if all of the following conditions are satisfied: (1) such TSA Plan allows such an exchange, (2) the participant or beneficiary has an accumulated benefit after such exchange that is no less than such participant's or beneficiary's accumulated benefit immediately before such exchange (taking into account such participant's or beneficiary's accumulated benefit under both TSA contracts immediately before such exchange), (3) the second TSA contract is subject to distribution restrictions with respect to the participant that are no less stringent than those imposed on the TSA contract being exchanged, and (4) the employer for such TSA Plan enters into an agreement with the issuer of the second TSA contract under which such issuer and employer will provide each other from time to time with certain information necessary for such second TSA contract (or any other TSA contract that has contributions from such employer) to satisfy the TSA requirements under Code Section 403(b) and other federal tax requirements (e.g., plan loan conditions under Code Section 72(p) to avoid deemed distributions). Such necessary information could include information about the participant's employment, information about other Qualified Plans of such employer, and whether a severance has occurred, or hardship rules are satisfied, for purposes of the TSA distribution restrictions. Consequently, you are advised to consult with a qualified tax advisor before attempting any such TSA exchange, particularly because it requires an agreement between the employer and issuer to provide each other with certain information. We are no longer accepting any incoming exchange request, or new contract application, for any individual TSA contract.

4. DEFERRED COMPENSATION PLANS UNDER SECTION 457 ("SECTION 457 PLANS")

Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code
Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount ($16,500 for 2010). The Plan may provide for additional "catch-up" contributions. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70 1/2, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).

Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a
Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).

UNION SECURITY INSURANCE COMPANY                                          37

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5. TAXATION OF AMOUNTS RECEIVED FROM QUALIFIED PLANS

Except under certain circumstances in the case of Roth IRAs or Roth accounts in Qualified plans, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.

For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.

6. PENALTY TAXES FOR QUALIFIED PLANS

Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Penalty taxes on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The penalty taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.

    a.   PENALTY TAXES ON PREMATURE DISTRIBUTIONS

Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59 1/2. However, this 10% penalty tax does not apply to a distribution that is either:

    (i) made to a beneficiary (or to the employee's estate) on or after the employee's death;

    (ii) attributable to the employee's becoming disabled under Code Section 72(m)(7);

    (iii) part of a series of substantially equal periodic payments (not less frequently than annually -- "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;

    (iv) (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);

    (v) (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);

    (vi) not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year; or

    (vii) certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty.

In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

    (viii) made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

    (ix) not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or

    (x) for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8).

If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% penalty tax rate is increased to 25%.

    b.  RMDS AND 50% PENALTY TAX

If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% penalty tax on the amount that has not been timely distributed.

An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the

38                                          UNION SECURITY INSURANCE COMPANY

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Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of --

    (i)  the calendar year in which the individual attains age 70 1/2, or

    (ii) (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.

A special rule applies to individuals who attained age 70 1/2 in 2009. Such individuals should consult with a qualified tax adviser before taking RMDs in 2010.

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over --

    (a) the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or

    (b) over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.

If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 70 1/2.

If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The RMD rules that apply while the Contract Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans, including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.

7. TAX WITHHOLDING FOR QUALIFIED PLANS

Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" from a Qualified Plan (described below in "ROLLOVER DISTRIBUTIONS"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "ROLLOVER DISTRIBUTIONS"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."

Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.

Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.

8. ROLLOVER DISTRIBUTIONS

The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.

For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transfer or Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a "direct transfer" between the same kinds of Plan is generally

UNION SECURITY INSURANCE COMPANY                                          39

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not treated as any form of "distribution" out of such a Plan for federal income tax purposes.

By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to such tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover", the missing amount that is not rolled over remains subject to normal income tax plus any applicable penalty tax.

Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a TSA under Code Section 403(b), or (4) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either --

    a.   an RMD amount;

    b. one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or

    c.   any distribution made upon hardship of the employee.

Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c), 403(b)(8) and 457
(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified
Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution penalty tax applicable to distributions from such a "predecessor" Qualified Plan.

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to 1 per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).

Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a nonspouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS. The Katrina Emergency Tax Relief Act of 2005 (KETRA) allows certain amounts to be recontributed within three years as a rollover contribution to a plan from which a KETRA distribution was taken.

40                                          UNION SECURITY INSURANCE COMPANY

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ACCUMULATION UNIT VALUES

(FOR AN ACCUMULATION UNIT OUTSTANDING THROUGHOUT THE PERIOD)

The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.


                                                            AS OF DECEMBER 31,
SUB-ACCOUNT                        2010           2009           2008           2007           2006
----------------------------------------------------------------------------------------------------------
HARTFORD ADVISERS HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $3.770         $2.933         $4.349         $4.134         $3.785
  Accumulation Unit Value at
   end of period                   $4.171         $3.770         $2.933         $4.349         $4.134
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                  19,741         22,898         27,246         34,969         43,112
HARTFORD CAPITAL APPRECIATION
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.932         $1.344         $2.504         $2.173         $1.889
  Accumulation Unit Value at
   end of period                   $2.221         $1.932         $1.344         $2.504         $2.173
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   8,288          9,679          9,863         10,847         13,724
HARTFORD DISCIPLINED EQUITY HLS
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $21.255        $17.147        $27.706        $25.920        $23.363
  Accumulation Unit Value at
   end of period                  $23.916        $21.255        $17.147        $27.706        $25.920
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   1,416          1,662          1,976          2,437          3,043
HARTFORD DIVIDEND AND GROWTH
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.418         $1.153         $1.729         $1.619         $1.363
  Accumulation Unit Value at
   end of period                   $1.584         $1.418         $1.153         $1.729         $1.619
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   5,774          5,855          6,071          6,659          5,090
HARTFORD GLOBAL GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $22.459        $16.783        $35.782        $29.003        $25.755
  Accumulation Unit Value at
   end of period                  $25.316        $22.459        $16.783        $35.782        $29.003
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   1,792          2,063          2,429          2,868          3,533
HARTFORD GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.166         $0.880         $1.533         $1.330         $1.289
  Accumulation Unit Value at
   end of period                   $1.373         $1.166         $0.880         $1.533         $1.330
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     739            448            716            782            561
HARTFORD GROWTH OPPORTUNITIES
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $6.023         $4.711         $8.788         $6.870         $6.214
  Accumulation Unit Value at
   end of period                   $6.987         $6.023         $4.711         $8.788         $6.870
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                  27,030         31,306         28,932         34,635         42,472
HARTFORD HIGH YIELD HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $17.085        $11.509        $15.602        $15.386        $14.028
  Accumulation Unit Value at
   end of period                  $19.578        $17.085        $11.509        $15.602        $15.386
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     725            797            816          1,055          1,295
HARTFORD INDEX HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $16.990        $13.652        $22.003        $21.199        $18.611
  Accumulation Unit Value at
   end of period                  $19.232        $16.990        $13.652        $22.003        $21.199
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   2,090          2,401          2,836          3,541          4,530

                                                          AS OF DECEMBER 31,
SUB-ACCOUNT                        2005           2004           2003           2002           2001
-------------------------------  --------------------------------------------------------------------
HARTFORD ADVISERS HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $3.578         $3.495         $2.990         $3.515         $3.737
  Accumulation Unit Value at
   end of period                   $3.785         $3.578         $3.495         $2.990         $3.515
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                  54,079         68,934         81,330         94,001        122,799
HARTFORD CAPITAL APPRECIATION
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.657         $1.407         $1.000             --             --
  Accumulation Unit Value at
   end of period                   $1.889         $1.657         $1.407             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                  17,658         16,982          7,759             --             --
HARTFORD DISCIPLINED EQUITY HLS
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $22.219        $20.774        $16.345        $21.989        $24.231
  Accumulation Unit Value at
   end of period                  $23.363        $22.219        $20.774        $16.345        $21.989
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   3,891          4,813          5,637          6,228          7,748
HARTFORD DIVIDEND AND GROWTH
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.302             --             --             --             --
  Accumulation Unit Value at
   end of period                   $1.363             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   1,400             --             --             --             --
HARTFORD GLOBAL GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $25.446        $21.640        $16.178        $20.373        $24.754
  Accumulation Unit Value at
   end of period                  $25.755        $25.446        $21.640        $16.178        $20.373
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   4,352          5,138          5,778          6,677          8,255
HARTFORD GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.228             --             --             --             --
  Accumulation Unit Value at
   end of period                   $1.289             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     390             --             --             --             --
HARTFORD GROWTH OPPORTUNITIES
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $5.416         $4.684         $3.302         $4.626         $6.079
  Accumulation Unit Value at
   end of period                   $6.214         $5.416         $4.684         $3.302         $4.626
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                  50,434         59,805         69,455         79,605         97,663
HARTFORD HIGH YIELD HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $13.923        $13.139        $10.811        $11.763        $11.611
  Accumulation Unit Value at
   end of period                  $14.028        $13.923        $13.139        $10.811        $11.763
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   1,637          2,065          2,513          2,493          3,253
HARTFORD INDEX HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $18.051        $16.574        $13.111        $17.136        $19.807
  Accumulation Unit Value at
   end of period                  $18.611        $18.051        $16.574        $13.111        $17.136
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   5,811          7,360          8,787          9,974         12,577

UNION SECURITY INSURANCE COMPANY                                          41

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                                                            AS OF DECEMBER 31,
SUB-ACCOUNT                        2010           2009           2008           2007           2006
----------------------------------------------------------------------------------------------------------
HARTFORD INTERNATIONAL
 OPPORTUNITIES HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $2.058         $1.563         $2.743         $2.182         $1.777
  Accumulation Unit Value at
   end of period                   $2.325         $2.058         $1.563         $2.743         $2.182
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                  16,645         17,018         19,985         24,224         10,035
HARTFORD MIDCAP VALUE HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $10.271             --             --             --             --
  Accumulation Unit Value at
   end of period                  $12.297             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   1,684             --             --             --             --
HARTFORD MONEY MARKET HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.824         $1.848         $1.834         $1.771         $1.715
  Accumulation Unit Value at
   end of period                   $1.800         $1.824         $1.848         $1.834         $1.771
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   8,846         11,714         18,455         14,779         12,811
HARTFORD SMALL/MID CAP EQUITY
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $12.700         $8.705        $16.602        $15.071        $13.606
  Accumulation Unit Value at
   end of period                  $15.766        $12.700         $8.705        $16.602        $15.071
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     750            873            997          1,315          1,602
HARTFORD SMALLCAP GROWTH HLS
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $23.537        $17.621        $28.542        $29.473        $27.956
  Accumulation Unit Value at
   end of period                  $31.711        $23.537        $17.621        $28.542        $29.473
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   1,464          1,706          1,944          2,404          3,038
HARTFORD STOCK HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.309         $0.937         $1.670         $1.599         $1.413
  Accumulation Unit Value at
   end of period                   $1.482         $1.309         $0.937         $1.670         $1.599
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   2,402          2,646          3,315          4,052          5,104
HARTFORD TOTAL RETURN BOND HLS
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $2.969         $2.616         $2.871         $2.780         $2.688
  Accumulation Unit Value at
   end of period                   $3.149         $2.969         $2.616         $2.871         $2.780
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                  11,180         12,121         13,130         15,761         18,131
HARTFORD U.S. GOVERNMENT
 SECURITIES HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $24.471        $23.993        $24.477        $23.769        $23.162
  Accumulation Unit Value at
   end of period                  $25.059        $24.471        $23.993        $24.477        $23.769
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   1,165          1,393          1,617          1,836          2,198
HARTFORD VALUE HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.167         $0.951         $1.461         $1.359         $1.131
  Accumulation Unit Value at
   end of period                   $1.320         $1.167         $0.951         $1.461         $1.359
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                  19,160          1,078          1,373          1,705          1,540

                                                          AS OF DECEMBER 31,
SUB-ACCOUNT                        2005           2004           2003           2002           2001
-------------------------------  -------------------------------------------------------------------------
HARTFORD INTERNATIONAL
 OPPORTUNITIES HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.572         $1.349         $1.000             --             --
  Accumulation Unit Value at
   end of period                   $1.777         $1.572         $1.349             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                  11,251         11,378         12,244             --             --
HARTFORD MIDCAP VALUE HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period                 --             --             --             --             --  (a)
  Accumulation Unit Value at
   end of period                       --             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                      --             --             --             --             --
HARTFORD MONEY MARKET HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.690         $1.697         $1.707         $1.705         $1.664
  Accumulation Unit Value at
   end of period                   $1.715         $1.690         $1.697         $1.707         $1.705
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                  14,899         18,238         25,504         44,542         55,137
HARTFORD SMALL/MID CAP EQUITY
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $13.192        $11.850         $9.165        $10.685        $11.303
  Accumulation Unit Value at
   end of period                  $13.606        $13.192        $11.850         $9.165        $10.685
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   1,954          2,295          2,546          2,645          2,689
HARTFORD SMALLCAP GROWTH HLS
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $25.523        $22.412        $15.138        $21.561        $27.382
  Accumulation Unit Value at
   end of period                  $27.956        $25.523        $22.412        $15.138        $21.561
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   3,732          4,533          5,296          5,928          7,229
HARTFORD STOCK HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.307         $1.271         $1.000             --             --
  Accumulation Unit Value at
   end of period                   $1.413         $1.307         $1.271             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   6,259          7,359          6,313             --             --
HARTFORD TOTAL RETURN BOND HLS
 FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $2.660         $2.577         $2.422         $2.230         $2.080
  Accumulation Unit Value at
   end of period                   $2.688         $2.660         $2.577         $2.422         $2.230
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                  22,025         26,051         26,437         32,035         34,033
HARTFORD U.S. GOVERNMENT
 SECURITIES HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period            $23.118        $22.957        $22.780        $20.852        $19.655
  Accumulation Unit Value at
   end of period                  $23.162        $23.118        $22.957        $22.780        $20.852
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                   2,823          3,656          5,096          7,079          6,250
HARTFORD VALUE HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at
   beginning of period             $1.081             --             --             --             --
  Accumulation Unit Value at
   end of period                   $1.131             --             --             --             --
  Number of Accumulation Units
   outstanding at end of period
   (in thousands)                     194             --             --             --             --



(a)  Inception date July 30, 2010.

42                                          UNION SECURITY INSURANCE COMPANY

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FURTHER INFORMATION ABOUT UNION SECURITY INSURANCE COMPANY


ITEM 3.  RISK FACTORS



Certain factors may have a material adverse effect on our business, financial condition and results of operations and you should carefully consider them. It is not possible to predict or identify all such factors.



Amounts in this section are presented in U.S. dollars and in thousands, except for number of shares.



GENERAL ECONOMIC, FINANCIAL MARKET AND POLITICAL CONDITIONS MAY MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS. PARTICULARLY, DIFFICULT CONDITIONS IN FINANCIAL MARKETS AND THE GLOBAL ECONOMY MAY NEGATIVELY AFFECT THE RESULTS OF THE COMPANY.



General economic, financial market and political conditions may have a material adverse effect on our results of operations and financial condition. Limited availability of credit, deteriorations of the global mortgage and real estate markets, declines in consumer confidence and consumer spending, increases in prices or in the rate of inflation, continuing high unemployment, or disruptive geopolitical events could contribute to increased volatility and diminished expectations for the economy and the markets. Specifically, during periods of economic downturn:



- individuals and businesses may (i) choose not to purchase our insurance products and other related products and services, (ii) terminate existing policies or contracts or permit them to lapse, (iii) choose to reduce the amount of coverage they purchase, and (iv) in the case of business customers of the Company, have fewer employees requiring insurance coverage due to reductions in their staffing levels;



- disability insurance claims and claims on other specialized insurance products tend to rise;



- clients are more likely to experience financial distress or to declare bankruptcy or liquidation, which could have a material and adverse impact on the remittance of premiums and the collection of receivables such as unearned premiums.



A.M. BEST, MOODY'S, AND S&P RATE THE FINANCIAL STRENGTH OF THE COMPANY, AND A DECLINE IN THESE RATINGS COULD AFFECT OUR STANDING IN THE INSURANCE INDUSTRY AND CAUSE OUR SALES AND EARNINGS TO DECREASE.



Ratings are an important factor in establishing the competitive position of insurance companies. A.M. Best, Moody's and S&P ratings reflect their opinions of our financial strength, operating performance, strategic position and ability to meet our obligations to policyholders. These ratings are subject to periodic review by A.M. Best, Moody's, and S&P, and we cannot assure that we will be able to retain these ratings. For example, Moody's lowered the financial strength rating of USIC from A2 to A3 citing uncertainty surrounding the viability of several of Assurant's core insurance products as a result of changes in the health insurance marketplace due to Health Care Reform.



Any reduction in our ratings could materially adversely affect the demand for our products by intermediaries and consumers, and materially adversely affect our results. In addition, any reduction in our financial strength ratings could materially adversely affect our cost of borrowing.



As of December 31, 2010, contracts representing approximately 4% of the Company's net earned premiums contain provisions requiring the Company to maintain minimum A.M. Best financial strength ratings of "A-" or better. The Company's clients may terminate the agreements and in some instances recapture in force business if the Company's ratings fall below "A-".



OUR EARNINGS COULD BE MATERIALLY AFFECTED BY AN IMPAIRMENT OF GOODWILL.



We review our goodwill annually in the fourth quarter for impairment or more frequently if circumstances indicate that the asset may be impaired exist. Such circumstances could include a sustained significant decline in our share price, a decline in our actual or expected future cash flows or income, a significant adverse change in the business climate, or slower growth rates, among others. For more information on our annual goodwill impairment testing and the goodwill of the Company, please see "MD&A -- Critical Factors Affecting Results -- Valuation and Recoverability of Goodwill" below.



Union Security is also subject to additional risks associated with its business. These risks include, among others:



- RELIANCE ON RELATIONSHIPS WITH SIGNIFICANT CLIENTS, DISTRIBUTORS AND OTHER PARTIES.



If our significant clients, distributors and other parties with which we do business decline to renew or seek to terminate our relationships or contractual arrangements, our results of operations and financial condition could be materially adversely affected. We are also subject to the risk that these parties may face financial difficulties, reputational issues or problems with respect to their own products and services, which may lead to decreased sales of products and services.

UNION SECURITY INSURANCE COMPANY                                          43

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- FAILURE TO ATTRACT AND RETAIN SALES REPRESENTATIVES OR DEVELOP AND MAINTAIN DISTRIBUTION SOURCES.



Our sales representatives interface with clients and third party distributors. Our inability to attract and retain our sales representatives or an interruption in, or changes to, our relationships with various third-party distributors could impair our ability to compete and market our insurance products and services and materially adversely affect our results of operations and financial condition. In addition, our ability to market our products and services depends on our ability to tailor our channels of distribution to comply with changes in the regulatory environment.



-   FAILURE TO ACCURATELY PREDICT BENEFITS AND OTHER COSTS AND CLAIMS.



We may be unable to accurately predict benefits, claims and other costs or to manage such costs through our loss limitation methods, which could have a material adverse effect on our results of operations and financial condition if claims substantially exceed our expectations.



-   CHANGES IN REGULATION.



Legislation or other regulatory reform that increases the regulatory requirements imposed on us or that changes the way we are able to do business may significantly harm our business or results of operations in the future.



In March 2010, President Obama signed the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, and the rules and regulations thereunder (together, "the Affordable Care Act") into law. Provisions of the Affordable Care Act and related reforms have and will become effective at various dates over the next several years and will make sweeping and fundamental changes to the U.S. health care system that are expected to significantly affect the health insurance industry. Although the Company cannot predict or quantify the precise effects of the Affordable Care Act on its business, they will include, in particular, a requirement that the Company pay rebates to customers if the loss ratios for some of its products lines are less than specified percentages; the need to reduce commissions, and the consequent risk that insurance producers may sell less of the Company's products than they have in the past; changes in the benefits provided under some products; limits on lifetime and annual benefit maximums; a prohibition from imposing any pre-existing condition exclusion as it applies to enrollees under the age of 19 who apply for coverage; limits on the ability to rescind coverage for persons who have misrepresented or omitted material information when they applied for coverage and, after January 1, 2014, elimination of the Company's ability to underwrite health insurance products with certain narrow exceptions; a requirement to offer coverage to any person who applies for such coverage; increased costs to modify and/or sell products; intensified competitive pressures that limit the ability to increase rates due to state insurance exchanges; significant risk of customer loss; new and higher taxes and fees; and the need to operate with a lower expense structure at both the business segment and enterprise level.



-   REINSURERS' FAILURE TO FULFILL OBLIGATIONS.



In the past, the Parent has sold, and in the future the Parent may sell, businesses through reinsurance ceded to third parties. For example, in 2001 the Parent sold the insurance operations of its FFG division to The Hartford and in 2000 the Parent sold our LTC division to John Hancock, now a subsidiary of Manulife Financial Corporation. Most of the assets backing reserves coinsured under these sales are held in trusts or separate accounts. However, if the reinsurers become insolvent, we would be exposed to the risk that the assets in the trust and/or the separate accounts would be insufficient to support the liabilities that would revert to us.



The A.M. Best ratings of The Hartford and John Hancock are currently A and A+, respectively. A.M. Best maintains a stable outlook on The Hartford's financial strength ratings and a negative outlook on John Hancock's financial strength ratings.



We also have the risk of becoming responsible for administering these businesses in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.



-   CREDIT RISK OF SOME OF OUR AGENTS.



We advance agents' commissions as part of our Preneed insurance product offerings. These advances are a percentage of the total face amount of coverage as opposed to a percentage of the first-year premium paid, the formula that is more common in other life insurance markets. There is a one-year payback provision against the agency if death or lapse occurs within the first policy year.

44                                          UNION SECURITY INSURANCE COMPANY

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-   RISKS RELATED TO LITIGATION AND REGULATORY ACTIONS.



From time to time we may be involved in various regulatory investigations and examinations relating to our insurance and other related business operations. We are subject to comprehensive regulation and oversight by insurance departments in jurisdictions in which we do business. These insurance departments have broad administrative powers with respect to all aspects of the insurance business and, in particular, monitor the manner in which an insurance company offers, sells and administers its products. Therefore, we may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations and practices.



The prevalence and outcomes of any such actions cannot be predicted, and no assurances can be given that such actions or any litigation would not materially adversely affect our results of operations and financial condition. In addition, if we were to experience difficulties with our relationship with a regulatory body in a given jurisdiction, it could have a material adverse effect on our ability to do business in that jurisdiction.



As part of a previously disclosed settlement between the Parent and the U. S. Securities and Exchange Commission (the "SEC"), the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940. If the Company fails to continue to meet the conditions in the application for permanent relief, then the Company could lose its ability to act as depositor of the separate accounts related to the FFG businesses sold to the Hartford in 2001. This could result in significant costs to restructure the modified coinsurance structure currently in place.



We depend on the Parent for certain administrative, strategic and operational support. We cannot predict at this time the effect that current litigation, investigations and regulatory activity will have on Assurant or our business, but any adverse outcome could have a material adverse affect on our business, results of operations or financial condition.



For additional risks that relate to our business and additional detail on the risks outlined above, please see the Risk Factors in Assurant's 2010 Annual Report on Form 10-K filed with the SEC and available on Assurant's website at www.assurant.com.



ITEM 10.  INTERESTS OF NAMED EXPERTS AND COUNSEL



Stephen W. Gauster, Esq., who serves as an Assistant Secretary of the Company, and Kenneth D. Bowen, Esq., who serves as Vice President and Secretary of the Company, have each given a legal opinion as to the validity of the Contracts. In addition, each of Messrs. Gauster and Bowen owns less than 1% of shares of common stock of the Company's parent, Assurant, Inc.



ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT



(A) DESCRIPTION OF THE BUSINESS



LEGAL ORGANIZATION



Union Security Insurance Company is a stock life insurance company formed in 1910 and organized under the laws of the State of Kansas. Since 1984, it has been an indirect wholly owned subsidiary of Assurant, Inc. ("Assurant"), which owns and operates companies that provide specialty insurance products and related services in North America and select worldwide markets. Assurant is traded on the New York Stock Exchange under the symbol AIZ.



In this report, references to "Union Security," "we," "us" or "our" refer to Union Security Insurance Company.



BUSINESS ORGANIZATION



The Company, which is licensed to sell life, health and annuity insurance in the District of Columbia and in all states except New York, writes insurance products that are marketed by Assurant's business segments (see Assurant's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for a full description of each of these segments). We perform a substantial portion of the operations of the Assurant Employee Benefits segment. We directly market, sell and administer the group disability, group life, group vision, group worksite and certain group dental insurance products, and we provide administrative services under administrative services agreements to other Assurant subsidiaries that provide prepaid dental products. In addition, we reinsure disability and life products through our affiliate, Disability Reinsurance Management Services, Inc. With respect to the Assurant Health segment, we issue small group health insurance policies that are sold through an independent agency. Finally, with respect to the Assurant Specialty Property segment, we issue accidental death and dismemberment policies for which the segment performs the selling, marketing, and administration functions.



As an indirect wholly owned subsidiary of Assurant, Union Security does not have any publicly issued equity or debt securities. We are, however, subject to certain filing requirements under the federal securities laws, because we have issued certain variable and market value adjusted insurance contracts, which are required to be registered under the SEC as securities. Effective April 1, 2001, Assurant exited this line of business and sold the business segment, then referred to as FFG, to The Hartford. This sale was accomplished by means of reinsurance and modified coinsurance. As a result, The

UNION SECURITY INSURANCE COMPANY                                          45

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Hartford is contractually responsible for servicing the insurance contracts, including the payment of benefits, oversight of investment management, overall contract administration and funding of reserves. If The Hartford fails to fulfill its obligations, however, we will be obligated to perform the services and make the required payments and funding.



Union Security was redomesticated to Kansas from Iowa in 2009.



As of February 15, 2011, we had approximately 1,442 employees. We believe that employee relations are satisfactory.



For additional information that relates to our business, we refer you to Assurant's 2010 Annual Report on Form 10-K filed with the SEC and available on the SEC website at www.sec.gov or through Assurant's website at www.assurant.com.



(B) DESCRIPTION OF THE PROPERTY



Our principal office is in Kansas City, Missouri, where we lease office space in a building owned by Assurant. We have regional claims and sales offices throughout the U.S. We believe that our leased properties are adequate for our current business operations.



(C) LEGAL PROCEEDINGS



The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. See Note 16 to the Consolidated Financial Statements for a description of certain matters. The Company may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, the Company does not believe that any pending matter will have a material adverse effect individually or in the aggregate, on the Company's financial position, results of operations, or cash flows.



(D) NOT APPLICABLE.

46                                          UNION SECURITY INSURANCE COMPANY

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(E) FINANCIAL STATEMENTS



            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholder of Union Security Insurance Company:



In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of Union Security Insurance Company and its subsidiaries (the "Company"), an indirect wholly-owned subsidiary of Assurant, Inc. at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



As discussed in Note 2 to the financial statements, the Company changed the manner in which it accounts for other-than temporary impairment of debt securities on April 1, 2009.



PricewaterhouseCoopers LLP
New York, New York
April 28, 2011

UNION SECURITY INSURANCE COMPANY                                          47

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                        UNION SECURITY INSURANCE COMPANY
                          CONSOLIDATED BALANCE SHEETS
                         AT DECEMBER 31, 2010 AND 2009



                                               DECEMBER 31,                 DECEMBER 31,
                                                   2010                         2009
                                                       (IN THOUSANDS EXCEPT PER
                                                       SHARE AND SHARE AMOUNTS)
---------------------------------------------------------------------------------------------
ASSETS
 Investments:
 Fixed maturity securities available for
  sale, at fair value (amortized cost --
  $2,537,606 in 2010 and $2,493,265 in
  2009)                                          $2,716,856                   $2,555,863
 Equity securities available for sale,
  at fair value (cost -- $126,626 in
  2010 and $160,510 in 2009)                        128,768                      157,993
 Commercial mortgage loans on real
  estate, at amortized cost                         702,311                      772,912
 Policy loans                                        13,241                       13,981
 Short-term investments                              53,246                       70,367
 Collateral held under securities
  lending                                            57,039                      106,896
 Other investments                                   92,117                       88,736
                                               ------------                 ------------
                       TOTAL INVESTMENTS          3,763,578                    3,766,748
                                               ------------                 ------------
 Cash and cash equivalents                           24,516                       43,819
 Premiums and accounts receivable, net               71,203                       79,516
 Reinsurance recoverables                         1,744,688                    1,434,405
 Accrued investment income                           41,929                       41,476
 Deferred acquisition costs                          31,222                       37,908
 Deferred income taxes, net                           8,115                       56,569
 Goodwill                                            17,285                       81,573
 Value of business acquired                          16,697                       18,783
 Other assets                                        34,636                       39,732
 Assets held in separate accounts                 1,764,702                    1,740,344
                                               ------------                 ------------
                            TOTAL ASSETS         $7,518,571                   $7,340,873
                                               ------------                 ------------
LIABILITIES
 Future policy benefits and expenses             $2,881,526                   $2,675,069
 Unearned premiums                                   33,871                       37,692
 Claims and benefits payable                      1,741,250                    1,751,501
 Commissions payable                                 14,666                       13,242
 Deferred gain on disposal of businesses             99,897                       97,021
 Obligations under securities lending                57,467                      108,186
 Accounts payable and other liabilities             154,750                      188,958
 Tax payable                                         16,944                       10,523
 Liabilities related to separate
  accounts                                        1,764,702                    1,740,344
                                               ------------                 ------------
                       TOTAL LIABILITIES          6,765,073                    6,622,536
                                               ------------                 ------------
COMMITMENTS AND CONTINGENCIES (NOTE 16)
STOCKHOLDER'S EQUITY
 Common stock, par value $5 per share,
  1,000,000 shares authorized, issued,
  and outstanding                                     5,000                        5,000
 Additional paid-in capital                         475,635                      475,635
 Retained earnings                                  158,846                      203,109
 Accumulated other comprehensive income             114,017                       34,593
                                               ------------                 ------------
              TOTAL STOCKHOLDER'S EQUITY            753,498                      718,337
                                               ------------                 ------------
     TOTAL LIABILITIES AND STOCKHOLDER'S
                                  EQUITY         $7,518,571                   $7,340,873
                                               ------------                 ------------



             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

48                                          UNION SECURITY INSURANCE COMPANY

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                        UNION SECURITY INSURANCE COMPANY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008



                                                       YEARS ENDED DECEMBER 31,
                                              2010               2009               2008
                                                            (IN THOUSANDS)
-------------------------------------------------------------------------------------------------
REVENUES
 Net earned premiums and other
  considerations                            $1,116,247         $1,092,512         $1,173,790
 Net investment income                         212,475            216,725            238,451
 Net realized gains (losses) on
  investments, excluding
  other-than-temporary investment losses        11,458            (13,925)           (26,621)
  Total other-than-temporary investment
   losses                                       (4,263)           (11,330)          (109,075)
  Portion of gain recognized in other
   comprehensive income, before taxes              (12)              (257)                --
                                          ------------       ------------       ------------
 Net other-than-temporary investment
  losses recognized in earnings                 (4,275)           (11,587)          (109,075)
 Amortization of deferred gains on
  disposal of businesses                        (2,876)            16,906             20,680
 Fees and other income                           6,148             14,859             11,449
                                          ------------       ------------       ------------
                          TOTAL REVENUES     1,339,177          1,315,490          1,308,674
                                          ------------       ------------       ------------
BENEFITS, LOSSES AND EXPENSES
 Policyholder benefits                         838,055            849,531            889,498
 Amortization of deferred acquisition
  costs and value of business acquired          41,372             46,398             46,678
 Underwriting, general and
  administrative expenses                      348,842            340,342            353,774
 Goodwill impairment                            64,288             75,244                 --
                                          ------------       ------------       ------------
     TOTAL BENEFITS, LOSSES AND EXPENSES     1,292,557          1,311,515          1,289,950
                                          ------------       ------------       ------------
 Income before provision for income
  taxes                                         46,620              3,975             18,724
 Provision for income taxes                     32,883             27,127             10,867
                                          ------------       ------------       ------------
                       NET INCOME (LOSS)       $13,737           $(23,152)            $7,857
                                          ------------       ------------       ------------



             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

UNION SECURITY INSURANCE COMPANY                                          49

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                        UNION SECURITY INSURANCE COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008



                                                                                           ACCUMULATED
                                  COMMON             ADDITIONAL                               OTHER
                                   STOCK              PAID-IN          RETAINED           COMPREHENSIVE
                                                      CAPITAL          EARNINGS           INCOME (LOSS)             TOTAL
                                                                     (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2008           $5,000              $545,635         $224,710                $5,696              $781,041
 Return of capital (Note 7)            --              (100,000)              --                    --              (100,000)
 Capital contribution (Note
  7)                                   --                15,000               --                    --                15,000
 Cumulative effect of
  change in accounting
  Principles (Note 2)                  --                    --           (2,730)                   --                (2,730)
 Comprehensive loss:
  Net income                           --                    --            7,857                    --                 7,857
  Other comprehensive loss:
    Net change in
     unrealized gains on
     securities, net of
     taxes of $93,578                  --                    --               --              (171,408)             (171,408)
                                                                                                                  ----------
   Total other
    comprehensive loss                                                                                              (171,408)
                                                                                                                  ----------
 Total comprehensive loss                                                                                           (163,551)
                                  -------            ----------       ----------            ----------            ----------
 BALANCE, DECEMBER 31, 2008         5,000               460,635          229,837              (165,712)              529,760
 Dividends                             --                    --          (20,000)                   --               (20,000)
 Capital contribution (Note
  7)                                   --                15,000               --                    --                15,000
 Cumulative effect of
  change in accounting
  principles (Note 2)                  --                    --           16,424               (16,424)                   --
 Comprehensive income:
  Net loss                             --                    --          (23,152)                   --               (23,152)
  Other comprehensive
   income:
    Net change in
     unrealized losses on
     securities, net of
     taxes of $(120,209)               --                    --               --               210,552               210,552
    Net change in
     other-than-temporary
     impairment gains,
     recognized in other
     comprehensive income,
     net of taxes of
     $(3,326)                          --                    --               --                 6,177                 6,177
                                                                                                                  ----------
   Total other
    comprehensive income                                                                                             216,729
                                                                                                                  ----------
 Total comprehensive income                                                                                          193,577
                                  -------            ----------       ----------            ----------            ----------
 BALANCE, DECEMBER 31, 2009         5,000               475,635          203,109                34,593               718,337
 Dividends                             --                    --          (58,000)                   --               (58,000)
 Comprehensive income:
  Net income                           --                    --           13,737                    --                13,737
  Other comprehensive
   income:
    Net change in
     unrealized gains on
     securities, net of
     taxes of $(41,445)                --                    --               --                77,000                77,000
    Net change in
     other-than-temporary
     impairment gains,
     recognized in other
     comprehensive income,
     net of taxes of
     $(1,305)                          --                    --               --                 2,424                 2,424
                                                                                                                  ----------
   Total other
    comprehensive income                                                                                              79,424
                                                                                                                  ----------
 Total comprehensive income                                                                                           93,161
                                  -------            ----------       ----------            ----------            ----------
 BALANCE, DECEMBER 31, 2010        $5,000              $475,635         $158,846              $114,017              $753,498
                                  -------            ----------       ----------            ----------            ----------



             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

50                                          UNION SECURITY INSURANCE COMPANY

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                        UNION SECURITY INSURANCE COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008



                                                            YEARS ENDED DECEMBER 31,
                                                                      2009
                                          2010                   (IN THOUSANDS)               2008
-----------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net income (loss)                             $13,737                $(23,152)                 $7,857
 Adjustments to reconcile net income
  (loss) to net cash (used in) provided
  by operating activities:
 Change in reinsurance recoverable            (310,283)                (75,154)                (51,605)
 Change in premiums and accounts
  receivable                                     9,676                  (5,590)                 40,739
 Depreciation and amortization                   4,805                   3,418                   1,173
 Change in deferred acquisition costs
  and value of business acquired                 8,772                   7,790                   8,910
 Change in accrued investment income              (453)                   (866)                  1,742
 Change in insurance policy reserves and
  expenses                                     192,385                 (45,507)                (53,850)
 Change in accounts payable and other
  liabilities                                  (35,745)                 (3,222)                (20,638)
 Change in commissions payable                   1,424                  (1,756)                   (509)
 Change in reinsurance balances payable             --                      --                  (2,706)
 Change in funds held under reinsurance             --                      --                    (118)
 Amortization of deferred gain on
  disposal of businesses                         2,876                 (16,906)                (20,680)
 Change in income taxes                         12,125                   7,501                 (22,869)
 Net realized (gains) losses on
  investments                                   (7,183)                 25,512                 135,696
 Goodwill impairment                            64,288                  75,244                      --
 Other                                           2,712                  (5,251)                    (84)
                                          ------------            ------------            ------------
NET CASH (USED IN) PROVIDED BY OPERATING
                              ACTIVITIES       (40,864)                (57,939)                 23,058
                                          ------------            ------------            ------------
INVESTING ACTIVITIES
 Sales of:
 Fixed maturity securities available for
  sale                                         323,152                 244,094                 451,988
 Equity securities available for sale           44,045                  27,345                  96,375
 Property and equipment                             --                    (105)                     25
 Maturities, prepayments, and scheduled
  redemption of:
 Fixed maturity securities available for
  sale                                         170,173                 129,687                  76,593
 Purchase of:
 Fixed maturity securities available for
  sale                                        (531,646)               (449,662)               (357,887)
 Equity securities available for sale           (7,340)                (11,750)                (74,181)
 Property and equipment                            (22)                     --                      --
 Subsidiary, net of cash transferred (1)            --                   4,923                      --
 Change in other invested assets                (3,381)                 (6,108)                 (7,847)
 Change in commercial mortgage loans on
  real estate                                   66,719                  61,242                 (16,070)
 Change in short-term investments               17,983                  89,480                (115,755)
 Change in collateral held under
  securities lending                            49,857                  15,877                 111,102
 Change in policy loans                            740                     441                  (2,076)
                                          ------------            ------------            ------------
          NET CASH PROVIDED BY INVESTING
                              ACTIVITIES       130,280                 105,464                 162,267
                                          ------------            ------------            ------------
FINANCING ACTIVITIES
 Dividends paid                                (58,000)                (20,000)                     --
 Change in obligation under securities
  lending                                      (50,719)                (15,877)               (115,986)
 Return of capital                                  --                      --                (100,000)
 Contributed capital                                --                  15,000                  15,000
                                          ------------            ------------            ------------
   NET CASH USED IN FINANCING ACTIVITIES      (108,719)                (20,877)               (200,986)
                                          ------------            ------------            ------------
 Change in cash and cash equivalents           (19,303)                 26,648                 (15,661)
 Cash and cash equivalents at beginning
  of period                                     43,819                  17,171                  32,832
                                          ------------            ------------            ------------
 Cash and cash equivalents at end of
  period                                       $24,516                 $43,819                 $17,171
                                          ------------            ------------            ------------
 Supplemental information:
 Income taxes paid, net of refunds             $20,727                 $19,597                 $33,270
                                          ------------            ------------            ------------



(1) This relates to Shenandoah Life Insurance Company ("Shenandoah"), acquired through reinsurance agreement on October 1, 2009.



             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

UNION SECURITY INSURANCE COMPANY                                          51

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1. NATURE OF OPERATIONS



Union Security Insurance Company (the "Company") is a provider of life and health insurance products, including group disability insurance, group dental insurance, group life insurance, small employer group health insurance and pre-funded funeral insurance ("Preneed"). The Company is an indirect wholly-owned subsidiary of Assurant, Inc. (the "Parent"). The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ. The Company distributes its products in the District of Columbia and in all states except New York.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



BASIS OF PRESENTATION



The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares, per share amounts and number of securities in an unrealized loss position.



PRINCIPLES OF CONSOLIDATION



The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company transactions and balances are eliminated in consolidation.



USE OF ESTIMATES



The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The items on the Company's balance sheet affected by the use of estimates include but are not limited to, investments, premiums and accounts receivable, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes and associated valuation allowances, goodwill, valuation of business acquired ("VOBA"), future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates reported. The Company believes the amounts reported are reasonable and adequate.



COMPREHENSIVE INCOME (LOSS)



Comprehensive income (loss) is comprised of net income, net unrealized gains and losses on securities classified as available-for-sale and net unrealized gains and losses on other-than-temporarily impaired securities, less deferred income taxes.



RECLASSIFICATIONS



Certain prior period amounts have been reclassified to conform to the 2010 presentation.



FAIR VALUE



The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 4 for further information.



INVESTMENTS



Fixed maturity and equity securities are classified as available-for-sale, as defined in the investments guidance, and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the purchase cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. The net unrealized gains and losses, less deferred income taxes, are included in accumulated other comprehensive income ("AOCI").



Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management's analysis of factors including actual loan loss experience, specific events based on geographical, political or economic conditions, industry experience, loan groupings that have probable and estimable losses and individually impaired loan loss analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. Indicative factors of impairment include, but are not limited to, whether the loan is current, the value of the collateral and the financial position of the borrower. If a loan is individually impaired, the Company uses one of the following valuation methods based on the individual loan's facts and circumstances to measure the impairment amount: (1) the present value of expected future cash flows, (2) the loan's observable market price, or (3) the fair value of collateral. Changes in the allowance for loan losses are recorded in net realized losses on investments, excluding other-than-temporary impairment ("OTTI") losses.

52                                          UNION SECURITY INSURANCE COMPANY

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The Company places loans on non-accrual status after 90 days of delinquent payments (unless the loan is both well secured and in the process of collection). A loan may be placed on non-accrual status before this time if information is available that suggests its impairment is probable.



Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.



Short-term investments include money market funds and short maturity investments. These amounts are reported at cost, which approximates fair value.



The Company engages in collateralized transactions in which fixed maturity securities, especially bonds issued by the U.S. government, government agencies and authorities, and U.S. corporations, are loaned to selected broker/dealers. The collateral held under these securities lending transactions is reported at fair value and the obligation is reported at the amount of the collateral received. The difference between the collateral held and obligations under securities lending is recorded as an unrealized loss and is included as part of AOCI.



Other investments consist primarily of investments in joint ventures and partnerships. The joint ventures and partnerships are valued according to the equity method of accounting.



The Company monitors its investment portfolio to identify investments that may be other-than-temporarily impaired. In addition, securities, aggregated by issuer, whose market price is equal to 80% or less of their original purchase price or which had a discrete credit event resulting in the debtor defaulting or seeking bankruptcy protection are added to a potential write-down list, which is discussed at quarterly meetings attended by members of the Company's investment, accounting and finance departments. See Note 3 for further information.



Realized gains and losses on sales of investments are recognized on the specific identification basis.



Investment income is recorded as earned net of investment expenses. The Company uses the interest method to recognize interest income on its commercial mortgage loans.



The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.



CASH AND CASH EQUIVALENTS



The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank provided the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.



UNCOLLECTIBLE RECEIVABLE BALANCE



The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.



REINSURANCE



Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the consolidated balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company's primary liability to insureds, thus a credit exposure exists to the extent that any reinsurer is unable to meet the obligation assumed in the reinsurance agreements. To mitigate this exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and holds substantial collateral (in the form of funds withheld, trusts, and letters of credit) as security under the reinsurance agreements. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management's experience and current economic conditions.



Funds withheld under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.



Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.

UNION SECURITY INSURANCE COMPANY                                          53

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INCOME TAXES



The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or benefit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement.



Current federal income taxes are recognized based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.



The Company classifies net interest expense related to tax matters and any applicable penalties as a component of income tax expense.



DEFERRED ACQUISITION COSTS



The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, premium taxes and certain direct marketing expenses.



Premium deficiency testing is performed annually and generally reviewed quarterly. Such testing involves the use of best estimate assumptions including the anticipation of investment income to determine if anticipated future policy premiums are adequate to recover all DAC and related claims, benefits and expenses. To the extent a premium deficiency exists, it is recognized immediately by a charge to the consolidated statement of operations and a corresponding reduction in DAC. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.



Long Duration Contracts



Acquisition costs for Preneed life insurance policies and certain life insurance policies no longer offered are deferred and amortized in proportion to anticipated premiums over the premium-paying period. These acquisition costs consist primarily of first year commissions paid to agents and sales and policy issue costs.



Acquisition costs relating to group worksite insurance products consist primarily of first year commissions to brokers and one time policy transfer fees and costs of issuing new certificates. These acquisition costs are front-end loaded, thus they are deferred and amortized over the estimated terms of the underlying contracts.



For Preneed investment-type annuities, DAC is amortized in proportion to the present value of estimated gross profits from investment, mortality, expense margins and surrender charges over the estimated life of the policy or contract. The assumptions used for the estimates are consistent with those used in computing the policy or contract liabilities.



Acquisition costs on Fortis Financial Group ("FFG") and Long-Term Care ("LTC") disposed businesses were written off when the businesses were sold.



Short Duration Contracts



Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.



Acquisition costs relating to group term life, group disability and group dental consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.



PROPERTY AND EQUIPMENT



Property and equipment is included in other assets and reported at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over estimated useful lives with a maximum of 39.5 years for buildings, a maximum of 7 years for furniture and a maximum of 5 years for equipment. Expenditures for maintenance and repairs are charged to income as incurred. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset.



Property and equipment also includes capitalized software costs, which represent costs directly related to obtaining, developing or upgrading internal use software. Such costs are capitalized and amortized using the straight-line method over their estimated useful lives. Property and equipment are assessed for impairment when impairment indicators exist.

54                                          UNION SECURITY INSURANCE COMPANY

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GOODWILL



Goodwill represents the excess of acquisition costs over the net fair value of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather is tested at least annually for impairment. The Company reviews goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. The Company regularly assesses whether any indicators of impairment exist. Such indicators include, but are not limited to: a significant decline in expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment.



The goodwill impairment test has two steps. The Company first compares its estimated fair value with its net book value ("Step 1"). If the estimated fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its estimated fair value, the Company would perform a second test to measure the amount of impairment if any. To determine the amount of any impairment, the Company would determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination ("Step 2"). Specifically, the Company would determine the fair value of all of the assets and liabilities, including any unrecognized intangible assets, in a hypothetical calculation that would yield the implied fair value of goodwill. If the implied fair value of goodwill is less than the recorded goodwill, the Company would record an impairment charge for the difference.



In the fourth quarters of 2010 and 2009, the Company conducted annual assessments of goodwill. Based on the results of the 2010 assessment, the Company concluded that the net book value of its goodwill exceeded the estimated fair value and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded a $64,288 impairment charge. During 2009, the Company concluded that the net book value of its goodwill exceeded its estimated fair value and recorded a $75,244 impairment charge after performing a Step 2 test. See Notes 4 and 13 for further information.



VALUE OF BUSINESSES ACQUIRED



VOBA is the identifiable intangible asset representing the value of the insurance businesses acquired. The amount is determined using best estimates for mortality, lapse, maintenance expenses and investment returns at date of purchase. The amount determined represents the purchase price paid to the seller for producing the business. Similar to the amortization of DAC, the amortization of VOBA is over the premium payment period for traditional life insurance policies and Preneed limited payment policies. For Preneed annuities, the amortization of VOBA is over the expected lifetime of the policies.



VOBA is tested for recoverability annually. If it is determined that future policy premiums and investment income or gross profits are not adequate to cover related losses or loss expenses, then an expense is reported in current earnings. Based on 2010 and 2009 testing, future policy premiums and investment income or gross profits were deemed adequate to cover related losses or loss expenses.



OTHER ASSETS



Other assets primarily include prepaid items and other intangible assets. Other intangible assets that have finite lives, including but not limited to, customer contracts, are amortized over their estimated useful lives. Intangible assets deemed to have indefinite useful lives, primarily certain state licenses, are not amortized and are subject to at least annual impairment tests. Impairment exists if the carrying amount of the indefinite-lived intangible asset exceeds its fair value. For other intangible assets with finite lives, impairment is recognized if the carrying amount is not recoverable and exceeds the fair value of the intangible asset. Generally other intangible assets with finite lives are only tested for impairment if there are indicators ("triggers") of impairment identified. Triggers include, but are not limited to, a significant adverse change in the extent, manner or length of time in which the other intangible asset is being used or a significant adverse change in legal factors or in the business climate that could affect the value of the other intangible asset. In certain cases, the Company does perform an annual impairment test for other intangible assets with finite lives even if there are no triggers present. There were no impairments of finite-lived or indefinite-lived intangible assets in either 2010 or 2009.



SEPARATE ACCOUNTS



Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying consolidated statements of operations because the accounts are administered by reinsurers.



Prior to April 2, 2001, FFG had issued variable insurance products registered as securities under the Securities Act of 1933, as amended. These products featured fixed premiums, a minimum death benefit, and policyholder returns linked to an underlying portfolio of securities. The variable insurance products issued by FFG have been 100% reinsured with The Hartford Financial Services Group, Inc. and certain of its subsidiaries ("The Hartford").

UNION SECURITY INSURANCE COMPANY                                          55

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RESERVES



Reserves are established in accordance with GAAP, using generally accepted actuarial methods. Factors used in their calculation include experience derived from historical claim payments and actuarial assumptions. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverages, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.



Reserves do not represent an exact calculation of exposure, but instead represent our best estimates of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on facts and circumstances known at the time of calculation. The adequacy of reserves will be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.



Many of these items are not directly quantifiable. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the consolidated statement of operations in the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made. However, based on information currently available, we believe our reserve estimates are adequate.



Long Duration Contracts



The Company's long duration contracts include Preneed life insurance policies and annuity contracts, traditional life insurance policies no longer offered, policies disposed of via reinsurance (FFG and LTC contracts), group worksite and certain medical policies.



Future policy benefits and expense reserves for LTC, certain life and annuity insurance policies no longer offered, and the traditional life insurance contracts within FFG, are equal to the present value of future benefits to policyholders plus related expenses less the present value of the future net premiums. These amounts are estimated based on assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company's experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.



Future policy benefits and expense reserves for Preneed investment-type annuities, and the variable life insurance and investment-type annuity contracts in FFG consist of policy account balances before applicable surrender charges and certain deferred policy initiation fees that are being recognized in income over the terms of the policies. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. An unearned revenue reserve is also recorded for those Preneed life insurance contracts which represents the balance of the excess of gross premiums over net premiums that is still recognized in future years' income in a constant relationship to estimated gross profits.



Future policy benefits and expense reserves for Preneed life insurance contracts are reported at the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions are selected using best estimates for expected investment yield, inflation, mortality and withdrawal rates. These assumptions reflect current trends, are based on Company experience and include provision for possible unfavorable deviation. An unearned revenue reserve is also recorded for these contracts which represents the balance of the excess of gross premiums over net premiums that is still to be recognized in future years' income in a constant relationship to insurance in force.



Reserves for worksite group disability policies, which typically have high front-end costs and are expected to remain in force for an extended period of time, include case reserves and incurred but not reported ("IBNR") reserves which equal the net present value of the expected future claims payments. Worksite group long term disability reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio.



Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised.



Short Duration Contracts



The Company's short duration contracts include group term life contracts, group disability contracts, medical contracts, dental contracts, and credit life and disability contracts. For short duration contracts, claims and benefits payable reserves are

56                                          UNION SECURITY INSURANCE COMPANY

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recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include: (1) case reserves for known but unpaid claims as of the balance sheet date; (2) IBNR reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.



For group disability, the case reserves and the IBNR reserves are recorded at an amount equal to the net present value of the expected future claims payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio. Group long term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate.



Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.



DEFERRED GAIN ON DISPOSAL OF BUSINESSES



The Company recorded a deferred gain on disposal of businesses utilizing reinsurance. On March 1, 2000, the Company sold its LTC business using a coinsurance contract. On April 2, 2001, the Company sold its FFG business using coinsurance and a modified coinsurance contract. Since the form of sale did not discharge the Company's primary liability to the insureds, the gain on these disposals was deferred and reported as a liability. The liability is decreased and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company, and adjusts the revenue recognized accordingly. In 2010, the Company re-established $15,486 of the FFG deferred gain based on its annual review.



PREMIUMS



Long Duration Contracts



Currently, the Company's long duration contracts being sold are group worksite insurance. Revenues are recognized when earned on group worksite insurance products.



For life insurance policies previously sold by the Preneed business (no longer offered), revenue is recognized when due from policyholders.



For investment-type annuity contracts previously sold by the Preneed business (no longer offered), revenues consist of charges assessed against policy balances.



Premiums for LTC insurance and traditional life insurance contracts within FFG are recognized as revenue when due from the policyholder. For universal life insurance and investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the FFG and LTC businesses previously sold, all revenue is ceded.



Short Duration Contracts



The Company's short duration contracts are those on which the Company recognizes revenue on a pro-rata basis over the contract term. The Company's short duration contracts primarily include group term life, group disability, medical, dental, and credit life and disability.



TOTAL OTHER-THAN-TEMPORARY IMPAIRMENT LOSSES



For debt securities with credit losses and non-credit losses or gains, total other-than-temporary impairment losses is the total of the decline in fair value from either the most recent OTTI determination or a prior period end in which the fair value declined until the current period end valuation date. This amount does not include any securities that had fair value increases. For equity securities and debt securities that the Company has the intent to sell or if it is more likely than not that it will be required to sell, for equity securities that have an OTTI or for debt securities if there are only credit losses, total other-than-temporary impairment losses is the total amount by which the fair value of the security is less than its amortized cost basis at the period end valuation date and the decline in fair value is deemed to be other-than-temporary.



FEES AND OTHER INCOME



Income earned on Preneed life insurance policies with discretionary death benefit growth issued after 2008 is presented within fees and other income.



The Company derives fee and other income primarily from providing administrative services. These fees are recognized monthly when services are performed.



UNDERWRITING, GENERAL AND ADMINISTRATIVE EXPENSES



Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits and other general operating expenses.

UNION SECURITY INSURANCE COMPANY                                          57

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LEASES



The Company records expenses for operating leases on a straight-line basis over the lease term.



CONTINGENCIES



The Company follows the guidance on contingencies, which requires the Company to evaluate each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are adequate and reasonable.



RECENT ACCOUNTING PRONOUNCEMENTS -- ADOPTED



On January 1, 2010, the Company adopted the new guidance on transfers of financial assets. This new guidance amends the derecognition guidance and eliminates the exemption from consolidation for qualifying special-purpose entities. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.



On January 1, 2010, the Company adopted the new guidance on the accounting for a variable interest entity ("VIE"). This new guidance amends the consolidation guidance applicable to VIEs to require a qualitative assessment in the determination of the primary beneficiary of the VIE, to require an ongoing reconsideration of the primary beneficiary, to amend the events that trigger a reassessment of whether an entity is a VIE and to change the consideration of kick-out rights in determining if an entity is a VIE. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.



On July 1, 2009, the Company adopted the new guidance that establishes a single source of authoritative accounting and reporting guidance recognized by the FASB for nongovernmental entities (the "Codification"). The Codification does not change current GAAP, but is intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations. References to accounting guidance contained in the Company's consolidated financial statements and disclosures have been updated to reflect terminology consistent with the Codification. Plain English references to the accounting guidance have been made along with references to the ASC topic number and name.



On October 1, 2009, the Company adopted the new guidance on measuring the fair value of liabilities. When the quoted price in an active market for an identical liability is not available, this new guidance requires that either the quoted price of the identical or similar liability when traded as an asset or another valuation technique that is consistent with the fair value measurements and disclosures guidance be used to fair value the liability. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.



On April 1, 2009, the Company adopted the new OTTI guidance. This new guidance amends the previous guidance for debt securities and modifies the presentation and disclosure requirements for debt and equity securities. In addition, it amends the requirement for an entity to positively assert the intent and ability to hold a debt security to recovery to determine whether an OTTI exists and replaces this provision with the assertion that an entity does not intend to sell or it is not more likely than not that the entity will be required to sell a security prior to recovery of its amortized cost basis. Additionally, this new guidance modifies the presentation of certain OTTI debt securities to only present the impairment loss within the results of operations that represents the credit loss associated with the OTTI with the remaining impairment loss being presented within other comprehensive income (loss) ("OCI"). At adoption, the Company recorded a cumulative effect adjustment to reclassify the non-credit component of previously recognized OTTI securities which resulted in an increase of $16,424 (after-tax) in retained earnings and a decrease of $16,424 (after-tax) in AOCI. See Note 3 for further information.



On April 1, 2009, the Company adopted the new guidance on determining fair value in illiquid markets. This new guidance clarifies how to estimate fair value when the volume and level of activity for an asset or liability have significantly decreased. This new guidance also clarifies how to identify circumstances indicating that a transaction is not orderly. Under this new guidance, significant decreases in the volume and level of activity of an asset or liability, in relation to normal market activity requires further evaluation of transactions or quoted prices and exercise of significant judgment in arriving at fair values. This new guidance also requires additional interim and annual disclosures. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

58                                          UNION SECURITY INSURANCE COMPANY

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On January 1, 2009, the Company adopted the revised business combinations guidance. The revised guidance retains the fundamental requirements of the previous guidance in that the acquisition method of accounting be used for all business combinations, that an acquirer be identified for each business combination and for goodwill to be recognized and measured as a residual. The revised guidance expands the definition of transactions and events that qualify as business combinations to all transactions and other events in which one entity obtains control over one or more other businesses. The revised guidance broadens the fair value measurement and recognition of assets acquired, liabilities assumed and interests transferred as a result of business combinations. It also increases the disclosure requirements for business combinations in the consolidated financial statements. The adoption of the revised guidance did not have an impact on the Company's financial position or results of operations. However, should the Company enter into a business combination in 2010 or beyond, our financial position or results of operations could incur a significantly different impact than had it recorded the acquisition under the previous business combinations guidance. Earnings volatility could result, depending on the terms of the acquisition.



On January 1, 2009, the Company adopted the new consolidations guidance. The new guidance requires that a noncontrolling interest in a subsidiary be separately reported within equity and the amount of consolidated net income attributable to the noncontrolling interest be presented in the statement of operations. The new guidance also calls for consistency in reporting changes in the Parent's ownership interest in a subsidiary and necessitates fair value measurement of any noncontrolling equity investment retained in a deconsolidation. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations.



On January 1, 2009, the Company applied the fair value measurements and disclosures guidance for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The application of this guidance for those assets and liabilities did not have an impact on the Company's financial position or results of operations. TheCompany's non-financial assets measured at fair value on a non-recurring basis include goodwill and intangible assets. In a businesscombination, the non-financial assets and liabilities of the acquired company would be measured at fair value in accordance with the fair valuemeasurements and disclosures guidance. The requirements of this guidance include using an exit price based on an orderly transaction betweenmarket participants at the measurement date assuming the highest and best use of the asset by market participants. To perform a market valuation, the Company is required to use a market, income or cost approach valuation technique(s). The Company performs its annual impairment analyses of goodwill and indefinite-lived intangible assets in the fourth quarter, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If Step 1 of the impairment test indicates that the net book value of the Company is greater than the estimated fair value, then Step 2 test is required. Step 2 requires that the Company measure the fair value of goodwill of the Company. As mentioned above, the application of this guidance which was used to measure the fair value of goodwill in Step 2 of the goodwill impairment test did not have an impact on the Company's financial position or results of operations.



On January 1, 2008, the Company adopted the fair value measurements and disclosures guidance. This guidance defined fair value, addressed how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP and expanded disclosures about fair value measurements. This guidance was applied prospectively for financial assets and liabilities measured on a recurring basis as of January 1, 2008 except for certain financial assets that were measured at fair value using a transaction price. For these financial instruments, which the Company has, this guidance required limited retrospective adoption and thus the difference between the fair values using a transaction price and the fair values using an exit price of the relevant financial instruments was shown as a cumulative-effect adjustment to the January 1, 2008 retained earnings balance. At adoption, the Company recognized a $4,200 decrease to other assets, and a corresponding decrease of $2,730 (after-tax) to retained earnings. See Notes 3 and 4 for further information regarding these financial instruments and the fair value disclosures, respectively.



RECENT ACCOUNTING PRONOUNCEMENTS -- NOT YET ADOPTED



In October 2010, the FASB issued amendments to existing guidance on accounting for costs associated with acquiring or renewing insurance contracts. The amendments modify the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts. Under this amended guidance, acquisition costs are defined as costs that are related directly to the successful acquisition of new or renewal insurance contracts. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Therefore, the Company is required to adopt this guidance on January 1, 2012. Prospective application as of the date of adoption is required; however retrospective application to all prior periods presented upon the date of adoption is also permitted, but not required. Early adoption is permitted, but only at the beginning of an entity's annual reporting period. The Company is currently evaluating the requirements of the amendments and the potential impact, if any, on the Company's financial position and results of operations.

UNION SECURITY INSURANCE COMPANY                                          59

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3. INVESTMENTS



The following tables show the amortized cost, gross unrealized gains and losses and fair value and OTTI of our fixed maturity and equity securities as of the dates indicated:



                                                                 DECEMBER 31, 2010
                                           COST OR                  GROSS                      GROSS
                                          AMORTIZED              UNREALIZED                  UNREALIZED
                                            COST                    GAINS                      LOSSES
------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
United States Government and
 government agencies and authorities           $7,096                   $210                        $(6)
States, municipalities and political
 subdivisions                                  55,486                    945                     (1,360)
Foreign governments                            34,913                  2,616                       (540)
Asset-backed                                    2,180                     93                         --
Commercial mortgage-backed                     11,060                    459                         (3)
Residential mortgage-backed                    97,562                  7,447                        (11)
Corporate                                   2,329,309                188,000                    (18,600)
                                        -------------            -----------                 ----------
       TOTAL FIXED MATURITY SECURITIES     $2,537,606               $199,770                   $(20,520)
                                        -------------            -----------                 ----------
EQUITY SECURITIES:
Common stocks                                     $92                    $87                       $ --
Non-redeemable preferred stocks               126,534                  8,850                     (6,795)
                                        -------------            -----------                 ----------
               TOTAL EQUITY SECURITIES       $126,626                 $8,937                    $(6,795)
                                        -------------            -----------                 ----------

                                                     DECEMBER 31, 2010

                                                                      OTTI IN
                                              FAIR VALUE              AOCI (1)
--------------------------------------  -------------------------------------------
FIXED MATURITY SECURITIES:
United States Government and
 government agencies and authorities                $7,300                $ --
States, municipalities and political
 subdivisions                                       55,071                  --
Foreign governments                                 36,989                  --
Asset-backed                                         2,273                  --
Commercial mortgage-backed                          11,516                  --
Residential mortgage-backed                        104,998                 633
Corporate                                        2,498,709               9,182
                                             -------------            --------
       TOTAL FIXED MATURITY SECURITIES          $2,716,856              $9,815
                                             -------------            --------
EQUITY SECURITIES:
Common stocks                                         $179                $ --
Non-redeemable preferred stocks                    128,589                  --
                                             -------------            --------
               TOTAL EQUITY SECURITIES            $128,768                $ --
                                             -------------            --------



                                                                DECEMBER 31, 2009
                                           COST OR                GROSS                   GROSS
                                          AMORTIZED            UNREALIZED               UNREALIZED
                                            COST                  GAINS                   LOSSES
----------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
United States Government and
 government agencies and authorities           $2,888                 $124                    $ --
States, municipalities and political
 subdivisions                                  58,962                1,194                  (1,762)
Foreign governments                            34,969                1,984                  (1,825)
Asset-backed                                    3,782                   56                     (58)
Commercial mortgage-backed                     20,369                  121                    (168)
Residential mortgage-backed                   122,036                5,947                    (454)
Corporate                                   2,250,259              107,017                 (49,578)
                                        -------------          -----------              ----------
       TOTAL FIXED MATURITY SECURITIES     $2,493,265             $116,443                $(53,845)
                                        -------------          -----------              ----------
EQUITY SECURITIES:
Non-redeemable preferred stocks              $160,510               $9,699                $(12,216)
                                        -------------          -----------              ----------

                                                 DECEMBER 31, 2009

                                                                 OTTI
                                         FAIR VALUE          IN AOCI (1)
--------------------------------------  -----------------------------------
FIXED MATURITY SECURITIES:
United States Government and
 government agencies and authorities           $3,012              $ --
States, municipalities and political
 subdivisions                                  58,394                --
Foreign governments                            35,128                --
Asset-backed                                    3,780                --
Commercial mortgage-backed                     20,322                --
Residential mortgage-backed                   127,529              (132)
Corporate                                   2,307,698             6,218
                                        -------------          --------
       TOTAL FIXED MATURITY SECURITIES     $2,555,863            $6,086
                                        -------------          --------
EQUITY SECURITIES:
Non-redeemable preferred stocks              $157,993              $ --
                                        -------------          --------



(1) Represents the amount of other-than-temporary impairment gains in AOCI, which, from April 1, 2009, were not included in earnings under the new OTTI guidance for debt securities.



The cost or amortized cost and fair value of fixed maturity securities at December 31, 2010 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.



                                             COST OR
                                            AMORTIZED        FAIR
                                              COST           VALUE
----------------------------------------------------------------------
Due in one year or less                         $95,904        $97,549
Due after one year through five years           289,089        306,193
Due after five years through ten years          529,404        560,518
Due after ten years                           1,512,407      1,633,809
                                          -------------  -------------
                                   TOTAL      2,426,804      2,598,069
Asset-backed                                      2,180          2,273
Commercial mortgage-backed                       11,060         11,516
Residential mortgage-backed                      97,562        104,998
                                          -------------  -------------
                                   TOTAL     $2,537,606     $2,716,856
                                          -------------  -------------

60                                          UNION SECURITY INSURANCE COMPANY

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Major categories of net investment income were as follows:



                                         YEARS ENDED DECEMBER 31,
                                  2010             2009             2008
--------------------------------------------------------------------------------
Fixed maturity securities        $160,844         $158,678         $165,334
Equity securities                   9,960           12,522           15,860
Commercial mortgage loans on
 real estate                       46,977           51,287           54,535
Policy loans                          788              830              806
Short-term investments                204            1,207            2,888
Other investments                   1,042              603            6,351
Cash and cash equivalents              16               95            1,208
                               ----------       ----------       ----------
      TOTAL INVESTMENT INCOME     219,831          225,222          246,982
Investment expenses                (7,356)          (8,497)          (8,531)
                               ----------       ----------       ----------
        NET INVESTMENT INCOME    $212,475         $216,725         $238,451
                               ----------       ----------       ----------



No material investments of the Company were non-income producing for the years ended December 31, 2010, 2009, and 2008.



The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales.



                                          FOR THE YEARS ENDED DECEMBER 31,
                                       2010             2009             2008
--------------------------------------------------------------------------------
Proceeds from sales                   $368,551         $271,086         $548,341
Gross realized gains                    17,592           10,045           20,231
Gross realized losses                    2,326           20,503           44,001



For securities sold at a loss during 2010, the average period of time these securities were trading continuously at a price below book value was approximately 27 months.



The following table sets forth the net realized gains (losses), including other-than-temporary impairments, recognized in the statement of operations as follows:



                                         YEARS ENDED DECEMBER 31,
                                  2010            2009             2008
--------------------------------------------------------------------------------
Net realized gains (losses)
 related to sales and other:
 Fixed maturity securities        $12,287           $(198)          $(5,350)
 Equity securities                  3,051          (9,647)          (16,153)
 Commercial mortgage loans on
  real estate                      (3,882)         (4,100)             (234)
 Other investments                      2              20                --
 Collateral held under
  securities lending                   --              --            (4,884)
                                ---------       ---------       -----------
      TOTAL NET REALIZED GAINS
     (LOSSES) RELATED TO SALES     11,458         (13,925)          (26,621)
                                ---------       ---------       -----------
Net realized losses related to
 other-than-temporary
 impairments:
 Fixed maturity securities         (4,045)         (6,990)          (57,271)
 Equity securities                   (230)         (4,597)          (51,804)
                                ---------       ---------       -----------
     TOTAL NET REALIZED LOSSES
                    RELATED TO
          OTHER-THAN-TEMPORARY
                   IMPAIRMENTS     (4,275)        (11,587)         (109,075)
                                ---------       ---------       -----------
      TOTAL NET REALIZED GAINS
                      (LOSSES)     $7,183        $(25,512)        $(135,696)
                                ---------       ---------       -----------

UNION SECURITY INSURANCE COMPANY                                          61

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OTHER-THAN-TEMPORARY IMPAIRMENTS



Adoption of the OTTI Guidance



On April 1, 2009, the Company adopted the OTTI guidance which requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Prior to April 1, 2009, the Company was required to determine whether it had the intent and ability to hold the investment for a sufficient period of time for the value to recover. When the analysis of the above factors resulted in the Company's conclusion that declines in market values were other-than-temporary, the cost of the securities was written down to market value and the reduction in value was reflected as a realized loss in the statement of operations. Under the OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit, factors (E.G., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but the Company intends to sell the security or it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI were recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.



The OTTI guidance required that the Company record, as of April 1, 2009, the date of adoption, a cumulative effect adjustment to reclassify the noncredit component of a previously recognized OTTI from retained earnings to other comprehensive income. For purposes of calculating the cumulative effect adjustment, the Company reviewed OTTI it had recorded through realized losses on securities held at March 31, 2009, which were $64,705, and estimated the portion related to credit losses (I.E., where the present value of cash flows expected to be collected are lower than the amortized cost basis of the security) and the portion related to all other factors. The Company determined that $36,462 of the OTTI previously recorded related to specific credit losses and $28,243 related to all other factors. Under the OTTI guidance, the Company increased the amortized cost basis of these debt securities by $25,268 and recorded a cumulative effect adjustment, net of tax, in its shareholder's equity section. The cumulative effect adjustment had no effect on total shareholder's equity as it increased retained earnings and reduced accumulated other comprehensive income.



For the twelve months ended December 31, 2010 and 2009, the Company recorded $4,263 and $11,330, respectively, of OTTI, of which $4,275 and $11,587 was related to credit losses and recorded as net OTTI losses recognized in earnings, with the remaining amount of $(12) and $(257), respectively, related to all other factors and recorded as an unrealized gain component of AOCI.



The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts.



                                                                 YEAR ENDED
                                                              DECEMBER 31, 2010
--------------------------------------------------------------------------------
Balance, beginning of year                                          $29,247
 Additions for credit loss impairments recognized in the
  current period on securities not previously impaired                1,045
 Additions for credit loss impairments recognized in the
  current period on securities previously impaired                      251
 Reductions for securities which the amount previously
  recognized in other comprehensive income was recognized
  in earnings because the entity intends to sell the
  security                                                              (75)
 Reductions for increases in cash flows expected to be
  collected that are recognized over the remaining life of
  the security                                                         (201)
 Reductions for credit loss impairments previously
  recognized on securities which matured, paid down,
  prepaid or were sold during the period                               (945)
                                                                  ---------
                                       BALANCE, END OF YEAR         $29,322
                                                                  ---------

62                                          UNION SECURITY INSURANCE COMPANY

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                                                                 YEAR ENDED
                                                              DECEMBER 31, 2009
--------------------------------------------------------------------------------
Balance, beginning of year                                              $ --
 Credit losses remaining in retained earnings related to
  the adoption of OTTI guidance effective April 1, 2009               36,462
 Additions for credit loss impairments recognized in the
  current period on securities not previously impaired                   681
 Additions for credit loss impairments recognized in the
  current period on securities previously impaired                       680
 Reductions for increases in cash flows expected to be
  collected that are recognized over the remaining life of
  the security                                                          (275)
 Reductions for credit loss impairments previously
  recognized on securities which matured, paid down,
  prepaid or were sold during the period                              (8,301)
                                                                 -----------
                                       BALANCE, END OF YEAR          $29,247
                                                                 -----------



We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.



The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed or asset-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential and commercial mortgage-backed and asset-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the balance sheet date. The discounted cash flows become the new amortized cost basis of the fixed maturity security.



In periods subsequent to the recognition of an other-than-temporary impairment, the Company generally accretes the discount (or amortizes the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.

UNION SECURITY INSURANCE COMPANY                                          63

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Realized gains and losses on sales of investments are recognized on the specific identification basis.



The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2010 and 2009 were as follows:



                                                                      DECEMBER 31, 2010
                                                LESS THAN 12 MONTHS                        12 MONTHS OR MORE
                                           FAIR              UNREALIZED              FAIR              UNREALIZED
                                          VALUE                LOSSES               VALUE                LOSSES
----------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and
  government agencies and authorities       $4,994                 $(6)                 $ --                 $ --
 States, municipalities and political
  subdivisions                              24,237                (711)                6,865                 (649)
 Foreign governments                         3,575                  (1)                6,528                 (539)
 Commercial mortgage-backed                  1,188                  (3)                   --                   --
 Residential mortgage-backed                   163                 (10)                   18                   (1)
 Corporate                                 267,446              (8,452)              121,553              (10,148)
                                        ----------            --------            ----------            ---------
       TOTAL FIXED MATURITY SECURITIES    $301,603             $(9,183)             $134,964             $(11,337)
                                        ----------            --------            ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks           $16,230               $(649)              $50,814              $(6,146)
                                        ----------            --------            ----------            ---------

                                                    DECEMBER 31, 2010
                                                            TOTAL
                                                FAIR              UNREALIZED
                                               VALUE                LOSSES
--------------------------------------  -----------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and
  government agencies and authorities            $4,994                  $(6)
 States, municipalities and political
  subdivisions                                   31,102               (1,360)
 Foreign governments                             10,103                 (540)
 Commercial mortgage-backed                       1,188                   (3)
 Residential mortgage-backed                        181                  (11)
 Corporate                                      388,999              (18,600)
                                             ----------            ---------
       TOTAL FIXED MATURITY SECURITIES         $436,567             $(20,520)
                                             ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks                $67,044              $(6,795)
                                             ----------            ---------



                                                                      DECEMBER 31, 2009
                                                LESS THAN 12 MONTHS                        12 MONTHS OR MORE
                                           FAIR              UNREALIZED              FAIR              UNREALIZED
                                          VALUE                LOSSES               VALUE                LOSSES
----------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political
  subdivisions                              $8,053               $(347)              $13,143              $(1,415)
 Foreign governments                           653                 (28)               12,874               (1,797)
 Asset-backed                                1,499                 (21)                1,005                  (37)
 Commercial mortgage-backed                 10,342                 (64)                1,070                 (104)
 Residential mortgage-backed                 2,284                (289)                1,184                 (165)
 Corporate                                 249,368              (8,761)              389,551              (40,817)
                                        ----------            --------            ----------            ---------
       TOTAL FIXED MATURITY SECURITIES    $272,199             $(9,510)             $418,827             $(44,335)
                                        ----------            --------            ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks              $505                $(39)              $83,260             $(12,177)
                                        ----------            --------            ----------            ---------

                                                    DECEMBER 31, 2009
                                                            TOTAL
                                                FAIR              UNREALIZED
                                               VALUE                LOSSES
--------------------------------------  -----------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political
  subdivisions                                  $21,196              $(1,762)
 Foreign governments                             13,527               (1,825)
 Asset-backed                                     2,504                  (58)
 Commercial mortgage-backed                      11,412                 (168)
 Residential mortgage-backed                      3,468                 (454)
 Corporate                                      638,919              (49,578)
                                             ----------            ---------
       TOTAL FIXED MATURITY SECURITIES         $691,026             $(53,845)
                                             ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks                $83,765             $(12,216)
                                             ----------            ---------



Total gross unrealized losses represent less than 6% and 9% of the aggregate fair value of the related securities at December 31, 2010 and 2009, respectively. Approximately 36% and 14% of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2010 and 2009, respectively. The total gross unrealized losses are comprised of 234 and 328 individual securities at December 31, 2010 and 2009, respectively. In accordance with its policy described above, the Company concluded that for these securities an adjustment to its results of operations for other-than-temporary impairments of the gross unrealized losses was not warranted at December 31, 2010 and 2009. These conclusions are based on a detailed analysis of the underlying credit and expected cash flows of each security. As of December 31, 2010, the gross unrealized losses that have been in a continuous loss position for twelve months or more were concentrated in non-redeemable preferred stocks and in the financial, industrial and consumer cyclical industries of the Company's corporate fixed maturity securities. For these concentrations, gross unrealized losses of twelve months or more were $15,117, or 86%, of the total. The gross unrealized losses are primarily attributable to widening credit spreads. As of December 31, 2010, the Company did not intend to sell the securities and it was not more likely than not that the Company would be required to sell the securities before the anticipated recovery of their amortized cost basis.



The cost or amortized cost and fair value of available for sale fixed maturity securities in an unrealized loss position at December 31, 2010, by contractual maturity, is shown below:



                                                     COST OR
                                                 AMORTIZED COST      FAIR VALUE
--------------------------------------------------------------------------------
Due in one year or less                                 $1,505            $1,502
Due after one year through five years                   28,599            27,840
Due after five years through ten years                 126,274           120,894
Due after ten years                                    299,326           284,962
                                                   -----------       -----------
                                       TOTAL           455,704           435,198
Commercial mortgage-backed                               1,191             1,188
Residential mortgage-backed                                192               181
                                                   -----------       -----------
                                       TOTAL          $457,087          $436,567
                                                   -----------       -----------

64                                          UNION SECURITY INSURANCE COMPANY

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The Company has exposure to sub-prime and related mortgages within our fixed maturity security portfolio. At December 31, 2010, approximately 4.4% of the residential mortgage-backed holdings had exposure to sub-prime mortgage collateral. This represented approximately 0.2% of the total fixed income portfolio and 0.4% of the total unrealized gain position. Of the securities with sub-prime exposure, approximately 45% are rated as investment grade. All residential mortgage-backed securities, including those with sub-prime exposure, are reviewed as part of the ongoing other-than-temporary impairment monitoring process.



The Company has made commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the U.S. and Canada. At December 31, 2010, approximately 39% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of California, New York and Utah. Although the Company has a diversified loan portfolio, an economic downturn could have an adverse impact on the ability of its debtors to repay their loans. The outstanding balance of commercial mortgage loans range in size from $38 to $12,519 at December 31, 2010 and from $54 to $13,926 at December 31, 2009.



Credit quality indicators for commercial mortgage loans are loan-to-value and debt-service coverage ratios. Loan-to-value and debt-service coverage ratios are measures commonly used to assess the credit quality of commercial mortgage loans. The loan-to-value ratio compares the principal amount of the loan to the fair value of the underlying property collateralizing the loan, and is commonly expressed as a percentage. The debt-service coverage ratio compares a property's net operating income to its debt-service payments and is commonly expressed as a ratio of one. The loan-to-value and debt-service coverage ratios are generally updated annually in the third quarter. The following summarizes our loan-to-value and average debt-service coverage ratios:



                                                                 % OF             DEBT-
                                                                GROSS            SERVICE
                                           CARRYING            MORTGAGE         COVERAGE
LOAN-TO-VALUE                               VALUE               LOANS             RATIO
--------------------------------------------------------------------------------------------
70% and less                                $495,406              69.4%            2.06
71 - 80%                                     102,409              14.3%            1.41
81 - 95%                                      72,348              10.1%            1.21
Greater than 95%                              44,582               6.2%            0.91
                                          ----------            ------            -----
Gross commercial mortgage loans              714,745             100.0%            1.81
                                                                ------
Less valuation allowance                     (12,434)
                                          ----------
           NET COMMERCIAL MORTGAGE LOANS    $702,311
                                          ----------



All commercial mortgage loans that are individually impaired have an established mortgage loan valuation allowance for losses. Changing economic conditions affect our valuation of commercial mortgage loans. Changing vacancies and rents are incorporated into the discounted cash flow analysis that we perform for monitored loans and may contribute to the establishment of (or an increase or decrease in) a commercial mortgage loan valuation allowance for losses. In addition, we continue to monitor the entire commercial mortgage loan portfolio to identify risk. Areas of emphasis are properties that have exposure to earthquakes, have deteriorating credits or have experienced a reduction in debt-service coverage ratio. Where warranted, we have established or increased a valuation allowance based upon this analysis.



The commercial mortgage loan valuation allowance for losses was $12,434 and $8,552 at December 31, 2010 and 2009, respectively. The increase in the commercial mortgage loan valuation allowance for the years ended December 31, 2010 and 2009 is due to the current year provision of $3,882 and $5,300 respectively. The provision increases were mainly due to one individually impaired commercial mortgage loan with a loan valuation allowance of $7,732 and $2,212, and a net loan value of $0 and $5,520 at December 31, 2010 and December 31, 2009, respectively.



At December 31, 2010, the Company had mortgage loan commitments outstanding of approximately $11,770 and is committed to fund additional capital contributions of $705 to joint ventures and to certain investments in limited partnerships.



The Company has short term investments and fixed maturities of $6,562 and $7,378 at December 31, 2010 and 2009, respectively, on deposit with various governmental authorities as required by law.



SECURITIES LENDING



The Company engages in transactions in which fixed maturity securities, especially bonds issued by the U.S. government, government agencies and authorities, and U.S. corporations, are loaned to selected broker/dealers. Collateral, greater than or equal to 102% of the fair value of the securities lent, plus accrued interest, is received in the form of cash and cash equivalents held by a custodian bank for the benefit of the Company. The use of cash collateral received is unrestricted. The Company reinvests the cash collateral received, generally in investments of high credit quality that are designated as available-for-sale. The Company monitors the fair value of securities loaned and the collateral received, with additional collateral obtained, as necessary. The Company is subject to the risk of loss to the extent there is a loss on the re-investment of cash collateral.

UNION SECURITY INSURANCE COMPANY                                          65

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As of December 31, 2010 and 2009, our collateral held under securities lending, of which its use is unrestricted, was $57,039 and $106,896, respectively, while our liability to the borrower for collateral received was $57,467 and $108,186, respectively. The difference between the collateral held and obligations under securities lending is recorded as an unrealized loss and is included as part of AOCI. All securities with unrealized losses have been in a continuous loss position for twelve months or longer as of December 31, 2010 and December 31, 2009. The Company includes the available-for-sale investments purchased with the cash collateral in its evaluation of other-than-temporary impairments.



Cash proceeds that the Company receives as collateral for the securities it lends and subsequent repayment of the cash are regarded by the Company as cash flows from financing activities, since the cash received is considered a borrowing. Since the Company reinvests the cash collateral generally in investments that are designated as available-for-sale, the reinvestment is presented as cash flows from investing activities.



4. FAIR VALUE DISCLOSURES



FAIR VALUES, INPUTS AND VALUATION TECHNIQUES FOR FINANCIAL ASSETS AND LIABILITIES DISCLOSURES



The fair value measurements and disclosures guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.



The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.



The levels of the fair value hierarchy are described below:



- Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.



- Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.



- Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset.



A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.



The following tables present the Company's fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of December 31, 2010 and December 31, 2009. The amounts presented below for Collateral held under securities lending, Cash equivalents, Other assets, Assets held in separate accounts and liabilities related to separate accounts differ from the amounts presented in the consolidated balance sheets because only certain investments or certain assets and liabilities within these line items are measured at estimated fair value. The fair value amount and the majority of the associated levels presented for Assets held in separate accounts are received directly from third parties.

66                                          UNION SECURITY INSURANCE COMPANY

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The following tables present the Company's fair value hierarchy for those recurring basis assets and liabilities as of December 31, 2010 and 2009.



                                                                                 DECEMBER 31, 2010
                                                           Total              Level 1             Level 2           Level 3
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Fixed maturity securities:
 United States government and government agencies and
  authorities                                                 $7,300                $ --              $7,300            $ --
 States, municipalities and political subdivisions            55,071                  --              55,071              --
 Foreign governments                                          36,989                  --              36,452             537
 Asset-backed                                                  2,273                  --               2,273              --
 Commercial mortgage-backed                                   11,516                  --              10,976             540
 Residential mortgage-backed                                 104,998                  --             104,998              --
 Corporate                                                 2,498,709                  --           2,471,691          27,018
Equity securities:
 Common stocks                                                   179                 179                  --              --
 Non-redeemable preferred stocks                             128,589                  --             128,494              95
Short-term investments                                        53,246              53,246(b)               --              --
Collateral held under securities lending                      32,039              21,189(b)           10,850(c)           --
Cash equivalents                                              12,886              12,886(b)               --              --
Other assets                                                   8,079                  --                  --           8,079(d)
Assets held in separate accounts                           1,763,690           1,672,405(a)           91,285(c)           --
                                                       -------------       -------------       -------------       ---------
                               TOTAL FINANCIAL ASSETS     $4,715,564          $1,759,905          $2,919,390         $36,269
                                                       -------------       -------------       -------------       ---------
FINANCIAL LIABILITIES
Liabilities related to separate accounts                  $1,763,690          $1,672,405(a)          $91,285(c)         $ --
                                                       -------------       -------------       -------------       ---------



                                                                                 DECEMBER 31, 2009
                                                           Total              Level 1             Level 2           Level 3
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Fixed maturity securities:
 United States government and government agencies and
  authorities                                                 $3,012                $ --              $3,012            $ --
 States, municipalities and political subdivisions            58,394                  --              58,394              --
 Foreign governments                                          35,128                  --              34,613             515
 Asset-backed                                                  3,780                  --               3,780              --
 Commercial mortgage-backed                                   20,322                  --              18,130           2,192
 Residential mortgage-backed                                 127,529                  --             127,529              --
 Corporate                                                 2,307,698                  --           2,275,987          31,711
Non-redeemable preferred stocks                              157,993                  --             154,774           3,219
Short-term investments                                        70,367              65,875(b)            4,492              --
Collateral held under securities lending                      66,896              27,833(b)           39,063(c)           --
Cash equivalents                                              32,491              32,491(b)               --              --
Other assets                                                  10,406                  --                  --          10,406(d)
Assets held in separate accounts                           1,738,969           1,653,588(a)           85,381(c)           --
                                                       -------------       -------------       -------------       ---------
                               TOTAL FINANCIAL ASSETS     $4,632,985          $1,779,787          $2,805,155         $48,043
                                                       -------------       -------------       -------------       ---------
FINANCIAL LIABILITIES
Liabilities related to separate accounts                  $1,738,969          $1,653,588(a)          $85,381(c)         $ --
                                                       -------------       -------------       -------------       ---------



(a)  Mainly includes mutual funds.



(b) Mainly includes money market funds.



(c)  Mainly includes fixed maturity securities.



(d) Mainly includes the Consumer Price Index Cap Derivatives ("CPI Caps").



There were no significant transfers between Level 1 and Level 2 financial assets during the period. However, there were transfers between Level 2 and Level 3 financial assets during the period, which are reflected in the "Net transfers" line below. Transfers between Level 2 and Level 3 most commonly occur when market observable inputs that were previously available become unavailable in the current period. The remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources.

UNION SECURITY INSURANCE COMPANY                                          67

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The following tables summarize the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the years ended December 31, 2010 and 2009:



                                                                                              EQUITY
                                                                                            SECURITIES
                                                      YEAR ENDED DECEMBER 31, 2010             NON-
                  TOTAL                      FIXED MATURITYASECURITIES                      REDEEMABLE
                 LEVEL 3         FOREIGN           MORTGAGE-                                 PREFERRED          OTHER
                  ASSETS       GOVERNMENTS           BACKED             CORPORATE             STOCKS            ASSETS
---------------------------------------------------------------------------------------------------------------------------
Balance,
 beginning of
 period           $48,043          $515              $2,192              $31,711               $3,219           $10,406
Total (losses)
 gains
 (realized/unrealized)
 included in
 earnings          (1,537)           --                   9                 (816)               1,597            (2,327)
Net unrealized
 gains (losses)
 included in
 Stockholder's
 equity             1,377            22                 129                2,461               (1,235)               --
Purchases           2,300            --                  --                2,300                   --                --
Sales             (17,047)           --                (568)             (13,017)              (3,462)
Net transfers
 (1)                3,133            --              (1,222)               4,379                  (24)               --
                 --------          ----              ------              -------              -------          --------
BALANCE, END OF
         PERIOD   $36,269          $537                $540              $27,018                  $95            $8,079
                 --------          ----              ------              -------              -------          --------



                                                                                                  EQUITY
                                                                                                SECURITIES
                                                        YEAR ENDED DECEMBER 31, 2009               NON-
                 TOTAL                         FIXED MATURITYISECURITIES                        REDEEMABLE
                 LEVEL 3       FOREIGN                MORTGAGE-                                  PREFERRED          OTHER
                 ASSETS        GOVERNMENTS              BACKED             CORPORATE              STOCKS            ASSETS
---------------------------------------------------------------------------------------------------------------------------
Balance,
 beginning of
 period           $43,352           $6,328              $1,924               $25,635               $4,644            $4,821
Total gains
 (losses)
 (realized/unrealized)
 included in
 earnings           5,039              147                  24                  (717)                  --             5,585
Net unrealized
 gains (losses)
 included in
 Stockholder's
 equity             4,079           (1,335)                308                 4,748                  358                --
Purchases          11,812               --                  --                11,812                   --                --
Sales                (996)              --                 (64)                 (932)
Net transfers
 (1)              (15,243)          (4,625)                 --                (8,835)              (1,783)               --
                 --------          -------              ------              --------              -------          --------
BALANCE, END OF
         PERIOD   $48,043             $515              $2,192               $31,711               $3,219           $10,406
                 --------          -------              ------              --------              -------          --------



(1) Net transfers are primarily attributable to changes in the availability of observable market information and re-evaluation of the observability of pricing inputs.



Three different valuation techniques can be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information from market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date (such as for mutual funds and money market funds). Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but rather by relying on the securities' relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.



Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques, and the multi-period excess earnings method.

68                                          UNION SECURITY INSURANCE COMPANY

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Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.



While not all three approaches are applicable to all financial assets or liabilities, where appropriate, one or more valuation techniques may be used. For all the classes of financial assets and liabilities included in the above hierarchy, excluding the CPI Caps and certain privately placed corporate bonds, the market valuation technique is generally used. For certain privately placed corporate bonds and the CPI Caps, the income valuation technique is generally used. For the years ended December 31, 2010 and 2009, the application of the valuation technique applied to the Company's classes of financial assets and liabilities has been consistent.



Level 2 securities are valued using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for our Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance, defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The following observable market inputs ("standard inputs"), listed in the approximate order of priority, are utilized in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. To price municipal bonds, the pricing service uses material event notices and new issue data inputs in addition to the standard inputs. To price residential and commercial mortgage-backed securities and asset-backed securities, the pricing service uses vendor trading platform data, monthly payment information and collateral performance inputs in addition to the standard inputs. The pricing service also evaluates each security based on relevant market information including: relevant credit information, perceived market movements and sector news. Valuation models can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable to the pricing service, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources and are categorized as Level 3 securities. The Company could not corroborate the non-binding broker quotes with Level 2 inputs.



A non-pricing service source prices certain privately placed corporate bonds using a model with observable inputs including, but not limited to, the credit rating, credit spreads, sector add-ons, and issuer specific add-ons. A non-pricing service source prices our CPI Caps using a model with inputs including, but not limited to, the time to expiration, the notional amount, the strike price, the forward rate, implied volatility and the discount rate.



Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:



-   There are few recent transactions,



-   Little information is released publicly,



- The available prices vary significantly over time or among market participants,



-   The prices are stale (i.e., not current), and



-   The magnitude of the bid-ask spread.



Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.



The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.

UNION SECURITY INSURANCE COMPANY                                          69

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DISCLOSURES FOR NON-FINANCIAL ASSETS MEASURED AT FAIR VALUE ON A NON-RECURRING BASIS



The Company also measures the fair value of certain assets on a non-recurring basis, generally on an annual basis, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include commercial mortgage loans, goodwill and finite-lived intangible assets.



The Company carries a loan valuation allowance of $7,732 and $2,212 as of December 31, 2010 and 2009, respectively, on one individually impaired commercial mortgage loan with a principal balance of $7,732 for both periods. Due to the continued decline in the regional commercial real estate market, the value of the loan was determined to be zero at December 31, 2010. The fair value measurement was classified as Level 3 (unobservable) inputs in the fair value hierarchy.



In accordance with the goodwill guidance, since the carrying amount of the Company was greater than its estimated fair value as determined in Step 1 of the impairment test, the Company was required to measure the fair value of goodwill of the Company in Step 2 of the impairment test. Goodwill of the Company with a carrying amount of $81,573 was written down to its implied fair value of $17,285, resulting in impairment charges of $64,288, which were included in earnings for the periods. See Note 13 for further information.



To estimate the fair value, the Company utilized both the income and market valuation approaches. Under the income approach, the Company determined the fair value considering distributable earnings which were estimated from operating plans. The resulting cash flows were then discounted using a market participant weighted average cost of capital. After discounting the future discrete earnings to their present value, the Company estimated the terminal value attributable to the years beyond the discrete operating plan period. The discounted terminal value was then added to the aggregate discounted distributable earnings from the discrete operating plan period to estimate the fair value. Under the market approach, the Company derived the fair value based on various financial multiples, including but not limited to: price to tangible book value of equity, price to estimated 2010 earnings and price to estimated 2011 earnings which were estimated based on publicly available data related to comparable guideline companies. In addition, financial multiples were also estimated from publicly available purchase price data for acquisitions of companies operating in the insurance industry. The estimated fair value was more heavily weighted towards the income approach because in the current economic environment the earnings capacity of a business is generally considered the most important factor in the valuation of a business enterprise. This fair value determination was categorized as Level 3 (unobservable) in the fair value hierarchy.



The following tables present the Company's fair value hierarchy for goodwill measured at fair value on a non-recurring basis on which an impairment charge was recorded, and the related impairment charge as of December 31, 2010 and 2009:



                                                                                     ASSETS AT FAIR VALUE
                                                                                      NON-RECURRING BASIS
                                                                 LEVEL 1              LEVEL 2            LEVEL 3          TOTAL
---------------------------------------------------------------------------------------------------------------------------------
At December 31, 2010
Goodwill                                                           $ --                 $ --              $17,285         $17,285
                                                                   ----                 ----            ---------       ---------



                                                                                     ASSETS AT FAIR VALUE
                                                                                      NON-RECURRING BASIS
                                                                 LEVEL 1              LEVEL 2            LEVEL 3          TOTAL
---------------------------------------------------------------------------------------------------------------------------------
At December 31, 2009
Goodwill                                                           $ --                 $ --              $81,573         $81,573
                                                                   ----                 ----            ---------       ---------



The following table presents the related impairment charge as of December 31, 2010 and 2009:



                                                          IMPAIRMENT CHARGES
                                                          TWELVE MONTHS ENDED
                                                             DECEMBER 31,
                                                         2010            2009
--------------------------------------------------------------------------------
Goodwill                                                 $64,288         $75,244
                                                       ---------       ---------



FAIR VALUE OF FINANCIAL INSTRUMENTS DISCLOSURES



The financial instruments guidance requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets. However, this guidance excludes certain financial instruments, including those related to insurance contracts and those accounted for under the equity method and joint ventures guidance (such as real estate joint ventures).

70                                          UNION SECURITY INSURANCE COMPANY

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For the financial instruments included within the following financial assets and financial liabilities, the carrying value in the consolidated balance sheets equals or approximates fair value. Please refer to the FAIR VALUE INPUTS AND VALUATION TECHNIQUES FOR FINANCIAL ASSETS AND LIABILITIES DISCLOSURE section above for more information on the financial instruments included within the following financial assets and financial liabilities and the methods and assumptions used to estimate fair value:



-   Cash and cash equivalents



-   Fixed maturity securities



-   Equity securities



-   Short-term investments



-   Other investments



-   Other assets



-   Assets held in separate accounts



-   Collateral held under securities lending



-   Liabilities related to separate accounts



In estimating the fair value of the financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets, the Company used the following methods and assumptions:



COMMERCIAL MORTGAGE LOANS AND POLICY LOANS: the fair values of mortgage loans are estimated using discounted cash flow analyses, based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying value of policy loans reported in the balance sheets approximates fair value.



POLICY RESERVES UNDER INVESTMENT PRODUCTS: the fair values for the Company's policy reserves under the investment products are determined using discounted cash flow analysis.



OBLIGATIONS UNDER SECURITIES LENDING: the obligations under securities lending are reported at the amount received from the selected broker/dealers.



The following table discloses the carrying value and fair value of our financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets as of December 31, 2010 and 2009.



                                                               DECEMBER 31, 2010                      DECEMBER 31, 2009
                                                      CARRYING                               CARRYING
                                                       VALUE               FAIR VALUE         VALUE               FAIR VALUE
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Commercial mortgage loans on real estate               $702,311              $745,277         $772,912              $782,922
Policy loans                                             13,241                13,241           13,981                13,981
FINANCIAL LIABILITIES
Policy reserves under investment products
 (Individual and group annuities, subject
  to discretionary withdrawal)                         $251,200              $254,324         $262,990              $245,356
Obligations under securities lending                     57,467                57,467          108,186               108,186



The fair value of the Company's liabilities for insurance contracts, other than investment-type contracts, are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.



5. INCOME TAXES



The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its Parent, Assurant Inc. Information about the Company's current and deferred tax expense (benefit) follows:



                                          YEARS ENDED DECEMBER 31,
                                    2010            2009            2008
--------------------------------------------------------------------------------
Current expense:
 Federal and state                  $27,586         $28,000         $37,814
Deferred expense (benefit):
 Federal and state                    5,297            (873)        (26,947)
                                  ---------       ---------       ---------
        TOTAL INCOME TAX EXPENSE    $32,883         $27,127         $10,867
                                  ---------       ---------       ---------

UNION SECURITY INSURANCE COMPANY                                          71

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A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:



                                                DECEMBER 31,
                                 2010                   2009          2008
--------------------------------------------------------------------------------
FEDERAL INCOME TAX RATE:               35.0%              35.0%        35.0%
 RECONCILING ITEMS:
  Goodwill impairment*                 48.3              662.5           --
  Change in liability for prior
   years' taxes                        (5.3)              46.0          6.0
  Permanent nondeductible
   expenses                             0.8               10.9          2.2
  Dividends-received deduction         (6.4)             (57.1)       (21.4)
  Tax exempt interest                  (0.3)              (4.3)        (0.9)
  Change in valuation allowance         0.2                 --         36.3
  Other                                (1.8)             (10.6)         0.8
                                      -----            -------       ------
 EFFECTIVE INCOME TAX RATE             70.5%             682.4%        58.0%
                                      -----            -------       ------



*   See Note 13 for more information on goodwill impairment.



The 2010 decrease in the deduction for dividends received is due mainly to the increase in pre-tax income. The 2009 increase in the deduction for dividends received was due mainly to the decrease in pre-tax income, partially offset by a decrease in the Company's eligible dividends.



A reconciliation of the beginning and ending amounts of unrecognized tax benefits for the years ended December 31, 2010, 2009, and 2008, is as follows:



                                    2010            2009            2008
--------------------------------------------------------------------------------
Balance at beginning of year        $(5,044)        $(4,723)        $(7,271)
Additions for tax positions
 related to the current year             (1)           (536)           (733)
Reductions for tax positions
 related to the current year            319           7,838           3,717
Additions for tax positions
 related to prior years                  --          (8,039)           (467)
Reductions for tax positions
 related to prior years               2,528             416              31
Settlements                              29              --              --
                                  ---------       ---------       ---------
          BALANCE AT END OF YEAR    $(2,169)        $(5,044)        $(4,723)
                                  ---------       ---------       ---------



Of the total unrecognized tax benefit, $2,900, $6,064 and $5,260, for 2010, 2009 and 2008, respectively, which includes interest, if recognized, would impact the Company's consolidated effective tax rate. The liability for unrecognized tax benefits is included in the Company's tax payable on its balance sheet.



The Company's continuing practice is to recognize interest related to income tax matters in income tax expense. During the years ended December 31, 2010, 2009 and 2008, the Company recognized $130 of interest income, and $464 and $372 of interest expense, respectively, related to income tax matters. The Company had $1,075 and $2,099 of interest accrued at December 31, 2010 and 2009, respectively. No penalties have been accrued.



The Company files income tax returns in the U.S. and various state jurisdictions. The Company has substantially concluded all U.S. federal income tax matters for years through 2004. Substantially all state and non-U.S. income tax matters have been concluded for the years through 2005.

72                                          UNION SECURITY INSURANCE COMPANY

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The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:



                                                       DECEMBER 31,
                                                   2010             2009
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Deferred gains on reinsurance                      $35,076          $33,957
Investments, net                                    27,333           25,535
Capital loss carryforwards                          19,452           24,034
Deferred acquisition costs                          18,096           19,293
Compensation related                                   785            1,182
Accrued liabilities                                     --            1,735
Employee and post-retirement benefits                  580               --
                                                ----------       ----------
                      TOTAL DEFERRED TAX ASSET     101,322          105,736
Less: valuation allowance                          (10,523)         (10,415)
                                                ----------       ----------
 DEFERRED TAX ASSET NET OF VALUATION ALLOWANCE      90,799           95,321
                                                ----------       ----------
DEFERRED TAX LIABILITIES:
Net unrealized appreciation on securities           63,338           20,588
Policyholder and separate account reserves           7,020            5,238
Accrued liabilities                                    895               --
Employee and post-retirement benefits                   --              361
Other                                               11,431           12,565
                                                ----------       ----------
                  TOTAL DEFERRED TAX LIABILITY      82,684           38,752
                                                ----------       ----------
                 NET DEFERRED INCOME TAX ASSET      $8,115          $56,569
                                                ----------       ----------



The Company's total valuation allowance against deferred tax assets increased $108 to $10,523 at December 31, 2010 from $10,415 at December 31, 2009. The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance has been assigned to the Company based on the provisions of the tax sharing agreement. A cumulative valuation allowance of $10,523 has been recorded because it is management's assessment that it is more likely than not that only $90,799 of deferred tax assets will be realized. The total valuation allowance of $10,523 relates to the deferred tax asset on capital losses.



The Company's ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future GAAP taxable income, the Company has considered all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax-planning strategies. If changes occur in the assumptions underlying the Company's tax planning strategies or in the scheduling of the reversal of the Company's deferred tax liabilities, the valuation allowance may need to be adjusted in the future.



At December 31, 2010, the Company had no net operating loss carryforwards for U.S. federal income tax purposes. At December 31, 2010, the Company had a capital loss carryover of $55,578 for U.S. federal income tax purposes which was generated in 2008 and 2009. The 2008 capital loss carryover of $26,347 will expire, if not utilized, in 2013, and the 2009 capital loss carryover of $29,231 will expire, if not utilized, in 2014.



6. PREMIUMS AND ACCOUNTS RECEIVABLE



Receivables are reported net of an allowance for uncollectible items. A summary of such receivables is as follows:



                                                        DECEMBER 31,
                                                    2010            2009
--------------------------------------------------------------------------------
Insurance premiums receivable                       $57,451         $64,906
Other receivables                                    18,423          19,421
Allowance for uncollectible amounts                  (4,671)         (4,811)
                                                  ---------       ---------
                                           TOTAL    $71,203         $79,516
                                                  ---------       ---------



7. STOCKHOLDER'S EQUITY



The Board of Directors of the Company has authorized 1,000,000 shares of common stock with a par value of $5.00 per share. All the shares are issued and outstanding as of December 31, 2010 and 2009. All the outstanding shares at December 31, 2010 are owned by the Parent (see Note 1). The Company paid dividends of $58,000 and $20,000 at December 31, 2010 and 2009, respectively. No dividends were paid during 2008.

UNION SECURITY INSURANCE COMPANY                                          73

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The maximum amount of dividends which can be paid by the Company to its shareholder without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see Note 8).



The Company received contributed capital of $15,000 in each of the years ending December 31, 2009 and 2008.



In 2008, based on operating lines of business, management determined that the Company was over capitalized. As a result, with the approval of the Iowa Insurance Division, on June 27, 2008, the Company returned $100,000 of contributed capital to its Parent company, Interfinancial Inc.



8. STATUTORY INFORMATION



The Company prepares consolidated financial statements on the basis of statutory accounting principles ("SAP") prescribed or permitted by the Kansas Department of Commerce. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules.



The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP;
2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP;
6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP;
8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.



The Company's statutory net income and capital and surplus are as follows:



                                          YEARS ENDED AND AT DECEMBER 31,
                                       2010             2009             2008
--------------------------------------------------------------------------------
Statutory net income                   $81,041          $59,863  (1)      $1,754
                                    ----------       ----------  ---  ----------
Statutory capital and surplus         $449,615         $418,397         $350,383
                                    ----------       ----------       ----------



(1) The $1,754 net income in 2008 includes realized capital losses on investments of $135,094 due to other-than-temporary impairments in our investment portfolio of $108,913.



Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.



Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. The Company declared and paid ordinary dividends of $58,000 and $20,000 during the years ended December 31, 2010 and 2009, respectively. A dividend is considered extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the greater of 10% of the insurer's surplus as regards to policyholders on December 31 of the next preceding year, or the net gain from operations. No extraordinary dividends were declared and paid in 2010 and 2009. Dividends may only be paid out of earned surplus. The Company has the ability, under state regulatory requirements, to dividend up to $83,059 to its Parent in 2011 without permission from Kansas regulators.



9. REINSURANCE



In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:



                                                        2010           2009
--------------------------------------------------------------------------------
Ceded future policyholder benefits and expenses        $1,574,843     $1,300,352
Ceded unearned premium                                     20,043         18,942
Ceded claims and benefits payable                         146,822        105,900
Ceded paid losses                                           2,980          9,211
                                                    -------------  -------------
                                             TOTAL     $1,744,688     $1,434,405
                                                    -------------  -------------

74                                          UNION SECURITY INSURANCE COMPANY

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A key credit quality indicator for reinsurance recoverables is the A.M. Best financial strength ratings of the reinsurer. The A.M. Best ratings are an independent opinion of a reinsurer's ability to meet ongoing obligations to policyholders. The A.M. Best ratings for new reinsurance agreements where there is material credit exposure are reviewed at the time of execution. The A.M. Best ratings for existing reinsurance agreements are reviewed on a periodic basis, at least annually. The following table provides the reinsurance recoverable as of December 31, 2010 grouped by A.M. Best rating:



                                     CEDED FUTURE
                                     POLICYHOLDER                                CEDED CLAIMS
BEST RATINGS OF                      BENEFITS AND          CEDED UNEARNED        AND BENEFITS         CEDED PAID
REINSURER                               EXPENSE               PREMIUMS              PAYABLE             LOSSES           TOTAL
---------------------------------------------------------------------------------------------------------------------------------
A++ or A+                                $860,423              $19,805              $137,780               $205        $1,018,213
A or A-                                   674,190                   61                 6,858                272           681,381
B++ or B+                                  39,378                  176                   124                 --            39,678
Not Rated                                     852                    1                 2,060              2,503             5,416
                                      -----------             --------             ---------            -------       -----------
        REINSURANCE RECOVERABLE        $1,574,843              $20,043              $146,822             $2,980        $1,744,688
                                      -----------             --------             ---------            -------       -----------



A.M. Best ratings for The Hartford and John Hancock Life Insurance Company ("John Hancock"), a subsidiary of Manulife Financial Corporation, the reinsurers with the largest reinsurance recoverable balances, are A and A+, respectively. A.M. Best recently placed a negative outlook on the financial strength ratings of John Hancock and a stable outlook on the financial strength ratings for The Hartford. The total amount of recoverable for these two reinsurers is $1,640,464 as of December 31, 2010. Most of the assets backing reserves relating to reinsurance recoverables from these two counterparties are held in trust.



The effect of reinsurance on premiums earned and benefits incurred was as follows:



                                             YEARS ENDED DECEMBER 31,
                                                    2010
                                   LONG            SHORT
                                 DURATION         DURATION          TOTAL
---------------------------------------------------------------------------------
Direct earned Premiums and
 other considerations             $228,876         $853,599       $1,082,475
 Premiums assumed                    7,159          218,074          225,233
 Premiums ceded                   (179,703)         (11,758)        (191,461)
                                 ---------       ----------       ----------
  NET EARNED PREMIUMS AND OTHER
                 CONSIDERATIONS    $56,332       $1,059,915       $1,116,247
                                 ---------       ----------       ----------
Direct policyholder Benefits      $721,532         $557,884       $1,279,416
 Policyholder Benefits assumed      22,476          198,254          220,730
 Policyholder Benefits ceded      (656,716)          (5,375)        (662,091)
                                 ---------       ----------       ----------
      NET POLICYHOLDER BENEFITS    $87,292         $750,763         $838,055
                                 ---------       ----------       ----------

                                             YEARS ENDED DECEMBER 31,
                                                    2009
                                   LONG            SHORT
                                 DURATION         DURATION          TOTAL
-------------------------------  ------------------------------------------------
Direct earned Premiums and
 other considerations             $248,457         $909,099       $1,157,556
 Premiums assumed                    8,419          128,425          136,844
 Premiums ceded                   (190,555)         (11,333)        (201,888)
                                 ---------       ----------       ----------
  NET EARNED PREMIUMS AND OTHER
                 CONSIDERATIONS    $66,321       $1,026,191       $1,092,512
                                 ---------       ----------       ----------
Direct policyholder Benefits      $492,058         $644,290       $1,136,348
 Policyholder Benefits assumed      28,667          114,577          143,244
 Policyholder Benefits ceded      (424,066)          (5,995)        (430,061)
                                 ---------       ----------       ----------
      NET POLICYHOLDER BENEFITS    $96,659         $752,872         $849,531
                                 ---------       ----------       ----------

                                          YEARS ENDED DECEMBER 31,
                                                    2008
                                   LONG            SHORT
                                 DURATION         DURATION          TOTAL
-------------------------------  ------------------------------------------------
Direct earned Premiums and
 other considerations             $270,883         $980,899       $1,251,782
 Premiums assumed                    9,599          127,656          137,255
 Premiums ceded                   (204,503)         (10,744)        (215,247)
                                 ---------       ----------       ----------
  NET EARNED PREMIUMS AND OTHER
                 CONSIDERATIONS    $75,979       $1,097,811       $1,173,790
                                 ---------       ----------       ----------
Direct policyholder Benefits      $614,911         $658,421       $1,273,332
 Policyholder Benefits assumed      33,913          117,260          151,173
 Policyholder Benefits ceded      (531,732)          (3,275)        (535,007)
                                 ---------       ----------       ----------
      NET POLICYHOLDER BENEFITS   $117,092         $772,406         $889,498
                                 ---------       ----------       ----------



The Company had $968,020 and $843,194, respectively, of invested assets held in trusts or by custodians as of December 31, 2010 and 2009, respectively, for the benefit of others related to certain reinsurance arrangements.



The Company utilizes ceded reinsurance for loss protection and capital management, business dispositions and client risk.



LOSS PROTECTION AND CAPITAL MANAGEMENT



As part of the Company's overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual or catastrophic claims. Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To mitigate this risk, the Company has control procedures to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification.



BUSINESS DIVESTITURES



The Company has used reinsurance to exit certain businesses.



In 2005, the Parent signed an agreement with Forethought Life Insurance Company whereby the Company agreed to discontinue writing new Preneed insurance policies in the United States via independent funeral homes and funeral homes other than those owned and operated by Service Corporation International for a period of ten years.

UNION SECURITY INSURANCE COMPANY                                          75

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In 2001, the Parent entered into a reinsurance agreement with The Hartford for the sale of the FFG division. In 2000, the Company divested its LTC operations to John Hancock. Assets supporting liabilities ceded relating to these businesses are mainly held in trusts and the separate accounts relating to FFG are still reflected in the Company's balance sheet. If the reinsurers became insolvent, we would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The reinsurance recoverable from The Hartford was $628,256 and $648,919 as of December 31, 2010 and 2009, respectively. The reinsurance recoverable from John Hancock was $1,012,208 and $669,407 as of December 31, 2010 and 2009, respectively.



The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to Modified Guaranteed Annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.



In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.



As of December 31, 2010, we were not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of The Hartford or John Hancock that reinsure the FFG and LTC businesses, and the Company has not been obligated to fulfill any such reinsurers' obligations.



On April 1, 2008, the Company and United Family Life Insurance Company ("UFLIC") amended an existing Agreement of Reinsurance (the "Agreement") between the two companies. Under the terms of the amendment, UFLIC will cede to the Company 100% of its remaining reinsured liabilities, as defined in the Agreement, on a coinsurance basis. No gain or loss was recognized as a result of this amendment to the Agreement, and the Company paid a ceding fee of $8,159 to UFLIC.



10. RESERVES



The following table provides reserve information of our major product lines at the dates shown:


                                                               DECEMBER 31, 2010       CLAIMS AND BENEFITS
                                                                                             PAYABLE
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVES        RESERVES
--------------------------------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Preneed funeral life insurance       $1,119,089                    $842                $3,276          $1,641
  policies and investment-type
  annuity contracts
 Life insurance no longer                280,295                     601                   954              33
  offered
 FFG, LTC and other disposed           1,476,481                  19,821                 8,795         127,917
  businesses
 All other                                 5,661                     323                18,339           5,073
SHORT DURATION CONTRACTS:
 Group term life                              --                   4,404               196,246          34,997
 Group disability                             --                   2,288             1,167,538         147,389
 Medical                                      --                   1,713                 1,704           6,611
 Dental                                       --                   3,868                 2,016          17,020
 Credit life and disability                   --                       2                    --           1,590
 All other                                    --                       9                   111              --
                                      ----------                 -------            ----------       ---------
                          TOTAL       $2,881,526                 $33,871            $1,398,979        $342,271
                                      ----------                 -------            ----------       ---------

                                                               DECEMBER 31, 2009       CLAIMS AND BENEFITS
                                                                                             PAYABLE
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVE         RESERVES
-------------------------------  -----------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Preneed funeral life insurance       $1,185,901                  $1,105                $3,737          $1,192
  policies and investment-type
  annuity contracts
 Life insurance no longer                287,590                     627                 1,036              33
  offered
 FFG, LTC and other disposed           1,196,373                  19,056                 6,851          89,323
  businesses
 All other                                 5,205                     335                20,573           6,303
SHORT DURATION CONTRACTS:
 Group term life                              --                   3,501               204,069          35,731
 Group disability                             --                   6,716             1,209,968         137,402
 Medical                                      --                   2,582                 3,245           7,603
 Dental                                       --                   3,769                 4,722          18,297
 Credit life and disability                   --                       1                    --           1,416
 All other                                    --                      --                    --              --
                                      ----------                 -------            ----------       ---------
                          TOTAL       $2,675,069                 $37,692            $1,454,201        $297,300
                                      ----------                 -------            ----------       ---------

76                                          UNION SECURITY INSURANCE COMPANY

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The following table provides a roll forward of the Company's product lines with the most significant claims and benefits payable balances: group term life and group disability lines of business. Claims and benefits payable is comprised of case and IBNR reserves.



                                                GROUP
                                                 TERM             GROUP
                                                 LIFE           DISABILITY
--------------------------------------------------------------------------------
BALANCE AS OF DECEMBER 31, 2007, GROSS OF
 REINSURANCE                                    $262,141          1,449,143
                                              ----------       ------------
Less: Reinsurance ceded and other (1)               (955)           (34,237)
                                              ----------       ------------
Balance as of January 1, 2008, net of
 reinsurance                                     261,186          1,414,906
Incurred losses related to:
 Current year                                    158,899            317,328
 Prior year's interest                             8,358             62,678
 Prior year (s)                                  (54,593)           (85,403)
                                              ----------       ------------
                       TOTAL INCURRED LOSSES     112,664            294,603
Paid losses related to:
 Current year                                    104,535             77,684
 Prior year (s)                                   32,204            268,345
                                              ----------       ------------
                           TOTAL PAID LOSSES     136,739            346,029
Balance as of December 31, 2008, net of
 reinsurance                                     237,111          1,363,480
Plus: Reinsurance ceded and other (1)              1,234             31,647
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2008, GROSS OF
 REINSURANCE                                     238,345          1,395,127
                                              ----------       ------------
Less: Reinsurance ceded and other (1)             (1,234)           (31,647)
                                              ----------       ------------
Balance as of January 1, 2009, net of
 reinsurance                                     237,111          1,363,480
Incurred losses related to:
 Current year                                    138,168            300,046
 Prior year's interest                             8,299             60,625
 Prior year (s)                                  (22,243)           (75,016)
                                              ----------       ------------
                       TOTAL INCURRED LOSSES     124,224            285,655
Paid losses related to:
 Current year                                     83,520             69,424
 Prior year (s)                                   39,399            264,809
                                              ----------       ------------
                           TOTAL PAID LOSSES     122,919            334,233
Balance as of December 31, 2009, net of
 reinsurance                                     238,416          1,314,902
Plus: Reinsurance ceded and other (1)              1,384             32,468
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2009 GROSS OF
 REINSURANCE                                     239,800          1,347,370
                                              ----------       ------------
Less: Reinsurance ceded and other (1)             (1,384)           (32,468)
                                              ----------       ------------
Balance as of January 1, 2010, net of
 reinsurance                                     238,416          1,314,902
Incurred losses related to:
 Current year                                    131,507            341,152
 Prior year's interest                             8,017             57,312
 Prior year (s)                                  (24,063)           (79,457)
                                              ----------       ------------
                       TOTAL INCURRED LOSSES     115,461            319,007
Paid losses related to:
 Current year                                     81,187             66,432
 Prior year (s)                                   44,158            286,271
                                              ----------       ------------
                           TOTAL PAID LOSSES     125,345            352,703
Balance as of December 31, 2010, net of
 reinsurance                                     228,532          1,281,206
Plus: Reinsurance ceded and other (1)              2,711             33,721
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2010 GROSS OF
 REINSURANCE                                    $231,243         $1,314,927
                                              ----------       ------------



(1) Reinsurance ceded and other includes claims and benefits payable balances that have either been (a) reinsured to third parties, (b) established for claims related expenses whose subsequent payment is not recorded as a paid claim, or (c) reserves established for obligations that would persist even if contracts were cancelled (such as extension of benefits), which cannot be analyzed appropriately under a roll-forward approach.

UNION SECURITY INSURANCE COMPANY                                          77

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SHORT DURATION CONTRACTS



The Company's short duration contracts are comprised of group term life, group disability, medical, dental, and credit life and disability. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.



Case and IBNR reserves are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and patterns, benefits changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.



Since case and IBNR reserves include estimates developed from various actuarial methods, the Company's actual losses incurred may be more or less than the Company's previously developed estimates. As shown in the table above, if the amounts listed on the line labeled "Incurred losses related to: Prior year" are negative (redundant) this means that the Company's actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled "Incurred losses related to: Prior year" are positive (deficient) this means that the Company's actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.



The Group Term Life case and IBNR reserves redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.



Group Disability case and IBNR reserves show redundancies in all years due to actual claim recovery rates exceeding those assumed in prior year reserves.



The Company's products are short duration contracts that include short and long term disability coverage. Case and IBNR reserves for long-term disability have been discounted at 5.25% in 2010. The December 31, 2010 and 2009 liabilities net of reinsurance include $1,252,814 and $1,288,589, respectively, of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2010 and 2009 are $439,537 and $451,267 respectively.



LONG DURATION CONTRACTS



The Company's long duration contracts are comprised of Preneed life insurance policies and annuity policies, life insurance policies (no longer offered), and FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.



PRENEED BUSINESS



Interest and discount rates for Preneed life insurance are level, vary by year of issuance and product, and ranged from 4.7% to 7.3% in 2009 and 2010 before provisions for adverse deviation, which ranged from 0.2% to 0.5% in both 2010 and 2009.



Interest and discount rates for traditional life insurance (no longer offered) vary by year of issuance and products and were 7.5% grading to 5.3% over 20 years in 2010 and 2009 with the exception of a block of pre-1980 business which had a level 8.8% discount rate in both 2010 and 2009.



Mortality assumptions are based upon pricing assumptions and modified to allow provisions for adverse deviation. Surrender rates vary by product and are based upon pricing assumptions.



Future policy benefit increases on Preneed life insurance policies ranged from 1.0% to 7.0% in 2010 and 2009. Some policies have future policy benefit increases that are guaranteed or tied to equal some measure of inflation. The inflation assumption for most of these inflation-linked benefits was 3.0% in both 2010 and 2009 with the exception of most policies issued in 2005 and later where the assumption was 2.3%.



The reserves for annuities issued by the independent division are based on assumed interest rates credited on deferred annuities, which vary by year of issue, and ranged from 1.5% to 5.5% in 2010 and 2009. Withdrawal charges, if any, can range from 0% to 7% and grade to zero over a period of seven years.



FFG AND LTC



The reserves for business previously disposed of by FFG and LTC are included in the Company's reserves in accordance with the insurance guidance. The Company maintains an offsetting reinsurance recoverable related to these reserves. See
Note 9 for further information.

78                                          UNION SECURITY INSURANCE COMPANY

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11. RETIREMENT AND OTHER EMPLOYEE BENEFITS



The Parent sponsors a non-contributory, qualified defined benefit pension plan and certain non-contributory, non-qualified post retirement benefits covering employees who meet eligibility requirements as to age and length of service. Plan assets of the qualified defined benefit plan are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these consolidated financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension costs allocated to the Company amounted to $6,056, $6,349 and $5,327 for 2010, 2009 and 2008,
respectively.



The Parent sponsors a defined contribution plan covering substantially all employees. The defined contribution plan provides benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of the participant's death. The amounts expensed by the Company related to this plan were $5,005, $6,206 and $5,927 for 2010, 2009 and 2008, respectively.



With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by the Parent. Heath care benefits, either through the Parent's sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 10 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993. The Company made contributions to the postretirement benefit plans of $1,500 and $1,152 in 2009 and 2008, respectively, as claims were incurred. No contributions were made during 2010. During 2010, 2009 and 2008 the Company incurred expenses related to retirement benefits of $1,132, $981 and $1,284, respectively.



12. DEFERRED ACQUISITION COSTS



Information about deferred policy acquisition costs is as follows:



                                                        DECEMBER 31,
                                            2010            2009            2008
----------------------------------------------------------------------------------------
Beginning balance                           $37,908         $43,020         $50,575
 Costs deferred                              32,600          38,608          35,680
 Amortization                               (39,286)        (43,720)        (43,235)
                                          ---------       ---------       ---------
Ending balance                              $31,222         $37,908         $43,020
                                          ---------       ---------       ---------



13. GOODWILL, VOBA AND INTANGIBLES



Information about goodwill is as follows:



                                                  GOODWILL FOR THE YEARS ENDED
                                                          DECEMBER 31,
                                             2010              2009             2008
---------------------------------------------------------------------------------------
Balance as of January 1:
Goodwill                                     $156,817         $156,817         $156,817
Accumulated impairment loss                   (75,244)              --               --
                                          -----------       ----------       ----------
                                               81,573          156,817          156,817
 Impairments*                                 (64,288)         (75,244)              --
                                          -----------       ----------       ----------
Goodwill                                      156,817          156,817          156,817
Accumulated impairment losses                (139,532)         (75,244)              --
                                          -----------       ----------       ----------
Balance as of December 31:                    $17,285          $81,573         $156,817
                                          -----------       ----------       ----------



*   See Notes 2 and 4 for further information.



In accordance with the goodwill guidance, goodwill is deemed to have an indefinite life and should not be amortized, but rather must be tested, at least annually, for impairment. In addition, goodwill should be tested for impairment between annual tests if an event occurs or circumstances change that would "more likely than not" reduce the estimated fair value of the Company below its carrying value.



The goodwill impairment test has two steps. Step 1 of the test identifies potential impairments, by comparing the estimated fair value of the Company to its net book value. If the estimated fair value exceeds its net book value, there is no impairment of goodwill and Step 2 is unnecessary. However, if the net book value exceeds the estimated fair value, then Step 1 is failed, and Step 2 is performed to determine the amount of the potential impairment. Step 2 utilizes acquisition accounting guidance

UNION SECURITY INSURANCE COMPANY                                          79

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and requires the fair value calculation of all individual assets and liabilities of the Company (excluding goodwill, but including any unrecognized intangible assets). The net fair value of assets less liabilities is then compared to the Company's total estimated fair value as calculated in Step 1. The excess of fair value over the net asset value equals the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill to determine the Company's goodwill impairment.



In the fourth quarters of 2010 and 2009, we conducted our annual assessments of goodwill. Based on the results of the 2010 assessment, the Company concluded that its net book value exceeded its estimated fair value and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded an impairment charge of $64,288. During 2009, the Company concluded that its net book value exceeded its estimated fair value and recorded a $75,244 impairment charge after performing a Step 2 test. The 2010 impairment reflects the effects of the low interest rate environment, continuing high unemployment, the slow pace of the economic recovery and an increased net book value of the Company, primarily related to its investment portfolio. The 2009 impairment reflected the challenging near term growth environment for the Company and an increased net book value of the Company, primarily related to its investment portfolio. Management remains confident in the long-term prospects of the Company. See Note 4 for further information.



Information about VOBA is as follows:



                                                  VOBA FOR THE YEARS ENDED
                                                        DECEMBER 31,
                                            2010            2009            2008
----------------------------------------------------------------------------------------
Beginning balance                           $18,783         $21,461         $22,816
 Acquisitions                                    --              --           2,088
 Amortization, net of interest accrued       (2,086)         (2,678)         (3,443)
                                          ---------       ---------       ---------
Ending balance                              $16,697         $18,783         $21,461
                                          ---------       ---------       ---------



As of December 31, 2010, the majority of the outstanding balance of VOBA relates to the Company's Preneed business. VOBA in this business assumes an interest rate ranging from 5.4% to 7.5%.



At December 31, 2010 the estimated amortization of VOBA for the next five years and thereafter is as follows:



                                           AMOUNT
---------------------------------------------------
Year
2011                                         $1,863
2012                                          1,729
2013                                          1,550
2014                                          1,425
2015                                          1,323
Thereafter                                    8,807
                                          ---------
                                   TOTAL    $16,697
                                          ---------



Information about other intangible assets is as follows:



                                                              AS OF DECEMBER 31,
                                                                  2010                    NET OTHER
                                      CARRYING                 ACCUMULATED               INTANGIBLE
                                        VALUE                 AMORTIZATION                 ASSETS
-------------------------------------------------------------------------------------------------------------
Contract based intangibles              $38,020                  $(16,110)                  $21,910
                                      ---------                 ---------                 ---------

                                                           AS OF DECEMBER 31,
                                                                  2009                    NET OTHER
                                      CARRYING                 ACCUMULATED               INTANGIBLE
                                        VALUE                 AMORTIZATION                 ASSETS
-------------------------------  -----------------------------------------------------------------------
Contract based intangibles              $38,020                  $(14,323)                  $23,697
                                      ---------                 ---------                 ---------



Other intangible assets that have finite lives are amortized over their useful lives. The estimated amortization of other intangible assets which mainly include state licenses, are as follows:



                                           AMOUNT
---------------------------------------------------
Year
2011                                         $1,788
2012                                          1,788
2013                                          1,788
2014                                          1,788
2015                                          1,788
Thereafter                                   12,970
                                          ---------
      TOTAL OTHER INTANGIBLE ASSETS WITH
                            FINITE LIVES    $21,910
                                          ---------

80                                          UNION SECURITY INSURANCE COMPANY

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14. ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)



The components of accumulated other comprehensive income (loss), net of tax, at December 31 are as follows:



                                               UNREALIZED                           ACCUMULATED OTHER
                                             GAINS (LOSSES)                           COMPREHENSIVE
                                              ON SECURITIES        OTTI               INCOME (LOSS)
---------------------------------------------------------------------------------------------------------
Balance at December 31, 2008                     $(165,712)          $ --                $(165,712)
                                               -----------       --------              -----------
Cumulative effect of change in
 accounting principle (after-tax) (1)              (14,203)        (2,221)                 (16,424)
Activity in 2009                                   210,552          6,177                  216,729
                                               -----------       --------              -----------
Balance at December 31, 2009                        30,637          3,956                   34,593
                                               -----------       --------              -----------
Activity in 2010                                    77,000          2,424                   79,424
                                               -----------       --------              -----------
Balance at December 31, 2010                      $107,637         $6,380                 $114,017
                                               -----------       --------              -----------



(1) Relates to the adoption of the new OTTI guidance for debt securities. See Notes 3 and 4 for further information.



The amounts in the unrealized gains (losses) on securities column are net of reclassification adjustments of $5,762, $(14,951) and $(82,824), net of tax, in 2010, 2009 and 2008, respectively, for net realized gains (losses) on sales of securities included in net income. The amounts in the OTTI column are net of reclassification adjustments of $(168) and $ (753), net of tax, in 2010 and 2009, respectively, for net realized losses on sales of securities included in net income.



15. RELATED PARTY TRANSACTIONS



The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology, actuarial and other administrative functions. The fees paid to the Parent for these services for years ended December 31, 2010, 2009 and 2008, were $43,298, $47,588 and
$52,583, respectively. Net expenses paid to affiliates were $22,218, $12,986 and $25,324, for the years ended December 31, 2010, 2009 and 2008. Information technology expenses were $21,178, $20,309 and $22,451 for the years ended December 31, 2010, 2009 and 2008, respectively.



Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.



In, 2008, the Company assumed the remaining business not already reinsured through an existing, but amended agreement with its affiliate, UFLIC. Later in 2008, Assurant sold UFLIC to IA American Life Insurance Company. The Company has assumed premiums from IA American Life Insurance Company of $6,924, $8,157, $9,450 and reserves of $445,502, $473,088, $498,663 for the years ended December 31, 2010, 2009 and 2008 respectively.



In prior years, the Company assumed group disability business from an affiliate, Union Security Life Insurance Company of New York ("USLICoNY"). On January 1, 2010, the Company terminated this reinsurance agreement for new business written. Effective July 1, 2010, the Company commuted the existing reinsured business under the same agreement, which involved a release of $26,920 in reserves and cash paid to USLICoNY of $29,172. The commutation resulted in a $2,252 loss for the Company, and is reflected in the policyholder benefits in the consolidated statements of operations. The Company assumed $67, $4,777 and $7,806 of premiums from USLICoNY in 2010, 2009 and 2008, respectively and $30,149 and $30,802 of reserves in 2009 and 2008, respectively.



16. COMMITMENTS AND CONTINGENCIES



The Company and its subsidiaries lease office space and equipment under operating lease arrangements. Certain facility leases contain escalation clauses based on increases in the lessors' operating expenses. At December 31, 2010, the aggregate future minimum lease payments under these operating lease agreements that have initial or non-cancelable terms in excess of one year are:



2011                                                                      $7,086
2012                                                                       2,364
2013                                                                       1,313
2014                                                                         730
2015                                                                         275
Thereafter                                                                   628
                                                                       ---------
                                  TOTAL MINIMUM FUTURE LEASE PAYMENTS    $12,396
                                                                       ---------



Rent expense was $8,438, $8,760 and $7,961 for 2010, 2009 and 2008,
respectively.



The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past

UNION SECURITY INSURANCE COMPANY                                          81

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business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, the Company does not believe that any pending matter will have a material adverse effect individually or in the aggregate, on the Company's financial condition, results of operations or cash flows.



As previously disclosed, the Parent entered into a settlement on January 21, 2010 in connection with a complaint filed by the SEC regarding a finite reinsurance arrangement entered into by the Parent. The Parent consented, without admitting or denying the allegations in the complaint, to the entry of a judgment requiring payment of a civil penalty of $3,500, an expense that the Parent accrued as of December 31, 2009, and a permanent injunction prohibiting the Parent from violating certain provisions of the federal securities laws. The court approved the settlement in a final judgment entered on January 25, 2010, and the Parent paid the penalty.



In the course of implementing procedures for compliance with the new mandatory reporting requirements under the Medicare, Medicaid, and SCHIP Extension Act of 2007, the Parent Company's Health segment identified a possible ambiguity in the Medicare Secondary Payer Act and related regulations about which the Company subsequently had a meeting with representatives of the Centers for Medicare and Medicaid Services ("CMS"). The Parent Company believes that its historical interpretation and application of such laws and regulations is correct and has requested that CMS issue a written determination to that effect. More recently, CMS informed counsel that it disagrees with some of the Parent Company's Health segment's legal positions and requested another meeting to discuss the matter further, but as of this date, no such meeting has been schedule. The Company does not believe that any loss relating to this issue is probable, nor can the Company make any estimate of any possible loss or range of possible loss associated with this issue.



17. BUSINESS COMBINATIONS



On October 1, 2009, the Company acquired, through a reinsurance agreement, a block of business from Shenandoah Life Insurance Company ("Shenandoah"). The Company will assume, on a coinsurance basis, 100% of the group life, disability, dental and vision insurance business in force with Shenandoah. There were no goodwill or intangible assets associated with this agreement.



(F) SELECTED FINANCIAL DATA



                  FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA



                                        AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                        2010               2009               2008
                                                      (IN THOUSANDS)
---------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF
 OPERATIONS DATA:
REVENUES
Net earned premiums and other
 considerations                        $1,116,247         $1,092,512         $1,173,790
Net investment income                     212,475            216,725            238,451
Net realized gains (losses) on
 investments (1)                            7,183            (25,512)          (135,696)
Amortization of deferred gains
 on disposal of businesses                 (2,876)            16,906             20,680
Fees and other income                       6,148             14,859             11,449
                                    -------------      -------------      -------------
                TOTAL REVENUES          1,339,177          1,315,490          1,308,674
                                    -------------      -------------      -------------
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits                     838,055            849,531            889,498
Amortization of deferred
 acquisition costs and value
 of business acquired                      41,372             46,398             46,678
Underwriting, general and
 administrative expenses                  348,842            340,342            353,774
Goodwill impairment (2)                    64,288             75,244                 --
                                    -------------      -------------      -------------
    TOTAL BENEFITS, LOSSES AND
                      EXPENSES          1,292,557          1,311,515          1,289,950
                                    -------------      -------------      -------------
Income before provision for
 income taxes                              46,620              3,975             18,724
Provision for income taxes                 32,883             27,127             10,867
                                    -------------      -------------      -------------
             NET INCOME (LOSS)            $13,737           $(23,152)            $7,857
                                    -------------      -------------      -------------

                                AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                        2007               2006
                                           (IN THOUSANDS)
------------------------------  ----------------------------------------
CONSOLIDATED STATEMENT OF
 OPERATIONS DATA:
REVENUES
Net earned premiums and other
 considerations                        $1,259,930         $1,366,820
Net investment income                     286,235            286,974
Net realized gains (losses) on
 investments (1)                          (28,219)             8,490
Amortization of deferred gains
 on disposal of businesses                 23,548             14,929
Fees and other income                      16,395             73,183
                                    -------------      -------------
                TOTAL REVENUES          1,557,889          1,750,396
                                    -------------      -------------
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits                     934,609          1,023,627
Amortization of deferred
 acquisition costs and value
 of business acquired                      43,575             47,972
Underwriting, general and
 administrative expenses                  383,106            425,589
Goodwill impairment (2)                        --                 --
                                    -------------      -------------
    TOTAL BENEFITS, LOSSES AND
                      EXPENSES          1,361,290          1,497,188
                                    -------------      -------------
Income before provision for
 income taxes                             196,599            253,208
Provision for income taxes                 57,121            106,576
                                    -------------      -------------
             NET INCOME (LOSS)           $139,478           $146,632
                                    -------------      -------------

82                                          UNION SECURITY INSURANCE COMPANY

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                                               AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                              2010              2009              2008
----------------------------------------------------------------------------------------------
SELECTED CONSOLIDATED BALANCE SHEET
 DATA:
Cash and cash equivalents and
 investments                                $3,788,094        $3,810,567        $3,569,830
Total assets                                $7,518,571        $7,340,873        $7,032,458
Policy liabilities (3)                      $4,656,647        $4,464,262        $4,502,013
Total stockholder's equity                    $753,498          $718,337          $529,760

                                          AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                              2007              2006
----------------------------------------  ------------------------------
SELECTED CONSOLIDATED BALANCE SHEET
 DATA:
Cash and cash equivalents and
 investments                                $4,145,303        $4,381,113
Total assets                                $8,807,658        $9,196,832
Policy liabilities (3)                      $4,555,863        $4,629,759
Total stockholder's equity                    $781,041          $899,264



(1) Included in net realized gains (losses) are other-than-temporary impairments of $109,075 for 2008.



(2) Following the completion of our annual goodwill impairment analysis, we recorded impairment charges of $64,288 and $75,244 related to Assurant Employee Benefits during 2010 and 2009, respectively. The impairment charges did not have any related tax benefit.



(3) Policy liabilities include future policy benefits and expenses, unearned premiums and claims and benefits payable.



(G) SUPPLEMENTAL FINANCIAL DATA. NOT APPLICABLE.



(H) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



Some of the statements under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this registration statement may contain forward-looking statements which reflect our current views with respect to, among other things, future events, financial performance, business prospects, growth and operating strategies and similar matters. You can identify these statements by the fact that they may use words such as "will," "may," "anticipates," "expects," "estimates," "projects," "intends," "plans," "believes," "targets," "forecasts," "potential," "approximately," or the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this registration statement are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments.



In addition to other factors described in this statement, the following risk factors could cause our actual results to differ materially from those currently estimated by management: (i) failure to maintain significant client relationships, distribution sources and contractual arrangements; (ii) failure to attract and retain sales representatives; (iii) deterioration in the Company's market capitalization compared to its book value that could impair the Company's goodwill; (iv) general global economic, financial market and political conditions (including difficult conditions in financial markets and the global economic slowdown, fluctuations in interest rates, mortgage rates, monetary policies and inflationary pressure); (v) current or new laws and regulations, including recently passed legislation relating to health care reform, that could increase our costs and/or decrease our revenues; (vi) inadequacy of reserves established for future claims losses; (vii) failure to predict or manage benefits, claims and other costs; (vii) diminished value of invested assets in our investment portfolio (due to, among other things, recent volatility in financial markets, other-than-temporary impairments, the global economic slowdown, credit and liquidity risk, and inability to assume an appropriate overall risk level); (ix) inability of reinsurers to meet their obligations; (x) insolvency of third parties to whom we have sold or may sell businesses through reinsurance or modified co-insurance; (xi) a decline in our credit or financial strength ratings (including the risk of ratings downgrades in the insurance industry); (xii) credit risk of some of our agents; (xiii) failure to protect client information and privacy; (xiv) negative publicity and impact on our business due to unfavorable outcomes in litigation and/or regulatory investigations; and (xv) significant competitive pressures in our businesses and cyclicality of the insurance industry.



These risk factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this registration statement. For a more detailed discussion of the risk factors that could affect our actual results, please refer to the section entitled "Risk Factors" in this registration statement.



The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and accompanying notes which appear elsewhere in this report. It contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this report, particularly under the sections entitled "Risk Factors" and "Forward-Looking Statements."

UNION SECURITY INSURANCE COMPANY                                          83

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CRITICAL FACTORS AFFECTING RESULTS



Our results depend on the appropriateness of our product pricing and underwriting, the accuracy of the reserves we establish for future policyholder benefits and claims, returns on invested assets and our ability to manage our expenses. Therefore, factors affecting these items may have a material adverse effect on our results of operations or financial condition. For a listing of those factors see the section entitled "Risk Factors."



REVENUES



We generate revenues primarily from the sale of our insurance policies and service contracts and from investment income earned on our investments. Sales of insurance policies are recognized in revenue as earned premiums while sales of administrative services are recognized as fee income.



Our premium and fee income is supplemented by income earned from our investment portfolio. We recognize revenue from interest payments, dividends and sales of investments. Currently, our investment portfolio is primarily invested in fixed maturity securities. Both investment income and realized capital gains on these investments can be significantly impacted by changes in interest rates.



Interest rate volatility can increase or reduce unrealized gains or unrealized losses in our portfolios. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Fluctuations in interest rates affect our returns on, and the market value of, fixed maturity and short-term investments.



The fair market value of the fixed maturity securities in our portfolio and the investment income from these securities fluctuate depending on general economic and market conditions. The fair market value generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed maturity securities will generally increase or decrease with interest rates. We also have investments that carry pre-payment risk, such as mortgage-backed and asset-backed securities. Interest rate fluctuations may cause actual net investment income and/or cash flows from such investments to differ from estimates made at the time of investment. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities, commercial mortgage obligations and bonds are more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates. Therefore, in these circumstances we may be required to reinvest those funds in lower interest-bearing investments.



EXPENSES



Our expenses are primarily policyholder benefits and underwriting, general and administrative expenses.



Policyholder benefits are impacted by our claims management programs, reinsurance coverage, contractual terms and conditions, regulatory requirements, economic conditions, and numerous other factors. Benefits paid could substantially exceed our expectations, causing a material adverse effect on our business, results of operations and financial condition.



Our underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, amortization of deferred costs and general operating expenses.



CRITICAL ACCOUNTING ESTIMATES



Certain items in our consolidated financial statements are based on estimates and judgment. Differences between actual results and these estimates could in some cases have material impacts on our consolidated financial statements.



The following critical accounting policies require significant estimates. The actual amounts realized in these areas could ultimately be materially different from the amounts currently provided for in our consolidated financial statements.



RESERVES



Reserves are established in accordance with GAAP using generally accepted actuarial methods and reflect judgments about expected future claim payments. Calculations incorporate assumptions about inflation rates, the incidence of incurred claims, the extent to which all claims have been reported, future claims processing, lags and expense and future investment earnings, and numerous other factors. While the methods of making such estimates and establishing the related liabilities are periodically reviewed and updated, the calculation of reserves is not an exact process.



Reserves do not represent precise calculations of expected future claims, but instead represent our best estimates at a point in time of the ultimate costs of settlement and administration of a claim or group of claims, based upon actuarial assumptions and projections using facts and circumstances known at the time of calculation.



Many of the factors affecting reserved adequacy are not directly quantifiable, and not all future events can be anticipated when reserves are established. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations of the period in which such estimates are updated.

84                                          UNION SECURITY INSURANCE COMPANY

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Because establishment of reserves is an inherently uncertain process, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made.



The following table provides reserve information of our major product lines for the years ended December 31, 2010 and 2009:



                                                               DECEMBER 31, 2010       CLAIMS AND BENEFITS
                                                                                             PAYABLE
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVES        RESERVES
--------------------------------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Preneed funeral life insurance
  policies and investment-type
  annuity contracts                   $1,119,089                    $842                $3,276          $1,641
 Life insurance no longer
  offered                                280,295                     601                   954              33
 FFG, LTC and other disposed
  businesses                           1,476,481                  19,821                 8,795         127,917
 All other                                 5,661                     323                18,339           5,073
SHORT DURATION CONTRACTS:
 Group term life                              --                   4,404               196,246          34,997
 Group disability                             --                   2,288             1,167,538         147,389
 Medical                                      --                   1,713                 1,704           6,611
 Dental                                       --                   3,868                 2,016          17,020
 Credit life and disability                   --                       2                    --           1,590
 All other                                    --                       9                   111              --
                                      ----------                 -------            ----------       ---------
                          TOTAL       $2,881,526                 $33,871            $1,398,979        $342,271
                                      ----------                 -------            ----------       ---------

                                                               DECEMBER 31, 2009       CLAIMS AND BENEFITS
                                                                                             PAYABLE
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVES        RESERVES
-------------------------------  -----------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Preneed funeral life insurance
  policies and investment-type
  annuity contracts                   $1,185,901                  $1,105                $3,737          $1,192
 Life insurance no longer
  offered                                287,590                     627                 1,036              33
 FFG, LTC and other disposed
  businesses                           1,196,373                  19,056                 6,851          89,323
 All other                                 5,205                     335                20,573           6,303
SHORT DURATION CONTRACTS:
 Group term life                              --                   3,501               204,069          35,731
 Group disability                             --                   6,716            1 ,209,968         137,402
 Medical                                      --                   2,582                 3,245           7,603
 Dental                                       --                   3,769                 4,722          18,297
 Credit life and disability                   --                       1                    --           1,416
 All other                                    --                      --                    --              --
                                      ----------                 -------            ----------       ---------
                          TOTAL       $2,675,069                 $37,692            $1,454,201        $297,300
                                      ----------                 -------            ----------       ---------



For a description of our reserving methodology, see Notes 2 and 10 to the Notes to Consolidated Financial Statements included elsewhere in this registration statement.



Long Duration Contracts



Reserves for future policy benefits represent the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions reflect best estimates for expected investment yield, inflation, mortality, morbidity, expenses and withdrawal rates. These assumptions are based on our experience to the extent it is credible, modified where appropriate to reflect current trends, industry experience and provisions for possible unfavorable deviation. We also record an unearned revenue reserve which represents premiums received which have not yet been recognized in our income statements.



Historically, premium deficiency testing has not resulted in a material adjustment to deferred acquisition costs or reserves. Such adjustments could occur however, if economic or mortality conditions significantly deteriorated.



Risks related to the reserves recorded for certain discontinued individual life, annuity and long-term care insurance have been 100% ceded via reinsurance. While the Company has not been released from the contractual obligation to the policyholders, changes in and deviations from economic and mortality assumptions used in the calculation of these reserves will not directly affect our results of operations unless there is a default by the assuming reinsurer.



Short Duration Contracts



Claims and benefits payable reserves for short duration contracts include (1) case reserves for known claims which are unpaid as of the balance sheet date;
(2) IBNR reserves for claims where the insured event has occurred but has not been reported to us as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims. Periodically, we review emerging experience and make adjustments to our reserves and assumptions where necessary. Below are further discussions on the reserving process for our major short duration products.



Group Disability and Group Term Life



Case or claim reserves are set for active individual claims on group long term disability policies and for waiver of premium benefits on group term life policies. Reserve factors used to calculate these reserves reflect assumptions regarding disabled life mortality and claim recovery rates, claim management practices, awards for social security and other benefit offsets and yield rates earned on assets supporting the reserves. Group long term disability and group term life waiver of premium reserves are discounted because the payment pattern and ultimate cost are fixed and determinable on an individual claim basis. Our reserves discount rate for claims incurred prior to 2011 is 5.25%. Though our final determination has not yet been made, our current estimate is that claims incurred after 2011 will be 50 to 100 basis points lower, which will ultimately increase policyholder benefits.

UNION SECURITY INSURANCE COMPANY                                          85

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Factors considered when setting IBNR reserves include patterns in elapsed time from claim incidence to claim reporting, and elapsed time from claims reporting to claim payment.



Key sensitivities at December 31, 2010 for group long term disability claim reserves include the discount rate and claim termination rates.



                                                                         CLAIMS AND
                                                                      BENEFITS PAYABLE
-----------------------------------------------------------------------------------------
Group disability, discount rate decreased by 100 basis points             $1,381,307
Group disability, as reported                                             $1,314,927
Group disability, discount rate increased by 100 basis points             $1,255,133
Group disability, claim termination rate 10% lower                        $1,349,203
Group disability, as reported                                             $1,314,927
Group disability, claim termination rate 10% higher                       $1,283,757



The discount rate is also a key sensitivity for group term life waiver of premium reserves.



                                                                        CLAIMS AND
                                                                     BENEFITS PAYABLE
---------------------------------------------------------------------------------------
Group term life, discount rate decreased by 100 basis points              $239,916
Group term life, as reported                                              $231,243
Group term life, discount rate increased by 100 basis points              $223,448



DAC



DAC represent expenses incurred in prior periods primarily for the production of new business, that have been deferred for financial reporting purposes. Acquisition costs primarily consist of commissions, policy issuance expenses, premium tax and certain direct marketing expenses.



The DAC asset is tested annually to ensure that future premiums or gross profits are sufficient to support the amortization of the asset. Such testing involves the use of best estimate assumptions, to determine if anticipated future policy premiums and investment income are adequate to cover all DAC and related claims, benefits and expenses. To the extent a deficiency exists, it is recognized immediately by a charge to the statement of operations and a corresponding reduction in the DAC asset. If the deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.



LONG DURATION CONTRACTS



Acquisition costs for Preneed life insurance policies issued prior to January 1, 2009 and certain discontinued life insurance policies have been deferred and amortized in proportion to anticipated premiums over the premium-paying period. These acquisition costs consist primarily of first year commissions paid to agents and sales and policy issue costs.



For Preneed investment-type annuities, Preneed life insurance policies with discretionary death benefit growth issued after January 1, 2009, universal life insurance policies and investment-type annuity contracts that are no longer offered, DAC is amortized in proportion to the present value of estimated gross profits from investment, mortality, expense margins and surrender charges over the estimated life of the policy or contract. The assumptions used for the estimates are consistent with those used in computing the policy or contract liabilities.



Acquisition costs relating to group worksite products, which typically have high front-end costs and are expected to remain in force for an extended period of time, consist primarily of first year commissions to brokers and one time policy transfer fees and costs of issuing new certificates. These acquisition costs are front-end loaded, thus they are deferred and amortized over the estimated terms of the underlying contracts.



Acquisition costs on FFG and LTC disposed businesses were written off when the businesses were sold.



SHORT DURATION CONTRACTS



Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.



Acquisition costs relating to group term life, group disability and group dental consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.



Acquisition costs on small group medical contracts consist primarily of commissions to agents and brokers and compensation to representatives. These contracts are considered short duration because the terms of the contract are not fixed at issue and they are not guaranteed renewable. As a result, these costs are not deferred, but rather are recorded in the statement of operations in the period in which they are incurred.

86                                          UNION SECURITY INSURANCE COMPANY

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INVESTMENTS



We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities.



Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date, with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company analyzes its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between its amortized cost and its net present value.



Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, or unforeseen events which affect one or more companies, industry sectors or countries could result in additional impairments in future periods for other-than-temporary declines in value. See also Note 3 to the Notes to Consolidated Financial Statements included elsewhere in this report.



REINSURANCE



Reinsurance recoverables include amounts we are owed by reinsurers. Reinsurance costs are expensed over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in our consolidated balance sheets. An estimated allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers, reinsurer solvency, management's experience and current economic conditions. The ceding of insurance does not discharge our primary liability to our insureds.



The following table sets forth our reinsurance recoverables as of the dates indicated:



                                       DECEMBER 31,            DECEMBER 31,
                                           2010                    2009
--------------------------------------------------------------------------------
Reinsurance recoverables                 $1,744,688              $1,434,405
                                       ------------            ------------



We have used reinsurance to exit certain businesses, including blocks of individual life, annuity, and long-term care. The reinsurance recoverables relating to these dispositions amounted to $1,640,464 and $1,318,326 at December 31, 2010 and 2009, respectively.



In the ordinary course of business, we are involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:



                                                        2010           2009
--------------------------------------------------------------------------------
Ceded future policyholder benefits and expense         $1,574,843     $1,300,352
Ceded unearned premium                                     20,043         18,942
Ceded claims and benefits payable                         146,822        105,900
Ceded paid losses                                           2,980          9,211
                                                    -------------  -------------
                                             TOTAL     $1,744,688     $1,434,405
                                                    -------------  -------------



We utilize reinsurance for loss protection and capital management and business dispositions. See also "Quantitative and Qualitative Disclosures About Market Risk --Credit Risk" below.



LIQUIDITY AND CAPITAL RESOURCES



The primary sources of funds for the Company consist of premiums and fees collected, the proceeds from the sales and maturity of investments and investment income. Cash is primarily used to pay insurance claims, agent commissions, operating expenses and taxes. We generally invest our excess funds in order to generate investment income. We also have the ability to receive capital infusions from our Parent, if needed. Please see Assurant's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information related to our Parent.

UNION SECURITY INSURANCE COMPANY                                          87

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RETIREMENT AND OTHER EMPLOYEE BENEFITS



The Parent sponsors a non-contributory, qualified defined benefit pension plan and certain non-contributory, non-qualified post retirement benefits covering employees who meet eligibility requirements as to age and length of service. Plan assets of the qualified defined benefits plans are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these consolidated financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension costs allocated to the Company amounted to $6,056, $6,349 and $5,327 for 2010, 2009 and 2008,
respectively. See Note 11 to the Notes to Consolidated Financial Statements included elsewhere in this report for additional information.



CONTINGENCIES



We account for contingencies using the CONTINGENCIES guidance. This requires management to evaluate each contingent matter separately. A loss is accrued if reasonably estimable and probable. We establish reserves for these contingencies at the best estimate, or, if no one estimated number within the range of possible losses is more probable than any other, we report an estimated reserve at the low end of the estimated range. Contingencies affecting the Company include litigation matters which are inherently difficult to evaluate and are subject to significant changes.



DEFERRED TAXES



Deferred income taxes are recorded for temporary differences between the financial reporting and income tax bases of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets if, based on the weight of all available evidence, it is more likely than not that some portion of the asset will not be realized. The valuation allowance is sufficient to reduce the asset to the amount that is more likely than not to be realized. The Company has significant deferred tax assets resulting from capital loss carry-forwards and other temporary differences that may reduce taxable income in future periods. The detailed components of our deferred tax assets, liabilities and valuation allowance are included in Note 5 to the financial statements.



The realization of deferred tax assets depends upon the existence of sufficient taxable income of the same character during the carry-back or carryforward period. U.S. tax rules mandate that capital losses can only be recovered against capital gains. An example of capital gains would be gains from the sale of investments. The Company is dependent upon the consolidated group, of which it is a member, having capital gain income in the foreseeable future to use the capital loss carryforward in its entirety. To support the capital deferred tax asset, the Company is able to rely on future taxable capital gain income from gross unrealized gains in the group's investment portfolio. The Company is also able to rely on the use of various tax planning strategies to forecast taxable gains in the foreseeable future.



In determining whether the deferred tax asset is realizable, the Company weighed all available evidence, both positive and negative. We considered all sources of taxable income available to realize the asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carry forwards, taxable income in carry-back years and tax-planning strategies.



We have identified certain prudent and feasible strategies which could generate taxable future capital gain income. Tax planning strategies are actions that management ordinarily might not take, but would take, if necessary, to realize a tax benefit for a carryforward before it expires. Examples include, but are not limited to, changing the character of taxable or deductible amounts from ordinary income or loss to capital gain or loss or accelerating taxable amounts. While no commitments to implement any strategy have been made, these strategies have been considered in the analysis of the recoverability of the Company's deferred tax assets and the reduction of the valuation allowance.



As of December 31, 2010 the Company had a cumulative valuation allowance of $10,523 against deferred tax assets, as it is management's assessment that it is more likely than not that this amount of deferred tax assets will not be realized. The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance has been assigned to the Company based on the provisions of the tax sharing agreement.



The Company believes it is more likely than not that the remainder of its deferred tax assets will be realized in the foreseeable future. Accordingly, other than noted herein for capital loss carryovers, a valuation allowance has not been established.

88                                          UNION SECURITY INSURANCE COMPANY

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Future reversal of the valuation allowance will be recognized either when the benefit is realized or when we determine it is more likely than not that the benefit will be realized. Depending on the nature of the taxable income that results in a reversal of the valuation allowance, and on management's judgment, the reversal will be recognized either through other comprehensive income (loss) or through continuing operations in the statement of operations. Likewise, if the Company determines that it is not more likely than not that it would be able to realize all or part of the deferred tax asset in the future, an adjustment to the deferred tax asset valuation allowance would be recorded through a charge to continuing operations in the statement of operations in the period such determination is made.



In determining the appropriate valuation allowance, management makes judgments about recoverability of deferred tax assets, use of tax loss and tax credit carryforwards, levels of expected future taxable income and available tax planning strategies. The assumptions used in making these judgments are updated periodically by management based on current business conditions that affect the Company and overall economic conditions. These management judgments are therefore subject to change based on factors that include, but are not limited to, changes in expected capital gain income in the foreseeable future and the ability of the Company to successfully execute its tax planning strategies.



VALUATION AND RECOVERABILITY OF GOODWILL



Goodwill represented $17,285 and $81,573 of our $7,518,571 and $7,340,873 of
total assets as of December 31, 2010 and 2009, respectively. We review our goodwill annually in the fourth quarter for impairment or more frequently if indicators of impairment exist. Such indicators include, but are not limited to, a sustained significant decline in our Parent's market capitalization or a significant decline in our expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and could have a material impact on our consolidated financial statements.



The Company compares its estimated fair value with its net book value. If the estimated fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its estimated fair value, we then perform a second test to calculate the amount of impairment, if any. To determine the amount of any impairment, we determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination. Specifically, we determine the fair value of all of the assets and liabilities of the Company, including any unrecognized intangible assets, in a hypothetical calculation that yields the implied fair value of goodwill. If the implied fair value of goodwill is less than the recorded goodwill, we record an impairment charge for the difference.



The following describes the valuation methodologies used in both 2010 and 2009 to derive the estimated fair value of the Company.



The Company identifies a group of peer companies, which have operations that are as similar as possible. A Guideline Company Method is used to value the Company based upon its relative performance to its peer companies, based on several measures, including price to trailing 12 month earnings, price to projected earnings, price to tangible net worth and return on equity.



A Dividend Discount Method ("DDM") is used to value the Company based upon the present value of expected cash flows available for distribution over future periods. Cash Flows were discounted using a market participant weighted average cost of capital estimated for the Company. After discounting the future discrete earnings to their present value, the Company estimated the terminal value attributable to the years beyond the discrete operating plan period. The discounted terminal value was then added to the aggregate discounted distributable earnings from the discrete operating plan period to estimate the fair value of the Company.



A Guideline Transaction Method values the Company based on available data concerning the purchase prices paid in acquisitions of companies operating in the insurance industry. The application of certain financial multiples calculated from these transactions provides an indication of estimated fair value of the Company.



While all three valuation methodologies are considered in assessing fair value, the DDM was weighed more heavily since in the current economic environment, management believes that expected cash flows are the most important factor in the valuation of a business enterprise. In addition, recent dislocations in the economy, the scarcity of M&A transactions in the insurance marketplace and the relative lack of directly comparable companies make the other methods less credible.



Following the 2010 goodwill assessment, the Company concluded that its net book value exceeded its estimated fair value. Based on the results of the Step 2 test, the Company recorded impairment charges of $64,288. During 2009, the Company concluded that its net book value exceeded its estimated fair value and recorded a $75,244 impairment charge after performing a Step 2 test. The 2010 impairment reflects the effects of the low interest rate environment, continuing high unemployment, the slow pace of the economic recovery and an increased net book value, primarily related to our investment portfolio. The 2009 impairment reflected the challenging near term growth environment for the Company and an increased net book value, primarily related to our investment portfolio. Management remains confident in the long-term prospects of the Company. See Notes 4 and 14 for further information.

UNION SECURITY INSURANCE COMPANY                                          89

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The determination of fair value of the Company requires significant estimates and assumptions. These estimates and assumptions primarily include, but are not limited to, earnings and required capital projections discussed above, discount rates, terminal growth rates, operating income and dividend forecasts and the weighting assigned to the results of each of the three valuation methods described above. Changes in certain assumptions could have a significant impact on the goodwill impairment assessment.



We evaluated the significant assumptions used to determine the estimated fair values of the Company, both individually and in the aggregate and concluded they are reasonable. However, should weak market conditions continue for an extended period or should the operating results decline substantially compared to projected results, or interest rates decline further increasing the net unrealized gain position related to the Company's investment portfolio and thus the Company's net book value, we could determine that we need to record an additional non-cash impairment charge related to goodwill.



RECENT ACCOUNTING PRONOUNCEMENTS -- ADOPTED



See Note 2 to the Notes to Consolidated Financial Statements included elsewhere in this registration statement.



RECENT ACCOUNTING PRONOUNCEMENTS -- NOT YET ADOPTED



See Note 2 to the Notes to Consolidated Financial Statements included elsewhere in this registration statement.



RESULTS OF OPERATIONS



The table below presents information regarding our consolidated results of operations:



                                  FOR THE YEARS ENDED DECEMBER 31,
                             2010               2009               2008
--------------------------------------------------------------------------------
REVENUES:
 Net earned premiums
  and other
  considerations (2)       $1,116,247         $1,092,512         $1,173,790
 Net investment income        212,475            216,725            238,451
 Net realized gain
  (losses) on
  investments                   7,183            (25,512  )        (135,696  )
 Amortization of
  deferred gains on
  disposal of
  businesses                   (2,876  )          16,906             20,680
 Fees and other income          6,148             14,859             11,449
                         ------------       ------------       ------------
         TOTAL REVENUES     1,339,177          1,315,490          1,308,674
                         ------------       ------------       ------------
BENEFITS, LOSSES AND
 EXPENSES:
 Policyholder benefits
  (2)                         838,055            849,531            889,498
 Selling, underwriting
  and general expenses
  (1)                         390,214            386,740            400,452
                         ------------       ------------       ------------
 TOTAL BENEFITS, LOSSES
           AND EXPENSES     1,228,269          1,236,271          1,289,950
                         ------------       ------------       ------------
INCOME BEFORE PROVISION
 FOR INCOME TAXES AND
 GOODWILL IMPAIRMENT          110,908             79,219             18,724
 Provision for income
  taxes                        32,883             27,127             10,867
                         ------------       ------------       ------------
INCOME BEFORE GOODWILL
 IMPAIRMENT                    78,025             52,092              7,857
 Goodwill impairment           64,288             75,244                 --
                         ------------       ------------       ------------
      NET INCOME (LOSS)       $13,737           $(23,152  )          $7,857
                         ------------       ------------  ---  ------------



(1) Includes amortization of DAC and VOBA and underwriting, general and administrative expenses.



(2) Includes single premiums on closed blocks of group disability business. For closed blocks of business we receive a single, upfront premium and in turn we record a virtual equal amount of claim reserves. We then manage the claims using our claim management practices.



The following discussion provides a general overall analysis of the consolidated results for the twelve months ended December 31, 2010 ("Twelve Months 2010"), twelve months ended December 31, 2009 ("Twelve Months 2009"), and twelve months ended December 31, 2008 ("Twelve Months 2008"). Please see the discussion that follows for a more detailed analysis of the fluctuations.



YEAR ENDED DECEMBER 31, 2010 COMPARED TO DECEMBER 31, 2009



Net Income (Loss)



Net income increased $36,889 to $13,737 for Twelve Months 2010 from a net loss of $(23,152) for Twelve Months 2009. This was mainly due to an increase in net realized gains on investments of $21,252 (after tax), favorable loss experience across all product lines and a $10,956 reduction in goodwill impairment as Twelve Months 2010 had an impairment of $64,288 compared to $75,244 for Twelve Months 2009. These items were partially offset by a decrease in amortization of deferred gains on disposal of businesses of $12,858 (after tax) as a portion of the deferred gain liability was re-established during 2010 resulting from refinements to assumptions associated with policy run-off.

90                                          UNION SECURITY INSURANCE COMPANY

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Total Revenues



Total revenues increased $23,687, or 2%, to $1,339,177 for Twelve Months 2010 from $1,315,490 for Twelve Months 2009. The increase was primarily due to a $32,695 increase in net realized gains on investments and a $23,735 increase in net earned premiums. The net earned premiums increase was the result of an increase in assumed premiums from two new clients in the Disability RMS distribution channel and the acquisition of a block of business from Shenandoah Life Insurance Company, all added in Fourth Quarter 2009. This was partially offset by decreases in the direct products as a result of a challenging sales and persistency environment which continues to impact revenue growth and a decrease in amortization of deferred gains on disposal of businesses of $19,782 for reasons noted above.



Total Benefits, Losses and Expenses



Total benefits, losses and expenses decreased $8,002, or 1%, to $1,228,269 for Twelve Months 2010 from $1,236,271 for Twelve Months 2009. This was primarily due to a decrease in policyholder benefits of $11,476 resulting from a proportional decrease in direct product premium and favorable loss experience across the disability, life and dental products. Disability incidence and life mortality levels continue to be very favorable compared to prior year. This is partially offset by an increase in assumed policyholder benefits and assumed commission expense due to adding two new clients in the Disability RMS distribution channel and the acquisition of a block of business from Shenandoah Life Insurance Company, all added in Fourth Quarter 2009.



Income Taxes



Income taxes increased $5,756, or 21%, to $32,883 for Twelve Months 2010 from $27,127 for Twelve Months 2009. The 2010 effective tax rate was 29.6% compared with 34.2% for 2009.This decline was mainly due to an increase in the dividend received deduction as well as an increase in total discrete item credits.



YEAR ENDED DECEMBER 31, 2009 COMPARED TO DECEMBER 31, 2008



Net (Loss) Income



Results decreased $31,009 to a net loss of $(23,152) for Twelve Months 2009 from net income of $7,857 for Twelve Months 2008. This was mainly due to a non-cash goodwill impairment charge of $75,244 that was recorded for Twelve Months 2009. The decrease in net income was also driven by lower net earned premiums and less favorable life, dental and disability loss experience. In addition, lower net investment income of $14,122 (after-tax) due to decreased average invested assets and lower investment yields contributed to the overall decrease in net income. This was partially offset by lower net realized losses on investments of $73,160 (after-tax). Other-than-temporary impairments included in net realized losses on investments were $7,532 (after-tax) in Twelve Months 2009 compared with $70,899 (after-tax) in Twelve Months 2008.



Total Revenues



Total revenues increased $6,816, or 1%, to $1,315,490 for Twelve Months 2009 from $1,308,674 for Twelve Months 2008. The increase was primarily due to lower net realized losses on investments of $112,554 driven by the write-down of other-than-temporary impairments in our investment portfolio of $11,587 in Twelve Months 2009 compared to $109,075 in Twelve Months 2008. This was partially offset by a decrease in net earned premiums of $81,278 due primarily to increased lapses and fewer covered lives due to higher unemployment, along with a difficult sales environment which presents a challenge to revenue growth. Although we added two new clients in the fourth quarter of 2009, assumed premiums from our Disability RMS distribution channel decreased for Twelve Months 2009 compared to the prior year, excluding single premiums from closed blocks of business. The decrease in assumed premium was partially offset by the acquisition of a block of group business from Shenandoah Life Insurance Company. In addition, net investment income decreased by $21,726 due to decreased average invested assets and lower investment yields.



Total Benefits, Losses and Expenses



Total benefits, losses and expenses decreased $53,679, or 4%, to $1,236,271 for Twelve Months 2009 from $1,289,950 for Twelve Months 2008. This was primarily due to a decrease in policyholder benefits resulting from a decline in our small employer group health business and a decline in our prefunded funeral business due to run-off of closed blocks of business. Selling, underwriting and general expenses decreased as a result of lower net earned premiums.



Income Taxes



Income taxes increased $16,260, or 150%, to $27,127 for Twelve Months 2009 from $10,867 for Twelve Months 2008. The change in income taxes was not proportionate to pretax income due to an increase in 2008 income taxes for the establishment of a tax valuation allowance against deferred taxes, which is primarily attributable to capital losses resulting from dispositions of investments of $7,195.

UNION SECURITY INSURANCE COMPANY                                          91

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INVESTMENTS



See Notes 3 and 4 to the Notes to Consolidated Financial Statements included elsewhere in this report.



CASH FLOWS



We monitor cash flows, and forecasts are provided on a monthly basis. Trend and variance analyses are used to project future cash needs making adjustments to the forecasts when needed.



The table below shows our recent net cash flows:



                                                 FOR THE YEARS ENDED DECEMBER 31,
                                             2010              2009             2008
---------------------------------------------------------------------------------------------
NET CASH (USED IN) PROVIDED BY:
 Operating activities                        $(40,864)        $(57,939)          $23,058
 Investing activities                         130,280          105,464           162,267
 Financing activities                        (108,719)         (20,877)         (200,986)
                                          -----------       ----------       -----------
Net change in cash                           $(19,303)         $26,648          $(15,661)
                                          -----------       ----------       -----------



CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008



OPERATING ACTIVITIES:



We typically generate operating cash flows inflows from premiums collected from our insurance products and income received from our investments while outflows consist of policy acquisition costs, benefits paid, and operating expenses. These net cash flows are then invested to support the obligations of our insurance products and required capital supporting these products. Our cash flows from operating activities are affected by the timing of premiums, fees, and investment income received and expenses paid.



Net cash used in by operating activities was $40,864 and $57,939 for the years ended December 31, 2010 and 2009, respectively. The decrease in cash used by operating activities between years is primarily due to higher net written premiums as well as higher net realized gains on sales due to improved market conditions.



Net cash (used in) provided by operating activities was $(57,939) and $23,058 for the years ended December 31, 2009 and 2008, respectively. The decrease in cash provided by operating activities between years is primarily due to lower gross written premiums in 2009 as well as lower net investment income due to decreased average invested assets and lower investment yields.



INVESTING ACTIVITIES:



Net cash provided by investing activities was $130,280 and $105,464 for the years ended December 31, 2010 and 2009, respectively. The increase in cash between years is primarily due to an overall increase in fixed maturity securities and collateral held for securities lending partially offset by a change in short term investments.



Net cash provided by investing activities was $105,464 and $162,267 for the years ended December 31, 2009 and 2008, respectively. The decrease in cash between years is primarily due to increased purchase of fixed maturity securities, partially offset by a decrease in sales of fixed maturity and equity securities.



FINANCING ACTIVITIES:



Net cash used in financing activities was $108,719 and $20,877 for the years ended December 31, 2010 and 2009, respectively. The increase in cash used in financing activities is primarily due to $38,000 of dividends paid to the Parent and $34,842 decrease in obligation under securities lending.



Net cash used in financing activities was $20,877 and $200,986 for the years ended December 31, 2009 and 2008, respectively. The decrease in cash used in financing activities is primarily due to the change in obligation under securities lending, a $100,000 return of capital to the Parent in 2008, partially offset by $20,000 of dividends paid to the Parent in 2009.

92                                          UNION SECURITY INSURANCE COMPANY

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COMMITMENTS AND CONTINGENCIES



We have obligations and commitments to third parties as a result of our operations. These obligations and commitments, as of December 31, 2010, are detailed in the table below by maturity date as of the dates indicated:



                                                   AS OF DECEMBER 31, 2010
                                                        LESS THAN 1             1-3
                                      TOTAL                 YEAR               YEARS
-------------------------------------------------------------------------------------------
CONTRACTUAL OBLIGATIONS :
Insurance liabilities (1)            $7,815,135            $593,471            $826,180
Operating leases                         12,396               7,086               3,677
COMMITMENTS:
Liability for unrecognized tax
 benefit                                  2,900               2,745                 155
                                   ------------          ----------          ----------
TOTAL OBLIGATIONS AND COMMITMENTS    $7,830,431            $603,302            $830,012
                                   ------------          ----------          ----------

                                         AS OF DECEMBER 31, 2010
                                      3-5              MORE THAN 5
                                     YEARS                YEARS
---------------------------------  ------------------------------------
CONTRACTUAL OBLIGATIONS :
Insurance liabilities (1)            $707,755            $5,687,729
Operating leases                        1,005                   628
COMMITMENTS:
Liability for unrecognized tax
 benefit                                   --                    --
                                   ----------          ------------
TOTAL OBLIGATIONS AND COMMITMENTS    $708,760            $5,688,357
                                   ----------          ------------



(1) Insurance liabilities reflect estimated cash payments to be made to policyholders.



Liabilities for future policy benefits and expenses of $2,881,526 and claims and benefits payable of $1,741,250 have been included in the commitments and contingencies table. Significant uncertainties relating to these liabilities include mortality, morbidity, expenses, persistency, investment returns, inflation, contract terms and the timing of payments.



OFF-BALANCE SHEET ARRANGEMENTS



The Company does not have any off-balance sheet arrangements that are reasonably likely to have a material effect on the financial condition, results of operations, liquidity, or capital resources of the Company.



(I) CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS. NONE.



(J) QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK



As a provider of insurance products, effective risk management is fundamental to our ability to protect both our customers' and our stockholder's interests. We are exposed to potential loss from various market risks, in particular interest rate risk, credit risk and inflation risk.



Interest rate risk is the possibility that the fair value of liabilities will change more or less than the market value of investments in response to changes in interest rates, including changes in investment yields and changes in spreads due to credit risks and other factors.



Credit risk is the possibility that counterparties may not be able to meet payment obligations when they become due. We assume counterparty credit risk in many forms. A counterparty is any person or entity from which cash or other forms of consideration are expected to extinguish a liability or obligation to us. Primarily, our credit risk exposure is concentrated in our fixed maturity investment portfolio and, to a lesser extent, in our reinsurance recoverables.



Inflation risk is the possibility that a change in domestic price levels produces an adverse effect on earnings. This typically happens when either invested assets or liabilities, but not both is indexed to inflation.



INTEREST RATE RISK



Interest rate risk arises as we invest substantial funds in interest-sensitive fixed income assets, such as fixed maturity securities, mortgage-backed and asset-backed securities and commercial mortgage loans, primarily in the United States. There are two forms of interest rate risk -- price risk and reinvestment risk. Price risk occurs when fluctuations in interest rates have a direct impact on the market valuation of these investments. As interest rates rise, the market value of these investments falls, and conversely, as interest rates fall, the market value of these investments rises. Reinvestment risk occurs when fluctuations in interest rates have a direct impact on expected cash flows from mortgage-backed and asset-backed securities. As interest rates fall, an increase in prepayments on these assets results in earlier than expected receipt of cash flows forcing us to reinvest the proceeds in an unfavorable lower interest rate environment. Conversely as interest rates rise, a decrease in prepayments on these assets results in later than expected receipt of cash flows forcing us to forgo reinvesting in a favorable higher interest rate environment.



We manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity tailored to the anticipated cash outflow characteristics of our insurance and reinsurance liabilities.



Our group long-term disability reserves are also sensitive to interest rates. Group long-term disability and group term life waiver of premium reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is determined by taking into consideration actual and expected earned rates on our asset portfolio.

UNION SECURITY INSURANCE COMPANY                                          93

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The interest rate sensitivity relating to price risk of our fixed maturity security assets is assessed using hypothetical scenarios that assume several positive and negative parallel shifts of the yield curves. We have assumed that the yield curve shifts are of equal direction and magnitude. The individual securities are repriced under each scenario using a valuation model. For investments such as callable bonds and mortgage-backed and asset-backed securities, a prepayment model was used in conjunction with a valuation model. Our actual experience may differ from the results noted below particularly due to assumptions utilized or if events occur that were not included in the methodology. The following table summarizes the results of this analysis for bonds, mortgage-backed and asset-backed securities held in our investment portfolio:



                        INTEREST RATE MOVEMENT ANALYSIS
       OF MARKET VALUE OF FIXED MATURITY SECURITIES INVESTMENT PORTFOLIO
                            AS OF DECEMBER 31, 2010



                                        -100               -50                 0                  50                100
---------------------------------------------------------------------------------------------------------------------------------
Total market value                    $2,965,522         $2,838,154         $2,716,856         $2,602,190         $2,495,293
% Change in market value from base
 case                                       9.15%              4.46%                --%              (4.2)%            (8.16)%
$ Change in market value from base
 case                                   $248,666           $121,298               $ --          $(114,666)         $(221,563)



                        INTEREST RATE MOVEMENT ANALYSIS
       OF MARKET VALUE OF FIXED MATURITY SECURITIES INVESTMENT PORTFOLIO
                            AS OF DECEMBER 31, 2009



                                        -100               -50                 0                  50                100
---------------------------------------------------------------------------------------------------------------------------------
Total market value                    $2,780,930         $2,665,282         $2,555,863         $2,452,931         $2,356,612
% Change in market value from base
 case                                       8.81%              4.28%                --%             (4.03)%            (7.80)%
$ Change in market value from base
 case                                   $225,067           $109,419               $ --          $(102,933)         $(199,252)



CREDIT RISK



We have exposure to credit risk primarily from our customers, as a holder of fixed maturity securities and by entering into reinsurance cessions.



Our risk management strategy and investment policy is to invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to any one issuer. We attempt to limit our credit exposure by imposing fixed maturity portfolio limits on individual issuers based upon credit quality. Currently our portfolio limits are 1.5% for issuers rated AA-and above, 1% for issuers rated A- to A+, 0.75% for issuers rated BBB- to BBB+ and 0.38% for issuers rated BB- to BB+. These portfolio limits are further reduced for certain issuers with whom we have credit exposure on reinsurance agreements. We use the lower of Moody's or Standard & Poor's ratings to determine an issuer's rating.



We are also exposed to the credit risk of our reinsurers. When we reinsure, we are still liable to our insureds regardless of whether we get reimbursed by our reinsurer. As part of our overall risk and capacity management strategy, we purchase reinsurance for certain risks that we underwrite.



The majority of our $1,744,688 of reinsurance recoverables at December 31, 2010 are protected from the credit risk by various types of risk mitigation mechanisms such as trusts, letters of credit or by withholding the assets in a modified coinsurance or co-funds-withheld arrangement. For example, reserves of $628,256 and $1,012,208 as of December 31, 2010 relating to two large coinsurance arrangements with The Hartford and John Hancock (a subsidiary of Manulife Financial Corporation), respectively, related to sales of businesses are held in trusts. If the value of the assets in these trusts falls below the value of the associated liabilities, The Hartford and John Hancock, as the case may be, will be required to put more assets in the trusts. We may be dependent on the financial condition of The Hartford and John Hancock, whose A.M. Best ratings are currently A and A+, respectively. A.M. Best maintains a negative outlook on the issuer credit and financial strength ratings of John Hancock and a stable outlook on the financial strength ratings of The Hartford. For recoverables that are not protected by these mechanisms, we are dependent solely on the credit of the reinsurer. Occasionally, the credit worthiness of the reinsurer becomes questionable. See the section entitled "Risk Factors" for further information. A majority of our reinsurance exposure has been ceded to companies rated A- or better by A.M. Best.



INFLATION RISK



Inflation risk arises as we invest substantial funds in nominal assets which are not indexed to the level of inflation, whereas the underlying liabilities are indexed to the level of inflation. Approximately 20% of our Preneed policies with reserves of approximately $262,201 as of December 31, 2010 have death benefits that are guaranteed to grow with the Consumer Price Index. In times of rapidly rising inflation the credited death benefit growth on these liabilities increases relative to the investment income earned on the nominal assets resulting in an adverse impact on earnings. We have partially mitigated this risk by purchasing a contract with payments tied to the Consumer Price Index. See " -- Derivatives."

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In addition, we have inflation risk in our individual and small employer group health insurance businesses to the extent that medical costs increase with inflation, and we have not been able to increase premiums to keep pace with inflation.



DERIVATIVES



Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices or the prices of securities or commodities. Derivative financial instruments may be exchange-traded or contracted in the over-the-counter market and include swaps, futures, options and forward contracts.



Under insurance statutes, our insurance companies may use derivative financial instruments to hedge actual or anticipated changes in their assets or liabilities, to replicate cash market instruments or for certain income-generating activities. These statutes generally prohibit the use of derivatives for speculative purposes. We generally do not use derivative financial instruments.



We have purchased a contract to cap the inflation risk exposure inherent in some of our Preneed insurance policies.



(K)  EXECUTIVE OFFICERS



The table below sets forth certain information, as of April 29, 2011, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.



NAME                           AGE                          POSITIONS
-----------------------------------------------------------------------------------------
John S. Roberts                 55       President, Chief Executive Officer and Director;
                                         Executive Vice President, Assurant, Inc.
Miles B. Yakre                  42       Senior Vice President, Chief Financial Officer
                                         and Treasurer
Kenneth D. Bowen                57       Vice President, General Counsel and Secretary
Dianna D. Duvall                50       Senior Vice President
Matthew K. Gilligan             58       Senior Vice President
Timothy W. Knott                49       Senior Vice President
Sheryle L. Ohme                 61       Senior Vice President
Rosemary Polk                   57       Senior Vice President
Karla J. Schacht                51       Senior Vice President
Joseph A. Sevcik                52       Senior Vice President
Joi A. Tillman                  39       Vice President
J. Marc Warrington              44       Senior Vice President



JOHN S. ROBERTS, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR; EXECUTIVE VICE PRESIDENT, ASSURANT, INC. Please see Mr. Roberts' biography in the section below entitled "DIRECTORS".



MILES B. YAKRE, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
TREASURER. Mr. Yakre has served as Senior Vice President of the Company since August 2007 and as Chief Financial Officer and Treasurer of the Company since November 2009. He has also served as Chief Financial Officer of Assurant Employee Benefits since April 2008, having previously served as Senior Vice President and Chief Actuary of Assurant Employee Benefits from August 2007 to April 2008 and Senior Vice President, Corporate Actuary and Treasurer of Assurant, Inc. from January 2005 to August 2007.



KENNETH D. BOWEN, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY. Mr. Bowen has served as Vice President, General Counsel and Secretary of the Company since May 2008, having previously served as Vice President and Assistant Secretary of the Company. Mr. Bowen has served in various in-house legal roles at Assurant Employee Benefits since 1983.



DIANNA D. DUVALL, SENIOR VICE PRESIDENT. Ms. Duvall has served as Senior Vice President of the Company since January 2004. Ms. Duvall has served in various management positions at Assurant Employee Benefits since its acquisition, including customer service, Life and Disability Underwriting, True Group and Dental Health Alliance networks.



MATTHEW K. GILLIGAN, SENIOR VICE PRESIDENT. Mr. Gilligan has served as Senior Vice President of the Company since February 2009. He also currently serves as President of Disability RMS, having served in various management positions at Disability RMS since 2003.



TIMOTHY W. KNOTT, SENIOR VICE PRESIDENT. Mr. Knott has served as Senior Vice President of the Company since February 2009, having previously served as Vice President since July 2008. Prior to this, he served as Vice President of Specialty Benefits Products and Operations for Principal Financial from April 2004 to July 2008.



SHERYLE L. OHME, SENIOR VICE PRESIDENT. Ms. Ohme has served as Senior Vice President of the Company since July 2008. Since the acquisition of Assurant Employee Benefits, Ms. Ohme has served in various management-related roles, including as Vice President, Claims of Assurant Employee Benefits from 2000 to 2008.

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ROSEMARY POLK, SENIOR VICE PRESIDENT. Ms. Polk has served as Senior Vice President of the Company, where she oversees human resources and development, since April 2009. She has served in the human resources and development areas of Assurant Employee Benefits since its acquisition, previously serving as Vice President beginning in 2000.



KARLA J. SCHACHT, SENIOR VICE PRESIDENT. Ms. Schacht has served as Senior Vice President of the Company since 2004. She also has served as Chief Information Officer of Assurant Employee Benefits since 2004 and as Chief Service Officer of Assurant Employee Benefits since 2008.



JOSEPH A. SEVCIK, SENIOR VICE PRESIDENT. Mr. Sevcik has served as Senior Vice President of the Company since July 2008. He leads Assurant Employee Benefits' marketing efforts and previously served as Vice President, Marketing from August 2007 to July 2008 and Second Vice President, Voluntary Marketing from August 2005 to August 2007. Prior to joining Assurant Employee Benefits, Mr. Sevcik was Assistant Vice President, Marketing and Client Experience at H&R Block.



JOI A. TILLMAN, VICE PRESIDENT. Ms. Tillman has served as Vice President since May 2008. Since she joined Assurant Employee Benefits in 1989, Ms. Tillman has held a variety of progressively senior roles at Assurant Employee Benefits, including officer and manager in 2005, Second Vice President and Regional Team Leader of Underwriting from 2006 to August 2007, Second Vice President and co-lead of the Easy To Do Business With team from August 2007 to January 2008 and Vice President, Voluntary Growth Initiative from January 2008 to January 2009 and Vice President, Customer Advocacy from January 2009 to the present.



J. MARC WARRINGTON, SENIOR VICE PRESIDENT. Mr. Warrington has served as Senior Vice President of the Company since 2005, and as Senior Vice President, Sales of Assurant Employee Benefits since 2005. Prior to that, Mr. Warrington served as Vice President of Sales at Assurant Employee Benefits since 2003.



                                   DIRECTORS



We currently have five directors. The biographies of each of the directors below contain information regarding the person's service as a director, business experience and director positions held currently and/or during the last five years.



Each individual was selected to serve as a director of the Company because of his or her leadership position at the Company, Assurant, Inc., or the Assurant Employee Benefits division of Assurant, and the valuable experience with, and knowledge of, Assurant's operations and business lines that he or she brings to the Company's Board.



MICHAEL J. PENINGER, CHAIRMAN OF THE BOARD. Mr. Peninger, 56, has served as Chairman of the Board since January 15, 2010. He has served as Executive Vice President and Chief Financial Officer of Assurant, Inc. since March 2009, having served as Executive Vice President and Interim Chief Financial Officer since July 2007. Prior to this, he served as President and Chief Executive Officer of Assurant Employee Benefits since January 1999.



S. CRAIG LEMASTERS, DIRECTOR. Mr. Lemasters, 50, has served as a director of the Company since July 2006. He has also served as President and Chief Executive Officer of Assurant Solutions, a division of Assurant, and Executive Vice President of Assurant, Inc. since July 2005. From 2003 to 2005, Mr. Lemasters served as Executive Vice President and Chief Operating Officer for the consumer protection business line of Assurant Solutions.



CHRISTOPHER J. PAGANO, DIRECTOR. Mr. Pagano, 47, has served as a director of the Company since April 2009. He also has served as Executive Vice President, Treasurer and Chief Investment Officer of Assurant, Inc. since July 2007 and President of Assurant Asset Management, a division of Assurant, Inc., since January 2005.



JOHN S. ROBERTS, DIRECTOR. Mr. Roberts currently serves as President and Chief Executive Officer of the Company and of Assurant Employee Benefits, and Executive Vice President of Assurant, Inc. He served as on an interim basis as President and Chief Executive Officer of Assurant Employee Benefits from July 2007 to March 2009. He has served as a director of the Company since March 2009. Prior to that, he served as Senior Vice President of Assurant Employee Benefits and President of Disability RMS, an affiliate of the Company, since 2003.



SYLVIA R. WAGNER, DIRECTOR. Ms. Wagner, 62, was appointed as a director of the Company in January 2010. She has also served as Executive Vice President, Human Resources and Development of Assurant, Inc. since April 2009. She has previously served as Senior Vice President, Human Resources and Development of Assurant Employee Benefits since May 1995, where she was responsible for overseeing human resources and development, employee communications, clinical and behavioral health services, and community relations.

96                                          UNION SECURITY INSURANCE COMPANY

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(L) EXECUTIVE COMPENSATION



                      COMPENSATION DISCUSSION AND ANALYSIS



I. EXECUTIVE SUMMARY



INTRODUCTION



This Compensation Discussion and Analysis ("CD&A") provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were serving as our named executive officers during 2010:



John S. Roberts               President and Chief Executive Officer;
                              Executive Vice President, Assurant, Inc.
Miles B. Yakre                Senior Vice President,
                              Chief Financial Officer and Treasurer
Matthew K. Gilligan           Senior Vice President
Karla J. Schacht              Senior Vice President
J. Marc Warrington            Senior Vice President



Throughout this CD&A, we refer to the above-named individuals as our "named executive officers" or "NEOs," and to Mr. Roberts as our "Chief Executive Officer" or "CEO." Because the Company is a wholly-owned subsidiary of Assurant, Inc. (hereafter, "Assurant" or the "Parent") and each of the NEOs has a role at the Parent (or a division of the Parent) in addition to serving as an officer of the Company, our compensation programs, awards and measures are primarily based on and part of the compensation program of the Parent.



The 2010 compensation of Mr. Roberts, who serves on the Parent's Management Committee (1), was based on a combination of both Assurant- and Assurant Employee Benefits-specific goals and objectives. The 2010 compensation of each of Messrs Yakre, Gilligan and Warrington and Ms. Schacht was based on a compensation program focused principally on the goals and objectives of Assurant Employee Benefits, a division of Assurant. The Company comprises a large majority of Assurant Employee Benefits' business. All of our NEOs participate in the Parent's long-term equity incentive program.



For more detailed information on Assurant's 2010 compensation programs, awards and objectives, please see Assurant's Proxy Statement, as filed with the SEC on March 29, 2011.



OUR EXECUTIVE COMPENSATION PRINCIPLES



Our core executive compensation principles are based on the principles of Assurant and are set forth below:



- Executive compensation opportunities at the Company should be sufficiently competitive to attract and retain talented executives who can successfully execute the Company's business strategy while remaining at levels that are aligned with the long-term interests of shareholders. (2)



- Annual incentive and long-term equity incentive programs at Assurant, including at the Company, should support both Assurant's and the Company's business strategy and motivate our executives to deliver above-average results over a sustained period.



- A substantial portion of target total direct compensation provided to our named executive officers should be tied to business performance.



- Our executive compensation programs should reinforce a culture of accountability that views risk management as a priority.



II. THE COMPENSATION DECISION MAKING PROCESS



The Compensation Committee of the Parent's Board of Directors (the "Assurant Compensation Committee") oversees Assurant's executive compensation program and advises the full Assurant Board on general aspects of Assurant's compensation and benefit policies.


------------


(1) The Management Committee of Assurant, Inc. consists of the President and Chief Executive Officer of Assurant, all of the Executive Vice Presidents of Assurant and the Chief Executive Officers of each of Assurant's operating segments. The Management Committee is ultimately responsible for setting the policies, strategy and direction of Assurant, subject to the overall discretion and supervision of the Assurant Board of Directors.



(2) Union Security Insurance Company does not have securities that are traded publicly and therefore, all references to shares and shareholders in this CD&A refer to those of the Parent.

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The Assurant Compensation Committee determined the compensation of Mr. Roberts because he served as executive officer of the Parent during 2010. Mr. Roberts is not involved in the Assurant Compensation Committee's determination of his own compensation.



As part of its process, the Assurant Compensation Committee evaluates the recommendations of Assurant's Chief Executive Officer along with information and analysis provided by Towers Watson & Co. ("Towers Watson"), its independent compensation consultant. The Assurant Compensation Committee exercises its discretion in evaluating, modifying, approving or rejecting the Chief Executive Officer's recommendations, and makes all final decisions with regard to base salary, short term incentives and long-term incentives for Assurant's executive officers. The Assurant Compensation Committee meets periodically in executive session without any members of management present to discuss recommendations and make decisions with respect to compensation of Assurant's executive officers (including Mr. Roberts).



The compensation of Mr. Yakre is determined through a process whereby the Chief Financial Officer of Assurant, Inc. annually reviews Mr. Yakre's performance in consultation with Mr. Roberts as President and Chief Executive Officer of Assurant Employee Benefits, and makes decisions regarding his compensation. The compensation of Messrs. Gilligan and Warrington and Ms. Schacht is determined through a process whereby Mr. Roberts annually reviews the performance and compensation of his direct reports in consultation with Company's Senior Vice President, Human Resources and Development, and makes decisions regarding their compensation. The Chief Executive Officer also provides input, in consultation with the Company's Chief Financial Officer and Senior Vice President, Human Resources and Development, on the annual incentive plan performance goals that apply to the Company's NEOs other than those who serve as executive officers of the Parent.



LEVEL OF COMPENSATION PROVIDED



Market Positioning. Assurant and the Company believe that the best way to attract and retain top talent while maintaining appropriate levels of compensation is to provide target total direct compensation opportunities to our NEOs at levels and on terms that are competitive with the market and/or peer companies, as further described below. The relative levels of each element of total direct compensation (base salary, annual incentive and long-term equity incentive) are also determined by reference to these benchmarks.



Management Committee-Level Named Executive Officer -- Assurant's Compensation Peer Group. Assurant's goal is to provide target total direct compensation for its executive officers at levels and on terms consistent with those of a select group of publicly traded companies that it views as its peers (its "compensation peer group"). Assurant aims to set target total direct compensation for each Management Committee-level NEO at approximately the median level provided to executives with similar responsibilities at companies in the Parent's compensation peer group. While Assurant faces competition in each of its businesses, it does not believe that any single competitor directly competes in all of its business lines. Additionally, the business lines in which Assurant operates are generally characterized by a limited number of competitors. Assurant believes that the following companies collectively represent the best match for Assurant because they operate in the insurance or financial services sector and may share one or more of the following characteristics : similar product lines; similar services and business models; similar revenues and assets and a similar talent pool for recruiting new employees:



- Aetna Inc.                         - Coventry Health Care, Inc.         - Stancorp Financial Group, Inc.
- Aflac Incorporated                 - Genworth Financial, Inc.           - Sunlife Financial, Inc.
- CIGNA Corporation                  - Hanover Insurance Group Inc.       - Torchmark Corporation
- CNO Financial Group, Inc.          - Humana Inc.                        - Unum Group
- CNA Financial Corporation          - Markel Corporation                 - W.R. Berkley Corporation
                                     - Principal Financial Group, Inc.



Company-Level Named Executive Officers -- Company Market Survey Data. The Company is not a publicly-traded company and does not have a compensation peer group; however, it does rely on certain market survey data to set target total direct compensation that is competitive with the market. The Company targets base salary at the 50th percentile of market. Compensation levels for total direct compensation (including mix of base pay, short-term incentive compensation and long-term incentive compensation) are established based upon market data for comparable positions at comparable companies in the insurance and financial services industries. Short-term incentive compensation and long-term incentive compensation are aligned with recommended targets for each NEO's grade and scope of responsibility.



III. ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM



BASE SALARIES



The base salary for each NEO is intended to be competitive with that of available market data reviewed by Assurant. In 2010, base salaries for certain NEOs were increased to the amounts shown in column (c) of the Summary Compensation Table below.

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ANNUAL INCENTIVE COMPENSATION



Overview. Since Assurant's inception as a public company, and consistent with its sustainable growth strategy, it has allocated 40% of the target annual incentive opportunity provided to its executives to profitability measures and 40% to top-line revenue growth for specified areas. As further described below, Assurant uses operating measures for these financial targets because they exclude the impact of net realized gains (losses) on investments and other unusual and/or non-recurring or infrequent items. The remaining 20% of the target opportunity is allocated to strategic development goals that, in 2010, focused on specific risk management objectives. Management takes a number of factors into account when developing recommended performance goals. In any given year, these factors may include results from prior years, opportunities for strategic growth and economic trends that may impact our business (e.g., levels of consumer spending, unemployment rates, mortgage default rates or prevailing conditions in the credit markets).



2010 ANNUAL INCENTIVE COMPENSATION FOR THE COMPANY'S NEOS



FINANCIAL METRICS. For 2010, the Assurant Compensation Committee sought to establish financial targets that were challenging and would motivate our senior executives to deliver growth in a difficult economic environment. For For Messrs. Roberts, Yakre and Warrington and Ms. Schacht, financial targets apply to the Assurant Employee Benefits business segment. Top-line growth (40%) is measured through a combination of net earned premiums and fees (50%) and total sales (50%). Profitability is measured using net operating income ("NOI") (25%) and operating return on equity ("ROE") (15%) for the segment. (3)



Financial targets for Mr. Gilligan apply to the Assurant Employee Benefits segment, as well as a division of Assurant Employee Benefits. 70% of Mr. Gilligan's annual incentive compensation is measured by performance of this division and 20% is measured by a combination of the financial metrics described above for the other NEOs: (top-line growth, NOI and operating ROE); as well as certain customer service, claims management and business efficiency initiatives at Assurant Employee Benefits.



ENTERPRISE RISK MANAGEMENT. To reinforce a culture that views risk management as a priority, in 2010, the Assurant Compensation Committee again selected enterprise risk management as the area of strategic focus. Specifically, the Assurant Compensation Committee approved the following objectives: (i) quantification of segment-specific business risks that may have a material Parent-level impact (25%), evaluated by segment; (ii) quantification of segment-specific business risks that may have a material segment-level impact (40%) and achievement of segment-specific compliance goals (10%), evaluated by segment; and (iii) incorporation of quantitative business transaction risk analysis (5%) and portfolio transaction risk analysis (20%) into ongoing business processes, measured for all segments at the Parent level. The Parent retained an external consultant to monitor each segment's progress with respect to the 2010 goals and prepare an assessment for submission to the Assurant Compensation Committee along with management's recommended performance ratings.



This strategic development goal was weighted at 20% for Messrs. Roberts, Yakre and Warrington and Ms. Schacht and at 10% for Mr. Gilligan. Performance against strategic development goals was evaluated for each NEO in 2010 based on a composite of Parent and segment-level results.



ANNUAL INCENTIVE PERFORMANCE RESULTS FOR MESSRS. ROBERTS, YAKRE AND WARRINGTON AND MS. SCHACHT. For Mr. Roberts, the 2010 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for NOI were $31, $36, $41, $51 and
$61 million, respectively. Assurant Employee Benefits' 2010 NOI was $63.5 million. The performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for operating ROE were 5.85%, 6.85%, 7.85%, 9.85% and 11.85%, respectively. Assurant Employee Benefits' 2010 operating ROE was 11.47%. With respect to revenue growth, the 2010 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for net earned premium and fee income were $1.075, $1.125, $1.175, $1.275 and $1.375 billion, respectively. 2010 net earned premium and fee income for the segment was $1.127 billion. The 2010 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for total sales were $155, $165, $175, 195 and $215 million, respectively. Total sales for 2010 was $136.2 million. In addition, performance against the 2010 strategic development goal resulted in a 1.90 multiplier. Based on the above metrics and performance results, the 2010 composite annual incentive performance multiplier for Messrs. Roberts, Yakre and Warrington and Ms. Schacht was 1.27.


------------


(3) NOI is determined by excluding net realized gains or losses on investments and unusual and/or infrequent items from net income. Operating ROE for the business segment is determined by dividing NOI for the segment by average stockholders' equity for the segment. For additional information regarding these measures, please see the Parent's earnings release, Exhibit 99.1 to its Current Report on Form 8-K furnished to the SEC on February 2, 2011, and the financial supplement posted on the "Investor Relations" section of the Parent's website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference herein.

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ANNUAL INCENTIVE PERFORMANCE RESULTS FOR MR. GILLIGAN. Mr. Gilligan's 2010 composite annual incentive performance multiplier was 1.26, based in part on the metrics and results of Assurant Employee Benefits set forth above, as well as certain metrics and results of a division of Assurant Employee Benefits. Senior management of Assurant Employee Benefits set the targets for this division to be reasonably attainable. The maximum award is intended to be very difficult to achieve. Based on historical performance, senior management believes the target award is somewhat likely but not easily achieved.



The performance targets described above are disclosed only to assist investors and other readers in understanding executive compensation provided to certain of the Company's executive officers. They are not intended to provide guidance on, and should not be relied on as predictive of, Assurant's future performance or the future performance of the Company or any of Assurant's operating segments.



The following table shows target annual incentive compensation, the weighted average multipliers for each NEO and the resulting annual incentive award payout for 2010:



                                                       2010 TARGET                     2010                     2010 ANNUAL
NAMED EXECUTIVE OFFICER                              ANNUAL INCENTIVE               MULTIPLIER               INCENTIVE PAYMENT
---------------------------------------------------------------------------------------------------------------------------------
John S. Roberts                                           $450,000                     1.27                        $571,500
Miles B. Yakre                                            $147,650                     1.27                        $187,516
Matthew K. Gilligan                                       $109,140                     1.26                        $137,516
Karla J. Schacht                                          $121,200                     1.27                        $153,924
J. Marc Warrington                                        $143,208                     1.27                        $181,874



LONG-TERM EQUITY INCENTIVE COMPENSATION



Both Management Committee- and Company-level NEOs participate in Assurant's long-term equity incentive compensation program.



Since 2009, Assurant has used performance share units ("PSUs") and restricted stock units ("RSUs") as equity compensation vehicles under the Assurant, Inc. Long Term Equity Incentive Plan ("ALTEIP"). A stock unit represents the right to receive a share of Common Stock at a specified date in the future, subject, in the case of PSUs, to the attainment of pre-established performance criteria. For each year in the applicable performance cycle, Assurant's performance with respect to selected metrics is compared against a broad index of insurance companies and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the performance period.



Applicable metrics for the 2009 - 2011, 2010 - 2012 and 2011 - 2013 performance cycles are set forth in the chart below:



              PSU RELATIVE PERFORMANCE METRICS AND RELATIVE INDEX



                    2009 - 2011 PERFORMANCE CYCLE         2010 - 2012 AND 2011 - 2013 PERFORMANCE CYCLES        WEIGHTING
--------------------------------------------------------------------------------------------------------------------------
RELATIVE          Growth in EPS (1)                  Growth in book value per share excluding AOCI (4)             1/3
PERFORMANCE       Growth in Revenue (2)              Growth in Revenue                                             1/3
METRICS           Total Shareholder Return (3)       Total Shareholder Return                                      1/3
RELATIVE INDEX    A.M. Best U.S. Insurance Index     A.M. Best U.S. Insurance Index, excluding companies with      N/A
                                                     revenues of less than $1 billion or that are not in the
                                                     health or insurance Global Industry Classification
                                                     Standard codes.
                  ---------------------------------  --------------------------------------------------------  -----------



(1)  Year-over-year growth in GAAP EPS



(2)  Year-over-year growth in total GAAP Revenue



(3)  Percent change on Company stock plus dividend yield percentage



(4) Year-over-year growth in the Company's common equity, excluding accumulated other comprehensive income ("AOCI"), divided by fully diluted shares of Common Stock outstanding at year-end

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CHANGES TO RELATIVE PERFORMANCE METRICS AND INDEX. In light of the significant volatility in EPS across the financial services sector, and in response to comments from investors, the Assurant Compensation Committee decided to replace growth in GAAP EPS with growth in book value per diluted share excluding AOCI as a performance metric for the 2010 - 2012 and 2011 - 2013 PSU performance cycles.



The Assurant Compensation Committee also approved a change to the group of competitors used in the determination of Assurant's composite percentile ranking. For the 2010 - 2012 and 2011 - 2013 PSU performance cycles, Assurant's performance will be measured against companies in the A.M. Best U.S. Insurance Index, excluding those with revenues of less than $1 billion or that are not in the health or insurance Global Industry Classification Standard codes. This change enables Assurant to more accurately benchmark performance against the performance of companies of comparable size that operate one or more similar businesses.



Executives do not receive any payout if the Parent's composite percentile ranking falls below the 25th percentile. If the composite percentile ranking is at or above the 75th percentile, the maximum payout is attained.



Payments in respect of PSUs awarded under the ALTEIP are intended to be deductible, to the maximum extent possible, as "performance based compensation" within the meaning of Section 162(m). Additional information regarding the terms and conditions of RSUs and PSUs awarded under the ALTEIP is provided under the heading "Narrative to the Summary Compensation Table and Grants of Plan-based Awards Table -- Long Term Incentive Awards" below.



RSUS. The 50/50 split between PSUs and RSUs is intended to further align the interests of Assurant's executives with the long-term interests of stockholders. RSUs typically vest in equal annual installments over a three-year vesting period.



COMPENSATION LEVELS AND PAY MIX FOR 2011



MANAGEMENT COMMITTEE-LEVEL NAMED EXECUTIVE OFFICER. In January 2011, Towers Watson presented data to the Assurant Compensation Committee demonstrating that total target cash compensation (base salary and target incentive compensation) provided to most of Assurant's NEOs continued to fall below median levels for similarly situated executives at companies in Assurant's compensation peer group. To further align NEO compensation with median levels, the Committee approved an increase in base salary from $500,000 to $520,000 and an increase in target annual incentive opportunity from 90% to 100% of base salary for Mr. Roberts. Mr. Robert's target long-term incentive opportunity for 2011 remains unchanged from 2010.



COMPANY-LEVEL NAMED EXECUTIVE OFFICERS. For 2011, Messrs. Gilligan, Warrington and Yakre and Ms. Schacht received increases in base salary to $280,000, $321,440, $300,800 and $309,100, respectively. In addition, the target short-term incentive opportunity for Messrs. Gilligan and Warrington and Ms. Schacht was increased to 45%, 50% and 45% of their base salaries respectively, and Mr. Gilligan receive d an increase in his target long-term incentive opportunity to 45% of base salary.



IV. BENEFITS AND PERQUISITES



The Company's named executive officers participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to Assurant's U.S. employees. In addition, some of these executives are eligible for certain change of control benefits, supplemental retirement plans and limited perquisites described below.



CHANGE OF CONTROL BENEFITS. Assurant is party to a change of control agreement (each, a "COC Agreement") with each NEO. The purpose of these COC Agreements is to enable these executives to focus on maximizing shareholder value in the context of a control transaction without regard to personal concerns related to job security. COC Agreements with the Named Executive Officers apply in the context of a change of control of Assurant Employee Benefits (as defined in the COC Agreement). The COC Agreement with each NEO contains a "double trigger," meaning that benefits are generally payable only upon a termination of employment "without cause" or for "good reason" within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. Additional information regarding the terms and conditions of the COC Agreements is provided under the heading "Narrative to the Potential Payments upon Termination or Change of Control Table -- Change of Control Agreements" below.



RETIREMENT PLANS. Certain NEOs participate in the Supplemental Executive Retirement Plan (the "SERP"), the Assurant Executive Pension Plan (the "Executive Pension Plan"), the Assurant Executive 401(k) Plan (the "Executive 401(k) Plan") and/or the Assurant Pension Plan (the "Pension Plan"). The goals of these retirement plans are to provide certain senior executives with competitive levels of income replacement upon retirement and provide a package that will both attract and retain talented executives in key positions. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($245,000 for 2010). The SERP is designed to supplement the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs will equal up to 50% of an NEO's base salary plus his or her annual incentive target. Additional information regarding the terms and conditions of these plans is provided under the headings "Narrative to

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the Pension Benefits Table" below and "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" below.



DEFERRED COMPENSATION PLANS. Certain NEOs are also eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the "ADC Plan"). The ADC Plan provides key employees the ability to defer a portion of their eligible compensation which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to be fully compliant with IRC Section 409A ("Section 409A"). Prior to the adoption of
Section 409A and the establishment of the ADC Plan in 2005, some of the NEOs were eligible to participate in the Assurant Investment Plan (the "AIP"). However, after the enactment of Section 409A, the AIP was frozen as of January 1, 2005 and, currently, only withdrawals may be made.



Additional information regarding the terms and conditions of these plans is provided under the heading "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" below.



HEALTH AND WELFARE BENEFITS. As part of Assurant's general benefits program, it provides Long-Term Disability ("LTD") coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees' monthly plan pay (which is generally defined as base salary plus the annual incentive target award amount), up to a maximum monthly benefit of $15,000. As an additional benefit, NEOs who are members of Assurant's Management Committee are eligible for Executive LTD coverage, subject to underwriting for amounts in excess of a guaranteed benefit of $3,000. Executive LTD supplements benefits payable under the standard coverage and provides a maximum monthly benefit of $25,000, less amounts payable under the group policy. This coverage is provided through the purchase of individual policies on a bi-annual basis and is fully paid for by Assurant.



FINANCIAL PLANNING. In 2010 and prior years, certain NEOs were entitled to financial planning services (and may have received a tax gross-up for such expenses). As part of Assurant's cost reduction initiatives, this benefit was eliminated for Management Committee-level NEOs effective January 1, 2010.



Additional information regarding executive LTD and financial planning benefits is provided in footnote 4 to the Summary Compensation Table below.



V. RELATED POLICIES AND CONSIDERATIONS



PARENT STOCK OWNERSHIP GUIDELINES



Assurant believes that a sustained level of Assurant stock ownership is critical to ensuring that the creation of long-term value for its shareholders remains a primary objective for its executives (one of whom is an NEO of the Company) and non-employee directors. Accordingly, in 2006 Assurant adopted the following Stock Ownership Guidelines and holding requirements for Assurant's non-employee directors and senior executives:



Non-Employee Director                          Must own Assurant stock with a market value
                                               equal to 5 times the annual base cash retainer
Chief Executive Officer                        Must own Assurant stock with a market value
                                               equal to 5 times current base salary
Assurant, Inc. Executive Vice Presidents       Must own Assurant stock with a market value
 (including all other NEOs)                    equal to 3 times current base salary



Individuals have five years from the later of July 1, 2006 or the date of their permanent appointment to a specified position to acquire the required holdings. These requirements only apply to Mr. Roberts, who serves as a member of Assurant's Management Committee. Mr. Roberts' compliance date is March 15, 2014. Eligible sources of Assurant shares include personal holdings, restricted stock, RSUs, 401(k) holdings and Assurant's Employee Stock Purchase Plan shares. The Assurant Compensation Committee tracks the ownership amount of Assurant's non-employee directors and Management Committee on an annual basis. Individuals who do not comply with the guidelines as of the applicable compliance date will be prohibited from selling shares of Assurant stock until they achieve compliance.



TIMING OF EQUITY GRANTS



Assurant does not coordinate the timing of equity awards with the release of material non-public information. Under Assurant's Equity Grant Policy, equity awards granted by the Assurant Compensation Committee pursuant to the ALTEIP must be granted on the second Thursday in March each year. If the Assurant Compensation Committee decides that a second grant in the same calendar year is necessary for, among other reasons, salary adjustments, promotions or new hires, additional awards under the ALTEIP may be granted on the second Thursday in November.

102                                         UNION SECURITY INSURANCE COMPANY

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TAX AND ACCOUNTING IMPLICATIONS



Under Section 162(m), certain compensation amounts in excess of $1 million paid to a public corporation's chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by shareholders. The Assurant Compensation Committee continues to emphasize performance-based compensation for Assurant's executives and seeks to minimize the impact of Section 162(m). However, because the Assurant Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executives necessary to successfully execute the Company's business strategy, in any year the Assurant Compensation Committee may approve non-performance based compensation (as defined for purposes of Section 162(m)) in excess of $1 million.



The compensation that Assurant pays to the NEOs is reflected in our financial statements as required by U.S. generally accepted accounting principles. The Assurant Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executive officers of Assurant. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.



COMPENSATION OF NAMED EXECUTIVE OFFICERS



SUMMARY COMPENSATION



The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2010, 2009 and 2008, as applicable.



        SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2010, 2009 AND 2008




                                                                   STOCK           OPTION
NAME AND                                SALARY    BONUS         AWARDS (1)       AWARDS (1)
PRINCIPAL POSITION                YEAR    ($)      ($)              ($)              ($)
(A)                               (B)     (C)      (D)              (E)              (F)
----------------------------------------------------------------------------------------------
John S. Roberts, President and    2010  500,000        0          876,883                0
 Chief Executive Officer;         2009  500,000  300,000  (3)     752,391                0
 Executive Vice President,        2008  415,000   67,438          444,610          283,307
 Assurant, Inc.
Miles B. Yakre, Senior Vice       2010  295,300        0          147,932                0
 President, Chief Financial       2009  289,500        0          145,202                0
 Officer and Treasurer            2008  276,196   28,000           45,759          125,051
Karla J. Schacht, Senior Vice     2010  303,000        0          121,425                0
 President
Matthew K. Gilligan, Senior Vice  2010  272,850        0          109,396                0
 President
J. Marc Warrington, Senior Vice   2010  318,240        0          127,573                0
 President                        2009  312,000        0          125,202                0
                                  2008  300,000   33,750           30,022          127,877

                                                      CHANGE IN
                                                    PENSION VALUE
                                                         AND
                                                    NONQUALIFIED
                                    NON-EQUITY        DEFERRED              ALL
                                  INCENTIVE PLAN    COMPENSATION           OTHER
NAME AND                           COMPENSATION     EARNINGS (2)     COMPENSATION (4)      TOTAL
PRINCIPAL POSITION                      ($)              ($)                ($)             ($)
(A)                                     (G)              (H)                (I)             (J)
--------------------------------  ----------------------------------------------------------------
John S. Roberts, President and        571,500          290,106             70,737        2,309,226
 Chief Executive Officer;             164,000          242,105            139,797        2,098,293
 Executive Vice President,            310,213                0             64,192        1,584,760
 Assurant, Inc.
Miles B. Yakre, Senior Vice           187,516           35,929             30,399          697,076
 President, Chief Financial            91,193           39,994             32,423          598,312
 Officer and Treasurer                127,050           51,974             37,683          691,713
Karla J. Schacht, Senior Vice         153,924           14,805             48,957          642,111
 President
Matthew K. Gilligan, Senior Vice      137,516           12,620             50,509          582,891
 President
J. Marc Warrington, Senior Vice       181,874           35,656             51,221          714,564
 President                             98,280           40,911             80,920          657,313
                                      155,250           46,350             74,557          767,806



(1) The amounts reported in column (e) for 2010 represent awards of PSUs and RSUs, and for 2009 and 2008 represent awards of restricted stock. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718.



     The 2010 PSU values included in column (e) are computed based on the achievement of target level performance for each award. Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: for Mr. Roberts, $1,096,568; Mr. Yakre, $184,993; for Ms. Schacht, $151,863; for
     Mr. Gilligan, $136,819; and for Mr. Warrington, $159,533. The grant date fair value of PSUs was estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, "STOCK BASED COMPENSATION -- PERFORMANCE SHARE UNITS", of the Assurant Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the "Assurant 2010 Form 10-K") for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.



     The SARs amounts reported in column (f) for 2009 and 2008 are consistent with the grant date fair value computed in accordance with FASB ASC Topic
     718. The fair value of each outstanding SAR was estimated on the grant date using a Black-Scholes option-pricing model and expense is amortized over the applicable vesting period. Please see Footnote 18, "STOCK BASED COMPENSATION -- STOCK APPRECIATION RIGHTS", of the Assurant 2010 Form 10-K for a discussion of the Black-Scholes option-pricing model and the assumptions used in this valuation.

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(2) The change in pension value is the aggregate change in the actuarial present value of the respective NEO's accumulated benefit under the Parent's three defined benefit pension plans (the Assurant SERP, the Assurant Executive Pension Plan and the Assurant Pension Plan) from December 31, 2009 to December 31, 2010, from December 31, 2008 to December 31, 2009 and from December 31, 2007 to December 31, 2008. For each plan, the change in the pension value is determined as the present value of the NEO's accumulated benefits at December 31, 2008, December 31, 2009 or December 31, 2010 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2007, December 31, 2008 or December 31, 2009, as applicable. Present values of accumulated benefits at December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010 use the same assumptions as included in the financial statements in Assurant's Annual Reports on Form 10-K for the fiscal years ending December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010, respectively, as filed with the SEC.



(3) The amount in column (d) for Mr. Roberts reflects a special promotion bonus awarded on July 13, 2009. Mr. Roberts received a special bonus equal to 60% of his base salary, or $300,000, in recognition of his promotion to President and Chief Executive Officer, Assurant Employee Benefits. The 2008 amounts in column (d) for the applicable NEOs represent a one-time special appreciation bonus, equal to 25% of the NEO's 2008 annual short term incentive program target award, paid by the Parent to express its special appreciation for the NEO's efforts during 2007.



(4) The table below details the amounts reported in the "All Other Compensation" column, which include premiums paid for Executive Long Term Disability, Parent contributions to the Executive 401(k) Plan, Parent contributions to the Assurant 401(k) Plan, perquisites and other personal benefits, dividends and dividend equivalents, and certain other amounts during 2010.



                                           PARENT            PARENT         PERQUISITES
                                       CONTRIBUTIONS     CONTRIBUTIONS       AND OTHER
                        EXECUTIVE       TO EXECUTIVE      TO ASSURANT         PERSONAL
                           LTD             401(K)            401(K)         BENEFITS (1)
NAME                       ($)              ($)               ($)               ($)
------------------------------------------------------------------------------------------
John S. Roberts           4,238            29,330            17,150                --
Miles B. Yakre                0             9,904            17,150                --
Karla J. Schacht              0             9,869            17,150            13,000
Matthew K. Gilligan           0            12,296            17,150            13,000
J. Marc Warrington            0            12,006            17,150            13,000


                      DIVIDENDS AND          TAX
                         DIVIDEND         GROSS-UP
                     EQUIVALENTS (2)    PAYMENTS (3)    TOTAL
NAME                       ($)               ($)         ($)
-------------------  -----------------------------------------
John S. Roberts           20,019                0       70,737
Miles B. Yakre             3,345                0       30,399
Karla J. Schacht           2,404            6,534       48,957
Matthew K. Gilligan        2,099            5,964       50,509
J. Marc Warrington         2,531            6,534       51,221



       (1) The amounts in this column represent Parent paid expenses for Ms. Schacht's and Messrs. Gilligan's and Warrington's use of financial planning services.



       (2) The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2010 on unvested awards of restricted stock and RSUs, respectively, that were not factored into the grant date fair value required to be reported for these awards in column
            (e). The amounts in column (i) for each of 2009 and 2008 also reflect the dollar value of dividends paid on restricted stock that were not factored into the grant date fair values reported in column
            (e). No dividends or dividend equivalents were paid on PSUs in 2010.



       (3) The amounts in this column represent a gross-up of taxes in connection with Ms. Schacht's and Messrs. Gilligan's and Warrington's use of financial planning services.



GRANTS OF PLAN-BASED AWARDS



The table below sets forth individual grants of awards made to each NEO during 2010.



             GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2010




                                                      ESTIMATED FUTURE
                                                  PAYOUTS UNDER NON-EQUITY
                                                  INCENTIVE PLAN AWARDS (1)
                                         THRESHOLD       TARGET           MAXIMUM
NAME                    GRANT DATE          ($)            ($)              ($)
(A)                         (B)             (C)            (D)              (E)
-------------------------------------------------------------------------------------
John S. Roberts          3/11/2010           --               --               --
                         3/11/2010           --               --               --
                                --            0          450,000          900,000
Miles B. Yakre           3/11/2010           --               --               --
                         3/11/2010           --               --               --
                                --            0          147,650          295,300
J. Marc Warrington       3/11/2010           --               --               --
                         3/11/2010           --               --               --
                                --            0          143,208          286,416
Karla J. Schacht         3/11/2010           --               --               --
                         3/11/2010           --               --               --
                                --            0          121,200          242,400
Matthew K. Gilligan      3/11/2010           --               --               --
                         3/11/2010           --               --               --
                                --            0          109,140          218,280


                                   ESTIMATED FUTURE
                                     PAYOUTS UNDER
                                   EQUITY INCENTIVE
                                      PLAN AWARDS
                       THRESHOLD        TARGET         MAXIMUM
NAME                      (#)            (#)             (#)
(A)                       (F)            (G)             (H)
-------------------  ---------------------------------------------
John S. Roberts             --              --              --
                         6,633          13,266          19,899
                            --              --              --
Miles B. Yakre              --              --              --
                         1,119           2,238           3,357
                            --              --              --
J. Marc Warrington          --              --              --
                           965           1,930           2,895
                            --              --              --
Karla J. Schacht            --              --              --
                           919           1,837           2,756
                            --              --              --
Matthew K. Gilligan         --              --              --
                           828           1,655           2,483
                            --              --              --

                       ALL OTHER      ALL OTHER
                         STOCK         OPTION                         GRANT
                        AWARDS:        AWARDS:      EXERCISE        DATE FAIR
                       NUMBER OF      NUMBER OF      OR BASE         VALUE OF
                         SHARES      SECURITIES     PRICE OF        STOCK AND
                        OF STOCK     UNDERLYING      OPTION           OPTION
                        OR UNITS       OPTIONS       AWARDS           AWARDS
NAME                      (#)            (#)       ($/SH) (2)        ($) (2)
(A)                       (I)            (J)           (K)             (L)
-------------------  ------------------------------------------------------------
John S. Roberts          13,266           --          32.98          $437,513
                             --           --          33.12          $439,370
                             --           --             --                --
Miles B. Yakre            2,238           --          32.98           $73,809
                             --           --          33.12           $74,123
                             --           --             --                --
J. Marc Warrington        1,930           --          32.98           $63,651
                             --           --          33.12           $63,922
                             --           --             --                --
Karla J. Schacht          1,837           --          32.98           $60,584
                             --           --          33.12           $60,841
                             --           --             --                --
Matthew K. Gilligan       1,655           --          32.98           $54,582
                             --           --          33.12           $54,814
                             --           --             --                --



(1) The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO's annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2010 performance is reported in the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

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(2) The base price of 2010 RSU awards is equal to the closing price of Assurant, Inc. Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of Assurant, Inc. Common Stock on the grant date.



     The base price of 2010 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance and estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, "STOCK BASED COMPENSATION --PERFORMANCE SHARE UNITS", of the 2010 Form 10-K for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.



NARRATIVE TO THE SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS
TABLE



ANNUAL INCENTIVE AWARDS



The annual incentive award for Mr. Roberts is paid pursuant to the Assurant, Inc. Executive Short Term Incentive Plan ("ESTIP"), a plan intended to meet the requirements of IRC Section 162(m). The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Parent's net income (as defined in the ESTIP). At the end of each year, the Compensation Committee of the Parent's Board of Directors (the "Parent Compensation Committee") certifies the amount of the Parent's net income and the maximum award amounts that can be paid under the ESTIP. The Parent Compensation Committee then has discretion to pay an incentive award that is less than the applicable maximum. In 2010, the Parent Compensation Committee exercised negative discretion to reduce Mr. Roberts' award by applying the performance goals described in the CD&A under the heading " -- ANNUAL INCENTIVE COMPENSATION" above. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of these performance goals.



Annual incentive payments for Messrs. Gilligan, Warrington and Yakre and Ms. Schacht were paid pursuant to the annual incentive program applicable to Assurant Employee Benefits. For more information regarding the performance criteria applicable to each of our NEOs, please see the section entitled "CD&A -- ANNUAL INCENTIVE COMPENSATION."



LONG TERM EQUITY INCENTIVE AWARDS



The Parent's outstanding equity-based awards have been granted under two long-term incentive compensation plans, the Assurant, Inc. Long Term Equity Incentive Plan ("ALTEIP") and the Assurant, Inc. 2004 Long-Term Incentive Plan (the "ALTIP"). The ALTEIP was approved by the Parent's stockholders in May 2008. Since that time, equity grants to our named executive officers have been awarded pursuant to the ALTEIP. The RSUs typically vest in three equal annual installments on each of the first three anniversaries of the grant date. Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs. PSUs vest on the third anniversary of the grant date, subject to a participant's continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.



Prior to the adoption of the ALTEIP, our named executive officers were awarded stock appreciation rights ("SARs") and shares of restricted stock under the ALTIP. No additional equity awards may be granted under the ALTIP. Restricted stock awards granted under the ALTIP also typically vest in three equal installments on each of the first three anniversaries of the grant date. Restricted stock award recipients, as beneficial owners of the shares, have full voting and dividend rights with respect to the shares during and after the restricted period. Dividends are paid in cash and are not eligible for reinvestment during the restricted period. SARs granted under the ALTIP vest on the third anniversary of the grant date. To the extent not previously exercised, SARs are automatically exercised on the earliest of (i) the fifth anniversary of the grant date, (ii) the second anniversary of the participant's termination of employment for reason of death or disability or (iii) ninety days following the participant's termination of employment for reasons other than retirement, disability or death.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END



The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2010.



              OUTSTANDING EQUITY AWARDS TABLE FOR FISCAL YEAR 2010



                                               OPTION AWARDS (1)                                   STOCK AWARDS (1)
---------------------------------------------------------------------------------------------------------------------------------




                                                                    EQUITY INCENTIVE
                               NUMBER OF             NUMBER OF        PLAN AWARDS:
                              SECURITIES             SECURITIES         NUMBER OF
                              UNDERLYING             UNDERLYING        SECURITIES
                              UNEXERCISED           UNEXERCISED        UNDERLYING          OPTION
                                OPTIONS               OPTIONS          UNEXERCISED        EXERCISE        OPTION
                            EXERCISABLE (2)        UNEXERCISABLE    UNEARNED OPTIONS      PRICE (2)     EXPIRATION
NAME                              (#)                   (#)                (#)               ($)         DATE (2)
(A)                               (B)                   (C)                (D)               (E)           (F)
------------------------------------------------------------------------------------------------------------------
JOHN S. ROBERTS              Converted SARs   (2)
                                      7,909                                                 31.30       01/01/2014
                             All Other SARs
                                      9,595                                                 49.25       04/01/2011
                                     10,950                                                 53.48       03/08/2012
                                                       20,050   (4)                         60.65       03/13/2013
MILES B. YAKRE               Converted SARs   (2)
                                         --                --               --                 --             --
                             All Other SARs
                                     10,313                                                 49.25       04/01/2011
                                     11,000                                                 53.48       03/08/2012
                                                        8,850   (4)                         60.65       03/13/2013
J. MARC WARRINGTON           Converted SARs   (2)
                                         --                --               --                 --             --
                             All Other SARs
                                      8,572                                                 49.25       04/01/2011
                                      8,750                                                 53.48       03/08/2012
                                                        9,050   (4)                         60.65       03/13/2013
KARLA J. SCHACHT             Converted SARs   (2)
                                         --                --               --                 --             --
                             All Other SARs
                                      7,700                                                 49.25       04/01/2011
                                      7,950                                                 53.48       03/08/2012
                                                        8,600   (4)                         60.65       03/13/2013
MATTHEW K. GILLIGAN          Converted SARs   (2)
                                         --                --               --                 --             --
                             All Other SARs
                                                        4,300   (4)                         60.65       03/13/2013

                                                                     EQUITY INCENTIVE   EQUITY INCENTIVE
                                                                       PLAN AWARDS:       PLAN AWARDS:
                                                                         NUMBER OF      MARKET OR PAYOUT
                                NUMBER OF                                UNEARNED           VALUE OF
                             SHARES OR UNITS     MARKET VALUE OF     SHARES, UNITS OR   UNEARNED SHARES,
                              OF STOCK THAT     SHARES OR UNITS OF     OTHER RIGHTS      UNITS OR OTHER
                                HAVE NOT         STOCK THAT HAVE         THAT HAVE      RIGHTS THAT HAVE
                                 VESTED           NOT VESTED (3)        NOT VESTED       NOT VESTED (3)
NAME                               (#)                 ($)                  (#)                ($)
(A)                                (G)                 (H)                  (I)                (J)
--------------------------  -----------------------------------------------------------------------------
JOHN S. ROBERTS

                                     500   (5)        19,260
                                     372   (6)        14,329
                                   3,926   (7)       151,230
                                  12,340   (8)       475,337
                                  13,266  (10)       511,006
                                                                           18,509   (9)      712,967
                                                                           13,266  (11)      511,006
MILES B. YAKRE

                                     165   (6)         6,356
                                   2,382   (8)        91,755
                                   2,238  (10)        86,208
                                                                            3,572   (9)      137,593
                                                                            2,238  (11)       86,208
J. MARC WARRINGTON

                                     167   (6)         6,433
                                   2,054   (8)        79,120
                                   1,930  (10)        74,344
                                                                            3,080   (9)      118,642
                                                                            1,930  (11)       74,344
KARLA J. SCHACHT

                                     158   (6)         6,086
                                   1,951   (8)        75,153
                                   1,837  (10)        70,761
                                                                            2,926   (9)      112,710
                                                                            1,837  (11)       70,761
MATTHEW K. GILLIGAN

                                      82   (6)         3,159
                                   1,761   (8)        67,834
                                   1,655  (10)        63,751
                                                                            2,641   (9)      101,731
                                                                            1,655  (11)       63,751



(1) These columns represent awards under the ALTEIP, ALTIP, Business Value Rights Plan (the "BVR Plan") and their predecessor plans. Awards are either SARs, restricted stock, RSUs or PSUs.



     The BVR Plan is a subplan of the Assurant, Inc. 2004 Long-Term Incentive Plan, under which SARs may be granted to eligible employees. SARs granted under the BVR Plan vest and are automatically exercised (and will thereupon expire) on the earliest of (i) the third anniversary of the grant date,
     (ii) the date of grantee's retirement, disability, or death, or (iii) the date of a Change of Control (as defined in the 2004 Long-Term Incentive Plan"). While certain awards remain outstanding under the BVR Plan, no grants are being made any longer under the BVR Plan.



(2) Until June 29, 2005, the Company maintained the Assurant Appreciation Incentive Rights Plan ("AAIR Plan"), which provided for the issuance of Assurant, Inc. and operating segment cash settled appreciation rights ("AAIR Plan rights"). In 2005, the Company decided to no longer issue operating segment rights or cash settled appreciation rights. The ALTIP was adopted to provide for the payment of appreciation to participants in the form of Assurant, Inc. Common Stock. As a result of the adoption of the ALTIP, the AAIR Plan rights were converted into SARs on June 30, 2005. The intrinsic value of the converted SARs did not change from that of the AAIR Plan rights. "Converted SARs" refers to the AAIR Plan rights (granted over several years prior to our initial public offering) that were converted to SARs on June 30, 2005. In delivering equivalent intrinsic value to the converted SARs, differing base prices may have resulted. Therefore, certain converted SARs with the same expiration date may have differing base prices in the table above.



(3) Value was determined using the December 31, 2010 closing price of Assurant, Inc. Common Stock of $38.52.



(4)  Award vests on March 13, 2011.



(5) This restricted stock award was granted on January 8, 2008 and vests 1,000 shares for the first year and 500 shares each for the second and third year.

106                                         UNION SECURITY INSURANCE COMPANY

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(6) This restricted stock award was granted on March 13, 2008 and vests in three equal annual installments on each of the first three anniversaries of the grant date.



(7) This restricted stock award was granted on November 13, 2008 and vests in three equal annual installments on each of the first three anniversaries of the grant date.



(8) This RSU award was granted on March 12, 2009 and vests in three equal annual installments on each of the first three anniversaries of the grant date.



(9) This PSU award was granted on March 12, 2009 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. The values in columns (i) and (j) are based on the Company's achievement of target performance during 2009 with respect to the performance metrics as compared against the performance of the other companies in the A.M. Best U.S. Insurance Index.



(10) This RSU award was granted on March 11, 2010 and vests in three equal annual installments on each of the first three anniversaries of the grant date.



(11) This PSU award was granted on March 11, 2010 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. The values in columns (i) and (j) are based on the Company's achievement of target performance during 2010 with respect to the performance metrics as compared against the performance of other companies in the A.M. Best U.S. Insurance Index excluding those with revenues of less than $1 billion or that are not in the health or insurance GICS codes.



OPTION EXERCISES AND STOCK VESTED IN LAST FISCAL YEAR



The following table provides information regarding all of the SARs that were exercised by the NEOs during 2010, and all of the shares of restricted stock held by the NEOs that vested during 2010 on an aggregated basis.



          OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2010



                                               OPTION AWARDS                                  STOCK AWARDS
                                    NUMBER OF                                    NUMBER OF
                                     SHARES                    VALUE               SHARES                     VALUE
                                   ACQUIRED ON              REALIZED ON         ACQUIRED ON                REALIZED ON
NAME                              EXERCISE (#)           EXERCISE ($) (1)       EXERCISE (#)            EXERCISE ($) (1)
(A)                                    (B)                      (C)                 (D)                        (E)
---------------------------------------------------------------------------------------------------------------------------
John S. Roberts                         --                       --                   500                      15,685
                                                                                      224                       7,217
                                                                                      370                      12,173
                                                                                    3,914                     136,990
                                                                                    6,169                     202,960
Miles B. Yakre                          --                       --                   199                       6,412
                                                                                    1,336                      45,678
                                                                                      163                       5,363
                                                                                      125                       4,361
                                                                                    1,190                      39,151
John M. Warrington                      --                       --                   178                       5,735
                                                                                      164                       5,396
                                                                                    1,026                      33,755
Karla J. Schacht                        --                       --                   162                       5,220
                                                                                      156                       5,132
                                                                                      975                      32,078
Matthew K. Gilligan                     --                       --                    79                       2,599
                                                                                      880                      28,952
---------------------------------------------------------------------------------------------------------------------------



(1) The value realized on exercise and/or vesting was determined using the closing price of Assurant, Inc. Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).



PENSION BENEFITS



The Parent maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans, the Assurant Supplement Retirement Plan (the "Assurant SERP") and the Assurant Executive Pension Plan. In addition, the Parent maintains the Assurant Pension Plan, a broad-based, tax qualified, defined benefit pension plan.



The table below describes each plan that provides for pension payments to the NEOs.

UNION SECURITY INSURANCE COMPANY                                         107

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                  PENSION BENEFITS TABLE FOR FISCAL YEAR 2010



                                                                     NUMBER OF                                  PAYMENTS
                                                                      YEARS OF          PRESENT VALUE OF         DURING
                                                                      CREDITED             ACCUMULATED         LAST FISCAL
NAME                                      PLAN NAME               SERVICE (1) (#)          BENEFIT ($)          YEAR ($)
(A)                                          (B)                        (C)                    (D)                 (E)
----------------------------------------------------------------------------------------------------------------------------
John S. Roberts                 Pension Plan                             2                   13,980                  0
                                Executive Pension Plan                   2                   29,482                  0
                                SERP                                    3.5                  488,749                 0
J. Marc Warrington              Pension Plan                             13                  111,840                 0
                                Executive Pension Plan                   13                  108,457                 0
                                SERP                                    N/A                    N/A                   0
Miles B. Yakre                  Pension Plan                           18.08                 182,905                 0
                                Executive Pension Plan                 18.08                 149,942                 0
                                SERP                                    N/A                    N/A                   0
Karla J. Schacht                Pension Plan                             5                   34,950                  0
                                Executive Pension Plan                   5                   27,202                  0
                                SERP                                    N/A                    N/A                   0
Matthew K. Gilligan             Pension Plan                             2                   14,700                  0
                                Executive Pension Plan                   2                    9,426                  0
                                SERP                                    N/A                    N/A                   0
----------------------------------------------------------------------------------------------------------------------------



(1) None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.



NARRATIVE TO THE PENSION BENEFITS TABLE



The following is a description of the plans and information reported in the Pension Benefits Table.



THE ASSURANT PENSION PLAN



Eligible employees may generally participate in the Assurant Pension Plan on January 1 or July 1 after completing one year of service with Assurant. Credited service for determining a participant's benefit accrues after an employee begins participating in the plan and has no limit. Eligible compensation under this plan is subject to the applicable limit under Internal Revenue Code ("IRC")
Section 401(a)(17) (which was $245,000 for 2010). Each active plan participant on December 31, 2000 was given the choice of continuing to have his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 are determined under the current pension formula. All the NEOs are covered under the current plan formula.



Under the current plan formula, the lump sum value of the benefit is based on the participant's accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the participant's termination of employment. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.



YEARS OF SERVICE                             CREDIT
-------------------------------------------------------
Years 1 through 10                               3%
Years 11 through 20                              6%
Years 21 through 30                              9%
Years over 30                                   12%



Under the current plan formula, the present value of accumulated benefits at December 31, 2010 is determined as the lump sum value of the benefit based on the participant's accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2010, but is not less than the present value of accrued benefits under the prior plan formula.

108                                         UNION SECURITY INSURANCE COMPANY

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The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits at December 31, 2010 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 35% of executives will receive their payments in the form of a life annuity and 65% of executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 5.44% and the RP 2000 generational mortality table (which is the mortality table assumption from the plan's most recent financial statement disclosure).



The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued ten years of credited service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.



THE ASSURANT EXECUTIVE PENSION PLAN



Eligible employees may generally begin participating in the Assurant Executive Pension Plan on January 1 or July 1 after completing one year of service with the Company and when their eligible compensation exceeds the IRC Section 401(a)(17) compensation limit (which was $245,000 for 2010). For participants who are covered under the prior plan formula, eligible compensation was capped for 2010 at $385,000 and this cap is adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Assurant Executive Pension Plan. All the NEOs are covered under the current plan formula.



A participant's benefit under the Assurant Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the IRC limit) reduced by the benefit payable under the Pension Plan. The benefits under the Assurant Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under IRC Section 409A. Service covered under each of these formulas begins with participation in the Assurant Executive Pension Plan and has no limit. A participant becomes vested in the benefits under the Assurant Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All of the participating NEOs are currently 100% vested in their Executive Pension Plan benefit.



The methodology for determining the present value of the accumulated benefits under the Assurant Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2010 is determined as the lump sum value of the benefit based on the participant's accumulated annual accrual credits and unlimited final average earnings as of December 31, 2010 offset by the Assurant Pension Plan benefits. For prior plan benefits, the present value of accumulated benefits at December 31, 2010 is based on the benefit produced under the prior plan formula converted to a lump sum payment (1) at the plan's normal retirement age of 65.


------------


(1) The lump sum conversion basis at retirement consists of the greater of an interest rate of 4.25% and the 1994 Group Annuity Mortality Table and a blend of segmented high-quality corporate bond rates and 30 year treasury rates using the mortality required by IRC Section 417(e), as updated by the Pension Protection Act of 2006 (the "PPA"). Accordingly, the lump sum values shown are based on an interest rate of 4.25%. The present value of the lump sum payment is determined using a pre-retirement interest rate of 5.11%.

UNION SECURITY INSURANCE COMPANY                                         109

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THE ASSURANT SERP



To participate in the Assurant SERP, an executive is nominated by the Parent and approved by the Parent Compensation Committee. Under the Assurant SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a "Target Benefit" that is offset by the participant's benefit payable from the Pension Plan, the Assurant Executive Pension Plan and the participant's estimated Social Security benefit. The Target Benefit is equal to 50% of the participant's eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service at termination, and whose denominator is equal to 240. After 20 years of credited service and turning age 60 or 62, as applicable, a participant will earn a full 50% benefit under the Assurant SERP payable as a life annuity. Generally, credited service is based on the participant's years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the Assurant SERP at the discretion of the Parent Compensation Committee. In 2006, based on a study of the market practice, the Parent Compensation Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants joining the Assurant SERP during 2007 or later. Since Mr. Roberts was approved for participation in the Assurant SERP after January 1, 2007, the change in normal retirement age applies to him. For participants who join the Assurant SERP on or after January 1, 2010, the normal retirement age has been increased to 65. A participant commences vesting in the Assurant SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company.



For benefits earned and vested as of December 31, 2004, the participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the Assurant SERP is a single lump sum payment that is the actuarial equivalent of the Assurant SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the Assurant SERP is a single lump payment that is the actuarial equivalent of the Assurant SERP benefit payable as a life annuity.



Mr. Roberts is 0% vested in his SERP benefit and has not attained normal retirement age as of December 31, 2010; therefore, if he had terminated employment on or prior to that date, his SERP benefit would have been actuarially reduced to his age.



The present value of the accumulated benefits at December 31, 2010 was determined based on the December 31, 2010 accrued benefit using the base salary, target ESTIP award and credited service at December 31, 2010. The present value of the accumulated benefits at December 31, 2010 is determined assuming the following: (1) the executives will retire from the Company at the plan's normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; and (3) the present value of single lump sum benefits is determined using an interest rate of 5.11% to the retirement date and a lump sum conversion factor (2) at retirement.



NUMBER OF YEARS OF CREDITED SERVICE



The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension Plan and Executive Pension Plan is based on a one year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the Assurant SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the Assurant SERP at the discretion of the Parent Compensation Committee. Mr. Roberts has prior service that was not recognized. For purposes of determining the amount of benefits payable under the Assurant SERP, credited service is capped at 20 years.



NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS



The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Parent currently maintains the Amended and Restated Assurant Deferred Compensation Plan (the "ADC Plan"), which provides for the deferral of compensation on a basis that is not tax-qualified. The Assurant Investment Plan (the "AIP") was frozen in December 2004. The Assurant Executive 401(k) Plan (the "Executive 401(k) Plan") is a nonqualified defined contribution plan.


------------


(2) The lump sum values shown for Mr. Roberts is based on December monthly bond segment rates of 1.98% for years 0-5, 5.23% for year 5-20 and 6.52% for years 20+. The mortality is based on the IRC Section 417(e) mortality prescribed by the PPA.

110                                         UNION SECURITY INSURANCE COMPANY

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       NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED
                 COMPENSATION PLANS TABLE FOR FISCAL YEAR 2010



                                                 EXECUTIVE              REGISTRANT
                                             CONTRIBUTIONS IN        CONTRIBUTIONS IN
                                                  LAST FY            LAST FY (1), (2)
NAME                                                ($)                     ($)
(A)                         PLAN                    (B)                     (C)
----------------------------------------------------------------------------------------
John S. Roberts      ADC Plan                         0                         0     (3)
                     AIP                              0        (4)              0     (4)
                         Executive 401(k)             0        (4)         29,330
                                   TOTAL              0                    29,330
                                                    ---                   -------
Miles B. Yakre       ADC Plan                         0                         0     (3)
                     AIP                              0        (4)              0     (4)
                         Executive 401(k)             0        (4)          9,904
                                   TOTAL              0                     9,904
                                                    ---                   -------
J. Marc Warrington   ADC Plan                         0                         0     (3)
                     AIP                              0        (4)              0     (4)
                         Executive 401(k)             0        (4)         12,006
                                   TOTAL              0                    12,006
                                                    ---                   -------
Karla J. Schacht     ADC Plan                         0                         0     (3)
                     AIP                              0        (4)              0     (4)
                         Executive 401(k)             0        (4)          9,869
                                   TOTAL              0                     9,869
                                                    ---                   -------
Matthew K. Gilligan  ADC Plan                         0                         0     (3)
                     AIP                              0        (4)              0     (4)
                         Executive 401(k)             0        (4)         12,296
                                   TOTAL              0                    12,296
                                                    ---                   -------

                         AGGREGATE           AGGREGATE            AGGREGATE
                        EARNINGS IN        WITHDRAWALS/        BALANCE AT LAST
                        LAST FY (1)        DISTRIBUTIONS           FYE (1)
NAME                        ($)                 ($)                  ($)
(A)                         (D)                 (E)                  (F)
-------------------  -----------------------------------------------------------
John S. Roberts                 0                 0                       0
                                0                 0                       0
                           33,982                 0                 242,822
                           33,982                 0                 242,822
                          -------               ---               ---------
Miles B. Yakre                  0                 0                       0
                                0                 0                       0
                           11,439                 0                 126,482
                           11,439                 0                 126,482
                          -------               ---               ---------
J. Marc Warrington              0                 0                       0
                                0                 0                       0
                           11,833                 0                 137,512
                           11,833                 0                 137,512
                          -------               ---               ---------
Karla J. Schacht                0                 0                       0
                                0                 0                       0
                            4,894                 0                  73,471
                            4,894                 0                  73,471
                          -------               ---               ---------
Matthew K. Gilligan             0                 0                       0
                                0                 0                       0
                            4,890                 0                  63,821
                            4,890                 0                  63,821
                          -------               ---               ---------



(1) The amounts in column (c) were reported as compensation in the last completed fiscal year in the "All Other Compensation" column of the Summary Compensation Table and represent the amount of Parent contributions to the Executive 401(k) as follows: for Mr. Roberts, $29,330; for Mr. Yakre, $9,904; for Mr. Warrington, $12,006; for Ms. Schacht, $9,869; and for Mr. Gilligan, $12,296.



     The NEOs' Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, and AIP, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds, interest and dividends held in the plans during 2010. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k), the aggregate earnings represent capital gains or losses, interest and dividends on the aggregate balance during 2010. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.



     For the AIP, no contributions could have been made during the fiscal year 2010 since the Plan has been frozen since December 2004.



(2) The Executive 401(k) amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (7% of eligible compensation in excess of the limit under IRC Section 401(a)(17)) that was made in February 2011.



(3)  The Parent does not currently make any contributions to the ADC Plan.



(4) Since the AIP has been frozen since December 2004, no contributions could have been made during fiscal year 2010. The Executive 401(k) Plan does not provide for participant contributions.



NARRATIVE TO THE NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS TABLE



The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.



THE ADC PLAN



Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of Assurant. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to the Board of Directors) director fees to be earned in the following year. Benefits under the

UNION SECURITY INSURANCE COMPANY                                         111

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ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and deferred amounts and any notional earnings or losses are credited to a deemed investment account. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator As a result of IRC
Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.



THE AIP



Prior to the establishment of the ADC Plan in 2005, eligible employees were able to participate in the AIP. The AIP provided key employees the ability to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. Assurant did not provide any above market earnings or preferential earnings to the participants. The AIP was frozen in December 2004. Since then, participants have been able to withdraw from the AIP and have the ability to change their investment elections but any new deferrals of compensation have been made through the ADC Plan.



THE EXECUTIVE 401(K) PLAN



Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the IRC. The Parent makes an annual contribution for each participant in this plan equal to 7% of eligible compensation in excess of the IRC limit (which was $245,000 for 2010). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in work force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. For the NEOs, eligibility for retirement under the Executive 401(k) Plan is based upon reaching age 55 and completing ten years of service. Please see footnote 4 to the Summary Compensation Table above, for quantification of Company contributions to the Executive 401(k) Plan in 2010. The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A. A participant becomes vested in the benefits under the Executive 401(k) Plan after three years of service. Participants are currently 100% vested in their Executive 401(k) Plan benefit.

112                                         UNION SECURITY INSURANCE COMPANY

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL



The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances enumerated below on December 31, 2010.



         POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE



                                              PAYOUT IF            PAYOUT IF
                                             TERMINATES            TERMINATES           PAYOUT IF
                                             VOLUNTARILY          VOLUNTARILY           TERMINATED
                                              12/31/10              12/31/10          INVOLUNTARILY
                                        (NOT RETIREMENT) (1)    (RETIREMENT) (1)       12/31/10 (2)
NAME                                             (A)                  (B)                  (C)
-------------------------------------------------------------------------------------------------------
JOHN S. ROBERTS
 STIP Award                                          --                 --                      --
 Long-Term Equity Awards (3)                         --                 --                $917,662
 Executive Pension Plan (4)                     $29,482                 --                 $29,482
 SERP (5)                                            --                 --                      --
 Executive 401(k) Plan (7)                      242,822                 --                 242,822
 Welfare Benefit Lump Sum (8)                        --                 --                      --
 Severance (10)                                      --                 --                      --
 Outplacement (9)                                    --                 --                      --
                                              ---------               ----              ----------
                                 TOTAL         $272,304               $ --              $1,189,966
                                              ---------               ----              ----------
MILES B. YAKRE
 STIP Award                                          --                 --                      --
 Long-Term Equity Awards (3)                         --                 --                $170,258
 Executive Pension Plan (4)                    $149,942                 --                $149,942
 SERP (5)                                            --                 --                      --
 Executive 401(k) Plan (7)                      126,482                 --                 126,482
 Welfare Benefit Lump Sum (8)                        --                 --                      --
 Severance (10)                                      --                 --                      --
 Outplacement (9)                                    --                 --                      --
                                              ---------               ----              ----------
                                 TOTAL         $276,424               $ --                $446,683
                                              ---------               ----              ----------
JOHN M. WARRINGTON
 STIP Award                                          --                 --                      --
 Long-Term Equity Awards (3)                         --                 --                $146,761
 Executive Pension Plan (4)                    $108,457                 --                $108,457
 SERP (5)                                            --                 --                      --
 Executive 401(k) Plan (7)                     $137,512                 --                $137,512
 Welfare Benefit Lump Sum (8)                        --                 --                      --
 Severance (10)                                      --                 --                      --
 Outplacement (9)                                    --                 --                      --
                                              ---------               ----              ----------
                                 TOTAL         $245,969               $ --                $392,731
                                              ---------               ----              ----------
KARLA J. SCHACHT
 STIP Award                                          --                 --                      --
 Long-Term Equity Awards (3)                         --                 --                $139,481
 Executive Pension Plan (4)                     $27,202                 --                 $27,202
 SERP (5)                                            --                 --                      --
 Executive 401(k) Plan (7)                      $73,471                 --                 $73,471
 Welfare Benefit Lump Sum (8)                        --                 --                      --
 Severance (10)                                      --                 --                      --
 Outplacement (9)                                    --                 --                      --
                                              ---------               ----              ----------
                                 TOTAL         $100,673               $ --                $240,154
                                              ---------               ----              ----------
MATTHEW K. GILLIGAN
 STIP Award                                          --                 --                      --
 Long-Term Equity Awards (3)                         --                 --                $125,883
 Executive Pension Plan (4)                      $9,426                 --                  $9,426
 SERP (5)                                            --                 --                      --
 Executive 401(k) Plan (7)                      $63,821                 --                 $63,821
 Welfare Benefit Lump Sum (8)                        --                 --                      --
 Severance (10)                                      --                 --                      --
 Outplacement (9)                                    --                 --                      --
                                              ---------               ----              ----------
                                 TOTAL          $73,247               $ --                $199,131
                                              ---------               ----              ----------


                                             PAYOUT IF                                   PAYOUT IF
                                          TERMINATED UPON          PAYOUT IF          TERMINATED UPON
                                             CHANGE OF          TERMINATED UPON          DISABILITY
                                          CONTROL 12/31/10       DEATH 12/31/10           12/31/10
NAME                                            (D)                   (E)                   (F)
--------------------------------------  ----------------------------------------------------------------
JOHN S. ROBERTS
 STIP Award                                    $225,000                    --                    --
 Long-Term Equity Awards (3)                   $917,662              $958,416              $958,416
 Executive Pension Plan (4)                     $29,482               $29,482               $29,482
 SERP (5)                                    $1,397,498   (6)        $525,691              $525,691
 Executive 401(k) Plan (7)                      242,822               242,822               242,822
 Welfare Benefit Lump Sum (8)                   $16,451                    --                    --
 Severance (10)                              $2,850,000                    --                    --
 Outplacement (9)                               $30,000                    --                    --
                                             ----------            ----------            ----------
                                 TOTAL       $5,708,916            $1,756,412            $1,756,412
                                             ----------            ----------            ----------
MILES B. YAKRE
 STIP Award                                     $73,825                    --                    --
 Long-Term Equity Awards (3)                   $170,258              $175,035              $175,035
 Executive Pension Plan (4)                    $149,942              $149,942              $149,942
 SERP (5)                                            --                    --                    --
 Executive 401(k) Plan (7)                      126,482               126,482               126,482
 Welfare Benefit Lump Sum (8)                   $21,065                    --                    --
 Severance (10)                                $885,900                    --                    --
 Outplacement (9)                               $13,500                    --                    --
                                             ----------            ----------            ----------
                                 TOTAL       $1,440,972              $451,459              $451,459
                                             ----------            ----------            ----------
JOHN M. WARRINGTON
 STIP Award                                     $71,604                    --                    --
 Long-Term Equity Awards (3)                   $146,761              $151,615              $151,615
 Executive Pension Plan (4)                    $108,457              $108,457              $108,457
 SERP (5)                                            --                    --                    --
 Executive 401(k) Plan (7)                     $137,512              $137,512              $137,512
 Welfare Benefit Lump Sum (8)                   $24,712                    --                    --
 Severance (10)                                $922,896                    --                    --
 Outplacement (9)                               $13,500                    --                    --
                                             ----------            ----------            ----------
                                 TOTAL       $1,425,443              $397,584              $397,584
                                             ----------            ----------            ----------
KARLA J. SCHACHT
 STIP Award                                     $60,600                    --                    --
 Long-Term Equity Awards (3)                   $139,481              $144,065              $144,065
 Executive Pension Plan (4)                     $27,202               $27,202               $27,202
 SERP (5)                                            --                    --                    --
 Executive 401(k) Plan (7)                      $73,471               $73,471               $73,471
 Welfare Benefit Lump Sum (8)                   $22,012                    --                    --
 Severance (10)                                $848,400                    --                    --
 Outplacement (9)                               $13,500                    --                    --
                                             ----------            ----------            ----------
                                 TOTAL       $1,184,666              $244,738              $244,738
                                             ----------            ----------            ----------
MATTHEW K. GILLIGAN
 STIP Award                                     $54,570                    --                    --
 Long-Term Equity Awards (3)                   $125,883              $128,272              $128,272
 Executive Pension Plan (4)                      $9,426                $9,426                $9,426
 SERP (5)                                            --                    --                    --
 Executive 401(k) Plan (7)                      $63,821               $63,821               $63,821
 Welfare Benefit Lump Sum (8)                   $24,012                    --                    --
 Severance (10)                                $763,980                    --                    --
 Outplacement (9)                               $13,500                    --                    --
                                             ----------            ----------            ----------
                                 TOTAL       $1,055,193              $201,519              $201,519
                                             ----------            ----------            ----------



(1) As of December 31, 2010, none of the NEOs qualify for retirement, therefore the column entitled "Payout if Terminated Voluntarily (Retirement)" would not apply.



(2) The values in this column reflect involuntary termination for reasons other than for cause. In the event of involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

UNION SECURITY INSURANCE COMPANY                                         113

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(3) These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2010 based on the closing stock price of $38.52. These amounts also reflect pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the achievement of target level performance for each award.



(4) Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).



(5)  SERP payments are all shown as the present value of the retirement benefit.



(6) Upon a change of control (under the Assurant SERP), participants are granted 3 additional years of benefit service (capped at 20 years) and are considered 3 years older. The amounts in this column represent the present value of the Assurant SERP benefit under these conditions.



(7) This amount includes the Parent contribution to the Executive 401(k) Plan which was made in February 2011 since that amount would have been payable to an NEO if he or she terminated on December 31, 2010.



(8) This represents a one-time lump sum payment by the Parent that equals the value of Parent paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2010 for 18 months based on the individual's benefit election (in accordance with IRC Section 409A).



(9) This represents the Parent's best estimate of the costs of outplacement services for an NEO.



(10) Although no agreements exist with respect to the exact severance amounts an NEO would receive upon voluntary termination (retirement) or involuntary termination, the Parent may consider paying discretionary severance amounts (including a welfare benefit lump sum and costs of outplacement services) depending on the facts and circumstances of the NEO's termination.



NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE



The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled "Narrative to the Pension Benefits Table" above. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" above. Additional information on the ALTEIP is described in the CD&A and the section entitled "Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table" above.



TREATMENT OF ANNUAL INCENTIVE AWARDS



Under the ESTIP (which applied to Mr. Roberts), if a participant's employment is terminated during a performance period due to disability or death, the Assurant Compensation Committee may grant the participant an award in any amount the Committee deems appropriate. If a participant's employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant's allocated portion of 5% of the Parent's net income as defined under the ESTIP), based on the amount of the Parent's net income for the full performance period. If a participant's employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Parent, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.



ACCELERATED AND PRO-RATED VESTING OF EQUITY AWARDS



Upon a termination due to death or disability, SARs, restricted stock, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). Pro-rata vesting upon retirement is discretionary for restricted stock and SAR awards. RSUs and PSUs vest in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination. Unvested SARs and restricted stock are forfeited in the event of a voluntary or involuntary termination. In the event of a change of control of the Company, awards under the ALTEIP would be prorated based on treatment as an involuntary termination.



THE SERP



Mr. Roberts is 0% vested in SERP benefit. Mr. Roberts has not attained normal retirement age under the SERP as of December 31, 2010; therefore, if he terminated employment, his SERP benefit would have been actuarially reduced to his age.

114                                         UNION SECURITY INSURANCE COMPANY

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If there is a change of control with respect to the Parent Company or applicable operating segment, and within two years after the change of control a participant's employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his or her actual age; and (4) the participant may receive his or her SERP benefit following a change of control at a time and in an optional form that is different than the time and optional form that he or she would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant's termination date. In the event of a termination of employment other than described above, the following applies: (i) a participant will automatically become 100% vested in his or her SERP benefit in the event of death or disability, (ii) a participant will forfeit any remaining benefit in the event he or she is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.



Mr. Roberts does not have a grandfathered benefit earned and vested as of December 31, 2004. For Mr. Roberts, as of January 1, 2008, for benefits earned and vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.



THE EXECUTIVE 401(K) PLAN



The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.



CHANGE OF CONTROL AGREEMENTS



Assurant, Inc. is a party to a COC Agreement with each NEO. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive's employment is terminated by the Company other than for cause (as defined in the COC Agreements) or disability (as defined in the COC Agreements), or by the executive for good reason (as defined in the COC Agreements), the executive would be entitled to receive, subject to the executive's execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP or short term incentive program ("STIP") award for the year in which the date of termination occurs, an amount of cash severance equal to two (in the case of Messrs. Gilligan, Warrington and Yakre and Ms. Schacht) or three (in the case of Mr. Roberts) times the sum of the executive's annual base salary plus target short term incentive program or ESTIP award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.



TERMINATION IN ANTICIPATION OF A CHANGE OF CONTROL. If an executive's employment is terminated by Assurant without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.



FUNDING OF SEVERANCE PAYMENT OBLIGATIONS. Within five business days of the executive's date of termination after a change of control, Assurant must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive is entitled.



DEFINITION OF "CHANGE OF CONTROL". For purposes of the agreements, change of control is defined to mean:



- a change in a majority of the Assurant's Board of Directors (the "Incumbent Board") excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;



- an acquisition by an individual, entity or a group of 30% or more of the Assurant's Common Stock or voting securities (excluding an acquisition directly from Assurant, by Assurant, by an employee benefit plan of Assurant or pursuant to a transaction described immediately below);



- consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of Assurant's assets other than a business combination in which all or substantially all of the stockholders of Assurant receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination;



-   stockholder approval of a complete liquidation or dissolution of Assurant;
    or



- for the NEOs who are officers of an operating division of Assurant only (Messrs. Roberts, Gilligan, Warrington and Yakre and Ms. Schacht), the sale or other disposition of the companies, assets or businesses comprising the division having (A)

UNION SECURITY INSURANCE COMPANY                                         115

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  book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to Assurant's stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.



  A sale or other disposition of the Company (followed by termination of employment within two years) would trigger the COC agreements of Messrs. Roberts, Gilligan, Warrington and Yakre and Ms. Schacht.



NON-COMPETITION AND NON-SOLICITATION. Under the COC Agreements, executives may not engage in activity competitive with Assurant (including as an employee or officer of a competitor) or solicit customers of Assurant during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive's employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive's employment is terminated by Assurant for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive's employment is terminated by Assurant without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of Assurant or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive's employment.



AMOUNTS PREVIOUSLY EARNED AND PAYABLE REGARDLESS OF TERMINATION OR CHANGE OF CONTROL



The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include vested and unexercised SARs and deferred compensation balances held in the AIP and/or ADC Plan. The vested and unexercised SARs amounts below assume a vesting date of December 31, 2010, an exercise date of December 31, 2010 and a base price of $38.52.



$57,103 in vested and unexercised SARs would have been available on December 31, 2010 for withdrawal or exercise by Mr. Roberts regardless of termination or change of control.



COMPENSATION OF DIRECTORS



The directors of the Company are identified above. Each director of the Company is an employee and received no additional compensation for service as a director during 2010.



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



The Company does not have a standing compensation committee of its Board, or any committee that performs similar functions. Compensation decisions regarding the executive officers of the Company are made either by the Assurant Compensation Committee of the Assurant, Inc. Board of Directors, by the Chief Financial Officer of the Parent or by senior management at the Company, as applicable.



No member of the Assurant Compensation Committee is now, or was during 2010 or any time prior thereto, an officer or employee of Assurant, Inc. or any of its subsidiaries.



No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions) of another entity, one of whose executive officers served as a director of the Company. No executive officer of the Company served as a director of another entity, one of whose executive officers served as a director of the Company.



No director of the Company had any relationship pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons.



(M) SECURITY OWNERSHIP OF BENEFICIAL HOLDERS



Union Security Insurance Company is a wholly-owned subsidiary of Assurant, Inc. and does not have any other voting securities held by any entity or individual other than Assurant, Inc.



                        SECURITY OWNERSHIP OF MANAGEMENT



The following table provides information concerning the beneficial ownership of Common Stock as of December 31, 2010 by Union Security Insurance Company's parent company, Assurant, Inc.'s Chief Executive Officer, Chief Financial Officer, and each of Assurant, Inc.'s other three most highly compensated executive officers, each director, and all executive officers

116                                         UNION SECURITY INSURANCE COMPANY

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and directors as a group. As of December 31, 2010, Assurant, Inc. had 102,059,035 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.



                                    SHARES OF COMMON
                                       STOCK OWNED            PERCENTAGE
NAME OF BENEFICIAL OWNER            BENEFICIALLY (1)           OF CLASS
----------------------------------------------------------------------------
John S. Roberts                            20,115               *
Miles B. Yakre                              4,623               *
Matthew K. Gilligan                            82               *
Karla J. Schacht                           16,557      (2)      *
J. Marc Warrington                          1,947               *
Michael J. Peninger                       197,312               *
Christopher J. Pagano                      17,104               *
S. Craig Lemasters                         52,947               *
Sylvia R. Wagner                           70,375               *
All directors and executive
 officers as a group (16
 persons)                                 423,012               *



*   Less than one percent of class.



(1)     (a)     Includes: for Mr. Pagano, 3,506 shares of Common Stock, and for all directors and executive officers as a group, 3,819 shares of Common Stock held through the Assurant 401(k) Plan, as of December 31, 2010.
        (b)     Includes: for Mr. Roberts, 4,798 shares of restricted stock; for
                Mr. Yakre, 165 shares of restricted stock; for Mr. Gilligan, 82 shares of restricted stock; for Ms. Schacht, 158 shares of restricted stock; for Mr. Warrington, 167 shares of restricted stock; for Mr. Peninger, 4,788 shares of restricted stock; for Mr. Pagano, 559 shares of restricted stock; for Mr. Lemasters, 862 shares of restricted stock; for Ms. Wagner, 159 shares of restricted stock; and for all executive officers and directors as a group, 12,804 shares of restricted stock awarded under the Assurant, Inc. 2004 Long-Term Incentive Plan.
        (c)     Includes restricted stock units ("RSUs") that that will vest and/or become payable on or within 60 days of December 31, 2010 in exchange for the following amounts of Common Stock as of December 31, 2010: for Mr. Roberts, 0 shares; for Mr. Yakre, 0;
                for Mr. Gilligan, 0 shares; for Ms. Schacht, 0 shares; for Mr.
                Warrington, 0 shares of restricted stock; for Mr. Peninger, 104,017 shares, all of which would be issuable upon retirement;
                for Mr. Pagano, 0 shares; for Mr. Lemasters, 0 shares; for Ms.
                Wagner, 45,274 shares, all of which would be issuable upon retirement. RSUs that will vest on or within 60 days of December
                31, 2010 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 156,150 shares.
        (d)     Includes vested and unexercised stock appreciation rights
                ("SARs") that could have been exercised on or within 60 days of December 31, 2010 in exchange for the following amounts of Common Stock as of December 31, 2010: for Mr. Roberts, 1,483 shares; for Mr. Yakre, 0 shares; for Mr. Gilligan, 0 shares; for Ms. Schacht, 0 shares; for Mr. Warrington, 0 shares; for Mr.
                Peninger, 45,101 shares; for Mr. Pagano, 0 shares; for Mr.
                Lemasters, 29,904 shares; for Ms. Wagner, 8,113shares. Vested and unexercised SARs that could have been exercised on or within 60 days of December 31, 2010 in exchange for shares of Common
                Stock, for all directors and executive officers as a group, totaled 87,398 shares.




(2) Includes: 14,871 shares held by Ms. Schacht's spouse in an IRA account, which are deemed to be beneficially held by Ms. Schacht.




(N) TRANSACTIONS WITH RELATED PERSONS



The Company is an indirect wholly-owned subsidiary of the Parent and therefore receives various ordinary course services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology and other administrative functions. The fees paid by the Company to the Parent for these services during 2010 were $$43,298,000. Net expenses paid to affiliates were $22,218,000 for the year ended December 31, 2010. Information technology expenses were $21,178,000. Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating on its own.

UNION SECURITY INSURANCE COMPANY                                         117

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REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS



The Parent has adopted the Assurant, Inc. Related Person Transaction Policy in order to provide written guidelines on the review, approval and monitoring of transactions involving related persons (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of the Company's outstanding Common Stock). The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).



POLICY:



- Related person transactions must be approved by the Nominating and Corporate Governance Committee of the Parent's Board of Directors (the "Nominating Committee"), which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person's interest in the transaction, including the related person's position(s) or relationship(s) with, or ownership in, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director's independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under similar circumstances.



- If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for management to follow in its ongoing dealings with the related person. Thereafter, the Nominating Committee, on at least an annual basis, will review and assess the ongoing relationship with the related person to see that it remains appropriate.



PROCEDURES:



- Prior to entering into a transaction, related persons must notify the Parent's law department of any potential related person transaction, as required by the Parent's Code of Ethics, and must provide all relevant facts and circumstances of the proposed transaction. In addition, the law department will periodically obtain information on proposed related person transactions through various sources.



- If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, the proposed transaction will be submitted to the Nominating Committee for consideration at its next meeting. In those instances where the law department determines that it is not practicable or desirable to wait until the next Nominating Committee meeting, the Nominating Committee will call a special meeting to consider proposed transaction.



- The Nominating Committee will review the facts of all related person transactions that require approval and either approve or disapprove the entry into the transaction. If advance approval is not feasible, then the transaction will be considered and, if the Nominating Committee determines it to be appropriate, ratified at its next meeting.



- No director will participate in any discussion or approval of a transaction in which he or she is a related person.



DIRECTOR INDEPENDENCE



We are not a listed issuer and therefore are not subject to the listing requirements of any national securities exchange or inter-dealer quotation system. As a result, currently, we are not required to have a board of directors comprised of a majority of "independent directors." The Company is an insurance company domiciled in Kansas and the Kansas insurance regulations do not require any independent directors to serve on the Board. We currently do not have any independent directors serving on our Board.

118                                         UNION SECURITY INSURANCE COMPANY

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                        UNION SECURITY INSURANCE COMPANY
                              AT DECEMBER 31, 2010
                      SCHEDULE I -- SUMMARY OF INVESTMENTS
                   OTHER-THAN-INVESTMENTS IN RELATED PARTIES



                              COST OR                           AMOUNT AT
                             AMORTIZED        FAIR           WHICH SHOWN IN
                               COST           VALUE           BALANCE SHEET
--------------------------------------------------------------------------------
FIXED MATURITY
 SECURITIES:
 United States Government
  and government agencies
  and authorities                 $7,096         $7,300              $7,300
 States, municipalities
  and political
  subdivisions                    55,486         55,071              55,071
 Foreign governments              34,913         36,989              36,989
 Asset-backed                      2,180          2,273               2,273
 Commercial
  mortgage-backed                 11,060         11,516              11,516
 Residential
  mortgage-backed                 97,562        104,998             104,998
 Corporate                     2,329,309      2,498,709           2,498,709
                           -------------  -------------       -------------
     TOTAL FIXED MATURITY
               SECURITIES      2,537,606      2,716,856           2,716,856
                           -------------  -------------       -------------
EQUITY SECURITIES:
 Common stocks                        92            179                 179
 Non-redeemable preferred
  stocks                         126,534        128,589             128,589
                           -------------  -------------       -------------
  TOTAL EQUITY SECURITIES        126,626        128,768             128,768
                           -------------  -------------       -------------
Commercial mortgage loans
 on real estate, at
 amortized cost                  702,311        745,277             702,311
Policy loans                      13,241         13,241              13,241
Short-term investments            53,246         53,246              53,246
Collateral held under
 securities lending               57,467         57,039              57,039
Other investments                 92,117         92,117              92,117
                           -------------  -------------       -------------
        TOTAL INVESTMENTS     $3,582,614     $3,806,544          $3,763,578
                           -------------  -------------       -------------

UNION SECURITY INSURANCE COMPANY                                         119

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                        UNION SECURITY INSURANCE COMPANY
               FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 & 2008
              SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION




                                      FUTURE
                DEFERRED              POLICY                                 CLAIMS AND
               ACQUISITION         BENEFITS AND          UNEARNED             BENEFITS         PREMIUM
                  COSTS              EXPENSES            PREMIUMS             PAYABLE          REVENUES
--------------------------------------------------------------------------------------------------------
2010             $31,222            $2,881,526            $33,871            $1,741,250       $1,116,247
                 -------            ----------            -------            ----------       ----------
2009             $37,908            $2,675,069            $37,692            $1,751,501       $1,092,512
                 -------            ----------            -------            ----------       ----------
2008             $43,020            $2,687,488            $35,962            $1,778,563       $1,173,790
                 -------            ----------            -------            ----------       ----------

                                     BENEFITS         AMORTIZATION
                                  CLAIMS, LOSSES       OF DEFERRED
                   NET                 AND               POLICY              OTHER*
                INVESTMENT          SETTLEMENT         ACQUISITION         OPERATING
                  INCOME             EXPENSES             COSTS             EXPENSES
----------  -----------------------------------------------------------------------------
2010             $212,475            $838,055            $39,286            $415,216
                 --------            --------            -------            --------
2009             $216,725            $849,531            $43,720            $418,264
                 --------            --------            -------            --------
2008             $238,451            $889,498            $43,235            $357,217
                 --------            --------            -------            --------



* Includes amortization of value of business acquired, underwriting, general and administration expenses and goodwill impairment

120                                         UNION SECURITY INSURANCE COMPANY

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                        UNION SECURITY INSURANCE COMPANY
                     FOR THE YEARS ENDED DECEMBER 31, 2010
                           SCHEDULE IV -- REINSURANCE



                                                          CEDED TO          ASSUMED FROM
                                            DIRECT          OTHER              OTHER
                                            AMOUNT        COMPANIES          COMPANIES
---------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                    $72,241,115    $12,791,301         $6,579,297
                                         -------------  -------------       ------------
PREMIUMS:
 Life insurance                               $292,452        $98,636            $17,758
 Accident and health insurance                 790,023         92,825            207,475
                                         -------------  -------------       ------------
                  TOTAL EARNED PREMIUMS     $1,082,475       $191,461           $225,233
                                         -------------  -------------       ------------
BENEFITS:
 Life insurance                               $426,739       $279,406            $33,647
 Accident and health insurance                 852,677        382,685            187,083
                                         -------------  -------------       ------------
            TOTAL POLICYHOLDER BENEFITS     $1,279,416       $662,091           $220,730
                                         -------------  -------------       ------------

                                                           PERCENTAGE OF
                                              NET             AMOUNT
                                            AMOUNT        ASSUMED TO NET
---------------------------------------  ----------------------------------
LIFE INSURANCE IN FORCE                    $66,029,111          10.0  %
                                         -------------
PREMIUMS:
 Life insurance                               $211,574           8.4  %
 Accident and health insurance                 904,673          22.9  %
                                         -------------
                  TOTAL EARNED PREMIUMS     $1,116,247          20.2  %
                                         -------------
BENEFITS:
 Life insurance                               $180,980          18.6  %
 Accident and health insurance                 657,075          28.5  %
                                         -------------
            TOTAL POLICYHOLDER BENEFITS       $838,055          26.3  %
                                         -------------

UNION SECURITY INSURANCE COMPANY                                         121

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                        UNION SECURITY INSURANCE COMPANY
                     FOR THE YEARS ENDED DECEMBER 31, 2009
                           SCHEDULE IV -- REINSURANCE



                                                        CEDED TO          ASSUMED FROM
                                          DIRECT          OTHER              OTHER
                                          AMOUNT        COMPANIES          COMPANIES
-------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                  $74,478,037    $14,220,902         $8,661,374
                                       -------------  -------------       ------------
PREMIUMS:
 Life insurance                             $314,216       $112,043            $11,258
 Accident and health insurance               843,340         89,845            125,586
                                       -------------  -------------       ------------
                TOTAL EARNED PREMIUMS     $1,157,556       $201,888           $136,844
                                       -------------  -------------       ------------
BENEFITS:
 Life insurance                             $457,403       $290,203            $31,302
 Accident and health insurance               678,945        139,858            111,942
                                       -------------  -------------       ------------
          TOTAL POLICYHOLDER BENEFITS     $1,136,348       $430,061           $143,244
                                       -------------  -------------       ------------

                                                          PERCENTAGE OF
                                            NET              AMOUNT
                                          AMOUNT         ASSUMED TO NET
-------------------------------------  ------------------------------------
LIFE INSURANCE IN FORCE                  $68,918,509           12.6%
                                       -------------
PREMIUMS:
 Life insurance                             $213,431            5.3%
 Accident and health insurance               879,081           14.3%
                                       -------------
                TOTAL EARNED PREMIUMS     $1,092,512           12.5%
                                       -------------
BENEFITS:
 Life insurance                             $198,502           15.8%
 Accident and health insurance               651,029           17.2%
                                       -------------
          TOTAL POLICYHOLDER BENEFITS       $849,531           16.9%
                                       -------------

122                                         UNION SECURITY INSURANCE COMPANY

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                        UNION SECURITY INSURANCE COMPANY
                     FOR THE YEARS ENDED DECEMBER 31, 2008
                           SCHEDULE IV -- REINSURANCE



                                                        CEDED TO          ASSUMED FROM
                                          DIRECT          OTHER              OTHER
                                          AMOUNT        COMPANIES          COMPANIES
-------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                  $80,291,791    $14,159,840         $1,734,842
                                       -------------  -------------       ------------
PREMIUMS:
 Life insurance                             $350,710       $127,910             $9,861
 Accident and health insurance               901,072         87,337            127,394
                                       -------------  -------------       ------------
                TOTAL EARNED PREMIUMS     $1,251,782       $215,247           $137,255
                                       -------------  -------------       ------------
BENEFITS:
 Life insurance                             $606,408       $439,880            $34,399
 Accident and health insurance               666,924         95,127            116,774
                                       -------------  -------------       ------------
          TOTAL POLICYHOLDER BENEFITS     $1,273,332       $535,007           $151,173
                                       -------------  -------------       ------------

                                                          PERCENTAGE OF
                                            NET              AMOUNT
                                          AMOUNT         ASSUMED TO NET
-------------------------------------  ------------------------------------
LIFE INSURANCE IN FORCE                  $67,866,793            2.6%
                                       -------------
PREMIUMS:
 Life insurance                             $232,661            4.2%
 Accident and health insurance               941,129           13.5%
                                       -------------
                TOTAL EARNED PREMIUMS     $1,173,790           11.7%
                                       -------------
BENEFITS:
 Life insurance                             $200,927           17.1%
 Accident and health insurance               688,571           17.0%
                                       -------------
          TOTAL POLICYHOLDER BENEFITS       $889,498           17.0%
                                       -------------

UNION SECURITY INSURANCE COMPANY                                         123

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                        UNION SECURITY INSURANCE COMPANY
                     AS OF DECEMBER 31, 2010, 2009 AND 2008
                SCHEDULE V -- VALUATION AND QUALIFYING ACCOUNTS



                                                                  ADDITIONS
                                 BALANCE AT          CHARGED TO                CHARGED                            BALANCE AT
                                BEGINNING OF          COSTS AND               TO OTHER                              END OF
                                    YEAR              EXPENSES                ACCOUNTS         DEDUCTIONS            YEAR
---------------------------------------------------------------------------------------------------------------------------------
2010:
 Valuation allowance for
  deferred tax assets               $10,415                108                    $ --             $ --              $10,523
 Valuation allowance for
  mortgage loans on real
  estate                              8,552              3,882                      --               --               12,434
 Valuation allowance for
  uncollectible agents
  balances                            4,811               (121)                     --               19                4,671
                                  ---------            -------                 -------            -----            ---------
                      TOTAL         $23,778             $3,869                    $ --              $19              $27,628
                                  ---------            -------                 -------            -----            ---------
2009:
 Valuation allowance for
  deferred tax assets                $7,195               (390)                  3,610             $ --              $10,415
 Valuation allowance for
  mortgage loans on real
  estate                              3,252              5,300                      --               --                8,552
 Valuation allowance for
  uncollectible agents
  balances                            4,840                (21)                     --                8                4,811
                                  ---------            -------                 -------            -----            ---------
                      TOTAL         $15,287             $4,889                  $3,610               $8              $23,778
                                  ---------            -------                 -------            -----            ---------
2008:
 Valuation allowance for
  deferred tax assets                  $ --             $7,195                    $ --             $ --               $7,195
 Valuation allowance for
  mortgage loans on real
  estate                              3,018                234                      --               --                3,252
 Valuation allowance for
  uncollectible agents
  balances                            5,622               (424)                     --              358                4,840
                                  ---------            -------                 -------            -----            ---------
                      TOTAL          $8,640             $7,005                    $ --             $358              $15,287
                                  ---------            -------                 -------            -----            ---------

124                                         UNION SECURITY INSURANCE COMPANY

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TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION
  Safekeeping of Assets
  Experts
  Independent Registered Public Accounting Firm
  Non-Participating
  Misstatement of Age or Sex
  Principal Underwriter
PERFORMANCE RELATED INFORMATION
  Total Return for all Sub-Accounts
  Yield for Sub-Accounts
  Money Market Sub-Accounts
  Additional Materials
  Performance Comparisons
FINANCIAL STATEMENTS

UNION SECURITY INSURANCE COMPANY                                         125

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APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

We will determine the Market Value Adjustment by multiplying the general account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:

               [(1 + I)/(1 + J + .005)] TO THE POWER OF N/12 - 1

where,

- I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.

- J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).

- N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred                                     $10,000
Existing Guarantee Period                                           7 Years
Time of withdrawal or transfer                                      Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                                        8%*
Guaranteed Interest Rate for new 5-year guarantee (J)               7%*
Remaining Guarantee Period (N)                                      60 months
Market Value Adjustment:                                       =    $10,000 x [[(1 + .08)/(1 + .07 + .005)]TO THE POWER OF 60/12 -1]
                                                               =    $234.73

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$10,234.73

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                                     $10,000
Existing Guarantee Period                                           7 Years
Amount withdrawn or transferred                                     Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                                        8%*
Guaranteed Interest Rate for new 5-year guarantee (J)               9%*
Remaining Guarantee Period (N)                                      60 months
Market Value Adjustment:                                       =    $10,000 x [[(1 + .08)/(1 + .09 + .005)]TO THE POWER OF 60/12 -1]
                                                               =    $666.42

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,333.58

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                                     $10,000
Guarantee Period                                                    7 Years
Time of withdrawal or transfer                                      Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                                        8%*
Guaranteed Interest Rate for new 5-year guarantee (J)               7.75%*
Remaining Guarantee Period (N)                                      60 months
Market Value Adjustment:                                       =    $10,000 x [[(1 + .08)/(1 + .0775 + .005)]TO THE POWER OF 60/12
                                                                    -1]
                                                               =    -$114.94

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,885.06

126                                         UNION SECURITY INSURANCE COMPANY

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SAMPLE CALCULATION 4: NEUTRAL ADJUSTMENT

Amount withdrawn or transferred:                                   $10,000
Existing Guarantee Period:                                         7 years
Time of withdrawal or transfer                                     Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                                       8%*
Guaranteed Interest Rate for new 5-year guarantee (J)              8%*
Remaining Guarantee Period (N)                                     60 months
Market Value Adjustment                                        =   $10,000 x [[(1 + .08)/(1 + .08 + .0025)]TO THE POWER OF 60/12 -
                                                                   1]
                                                               =   -$228.50

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,771.70

*   Assumed for illustrative purposes only.

UNION SECURITY INSURANCE COMPANY                                         127

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APPENDIX II -- INVESTMENTS BY UNION SECURITY

Union Security's legal obligations with respect to the Guarantee Periods are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Union Security, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account. Neither our general account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.

We will invest amounts in our general account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

-   federal, state and municipal obligations,

-   preferred and common stocks,

-   corporate bonds,

-   real estate mortgages and mortgage backed securities,

-   real estate, and

-   certain other investments, including various derivative investments.

See the Financial Statements for information on our investments.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the general account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods".

Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are: Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the general account according to any particular strategy.

The Contracts are reinsured by Hartford Life and Annuity Insurance Company. As part of this reinsurance arrangement, the assets supporting the General Account under the Contracts are held by Union Security; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life and Annuity Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Union Security

To obtain a Statement of Additional Information, please complete the form below and mail to:

     Union Security Insurance Company
     c/o Hartford Life and Annuity Insurance Company


     ADDRESS UNTIL AUGUST 13, 2011:



     The Hartford Wealth Management -- Global Annuities
     PO Box 5085
     Hartford, Connecticut 06102-5085



     ADDRESS AFTER AUGUST 13, 2011:



     The Hartford Wealth Management -- Global Annuities
     PO Box 14293
     Lexington, KY 40512-4293


     Please send a Statement of Additional Information for Masters Variable Annuity to me at the following address:

----------------------------------------------------------------
                              Name
----------------------------------------------------------------
                            Address
----------------------------------------------------------------
     City/State                                   Zip Code

                                     PART I

MASTERS+ VARIABLE ANNUITY

VARIABLE ACCOUNT D
ISSUED BY:
UNION SECURITY INSURANCE COMPANY
2323 GRAND BOULEVARD
KANSAS CITY, MO 64108


ADMINISTERED BY:
HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
ADDRESS UNTIL AUGUST 13, 2011:



PO BOX 5085
HARTFORD, CONNECTICUT 06102-5085



ADDRESS AFTER AUGUST 13, 2011:



PO BOX 14293
LEXINGTON, KY 40512-4293


TELEPHONE:  1-800-862-6668 (CONTRACT OWNERS)
            1-800-862-7155 (REGISTERED REPRESENTATIVES)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This prospectus describes information you should know before you purchase the Masters+ Variable Annuity. Please read it carefully before you purchase your variable annuity.

Masters+ Variable Annuity is a contract between you and Union Security Insurance Company (formerly Fortis Benefits Insurance Company) where you agree to make at least one Premium Payment and Union Security agrees to make a series of Annuity Payouts at a later date. This Contract is a flexible premium, tax-deferred, variable annuity offered to both individuals and groups. It is:

X  Flexible, because you may add Premium Payments at any time.

X Tax-deferred, which means you don't pay taxes until you take money out or until we start to make Annuity Payouts.

X Variable, because the value of your Contract will fluctuate with the performance of the underlying Funds.

At the time you purchase your Contract, you allocate your Premium Payment to "Sub-Accounts." These are subdivisions of our Separate Account, an account that keeps your Contract assets separate from our company assets. The Sub-Accounts then purchase shares of mutual funds set up exclusively for variable annuity or variable life insurance products. These are not the same mutual funds that you buy through your stockbroker or through a retail mutual fund. They may have similar investment strategies and the same portfolio managers as retail mutual funds. This Contract offers you Funds with investment strategies ranging from conservative to aggressive and you may pick those Funds that meet your investment goals and risk tolerance. The Funds are part of the following Portfolio companies: Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc.

You may also allocate some or all of your Premium Payment to a Guarantee Period in our General Account. A Guarantee Period guarantees a rate of interest until a specified maturity date and may be subject to a Market Value Adjustment. Premium Payments allocated to a Guarantee Period are not segregated from our company assets like the assets of the Separate Account.

If you decide to buy this Contract, you should keep this prospectus for your records. You can also call us to get a Statement of Additional Information, free of charge. The Statement of Additional Information contains more information about this Contract, and, like this prospectus, the Statement of Additional Information is filed with the Securities and Exchange Commission ("SEC").

Although we file the prospectus and the Statement of Additional Information with the SEC, the SEC doesn't approve or disapprove these securities or determine if the information in this prospectus is truthful or complete. Anyone who represents that the SEC does these things may be guilty of a criminal offense. This prospectus and the Statement of Additional Information can also be obtained from the SEC's website (http://www.sec.gov).

This Contract IS NOT:

-   A bank deposit or obligation

-   Federally insured

-   Endorsed by any bank or governmental agency

This Contract and its features are no longer available for sale.

--------------------------------------------------------------------------------


PROSPECTUS DATED: MAY 2, 2011



STATEMENT OF ADDITIONAL INFORMATION DATED: MAY 2, 2011

2                                           UNION SECURITY INSURANCE COMPANY

-------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                          PAGE
--------------------------------------------------------------------------------
DEFINITIONS                                                                    3
FEE TABLE                                                                      5
HIGHLIGHTS                                                                     7
GENERAL CONTRACT INFORMATION                                                   8
  Union Security Insurance Company                                             8
  The Separate Account                                                         8
  The Funds                                                                    9
PERFORMANCE RELATED INFORMATION                                               11
  Guarantee Periods                                                           12
THE CONTRACT                                                                  13
  Purchases and Contract Value                                                13
  Charges and Fees                                                            17
  Death Benefit                                                               18
  Surrenders                                                                  20
ANNUITY PAYOUTS                                                               21
OTHER PROGRAMS AVAILABLE                                                      23
OTHER INFORMATION                                                             25
  Legal Proceedings                                                           26
  More Information                                                            26
FEDERAL TAX CONSIDERATION                                                     27
INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS                          33
ACCUMULATION UNIT VALUES                                                      40
FURTHER INFORMATION ABOUT UNION SECURITY INSURANCE COMPANY                    42
TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION                     124
APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS                    125
APPENDIX II -- INVESTMENTS BY UNION SECURITY                                 128

UNION SECURITY INSURANCE COMPANY                                           3

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DEFINITIONS

These terms are capitalized when used throughout this prospectus. Please refer to these defined terms if you have any questions as you read your prospectus.

ACCOUNT: Any of the Sub-Accounts or Guarantee Periods.

ACCUMULATION PERIOD: The time after you purchase the Contract until we begin to make Annuity Payouts.

ACCUMULATION UNITS: If you allocate your Premium Payment to any of the Sub-Accounts, we will convert those payments into Accumulation Units in the selected Sub-Accounts. Accumulation Units are valued at the end of each Valuation Day and are used to calculate the value of your Contract prior to Annuitization.

ACCUMULATION UNIT VALUE: The daily price of Accumulation Units on any Valuation Day.


ADMINISTRATIVE OFFICE: Our overnight mailing address is: 1 Griffin Street North, Windsor, CT 06095-1512. Our standard mailing address is: P.O. Box 5085, Hartford, CT 06102-5085.



AFTER AUGUST 13, 2011, OUR OVERNIGHT ADDRESS WILL BE: THE HARTFORD WEALTH MANAGEMENT -- GLOBAL ANNUITIES, 745 WEST NEW CIRCLE ROAD BUILDING 200, 1ST FLOOR, LEXINGTON, KY 40511. OUR STANDARD MAILING ADDRESS WILL BE: THE HARTFORD WEALTH MANAGEMENT -- GLOBAL ANNUITIES, PO BOX 14293, LEXINGTON, KY 40512-4293.


ANNIVERSARY VALUE: The value equal to the Contract Value as of a Contract Anniversary, adjusted for subsequent Premium Payments and partial Surrenders.

ANNUAL WITHDRAWAL AMOUNT: This is the amount you can Surrender each Contract Year without paying a Contingent Deferred Sales Charge. This amount is non-cumulative, meaning that it cannot be carried over from one year to the next.

ANNUITANT: The person on whose life the Contract is issued. The Annuitant may not be changed after your Contract is issued.

ANNUITY CALCULATION DATE: The date we calculate the first Annuity Payout.

ANNUITY COMMENCEMENT DATE: The later of the 10th Contract Anniversary or the date the Annuitant reaches age 90, unless you elect an earlier date or we, in our sole discretion, agree to postpone to another date following our receipt of an extension request.

ANNUITY PAYOUT: The money we pay out after the Annuity Commencement Date for the duration and frequency you select.

ANNUITY PAYOUT OPTION: Any of the options available for payout after the Annuity Commencement Date or death of the Contract Owner or Annuitant.

ANNUITY PERIOD: The time during which we make Annuity Payouts.

ANNUITY UNIT: The unit of measure we use to calculate the value of your Annuity Payouts under a variable dollar amount Annuity Payout Option.

ANNUITY UNIT VALUE: The daily price of Annuity Units on any Valuation Day.

BENEFICIARY: The person entitled to receive benefits pursuant to the terms of the Contract upon the death of any Contract Owner.

CHARITABLE REMAINDER TRUST: An irrevocable trust, where an individual donor makes a gift to the trust, and in return receives an income tax deduction. In addition, the individual donor has the right to receive a percentage of the trust earnings for a specified period of time.

CODE: The Internal Revenue Code of 1986, as amended.

COMMUTED VALUE: The present value of any remaining guaranteed Annuity Payouts. This amount is calculated using the Assumed Investment Return for variable dollar amount Annuity Payouts and a rate of return determined by us for fixed dollar amount Annuity Payouts.

CONTINGENT ANNUITANT: The person you may designate to become the Annuitant if the original Annuitant dies before the Annuity Commencement Date. You must name a Contingent Annuitant before the original Annuitant's death. This is only available if you own a Non-Qualified Contract.

CONTINGENT DEFERRED SALES CHARGE: The deferred sales charge that may apply when you make a full or partial Surrender.

CONTRACT: The individual Annuity Contract and any endorsements or riders. Group participants and some individuals may receive a certificate rather than a Contract.

CONTRACT ANNIVERSARY: The anniversary of the date we issued your Contract. If the Contract Anniversary falls on a Non-Valuation Day, then the Contract Anniversary will be the next Valuation Day.

CONTRACT OWNER, OWNER OR YOU: The owner or holder of the Contract described in this prospectus including any joint Owners. We do not capitalize "you" in the prospectus.

CONTRACT VALUE: The total value of the Accounts on any Valuation Day.

CONTRACT YEAR: Any 12 month period between Contract Anniversaries, beginning with the date the Contract was issued.

DEATH BENEFIT: The amount payable after the Contract Owner or the Annuitant dies.

DOLLAR COST AVERAGING: A program that allows you to systematically make transfers between Accounts available in your Contract.

GENERAL ACCOUNT: This account holds our company assets and any assets not allocated to a Separate Account.

4                                           UNION SECURITY INSURANCE COMPANY

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JOINT ANNUITANT: The person on whose life Annuity Payouts are based if the Annuitant dies after Annuitization. You may name a Joint Annuitant only if your Annuity Payout Option provides for a survivor. The Joint Annuitant may not be changed.

MARKET VALUE ADJUSTMENT: An adjustment that either increases or decreases the amount we pay you under certain circumstances.

NET INVESTMENT FACTOR: This is used to measure the investment performance of a Sub-Account from one Valuation Day to the next, and is also used to calculate your Annuity Payout amount.

NON-VALUATION DAY: Any day the New York Stock Exchange is not open for trading.

PAYEE: The person or party you designate to receive Annuity Payouts.

PREMIUM PAYMENT: Money sent to us to be invested in your Contract.

PREMIUM TAX: A tax charged by a state or municipality on Premium Payments.

QUALIFIED CONTRACT: A Contract that is defined as a tax-qualified retirement plan in the Code.

REQUIRED MINIMUM DISTRIBUTION: A federal requirement that individuals age 70 1/2 and older must take a distribution from their tax-qualified retirement account by December 31, each year. For employer sponsored Qualified Contracts, the individual must begin taking distributions at the age of 70 1/2 or upon retirement, whichever comes later.

SUB-ACCOUNT VALUE: The value on or before the Annuity Calculation Date, which is determined on any day by multiplying the number of Accumulation Units by the Accumulation Unit Value for that Sub-Account.

SURRENDER: A complete or partial withdrawal from your Contract.

SURRENDER VALUE: The amount we pay you if you terminate your Contract before the Annuity Commencement Date. The Surrender Value is equal to the Contract Value minus any applicable charges (subject to rounding) and increased or decreased, as applicable, by any Market Value Adjustment.

UNION SECURITY: Union Security Insurance Company, the company that issued this Contract.

VALUATION DAY: Every day the New York Stock Exchange is open for trading. Values of the Separate Account are determined as of the close of the New York Stock Exchange, generally 4:00 p.m. Eastern Time.

VALUATION PERIOD: The time span between the close of trading on the New York Stock Exchange from one Valuation Day to the next.

UNION SECURITY INSURANCE COMPANY                                           5

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                                   FEE TABLE

THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES THAT YOU WILL PAY WHEN BUYING, OWNING, AND SURRENDERING THE CONTRACT.

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY AT THE TIME THAT YOU PURCHASE THE CONTRACT OR SURRENDER THE CONTRACT. CHARGES FOR STATE PREMIUM TAXES MAY ALSO BE DEDUCTED WHEN YOU PURCHASE THE CONTRACT, UPON SURRENDER OR WHEN WE START TO MAKE ANNUITY PAYOUTS.

                                                                                                         DURING
                                                                                                      ACCUMULATION
                                                                                                         PERIOD
-------------------------------------------------------------------------------------------------------------------
CONTRACT OWNER TRANSACTION EXPENSES
Sales Charge Imposed on Purchases (as a percentage of Premium Payments)                                   None
Maximum Contingent Deferred Sales Charge (as a percentage of Premium Payments) (1)                               7%
  First Year and Second Year (2)                                                                                 7%
  Third Year and Fourth Year                                                                                     6%
  Fifth Year                                                                                                     5%
  Sixth Year                                                                                                     3%
  Seventh Year                                                                                                   1%
  Eighth Year                                                                                                    0%

(1) Each Premium Payment has its own Contingent Deferred Sales Charge schedule. The Contingent Deferred Sales Charge is not assessed on partial Surrenders which do not exceed the Annual Withdrawal Amount.

(2)  Length of time from Premium Payment.

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY AND ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT, NOT INCLUDING FEES AND EXPENSES OF THE UNDERLYING FUNDS.

SEPARATE ACCOUNT ANNUAL EXPENSES (as a percentage of average daily Sub-Account value)
  Mortality and Expense Risk Charge                                                                   1.25%
  Administrative Charge                                                                               0.10%
  Total Separate Account Annual Expenses                                                              1.35%

THIS TABLE SHOWS THE MINIMUM AND MAXIMUM TOTAL ANNUAL FUND OPERATING EXPENSES CHARGED BY THE UNDERLYING FUNDS THAT YOU MAY PAY ON A DAILY BASIS DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING EACH FUND'S FEES AND EXPENSES IS CONTAINED IN THE PROSPECTUS FOR EACH FUND.


                                                                   MINIMUM            MAXIMUM
--------------------------------------------------------------------------------------------------
TOTAL ANNUAL FUND OPERATING EXPENSES                                 0.34%              0.88%
(these are expenses that are deducted from Fund assets,
including management fees, Rule 12b-1 distribution
and/or service fees, and other expenses)

6                                           UNION SECURITY INSURANCE COMPANY

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EXAMPLE

THIS EXAMPLE IS INTENDED TO HELP YOU COMPARE THE COST OF INVESTING IN THE CONTRACT WITH THE COST OF INVESTING IN OTHER VARIABLE ANNUITY CONTRACTS. THESE COSTS INCLUDE CONTRACT OWNER TRANSACTION EXPENSES, MAXIMUM SEPARATE ACCOUNT ANNUAL EXPENSES, AND TOTAL ANNUAL FUND OPERATING EXPENSES.

THE EXAMPLE ASSUMES THAT YOU INVEST $10,000 IN THE CONTRACT FOR THE TIME PERIODS INDICATED. THE EXAMPLE ALSO ASSUMES THAT YOUR INVESTMENT HAS A 5% RETURN EACH YEAR AND ASSUMES THE MAXIMUM FEES AND EXPENSES OF ANY OF THE FUNDS. ALTHOUGH YOUR ACTUAL COSTS MAY BE HIGHER OR LOWER, BASED ON THESE ASSUMPTIONS, YOUR COSTS WOULD BE:


(1)  If you Surrender your Contract at the end of the applicable time period:



1 year                                                                      $894
3 years                                                                   $1,305
5 years                                                                   $1,707
10 years                                                                  $2,586



(2)  If you annuitize at the end of the applicable time period:



1 year                                                                      $229
3 years                                                                     $705
5 years                                                                   $1,207
10 years                                                                  $2,586



(3)  If you do not Surrender your Contract:



1 year                                                                      $229
3 years                                                                     $705
5 years                                                                   $1,207
10 years                                                                  $2,586


CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. For more information on how Accumulation Unit Values are calculated see "How is the value of my Contract calculated before the Annuity Commencement Date?". Please refer to the section entitled "Accumulation Unit Values" in this prospectus for information regarding Accumulation Unit Values.

UNION SECURITY INSURANCE COMPANY                                           7

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HIGHLIGHTS

WHAT TYPE OF SALES CHARGE WILL I PAY?

We may charge you a Contingent Deferred Sales Charge when you partially or fully Surrender your Contract. The Contingent Deferred Sales Charge will depend on the amount you choose to Surrender and the length of time the Premium Payment you made has been in your Contract.

The percentage used to calculate the Contingent Deferred Sales Charge is equal to:

NUMBER OF YEARS FROM     CONTINGENT DEFERRED
   PREMIUM PAYMENT           SALES CHARGE
-----------------------------------------------
       1 and 2                     7%
       3 and 4                     6%
          5                        5%
          6                        3%
          7                        1%
      8 or more                    0%

You won't be charged a Contingent Deferred Sales Charge on:

X  The Annual Withdrawal Amount

X Premium Payments or earnings that have been in your Contract for more than seven years

X  Distributions made due to death

X  Distributions under a program for substantially equal periodic payments

X  Most payments we make to you as Annuity Payouts

WHAT CHARGES WILL I PAY ON AN ANNUAL BASIS?

You pay the following charges each year:

- MORTALITY AND EXPENSE RISK CHARGE -- This charge is deducted daily and is equal to an annual charge of 1.25% of your Contract Value invested in the Sub-Accounts.

- ADMINISTRATIVE CHARGE -- This charge is for administration. It is deducted daily and is equal to an annual charge of 0.10% of the Contract Value held in the Sub-Accounts.

- ANNUAL FUND OPERATING EXPENSES -- These are charges for the Funds. See the Funds' prospectuses for more complete information.

Charges and fees may have a significant impact on Contract Values and the investment performance of Sub-Accounts. This impact may be more significant with Contracts with lower Contract Values.

CAN I TAKE OUT ANY OF MY MONEY?

You may Surrender all or part of the amounts you have invested at any time before we start making Annuity Payouts.

- You may have to pay income tax on the money you take out and, if you Surrender before you are age 59 1/2, you may have to pay an income tax penalty.
- You may have to pay a Contingent Deferred Sales Charge and a Market Value Adjustment on the amount you Surrender.

IS THERE A MARKET VALUE ADJUSTMENT?

Surrenders and other withdrawals from a Guarantee Period in our General Account more than fifteen days from the end of a Guarantee Period are subject to a Market Value Adjustment. The Market Value Adjustment may increase or reduce the General Account value of your Contract. A Market Value Adjustment will also be applied to any General Account value that is transferred from the General Account to other Sub-Accounts before the end of the Guarantee Period. The Market Value Adjustment is computed using a formula that is described in this prospectus under "Market Value Adjustment."

WHAT INVESTMENT CHOICES ARE AVAILABLE?

You may allocate your Premium Payment or Contract Values among the following investment choices:

-   The variable Sub-Accounts that invest in underlying Funds; and/or

- One or more Guarantee Periods, which may be subject to a Market Value Adjustment.

Guarantee Periods are not available for Contracts issued in Pennsylvania.

WILL UNION SECURITY PAY A DEATH BENEFIT?

There is a Death Benefit if the Contract Owner or the Annuitant dies before we begin to make Annuity Payouts. The Death Benefit amount will remain invested in the Sub-Accounts according to your last instructions and will fluctuate with the performance of the underlying Funds until we receive proof of death and complete instructions from the Beneficiary.

If death occurs before the Annuity Commencement Date and the Contract Owner's 75th birthday, the Death Benefit is the greatest of:

-   The Contract Value of your Contract; or

- The highest Anniversary Value of each Contract Anniversary prior to the date of death; or

- The total Premium Payments you have made to us minus adjustments for partial Surrenders compounded annually at 5%, capped at a maximum of 200% of total Premium Payments minus adjustments for partial Surrenders (the "Rollup Amount")

See "Death Benefit" for a complete description for the Death Benefit applicable to your Contract.

8                                           UNION SECURITY INSURANCE COMPANY

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WHAT ANNUITY PAYOUT OPTIONS ARE AVAILABLE?

When it comes time for us to make payouts, you may choose one of the following Annuity Payout Options: Life Annuity, Life Annuity with Payments for 10 or 20 years, Joint and Full Survivor Life Annuity, and Joint and 1/2 Contingent Survivor Life Annuity. We may make other Annuity Payout Options available at any time.

You must begin to take payouts by the Annuitant's 110th birthday unless you elect a later date to begin receiving payments subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. You cannot begin to take Annuity Payouts until the completion of the 2nd Contract Year. If you do not tell us what Annuity Payout Option you want before that time, we will make Automatic Annuity Payouts under the Life Annuity with Payments for a Period Certain Payout Option with a ten-year period certain payment option. Depending on the investment allocation of your Contract in effect on the Annuity Commencement Date, we will make Automatic Annuity Payouts that are:

-   fixed dollar amount Automatic Annuity Payouts,

-   variable dollar amount Automatic Annuity Payouts, or

- a combination of fixed dollar amount and variable dollar amount Automatic Annuity Payouts.

GENERAL CONTRACT INFORMATION

UNION SECURITY INSURANCE COMPANY

Union Security Insurance Company ("Union Security" or the "Company") is the issuer of the Contracts. Union Security is a Kansas corporation founded in 1910. It is qualified to sell life insurance and annuity contracts in the District of Columbia and in all states except New York.

Union Security is a wholly owned subsidiary of Assurant, Inc. ("Assurant" or the "Parent") Assurant is the ultimate parent of Union Security Insurance Company. Assurant is a premier provider of specialized insurance products and related services in North America and selected other international markets. Its stock is traded on the New York Stock Exchange under the symbol AIZ.

All of the guarantees and commitments under the contracts are general obligations of Union Security. None of Union Security's affiliated companies has any legal obligation to back Union Security's obligations under the contracts.

On April 1, 2001, Union Security entered into an agreement with Hartford Life and Annuity Insurance Company ("Hartford") to co-insure the obligations of Union Security under the variable annuity Contracts and to provide administration for the Contracts. Hartford was originally incorporated under the laws of Wisconsin on January 9, 1956, and subsequently redomiciled to Connecticut. Hartford's offices are located in Simsbury, Connecticut. Hartford is ultimately controlled by The Hartford Financial Services Group, Inc., one of the largest financial service providers in the United States.

THE SEPARATE ACCOUNT

The Separate Account is where we set aside and invest the assets of some of our annuity contracts, including this Contract. The Separate Account was established on October 14, 1987 as "Variable Account D" and is registered as a unit investment trust under the Investment Company Act of 1940. This registration does not involve supervision by the SEC of the management or the investment practices of the Separate Account, Union Security or Hartford. The Separate Account meets the definition of "Separate Account" under federal securities law. This Separate Account holds only assets for variable annuity contracts. The Separate Account:

- Holds assets for your benefit and the benefit of other Contract Owners, and the persons entitled to the payouts described in the Contract.

- Is not subject to the liabilities arising out of any other business Union Security or Hartford may conduct.

- Is not affected by the rate of return of Union Security's General Account or Hartford's General Account or by the investment performance of any of Union Security's or Hartford's other Separate Accounts.

- May be subject to liabilities from a Sub-Account of the Separate Account that holds assets of other variable annuity contracts offered by the Separate Account, which are not described in this prospectus.

- Is credited with income and gains, and takes losses, whether or not realized, from the assets it holds.

We do not guarantee the investment results of the Separate Account. There is no assurance that the value of your Contract will equal the total of the payments you make to us.

UNION SECURITY INSURANCE COMPANY                                           9

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THE FUNDS



FUNDING OPTION                                  INVESTMENT OBJECTIVE SUMMARY             INVESTMENT ADVISER/SUB-ADVISER
----------------------------------------------------------------------------------------------------------------------------
HARTFORD HLS SERIES FUND II, INC.
 HARTFORD GROWTH OPPORTUNITIES HLS FUND   Seeks capital appreciation                HL Investment Advisors, LLC
  -- CLASS IA                                                                       Sub-advised by Wellington Management
                                                                                    Company, LLP
 HARTFORD SMALL/MID CAP EQUITY HLS FUND   Seeks long-term growth of capital         HL Investment Advisors, LLC
  -- CLASS IA                                                                       Sub-advised by Hartford Investment
                                                                                    Management Company
 HARTFORD SMALLCAP GROWTH HLS FUND --     Seeks long-term capital appreciation      HL Investment Advisors, LLC
  CLASS IA                                                                          Sub-advised by Wellington Management
                                                                                    Company, LLP
 HARTFORD U.S. GOVERNMENT SECURITIES HLS  Seeks to maximize total return while      HL Investment Advisors, LLC
  FUND -- CLASS IA                        providing shareholders with a high level  Sub-advised by Hartford Investment
                                          of current income consistent with         Management Company
                                          prudent investment risk
HARTFORD SERIES FUND, INC.
 HARTFORD ADVISERS HLS FUND -- CLASS IA   Seeks maximum long-term total return      HL Investment Advisors, LLC
                                                                                    Sub-advised by Wellington Management
                                                                                    Company, LLP
 HARTFORD CAPITAL APPRECIATION HLS FUND   Seeks growth of capital                   HL Investment Advisors, LLC
  -- CLASS IA                                                                       Sub-advised by Wellington Management
                                                                                    Company, LLP
 HARTFORD DISCIPLINED EQUITY HLS FUND --  Seeks growth of capital                   HL Investment Advisors, LLC
  CLASS IA                                                                          Sub-advised by Wellington Management
                                                                                    Company, LLP
 HARTFORD DIVIDEND AND GROWTH HLS FUND    Seeks a high level of current income      HL Investment Advisors, LLC
  -- CLASS IA                             consistent with growth of capital         Sub-advised by Wellington Management
                                                                                    Company, LLP
 HARTFORD GLOBAL GROWTH HLS FUND --       Seeks growth of capital                   HL Investment Advisors, LLC
  CLASS IA                                                                          Sub-advised by Wellington Management
                                                                                    Company, LLP
 HARTFORD GROWTH HLS FUND -- CLASS IA     Seeks long-term capital appreciation      HL Investment Advisors, LLC
                                                                                    Sub-advised by Wellington Management
                                                                                    Company, LLP
 HARTFORD HIGH YIELD HLS FUND -- CLASS    Seeks high current income with growth of  HL Investment Advisors, LLC
  IA                                      capital as a secondary objective          Sub-advised by Hartford Investment
                                                                                    Management Company
 HARTFORD INDEX HLS FUND -- CLASS IA      Seeks to provide high current income,     HL Investment Advisors, LLC
                                          and long-term total return                Sub-advised by Hartford Investment
                                                                                    Management Company
 HARTFORD INTERNATIONAL OPPORTUNITIES     Seeks long-term growth of capital         HL Investment Advisors, LLC
  HLS FUND -- CLASS IA                                                              Sub-advised by Wellington Management
                                                                                    Company, LLP
 HARTFORD MIDCAP VALUE HLS FUND -- CLASS  Seeks long-term capital appreciation      HL Investment Advisors, LLC
  IA +                                                                              Sub-advised by Wellington Management
                                                                                    Company, LLP
 HARTFORD MONEY MARKET HLS FUND -- CLASS  Maximum current income consistent with    HL Investment Advisors, LLC
  IA*                                     liquidity and preservation of capital     Sub-advised by Hartford Investment
                                                                                    Management Company
 HARTFORD STOCK HLS FUND -- CLASS IA      Seeks long-term growth of capital         HL Investment Advisors, LLC
                                                                                    Sub-advised by Wellington Management
                                                                                    Company, LLP

10                                          UNION SECURITY INSURANCE COMPANY

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FUNDING OPTION                                  INVESTMENT OBJECTIVE SUMMARY             INVESTMENT ADVISER/SUB-ADVISER
----------------------------------------------------------------------------------------------------------------------------
 HARTFORD TOTAL RETURN BOND HLS FUND --   Seeks a competitive total return, with    HL Investment Advisors, LLC
  CLASS IA                                income as a secondary objective           Sub-advised by Hartford Investment
                                                                                    Management Company
 HARTFORD VALUE HLS FUND -- CLASS IA      Seeks long-term total return              HL Investment Advisors, LLC
                                                                                    Sub-advised by Wellington Management
                                                                                    Company, LLP



+    Closed to new and subsequent Premium Payments and transfers of Contract
     Value.



We do not guarantee the investment results of any of the underlying Funds. Since each underlying Fund has different investment objectives, each is subject to different risks. These risks and the Funds' expenses are more fully described in the Funds' prospectus, and the Funds' Statement of Additional Information which may be ordered from us. The Funds' prospectus should be read in conjunction with this Prospectus before investing.

The Funds may not be available in all states.

MIXED AND SHARED FUNDING -- Shares of the Funds may be sold to our other separate accounts and our insurance company affiliates or other unaffiliated insurance companies to serve as the underlying investment for both variable annuity contracts and variable life insurance policies, a practice known as "mixed and shared funding." As a result, there is a possibility that a material conflict may arise between the interests of Contract Owners, and of owners of other contracts whose contract values are allocated to one or more of these other separate accounts investing in any one of the Funds. In the event of any such material conflicts, we will consider what action may be appropriate, including removing the Fund from the Separate Account or replacing the Fund with another underlying fund.

There are certain risks associated with mixed and shared funding. These risks are disclosed in the Funds' prospectus.

Certain underlying Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the diversification requirements of Code Section 817(h), which could have adverse tax consequences for Contract Owners with premiums allocated to the affected Funds. See "Federal Tax Considerations" for more information.

VOTING RIGHTS -- We are the legal owners of all Fund shares held in the Separate Account and we have the right to vote at the Fund's shareholder meetings. To the extent required by federal securities laws or regulations, we will:

- Notify you of any Fund shareholders' meeting if the shares held for your Contract may be voted.

- Send proxy materials and a form of instructions that you can use to tell us how to vote the Fund shares held for your Contract.

-   Arrange for the handling and tallying of proxies received from Contract
    Owners.

- Vote all Fund shares attributable to your Contract according to instructions received from you, and

- Vote all Fund shares for which no voting instructions are received in the same proportion as shares for which instructions have been received.

If any federal securities laws or regulations, or their present interpretation, change to permit us to vote Fund shares on our own, we may decide to do so. You may attend any shareholder meeting at which shares held for your Contract may be voted. After we begin to make Annuity Payouts to you, the number of votes you have will decrease. As a result of proportional voting, a small number of Contract Owners could determine the outcome of a proposition subject to shareholder vote.

SUBSTITUTIONS, ADDITIONS, OR DELETIONS OF FUNDS -- We reserve the right, subject to any applicable law, to make certain changes to the Funds offered under your Contract. We may, in our sole discretion, establish new Funds. New Funds will be made available to existing Contract Owners as we determine appropriate. We may also close one or more Funds to additional Premium Payments or transfers from existing Sub-Accounts. Unless otherwise directed, investment instructions will be automatically updated to reflect the Fund surviving after any merger, substitution or liquidation.

We may eliminate the shares of any of the Funds from the Contract for any reason and we may substitute shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account. To the extent required by the Investment Company Act of 1940 (the "1940 Act"), substitutions of shares attributable to your interest in a Fund will not be made until we have the approval of the Commission and we have notified you of the change.

In the event of any substitution or change, we may, by appropriate endorsement, make any changes in the Contract necessary or appropriate to reflect the substitution or change. If we decide that it is in the best interest of Contract Owners, the Separate Account may be operated as a management company under the 1940 Act or any other form permitted by law, may be deregistered under the 1940 Act in the event such registration is no longer required, or may be combined with one or more other Separate Accounts.

ADMINISTRATIVE AND DISTRIBUTION SERVICES -- Union Security has entered into agreements with the investment advisers or distributors of many of the Funds. Under the terms of these agreements, Union Security, or its agents, provide

UNION SECURITY INSURANCE COMPANY                                          11

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administrative and distribution related services and the Funds pay fees that are usually based on an annual percentage of the average daily net assets of the Funds. These agreements may be different for each Fund or each Fund family and may include fees under a distribution and/or servicing plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940.


FEES WE RECEIVE FROM FUNDS AND RELATED PARTIES -- We receive substantial and varying administrative service payments and Rule 12b-1 fees from certain Funds or related parties. These types of payments and fees are sometimes referred to as "revenue sharing" payments. We consider revenue sharing payments and fees among a number of factors when deciding to add or keep a fund on the menu of Funds that we offer through the Contract. We collect these payments and fees under agreements between us and a Fund's principal underwriter, transfer agent, investment adviser and/or other entities related to the Fund. We expect to make a profit on these fees.



The availability of these types of arrangements creates an incentive for us to seek and offer Funds (and classes of shares of such Funds) that pay us revenue sharing. Other funds (or available classes of shares) may have lower fees and better overall investment performance.



As of December 31, 2010, we have entered into arrangements to receive administrative service payments and/or Rule 12b-1 fees from each of the following Fund complexes (or affiliated entities): AllianceBernstein Variable Products Series Funds & Alliance Bernstein Investments, American Century Investment Services, Inc, DWS Scudder Distrubutors, Inc, Federated Sercurites Corp, HL Investment Advisors, LLC, ING Fund Services, Invesco Advisors Inc., MFS Fund Distributors, Inc. & Massachusetts Financial Services Company, Nationwide Fund Distributors LLC, Nationwide Fund Advisors, Neuberger Berman Management Inc, Pioneer Variable Contracts Trust & Pioneer Investment Management, Inc. & Pioneer Funds Distributor, Inc., Van Eck Securities Corp; Van Eck Fund, Inc; Van Eck World Wide Investment Trust Funds, LLC, and Wells Fargo Variable Trust & Wells Fargo Fund Management, LLC.



We are affiliated with Hartford Series Fund, Inc. and Hartford HLS Series Fund II, Inc. (collectively, the "HLS Funds") based on our affiliation with their investment advisers HL Investment Advisors, LLC and Hartford Investment Management Company. In addition to investment advisory fees, we, or our other insurance company affiliates, receive fees to provide, among other things, administrative, processing, accounting and shareholder services for the HLS Funds.



Not all Fund complexes pay the same amounts of revenue sharing payments and/or Rule 12b-1 fees. Therefore, the amount of fees we collect may be greater or smaller based on the Funds you select. Revenue sharing and Rule 12b-1 fees did not exceed 0.50% and 0.35%, respectively, in 2010, of the annual percentage of the average daily net assets (for instance, in 2010, assuming that you invested in a Fund that paid us the maximum fees and you maintained a hypothetical average balance of $10,000, we would collect $85 from that fund). We will endeavor to update this listing annually and interim arrangements may not be reflected. For the fiscal year ended December 31, 2010, revenue sharing and Rule 12b-1 fees did not exceed approximately $53,000. These fees do not take into consideration indirect benefits received by offering HLS Funds as investment options.


PERFORMANCE RELATED INFORMATION

The Separate Account may advertise certain performance-related information concerning the Sub-Accounts, Performance information about a Sub-Account is based on the Sub-Account's past performance only and is no indication of future performance.

When a Sub-Account advertises its standardized total return, it will usually be calculated from the date of either the Separate Account's inception or the Sub-Account's inception, whichever is later, for one year, five years, and ten years or some other relevant periods if the Sub-Account has not been in existence for at least ten years. Total return is measured by comparing the value of an investment in the Sub-Account at the beginning of the relevant period to the value of the investment at the end of the period. Total return calculations reflect a deduction for Total Annual Fund Operating Expenses, any Contingent Deferred Sales Charge, Separate Account Annual Expenses without any optional charge deductions, and the Annual Maintenance Fee.

The Separate Account may also advertise non-standardized total returns that pre-date the inception of the Separate Account. These non-standardized total returns are calculated by assuming that the Sub-Accounts have been in existence for the same periods as the underlying Funds and by taking deductions for charges equal to those currently assessed against the Sub-Accounts. Non-standardized total return calculations reflect a deduction for Total Annual Fund Operating Expenses and Separate Account Annual Expenses without any optional charge deductions, and do not include deduction for Contingent Deferred Sales Charge or the Annual Maintenance Fee. This means the non-standardized total return for a Sub-Account is higher than the standardized total return for a Sub-Account. These non-standardized returns must be accompanied by standardized returns.

If applicable, the Sub-Accounts may advertise yield in addition to total return. This yield is based on the 30-day SEC yield of the underlying Fund less the recurring charges at the Separate Account level.

A money market Sub-Account may advertise yield and effective yield. The yield of a Sub-Account over a seven-day period and then annualized, i.e. the income earned in the period is assumed to be earned every seven days over a 52-week period and stated as a percentage of the investment. Effective yield is

12                                          UNION SECURITY INSURANCE COMPANY

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calculated similarly but when annualized, the income earned by the investment is compounded in the course of a 52-week period. Yield and effective yield include the recurring charges at the Separate Account level.

We may provide information on various topics to Contract Owners and prospective Contract Owners in advertising, sales literature or other materials. These topics may include the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets, investment strategies and techniques (such as systematic investing, Dollar Cost Averaging and asset allocation), the advantages and disadvantages of investing in tax-deferred and taxable instruments, customer profiles and hypothetical purchase scenarios, financial management and tax and retirement planning, and other investment alternatives, including comparisons between the Contract and the characteristics of and market for such alternatives.

GUARANTEE PERIODS

Any amount you allocate to our General Account under this Contract earns a guaranteed interest rate beginning on the date you make the allocation. The guaranteed interest rate continues for the number of years you select, up to a maximum of ten years. We call this a Guarantee Period. At the end of your Guarantee Period, your Contract Value, including accrued interest, will be allocated to a new Guarantee Period that is the same length as your original Guarantee Period. However, you may reallocate your Contract Value to different then available Guarantee Periods or to the Sub-Accounts. If you decide to reallocate your Contract Value, you must do so by sending us a written request. We must receive your written request at least three business days before the end of your Guarantee Period. The first day of your new Guarantee Period or other reallocation will be the day after the end of your previous Guarantee Period. We will notify you at least 45 days and not more than 75 days before the end of your Guarantee Period.

Each Guarantee Period has its own guaranteed interest rate, which may differ from other Guarantee Periods. We will, at our discretion, change the guaranteed interest rate for future Guarantee Periods. These changes will not affect the guaranteed interest rates we are paying on current Guarantee Periods. The guaranteed interest rate will never be less than an effective annual rate of 3%. We cannot predict or assure the level of any future guaranteed interest rates in excess of an effective annual rate of 3%.

We declare the guaranteed interest rates from time to time as market conditions dictate. We advise you of the guaranteed interest rate for a Guarantee Period at the time we receive a Purchase Payment from you, or at the time we execute a transfer you have requested, or at the time a Guarantee Period is renewed. You may obtain information concerning the guaranteed interest rates that apply to the various Guarantee Periods. You may obtain this information from our home office or from your sales representative at any time.

The maximum amount you can invest in a Guarantee Period is $500,000.

We do not have a specific formula for establishing the guaranteed interest rates for the Guarantee Periods. Guaranteed interest rates may be influenced by the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. Guaranteed interest rates do not necessarily correspond to the available interest rates on the investments we acquire with the amounts you allocate for a particular Guarantee Period. In addition, when we determine guaranteed interest rates, we may consider:

-   the duration of a Guarantee Period,

-   regulatory and tax requirements,

-   sales and administrative expenses we bear,

-   risks we assume,

-   our profitability objectives, and

-   general economic trends.

Guarantee Periods are not available for Contracts issued in Pennsylvania.

MARKET VALUE ADJUSTMENT

Except as described below, we will apply a Market Value Adjustment to any general account value that is surrendered, transferred, or otherwise paid out (annuitized) before the end of a Guarantee Period. For example, we will apply a Market Value Adjustment to the general account value that we pay as an amount applied to an Annuity Payout option, or as an amount paid as a single sum in lieu of an Annuity Payout.

The purpose of the Market Value Adjustment is to generally transfer the risk to you of prematurely liquidating your investment. The Market Value Adjustment reflects both the amount of time left in your Guarantee period and the difference between the rate of interest credited to your current Guarantee period and the interest rate we are crediting to a new Guarantee Period with a duration equal to the amount of time left in your Guarantee Period. If your Guarantee Period's rate of interest is lower than the sum of the new Guarantee Period interest rate and the Market Value Adjustment factor, then the application of the Market Value Adjustment will reduce the amount you receive or transfer. Conversely, if your Guarantee Period's rate of interest is higher than the sum of the rate of interest we are crediting for the new Guarantee Period and the Market Value Adjustment factor, then the application of the Market Value Adjustment will increase the amount you receive or transfer. You will find a sample Market Value Adjustment calculation in Appendix I.

We do not apply a Market Value Adjustment to withdrawals and transfers of the general account value in the following circumstances:

1.   Death benefits paid pursuant to a Contract;

2.   Surrenders or transfers from the one-year Guarantee Period;

UNION SECURITY INSURANCE COMPANY                                          13

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3. Surrenders during a 30 day period that begins 15 days before the end of the Guarantee Period in which the general account value was being held, and that ends 15 days after the end of the Guarantee Period in which the general account value was being held; and

4. Surrenders or transfers from a Guarantee Period on a periodic, automatic basis. This exception only applies to such withdrawals or transfers under a formal company program. We may impose conditions and limitations on any formal company program for the withdrawal or transfer of general account values. Ask your representative about the availability of such a program in your state and applicable conditions and limitations.

THE CONTRACT

PURCHASES AND CONTRACT VALUE

WHAT TYPES OF CONTRACTS ARE AVAILABLE?

The Contract is an individual or group tax-deferred variable annuity contract. It is designed for retirement planning purposes and may be purchased by any individual, group or trust, including:

- Any trustee or custodian for a retirement plan qualified under Sections 401(a) or 403(a) of the Code;

-   Individual Retirement Annuities adopted according to Section 408 of the
    Code;

- Employee pension plans established for employees by a state, a political subdivision of a state, or an agency of either a state or a political subdivision of a state; and

- Certain eligible deferred compensation plans as defined in Section 457 of the Code.

We will no longer accept additional Premium Payments into any individual annuity contract funded through a 403(b) plan.

The examples above represent Qualified Contracts, as defined by the Code. In addition, individuals and trusts can also purchase Contracts that are not part of a tax qualified retirement plan. These are known as Non-Qualified Contracts.

If you are purchasing the Contract for use in an IRA or other qualified retirement plan, you should consider other features of the Contract besides tax deferral, since any investment vehicle used within an IRA or other qualified plan receives tax-deferred treatment under the Code.

HOW DO I PURCHASE A CONTRACT?

This Contract is no longer available for new sales.

Premium Payments sent to us must be made in U.S. dollars and checks must be drawn on U.S. banks. We do not accept cash, third party checks or double endorsed checks. We reserve the right to limit the number of checks processed at one time. If your check does not clear, your purchase will be cancelled and you could be liable for any losses or fees incurred. A check must clear our account through our Administrative Office to be considered to be in good order.

Premium Payments may not exceed $1 million without our prior approval. We reserve the right to impose special conditions on anyone who seeks our approval to exceed this limit.

You and your Annuitant must not be older than age 85 on the date that your Contract is issued. You must be of minimum legal age in the state where the Contract is being purchased or a guardian must act on your behalf. Optional riders are subject to additional maximum issue age restrictions.

It is important that you notify us if you change your address. If your mail is returned to us, we are likely to suspend future mailings until an updated address is obtained. In addition, we may rely on a third party, including the US Postal Service, to update your current address. Failure to give us a current address may result in payments due and payable on your annuity contract being considered abandoned property under state law, and remitted to the applicable state.

HOW ARE PREMIUM PAYMENTS APPLIED TO MY CONTRACT?

Your initial Premium Payment will be invested within two Valuation Days of our receipt of both a properly completed application/order request and the Premium Payment. If we receive your subsequent Premium Payment before the close of the New York Stock Exchange, it will be priced on the same Valuation Day. If we receive your Premium Payment after the close of the New York Stock Exchange, it will be invested on the next Valuation Day. If we receive your subsequent Premium Payment on a Non-Valuation Day, the amount will be invested on the next Valuation Day. Unless we receive new instructions, we will invest the Premium Payment based on your last allocation instructions on record. We will send you a confirmation when we invest your Premium Payment.

If the request or other information accompanying the initial Premium Payment is incomplete when received, we will hold the money in a non-interest bearing account for up to five Valuation Days (from the Valuation Day that we actually receive your initial Premium Payment at our Administrative Office together with the Premium Payment) while we try to obtain complete information. If we cannot obtain the information within five Valuation Days, we will either return the Premium Payment and explain why the Premium Payment could not be processed or keep the Premium Payment if you authorize us to keep it until you provide the necessary information.

CAN I CANCEL MY CONTRACT AFTER I PURCHASE IT?

If, for any reason, you are not satisfied with your Contract, simply return it within ten days after you receive it with a written request for cancellation that indicates your tax-withholding instructions. In some states, you may be allowed more time to cancel your Contract. We may require additional information, including a signature guarantee, before we can cancel your Contract.

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Unless otherwise required by state law, we will pay you your Contract Value as of the Valuation Date we receive your request to cancel and will refund any sales or contract charges incurred during the period you owned the Contract. The Contract Value may be more or less than your Premium Payments depending upon the investment performance of your Account. This means that you bear the risk of any decline in your Contract Value until we receive your notice of cancellation. In certain states, however, we are required to return your Premium Payment without deduction for any fees or charges.

HOW IS THE VALUE OF MY CONTRACT CALCULATED BEFORE THE ANNUITY COMMENCEMENT DATE?

The Contract Value is the sum of all Accounts. There are two things that affect your Sub-Account value: (1) the number of Accumulation Units and (2) the Accumulation Unit Value. The Sub-Account value is determined by multiplying the number of Accumulation Units by the Accumulation Unit Value. On any Valuation Day your Contract Value reflects the investment performance of the Sub-Accounts and will fluctuate with the performance of the underlying Funds.

When Premium Payments are credited to your Sub-Accounts, they are converted into Accumulation Units by dividing the amount of your Premium Payments, minus any Premium Taxes, by the Accumulation Unit Value for that day. The more Premium Payments you make to your Contract, the more Accumulation Units you will own. You decrease the number of Accumulation Units you have by requesting Surrenders, transferring money out of an Account, settling a Death Benefit claim or by annuitizing your Contract.

To determine the current Accumulation Unit Value, we take the prior Valuation Day's Accumulation Unit Value and multiply it by the Net Investment Factor for the current Valuation Day.

The Net Investment Factor is used to measure the investment performance of a Sub-Account from one Valuation Day to the next. The Net Investment Factor for each Sub-Account equals:

- The net asset value per share plus applicable distributions per share of each Fund at the end of the current Valuation Day divided by

- The net asset value per share of each Fund at the end of the prior Valuation Day; multiplied by

- The daily expense factor for the mortality and expense risk charge adjusted for the number of days in the period, and any other applicable charges.

We will send you a statement at least annually which tells you how many Accumulation Units you have, their value and your total Contract Value.

A Contract's Guarantee Period value is guaranteed by Union Security. We bear the investment risk with respect to amounts allocated to a Guarantee Period, except to the extent that (1) we may vary the guaranteed interest rate for future Guarantee Periods (subject to the 3% effective annual minimum) and (2) the Market Value Adjustment imposes investment risks on you. The Contract's Guarantee Period value on any Valuation Date is the sum of its general account values in each Guarantee Period on that date. The general account value in a Guarantee Period is equal to the following amounts, in each case increased by accrued interest at the applicable guaranteed interest rate:

- The amount of Premium Payments or transferred amounts allocated to the Guarantee Period; less

-   The amount of any transfers or Surrenders out of the Guarantee Period.

CAN I TRANSFER FROM ONE INVESTMENT CHOICE TO ANOTHER?

Subject to the restrictions below, you may transfer Contract Value:

-   From a Sub-Account to another Sub-Account;

-   From a Sub-Account to a Guarantee Period;

-   From a Guarantee Period to a Sub-Account;

-   From a Guarantee Period to another Guarantee Period.

Transfers from a Guarantee Period may be subject to a Market Value Adjustment.

CAN I TRANSFER FROM ONE SUB-ACCOUNT TO ANOTHER?

You may make transfers between the Sub-Accounts offered in this Contract according to our policies and procedures as amended from time to time.

WHAT IS A SUB-ACCOUNT TRANSFER?

A Sub-Account transfer is a transaction requested by you that involves reallocating part or all of your Contract Value among the Funds available in your Contract. Your transfer request will be processed as of the end of the Valuation Day that it received is in good order. Otherwise, your request will be processed on the following Valuation Day. We will send you a confirmation when we process your transfer. You are responsible for verifying transfer confirmations and promptly advising us of any errors within 30 days of receiving the confirmation.

WHAT HAPPENS WHEN I REQUEST A SUB-ACCOUNT TRANSFER?

Many Contract Owners request Sub-Account transfers. Some request transfers into (purchases) a particular Sub-Account, and others request transfers out of (redemptions) a particular Sub-Account. In addition, some Contract Owners allocate new Premium Payments to Sub-Accounts, and others request Surrenders. We combine all the daily requests to transfer out of a Sub-Account along with all Surrenders from that Sub-Account and determine how many shares of that Fund we would need to sell to satisfy all Contract Owners' "transfer-out" requests. At the same time, we also combine all the daily requests to transfer into a particular Sub-Account or new Premium Payments allocated to that Sub-Account and determine how many shares of that Fund we would need to buy to satisfy all Contract Owners' "transfer-in" requests.

In addition, many of the Funds that are available as investment options in our variable annuity products are also available as investment options in variable life insurance policies, retirement

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plans, funding agreements and other products offered by us or our affiliates. Each day, investors and participants in these other products engage in similar transfer transactions.

We take advantage of our size and available technology to combine sales of a particular Fund for many of the variable annuities, variable life insurance policies, retirement plans, funding agreements or other products offered by us or our affiliates. We also combine many of the purchases of that particular Fund for many of the products we offer. We then "net" these trades by offsetting purchases against redemptions. Netting trades has no impact on the net asset value of the Fund shares that you purchase or sell. This means that we sometimes reallocate shares of a Fund rather than buy new shares or sell shares of the Fund.

For example, if we combine all transfer-out (redemption) requests and Surrenders of a stock Fund Sub-Account with all other sales of that Fund from all our other products, we may have to sell $1 million dollars of that Fund on any particular day. However, if other Contract Owners and the owners of other products offered by us, want to transfer-in (purchase) an amount equal to $300,000 of that same Fund, then we would send a sell order to the Fund for $700,000 (a $1 million sell order minus the purchase order of $300,000) rather than making two or more transactions.

WHAT RESTRICTIONS ARE THERE ON MY ABILITY TO MAKE A SUB-ACCOUNT TRANSFER?

FIRST, YOU MAY MAKE ONLY ONE SUB-ACCOUNT TRANSFER REQUEST EACH DAY. We limit each Contract Owner to one Sub-Account transfer request each Valuation Day. We count all Sub-Account transfer activity that occurs on any one Valuation Day as one "Sub-Account transfer;" however, you cannot transfer the same Contract Value more than once a Valuation Day.

EXAMPLES

TRANSFER REQUEST PER VALUATION DAY                                 PERMISSIBLE?
--------------------------------------------------------------------------------
Transfer $10,000 from a money market Sub-Account to a growth           Yes
Sub-Account
Transfer $10,000 from a money market Sub-Account to any number         Yes
of other Sub-Accounts (dividing the $10,000 among the other
Sub-Accounts however you chose)
Transfer $10,000 from any number of different Sub-Accounts to          Yes
any number of other Sub-Accounts
Transfer $10,000 from a money market Sub-Account to a growth            No
Sub-Account and then, before the end of that same Valuation Day, transfer the same $10,000 from the growth Sub-Account to an
international Sub-Account

SECOND, YOU ARE ALLOWED TO SUBMIT A TOTAL OF 20 SUB-ACCOUNT TRANSFERS EACH CONTRACT YEAR (the "Transfer Rule") by U.S. Mail, Voice Response Unit, Internet or telephone. Once you have reached the maximum number of Sub-Account transfers, you may only submit any additional Sub-Account transfer requests and any trade cancellation requests in writing through U.S. Mail or overnight delivery service. In other words, Voice Response Unit, Internet or telephone transfer requests will not be honored. We may, but are not obligated to, notify you when you are in jeopardy of approaching these limits. For example, we will send you a letter after your 10th Sub-Account transfer to remind you about the Transfer Rule. After your 20th transfer request, our computer system will not allow you to do another Sub-Account transfer by telephone, Voice Response Unit or via the Internet. You will then be instructed to send your Sub-Account transfer request by U.S. Mail or overnight delivery service.

We reserve the right to aggregate your Contracts (whether currently existing or those recently surrendered) for the purposes of enforcing these restrictions.

The Transfer Rule does not apply to Sub-Account transfers that occur automatically as part of a Company-sponsored asset allocation or Dollar Cost Averaging program. Reallocations made based on a Fund merger, substitution or liquidation also do not count toward this transfer limit. Restrictions may vary based on state law.

We make no assurances that the Transfer Rule is or will be effective in detecting or preventing market timing.

THIRD, POLICIES HAVE BEEN DESIGNED TO RESTRICT EXCESSIVE SUB-ACCOUNT
TRANSFERS. You should not purchase this Contract if you want to make frequent Sub-Account transfers for any reason. In particular, don't purchase this Contract if you plan to engage in "market timing," which includes frequent transfer activity into and out of the same Fund, or frequent Sub-Account transfers in order to exploit any inefficiencies in the pricing of a Fund. Even if you do not engage in market timing, certain restrictions may be imposed on you, as discussed below:

Generally, you are subject to Fund trading policies, if any. We are obligated to provide, at the Fund's request, tax identification numbers and other shareholder identifying information contained in our records to assist Funds in identifying any pattern or frequency of Sub-Account transfers that may violate their trading policy. In certain instances, we have agreed to serve as a Fund's agent to help monitor compliance with that Fund's trading policy.

We are obligated to follow each Fund's instructions regarding enforcement of their trading policy. Penalties for violating these policies may include, among other things, temporarily or permanently limiting or banning you from making Sub-Account transfers into a Fund or other funds within that fund complex. We are not authorized to grant exceptions to a Fund's trading policy. Please refer to each Fund's prospectus for more information. Transactions that cannot be processed because of Fund trading policies will be considered not in good order.

In certain circumstances, fund trading policies do not apply or may be limited. For instance:

- Certain types of financial intermediaries may not be required to provide us with shareholder information.

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- "Excepted funds" such as money market funds and any Fund that affirmatively permits short-term trading of its securities may opt not to adopt this type of policy. This type of policy may not apply to any financial intermediary that a Fund treats as a single investor.

- A Fund can decide to exempt categories of contract holders whose contracts are subject to inconsistent trading restrictions or none at all.

- Non-shareholder initiated purchases or redemptions may not always be monitored. These include Sub-Account transfers that are executed: (i) automatically pursuant to a company- sponsored contractual or systematic program such as transfers of assets as a result of "dollar cost averaging" programs, asset allocation programs, automatic rebalancing programs, annuity payouts, loans, or systematic withdrawal programs; (ii) as a result of the payment of a Death Benefit; (iii) as a step-up in Contract Value pursuant to a Contract Death Benefit or guaranteed minimum withdrawal benefit; (iv) as a result of any deduction of charges or fees under a Contract; or (v) as a result of payments such as loan repayments, scheduled contributions, scheduled withdrawals or surrenders, retirement plan salary reduction contributions, or planned premium payments.

POSSIBILITY OF UNDETECTED ABUSIVE TRADING OR MARKET TIMING. We may not be able to detect or prevent all abusive trading or market timing activities. For instance,

- Since we net all the purchases and redemptions for a particular Fund for this and many of our other products, transfers by any specific market timer could be inadvertently overlooked.

- Certain forms of variable annuities and types of Funds may be attractive to market timers. We cannot provide assurances that we will be capable of addressing possible abuses in a timely manner.

- These policies apply only to individuals and entities that own this Contract or have the right to make transfers (regardless of whether requests are made by you or anyone else acting on your behalf). However, the Funds that make up the Sub-Accounts of this Contract are also available for use with many different variable life insurance policies, variable annuity products and funding agreements, and are offered directly to certain qualified retirement plans. Some of these products and plans may have less restrictive transfer rules or no transfer restrictions at all.

- In some cases, we were unable to count the number of Sub-Account transfers requested by group annuity participants co-investing in the same Funds ("Participants") or enforce the Transfer Rule because we do not keep Participants' account records for a Contract. In those cases, the Participant account records and Participant Sub-Account transfer information are kept by such owners or its third party service provider. These owners and third party service providers may provide us with limited information or no information at all regarding Participant Sub-Account transfers.

HOW AM I AFFECTED BY FREQUENT SUB-ACCOUNT TRANSFERS?

We are not responsible for losses or lost investment opportunities associated with the effectuation of these policies. Frequent Sub-Account transfers may result in the dilution of the value of the outstanding securities issued by a Fund as a result of increased transaction costs and lost investment opportunities typically associated with maintaining greater cash positions. This can adversely impact Fund performance and, as a result, the performance of your Contract. This may also lower the Death Benefit paid to your Beneficiary or lower Annuity Payouts for your Payee as well as reduce value of other optional benefits available under your Contract.

Separate Account investors could be prevented from purchasing Fund shares if we reach an impasse on the execution of a Fund's trading instructions. In other words, a Fund complex could refuse to allow new purchases of shares by all our variable product investors if the Fund and we cannot reach a mutually acceptable agreement on how to treat an investor who, in a Fund's opinion, has violated the Fund's trading policy.

In some cases, we do not have the tax identification number or other identifying information requested by a Fund in our records. In those cases, we rely on the Contract Owner to provide the information. If the Contract Owner does not provide the information, we may be directed by the Fund to restrict the Contract Owner from further purchases of Fund shares. In those cases, all participants under a plan funded by the Contract will also be precluded from further purchases of Fund shares.

POWER OF ATTORNEY -- You may authorize another person to make transfers on your behalf by submitting a completed power of attorney form. Once we have the completed form on file, we will accept transfer instructions from your designated third party, subject to any transfer restrictions in place, until we receive new instructions in writing from you. You will not be able to make transfers or other changes to your Contract if you have authorized someone else to act under a power of attorney.

TRANSFERS BETWEEN THE SUB-ACCOUNTS AND GUARANTEE PERIODS -- You may transfer from the Sub-Accounts to a Guarantee Period or from one Guarantee Period to another Guarantee Period. Transfers from a Guarantee Period, other than the one-year Guarantee Period, are subject to a Market Value Adjustment if the transfer is:

- more than 15 days before or 15 days after the expiration of the existing Guarantee Period, or

- are not part of a formal Union Security program for the transfer of general account value.

The amount of any positive or negative Market Value Adjustment will be added or deducted from the transferred amount.

You may not make a transfer into the one-year Guarantee Period within six months of a transfer out of the one-year Guarantee Period.

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GENERAL ACCOUNT TRANSFER RESTRICTIONS -- We reserve the right to defer transfers from the general account for up to 6 months from the date of your request (a "transfer moratorium"). After any transfer, you must wait six months before moving Sub-Account Values back to a Guarantee Period in the general account. After the Annuity Commencement Date, you may not make transfers from the general account.

We generally intend to enforce these restrictions during periods of extreme volatility within the U.S. stock markets or when we have significant concerns about disintermediation. If we enforce this restriction:

- The last then effective Guarantee Period and guaranteed interest rate will remain in effect until the end of the transfer moratorium;

- The Market Value Adjustment will take into consideration the amount of time consumed by the transfer moratorium only with regard to the Guaranteed Period during which the transfer moratorium was declared; and

- Rates of interest that we will credit for the new Guaranteed Period will be automatically reset to the rate of interest we declare as of the conclusion of the transfer moratorium.

CHARGES AND FEES

The following charges and fees are associated with the Contract:

THE CONTINGENT DEFERRED SALES CHARGE

The Contingent Deferred Sales Charge covers some of the expenses relating to the sale and distribution of the Contract, including commissions paid to registered representatives and the cost of preparing sales literature and other promotional activities.

We assess a Contingent Deferred Sales Charge when you request a full or partial Surrender. The percentage of the Contingent Deferred Sales Charge is based on how long your Premium Payments have been in the Contract. The Contingent Deferred Sales Charge will not exceed the total amount of the Premium Payments made. Each Premium Payment has its own Contingent Deferred Sales Charge schedule. Premium Payments are Surrendered in the order in which they were received. The longer you leave your Premium Payments in the Contract, the lower the Contingent Deferred Sales Charge will be when you Surrender.

The Contingent Deferred Sales Charge is a percentage of the amount Surrendered and is equal to:

NUMBER OF YEARS FROM     CONTINGENT DEFERRED
   PREMIUM PAYMENT           SALES CHARGE
-----------------------------------------------
       1 and 2                     7%
       3 and 4                     6%
          5                        5%
          6                        3%
          7                        1%
      8 or more                    0%

THE FOLLOWING SURRENDERS ARE NOT SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE:

- ANNUAL WITHDRAWAL AMOUNT -- During the first seven years from each Premium Payment, you may, each Contract Year, take partial Surrenders up to 10% of the total Premium Payments. If you do not take 10% one year, you may not take more than 10% the next year. These amounts are different for group unallocated Contracts and Contracts issued to a Charitable Remainder Trust.

- SURRENDERS MADE FROM PREMIUM PAYMENTS INVESTED FOR MORE THAN SEVEN YEARS -- After the seventh Contract Year, you may take the total of: (a) all Premium Payments held in your Contract for more than seven years, and (b) 10% of Premium Payments made during the last seven years and (c) all of your earnings.

UNDER THE FOLLOWING SITUATIONS, THE CONTINGENT DEFERRED SALES CHARGE IS WAIVED:

- UPON ELIGIBLE CONFINEMENT AS DESCRIBED IN THE WAIVER OF SALES CHARGE RIDER -- We will waive any Contingent Deferred Sales Charge applicable to a partial or full Surrender if you, the joint owner or the Annuitant, is confined for at least 60 calendar days to a: (a) facility recognized as a general hospital by the proper authority of the state in which it is located; or (b) facility recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals; or (c) facility certified as a hospital or long-term care facility; or (d) nursing home licensed by the state in which it is located and offers the services of a registered nurse 24 hours a day. If you, the joint owner or the Annuitant is confined when you purchase the Contract, this waiver is not available. For it to apply, you must: (a) have owned the Contract continuously since it was issued, (b) provide written proof of confinement satisfactory to us, and (c) request the Surrender within 60 calendar days of the last day of confinement. This waiver may not be available in all states. This waiver is also not available for confinements due to substance abuse or mental disorders without a demonstrable organic disease. Please contact your Registered Representative or us to determine if it is available for you.

- FOR REQUIRED MINIMUM DISTRIBUTIONS -- This allows Annuitants who are age 70 1/2 or older, with a Contract held under an Individual Retirement Account or 403(b) plan, to Surrender an amount equal to the Required Minimum Distribution for the Contract without a Contingent Deferred Sales Charge. All requests for Required Minimum Distributions must be in writing.

-   On or after the Annuitant's 110th birthday.

- Contract Owners or Annuitants if the Contract Owner is a non-natural person, who become completely disabled, as defined in your Contract, after the Contract was issued. We will waive any CDSC deducted prior to the disability if you become disabled prior to age 64 and are continuously disabled for 12 months or more. This waiver is not available in

18                                          UNION SECURITY INSURANCE COMPANY

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  all states and terminates upon the Contract Owner or Annuitant's 65th birthday.

THE FOLLOWING SITUATIONS ARE NOT SUBJECT TO A CONTINGENT DEFERRED SALES CHARGE:

- UPON DEATH OF THE ANNUITANT OR CONTRACT OWNER -- No Contingent Deferred Sales Charge will be deducted if the Annuitant or Contract Owner dies.

- UPON ANNUITIZATION -- The Contingent Deferred Sales Charge is not deducted when you annuitize the Contract. We will charge a Contingent Deferred Sales Charge if the Contract is fully Surrendered during the Contingent Deferred Sales Charge period under an Annuity Payout Option which allows Surrenders.

- FOR SUBSTANTIALLY EQUAL PERIODIC PAYMENTS -- We will waive the Contingent Deferred Sales Charge if you take part in a program for partial Surrenders where you receive a scheduled series of substantially equal periodic payments. Payments under this program must be made at least annually for your life (or your life expectancy) or the joint lives (or joint life expectancies) of you and your designated Beneficiary.

-   UPON CANCELLATION DURING THE RIGHT TO CANCEL PERIOD.

MORTALITY AND EXPENSE RISK CHARGE

For assuming mortality and expense risks under the Contract, we deduct a daily charge at an annual rate of 1.25% of Sub-Account Value. The mortality and expense risk charge is broken into charges for mortality risks and an expense risk:

- MORTALITY RISK -- There are two types of mortality risks that we assume, those made while your Premium Payments are accumulating and those made once Annuity Payouts have begun.

During the period your Premium Payments are accumulating, we are required to cover any difference between the Death Benefit paid and the Surrender Value. These differences may occur during periods of declining value or in periods where the Contingent Deferred Sales Charges would have been applicable. The risk that we bear during this period is that actual mortality rates, in aggregate, may exceed expected mortality rates.

Once Annuity Payouts have begun, we may be required to make Annuity Payouts as long as the Annuitant is living, regardless of how long the Annuitant lives. The risk that we bear during this period is that actual mortality rates, in aggregate, may be lower than expected mortality rates.

- EXPENSE RISK -- We also bear an expense risk that the Contingent Deferred Sales Charges collected before the Annuity Commencement Date may not be enough to cover the actual cost of selling, distributing and administering the Contract.

Although variable Annuity Payouts will fluctuate with the performance of the underlying Fund selected, your Annuity Payouts will NOT be affected by (a) the actual mortality experience of our Annuitants, or (b) our actual expenses if they are greater than the deductions stated in the Contract. Because we cannot be certain how long our Annuitants will live, we charge this percentage fee based on the mortality tables currently in use. The mortality and expense risk charge enables us to keep our commitments and to pay you as planned.

ADMINISTRATIVE CHARGE

For administration, we deduct a daily charge at the rate of 0.10% per year against all Contract Values held in the Separate Account during both the accumulation and annuity phases of the Contract. There is not necessarily a relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract; expenses may be more or less than the charge.

PREMIUM TAXES

We deduct Premium Taxes, imposed on us, by a state or other government agency. Some states collect the taxes when Premium Payments are made; others collect at Annuitization. Since we pay Premium Taxes when they are required by applicable law, we may deduct them from your Contract when we pay the taxes, upon Surrender, or on the Annuity Commencement Date. The Premium Tax rate varies by state or municipality and currently ranges from 0% - 3.5%.

CHARGES AGAINST THE FUNDS

The Separate Account purchases shares of the Funds at net asset value. The net asset value of the Fund shares reflects investment advisory fees and administrative expenses already deducted from the assets of the Funds. These charges are described in the Fund prospectuses.

DEATH BENEFIT

WHAT IS THE DEATH BENEFIT AND HOW IS IT CALCULATED?

The Death Benefit is the amount we will pay if the Contract Owner or Annuitant dies before the Annuity Commencement Date. The Death Benefit is calculated when we receive a certified death certificate or other legal document acceptable to us along with complete instructions from all beneficiaries on how to pay the death benefit.

Until we receive proof of death and the completed instructions from the Beneficiary, the Death Benefit will remain invested in the same Accounts, according to the Contract Owner's last instructions. Therefore, the Death Benefit amount will fluctuate with the performance of the underlying Funds. When there is more than one Beneficiary, we will calculate the Accumulation Units for each Sub-Account for each Beneficiary's portion of the proceeds.

If death occurs before the Contract Owner's 75th birthday, the Death Benefit is the greatest of:

-   The Contract Value of your Contract; or

- The highest Anniversary Value of each Contract Anniversary prior to the date of death; or

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- The total Premium Payments you have made to us minus adjustments for partial Surrenders compounded annually at 5%, capped at a maximum of 200% of total Premium Payments minus adjustments for partial Surrenders (the "Rollup Amount")

If death occurs on or after the Contract Owner's 75th birthday, the Death Benefit is the greatest of:

-   The Contract Value of your Contract; or

- The highest Anniversary Value of each Contract Anniversary prior to the Contract Owner's 75th birthday; or

- The Rollup Amount as of the Contract Owner's 75th birthday, plus any Premium Payments made since that birthday minus any adjustments for partial Surrenders since that birthday.

Adjustments are made for partial Surrenders for calculating the Anniversary Value by:

-   Taking the amount of the partial Surrender and

- Dividing that amount by the Contract Value immediately before the partial Surrender and

- Multiplying that amount by the Contract Value on the Contract Anniversary, plus Premium Payments made since that Anniversary and before the partial Surrender, minus adjustments for withdrawals made since that Anniversary and before the partial Surrender.

Adjustments are made for partial Surrenders for calculating the Death Benefit using the Rollup Amount by:

-   Taking the amount of the partial Surrender and

- Dividing that amount by the Contract Value immediately before the partial Surrender and

- Multiplying that amount by the Rollup Amount before the partial Surrender plus, any Premium Payments made on or after the date either the Contract Owner or Annuitant first reaches his or her 75th birthday and before the partial Surrender, minus adjustments for any partial Surrenders made on or after the date either the Contract Owner or Annuitant first reaches his or her 75th birthday and before the partial Surrender.

HOW IS THE DEATH BENEFIT PAID?

The Death Benefit may be taken in one lump sum or under any of the Annuity Payout Options then being offered by us. On the date we receive proof of death and complete instructions from the Beneficiary, we will compute the Death Benefit to be paid out or applied to a selected Annuity Payout Option. When there is more than one Beneficiary, we will calculate the Death Benefit amount for each Beneficiary's portion of the proceeds and then pay it out or apply it to a selected Annuity Payout Option according to each Beneficiary's instructions. If we receive the complete instructions on a Non-Valuation Day, computations will take place on the next Valuation Day.


If the Death Benefit is $50,000 or more, the Beneficiary may elect to have their Death Benefit paid through our "Safe Haven program." Under this program, the proceeds remain in our General Account and the Beneficiary will receive a draft book. Proceeds are guaranteed by the claims paying ability of the Company; however, it is not a bank account and is not insured by the Federal deposit Insurance Corporation (FDIC), nor is it backed by any federal or state government agency. The Beneficiary can write one draft for total payment of the Death Benefit, or keep the money in the General Account and write drafts as needed. We will credit interest at a rate determined periodically in our sole discretion. THE INTEREST RATE IS BASED UPON THE ANALYSIS OF INTEREST RATES CREDITED TO FUNDS LEFT ON DEPOSIT WITH OTHER INSURANCE COMPANIES UNDER PROGRAMS SIMILAR TO THE HARTFORD'S SAFE HAVEN PROGRAM. IN DETERMINING THE INTEREST RATE, WE ALSO FACTOR IN THE IMPACT OF OUR PROFITABILITY, GENERAL ECONOMIC TRENDS, COMPETITIVE FACTORS AND ADMINISTRATIVE EXPENSES. THE INTEREST RATE CREDIT IS NOT THE SAME RATE EARNED ON ASSETS IN THE FIXED ACCUMULATION FEATURE OR PERSONAL PENSION ACCOUNT AND IS NOT SUBJECT TO MINIMUM INTEREST RATES PRESCRIBED BY STATE NON-FORFEITURE LAWS. For federal income tax purposes, the Beneficiary will be deemed to have received the lump sum payment on transfer of the Death benefit amount to the General account. The interest will be taxable to the Beneficiary in the tax year that it is credited. We may not offer the Safe Haven program in all states and we reserve the right to discontinue offering it at any time. Although there are no direct charges for the program, we earn investment income from the proceeds. The Investment income we earn is likely more than the amount of interest we credit; therefore, we make a profit from the difference.


The Beneficiary may elect, under the Annuity Proceeds Settlement Option, "Death Benefit Remaining with the Company", to leave proceeds from the Death Benefit invested with us for up to five years from the date of death if the death occurred before the Annuity Commencement Date. Once we receive a certified death certificate or other legal document acceptable to us, the Beneficiary can: (a) make Sub-Account transfers and (b) take Surrenders.

The Beneficiary of a non-qualified Contract or IRA may also elect the "Single Life Expectancy Only" option. This option allows the Beneficiary to take the Death Benefit in a series of payments spread over a period equal to the Beneficiary's remaining life expectancy. Distributions are calculated based on IRS life expectancy tables. This option is subject to different limitations and conditions depending on whether the Contract is non-qualified or an IRA.

REQUIRED DISTRIBUTIONS -- If the Contract Owner dies before the Annuity Commencement Date, the Death Benefit must be distributed within five years after death, or be distributed under a distribution option or Annuity Payout Option that satisfies the Alternatives to the Required Distributions described below.

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If the Contract Owner dies on or after the Annuity Commencement Date under an Annuity Payout Option that permits the Beneficiary to elect to continue Annuity Payouts or receive the Commuted Value, any remaining value must be distributed at least as rapidly as under the payment method being used as of the Contract Owner's death.

If the Contract Owner is not an individual (e.g. a trust), then the original Annuitant will be treated as the Contract Owner in the situations described above and any change in the original Annuitant will be treated as the death of the Contract Owner.

WHAT SHOULD THE BENEFICIARY CONSIDER?

ALTERNATIVES TO THE REQUIRED DISTRIBUTIONS -- The selection of an Annuity Payout Option and the timing of the selection will have an impact on the tax treatment of the Death Benefit. To receive favorable tax treatment, the Annuity Payout Option selected: (a) cannot extend beyond the Beneficiary's life or life expectancy, and (b) must begin within one year of the date of death.

If these conditions are NOT met, the Death Benefit will be treated as a lump sum payment for tax purposes. This sum will be taxable in the year in which it is considered received.

SPOUSAL CONTRACT CONTINUATION -- If the Contract Owner dies and the Beneficiary is the Contract Owner's spouse, the Beneficiary may elect to continue the Contract as the Contract Owner, receive the death benefit in one lump sum payment or elect an Annuity Payout Option. If the Contract continues with the spouse as Contract Owner, we will adjust the Contract Value to the amount that we would have paid as the Death Benefit payment, had the spouse elected to receive the Death Benefit as a lump sum payment. Spousal Contract Continuation will only apply one time for each Contract.

SURRENDERS

WHAT KINDS OF SURRENDERS ARE AVAILABLE?

FULL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- When you Surrender your Contract before the Annuity Commencement Date and while the Annuitant is living, the Surrender Value of the Contract will be made in a lump sum payment. The Surrender Value is the Contract Value minus any applicable Contingent Deferred Sales Charge and Premium Taxes and adjusted for any positive or negative Market Value Adjustment. The Surrender Value may be more or less than the amount of the Premium Payments made to a Contract.

PARTIAL SURRENDERS BEFORE THE ANNUITY COMMENCEMENT DATE -- You may request a partial Surrender of Contract Values at any time before the Annuity Commencement Date and while the Annuitant is living. There are two restrictions:

- The partial Surrender amount must be at least equal to $1,000, our current minimum for partial Surrenders, and

- The Contract must have a minimum Contract Value of $1,000 after the Surrender. We reserve the right to close your Contract and pay the full Surrender Value if the Contract Value is under the minimum after the Surrender. The minimum Contract Value in Texas must be $1,000 after the Surrender with no Premium Payments made during the prior two Contract Years.

HOW DO I REQUEST A SURRENDER?

Requests for full Surrenders must be in writing. Requests for partial Surrenders can be made in writing or by telephone. We will send your money within seven days of receiving complete instructions. However, we may postpone payment of Surrenders whenever: (a) the New York Stock Exchange is closed, (b) trading on the New York Stock Exchange is restricted by the SEC, (c) the SEC permits and orders postponement, or (d) the SEC determines that an emergency exists to restrict valuation.

WRITTEN REQUESTS -- To request a full or partial Surrender, complete a Surrender Form or send us a letter, signed by you, stating:

- the dollar amount that you want to receive, either before or after we withhold taxes and deduct for any applicable charges,

-   your tax withholding amount or percentage, if any, and

-   your mailing address.

You may submit this form via facsimile.

If there are joint Contract Owners, both must authorize all Surrenders. For a partial Surrender, specify the Accounts that you want your Surrender to come from, otherwise, the Surrender will be taken in proportion to the value in each Account.

TELEPHONE REQUESTS -- To request a partial Surrender by telephone, we must have received your completed Telephone Redemption Program Enrollment Form. If there are joint Contract Owners, both must sign this form. By signing the form, you authorize us to accept telephone instructions for partial Surrenders from either Contract Owner. Telephone authorization will remain in effect until we receive a written cancellation notice from you or your joint Contract Owner, we discontinue the program; or you are no longer the owner of the Contract. There are some restrictions on telephone surrenders, please call us with any questions.

We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. WE MAY MODIFY THE REQUIREMENTS FOR TELEPHONE REDEMPTIONS AT ANY TIME.

Telephone Surrender instructions received before the close of the New York Stock Exchange will be processed on that Valuation Day. Otherwise, your request will be processed on the next Valuation Day.

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COMPLETING A POWER OF ATTORNEY FORM FOR ANOTHER PERSON TO ACT ON YOUR BEHALF MAY PREVENT YOU FROM MAKING SURRENDERS VIA TELEPHONE.

WHAT SHOULD BE CONSIDERED ABOUT TAXES?

There are certain tax consequences associated with Surrenders:

PRIOR TO AGE 59 1/2 -- If you make a Surrender prior to age 59 1/2, there may be adverse tax consequences including a 10% federal income tax penalty on the taxable portion of the Surrender payment. Surrendering before age 59 1/2 may also affect the continuing tax-qualified status of some Contracts.

WE DO NOT MONITOR SURRENDER REQUESTS. TO DETERMINE WHETHER A SURRENDER IS PERMISSIBLE, WITH OR WITHOUT FEDERAL INCOME TAX PENALTY, PLEASE CONSULT YOUR PERSONAL TAX ADVISER.

MORE THAN ONE CONTRACT ISSUED IN THE SAME CALENDAR YEAR -- If you own more than one contract issued by us or our affiliates in the same calendar year, then these contracts may be treated as one contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. Please consult your tax adviser for additional information.

INTERNAL REVENUE CODE SECTION 403(b) ANNUITIES -- As of December 31, 1988, all
section 403(b) annuities have limits on full and partial Surrenders. Contributions to your Contract made after December 31, 1988 and any increases in cash value after December 31, 1988 may not be distributed unless you are: (a) age 59 1/2, (b) no longer employed, (c) deceased, (d) disabled, or (e) experiencing a financial hardship (cash value increases may not be distributed for hardships prior to age 59 1/2). Distributions prior to age 59 1/2 due to financial hardship; unemployment or retirement may still be subject to a penalty tax of 10%.

We will no longer accept any incoming 403(b) exchanges or applications for 403(b) individual annuity contracts.

WE ENCOURAGE YOU TO CONSULT WITH YOUR QUALIFIED TAX ADVISER BEFORE MAKING ANY SURRENDERS. PLEASE SEE THE "FEDERAL TAX CONSIDERATIONS" SECTION FOR MORE INFORMATION.

ANNUITY PAYOUTS

THIS SECTION DESCRIBES WHAT HAPPENS WHEN WE BEGIN TO MAKE REGULAR ANNUITY PAYOUTS FROM YOUR CONTRACT. YOU, AS THE CONTRACT OWNER, SHOULD ANSWER FIVE
QUESTIONS:

-   When do you want Annuity Payouts to begin?

-   Which Annuity Payout Option do you want to use?

-   How often do you want to receive Annuity Payouts?

-   What level of Assumed Investment Return should you choose?

-   Do you want Annuity Payouts to be fixed or variable or a combination?

Please check with your Registered Representative to select the Annuity Payout Option that best meets your income needs.

1. WHEN DO YOU WANT ANNUITY PAYOUTS TO BEGIN?

You select an Annuity Commencement Date when you purchase your Contract or at any time before you begin receiving Annuity Payouts. You may change the Annuity Commencement Date by notifying us within thirty days prior to the date. The Annuity Commencement Date cannot be deferred beyond the Annuitant's 110th birthday, subject to the laws and regulations then in effect and our approval. The date you select may have tax consequences, so please check with a qualified tax advisor. You cannot begin to take Annuity Payouts until the end of the 2nd Contract Year. If this Contract is issued to the trustee of a Charitable Remainder Trust, the Annuity Commencement Date may be deferred to the Annuitant's 100th birthday.

The Annuity Calculation Date is when the amount of your Annuity Payout is determined. This occurs within five Valuation Days before your selected Annuity Commencement Date.

All Annuity Payouts, regardless of frequency, will occur on the same day of the month as the Annuity Commencement Date. After the initial payout, if an Annuity Payout date falls on a Non-Valuation Day, the Annuity Payout is computed on the prior Valuation Day. If the Annuity Payout date does not occur in a given month due to a leap year or months with only 28 days (i.e. the 31st), the Annuity Payout will be computed on the last Valuation Day of the month.

2. WHICH ANNUITY PAYOUT OPTION DO YOU WANT TO USE?

Your Contract contains the Annuity Payout Options described below. The Annuity Proceeds Settlement Option is an option that can be elected by the Beneficiary and is described in the "Death Benefit" section. We may at times offer other Annuity Payout Options. Once we begin to make Annuity Payouts, the Annuity Payout Option cannot be changed.

LIFE ANNUITY

We make Annuity Payouts as long as the Annuitant is living. When the Annuitant dies, we stop making Annuity Payouts. A Payee would receive only one Annuity Payout if the Annuitant dies after the first payout, two Annuity Payouts if the Annuitant dies after the second payout, and so forth.

LIFE ANNUITY WITH PAYMENTS GUARANTEED FOR 10 OR 20 YEARS

We will make Annuity Payouts as long as the Annuitant is living, but we at least guarantee to make Annuity Payouts for a time period you select either 10 or 20 years. If the Annuitant dies before the guaranteed number of years have passed, then the Beneficiary may elect to continue Annuity Payouts for the remainder of the guaranteed number of years.

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JOINT AND FULL SURVIVOR LIFE ANNUITY

We will make Annuity Payouts as long as the Annuitant and Joint Annuitant are living. When one Annuitant dies, we continue to make Annuity Payouts to the other Annuitant until that second Annuitant dies.

JOINT AND 1/2 CONTINGENT SURVIVOR LIFE ANNUITY

We make Payouts as long as both the Annuitant and Joint Annuitant are alive. If the Annuitant dies first, we will make Payouts equal to 1/2 the original payout. If the Joint Annuitant dies first, we will continue to make Payouts at the full amount.

We may offer other Annuity Payout Options available.

-   YOU CANNOT SURRENDER YOUR CONTRACT ONCE ANNUITY PAYOUTS BEGIN.

- For Qualified Contracts, if you elect an Annuity Payout Option with a Period Certain, the guaranteed number of years must be less than the life expectancy of the Annuitant at the time the Annuity Payouts begin. We compute life expectancy using the IRS mortality tables.

- AUTOMATIC ANNUITY PAYOUTS -- If you do not elect an Annuity Payout Option, Annuity Payouts will automatically begin on the Annuity Commencement Date under the Life Annuity with Payments for a Period Certain Annuity Payout Option with a ten-year period certain. Automatic Annuity Payouts will be fixed dollar amount Annuity Payouts, variable dollar amount Annuity Payouts, or a combination of fixed or variable dollar amount Annuity Payouts, depending on the investment allocation of your Account in effect on the Annuity Commencement Date.

3.    HOW OFTEN DO YOU WANT THE PAYEE TO RECEIVE ANNUITY PAYOUTS?

In addition to selecting an Annuity Commencement Date and an Annuity Payout Option, you must also decide how often you want the Payee to receive Annuity Payouts. You may choose to receive Annuity Payouts:

-   monthly,

-   quarterly,

-   semiannually, or

-   annually.

Once you select a frequency, it cannot be changed. If you do not make a selection, the Payee will receive monthly Annuity Payouts. You must select a frequency that results in an Annuity Payout of at least $50. If the amount falls below $50, we have the right to change the frequency to bring the Annuity Payout up to at least $50.

WHAT IS THE ASSUMED INVESTMENT RETURN?

The Assumed Investment Return ("AIR") is the investment return before we start to make Annuity Payouts. It is a critical assumption for calculating variable dollar amount Annuity Payouts. The first Annuity Payout will be based upon the AIR. The remaining Annuity Payouts will fluctuate based on the performance of the underlying Funds. The AIR for this Contract is 3%.

For example, if the Sub-Accounts earned exactly the same as the AIR, then the second monthly Annuity Payout Option is the same as the first. If the Sub-Accounts earned more than the AIR, then the second monthly Annuity Payout Option is higher than the first. If the Sub-Accounts earned less than the AIR, then the second monthly Annuity Payout Option is lower than the first.

Level variable dollar Annuity Payouts would be produced if the investment returns remained constant and equal to the AIR. In fact, Annuity Payouts will vary up or down as the investment rate varies up or down from the AIR.

DO YOU WANT FIXED DOLLAR AMOUNT OR VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS OR A COMBINATION OF BOTH?

You may choose an Annuity Payout Option with fixed dollar amounts, variable dollar amounts or a combination depending on your income needs.

FIXED DOLLAR AMOUNT ANNUITY PAYOUTS -- Once a fixed dollar amount Annuity Payout begins, you cannot change your selection to receive variable dollar amount Annuity Payout. You will receive equal fixed dollar amount Annuity Payouts throughout the Annuity Payout period. Fixed dollar amount Annuity Payout amounts are determined by multiplying the Contract Value, minus any applicable Premium Taxes, by an annuity rate. The annuity rate is set by us and is not less than the rate specified in the fixed dollar amount Annuity Payout Option tables in your Contract.

VARIABLE DOLLAR AMOUNT ANNUITY PAYOUTS -- A variable dollar amount Annuity Payout is based on the investment performance of the Sub-Accounts. The variable dollar amount Annuity Payouts may fluctuate with the performance of the underlying Funds. To begin making variable dollar amount Annuity Payouts, we convert the first Annuity Payout amount to a set number of Annuity Units and then price those units to determine the Annuity Payout amount. The number of Annuity Units that determines the Annuity Payout amount remains fixed unless you transfer units between Sub-Accounts.

The dollar amount of the first variable Annuity Payout depends on:

-   the Annuity Payout Option chosen,

-   the Annuitant's attained age and gender (if applicable),

- the applicable annuity purchase rates based on the 1983a Individual Annuity Mortality table and,

-   the Assumed Investment Return

The total amount of the first variable dollar amount Annuity Payout is determined by dividing the Contract Value minus any applicable Premium Taxes, by $1,000 and multiplying the result by the payment factor defined in the Contract for the selected Annuity Payout Option.

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The dollar amount of each subsequent variable dollar amount Annuity Payout is equal to the total of:

Annuity Units for each Sub-Account multiplied by Annuity Unit Value for each Sub-Account.

The Annuity Unit Value of each Sub-Account for any Valuation Period is equal to the Accumulation Unit Value Net Investment Factor for the current Valuation Period multiplied by the Annuity Unit Factor, multiplied by the Annuity Unit Value for the preceding Valuation Period. The Annuity Unit Factor for a 3% AIR is 0.999919%.

COMBINATION ANNUITY PAYOUTS -- You may choose to receive a combination of fixed dollar amount and variable dollar amount annuity payouts as long as they total 100% of your Annuity Payout. For example, you may choose to receive 40% fixed dollar amount and 60% variable dollar amount to meet your income needs. Combination Annuity Payouts are not available during the first two Contract Years.

TRANSFER OF ANNUITY UNITS -- After the Annuity Calculation Date, you may transfer dollar amounts of Annuity Units from one Sub-Account to another. On the day you make a transfer, the dollar amounts are equal for both Sub-Accounts and the number of Annuity Units will be different. We will transfer the dollar amount of your Annuity Units the day we receive your written request if received before the close of the New York Stock Exchange. Otherwise, the transfer will be made on the next Valuation Day. All Sub-Account transfers must comply with our Sub-Account transfer restriction policies. For more information on Sub-Account transfer restrictions please see the sub-section entitled "Can I transfer from one Sub-Account to another?" under the section entitled "The Contract."

OTHER PROGRAMS AVAILABLE

We may discontinue, modify or amend any of these Programs or any other programs we establish. Any changes to a Program will not affect Contract Owners currently enrolled in the Program. If you are enrolled in any of these programs while a Fund merger, substitution or liquidation takes place, unless otherwise noted in any communication from us, your Contract Value invested in such underlying Fund will be transferred automatically to the designated surviving Fund in the case of mergers and any available Money Market Fund in the case of Fund liquidations. Your enrollment instructions will be automatically updated to reflect the surviving Fund or a Money Market Fund for any continued and future investments.

INVESTEASE(R) -- InvestEase, which was formerly called "PAC," is an electronic transfer program that allows you to have money automatically transferred from your checking or savings account, and invested in your Contract. It is available for Premium Payments made after your initial Premium Payment. The minimum amount for each transfer is $50. You can elect to have transfers occur either monthly or quarterly, and they can be made into any Account available in your Contract.

AUTOMATIC INCOME PROGRAM -- The Automatic Income Program allows you to Surrender a percentage of your total Premium Payments each Contract Year. You can Surrender from the Accounts you select systematically on a monthly, quarterly, semiannual, or annual basis. Please see Federal Tax Considerations and Information Regarding Tax-Qualified Retirement Plans for more information regarding the tax consequences associated with your Contract.

STATIC ASSET ALLOCATION MODELS

This feature allows you to select an asset allocation model of Funds based on several potential factors including your risk tolerance, time horizon, investment objectives, or your preference to invest in certain funds or fund families. Based on these factors, you can select one of several asset allocation models, with each specifying percentage allocations among various Funds available under your Contract. Asset allocation models can be based on generally accepted investment theories that take into account the historic returns of different asset classes (e.g., equities, bonds or cash) over different time periods, or can be based on certain potential investment strategies that could possibly be achieved by investing in particular funds or fund families and are not based on such investment theories.

If you choose to participate in one of these asset allocation models, you must invest all of your Premium Payment into one model. You may invest in an asset allocation model through the Dollar Cost Averaging Program where the Fixed Accumulation Feature, or a Dollar Cost Averaging Plus Program is the source of the assets to be invested in the asset allocation model you have chosen. You can also participate in these asset allocation models while enrolled in the Automatic Income Program.

You may participate in only one asset allocation model at a time. Asset allocation models cannot be combined with other asset allocation models or with individual sub-account elections. You can switch asset allocation models up to twelve times per year. Your ability to elect or switch into and between asset allocation models may be restricted based on fund abusive trading restrictions.

Your investments in an asset allocation model will be rebalanced quarterly to reflect the model's original percentages.

We have no discretionary authority or control over your investment decisions. These asset allocation models are based on then available Funds and do not include the Fixed Accumulation Feature. We make available educational information and materials (e.g., risk tolerance questionnaire, pie charts, graphs, or case studies) that can help you select an asset allocation model, but we do not recommend asset allocation models or otherwise provide advice as to what asset allocation model may be appropriate for you.

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While we will not alter allocation percentages used in any asset allocation model, allocation weightings could be affected by mergers, liquidations, fund substitutions or closures. Individual availability of these models is subject to fund company restrictions. Please refer to WHAT RESTRICTIONS ARE THERE ON YOUR ABILITY TO MAKE A SUB-ACCOUNT TRANSFER? for more information.

You will not be provided with information regarding periodic updates to the Funds and allocation percentages in the asset allocation models, and we will not reallocate your Account Value based on those updates. Information on updated asset allocation models may be obtained by contacting your Registered Representative. If you wish to update your asset allocation model, you may do so by terminating your existing model and re-enrolling into a new one. Investment alternatives other than these asset allocation models are available that may enable you to invest your Contract Value with similar risk and return characteristics. When considering an asset allocation model for your individual situation, you should consider your other assets, income and investments in addition to this annuity.

-   Asset Rebalancing

In asset rebalancing, you select a portfolio of Funds, and we will rebalance your assets at the specified frequency to reflect the original allocation percentages you selected. You can choose how much of your Contract Value you want to invest in this program. You can also combine this program with others such as the Automatic Income Program and Dollar Cost Averaging Program (subject to restrictions). You may designate only one set of asset allocation instructions at a time.

-   Dollar Cost Averaging

We offer three dollar cost averaging programs:

       -   DCA Plus

       -   Fixed Amount DCA

       -   Earnings/Interest DCA

OTHER PROGRAM CONSIDERATIONS

- You may terminate your enrollment in any Program (other than Dollar Cost Averaging Programs) at any time.

- We may discontinue, modify or amend any of these Programs at any time. We will automatically and unilaterally amend your enrollment instructions if:

       - any Fund is merged or substituted into another Fund -- then your allocations will be directed to the surviving Fund;

       - any Fund is liquidated -- then your allocations will be directed to any available money market Fund.

     You may always provide us with updated instructions following any of these events.

- Continuous or periodic investment neither insures a profit nor protects against a loss in declining markets. Because these Programs involve continuous investing regardless of fluctuating price levels, you should carefully consider your ability to continue investing through periods of fluctuating prices.

- If you make systematic transfers from the Fixed Accumulation Feature under a Dollar Cost Averaging Program or DCA Plus Program, you must wait 6 months after your last systematic transfer before moving Sub-Account Values back to the Fixed Accumulation Feature.

- We make available educational information and materials (e.g., pie charts, graphs, or case studies) that can help you select a model portfolio, but we do not recommend models or otherwise provide advice as to what model portfolio may be appropriate for you.

- Asset allocation does not guarantee that your Contract Value will increase nor will it protect against a decline if market prices fall. If you choose to participate in an asset allocation program, you are responsible for determining which model portfolio is best for you. Tools used to assess your risk tolerance may not be accurate and could be useless if your circumstances change over time. Although each model portfolio is intended to maximize returns given various levels of risk tolerance, a model portfolio may not perform as intended. Market, asset class or allocation option class performance may differ in the future from historical performance and from the assumptions upon which the model portfolio is based, which could cause a model portfolio to be ineffective or less effective in reducing volatility. A model portfolio may perform better or worse than any single Fund, allocation option or any other combination of Funds or allocation options. In addition, the timing of your investment and automatic rebalancing may affect performance. Quarterly rebalancing and periodic updating of model portfolios can cause their component Funds to incur transactional expenses to raise cash for money flowing out of Funds or to buy securities with money flowing into the Funds. Moreover, large outflows of money from the Funds may increase the expenses attributable to the assets remaining in the Funds. These expenses can adversely affect the performance of the relevant Funds and of the model portfolios. In addition, these inflows and outflows may cause a Fund to hold a large portion of its assets in cash, which could detract from the achievement of the Fund's investment objective, particularly in periods of rising market prices. For additional information regarding the risks of investing in a particular fund, see that Fund's prospectus.

- Additional considerations apply for qualified Contracts with respect to Static Asset Allocation Model programs. Neither we, nor any third party service provider, nor any of their respective affiliates, is acting as a fiduciary under The Employee Retirement Income Security Act of 1974, as amended (ERISA) or the Code, in providing any information or other communication contemplated by any Program, including, without limitation, any model portfolios. That information and communications are not intended, and may not serve as a primary basis for your investment decisions with respect to your participation in a Program. Before

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  choosing to participate in a Program, you must determine that you are capable of exercising control and management of the assets of the plan and of making an independent and informed decision concerning your participation in the Program. Also, you are solely responsible for determining whether and to what extent the Program is appropriate for you and the assets contained in the qualified Contract. Qualified Contracts are subject to additional rules regarding participation in these Programs. It is your responsibility to ensure compliance of any recommendation in connection with any model portfolio with governing plan documents.

-   These Programs may be adversely affected by Fund trading policies.

OTHER INFORMATION

ASSIGNMENT -- A Non-Qualified Contract may be assigned. We must be properly notified in writing of an assignment. Any Annuity Payouts or Surrenders requested or scheduled before we record an assignment will be made according to the instructions we have on record. We are not responsible for determining the validity of an assignment. Assigning a Non-Qualified Contract may require the payment of income taxes and certain penalty taxes. Please consult a qualified tax adviser before assigning your Contract.

A Qualified Contract may not be transferred or otherwise assigned, unless allowed by applicable law.

CONTRACT MODIFICATION -- The Annuitant may not be changed. However, if the Annuitant is still living, the Contingent Annuitant may be changed at any time prior to the Annuity Commencement Date by sending us written notice.

We may modify the Contract, but no modification will affect the amount or term of any Contract unless a modification is required to conform the Contract to applicable federal or state law. No modification will effect the method by which Contract Values are determined.

HOW CONTRACTS ARE SOLD -- Woodbury Financial Services ("WFS") serves as principal underwriter for the Contracts. WFS is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as a broker-dealer and is a member of Financial Industry Regulatory Authority (FINRA). The principal business address of WFS is 7755 3rd Street North, Oakdale, MN 55128.

Contracts will be sold by individuals who have been appointed by us as insurance agents and who are registered representatives of broker-dealers that have entered into selling agreements with Woodbury. We generally bear the expenses of providing services pursuant to Contracts, including the payment of expenses relating to the distribution of prospectuses for sales purposes as well as any advertising or sales literature (provided, however, we may offset some or all of these expenses by, among other things, administrative service fees received from Fund complexes).

Commissions -- We pay compensation to broker-dealers, financial institutions and other affiliated broker-dealers ("Financial Intermediaries") for the sale of the Contracts according to selling agreements with Financial Intermediaries. Affiliated broker-dealers also employ wholesalers in the sales process. Wholesalers typically receive commissions based on the type of Contract or optional benefits sold. Commissions are based on a specified amount of Premium Payments or Contract Value. Your Registered Representative may be compensated on a fee for services and/or commission basis.

We pay an up-front commission of up to 7% of your Contract Value at the time of sale to the Financial Intermediary that your Registered Representative is associated with. Your Registered Representative's Financial Intermediary may also receive on-going or trail commissions of generally not more than 1% of your Contract Value. Registered Representatives may have multiple options on how they wish to allocate their commissions and/or compensation. Compensation paid to your Registered Representative may also vary depending on the particular arrangements between your Registered Representative and their Financial Intermediary. We are not involved in determining your Registered Representative's compensation. You are encouraged to ask your Registered Representative about the basis upon which he or she will be personally compensated for the advice or recommendations provided in connection with this transaction.

Additional Payments -- In addition to commissions and any Rule 12b-1 fees, we or our affiliates pay significant additional compensation ("Additional Payments") to some Financial Intermediaries (who may or may not be affiliates), in connection with the promotion, sale and distribution of our variable annuities. Additional Payments are generally based on average net assets (or on aged assets) of the Contracts attributable to a particular Financial Intermediary; on sales of the Contracts attributable to a particular Financial Intermediary and/or on reimbursement of sales expenses. Additional Payments may take the form of, among other things: (1) sponsorship of due diligence meetings to educate Financial Intermediaries about our variable products; (2) payments for providing training and information relating to our variable products; (3) expense allowances and reimbursements; (4) override payments and bonuses; (5) personnel education or training; (6) marketing support fees (or allowances) for providing assistance in promoting the sale of our variable products; and/or (7) shareholder services, including sub-accounting and the preparation of account statements and other communications.

We are among several insurance companies that pay Additional Payments to certain Financial Intermediaries to receive "preferred" or recommended status. These privileges include our ability to gain additional or special access to sales staff, provide and/or attend training and other conferences; placement of our

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products on customer lists ("shelf-space arrangements"); and otherwise improve sales by featuring our products over others. We also may pay Additional Payments to certain key Financial Intermediaries based on assets under management.

Consistent with FINRA Conduct Rules, we provide cash and non-cash compensation in the form of: (1) occasional meals and entertainment; (2) occasional tickets to sporting events; (3) nominal gifts (not to exceed $100 annually); (4) sponsorship of sales contests and/or promotions in which participants receive prizes such as travel awards, merchandise and recognition; (5) sponsorship of training and educational events; and/or (6) due diligence meetings. In addition to FINRA rules governing limitations on these payments, we also follow our guidelines and those of Financial Intermediaries which may be more restrictive than FINRA rules.


Additional Payments create a potential conflict of interest in the form of an additional financial incentive to the Registered Representative and/or Financial Intermediary to recommend the purchase of this Contract over another variable annuity or another investment option. As of December 31, 2010, we have entered into arrangements to make Additional Payments (excluding Marketing Expense Allowances) to the following Financial Intermediaries:


AIG Advisors Group, Inc. (FSC Securities Corporation, Royal Alliance Associates, Inc., Sagepoint Financial, Inc.) and Woodbury Financial Services, Inc.

Inclusion on this list does not imply that these sums necessarily constitute "special cash compensation" as defined by FINRA Conduct Rule 2830(l)(4). We will endeavor to update this listing annually and interim arrangements may not be reflected. We assume no duty to notify any investor whether their Registered Representative is or should be included in any such listing.


For the fiscal year ended December 31, 2010, Additional Payments did not in the aggregate exceed approximately $421 thousand (excluding corporate-sponsorship related perquisites) or approximately 0.04% based on average assets. You are encouraged to review the prospectus for each Fund for any other compensation arrangements pertaining to the distribution of Fund shares.



INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM -- The consolidated financial statements of Union Security Insurance Company as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 included in this Registration Statement have been audited by PricewaterhouseCoopers LLP and are included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The business address of PricewaterhouseCoopers LLP is 300 Madison Avenue, New York, NY 10017.


LEGAL PROCEEDINGS

Union Security is regularly involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. We may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While we cannot predict the outcome of any pending or future litigation, examination, or investigation and although no assurances can be given, we do no believe that any pending matter will have a material adverse effect on our financial condition or results of operations.


As previously disclosed by the Parent, the Parent entered into a settlement on January 21, 2010 in connection with a complaint filed with the SEC regarding a finite reinsurance arrangement entered into by the Parent. The Parent consented, without admitting or denying the allegations in the complaint, to the entry of a judgment requiring payment of a civil penalty of $3.5 million and enjoining the Parent from violating the aforementioned federal securities laws. The court approved the settlement in a final judgment entered on January 25, 2010 and the Parent paid the penalty.



As part of the settlement, the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940.


MORE INFORMATION

You may call your Registered Representative if you have any questions or write or call us at the address below:


ADDRESS UNTIL AUGUST 13, 2011:



The Hartford Wealth Management -- Global Annuities
PO Box 5085
Hartford, Connecticut 06102-5085



ADDRESS AFTER AUGUST 13, 2011:



The Hartford Wealth Management -- Global Annuities
PO Box 14293
Lexington, KY 40512-4293


Telephone:  1-800-862-6668 (Contract Owners)
            1-800-862-7155 (Registered Representatives)

FINANCIAL STATEMENTS

You can find financial statements of the Separate Account and Union Security in the Statement of Additional Information. To receive a copy of the Statement of Additional Information free of charge, call your representative or complete the form at the end of this prospectus and mail the form to us at the address indicated on the form.

As of May 1, 2009, Union Security intends to rely on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934, as amended, and accordingly does not intend to file with the U.S. Securities Exchange Commission annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, or any other reports under such Act.

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FEDERAL TAX CONSIDERATION

A. INTRODUCTION

The following summary of tax rules does not provide or constitute any tax advice. It provides only a general discussion of certain of the expected federal income tax consequences with respect to amounts contributed to, invested in or received from a Contract, based on our understanding of the existing provisions of the Internal Revenue Code ("Code"), Treasury Regulations thereunder, and public interpretations thereof by the IRS (e.g., Revenue Rulings, Revenue Procedures or Notices) or by published court decisions. This summary discusses only certain federal income tax consequences to United States Persons, and does not discuss state, local or foreign tax consequences. The term United States Persons means citizens or residents of the United States, domestic corporations, domestic partnerships, trust or estates that are subject to United States federal income tax, regardless of the source of their income. See "Annuity Purchases by Nonresident Aliens and Foreign Corporations," regarding annuity purchases by non-U.S. Persons or residents.

This summary has been prepared by us after consultation with tax counsel, but no opinion of tax counsel has been obtained. We do not make any guarantee or representation regarding any tax status (e.g., federal, state, local or foreign) of any Contract or any transaction involving a Contract. In addition, there is always a possibility that the tax treatment of an annuity contract could change by legislation or other means (such as regulations, rulings or judicial decisions). Moreover, it is always possible that any such change in tax treatment could be made retroactive (that is, made effective prior to the date of the change). Accordingly, you should consult a qualified tax adviser for complete information and advice before purchasing a Contract.

In addition, although this discussion addresses certain tax consequences if you use the Contract in various arrangements, including Charitable Remainder Trusts, tax-qualified retirement arrangements, deferred compensation plans, split-dollar insurance arrangements, or other employee benefit arrangements, this discussion is not exhaustive. The tax consequences of any such arrangement may vary depending on the particular facts and circumstances of each individual arrangement and whether the arrangement satisfies certain tax qualification or classification requirements. In addition, the tax rules affecting such an arrangement may have changed recently, e.g., by legislation or regulations that affect compensatory or employee benefit arrangements. Therefore, if you are contemplating the use of a Contract in any arrangement the value of which to you depends in part on its tax consequences, you should consult a qualified tax adviser regarding the tax treatment of the proposed arrangement and of any Contract used in it.

Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.

The federal, as well as state and local, tax laws and regulations require the Company to report certain transactions with respect to Your contract (such as an exchange of or a distribution from the contract) to the Internal Revenue Service and state and local tax authorities, and generally to provide You with a copy of what was reported. This copy is not intended to supplant Your own records. It is Your responsibility to ensure that what You report to the Internal Revenue Service and other relevant taxing authorities on your income tax returns is accurate based on Your books and records. You should review whatever is reported to the taxing authorities by the Company against your own records, and in consultation with your own tax advisor, and should notify the Company if You find any discrepancies in case corrections have to be made.

THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL PURPOSES ONLY. SPECIAL TAX RULES MAY APPLY WITH RESPECT TO CERTAIN SITUATIONS THAT ARE NOT DISCUSSED HEREIN. EACH POTENTIAL PURCHASER OF A CONTRACT IS ADVISED TO CONSULT WITH A QUALIFIED TAX ADVISER AS TO THE CONSEQUENCES OF ANY AMOUNTS INVESTED IN A CONTRACT UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN TAX LAW.

B. TAXATION OF THE COMPANY AND THE SEPARATE ACCOUNT

The Separate Account is taxed as part of the Company which is taxed as a life insurance company under Subchapter L of Chapter 1 of the Code. Accordingly, the Separate Account will not be taxed as a "regulated investment company" under Subchapter M of Chapter 1 of the Code. Investment income and any realized capital gains on assets of the Separate Account are reinvested and taken into account in determining the value of the Accumulation and Annuity Units. As a result, such investment income and realized capital gains are automatically applied to increase reserves under the Contract.

Currently, no taxes are due on interest, dividends and short-term or long-term capital gain earned by the Separate Account with respect to the Contracts. The Company is entitled to certain tax benefits related to the investment of company assets, including assets of the Separate Account. These tax benefits, which may include the foreign tax credit and the corporate dividends received deduction, are not passed back to you since the Company is the owner of the assets from which the tax benefits are derived.

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C. TAXATION OF ANNUITIES -- GENERAL PROVISIONS AFFECTING CONTRACTS NOT HELD IN TAX-QUALIFIED RETIREMENT PLANS

Section 72 of the Code governs the taxation of annuities in general.

    1.   NON-NATURAL PERSONS AS OWNERS


Pursuant to Code Section 72(u), an annuity contract held by a taxpayer other than a natural person generally is not treated as an annuity contract under the Code. Instead, such a non-natural Owner is generally required to currently include in gross income for each taxable year the excess of (a) the sum of the net surrender value of the contract as of the end of the taxable year plus all distributions under the contract received during the taxable year or any prior taxable year, over (b) the sum of the amount of net premiums under the contract for the taxable year and prior taxable years and amounts includible in gross income for prior taxable years with respect to such contract under Section 72(u). However, Section 72(u) does not apply to:


- A contract the nominal owner of which is a non-natural person but the beneficial owner of which is a natural person (e.g., where the non-natural owner holds the contract as an agent for the natural person),

- A contract acquired by the estate of a decedent by reason of such decedent's death,

- Certain contracts acquired with respect to tax-qualified retirement arrangements,

- Certain contracts held in structured settlement arrangements that may qualify under Code Section 130, or

- A single premium immediate annuity contract under Code Section 72(u)(4), which provides for substantially equal periodic payments and an annuity starting date that is no later than 1 year from the date of the contract's purchase.

A non-natural Contract Owner that is a tax-exempt entity for federal tax purposes (e.g., a tax-qualified retirement trust or a Charitable Remainder Trust) generally would not be subject to federal income tax as a result of such current gross income under Code Section 72(u). However, such a tax-exempt entity, or any annuity contract that it holds, may need to satisfy certain tax requirements in order to maintain its qualification for such favorable tax treatment. See, e.g., IRS Tech. Adv. Memo. 9825001 for certain Charitable Remainder Trusts.

Pursuant to Code Section 72(s), if the Contract Owner is a non-natural person, the primary annuitant is treated as the "holder" in applying the required distribution rules described below. These rules require that certain distributions be made upon the death of a "holder." In addition, for a non-natural owner, a change in the primary annuitant is treated as the death of the "holder." However, the provisions of Code Section 72(s) do not apply to certain contracts held in tax-qualified retirement arrangements or structured settlement arrangements.

    2.   OTHER CONTRACT OWNERS (NATURAL PERSONS).

A Contract Owner is not taxed on increases in the value of the Contract until an amount is received or deemed received, e.g., in the form of a lump sum payment (full or partial value of a Contract) or as Annuity payments under the settlement option elected.

Upon the death of the Contract Owner prior to the Annuity Commencement Date, if the designated beneficiary is the surviving civil union or domestic partner of the Contract Owner pursuant to a civil union or domestic partnership recognized under state law, then such designated beneficiary's right to continue the Contract as the succeeding Contract Owner will be contingent, among other things, upon the treatment of such designated beneficiary as the spouse of the Contract Owner under Code Section 72(s) (or any successor provision). Currently, Federal tax law only recognizes spouses if they are married individuals of the opposite sex. Consequently, such designated beneficiary who is not recognized as a "spouse" under Federal tax law will not be able to continue the Contract and the entire interest in the Contract must be distributed within five years of the Contract Owner's death or under the Alternative Election.

The provisions of Section 72 of the Code concerning distributions are summarized briefly below. Also summarized are special rules affecting distributions from Contracts obtained in a tax-free exchange for other annuity contracts or life insurance contracts which were purchased prior to August 14, 1982.

       a.   DISTRIBUTIONS PRIOR TO THE ANNUITY COMMENCEMENT DATE.

i. Total premium payments less amounts received which were not includable in gross income equal the "investment in the contract" under Section 72 of the Code.


ii. To the extent that the value of the Contract (ignoring any surrender charges except on a full surrender) exceeds the "investment in the contract," such excess constitutes the "income on the contract". It is unclear what value should be used in determining the "income on the contract." We believe that the "income on the contract" does not include some measure of the value of certain future cash-value type benefits, but the IRS could take a contrary position and include such value in determining the "income on the contract".


iii. Any amount received or deemed received prior to the Annuity Commencement Date (e.g., upon a withdrawal or partial surrender) is deemed to come first from any such "income on the contract" and then from "investment in the contract," and for these purposes such "income on the contract" shall be computed by reference to any aggregation rule in subparagraph 2.c. below. As a result, any such amount received or deemed received (1) shall be includable in gross income to the extent that such amount does not exceed any such "income on the contract," and (2) shall not be includable in gross income to the extent that such amount does

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      exceed any such "income on the contract." If at the time that any amount is received or deemed received there is no "income on the contract" (e.g., because the gross value of the Contract does not exceed the "investment in the contract" and no aggregation rule applies), then such amount received or deemed received will not be includable in gross income, and will simply reduce the "investment in the contract."

iv. The receipt of any amount as a loan under the Contract or the assignment or pledge of any portion of the value of the Contract shall be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

v. In general, the transfer of the Contract, without full and adequate consideration, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b. This transfer rule does not apply, however, to certain transfers of property between Spouses or incident to divorce.

vi. In general, any amount actually received under the Contract as a Death Benefit, including an optional Death Benefit, if any, will be treated as an amount received for purposes of this subparagraph a. and the next subparagraph b.

       b.  DISTRIBUTIONS AFTER ANNUITY COMMENCEMENT DATE.

Annuity payments made periodically after the Annuity Commencement Date are includable in gross income to the extent the payments exceed the amount determined by the application of the ratio of the "investment in the contract" to the total amount of the payments to be made after the Annuity Commencement Date (the "exclusion ratio").

i. When the total of amounts excluded from income by application of the exclusion ratio is equal to the investment in the contract as of the Annuity Commencement Date, any additional payments (including surrenders) will be entirely includable in gross income.

ii. If the annuity payments cease by reason of the death of the Annuitant and, as of the date of death, the amount of annuity payments excluded from gross income by the exclusion ratio does not exceed the investment in the contract as of the Annuity Commencement Date, then the remaining portion of unrecovered investment shall be allowed as a deduction for the last taxable year of the Annuitant.

iii. Generally, non-periodic amounts received or deemed received after the Annuity Commencement Date are not entitled to any exclusion ratio and shall be fully includable in gross income. However, upon a full surrender after such date, only the excess of the amount received (after any surrender charge) over the remaining "investment in the contract" shall be includable in gross income (except to the extent that the aggregation rule referred to in the next subparagraph c. may apply).

       c.   AGGREGATION OF TWO OR MORE ANNUITY CONTRACTS.

Contracts issued after October 21, 1988 by the same insurer (or affiliated insurer) to the same owner within the same calendar year (other than certain contracts held in connection with tax-qualified retirement arrangements) will be aggregated and treated as one annuity contract for the purpose of determining the taxation of distributions prior to the Annuity Commencement Date. An annuity contract received in a tax-free exchange for another annuity contract or life insurance contract may be treated as a new contract for this purpose. We believe that for any Contracts subject to such aggregation, the values under the Contracts and the investment in the contracts will be added together to determine the taxation under subparagraph 2.a., above, of amounts received or deemed received prior to the Annuity Commencement Date. Withdrawals will be treated first as withdrawals of income until all of the income from all such Contracts is withdrawn. In addition, the Treasury Department has specific authority under the aggregation rules in Code Section 72(e)(12) to issue regulations to prevent the avoidance of the income-out-first rules for non-periodic distributions through the serial purchase of annuity contracts or otherwise. As of the date of this prospectus, there are no regulations interpreting these aggregation provisions.

       d. 10% PENALTY TAX -- APPLICABLE TO CERTAIN WITHDRAWALS AND ANNUITY PAYMENTS.

i. If any amount is received or deemed received on the Contract (before or after the Annuity Commencement Date), the Code applies a penalty tax equal to ten percent of the portion of the amount includable in gross income, unless an exception applies.

ii.  The 10% penalty tax will not apply to the following distributions:


       1. Distributions made on or after the date the taxpayer has attained the age of 59 1/2.


       2. Distributions made on or after the death of the holder or where the holder is not an individual, the death of the primary annuitant.


       3.   Distributions attributable to a taxpayer's becoming disabled.



       4. A distribution that is part of a scheduled series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the taxpayer (or the joint lives or life expectancies of the taxpayer and the taxpayer's designated Beneficiary).


       5. Distributions made under certain annuities issued in connection with structured settlement agreements.

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       6. Distributions of amounts which are allocable to the "investment in the contract" prior to August 14, 1982 (see next subparagraph e.).

       7. Distributions purchased by an employer upon termination of certain qualified plans and held by the employer until the employee separates from service.

If the taxpayer avoids this 10% penalty tax by qualifying for the substantially equal periodic payments exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the taxpayer has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

       e. SPECIAL PROVISIONS AFFECTING CONTRACTS OBTAINED THROUGH A TAX-FREE EXCHANGE OF OTHER ANNUITY OR LIFE INSURANCE CONTRACTS PURCHASED PRIOR TO AUGUST 14, 1982.

If the Contract was obtained by a tax-free exchange of a life insurance or annuity Contract purchased prior to August 14, 1982, then any amount received or deemed received prior to the Annuity Commencement Date shall be deemed to come
(1) first from the amount of the "investment in the contract" prior to August 14, 1982 ("pre-8/14/82 investment") carried over from the prior Contract, (2) then from the portion of the "income on the contract" (carried over to, as well as accumulating in, the successor Contract) that is attributable to such pre-8/14/82 investment, (3) then from the remaining "income on the contract" and
(4) last from the remaining "investment in the contract." As a result, to the extent that such amount received or deemed received does not exceed such pre-8/14/82 investment, such amount is not includable in gross income. In addition, to the extent that such amount received or deemed received does not exceed the sum of (a) such pre-8/14/82 investment and (b) the "income on the contract" attributable thereto, such amount is not subject to the 10% penalty tax. In all other respects, amounts received or deemed received from such post-exchange Contracts are generally subject to the rules described in this subparagraph e.

       f.   REQUIRED DISTRIBUTIONS

i.   Death of Contract Owner or Primary Annuitant

      Subject to the alternative election or Spouse beneficiary provisions in ii or iii below:

       1. If any Contract Owner dies on or after the Annuity Commencement Date and before the entire interest in the Contract has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution being used as of the date of such death;

       2. If any Contract Owner dies before the Annuity Commencement Date, the entire interest in the Contract shall be distributed within 5 years after such death; and

       3. If the Contract Owner is not an individual, then for purposes of 1. or 2. above, the primary annuitant under the Contract shall be treated as the Contract Owner, and any change in the primary annuitant shall be treated as the death of the Contract Owner. The primary annuitant is the individual, the events in the life of whom are of primary importance in affecting the timing or amount of the payout under the Contract.

ii.  Alternative Election to Satisfy Distribution Requirements

      If any portion of the interest of a Contract Owner described in i. above is payable to or for the benefit of a designated beneficiary, such beneficiary may elect to have the portion distributed over a period that does not extend beyond the life or life expectancy of the beneficiary. Such distributions must begin within a year of the Contract Owner's death.

iii.  Spouse Beneficiary

      If any portion of the interest of a Contract Owner is payable to or for the benefit of his or her Spouse, and the Annuitant or Contingent Annuitant is living, such Spouse shall be treated as the Contract Owner of such portion for purposes of section i. above. This spousal contract continuation shall apply only once for this Contract.

       g.   ADDITION OF RIDER OR MATERIAL CHANGE.

The addition of a rider to the Contract, or a material change in the Contract's provisions, could cause it to be considered newly issued or entered into for tax purposes, and thus could cause the Contract to lose certain grandfathered tax status. Please contact your tax adviser for more information.

       h.  PARTIAL EXCHANGES.

The IRS in Rev. Rul. 2003-76 confirmed that the owner of an annuity contract can direct its insurer to transfer a portion of the contract's cash value directly to another annuity contract (issued by the same insurer or by a different insurer), and such a direct transfer can qualify for tax-free exchange treatment under Code Section 1035 (a "partial exchange"). However, Rev. Rul. 2003-76 also refers to caveats and additional guidance in the companion Notice 2003-51, which discusses cases in which a partial exchange is followed by a surrender, withdrawal or other distribution from either the old contract or the new contract. Notice 2003-51 specifically indicates that the IRS is considering (1) under what circumstances it should treat a partial exchange followed by such a distribution within 24 months as presumptively for "tax avoidance" purposes (e.g., to avoid the income-out-first rules on amounts received under Code
Section 72) and (2) what circumstances it should treat as rebutting such a presumption (e.g., death, disability, reaching age 59 1/2, divorce or loss of employment). Notice 2003-51 was superseded by Revenue Procedure 2008-24, effective for partial exchanges completed on or after June 30, 2008. Partial exchanges completed on or after this date will qualify for tax free treatment if: (1) no amounts are withdrawn from, or received in surrender of, either of the contracts involved in the

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exchange during the 12 months beginning on the date on which amounts are treated as received as premiums or other consideration paid for the contract received in the exchange (the date of transfer); or (2) the taxpayer demonstrates that certain conditions (e.g., death, disability, reaching age 59 1/2, divorce, loss of employment) occurred between the date of transfer and the date of the withdrawal or surrender. A transfer within the scope of the revenue procedure, but not treated as a tax-free exchange, will be treated as a taxable distribution, followed by a payment for a second contract. Two annuity contracts that are the subject of a tax-free exchange pursuant to the revenue procedure will not be aggregated, even if issued by the same insurance company. We advise you to consult with a qualified tax adviser as to potential tax consequences before attempting any partial exchange.

The applicability of the IRS's partial exchange guidance to the splitting of an annuity contract is not clear. You should consult with a tax adviser if you plan to split an annuity contract as part of an exchange of annuity contracts.

    3.   DIVERSIFICATION REQUIREMENTS.

The Code requires that investments supporting your Contract be adequately diversified. Code Section 817(h) provides that a variable annuity contract will not be treated as an annuity contract for any period during which the investments made by the separate account or Fund are not adequately diversified. If a contract is not treated as an annuity contract, the contract owner will be subject to income tax on annual increases in cash value.

The Treasury Department's diversification regulations under Code Section 817(h) require, among other things, that:

- no more than 55% of the value of the total assets of the segregated asset account underlying a variable contract is represented by any one investment,

-   no more than 70% is represented by any two investments,

-   no more than 80% is represented by any three investments, and

-   no more than 90% is represented by any four investments.

In determining whether the diversification standards are met, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities, each government agency or instrumentality is treated as a separate issuer.

A separate account must be in compliance with the diversification standards on the last day of each calendar quarter or within 30 days after the quarter ends. If an insurance company inadvertently fails to meet the diversification requirements, the company may still comply within a reasonable period and avoid the taxation of contract income on an ongoing basis. However, either the insurer or the contract owner must agree to make adjustments or pay such amounts as may be required by the IRS for the period during which the diversification requirements were not met.

Fund shares may also be sold to tax-qualified plans pursuant to an exemptive order and applicable tax laws. If Fund shares are sold to non-qualified plans, or to tax-qualified plans that later lose their tax-qualified status, the affected Funds may fail the diversification requirements of Code Section 817(h), which could have adverse tax consequences for Contract Owners with premiums allocated to affected Funds. In order to prevent a Fund diversification failure from such an occurrence, the Company obtained a private letter ruling ("PLR") from the IRS. As long as the Funds comply with certain terms and conditions contained in the PLR, Fund diversification will not be prevented if purported tax-qualified plans invest in the Funds. The Company and the Funds will monitor the Funds' compliance with the terms and conditions contained in the PLR.

    4.   TAX OWNERSHIP OF THE ASSETS IN THE SEPARATE ACCOUNT.

In order for a variable annuity contract to qualify for tax income deferral, assets in the separate account supporting the contract must be considered to be owned by the insurance company, and not by the contract owner, for tax purposes. The IRS has stated in published rulings that a variable contract owner will be considered the "owner" of separate account assets for income tax purposes if the contract owner possesses sufficient incidents of ownership in those assets, such as the ability to exercise investment control over the assets. In circumstances where the variable contract owner is treated as the "tax owner" of certain separate account assets, income and gain from such assets would be includable in the variable contract owner's gross income. The Treasury Department indicated in 1986 that it would provide guidance on the extent to which contract owners may direct their investments to particular Sub-Accounts without being treated as tax owners of the underlying shares. Although no such regulations have been issued to date, the IRS has issued a number of rulings that indicate that this issue remains subject to a facts and circumstances test for both variable annuity and life insurance contracts.

Rev. Rul. 2003-92, amplified by Rev. Rul. 2007-7, indicates that, where interests in a partnership offered in an insurer's separate account are not available exclusively through the purchase of a variable insurance contract (e.g., where such interests can be purchased directly by the general public or others without going through such a variable contract), such "public availability" means that such interests should be treated as owned directly by the contract owner (and not by the insurer) for tax purposes, as if such contract owner had chosen instead to purchase such interests directly (without going through the variable contract). None of the shares or other interests in the fund choices offered in our Separate Account for your Contract are available for purchase except through an insurer's variable contracts or by other permitted entities.

Rev. Rul. 2003-91 indicates that an insurer could provide as many as 20 fund choices for its variable contract owners (each with a general investment strategy, e.g., a small company stock

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fund or a special industry fund) under certain circumstances, without causing such a contract owner to be treated as the tax owner of any of the Fund assets. The ruling does not specify the number of fund options, if any, that might prevent a variable contract owner from receiving favorable tax treatment. As a result, although the owner of a Contract has more than 20 fund choices, we believe that any owner of a Contract also should receive the same favorable tax treatment. However, there is necessarily some uncertainty here as long as the IRS continues to use a facts and circumstances test for investor control and other tax ownership issues. Therefore, we reserve the right to modify the Contract as necessary to prevent you from being treated as the tax owner of any underlying assets.

D. FEDERAL INCOME TAX WITHHOLDING

The portion of an amount received under a Contract that is taxable gross income to the Payee is also subject to federal income tax withholding, pursuant to Code
Section 3405, which requires the following:

       1. Non-Periodic Distributions. The portion of a non-periodic distribution that is includable in gross income is subject to federal income tax withholding unless an individual elects not to have such tax withheld ("election out"). We will provide such an "election out" form at the time such a distribution is requested. If the necessary "election out" form is not submitted to us in a timely manner, generally we are required to withhold 10 percent of the includable amount of distribution and remit it to the IRS.

       2. Periodic Distributions (payable over a period greater than one year). The portion of a periodic distribution that is includable in gross income is generally subject to federal income tax withholding as if the Payee were a married individual claiming 3 exemptions, unless the individual elects otherwise. An individual generally may elect out of such withholding, or elect to have income tax withheld at a different rate, by providing a completed election form. We will provide such an election form at the time such a distribution is requested. If the necessary "election out" forms are not submitted to us in a timely manner, we are required to withhold tax as if the recipient were married claiming 3 exemptions, and remit this amount to the IRS.

Generally no "election out" is permitted if the distribution is delivered outside the United States and any possession of the United States. Regardless of any "election out" (or any amount of tax actually withheld) on an amount received from a Contract, the Payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A Payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the Payee's total tax liability.

E. GENERAL PROVISIONS AFFECTING QUALIFIED RETIREMENT PLANS

The Contract may be used for a number of qualified retirement plans. If the Contract is being purchased with respect to some form of qualified retirement plan, please refer to the section entitled "Information Regarding Tax-Qualified Retirement Plans" for information relative to the types of plans for which it may be used and the general explanation of the tax features of such plans.

F. ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal income tax and mandatory withholding on U.S. source taxable annuity distributions at a 30% rate, unless a lower treaty rate applies and any required tax forms are submitted to us. If withholding applies, we are required to withhold tax at the 30% rate, or a lower treaty rate if applicable, and remit it to the IRS. In addition, purchasers may be subject to state premium tax, other state and/or municipal taxes, and taxes that may be imposed by the purchaser's country of citizenship or residence.

G. ESTATE, GIFT AND GENERATION-SKIPPING TAX AND RELATED TAX CONSIDERATIONS

Any amount payable upon a Contract Owner's death, whether before or after the Annuity Commencement Date, is generally includable in the Contract Owner's estate for federal estate tax purposes. Similarly, prior to the Contract Owner's death, the payment of any amount from the Contract, or the transfer of any interest in the Contract, to a beneficiary or other person for less than adequate consideration may have federal gift tax consequences. In addition, any transfer to, or designation of, a non-Spouse beneficiary who either is (1) 37 1/2 or more years younger than a Contract Owner or (2) a grandchild (or more remote further descendent) of a Contract Owner may have federal generation-skipping-transfer ("GST") tax consequences under Code Section 2601. Regulations under Code Section 2662 may require us to deduct any such GST tax from your Contract, or from any applicable payment, and pay it directly to the IRS. However, any federal estate, gift or GST tax payment with respect to a Contract could produce an offsetting income tax deduction for a beneficiary or transferee under Code Section 691(c) (partially offsetting such federal estate or GST tax) or a basis increase for a beneficiary or transferee under Code
Section 691(c) or Section 1015(d). In addition, as indicated above in "Distributions Prior to the Annuity Commencement Date," the transfer of a Contract for less than adequate consideration during the Contract Owner's lifetime generally is treated as producing an amount received by such Contract Owner that is subject to both income tax and the 10% penalty tax. To the extent that such an amount deemed received causes an amount to be includable currently in such Contract Owner's gross income, this same income amount could produce a corresponding increase in such Contract

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Owner's tax basis for such Contract that is carried over to the transferee's tax basis for such Contract under Code Section 72(e)(4)(C)(iii) and Section 1015.

H. TAX DISCLOSURE OBLIGATIONS

In some instances certain transactions must be disclosed to the IRS or penalties could apply. See, for example, IRS Notice 2004-67. The Code also requires certain "material advisers" to maintain a list of persons participating in such "reportable transactions," which list must be furnished to the IRS upon request. It is possible that such disclosures could be required by The Company, the Owner(s) or other persons involved in transactions involving annuity contracts. It is the responsibility of each party, in consultation with their tax and legal advisers, to determine whether the particular facts and circumstances warrant such disclosures.

INFORMATION REGARDING TAX-QUALIFIED RETIREMENT PLANS

This summary does not attempt to provide more than general information about the federal income tax rules associated with use of a Contract by a tax-qualified retirement plan. State income tax rules applicable to tax-qualified retirement plans often differ from federal income tax rules, and this summary does not describe any of these differences. Because of the complexity of the tax rules, owners, participants and beneficiaries are encouraged to consult their own tax advisors as to specific tax consequences.

The Contracts are available to a variety of tax-qualified retirement plans and arrangements (a "Qualified Plan" or "Plan"). Tax restrictions and consequences for Contracts or accounts under each type of Qualified Plan differ from each other and from those for Non-Qualified Contracts. In addition, individual Qualified Plans may have terms and conditions that impose additional rules. Therefore, no attempt is made herein to provide more than general information about the use of the Contract with the various types of Qualified Plans. Participants under such Qualified Plans, as well as Contract Owners, annuitants and beneficiaries, are cautioned that the rights of any person to any benefits under such Qualified Plans may be subject to terms and conditions of the Plans themselves or limited by applicable law, regardless of the terms and conditions of the Contract issued in connection therewith. Qualified Plans generally provide for the tax deferral of income regardless of whether the Qualified Plan invests in an annuity or other investment. You should consider if the Contract is a suitable investment if you are investing through a Qualified Plan.

THE FOLLOWING IS ONLY A GENERAL DISCUSSION ABOUT TYPES OF QUALIFIED PLANS FOR WHICH THE CONTRACTS MAY BE AVAILABLE. WE ARE NOT THE PLAN ADMINISTRATOR FOR ANY QUALIFIED PLAN. THE PLAN ADMINISTRATOR OR CUSTODIAN, WHICHEVER IS APPLICABLE, (BUT NOT US) IS RESPONSIBLE FOR ALL PLAN ADMINISTRATIVE DUTIES INCLUDING, BUT NOT LIMITED TO, NOTIFICATION OF DISTRIBUTION OPTIONS, DISBURSEMENT OF PLAN BENEFITS, HANDLING ANY PROCESSING AND ADMINISTRATION OF QUALIFIED PLAN LOANS, COMPLIANCE WITH REGULATORY REQUIREMENTS AND FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS FROM THE PLAN TO PLAN PARTICIPANTS AND, IF APPLICABLE, BENEFICIARIES OF PLAN PARTICIPANTS AND IRA CONTRIBUTIONS FROM PLAN PARTICIPANTS. OUR ADMINISTRATIVE DUTIES ARE LIMITED TO ADMINISTRATION OF THE CONTRACT AND ANY DISBURSEMENTS OF ANY CONTRACT BENEFITS TO THE OWNER, ANNUITANT OR BENEFICIARY OF THE CONTRACT, AS APPLICABLE. OUR TAX REPORTING RESPONSIBILITY IS LIMITED TO FEDERAL AND STATE TAX REPORTING OF INCOME/DISTRIBUTIONS TO THE APPLICABLE PAYEE AND IRA CONTRIBUTIONS FROM THE OWNER OF A CONTRACT, AS RECORDED ON OUR BOOKS AND RECORDS. IF YOU ARE PURCHASING A CONTRACT THROUGH A QUALIFIED PLAN, YOU SHOULD CONSULT WITH YOUR PLAN ADMINISTRATOR AND/OR A QUALIFIED TAX ADVISER. YOU ALSO SHOULD CONSULT WITH A QUALIFIED TAX ADVISER AND/OR PLAN ADMINISTRATOR BEFORE YOU WITHDRAW ANY PORTION OF YOUR CONTRACT VALUE.

The tax rules applicable to Qualified Contracts and Qualified Plans, including restrictions on contributions and distributions, taxation of distributions and tax penalties, vary according to the type of Qualified Plan, as well as the terms and conditions of the Plan itself. Various tax penalties may apply to contributions in excess of specified limits, plan distributions (including loans) that do not comply with specified limits, and certain other transactions relating to such Plans. Accordingly, this summary provides only general information about the tax rules associated with use of a Qualified Contract in such a Qualified Plan. In addition, some Qualified Plans are subject to distribution and other requirements that are not incorporated into our administrative procedures. Owners, participants, and beneficiaries are responsible for determining that contributions, distributions and other transactions comply with applicable tax (and non-tax) law and any applicable Qualified Plan terms. Because of the complexity of these rules, Owners, participants and beneficiaries are advised to consult with a qualified tax adviser as to specific tax consequences.

We do not currently offer the Contracts in connection with all of the types of Qualified Plans discussed below, and may not offer the Contracts for all types of Qualified Plans in the future.

1. INDIVIDUAL RETIREMENT ANNUITIES ("IRAS").

In addition to "traditional" IRAs governed by Code Sections 408(a) and (b) ("Traditional IRAs"), there are Roth IRAs governed by Code Section 408A, SEP IRAs governed by Code Section 408(k), and SIMPLE IRAs governed by Code Section 408(p). Also, Qualified Plans under Code Section 401, 403(b) or 457(b) that include after-tax employee contributions may be treated as deemed IRAs subject to the same rules and limitations as Traditional IRAs. Contributions to each of these types of IRAs are subject to differing limitations. The following is a very general description of each type of IRA for which a Contract is available.

    a.   TRADITIONAL IRAS

Traditional IRAs are subject to limits on the amounts that may be contributed each year, the persons who may be eligible, and the time when minimum distributions must begin. Depending upon the circumstances of the individual, contributions to a

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Traditional IRA may be made on a deductible or non-deductible basis. Failure to make required minimum distributions ("RMDs") when the Owner reaches age 70 1/2 or dies, as described below, may result in imposition of a 50% penalty tax on any excess of the RMD amount over the amount actually distributed. In addition, any amount received before the Owner reaches age 59 1/2 or dies is subject to a 10% penalty tax on premature distributions, unless a special exception applies, as described below. Under Code Section 408(e), an IRA may not be used for borrowing (or as security for any loan) or in certain prohibited transactions, and such a transaction could lead to the complete tax disqualification of an IRA.

You (or your surviving spouse if you die) may rollover funds tax-free from certain existing Qualified Plans (such as proceeds from existing insurance contracts, annuity contracts or securities) into a Traditional IRA under certain circumstances, as indicated below. However, mandatory tax withholding of 20% may apply to any eligible rollover distribution from certain types of Qualified Plans if the distribution is not transferred directly to the Traditional IRA. In addition, under Code Section 402(c)(11) a non-spouse "designated beneficiary" of a deceased Plan participant may make a tax-free "direct rollover" (in the form of a direct transfer between Plan fiduciaries, as described below in "Rollover Distributions") from certain Qualified Plans to a Traditional IRA for such beneficiary, but such Traditional IRA must be designated and treated as an "inherited IRA" that remains subject to applicable RMD rules (as if such IRA had been inherited from the deceased Plan participant). In addition, such a Plan is not required to permit such a rollover.

IRAs generally may not invest in life insurance contracts. However, an annuity contract that is used as an IRA may provide a death benefit that equals the greater of the premiums paid or the contract's cash value. The Contract offers an enhanced death benefit that may exceed the greater of the Contract Value or total premium payments. The tax rules are unclear as to what extent an IRA can provide a death benefit that exceeds the greater of the IRA's cash value or the sum of the premiums paid and other contributions into the IRA. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

    b.  SEP IRAS

Code Section 408(k) provides for a Traditional IRA in the form of an employer-sponsored defined contribution plan known as a Simplified Employee Pension ("SEP") or a SEP IRA. A SEP IRA can have employer, and in limited circumstances employee and salary reduction contributions, as well as higher overall contribution limits than a Traditional IRA, but a SEP is also subject to special tax-qualification requirements (e.g., on participation, nondiscrimination and withdrawals) and sanctions. Otherwise, a SEP IRA is generally subject to the same tax rules as for a Traditional IRA, which are described above. Please note that the IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

    c.   SIMPLE IRAS

The Savings Incentive Match Plan for Employees of small employers ("SIMPLE Plan") is a form of an employer-sponsored Qualified Plan that provides IRA benefits for the participating employees ("SIMPLE IRAs"). Depending upon the SIMPLE Plan, employers may make plan contributions into a SIMPLE IRA established by each eligible participant. Like a Traditional IRA, a SIMPLE IRA is subject to the 50% penalty tax for failure to make a full RMD, and to the 10% penalty tax on premature distributions, as described below. In addition, the 10% penalty tax is increased to 25% for amounts received during the 2-year period beginning on the date you first participated in a qualified salary reduction arrangement pursuant to a SIMPLE Plan maintained by your employer under Code Section 408(p)(2). Contributions to a SIMPLE IRA may be either salary deferral contributions or employer contributions, and these are subject to different tax limits from those for a Traditional IRA. Please note that the SIMPLE IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as an SIMPLE IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

A SIMPLE Plan may designate a single financial institution (a Designated Financial Institution) as the initial trustee, custodian or issuer (in the case of an annuity contract) of the SIMPLE IRA set up for each eligible participant. However, any such Plan also must allow each eligible participant to have the balance in his SIMPLE IRA held by the Designated Financial Institution transferred without cost or penalty to a SIMPLE IRA maintained by a different financial institution. Absent a Designated Financial Institution, each eligible participant must select the financial institution to hold his SIMPLE IRA, and notify his employer of this selection.

If we do not serve as the Designated Financial Institution for your employer's SIMPLE Plan, for you to use one of our Contracts as a SIMPLE IRA, you need to provide your employer with appropriate notification of such a selection under the SIMPLE Plan. If you choose, you may arrange for a qualifying transfer of any amounts currently held in another SIMPLE IRA for your benefit to your SIMPLE IRA with us.

    d.  ROTH IRAS

Code Section 408A permits eligible individuals to establish a Roth IRA. Contributions to a Roth IRA are not deductible, but withdrawals of amounts contributed and the earnings thereon that meet certain requirements are not subject to federal income tax. In general, Roth IRAs are subject to limitations on the amounts that may be contributed by the persons who may be eligible to contribute, certain Traditional IRA restrictions, and certain RMD rules on the death of the Contract Owner. Unlike a Traditional IRA, Roth IRAs are not subject to RMD

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rules during the Contract Owner's lifetime. Generally, however, upon the Owner's death the amount remaining in a Roth IRA must be distributed by the end of the fifth year after such death or distributed over the life expectancy of a designated beneficiary. The Owner of a Traditional IRA or other qualified plan assets may convert a Traditional IRA to a Roth IRA under certain circumstances. The conversion in the year of conversion (special rules apply to 2010 conversions) of a Traditional IRA to a Roth IRA will subject the fair market value of the converted Traditional IRA to federal income tax in the year of conversion. In addition to the amount held in the converted Traditional IRA, the fair market value may include the value of additional benefits provided by the annuity contract on the date of conversion, based on reasonable actuarial assumptions. Tax-free rollovers from a Roth IRA can be made only to another Roth IRA under limited circumstances, as indicated below. Distributions from eligible Qualified Plans can be "rolled over" directly (subject to tax) into a Roth IRA under certain circumstances. Anyone considering the purchase of a Qualified Contract as a Roth IRA or a "conversion" Roth IRA should consult with a qualified tax adviser. Please note that the Roth IRA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a Roth IRA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification.

2. QUALIFIED PENSION OR PROFIT-SHARING PLAN OR SECTION 401(k) PLAN

Provisions of the Code permit eligible employers to establish a tax-qualified pension or profit sharing plan (described in Section 401(a), and Section 401(k) if applicable, and exempt from taxation under Section 501(a)). Such a Plan is subject to limitations on the amounts that may be contributed, the persons who may be eligible to participate, the amounts of "incidental" death benefits, and the time when RMDs must commence. In addition, a Plan's provision of incidental benefits may result in currently taxable income to the participant for some or all of such benefits. Amounts may be rolled over tax-free from a Qualified Plan to another Qualified Plan under certain circumstances, as described below. Anyone considering the use of a Qualified Contract in connection with such a Qualified Plan should seek competent tax and other legal advice.

In particular, please note that these tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification.

3. TAX SHELTERED ANNUITY UNDER SECTION 403(b) ("TSA")

Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations described in Code
Section 501(c)(3) to purchase a "tax-sheltered annuity" ("TSA") contract and, subject to certain limitations, exclude employer contributions to a TSA from such an employee's gross income. Generally, total contributions may not exceed the lesser of an annual dollar limit or 100% of the employee's "includable compensation" for the most recent full year of service, subject to other adjustments. There are also legal limits on annual elective deferrals that a participant may be permitted to make under a TSA. In certain cases, such as when the participant is age 50 or older, those limits may be increased. A TSA participant should contact his plan administrator to determine applicable elective contribution limits. Special provisions may allow certain employees different overall limitations.

A TSA is subject to a prohibition against distributions from the TSA attributable to contributions made pursuant to a salary reduction agreement, unless such distribution is made:

    a.   after the employee reaches age 59 1/2;

    b.  upon the employee's separation from service;

    c.   upon the employee's death or disability;

    d. in the case of hardship (as defined in applicable law and in the case of hardship, any income attributable to such contributions may not be distributed); or

    e. as a qualified reservist distribution upon certain calls to active duty.

An employer sponsoring a TSA may impose additional restrictions on your TSA through its plan document.

Please note that the TSA rider for the Contract has provisions that are designed to maintain the Contract's tax qualification as a TSA, and therefore could limit certain benefits under the Contract (including endorsement, rider or option benefits) to maintain the Contract's tax qualification. In particular, please note that tax rules provide for limits on death benefits provided by a Qualified Plan (to keep such death benefits "incidental" to qualified retirement benefits), and a Qualified Plan (or a Qualified Contract) often contains provisions that effectively limit such death benefits to preserve the tax qualification of the Qualified Plan (or Qualified Contract). In addition, various tax-qualification rules for Qualified Plans specifically limit increases in benefits once RMDs begin, and Qualified Contracts are subject to such limits. As a result, the amounts of certain benefits that can be provided by any option under a Qualified Contract may be limited by the provisions of the Qualified Contract or governing Qualified Plan that are designed to preserve its tax qualification. In addition, a life insurance contract issued after September 23, 2007 is generally ineligible to qualify as a TSA under Reg. Section 1.403(b)-8(c)(2).

Amounts may be rolled over tax-free from a TSA to another TSA or Qualified Plan (or from a Qualified Plan to a TSA) under certain circumstances, as described below. However, effective

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for TSA contract exchanges after September 24, 2007, Reg. 1.403(b)-10(b) allows a TSA contract of a participant or beneficiary under a TSA Plan to be exchanged tax-free for another eligible TSA contract under that same TSA Plan, but only if all of the following conditions are satisfied: (1) such TSA Plan allows such an exchange, (2) the participant or beneficiary has an accumulated benefit after such exchange that is no less than such participant's or beneficiary's accumulated benefit immediately before such exchange (taking into account such participant's or beneficiary's accumulated benefit under both TSA contracts immediately before such exchange), (3) the second TSA contract is subject to distribution restrictions with respect to the participant that are no less stringent than those imposed on the TSA contract being exchanged, and (4) the employer for such TSA Plan enters into an agreement with the issuer of the second TSA contract under which such issuer and employer will provide each other from time to time with certain information necessary for such second TSA contract (or any other TSA contract that has contributions from such employer) to satisfy the TSA requirements under Code Section 403(b) and other federal tax requirements (e.g., plan loan conditions under Code Section 72(p) to avoid deemed distributions). Such necessary information could include information about the participant's employment, information about other Qualified Plans of such employer, and whether a severance has occurred, or hardship rules are satisfied, for purposes of the TSA distribution restrictions. Consequently, you are advised to consult with a qualified tax advisor before attempting any such TSA exchange, particularly because it requires an agreement between the employer and issuer to provide each other with certain information. We are no longer accepting any incoming exchange request, or new contract application, for any individual TSA contract.

4. DEFERRED COMPENSATION PLANS UNDER SECTION 457 ("SECTION 457 PLANS")

Certain governmental employers, or tax-exempt employers other than a governmental entity, can establish a Deferred Compensation Plan under Code
Section 457. For these purposes, a "governmental employer" is a State, a political subdivision of a State, or an agency or an instrumentality of a State or political subdivision of a State. A Deferred Compensation Plan that meets the requirements of Code Section 457(b) is called an "Eligible Deferred Compensation Plan" or "Section 457(b) Plan." Code Section 457(b) limits the amount of contributions that can be made to an Eligible Deferred Compensation Plan on behalf of a participant. Generally, the limitation on contributions is the lesser of (1) 100% of a participant's includible compensation or (2) the applicable dollar amount ($16,500 for 2010). The Plan may provide for additional "catch-up" contributions. In addition, under Code Section 457(d) a Section 457(b) Plan may not make amounts available for distribution to participants or beneficiaries before (1) the calendar year in which the participant attains age 70 1/2, (2) the participant has a severance from employment (including death), or (3) the participant is faced with an unforeseeable emergency (as determined in accordance with regulations).

Under Code Section 457(g) all of the assets and income of an Eligible Deferred Compensation Plan for a governmental employer must be held in trust for the exclusive benefit of participants and their beneficiaries. For this purpose, annuity contracts and custodial accounts described in Code Section 401(f) are treated as trusts. This trust requirement does not apply to amounts under an Eligible Deferred Compensation Plan of a tax-exempt (non-governmental) employer. In addition, this trust requirement does not apply to amounts held under a Deferred Compensation Plan of a governmental employer that is not a Section 457(b) Plan. Where the trust requirement does not apply, amounts held under a
Section 457 Plan must remain subject to the claims of the employer's general creditors under Code Section 457(b)(6).

5. TAXATION OF AMOUNTS RECEIVED FROM QUALIFIED PLANS

Except under certain circumstances in the case of Roth IRAs or Roth accounts in Qualified plans, amounts received from Qualified Contracts or Plans generally are taxed as ordinary income under Code Section 72, to the extent that they are not treated as a tax-free recovery of after-tax contributions or other "investment in the contract." For annuity payments and other amounts received after the Annuity Commencement Date from a Qualified Contract or Plan, the tax rules for determining what portion of each amount received represents a tax-free recovery of "investment in the contract" are generally the same as for Non-Qualified Contracts, as described above.

For non-periodic amounts from certain Qualified Contracts or Plans, Code Section 72(e)(8) provides special rules that generally treat a portion of each amount received as a tax-free recovery of the "investment in the contract," based on the ratio of the "investment in the contract" over the Contract Value at the time of distribution. However, in determining such a ratio, certain aggregation rules may apply and may vary, depending on the type of Qualified Contract or Plan. For instance, all Traditional IRAs owned by the same individual are generally aggregated for these purposes, but such an aggregation does not include any IRA inherited by such individual or any Roth IRA owned by such individual.

In addition, penalty taxes, mandatory tax withholding or rollover rules may apply to amounts received from a Qualified Contract or Plan, as indicated below, and certain exclusions may apply to certain distributions (e.g., distributions from an eligible Government Plan to pay qualified health insurance premiums of an eligible retired public safety officer). Accordingly, you are advised to consult with a qualified tax adviser before taking or receiving any amount (including a loan) from a Qualified Contract or Plan.

6. PENALTY TAXES FOR QUALIFIED PLANS

Unlike Non-Qualified Contracts, Qualified Contracts are subject to federal penalty taxes not just on premature distributions, but also on excess contributions and failures to make required minimum distributions ("RMDs"). Penalty taxes

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on excess contributions can vary by type of Qualified Plan and which person made the excess contribution (e.g., employer or an employee). The penalty taxes on premature distributions and failures to make timely RMDs are more uniform, and are described in more detail below.

    a.   PENALTY TAXES ON PREMATURE DISTRIBUTIONS

Code Section 72(t) imposes a penalty income tax equal to 10% of the taxable portion of a distribution from certain types of Qualified Plans that is made before the employee reaches age 59 1/2. However, this 10% penalty tax does not apply to a distribution that is either:

    (i) made to a beneficiary (or to the employee's estate) on or after the employee's death;

    (ii) attributable to the employee's becoming disabled under Code Section 72(m)(7);

    (iii) part of a series of substantially equal periodic payments (not less frequently than annually -- "SEPPs") made for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of such employee and a designated beneficiary ("SEPP Exception"), and for certain Qualified Plans (other than IRAs) such a series must begin after the employee separates from service;

    (iv) (except for IRAs) made to an employee after separation from service after reaching age 55 (or made after age 50 in the case of a qualified public safety employee separated from certain government plans);

    (v) (except for IRAs) made to an alternate payee pursuant to a qualified domestic relations order under Code Section 414(p) (a similar exception for IRAs in Code Section 408(d)(6) covers certain transfers for the benefit of a spouse or ex-spouse);

    (vi) not greater than the amount allowable as a deduction to the employee for eligible medical expenses during the taxable year; or

    (vii) certain qualified reservist distributions under Code Section 72(t)(2)(G) upon a call to active duty.

In addition, the 10% penalty tax does not apply to a distribution from an IRA that is either:

    (viii) made after separation from employment to an unemployed IRA owner for health insurance premiums, if certain conditions are met;

    (ix) not in excess of the amount of certain qualifying higher education expenses, as defined by Code Section 72(t)(7); or

    (x) for a qualified first-time home buyer and meets the requirements of Code Section 72(t)(8).

If the taxpayer avoids this 10% penalty tax by qualifying for the SEPP Exception and later such series of payments is modified (other than by death or disability), the 10% penalty tax will be applied retroactively to all the prior periodic payments (i.e., penalty tax plus interest thereon), unless such modification is made after both (a) the employee has reached age 59 1/2 and (b) 5 years have elapsed since the first of these periodic payments.

For any premature distribution from a SIMPLE IRA during the first 2 years that an individual participates in a salary reduction arrangement maintained by that individual's employer under a SIMPLE Plan, the 10% penalty tax rate is increased to 25%.

    b.  RMDS AND 50% PENALTY TAX

If the amount distributed from a Qualified Contract or Plan is less than the amount of the required minimum distribution ("RMD") for the year, the participant is subject to a 50% penalty tax on the amount that has not been timely distributed.

An individual's interest in a Qualified Plan generally must be distributed, or begin to be distributed, not later than the Required Beginning Date. Generally, the Required Beginning Date is April 1 of the calendar year following the later of --

    (i)  the calendar year in which the individual attains age 70 1/2, or

    (ii) (except in the case of an IRA or a 5% owner, as defined in the Code) the calendar year in which a participant retires from service with the employer sponsoring a Qualified Plan that allows such a later Required Beginning Date.

A special rule applies to individuals who attained age 70 1/2 in 2009. Such individuals should consult with a qualified tax adviser before taking RMDs in 2010.

The entire interest of the individual must be distributed beginning no later than the Required Beginning Date over --

    (a) the life of the individual or the lives of the individual and a designated beneficiary (as specified in the Code), or

    (b) over a period not extending beyond the life expectancy of the individual or the joint life expectancy of the individual and a designated beneficiary.

If an individual dies before reaching the Required Beginning Date, the individual's entire interest generally must be distributed within 5 years after the individual's death. However, this RMD rule will be deemed satisfied if distributions begin before the close of the calendar year following the individual's death to a designated beneficiary and distribution is over the life of such designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary). If such beneficiary is the individual's surviving spouse, distributions may be delayed until the deceased individual would have attained age 70 1/2.

If an individual dies after RMDs have begun for such individual, any remainder of the individual's interest generally must be distributed at least as rapidly as under the method of distribution in effect at the time of the individual's death.

The RMD rules that apply while the Contract Owner is alive do not apply with respect to Roth IRAs. The RMD rules applicable after the death of the Owner apply to all Qualified Plans,

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including Roth IRAs. In addition, if the Owner of a Traditional or Roth IRA dies and the Owner's surviving spouse is the sole designated beneficiary, this surviving spouse may elect to treat the Traditional or Roth IRA as his or her own.

The RMD amount for each year is determined generally by dividing the account balance by the applicable life expectancy. This account balance is generally based upon the account value as of the close of business on the last day of the previous calendar year. RMD incidental benefit rules also may require a larger annual RMD amount, particularly when distributions are made over the joint lives of the Owner and an individual other than his or her spouse. RMDs also can be made in the form of annuity payments that satisfy the rules set forth in Regulations under the Code relating to RMDs.

In addition, in computing any RMD amount based on a contract's account value, such account value must include the actuarial value of certain additional benefits provided by the contract. As a result, electing an optional benefit under a Qualified Contract may require the RMD amount for such Qualified Contract to be increased each year, and expose such additional RMD amount to the 50% penalty tax for RMDs if such additional RMD amount is not timely distributed.

7. TAX WITHHOLDING FOR QUALIFIED PLANS

Distributions from a Qualified Contract or Qualified Plan generally are subject to federal income tax withholding requirements. These federal income tax withholding requirements, including any "elections out" and the rate at which withholding applies, generally are the same as for periodic and non-periodic distributions from a Non-Qualified Contract, as described above, except where the distribution is an "eligible rollover distribution" from a Qualified Plan (described below in "ROLLOVER DISTRIBUTIONS"). In the latter case, tax withholding is mandatory at a rate of 20% of the taxable portion of the "eligible rollover distribution," to the extent it is not directly rolled over to an IRA or other Eligible Retirement Plan (described below in "ROLLOVER DISTRIBUTIONS"). Payees cannot elect out of this mandatory 20% withholding in the case of such an "eligible rollover distribution."

Also, special withholding rules apply with respect to distributions from non-governmental Section 457(b) Plans, and to distributions made to individuals who are neither citizens nor resident aliens of the United States.

Regardless of any "election out" (or any actual amount of tax actually withheld) on an amount received from a Qualified Contract or Plan, the payee is generally liable for any failure to pay the full amount of tax due on the includable portion of such amount received. A payee also may be required to pay penalties under estimated income tax rules, if the withholding and estimated tax payments are insufficient to satisfy the payee's total tax liability.

8. ROLLOVER DISTRIBUTIONS

The current tax rules and limits for tax-free rollovers and transfers between Qualified Plans vary according to (1) the type of transferor Plan and transferee Plan, (2) whether the amount involved is transferred directly between Plan (a "direct transfer" or a "direct rollover") or is distributed first to a participant or beneficiary who then transfers that amount back into another eligible Plan within 60 days (a "60-day rollover"), and (3) whether the distribution is made to a participant, spouse or other beneficiary. Accordingly, we advise you to consult with a qualified tax adviser before receiving any amount from a Qualified Contract or Plan or attempting some form of rollover or transfer with a Qualified Contract or Plan.

For instance, generally any amount can be transferred directly from one type of Qualified Plan to the same type of Plan for the benefit of the same individual, without limit (or federal income tax), if the transferee Plan is subject to the same kinds of restrictions as the transfer or Plan and certain other conditions to maintain the applicable tax qualification are satisfied. Such a "direct transfer" between the same kinds of Plan is generally not treated as any form of "distribution" out of such a Plan for federal income tax purposes.

By contrast, an amount distributed from one type of Plan into a different type of Plan generally is treated as a "distribution" out of the first Plan for federal income tax purposes, and therefore to avoid being subject to such tax, such a distribution must qualify either as a "direct rollover" (made directly to another Plan) or as a "60-day rollover." The tax restrictions and other rules for a "direct rollover" and a "60-day rollover" are similar in many ways, but if any "eligible rollover distribution" made from certain types of Qualified Plan is not transferred directly to another Plan by a "direct rollover," then it is subject to mandatory 20% withholding, even if it is later contributed to that same Plan in a "60-day rollover" by the recipient. If any amount less than 100% of such a distribution (e.g., the net amount after the 20% withholding) is transferred to another Plan in a "60-day rollover", the missing amount that is not rolled over remains subject to normal income tax plus any applicable penalty tax.

Under Code Sections 402(f)(2)(A) and 3405(c)(3) an "eligible rollover distribution" (which is both eligible for rollover treatment and subject to 20% mandatory withholding absent a "direct rollover") is generally any distribution to an employee of any portion (or all) of the balance to the employee's credit in any of the following types of "Eligible Retirement Plan": (1) a Qualified Plan under Code Section 401(a) ("Qualified 401(a) Plan"), (2) a qualified annuity plan under Code Section 403(a) ("Qualified Annuity Plan"), (3) a TSA under Code Section 403(b), or (4) a governmental Section 457(b) Plan. However, an "eligible rollover distribution" does not include any distribution that is either --

    a.   an RMD amount;

    b. one of a series of substantially equal periodic payments (not less frequently than annually) made either (i) for the life (or life expectancy) of the employee or the joint lives (or joint life expectancies) of the employee and a designated beneficiary, or (ii) for a specified period of 10 years or more; or

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    c.   any distribution made upon hardship of the employee.

Before making an "eligible rollover distribution," a Plan administrator generally is required under Code Section 402(f) to provide the recipient with advance written notice of the "direct rollover" and "60-day rollover" rules and the distribution's exposure to the 20% mandatory withholding if it is not made by "direct rollover." Generally, under Code Sections 402(c), 403(b)(8) and 457
(e)(16), a "direct rollover" or a "60-day rollover" of an "eligible rollover distribution" can be made to a Traditional IRA or to another Eligible Retirement Plan that agrees to accept such a rollover. However, the maximum amount of an "eligible rollover distribution" that can qualify for a tax-free "60-day rollover" is limited to the amount that otherwise would be includable in gross income. By contrast, a "direct rollover" of an "eligible rollover distribution" can include after-tax contributions as well, if the direct rollover is made either to a Traditional IRA or to another form of Eligible Retirement Plan that agrees to account separately for such a rollover, including accounting for such after-tax amounts separately from the otherwise taxable portion of this rollover. Separate accounting also is required for all amounts (taxable or not) that are rolled into a governmental Section 457(b) Plan from either a Qualified
Section 401(a) Plan, Qualified Annuity Plan, TSA or IRA. These amounts, when later distributed from the governmental Section 457(b) Plan, are subject to any premature distribution penalty tax applicable to distributions from such a "predecessor" Qualified Plan.

Rollover rules for distributions from IRAs under Code Sections 408(d)(3) and 408A(d)(3) also vary according to the type of transferor IRA and type of transferee IRA or other Plan. For instance, generally no tax-free "direct rollover" or "60-day rollover" can be made between a "NonRoth IRA" (Traditional, SEP or SIMPLE IRA) and a Roth IRA, and a transfer from NonRoth IRA to a Roth IRA, or a "conversion" of a NonRoth IRA to a Roth IRA, is subject to special rules. In addition, generally no tax-free "direct rollover" or "60-day rollover" can be made between an "inherited IRA" (NonRoth or Roth) for a beneficiary and an IRA set up by that same individual as the original owner. Generally, any amount other than an RMD distributed from a Traditional or SEP IRA is eligible for a "direct rollover" or a "60-day rollover" to another Traditional IRA for the same individual. Similarly, any amount other than an RMD distributed from a Roth IRA is generally eligible for a "direct rollover" or a "60-day rollover" to another Roth IRA for the same individual. However, in either case such a tax-free 60-day rollover is limited to 1 per year (365-day period); whereas no 1-year limit applies to any such "direct rollover." Similar rules apply to a "direct rollover" or a "60-day rollover" of a distribution from a SIMPLE IRA to another SIMPLE IRA or a Traditional IRA, except that any distribution of employer contributions from a SIMPLE IRA during the initial 2-year period in which the individual participates in the employer's SIMPLE Plan is generally disqualified (and subject to the 25% penalty tax on premature distributions) if it is not rolled into another SIMPLE IRA for that individual. Amounts other than RMDs distributed from a Traditional or SEP IRA (or SIMPLE IRA after the initial 2-year period) also are eligible for a "direct rollover" or a "60-day rollover" to an Eligible Retirement Plan (e.g., a TSA) that accepts such a rollover, but any such rollover is limited to the amount of the distribution that otherwise would be includable in gross income (i.e., after-tax contributions are not eligible).

Special rules also apply to transfers or rollovers for the benefit of a spouse (or ex-spouse) or a nonspouse designated beneficiary, Plan distributions of property, and obtaining a waiver of the 60-day limit for a tax-free rollover from the IRS. The Katrina Emergency Tax Relief Act of 2005 (KETRA) allows certain amounts to be recontributed within three years as a rollover contribution to a plan from which a KETRA distribution was taken.

40                                          UNION SECURITY INSURANCE COMPANY

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ACCUMULATION UNIT VALUES

(FOR AN ACCUMULATION UNIT OUTSTANDING THROUGHOUT THE PERIOD)

The following information should be read in conjunction with the financial statements for the Separate Account included in the Statement of Additional Information, which is incorporated by reference in this prospectus.


                                                               AS OF DECEMBER 31,
SUB-ACCOUNT                               2010          2009          2008          2007          2006
--------------------------------------------------------------------------------------------------------
HARTFORD ADVISERS HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $3.770        $2.933        $4.349        $4.134        $3.785
  Accumulation Unit Value at end of
   period                                 $4.171        $3.770        $2.933        $4.349        $4.134
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                             19,741        22,898        27,246        34,969        43,112
HARTFORD CAPITAL APPRECIATION HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $1.932        $1.344        $2.504        $2.173        $1.889
  Accumulation Unit Value at end of
   period                                 $2.221        $1.932        $1.344        $2.504        $2.173
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                              8,288         9,679         9,863        10,847        13,724
HARTFORD DISCIPLINED EQUITY HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $21.255       $17.147       $27.706       $25.920       $23.363
  Accumulation Unit Value at end of
   period                                $23.916       $21.255       $17.147       $27.706       $25.920
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                              1,416         1,662         1,976         2,437         3,043
HARTFORD DIVIDEND AND GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $1.418        $1.153        $1.729        $1.619        $1.363
  Accumulation Unit Value at end of
   period                                 $1.584        $1.418        $1.153        $1.729        $1.619
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                              5,774         5,855         6,071         6,659         5,090
HARTFORD GLOBAL GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $22.459       $16.783       $35.782       $29.003       $25.755
  Accumulation Unit Value at end of
   period                                $25.316       $22.459       $16.783       $35.782       $29.003
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                              1,792         2,063         2,429         2,868         3,533
HARTFORD GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $1.166        $0.880        $1.533        $1.330        $1.289
  Accumulation Unit Value at end of
   period                                 $1.373        $1.166        $0.880        $1.533        $1.330
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                739           448           716           782           561
HARTFORD GROWTH OPPORTUNITIES HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $6.023        $4.711        $8.788        $6.870        $6.214
  Accumulation Unit Value at end of
   period                                 $6.987        $6.023        $4.711        $8.788        $6.870
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                             27,030        31,306        28,932        34,635        42,472
HARTFORD HIGH YIELD HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $17.085       $11.509       $15.602       $15.386       $14.028
  Accumulation Unit Value at end of
   period                                $19.578       $17.085       $11.509       $15.602       $15.386
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                725           797           816         1,055         1,295
HARTFORD INDEX HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $16.990       $13.652       $22.003       $21.199       $18.611
  Accumulation Unit Value at end of
   period                                $19.232       $16.990       $13.652       $22.003       $21.199
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                              2,090         2,401         2,836         3,541         4,530

                                                                 AS OF DECEMBER 31,
SUB-ACCOUNT                                   2005          2004          2003          2002          2001
--------------------------------------  --------------------------------------------------------------------
HARTFORD ADVISERS HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  $3.578        $3.495        $2.990        $3.515        $3.737
  Accumulation Unit Value at end of
   period                                     $3.785        $3.578        $3.495        $2.990        $3.515
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 54,079        68,934        81,330        94,001       122,799
HARTFORD CAPITAL APPRECIATION HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  $1.657        $1.407        $1.000            --            --
  Accumulation Unit Value at end of
   period                                     $1.889        $1.657        $1.407            --            --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 17,658        16,982         7,759            --            --
HARTFORD DISCIPLINED EQUITY HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                 $22.219       $20.774       $16.345       $21.989       $24.231
  Accumulation Unit Value at end of
   period                                    $23.363       $22.219       $20.774       $16.345       $21.989
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3,891         4,813         5,637         6,228         7,748
HARTFORD DIVIDEND AND GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  $1.302            --            --            --            --
  Accumulation Unit Value at end of
   period                                     $1.363            --            --            --            --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1,400            --            --            --            --
HARTFORD GLOBAL GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                 $25.446       $21.640       $16.178       $20.373       $24.754
  Accumulation Unit Value at end of
   period                                    $25.755       $25.446       $21.640       $16.178       $20.373
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  4,352         5,138         5,778         6,677         8,255
HARTFORD GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  $1.228            --            --            --            --
  Accumulation Unit Value at end of
   period                                     $1.289            --            --            --            --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                    390            --            --            --            --
HARTFORD GROWTH OPPORTUNITIES HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  $5.416        $4.684        $3.302        $4.626        $6.079
  Accumulation Unit Value at end of
   period                                     $6.214        $5.416        $4.684        $3.302        $4.626
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 50,434        59,805        69,455        79,605        97,663
HARTFORD HIGH YIELD HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                 $13.923       $13.139       $10.811       $11.763       $11.611
  Accumulation Unit Value at end of
   period                                    $14.028       $13.923       $13.139       $10.811       $11.763
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1,637         2,065         2,513         2,493         3,253
HARTFORD INDEX HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                 $18.051       $16.574       $13.111       $17.136       $19.807
  Accumulation Unit Value at end of
   period                                    $18.611       $18.051       $16.574       $13.111       $17.136
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  5,811         7,360         8,787         9,974        12,577

UNION SECURITY INSURANCE COMPANY                                          41

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                                                               AS OF DECEMBER 31,
SUB-ACCOUNT                               2010          2009          2008          2007          2006
--------------------------------------------------------------------------------------------------------
HARTFORD INTERNATIONAL OPPORTUNITIES
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $2.058        $1.563        $2.743        $2.182        $1.777
  Accumulation Unit Value at end of
   period                                 $2.325        $2.058        $1.563        $2.743        $2.182
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                             16,645        17,018        19,985        24,224        10,035
HARTFORD MIDCAP VALUE HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $10.271            --            --            --            --
  Accumulation Unit Value at end of
   period                                $12.297            --            --            --            --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                              1,684            --            --            --            --
HARTFORD MONEY MARKET HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $1.824        $1.848        $1.834        $1.771        $1.715
  Accumulation Unit Value at end of
   period                                 $1.800        $1.824        $1.848        $1.834        $1.771
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                              8,846        11,714        18,455        14,779        12,811
HARTFORD SMALL/MID CAP EQUITY HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $12.700        $8.705       $16.602       $15.071       $13.606
  Accumulation Unit Value at end of
   period                                $15.766       $12.700        $8.705       $16.602       $15.071
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                750           873           997         1,315         1,602
HARTFORD SMALLCAP GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $23.537       $17.621       $28.542       $29.473       $27.956
  Accumulation Unit Value at end of
   period                                $31.711       $23.537       $17.621       $28.542       $29.473
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                              1,464         1,706         1,944         2,404         3,038
HARTFORD STOCK HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $1.309        $0.937        $1.670        $1.599        $1.413
  Accumulation Unit Value at end of
   period                                 $1.482        $1.309        $0.937        $1.670        $1.599
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                              2,402         2,646         3,315         4,052         5,104
HARTFORD TOTAL RETURN BOND HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $2.969        $2.616        $2.871        $2.780        $2.688
  Accumulation Unit Value at end of
   period                                 $3.149        $2.969        $2.616        $2.871        $2.780
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                             11,180        12,121        13,130        15,761        18,131
HARTFORD U.S. GOVERNMENT SECURITIES
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                             $24.471       $23.993       $24.477       $23.769       $23.162
  Accumulation Unit Value at end of
   period                                $25.059       $24.471       $23.993       $24.477       $23.769
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                              1,165         1,393         1,617         1,836         2,198
HARTFORD VALUE HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                              $1.167        $0.951        $1.461        $1.359        $1.131
  Accumulation Unit Value at end of
   period                                 $1.320        $1.167        $0.951        $1.461        $1.359
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                             19,160         1,078         1,373         1,705         1,540

                                                                 AS OF DECEMBER 31,
SUB-ACCOUNT                                   2005          2004          2003          2002          2001
--------------------------------------  ---------------------------------------------------------------------------
HARTFORD INTERNATIONAL OPPORTUNITIES
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  $1.572        $1.349        $1.000            --            --
  Accumulation Unit Value at end of
   period                                     $1.777        $1.572        $1.349            --            --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 11,251        11,378        12,244            --            --
HARTFORD MIDCAP VALUE HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                      --            --            --            --            --(a)
  Accumulation Unit Value at end of
   period                                         --            --            --            --            --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                     --            --            --            --            --
HARTFORD MONEY MARKET HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  $1.690        $1.697        $1.707        $1.705        $1.664
  Accumulation Unit Value at end of
   period                                     $1.715        $1.690        $1.697        $1.707        $1.705
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 14,899        18,238        25,504        44,542        55,137
HARTFORD SMALL/MID CAP EQUITY HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                 $13.192       $11.850        $9.165       $10.685       $11.303
  Accumulation Unit Value at end of
   period                                    $13.606       $13.192       $11.850        $9.165       $10.685
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  1,954         2,295         2,546         2,645         2,689
HARTFORD SMALLCAP GROWTH HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                 $25.523       $22.412       $15.138       $21.561       $27.382
  Accumulation Unit Value at end of
   period                                    $27.956       $25.523       $22.412       $15.138       $21.561
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  3,732         4,533         5,296         5,928         7,229
HARTFORD STOCK HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  $1.307        $1.271        $1.000            --            --
  Accumulation Unit Value at end of
   period                                     $1.413        $1.307        $1.271            --            --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  6,259         7,359         6,313            --            --
HARTFORD TOTAL RETURN BOND HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  $2.660        $2.577        $2.422        $2.230        $2.080
  Accumulation Unit Value at end of
   period                                     $2.688        $2.660        $2.577        $2.422        $2.230
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                 22,025        26,051        26,437        32,035        34,033
HARTFORD U.S. GOVERNMENT SECURITIES
 HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                 $23.118       $22.957       $22.780       $20.852       $19.655
  Accumulation Unit Value at end of
   period                                    $23.162       $23.118       $22.957       $22.780       $20.852
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                  2,823         3,656         5,096         7,079         6,250
HARTFORD VALUE HLS FUND
 WITHOUT ANY OPTIONAL BENEFITS
  Accumulation Unit Value at beginning
   of period                                  $1.081            --            --            --            --
  Accumulation Unit Value at end of
   period                                     $1.131            --            --            --            --
  Number of Accumulation Units
   outstanding at end of period (in
   thousands)                                    194            --            --            --            --



(a)  Inception date July 30, 2010.

42                                          UNION SECURITY INSURANCE COMPANY

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FURTHER INFORMATION ABOUT UNION SECURITY INSURANCE COMPANY


ITEM 3.  RISK FACTORS



Certain factors may have a material adverse effect on our business, financial condition and results of operations and you should carefully consider them. It is not possible to predict or identify all such factors.



Amounts in this section are presented in U.S. dollars and in thousands, except for number of shares.



GENERAL ECONOMIC, FINANCIAL MARKET AND POLITICAL CONDITIONS MAY MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS. PARTICULARLY, DIFFICULT CONDITIONS IN FINANCIAL MARKETS AND THE GLOBAL ECONOMY MAY NEGATIVELY AFFECT THE RESULTS OF THE COMPANY.



General economic, financial market and political conditions may have a material adverse effect on our results of operations and financial condition. Limited availability of credit, deteriorations of the global mortgage and real estate markets, declines in consumer confidence and consumer spending, increases in prices or in the rate of inflation, continuing high unemployment, or disruptive geopolitical events could contribute to increased volatility and diminished expectations for the economy and the markets. Specifically, during periods of economic downturn:



- individuals and businesses may (i) choose not to purchase our insurance products and other related products and services, (ii) terminate existing policies or contracts or permit them to lapse, (iii) choose to reduce the amount of coverage they purchase, and (iv) in the case of business customers of the Company, have fewer employees requiring insurance coverage due to reductions in their staffing levels;



- disability insurance claims and claims on other specialized insurance products tend to rise;



- clients are more likely to experience financial distress or to declare bankruptcy or liquidation, which could have a material and adverse impact on the remittance of premiums and the collection of receivables such as unearned premiums.



A.M. BEST, MOODY'S, AND S&P RATE THE FINANCIAL STRENGTH OF THE COMPANY, AND A DECLINE IN THESE RATINGS COULD AFFECT OUR STANDING IN THE INSURANCE INDUSTRY AND CAUSE OUR SALES AND EARNINGS TO DECREASE.



Ratings are an important factor in establishing the competitive position of insurance companies. A.M. Best, Moody's and S&P ratings reflect their opinions of our financial strength, operating performance, strategic position and ability to meet our obligations to policyholders. These ratings are subject to periodic review by A.M. Best, Moody's, and S&P, and we cannot assure that we will be able to retain these ratings. For example, Moody's lowered the financial strength rating of USIC from A2 to A3 citing uncertainty surrounding the viability of several of Assurant's core insurance products as a result of changes in the health insurance marketplace due to Health Care Reform.



Any reduction in our ratings could materially adversely affect the demand for our products by intermediaries and consumers, and materially adversely affect our results. In addition, any reduction in our financial strength ratings could materially adversely affect our cost of borrowing.



As of December 31, 2010, contracts representing approximately 4% of the Company's net earned premiums contain provisions requiring the Company to maintain minimum A.M. Best financial strength ratings of "A-" or better. The Company's clients may terminate the agreements and in some instances recapture in force business if the Company's ratings fall below "A-".



OUR EARNINGS COULD BE MATERIALLY AFFECTED BY AN IMPAIRMENT OF GOODWILL.



We review our goodwill annually in the fourth quarter for impairment or more frequently if circumstances indicate that the asset may be impaired exist. Such circumstances could include a sustained significant decline in our share price, a decline in our actual or expected future cash flows or income, a significant adverse change in the business climate, or slower growth rates, among others. For more information on our annual goodwill impairment testing and the goodwill of the Company, please see "MD&A -- Critical Factors Affecting Results -- Valuation and Recoverability of Goodwill" below.



Union Security is also subject to additional risks associated with its business. These risks include, among others:



- RELIANCE ON RELATIONSHIPS WITH SIGNIFICANT CLIENTS, DISTRIBUTORS AND OTHER PARTIES.



If our significant clients, distributors and other parties with which we do business decline to renew or seek to terminate our relationships or contractual arrangements, our results of operations and financial condition could be materially adversely affected. We are also subject to the risk that these parties may face financial difficulties, reputational issues or problems with respect to their own products and services, which may lead to decreased sales of products and services.

UNION SECURITY INSURANCE COMPANY                                          43

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- FAILURE TO ATTRACT AND RETAIN SALES REPRESENTATIVES OR DEVELOP AND MAINTAIN DISTRIBUTION SOURCES.



Our sales representatives interface with clients and third party distributors. Our inability to attract and retain our sales representatives or an interruption in, or changes to, our relationships with various third-party distributors could impair our ability to compete and market our insurance products and services and materially adversely affect our results of operations and financial condition. In addition, our ability to market our products and services depends on our ability to tailor our channels of distribution to comply with changes in the regulatory environment.



-   FAILURE TO ACCURATELY PREDICT BENEFITS AND OTHER COSTS AND CLAIMS.



We may be unable to accurately predict benefits, claims and other costs or to manage such costs through our loss limitation methods, which could have a material adverse effect on our results of operations and financial condition if claims substantially exceed our expectations.



-   CHANGES IN REGULATION.



Legislation or other regulatory reform that increases the regulatory requirements imposed on us or that changes the way we are able to do business may significantly harm our business or results of operations in the future.



In March 2010, President Obama signed the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, and the rules and regulations thereunder (together, "the Affordable Care Act") into law. Provisions of the Affordable Care Act and related reforms have and will become effective at various dates over the next several years and will make sweeping and fundamental changes to the U.S. health care system that are expected to significantly affect the health insurance industry. Although the Company cannot predict or quantify the precise effects of the Affordable Care Act on its business, they will include, in particular, a requirement that the Company pay rebates to customers if the loss ratios for some of its products lines are less than specified percentages; the need to reduce commissions, and the consequent risk that insurance producers may sell less of the Company's products than they have in the past; changes in the benefits provided under some products; limits on lifetime and annual benefit maximums; a prohibition from imposing any pre-existing condition exclusion as it applies to enrollees under the age of 19 who apply for coverage; limits on the ability to rescind coverage for persons who have misrepresented or omitted material information when they applied for coverage and, after January 1, 2014, elimination of the Company's ability to underwrite health insurance products with certain narrow exceptions; a requirement to offer coverage to any person who applies for such coverage; increased costs to modify and/or sell products; intensified competitive pressures that limit the ability to increase rates due to state insurance exchanges; significant risk of customer loss; new and higher taxes and fees; and the need to operate with a lower expense structure at both the business segment and enterprise level.



-   REINSURERS' FAILURE TO FULFILL OBLIGATIONS.



In the past, the Parent has sold, and in the future the Parent may sell, businesses through reinsurance ceded to third parties. For example, in 2001 the Parent sold the insurance operations of its FFG division to The Hartford and in 2000 the Parent sold our LTC division to John Hancock, now a subsidiary of Manulife Financial Corporation. Most of the assets backing reserves coinsured under these sales are held in trusts or separate accounts. However, if the reinsurers become insolvent, we would be exposed to the risk that the assets in the trust and/or the separate accounts would be insufficient to support the liabilities that would revert to us.



The A.M. Best ratings of The Hartford and John Hancock are currently A and A+, respectively. A.M. Best maintains a stable outlook on The Hartford's financial strength ratings and a negative outlook on John Hancock's financial strength ratings.



We also have the risk of becoming responsible for administering these businesses in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.



-   CREDIT RISK OF SOME OF OUR AGENTS.



We advance agents' commissions as part of our Preneed insurance product offerings. These advances are a percentage of the total face amount of coverage as opposed to a percentage of the first-year premium paid, the formula that is more common in other life insurance markets. There is a one-year payback provision against the agency if death or lapse occurs within the first policy year.



-   RISKS RELATED TO LITIGATION AND REGULATORY ACTIONS.



From time to time we may be involved in various regulatory investigations and examinations relating to our insurance and other related business operations. We are subject to comprehensive regulation and oversight by insurance departments in

44                                          UNION SECURITY INSURANCE COMPANY

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jurisdictions in which we do business. These insurance departments have broad administrative powers with respect to all aspects of the insurance business and, in particular, monitor the manner in which an insurance company offers, sells and administers its products. Therefore, we may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations and practices.



The prevalence and outcomes of any such actions cannot be predicted, and no assurances can be given that such actions or any litigation would not materially adversely affect our results of operations and financial condition. In addition, if we were to experience difficulties with our relationship with a regulatory body in a given jurisdiction, it could have a material adverse effect on our ability to do business in that jurisdiction.



As part of a previously disclosed settlement between the Parent and the U. S. Securities and Exchange Commission (the "SEC"), the SEC granted permanent relief to the Company, exempting it from limitations on serving as depositor to investment companies under Section 9(a) of the Investment Company Act of 1940. If the Company fails to continue to meet the conditions in the application for permanent relief, then the Company could lose its ability to act as depositor of the separate accounts related to the FFG businesses sold to the Hartford in 2001. This could result in significant costs to restructure the modified coinsurance structure currently in place.



We depend on the Parent for certain administrative, strategic and operational support. We cannot predict at this time the effect that current litigation, investigations and regulatory activity will have on Assurant or our business, but any adverse outcome could have a material adverse affect on our business, results of operations or financial condition.



For additional risks that relate to our business and additional detail on the risks outlined above, please see the Risk Factors in Assurant's 2010 Annual Report on Form 10-K filed with the SEC and available on Assurant's website at www.assurant.com.



ITEM 10.  INTERESTS OF NAMED EXPERTS AND COUNSEL



Stephen W. Gauster, Esq., who serves as an Assistant Secretary of the Company, and Kenneth D. Bowen, Esq., who serves as Vice President and Secretary of the Company, have each given a legal opinion as to the validity of the Contracts. In addition, each of Messrs. Gauster and Bowen owns less than 1% of shares common stock of the Company's parent, Assurant, Inc.



ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT



(A) DESCRIPTION OF THE BUSINESS



LEGAL ORGANIZATION



Union Security Insurance Company is a stock life insurance company formed in 1910 and organized under the laws of the State of Kansas. Since 1984, it has been an indirect wholly owned subsidiary of Assurant, Inc. ("Assurant"), which owns and operates companies that provide specialty insurance products and related services in North America and select worldwide markets. Assurant is traded on the New York Stock Exchange under the symbol AIZ.



In this report, references to "Union Security," "we," "us" or "our" refer to Union Security Insurance Company.



BUSINESS ORGANIZATION



The Company, which is licensed to sell life, health and annuity insurance in the District of Columbia and in all states except New York, writes insurance products that are marketed by Assurant's business segments (see Assurant's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for a full description of each of these segments). We perform a substantial portion of the operations of the Assurant Employee Benefits segment. We directly market, sell and administer the group disability, group life, group vision, group worksite and certain group dental insurance products, and we provide administrative services under administrative services agreements to other Assurant subsidiaries that provide prepaid dental products. In addition, we reinsure disability and life products through our affiliate, Disability Reinsurance Management Services, Inc. With respect to the Assurant Health segment, we issue small group health insurance policies that are sold through an independent agency. Finally, with respect to the Assurant Specialty Property segment, we issue accidental death and dismemberment policies for which the segment performs the selling, marketing, and administration functions.



As an indirect wholly owned subsidiary of Assurant, Union Security does not have any publicly issued equity or debt securities. We are, however, subject to certain filing requirements under the federal securities laws, because we have issued certain variable and market value adjusted insurance contracts, which are required to be registered under the SEC as securities. Effective April 1, 2001, Assurant exited this line of business and sold the business segment, then referred to as FFG, to The Hartford. This sale was accomplished by means of reinsurance and modified coinsurance. As a result, The Hartford is contractually responsible for servicing the insurance contracts, including the payment of benefits, oversight of investment management, overall contract administration and funding of reserves. If The Hartford fails to fulfill its obligations, however, we will be obligated to perform the services and make the required payments and funding.

UNION SECURITY INSURANCE COMPANY                                          45

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Union Security was redomesticated to Kansas from Iowa in 2009.



As of February 15, 2011, we had approximately 1,442 employees. We believe that employee relations are satisfactory.



For additional information that relates to our business, we refer you to Assurant's 2010 Annual Report on Form 10-K filed with the SEC and available on the SEC website at www.sec.gov or through Assurant's website at www.assurant.com.



(B) DESCRIPTION OF THE PROPERTY



Our principal office is in Kansas City, Missouri, where we lease office space in a building owned by Assurant. We have regional claims and sales offices throughout the U.S. We believe that our leased properties are adequate for our current business operations.



(C) LEGAL PROCEEDINGS



The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. See Note 16 to the Consolidated Financial Statements for a description of certain matters. The Company may from time to time be subject to a variety of legal and regulatory actions relating to our current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, the Company does not believe that any pending matter will have a material adverse effect individually or in the aggregate, on the Company's financial position, results of operations, or cash flows.



(D) NOT APPLICABLE.

46                                          UNION SECURITY INSURANCE COMPANY

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(E) FINANCIAL STATEMENTS



            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholder of Union Security Insurance Company:



In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of Union Security Insurance Company and its subsidiaries (the "Company"), an indirect wholly-owned subsidiary of Assurant, Inc. at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



As discussed in Note 2 to the financial statements, the Company changed the manner in which it accounts for other-than temporary impairment of debt securities on April 1, 2009.



PricewaterhouseCoopers LLP
New York, New York
April 28, 2011

UNION SECURITY INSURANCE COMPANY                                          47

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                        UNION SECURITY INSURANCE COMPANY
                          CONSOLIDATED BALANCE SHEETS
                         AT DECEMBER 31, 2010 AND 2009



                                               DECEMBER 31,                 DECEMBER 31,
                                                   2010                         2009
                                                       (IN THOUSANDS EXCEPT PER
                                                       SHARE AND SHARE AMOUNTS)
---------------------------------------------------------------------------------------------
ASSETS
 Investments:
 Fixed maturity securities available for
  sale, at fair value (amortized cost --
  $2,537,606 in 2010 and $2,493,265 in
  2009)                                          $2,716,856                   $2,555,863
 Equity securities available for sale,
  at fair value (cost -- $126,626 in
  2010 and $160,510 in 2009)                        128,768                      157,993
 Commercial mortgage loans on real
  estate, at amortized cost                         702,311                      772,912
 Policy loans                                        13,241                       13,981
 Short-term investments                              53,246                       70,367
 Collateral held under securities
  lending                                            57,039                      106,896
 Other investments                                   92,117                       88,736
                                               ------------                 ------------
                       TOTAL INVESTMENTS          3,763,578                    3,766,748
                                               ------------                 ------------
 Cash and cash equivalents                           24,516                       43,819
 Premiums and accounts receivable, net               71,203                       79,516
 Reinsurance recoverables                         1,744,688                    1,434,405
 Accrued investment income                           41,929                       41,476
 Deferred acquisition costs                          31,222                       37,908
 Deferred income taxes, net                           8,115                       56,569
 Goodwill                                            17,285                       81,573
 Value of business acquired                          16,697                       18,783
 Other assets                                        34,636                       39,732
 Assets held in separate accounts                 1,764,702                    1,740,344
                                               ------------                 ------------
                            TOTAL ASSETS         $7,518,571                   $7,340,873
                                               ------------                 ------------
LIABILITIES
 Future policy benefits and expenses             $2,881,526                   $2,675,069
 Unearned premiums                                   33,871                       37,692
 Claims and benefits payable                      1,741,250                    1,751,501
 Commissions payable                                 14,666                       13,242
 Deferred gain on disposal of businesses             99,897                       97,021
 Obligations under securities lending                57,467                      108,186
 Accounts payable and other liabilities             154,750                      188,958
 Tax payable                                         16,944                       10,523
 Liabilities related to separate
  accounts                                        1,764,702                    1,740,344
                                               ------------                 ------------
                       TOTAL LIABILITIES          6,765,073                    6,622,536
                                               ------------                 ------------
COMMITMENTS AND CONTINGENCIES (NOTE 16)
STOCKHOLDER'S EQUITY
 Common stock, par value $5 per share,
  1,000,000 shares authorized, issued,
  and outstanding                                     5,000                        5,000
 Additional paid-in capital                         475,635                      475,635
 Retained earnings                                  158,846                      203,109
 Accumulated other comprehensive income             114,017                       34,593
                                               ------------                 ------------
              TOTAL STOCKHOLDER'S EQUITY            753,498                      718,337
                                               ------------                 ------------
     TOTAL LIABILITIES AND STOCKHOLDER'S
                                  EQUITY         $7,518,571                   $7,340,873
                                               ------------                 ------------



             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

48                                          UNION SECURITY INSURANCE COMPANY

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                        UNION SECURITY INSURANCE COMPANY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008



                                                       YEARS ENDED DECEMBER 31,
                                              2010               2009               2008
                                                            (IN THOUSANDS)
-------------------------------------------------------------------------------------------------
REVENUES
 Net earned premiums and other
  considerations                            $1,116,247         $1,092,512         $1,173,790
 Net investment income                         212,475            216,725            238,451
 Net realized gains (losses) on
  investments, excluding
  other-than-temporary investment losses        11,458            (13,925)           (26,621)
  Total other-than-temporary investment
   losses                                       (4,263)           (11,330)          (109,075)
  Portion of gain recognized in other
   comprehensive income, before taxes              (12)              (257)                --
                                          ------------       ------------       ------------
 Net other-than-temporary investment
  losses recognized in earnings                 (4,275)           (11,587)          (109,075)
 Amortization of deferred gains on
  disposal of businesses                        (2,876)            16,906             20,680
 Fees and other income                           6,148             14,859             11,449
                                          ------------       ------------       ------------
                          TOTAL REVENUES     1,339,177          1,315,490          1,308,674
                                          ------------       ------------       ------------
BENEFITS, LOSSES AND EXPENSES
 Policyholder benefits                         838,055            849,531            889,498
 Amortization of deferred acquisition
  costs and value of business acquired          41,372             46,398             46,678
 Underwriting, general and
  administrative expenses                      348,842            340,342            353,774
 Goodwill impairment                            64,288             75,244                 --
                                          ------------       ------------       ------------
     TOTAL BENEFITS, LOSSES AND EXPENSES     1,292,557          1,311,515          1,289,950
                                          ------------       ------------       ------------
 Income before provision for income
  taxes                                         46,620              3,975             18,724
 Provision for income taxes                     32,883             27,127             10,867
                                          ------------       ------------       ------------
                       NET INCOME (LOSS)       $13,737           $(23,152)            $7,857
                                          ------------       ------------       ------------



             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

UNION SECURITY INSURANCE COMPANY                                          49

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                        UNION SECURITY INSURANCE COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008



                                                                                           ACCUMULATED
                                  COMMON             ADDITIONAL                               OTHER
                                   STOCK              PAID-IN          RETAINED           COMPREHENSIVE
                                                      CAPITAL          EARNINGS           INCOME (LOSS)             TOTAL
                                                                     (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2008           $5,000              $545,635         $224,710                $5,696              $781,041
 Return of capital (Note 7)            --              (100,000)              --                    --              (100,000)
 Capital contribution (Note
  7)                                   --                15,000               --                    --                15,000
 Cumulative effect of
  change in accounting
  Principles (Note 2)                  --                    --           (2,730)                   --                (2,730)
 Comprehensive loss:
  Net income                           --                    --            7,857                    --                 7,857
  Other comprehensive loss:
    Net change in
     unrealized gains on
     securities, net of
     taxes of $93,578                  --                    --               --              (171,408)             (171,408)
                                                                                                                  ----------
   Total other
    comprehensive loss                                                                                              (171,408)
                                                                                                                  ----------
 Total comprehensive loss                                                                                           (163,551)
                                  -------            ----------       ----------            ----------            ----------
 BALANCE, DECEMBER 31, 2008         5,000               460,635          229,837              (165,712)              529,760
 Dividends                             --                    --          (20,000)                   --               (20,000)
 Capital contribution (Note
  7)                                   --                15,000               --                    --                15,000
 Cumulative effect of
  change in accounting
  principles (Note 2)                  --                    --           16,424               (16,424)                   --
 Comprehensive income:
  Net loss                             --                    --          (23,152)                   --               (23,152)
  Other comprehensive
   income:
    Net change in
     unrealized losses on
     securities, net of
     taxes of $(120,209)               --                    --               --               210,552               210,552
    Net change in
     other-than-temporary
     impairment gains,
     recognized in other
     comprehensive income,
     net of taxes of
     $(3,326)                          --                    --               --                 6,177                 6,177
                                                                                                                  ----------
   Total other
    comprehensive income                                                                                             216,729
                                                                                                                  ----------
 Total comprehensive income                                                                                          193,577
                                  -------            ----------       ----------            ----------            ----------
 BALANCE, DECEMBER 31, 2009         5,000               475,635          203,109                34,593               718,337
 Dividends                             --                    --          (58,000)                   --               (58,000)
 Comprehensive income:
  Net income                           --                    --           13,737                    --                13,737
  Other comprehensive
   income:
    Net change in
     unrealized gains on
     securities, net of
     taxes of $(41,445)                --                    --               --                77,000                77,000
    Net change in
     other-than-temporary
     impairment gains,
     recognized in other
     comprehensive income,
     net of taxes of
     $(1,305)                          --                    --               --                 2,424                 2,424
                                                                                                                  ----------
   Total other
    comprehensive income                                                                                              79,424
                                                                                                                  ----------
 Total comprehensive income                                                                                           93,161
                                  -------            ----------       ----------            ----------            ----------
 BALANCE, DECEMBER 31, 2010        $5,000              $475,635         $158,846              $114,017              $753,498
                                  -------            ----------       ----------            ----------            ----------



             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

50                                          UNION SECURITY INSURANCE COMPANY

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                        UNION SECURITY INSURANCE COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008



                                                            YEARS ENDED DECEMBER 31,
                                                                      2009
                                          2010                   (IN THOUSANDS)               2008
-----------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net income (loss)                             $13,737                $(23,152)                 $7,857
 Adjustments to reconcile net income
  (loss) to net cash (used in) provided
  by operating activities:
 Change in reinsurance recoverable            (310,283)                (75,154)                (51,605)
 Change in premiums and accounts
  receivable                                     9,676                  (5,590)                 40,739
 Depreciation and amortization                   4,805                   3,418                   1,173
 Change in deferred acquisition costs
  and value of business acquired                 8,772                   7,790                   8,910
 Change in accrued investment income              (453)                   (866)                  1,742
 Change in insurance policy reserves and
  expenses                                     192,385                 (45,507)                (53,850)
 Change in accounts payable and other
  liabilities                                  (35,745)                 (3,222)                (20,638)
 Change in commissions payable                   1,424                  (1,756)                   (509)
 Change in reinsurance balances payable             --                      --                  (2,706)
 Change in funds held under reinsurance             --                      --                    (118)
 Amortization of deferred gain on
  disposal of businesses                         2,876                 (16,906)                (20,680)
 Change in income taxes                         12,125                   7,501                 (22,869)
 Net realized (gains) losses on
  investments                                   (7,183)                 25,512                 135,696
 Goodwill impairment                            64,288                  75,244                      --
 Other                                           2,712                  (5,251)                    (84)
                                          ------------            ------------            ------------
NET CASH (USED IN) PROVIDED BY OPERATING
                              ACTIVITIES       (40,864)                (57,939)                 23,058
                                          ------------            ------------            ------------
INVESTING ACTIVITIES
 Sales of:
 Fixed maturity securities available for
  sale                                         323,152                 244,094                 451,988
 Equity securities available for sale           44,045                  27,345                  96,375
 Property and equipment                             --                    (105)                     25
 Maturities, prepayments, and scheduled
  redemption of:
 Fixed maturity securities available for
  sale                                         170,173                 129,687                  76,593
 Purchase of:
 Fixed maturity securities available for
  sale                                        (531,646)               (449,662)               (357,887)
 Equity securities available for sale           (7,340)                (11,750)                (74,181)
 Property and equipment                            (22)                     --                      --
 Subsidiary, net of cash transferred (1)            --                   4,923                      --
 Change in other invested assets                (3,381)                 (6,108)                 (7,847)
 Change in commercial mortgage loans on
  real estate                                   66,719                  61,242                 (16,070)
 Change in short-term investments               17,983                  89,480                (115,755)
 Change in collateral held under
  securities lending                            49,857                  15,877                 111,102
 Change in policy loans                            740                     441                  (2,076)
                                          ------------            ------------            ------------
          NET CASH PROVIDED BY INVESTING
                              ACTIVITIES       130,280                 105,464                 162,267
                                          ------------            ------------            ------------
FINANCING ACTIVITIES
 Dividends paid                                (58,000)                (20,000)                     --
 Change in obligation under securities
  lending                                      (50,719)                (15,877)               (115,986)
 Return of capital                                  --                      --                (100,000)
 Contributed capital                                --                  15,000                  15,000
                                          ------------            ------------            ------------
   NET CASH USED IN FINANCING ACTIVITIES      (108,719)                (20,877)               (200,986)
                                          ------------            ------------            ------------
 Change in cash and cash equivalents           (19,303)                 26,648                 (15,661)
 Cash and cash equivalents at beginning
  of period                                     43,819                  17,171                  32,832
                                          ------------            ------------            ------------
 Cash and cash equivalents at end of
  period                                       $24,516                 $43,819                 $17,171
                                          ------------            ------------            ------------
 Supplemental information:
 Income taxes paid, net of refunds             $20,727                 $19,597                 $33,270
                                          ------------            ------------            ------------



(1) This relates to Shenandoah Life Insurance Company ("Shenandoah"), acquired through reinsurance agreement on October 1, 2009.



             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

UNION SECURITY INSURANCE COMPANY                                          51

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1. NATURE OF OPERATIONS



Union Security Insurance Company (the "Company") is a provider of life and health insurance products, including group disability insurance, group dental insurance, group life insurance, small employer group health insurance and pre-funded funeral insurance ("Preneed"). The Company is an indirect wholly-owned subsidiary of Assurant, Inc. (the "Parent"). The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ. The Company distributes its products in the District of Columbia and in all states except New York.



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



BASIS OF PRESENTATION



The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares, per share amounts and number of securities in an unrealized loss position.



PRINCIPLES OF CONSOLIDATION



The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company transactions and balances are eliminated in consolidation.



USE OF ESTIMATES



The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The items on the Company's balance sheet affected by the use of estimates include but are not limited to, investments, premiums and accounts receivable, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes and associated valuation allowances, goodwill, valuation of business acquired ("VOBA"), future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates reported. The Company believes the amounts reported are reasonable and adequate.



COMPREHENSIVE INCOME (LOSS)



Comprehensive income (loss) is comprised of net income, net unrealized gains and losses on securities classified as available-for-sale and net unrealized gains and losses on other-than-temporarily impaired securities, less deferred income taxes.



RECLASSIFICATIONS



Certain prior period amounts have been reclassified to conform to the 2010 presentation.



FAIR VALUE



The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 4 for further information.



INVESTMENTS



Fixed maturity and equity securities are classified as available-for-sale, as defined in the investments guidance, and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the purchase cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. The net unrealized gains and losses, less deferred income taxes, are included in accumulated other comprehensive income ("AOCI").



Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management's analysis of factors including actual loan loss experience, specific events based on geographical, political or economic conditions, industry experience, loan groupings that have probable and estimable losses and individually impaired loan loss analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. Indicative factors of impairment include, but are not limited to, whether the loan is current, the value of the collateral and the financial position of the borrower. If a loan is individually impaired, the Company uses one of the following valuation methods based on the individual loan's facts and circumstances to measure the impairment amount: (1) the present value of expected future cash flows, (2) the loan's observable market price, or (3) the fair value of collateral. Changes in the allowance for loan losses are recorded in net realized losses on investments, excluding other-than-temporary impairment ("OTTI") losses.

52                                          UNION SECURITY INSURANCE COMPANY

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The Company places loans on non-accrual status after 90 days of delinquent payments (unless the loan is both well secured and in the process of collection). A loan may be placed on non-accrual status before this time if information is available that suggests its impairment is probable.



Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.



Short-term investments include money market funds and short maturity investments. These amounts are reported at cost, which approximates fair value.



The Company engages in collateralized transactions in which fixed maturity securities, especially bonds issued by the U.S. government, government agencies and authorities, and U.S. corporations, are loaned to selected broker/dealers. The collateral held under these securities lending transactions is reported at fair value and the obligation is reported at the amount of the collateral received. The difference between the collateral held and obligations under securities lending is recorded as an unrealized loss and is included as part of AOCI.



Other investments consist primarily of investments in joint ventures and partnerships. The joint ventures and partnerships are valued according to the equity method of accounting.



The Company monitors its investment portfolio to identify investments that may be other-than-temporarily impaired. In addition, securities, aggregated by issuer, whose market price is equal to 80% or less of their original purchase price or which had a discrete credit event resulting in the debtor defaulting or seeking bankruptcy protection are added to a potential write-down list, which is discussed at quarterly meetings attended by members of the Company's investment, accounting and finance departments. See Note 3 for further information.



Realized gains and losses on sales of investments are recognized on the specific identification basis.



Investment income is recorded as earned net of investment expenses. The Company uses the interest method to recognize interest income on its commercial mortgage loans.



The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.



CASH AND CASH EQUIVALENTS



The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank provided the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.



UNCOLLECTIBLE RECEIVABLE BALANCE



The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.



REINSURANCE



Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the consolidated balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company's primary liability to insureds, thus a credit exposure exists to the extent that any reinsurer is unable to meet the obligation assumed in the reinsurance agreements. To mitigate this exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and holds substantial collateral (in the form of funds withheld, trusts, and letters of credit) as security under the reinsurance agreements. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management's experience and current economic conditions.



Funds withheld under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.



Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.

UNION SECURITY INSURANCE COMPANY                                          53

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INCOME TAXES



The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or benefit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement.



Current federal income taxes are recognized based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.



The Company classifies net interest expense related to tax matters and any applicable penalties as a component of income tax expense.



DEFERRED ACQUISITION COSTS



The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, premium taxes and certain direct marketing expenses.



Premium deficiency testing is performed annually and generally reviewed quarterly. Such testing involves the use of best estimate assumptions including the anticipation of investment income to determine if anticipated future policy premiums are adequate to recover all DAC and related claims, benefits and expenses. To the extent a premium deficiency exists, it is recognized immediately by a charge to the consolidated statement of operations and a corresponding reduction in DAC. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.



Long Duration Contracts



Acquisition costs for Preneed life insurance policies and certain life insurance policies no longer offered are deferred and amortized in proportion to anticipated premiums over the premium-paying period. These acquisition costs consist primarily of first year commissions paid to agents and sales and policy issue costs.



Acquisition costs relating to group worksite insurance products consist primarily of first year commissions to brokers and one time policy transfer fees and costs of issuing new certificates. These acquisition costs are front-end loaded, thus they are deferred and amortized over the estimated terms of the underlying contracts.



For Preneed investment-type annuities, DAC is amortized in proportion to the present value of estimated gross profits from investment, mortality, expense margins and surrender charges over the estimated life of the policy or contract. The assumptions used for the estimates are consistent with those used in computing the policy or contract liabilities.



Acquisition costs on Fortis Financial Group ("FFG") and Long-Term Care ("LTC") disposed businesses were written off when the businesses were sold.



Short Duration Contracts



Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.



Acquisition costs relating to group term life, group disability and group dental consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.



PROPERTY AND EQUIPMENT



Property and equipment is included in other assets and reported at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over estimated useful lives with a maximum of 39.5 years for buildings, a maximum of 7 years for furniture and a maximum of 5 years for equipment. Expenditures for maintenance and repairs are charged to income as incurred. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset.



Property and equipment also includes capitalized software costs, which represent costs directly related to obtaining, developing or upgrading internal use software. Such costs are capitalized and amortized using the straight-line method over their estimated useful lives. Property and equipment are assessed for impairment when impairment indicators exist.

54                                          UNION SECURITY INSURANCE COMPANY

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GOODWILL



Goodwill represents the excess of acquisition costs over the net fair value of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather is tested at least annually for impairment. The Company reviews goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. The Company regularly assesses whether any indicators of impairment exist. Such indicators include, but are not limited to: a significant decline in expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment.



The goodwill impairment test has two steps. The Company first compares its estimated fair value with its net book value ("Step 1"). If the estimated fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its estimated fair value, the Company would perform a second test to measure the amount of impairment if any. To determine the amount of any impairment, the Company would determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination ("Step 2"). Specifically, the Company would determine the fair value of all of the assets and liabilities, including any unrecognized intangible assets, in a hypothetical calculation that would yield the implied fair value of goodwill. If the implied fair value of goodwill is less than the recorded goodwill, the Company would record an impairment charge for the difference.



In the fourth quarters of 2010 and 2009, the Company conducted annual assessments of goodwill. Based on the results of the 2010 assessment, the Company concluded that the net book value of its goodwill exceeded the estimated fair value and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded a $64,288 impairment charge. During 2009, the Company concluded that the net book value of its goodwill exceeded its estimated fair value and recorded a $75,244 impairment charge after performing a Step 2 test. See Notes 4 and 13 for further information.



VALUE OF BUSINESSES ACQUIRED



VOBA is the identifiable intangible asset representing the value of the insurance businesses acquired. The amount is determined using best estimates for mortality, lapse, maintenance expenses and investment returns at date of purchase. The amount determined represents the purchase price paid to the seller for producing the business. Similar to the amortization of DAC, the amortization of VOBA is over the premium payment period for traditional life insurance policies and Preneed limited payment policies. For Preneed annuities, the amortization of VOBA is over the expected lifetime of the policies.



VOBA is tested for recoverability annually. If it is determined that future policy premiums and investment income or gross profits are not adequate to cover related losses or loss expenses, then an expense is reported in current earnings. Based on 2010 and 2009 testing, future policy premiums and investment income or gross profits were deemed adequate to cover related losses or loss expenses.



OTHER ASSETS



Other assets primarily include prepaid items and other intangible assets. Other intangible assets that have finite lives, including but not limited to, customer contracts, are amortized over their estimated useful lives. Intangible assets deemed to have indefinite useful lives, primarily certain state licenses, are not amortized and are subject to at least annual impairment tests. Impairment exists if the carrying amount of the indefinite-lived intangible asset exceeds its fair value. For other intangible assets with finite lives, impairment is recognized if the carrying amount is not recoverable and exceeds the fair value of the intangible asset. Generally other intangible assets with finite lives are only tested for impairment if there are indicators ("triggers") of impairment identified. Triggers include, but are not limited to, a significant adverse change in the extent, manner or length of time in which the other intangible asset is being used or a significant adverse change in legal factors or in the business climate that could affect the value of the other intangible asset. In certain cases, the Company does perform an annual impairment test for other intangible assets with finite lives even if there are no triggers present. There were no impairments of finite-lived or indefinite-lived intangible assets in either 2010 or 2009.



SEPARATE ACCOUNTS



Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying consolidated statements of operations because the accounts are administered by reinsurers.



Prior to April 2, 2001, FFG had issued variable insurance products registered as securities under the Securities Act of 1933, as amended. These products featured fixed premiums, a minimum death benefit, and policyholder returns linked to an underlying portfolio of securities. The variable insurance products issued by FFG have been 100% reinsured with The Hartford Financial Services Group, Inc. and certain of its subsidiaries ("The Hartford").

UNION SECURITY INSURANCE COMPANY                                          55

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RESERVES



Reserves are established in accordance with GAAP, using generally accepted actuarial methods. Factors used in their calculation include experience derived from historical claim payments and actuarial assumptions. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverages, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.



Reserves do not represent an exact calculation of exposure, but instead represent our best estimates of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on facts and circumstances known at the time of calculation. The adequacy of reserves will be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.



Many of these items are not directly quantifiable. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the consolidated statement of operations in the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made. However, based on information currently available, we believe our reserve estimates are adequate.



Long Duration Contracts



The Company's long duration contracts include Preneed life insurance policies and annuity contracts, traditional life insurance policies no longer offered, policies disposed of via reinsurance (FFG and LTC contracts), group worksite and certain medical policies.



Future policy benefits and expense reserves for LTC, certain life and annuity insurance policies no longer offered, and the traditional life insurance contracts within FFG, are equal to the present value of future benefits to policyholders plus related expenses less the present value of the future net premiums. These amounts are estimated based on assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company's experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.



Future policy benefits and expense reserves for Preneed investment-type annuities, and the variable life insurance and investment-type annuity contracts in FFG consist of policy account balances before applicable surrender charges and certain deferred policy initiation fees that are being recognized in income over the terms of the policies. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. An unearned revenue reserve is also recorded for those Preneed life insurance contracts which represents the balance of the excess of gross premiums over net premiums that is still recognized in future years' income in a constant relationship to estimated gross profits.



Future policy benefits and expense reserves for Preneed life insurance contracts are reported at the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions are selected using best estimates for expected investment yield, inflation, mortality and withdrawal rates. These assumptions reflect current trends, are based on Company experience and include provision for possible unfavorable deviation. An unearned revenue reserve is also recorded for these contracts which represents the balance of the excess of gross premiums over net premiums that is still to be recognized in future years' income in a constant relationship to insurance in force.



Reserves for worksite group disability policies, which typically have high front-end costs and are expected to remain in force for an extended period of time, include case reserves and incurred but not reported ("IBNR") reserves which equal the net present value of the expected future claims payments. Worksite group long term disability reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio.



Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised.



Short Duration Contracts



The Company's short duration contracts include group term life contracts, group disability contracts, medical contracts, dental contracts, and credit life and disability contracts. For short duration contracts, claims and benefits payable reserves are

56                                          UNION SECURITY INSURANCE COMPANY

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recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include: (1) case reserves for known but unpaid claims as of the balance sheet date; (2) IBNR reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.



For group disability, the case reserves and the IBNR reserves are recorded at an amount equal to the net present value of the expected future claims payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio. Group long term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate.



Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.



DEFERRED GAIN ON DISPOSAL OF BUSINESSES



The Company recorded a deferred gain on disposal of businesses utilizing reinsurance. On March 1, 2000, the Company sold its LTC business using a coinsurance contract. On April 2, 2001, the Company sold its FFG business using coinsurance and a modified coinsurance contract. Since the form of sale did not discharge the Company's primary liability to the insureds, the gain on these disposals was deferred and reported as a liability. The liability is decreased and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company, and adjusts the revenue recognized accordingly. In 2010, the Company re-established $15,486 of the FFG deferred gain based on its annual review.



PREMIUMS



Long Duration Contracts



Currently, the Company's long duration contracts being sold are group worksite insurance. Revenues are recognized when earned on group worksite insurance products.



For life insurance policies previously sold by the Preneed business (no longer offered), revenue is recognized when due from policyholders.



For investment-type annuity contracts previously sold by the Preneed business (no longer offered), revenues consist of charges assessed against policy balances.



Premiums for LTC insurance and traditional life insurance contracts within FFG are recognized as revenue when due from the policyholder. For universal life insurance and investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the FFG and LTC businesses previously sold, all revenue is ceded.



Short Duration Contracts



The Company's short duration contracts are those on which the Company recognizes revenue on a pro-rata basis over the contract term. The Company's short duration contracts primarily include group term life, group disability, medical, dental, and credit life and disability.



TOTAL OTHER-THAN-TEMPORARY IMPAIRMENT LOSSES



For debt securities with credit losses and non-credit losses or gains, total other-than-temporary impairment losses is the total of the decline in fair value from either the most recent OTTI determination or a prior period end in which the fair value declined until the current period end valuation date. This amount does not include any securities that had fair value increases. For equity securities and debt securities that the Company has the intent to sell or if it is more likely than not that it will be required to sell, for equity securities that have an OTTI or for debt securities if there are only credit losses, total other-than-temporary impairment losses is the total amount by which the fair value of the security is less than its amortized cost basis at the period end valuation date and the decline in fair value is deemed to be other-than-temporary.



FEES AND OTHER INCOME



Income earned on Preneed life insurance policies with discretionary death benefit growth issued after 2008 is presented within fees and other income.



The Company derives fee and other income primarily from providing administrative services. These fees are recognized monthly when services are performed.



UNDERWRITING, GENERAL AND ADMINISTRATIVE EXPENSES



Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits and other general operating expenses.

UNION SECURITY INSURANCE COMPANY                                          57

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LEASES



The Company records expenses for operating leases on a straight-line basis over the lease term.



CONTINGENCIES



The Company follows the guidance on contingencies, which requires the Company to evaluate each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are adequate and reasonable.



RECENT ACCOUNTING PRONOUNCEMENTS -- ADOPTED



On January 1, 2010, the Company adopted the new guidance on transfers of financial assets. This new guidance amends the derecognition guidance and eliminates the exemption from consolidation for qualifying special-purpose entities. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.



On January 1, 2010, the Company adopted the new guidance on the accounting for a variable interest entity ("VIE"). This new guidance amends the consolidation guidance applicable to VIEs to require a qualitative assessment in the determination of the primary beneficiary of the VIE, to require an ongoing reconsideration of the primary beneficiary, to amend the events that trigger a reassessment of whether an entity is a VIE and to change the consideration of kick-out rights in determining if an entity is a VIE. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.



On July 1, 2009, the Company adopted the new guidance that establishes a single source of authoritative accounting and reporting guidance recognized by the FASB for nongovernmental entities (the "Codification"). The Codification does not change current GAAP, but is intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations. References to accounting guidance contained in the Company's consolidated financial statements and disclosures have been updated to reflect terminology consistent with the Codification. Plain English references to the accounting guidance have been made along with references to the ASC topic number and name.



On October 1, 2009, the Company adopted the new guidance on measuring the fair value of liabilities. When the quoted price in an active market for an identical liability is not available, this new guidance requires that either the quoted price of the identical or similar liability when traded as an asset or another valuation technique that is consistent with the fair value measurements and disclosures guidance be used to fair value the liability. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.



On April 1, 2009, the Company adopted the new OTTI guidance. This new guidance amends the previous guidance for debt securities and modifies the presentation and disclosure requirements for debt and equity securities. In addition, it amends the requirement for an entity to positively assert the intent and ability to hold a debt security to recovery to determine whether an OTTI exists and replaces this provision with the assertion that an entity does not intend to sell or it is not more likely than not that the entity will be required to sell a security prior to recovery of its amortized cost basis. Additionally, this new guidance modifies the presentation of certain OTTI debt securities to only present the impairment loss within the results of operations that represents the credit loss associated with the OTTI with the remaining impairment loss being presented within other comprehensive income (loss) ("OCI"). At adoption, the Company recorded a cumulative effect adjustment to reclassify the non-credit component of previously recognized OTTI securities which resulted in an increase of $16,424 (after-tax) in retained earnings and a decrease of $16,424 (after-tax) in AOCI. See Note 3 for further information.



On April 1, 2009, the Company adopted the new guidance on determining fair value in illiquid markets. This new guidance clarifies how to estimate fair value when the volume and level of activity for an asset or liability have significantly decreased. This new guidance also clarifies how to identify circumstances indicating that a transaction is not orderly. Under this new guidance, significant decreases in the volume and level of activity of an asset or liability, in relation to normal market activity requires further evaluation of transactions or quoted prices and exercise of significant judgment in arriving at fair values. This new guidance also requires additional interim and annual disclosures. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

58                                          UNION SECURITY INSURANCE COMPANY

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On January 1, 2009, the Company adopted the revised business combinations guidance. The revised guidance retains the fundamental requirements of the previous guidance in that the acquisition method of accounting be used for all business combinations, that an acquirer be identified for each business combination and for goodwill to be recognized and measured as a residual. The revised guidance expands the definition of transactions and events that qualify as business combinations to all transactions and other events in which one entity obtains control over one or more other businesses. The revised guidance broadens the fair value measurement and recognition of assets acquired, liabilities assumed and interests transferred as a result of business combinations. It also increases the disclosure requirements for business combinations in the consolidated financial statements. The adoption of the revised guidance did not have an impact on the Company's financial position or results of operations. However, should the Company enter into a business combination in 2010 or beyond, our financial position or results of operations could incur a significantly different impact than had it recorded the acquisition under the previous business combinations guidance. Earnings volatility could result, depending on the terms of the acquisition.



On January 1, 2009, the Company adopted the new consolidations guidance. The new guidance requires that a noncontrolling interest in a subsidiary be separately reported within equity and the amount of consolidated net income attributable to the noncontrolling interest be presented in the statement of operations. The new guidance also calls for consistency in reporting changes in the Parent's ownership interest in a subsidiary and necessitates fair value measurement of any noncontrolling equity investment retained in a deconsolidation. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations.



On January 1, 2009, the Company applied the fair value measurements and disclosures guidance for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The application of this guidance for those assets and liabilities did not have an impact on the Company's financial position or results of operations. TheCompany's non-financial assets measured at fair value on a non-recurring basis include goodwill and intangible assets. In a businesscombination, the non-financial assets and liabilities of the acquired company would be measured at fair value in accordance with the fair valuemeasurements and disclosures guidance. The requirements of this guidance include using an exit price based on an orderly transaction betweenmarket participants at the measurement date assuming the highest and best use of the asset by market participants. To perform a market valuation, the Company is required to use a market, income or cost approach valuation technique(s). The Company performs its annual impairment analyses of goodwill and indefinite-lived intangible assets in the fourth quarter, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If Step 1 of the impairment test indicates that the net book value of the Company is greater than the estimated fair value, then Step 2 test is required. Step 2 requires that the Company measure the fair value of goodwill of the Company. As mentioned above, the application of this guidance which was used to measure the fair value of goodwill in Step 2 of the goodwill impairment test did not have an impact on the Company's financial position or results of operations.



On January 1, 2008, the Company adopted the fair value measurements and disclosures guidance. This guidance defined fair value, addressed how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP and expanded disclosures about fair value measurements. This guidance was applied prospectively for financial assets and liabilities measured on a recurring basis as of January 1, 2008 except for certain financial assets that were measured at fair value using a transaction price. For these financial instruments, which the Company has, this guidance required limited retrospective adoption and thus the difference between the fair values using a transaction price and the fair values using an exit price of the relevant financial instruments was shown as a cumulative-effect adjustment to the January 1, 2008 retained earnings balance. At adoption, the Company recognized a $4,200 decrease to other assets, and a corresponding decrease of $2,730 (after-tax) to retained earnings. See Notes 3 and 4 for further information regarding these financial instruments and the fair value disclosures, respectively.



RECENT ACCOUNTING PRONOUNCEMENTS -- NOT YET ADOPTED



In October 2010, the FASB issued amendments to existing guidance on accounting for costs associated with acquiring or renewing insurance contracts. The amendments modify the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts. Under this amended guidance, acquisition costs are defined as costs that are related directly to the successful acquisition of new or renewal insurance contracts. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Therefore, the Company is required to adopt this guidance on January 1, 2012. Prospective application as of the date of adoption is required; however retrospective application to all prior periods presented upon the date of adoption is also permitted, but not required. Early adoption is permitted, but only at the beginning of an entity's annual reporting period. The Company is currently evaluating the requirements of the amendments and the potential impact, if any, on the Company's financial position and results of operations.

UNION SECURITY INSURANCE COMPANY                                          59

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3. INVESTMENTS



The following tables show the amortized cost, gross unrealized gains and losses and fair value and OTTI of our fixed maturity and equity securities as of the dates indicated:



                                                                 DECEMBER 31, 2010
                                           COST OR                  GROSS                      GROSS
                                          AMORTIZED              UNREALIZED                  UNREALIZED
                                            COST                    GAINS                      LOSSES
------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
United States Government and
 government agencies and authorities           $7,096                   $210                        $(6)
States, municipalities and political
 subdivisions                                  55,486                    945                     (1,360)
Foreign governments                            34,913                  2,616                       (540)
Asset-backed                                    2,180                     93                         --
Commercial mortgage-backed                     11,060                    459                         (3)
Residential mortgage-backed                    97,562                  7,447                        (11)
Corporate                                   2,329,309                188,000                    (18,600)
                                        -------------            -----------                 ----------
       TOTAL FIXED MATURITY SECURITIES     $2,537,606               $199,770                   $(20,520)
                                        -------------            -----------                 ----------
EQUITY SECURITIES:
Common stocks                                     $92                    $87                       $ --
Non-redeemable preferred stocks               126,534                  8,850                     (6,795)
                                        -------------            -----------                 ----------
               TOTAL EQUITY SECURITIES       $126,626                 $8,937                    $(6,795)
                                        -------------            -----------                 ----------

                                                     DECEMBER 31, 2010

                                                                      OTTI IN
                                              FAIR VALUE              AOCI (1)
--------------------------------------  -------------------------------------------
FIXED MATURITY SECURITIES:
United States Government and
 government agencies and authorities                $7,300                $ --
States, municipalities and political
 subdivisions                                       55,071                  --
Foreign governments                                 36,989                  --
Asset-backed                                         2,273                  --
Commercial mortgage-backed                          11,516                  --
Residential mortgage-backed                        104,998                 633
Corporate                                        2,498,709               9,182
                                             -------------            --------
       TOTAL FIXED MATURITY SECURITIES          $2,716,856              $9,815
                                             -------------            --------
EQUITY SECURITIES:
Common stocks                                         $179                $ --
Non-redeemable preferred stocks                    128,589                  --
                                             -------------            --------
               TOTAL EQUITY SECURITIES            $128,768                $ --
                                             -------------            --------



                                                                DECEMBER 31, 2009
                                           COST OR                GROSS                   GROSS
                                          AMORTIZED            UNREALIZED               UNREALIZED
                                            COST                  GAINS                   LOSSES
----------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
United States Government and
 government agencies and authorities           $2,888                 $124                    $ --
States, municipalities and political
 subdivisions                                  58,962                1,194                  (1,762)
Foreign governments                            34,969                1,984                  (1,825)
Asset-backed                                    3,782                   56                     (58)
Commercial mortgage-backed                     20,369                  121                    (168)
Residential mortgage-backed                   122,036                5,947                    (454)
Corporate                                   2,250,259              107,017                 (49,578)
                                        -------------          -----------              ----------
       TOTAL FIXED MATURITY SECURITIES     $2,493,265             $116,443                $(53,845)
                                        -------------          -----------              ----------
EQUITY SECURITIES:
Non-redeemable preferred stocks              $160,510               $9,699                $(12,216)
                                        -------------          -----------              ----------

                                                 DECEMBER 31, 2009

                                                                 OTTI
                                         FAIR VALUE          IN AOCI (1)
--------------------------------------  -----------------------------------
FIXED MATURITY SECURITIES:
United States Government and
 government agencies and authorities           $3,012              $ --
States, municipalities and political
 subdivisions                                  58,394                --
Foreign governments                            35,128                --
Asset-backed                                    3,780                --
Commercial mortgage-backed                     20,322                --
Residential mortgage-backed                   127,529              (132)
Corporate                                   2,307,698             6,218
                                        -------------          --------
       TOTAL FIXED MATURITY SECURITIES     $2,555,863            $6,086
                                        -------------          --------
EQUITY SECURITIES:
Non-redeemable preferred stocks              $157,993              $ --
                                        -------------          --------



(1) Represents the amount of other-than-temporary impairment gains in AOCI, which, from April 1, 2009, were not included in earnings under the new OTTI guidance for debt securities.



The cost or amortized cost and fair value of fixed maturity securities at December 31, 2010 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.



                                             COST OR
                                            AMORTIZED        FAIR
                                              COST           VALUE
----------------------------------------------------------------------
Due in one year or less                         $95,904        $97,549
Due after one year through five years           289,089        306,193
Due after five years through ten years          529,404        560,518
Due after ten years                           1,512,407      1,633,809
                                          -------------  -------------
                                   TOTAL      2,426,804      2,598,069
Asset-backed                                      2,180          2,273
Commercial mortgage-backed                       11,060         11,516
Residential mortgage-backed                      97,562        104,998
                                          -------------  -------------
                                   TOTAL     $2,537,606     $2,716,856
                                          -------------  -------------

60                                          UNION SECURITY INSURANCE COMPANY

-------------------------------------------------------------------------------


Major categories of net investment income were as follows:



                                         YEARS ENDED DECEMBER 31,
                                  2010             2009             2008
--------------------------------------------------------------------------------
Fixed maturity securities        $160,844         $158,678         $165,334
Equity securities                   9,960           12,522           15,860
Commercial mortgage loans on
 real estate                       46,977           51,287           54,535
Policy loans                          788              830              806
Short-term investments                204            1,207            2,888
Other investments                   1,042              603            6,351
Cash and cash equivalents              16               95            1,208
                               ----------       ----------       ----------
      TOTAL INVESTMENT INCOME     219,831          225,222          246,982
Investment expenses                (7,356)          (8,497)          (8,531)
                               ----------       ----------       ----------
        NET INVESTMENT INCOME    $212,475         $216,725         $238,451
                               ----------       ----------       ----------



No material investments of the Company were non-income producing for the years ended December 31, 2010, 2009, and 2008.



The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales.



                                          FOR THE YEARS ENDED DECEMBER 31,
                                       2010             2009             2008
--------------------------------------------------------------------------------
Proceeds from sales                   $368,551         $271,086         $548,341
Gross realized gains                    17,592           10,045           20,231
Gross realized losses                    2,326           20,503           44,001



For securities sold at a loss during 2010, the average period of time these securities were trading continuously at a price below book value was approximately 27 months.



The following table sets forth the net realized gains (losses), including other-than-temporary impairments, recognized in the statement of operations as follows:



                                         YEARS ENDED DECEMBER 31,
                                  2010            2009             2008
--------------------------------------------------------------------------------
Net realized gains (losses)
 related to sales and other:
 Fixed maturity securities        $12,287           $(198)          $(5,350)
 Equity securities                  3,051          (9,647)          (16,153)
 Commercial mortgage loans on
  real estate                      (3,882)         (4,100)             (234)
 Other investments                      2              20                --
 Collateral held under
  securities lending                   --              --            (4,884)
                                ---------       ---------       -----------
      TOTAL NET REALIZED GAINS
     (LOSSES) RELATED TO SALES     11,458         (13,925)          (26,621)
                                ---------       ---------       -----------
Net realized losses related to
 other-than-temporary
 impairments:
 Fixed maturity securities         (4,045)         (6,990)          (57,271)
 Equity securities                   (230)         (4,597)          (51,804)
                                ---------       ---------       -----------
     TOTAL NET REALIZED LOSSES
                    RELATED TO
          OTHER-THAN-TEMPORARY
                   IMPAIRMENTS     (4,275)        (11,587)         (109,075)
                                ---------       ---------       -----------
      TOTAL NET REALIZED GAINS
                      (LOSSES)     $7,183        $(25,512)        $(135,696)
                                ---------       ---------       -----------

UNION SECURITY INSURANCE COMPANY                                          61

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OTHER-THAN-TEMPORARY IMPAIRMENTS



Adoption of the OTTI Guidance



On April 1, 2009, the Company adopted the OTTI guidance which requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Prior to April 1, 2009, the Company was required to determine whether it had the intent and ability to hold the investment for a sufficient period of time for the value to recover. When the analysis of the above factors resulted in the Company's conclusion that declines in market values were other-than-temporary, the cost of the securities was written down to market value and the reduction in value was reflected as a realized loss in the statement of operations. Under the OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit, factors (E.G., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but the Company intends to sell the security or it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI were recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.



The OTTI guidance required that the Company record, as of April 1, 2009, the date of adoption, a cumulative effect adjustment to reclassify the noncredit component of a previously recognized OTTI from retained earnings to other comprehensive income. For purposes of calculating the cumulative effect adjustment, the Company reviewed OTTI it had recorded through realized losses on securities held at March 31, 2009, which were $64,705, and estimated the portion related to credit losses (I.E., where the present value of cash flows expected to be collected are lower than the amortized cost basis of the security) and the portion related to all other factors. The Company determined that $36,462 of the OTTI previously recorded related to specific credit losses and $28,243 related to all other factors. Under the OTTI guidance, the Company increased the amortized cost basis of these debt securities by $25,268 and recorded a cumulative effect adjustment, net of tax, in its shareholder's equity section. The cumulative effect adjustment had no effect on total shareholder's equity as it increased retained earnings and reduced accumulated other comprehensive income.



For the twelve months ended December 31, 2010 and 2009, the Company recorded $4,263 and $11,330, respectively, of OTTI, of which $4,275 and $11,587 was related to credit losses and recorded as net OTTI losses recognized in earnings, with the remaining amount of $(12) and $(257), respectively, related to all other factors and recorded as an unrealized gain component of AOCI.



The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts.



                                                                 YEAR ENDED
                                                              DECEMBER 31, 2010
--------------------------------------------------------------------------------
Balance, beginning of year                                          $29,247
 Additions for credit loss impairments recognized in the
  current period on securities not previously impaired                1,045
 Additions for credit loss impairments recognized in the
  current period on securities previously impaired                      251
 Reductions for securities which the amount previously
  recognized in other comprehensive income was recognized
  in earnings because the entity intends to sell the
  security                                                              (75)
 Reductions for increases in cash flows expected to be
  collected that are recognized over the remaining life of
  the security                                                         (201)
 Reductions for credit loss impairments previously
  recognized on securities which matured, paid down,
  prepaid or were sold during the period                               (945)
                                                                  ---------
                                       BALANCE, END OF YEAR         $29,322
                                                                  ---------

62                                          UNION SECURITY INSURANCE COMPANY

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                                                                 YEAR ENDED
                                                              DECEMBER 31, 2009
--------------------------------------------------------------------------------
Balance, beginning of year                                              $ --
 Credit losses remaining in retained earnings related to
  the adoption of OTTI guidance effective April 1, 2009               36,462
 Additions for credit loss impairments recognized in the
  current period on securities not previously impaired                   681
 Additions for credit loss impairments recognized in the
  current period on securities previously impaired                       680
 Reductions for increases in cash flows expected to be
  collected that are recognized over the remaining life of
  the security                                                          (275)
 Reductions for credit loss impairments previously
  recognized on securities which matured, paid down,
  prepaid or were sold during the period                              (8,301)
                                                                 -----------
                                       BALANCE, END OF YEAR          $29,247
                                                                 -----------



We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.



The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed or asset-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential and commercial mortgage-backed and asset-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the balance sheet date. The discounted cash flows become the new amortized cost basis of the fixed maturity security.



In periods subsequent to the recognition of an other-than-temporary impairment, the Company generally accretes the discount (or amortizes the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.

UNION SECURITY INSURANCE COMPANY                                          63

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Realized gains and losses on sales of investments are recognized on the specific identification basis.



The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2010 and 2009 were as follows:



                                                                      DECEMBER 31, 2010
                                                LESS THAN 12 MONTHS                        12 MONTHS OR MORE
                                           FAIR              UNREALIZED              FAIR              UNREALIZED
                                          VALUE                LOSSES               VALUE                LOSSES
----------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and
  government agencies and authorities       $4,994                 $(6)                 $ --                 $ --
 States, municipalities and political
  subdivisions                              24,237                (711)                6,865                 (649)
 Foreign governments                         3,575                  (1)                6,528                 (539)
 Commercial mortgage-backed                  1,188                  (3)                   --                   --
 Residential mortgage-backed                   163                 (10)                   18                   (1)
 Corporate                                 267,446              (8,452)              121,553              (10,148)
                                        ----------            --------            ----------            ---------
       TOTAL FIXED MATURITY SECURITIES    $301,603             $(9,183)             $134,964             $(11,337)
                                        ----------            --------            ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks           $16,230               $(649)              $50,814              $(6,146)
                                        ----------            --------            ----------            ---------

                                                    DECEMBER 31, 2010
                                                            TOTAL
                                                FAIR              UNREALIZED
                                               VALUE                LOSSES
--------------------------------------  -----------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and
  government agencies and authorities            $4,994                  $(6)
 States, municipalities and political
  subdivisions                                   31,102               (1,360)
 Foreign governments                             10,103                 (540)
 Commercial mortgage-backed                       1,188                   (3)
 Residential mortgage-backed                        181                  (11)
 Corporate                                      388,999              (18,600)
                                             ----------            ---------
       TOTAL FIXED MATURITY SECURITIES         $436,567             $(20,520)
                                             ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks                $67,044              $(6,795)
                                             ----------            ---------



                                                                      DECEMBER 31, 2009
                                                LESS THAN 12 MONTHS                        12 MONTHS OR MORE
                                           FAIR              UNREALIZED              FAIR              UNREALIZED
                                          VALUE                LOSSES               VALUE                LOSSES
----------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political
  subdivisions                              $8,053               $(347)              $13,143              $(1,415)
 Foreign governments                           653                 (28)               12,874               (1,797)
 Asset-backed                                1,499                 (21)                1,005                  (37)
 Commercial mortgage-backed                 10,342                 (64)                1,070                 (104)
 Residential mortgage-backed                 2,284                (289)                1,184                 (165)
 Corporate                                 249,368              (8,761)              389,551              (40,817)
                                        ----------            --------            ----------            ---------
       TOTAL FIXED MATURITY SECURITIES    $272,199             $(9,510)             $418,827             $(44,335)
                                        ----------            --------            ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks              $505                $(39)              $83,260             $(12,177)
                                        ----------            --------            ----------            ---------

                                                    DECEMBER 31, 2009
                                                            TOTAL
                                                FAIR              UNREALIZED
                                               VALUE                LOSSES
--------------------------------------  -----------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political
  subdivisions                                  $21,196              $(1,762)
 Foreign governments                             13,527               (1,825)
 Asset-backed                                     2,504                  (58)
 Commercial mortgage-backed                      11,412                 (168)
 Residential mortgage-backed                      3,468                 (454)
 Corporate                                      638,919              (49,578)
                                             ----------            ---------
       TOTAL FIXED MATURITY SECURITIES         $691,026             $(53,845)
                                             ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks                $83,765             $(12,216)
                                             ----------            ---------



Total gross unrealized losses represent less than 6% and 9% of the aggregate fair value of the related securities at December 31, 2010 and 2009, respectively. Approximately 36% and 14% of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2010 and 2009, respectively. The total gross unrealized losses are comprised of 234 and 328 individual securities at December 31, 2010 and 2009, respectively. In accordance with its policy described above, the Company concluded that for these securities an adjustment to its results of operations for other-than-temporary impairments of the gross unrealized losses was not warranted at December 31, 2010 and 2009. These conclusions are based on a detailed analysis of the underlying credit and expected cash flows of each security. As of December 31, 2010, the gross unrealized losses that have been in a continuous loss position for twelve months or more were concentrated in non-redeemable preferred stocks and in the financial, industrial and consumer cyclical industries of the Company's corporate fixed maturity securities. For these concentrations, gross unrealized losses of twelve months or more were $15,117, or 86%, of the total. The gross unrealized losses are primarily attributable to widening credit spreads. As of December 31, 2010, the Company did not intend to sell the securities and it was not more likely than not that the Company would be required to sell the securities before the anticipated recovery of their amortized cost basis.



The cost or amortized cost and fair value of available for sale fixed maturity securities in an unrealized loss position at December 31, 2010, by contractual maturity, is shown below:



                                                     COST OR
                                                 AMORTIZED COST      FAIR VALUE
--------------------------------------------------------------------------------
Due in one year or less                                 $1,505            $1,502
Due after one year through five years                   28,599            27,840
Due after five years through ten years                 126,274           120,894
Due after ten years                                    299,326           284,962
                                                   -----------       -----------
                                       TOTAL           455,704           435,198
Commercial mortgage-backed                               1,191             1,188
Residential mortgage-backed                                192               181
                                                   -----------       -----------
                                       TOTAL          $457,087          $436,567
                                                   -----------       -----------

64                                          UNION SECURITY INSURANCE COMPANY

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The Company has exposure to sub-prime and related mortgages within our fixed maturity security portfolio. At December 31, 2010, approximately 4.4% of the residential mortgage-backed holdings had exposure to sub-prime mortgage collateral. This represented approximately 0.2% of the total fixed income portfolio and 0.4% of the total unrealized gain position. Of the securities with sub-prime exposure, approximately 45% are rated as investment grade. All residential mortgage-backed securities, including those with sub-prime exposure, are reviewed as part of the ongoing other-than-temporary impairment monitoring process.



The Company has made commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the U.S. and Canada. At December 31, 2010, approximately 39% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of California, New York and Utah. Although the Company has a diversified loan portfolio, an economic downturn could have an adverse impact on the ability of its debtors to repay their loans. The outstanding balance of commercial mortgage loans range in size from $38 to $12,519 at December 31, 2010 and from $54 to $13,926 at December 31, 2009.



Credit quality indicators for commercial mortgage loans are loan-to-value and debt-service coverage ratios. Loan-to-value and debt-service coverage ratios are measures commonly used to assess the credit quality of commercial mortgage loans. The loan-to-value ratio compares the principal amount of the loan to the fair value of the underlying property collateralizing the loan, and is commonly expressed as a percentage. The debt-service coverage ratio compares a property's net operating income to its debt-service payments and is commonly expressed as a ratio of one. The loan-to-value and debt-service coverage ratios are generally updated annually in the third quarter. The following summarizes our loan-to-value and average debt-service coverage ratios:



                                                                 % OF             DEBT-
                                                                GROSS            SERVICE
                                           CARRYING            MORTGAGE         COVERAGE
LOAN-TO-VALUE                               VALUE               LOANS             RATIO
--------------------------------------------------------------------------------------------
70% and less                                $495,406              69.4%            2.06
71 - 80%                                     102,409              14.3%            1.41
81 - 95%                                      72,348              10.1%            1.21
Greater than 95%                              44,582               6.2%            0.91
                                          ----------            ------            -----
Gross commercial mortgage loans              714,745             100.0%            1.81
                                                                ------
Less valuation allowance                     (12,434)
                                          ----------
           NET COMMERCIAL MORTGAGE LOANS    $702,311
                                          ----------



All commercial mortgage loans that are individually impaired have an established mortgage loan valuation allowance for losses. Changing economic conditions affect our valuation of commercial mortgage loans. Changing vacancies and rents are incorporated into the discounted cash flow analysis that we perform for monitored loans and may contribute to the establishment of (or an increase or decrease in) a commercial mortgage loan valuation allowance for losses. In addition, we continue to monitor the entire commercial mortgage loan portfolio to identify risk. Areas of emphasis are properties that have exposure to earthquakes, have deteriorating credits or have experienced a reduction in debt-service coverage ratio. Where warranted, we have established or increased a valuation allowance based upon this analysis.



The commercial mortgage loan valuation allowance for losses was $12,434 and $8,552 at December 31, 2010 and 2009, respectively. The increase in the commercial mortgage loan valuation allowance for the years ended December 31, 2010 and 2009 is due to the current year provision of $3,882 and $5,300 respectively. The provision increases were mainly due to one individually impaired commercial mortgage loan with a loan valuation allowance of $7,732 and $2,212, and a net loan value of $0 and $5,520 at December 31, 2010 and December 31, 2009, respectively.



At December 31, 2010, the Company had mortgage loan commitments outstanding of approximately $11,770 and is committed to fund additional capital contributions of $705 to joint ventures and to certain investments in limited partnerships.



The Company has short term investments and fixed maturities of $6,562 and $7,378 at December 31, 2010 and 2009, respectively, on deposit with various governmental authorities as required by law.



SECURITIES LENDING



The Company engages in transactions in which fixed maturity securities, especially bonds issued by the U.S. government, government agencies and authorities, and U.S. corporations, are loaned to selected broker/dealers. Collateral, greater than or equal to 102% of the fair value of the securities lent, plus accrued interest, is received in the form of cash and cash equivalents held by a custodian bank for the benefit of the Company. The use of cash collateral received is unrestricted. The Company reinvests the cash collateral received, generally in investments of high credit quality that are designated as available-for-sale. The Company monitors the fair value of securities loaned and the collateral received, with additional collateral obtained, as necessary. The Company is subject to the risk of loss to the extent there is a loss on the re-investment of cash collateral.

UNION SECURITY INSURANCE COMPANY                                          65

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As of December 31, 2010 and 2009, our collateral held under securities lending, of which its use is unrestricted, was $57,039 and $106,896, respectively, while our liability to the borrower for collateral received was $57,467 and $108,186, respectively. The difference between the collateral held and obligations under securities lending is recorded as an unrealized loss and is included as part of AOCI. All securities with unrealized losses have been in a continuous loss position for twelve months or longer as of December 31, 2010 and December 31, 2009. The Company includes the available-for-sale investments purchased with the cash collateral in its evaluation of other-than-temporary impairments.



Cash proceeds that the Company receives as collateral for the securities it lends and subsequent repayment of the cash are regarded by the Company as cash flows from financing activities, since the cash received is considered a borrowing. Since the Company reinvests the cash collateral generally in investments that are designated as available-for-sale, the reinvestment is presented as cash flows from investing activities.



4. FAIR VALUE DISCLOSURES



FAIR VALUES, INPUTS AND VALUATION TECHNIQUES FOR FINANCIAL ASSETS AND LIABILITIES DISCLOSURES



The fair value measurements and disclosures guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.



The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.



The levels of the fair value hierarchy are described below:



- Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.



- Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.



- Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset.



A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.



The following tables present the Company's fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of December 31, 2010 and December 31, 2009. The amounts presented below for Collateral held under securities lending, Cash equivalents, Other assets, Assets held in separate accounts and liabilities related to separate accounts differ from the amounts presented in the consolidated balance sheets because only certain investments or certain assets and liabilities within these line items are measured at estimated fair value. The fair value amount and the majority of the associated levels presented for Assets held in separate accounts are received directly from third parties.

66                                          UNION SECURITY INSURANCE COMPANY

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The following tables present the Company's fair value hierarchy for those recurring basis assets and liabilities as of December 31, 2010 and 2009.



                                                                                 DECEMBER 31, 2010
                                                           Total              Level 1             Level 2           Level 3
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Fixed maturity securities:
 United States government and government agencies and
  authorities                                                 $7,300                $ --              $7,300            $ --
 States, municipalities and political subdivisions            55,071                  --              55,071              --
 Foreign governments                                          36,989                  --              36,452             537
 Asset-backed                                                  2,273                  --               2,273              --
 Commercial mortgage-backed                                   11,516                  --              10,976             540
 Residential mortgage-backed                                 104,998                  --             104,998              --
 Corporate                                                 2,498,709                  --           2,471,691          27,018
Equity securities:
 Common stocks                                                   179                 179                  --              --
 Non-redeemable preferred stocks                             128,589                  --             128,494              95
Short-term investments                                        53,246              53,246(b)               --              --
Collateral held under securities lending                      32,039              21,189(b)           10,850(c)           --
Cash equivalents                                              12,886              12,886(b)               --              --
Other assets                                                   8,079                  --                  --           8,079(d)
Assets held in separate accounts                           1,763,690           1,672,405(a)           91,285(c)           --
                                                       -------------       -------------       -------------       ---------
                               TOTAL FINANCIAL ASSETS     $4,715,564          $1,759,905          $2,919,390         $36,269
                                                       -------------       -------------       -------------       ---------
FINANCIAL LIABILITIES
Liabilities related to separate accounts                  $1,763,690          $1,672,405(a)          $91,285(c)         $ --
                                                       -------------       -------------       -------------       ---------



                                                                                 DECEMBER 31, 2009
                                                           Total              Level 1             Level 2           Level 3
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Fixed maturity securities:
 United States government and government agencies and
  authorities                                                 $3,012                $ --              $3,012            $ --
 States, municipalities and political subdivisions            58,394                  --              58,394              --
 Foreign governments                                          35,128                  --              34,613             515
 Asset-backed                                                  3,780                  --               3,780              --
 Commercial mortgage-backed                                   20,322                  --              18,130           2,192
 Residential mortgage-backed                                 127,529                  --             127,529              --
 Corporate                                                 2,307,698                  --           2,275,987          31,711
Non-redeemable preferred stocks                              157,993                  --             154,774           3,219
Short-term investments                                        70,367              65,875(b)            4,492              --
Collateral held under securities lending                      66,896              27,833(b)           39,063(c)           --
Cash equivalents                                              32,491              32,491(b)               --              --
Other assets                                                  10,406                  --                  --          10,406(d)
Assets held in separate accounts                           1,738,969           1,653,588(a)           85,381(c)           --
                                                       -------------       -------------       -------------       ---------
                               TOTAL FINANCIAL ASSETS     $4,632,985          $1,779,787          $2,805,155         $48,043
                                                       -------------       -------------       -------------       ---------
FINANCIAL LIABILITIES
Liabilities related to separate accounts                  $1,738,969          $1,653,588(a)          $85,381(c)         $ --
                                                       -------------       -------------       -------------       ---------



(a)  Mainly includes mutual funds.



(b) Mainly includes money market funds.



(c)  Mainly includes fixed maturity securities.



(d) Mainly includes the Consumer Price Index Cap Derivatives ("CPI Caps").



There were no significant transfers between Level 1 and Level 2 financial assets during the period. However, there were transfers between Level 2 and Level 3 financial assets during the period, which are reflected in the "Net transfers" line below. Transfers between Level 2 and Level 3 most commonly occur when market observable inputs that were previously available become unavailable in the current period. The remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources.

UNION SECURITY INSURANCE COMPANY                                          67

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The following tables summarize the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the years ended December 31, 2010 and 2009:



                                                                                              EQUITY
                                                                                            SECURITIES
                                                      YEAR ENDED DECEMBER 31, 2010             NON-
                  TOTAL                      FIXED MATURITYASECURITIES                      REDEEMABLE
                 LEVEL 3         FOREIGN           MORTGAGE-                                 PREFERRED          OTHER
                  ASSETS       GOVERNMENTS           BACKED             CORPORATE             STOCKS            ASSETS
---------------------------------------------------------------------------------------------------------------------------
Balance,
 beginning of
 period           $48,043          $515              $2,192              $31,711               $3,219           $10,406
Total (losses)
 gains
 (realized/unrealized)
 included in
 earnings          (1,537)           --                   9                 (816)               1,597            (2,327)
Net unrealized
 gains (losses)
 included in
 Stockholder's
 equity             1,377            22                 129                2,461               (1,235)               --
Purchases           2,300            --                  --                2,300                   --                --
Sales             (17,047)           --                (568)             (13,017)              (3,462)
Net transfers
 (1)                3,133            --              (1,222)               4,379                  (24)               --
                 --------          ----              ------              -------              -------          --------
BALANCE, END OF
         PERIOD   $36,269          $537                $540              $27,018                  $95            $8,079
                 --------          ----              ------              -------              -------          --------



                                                                                                  EQUITY
                                                                                                SECURITIES
                                                        YEAR ENDED DECEMBER 31, 2009               NON-
                 TOTAL                         FIXED MATURITYISECURITIES                        REDEEMABLE
                 LEVEL 3       FOREIGN                MORTGAGE-                                  PREFERRED          OTHER
                 ASSETS        GOVERNMENTS              BACKED             CORPORATE              STOCKS            ASSETS
---------------------------------------------------------------------------------------------------------------------------
Balance,
 beginning of
 period           $43,352           $6,328              $1,924               $25,635               $4,644            $4,821
Total gains
 (losses)
 (realized/unrealized)
 included in
 earnings           5,039              147                  24                  (717)                  --             5,585
Net unrealized
 gains (losses)
 included in
 Stockholder's
 equity             4,079           (1,335)                308                 4,748                  358                --
Purchases          11,812               --                  --                11,812                   --                --
Sales                (996)              --                 (64)                 (932)
Net transfers
 (1)              (15,243)          (4,625)                 --                (8,835)              (1,783)               --
                 --------          -------              ------              --------              -------          --------
BALANCE, END OF
         PERIOD   $48,043             $515              $2,192               $31,711               $3,219           $10,406
                 --------          -------              ------              --------              -------          --------



(1) Net transfers are primarily attributable to changes in the availability of observable market information and re-evaluation of the observability of pricing inputs.



Three different valuation techniques can be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information from market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date (such as for mutual funds and money market funds). Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but rather by relying on the securities' relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.



Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques, and the multi-period excess earnings method.

68                                          UNION SECURITY INSURANCE COMPANY

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Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.



While not all three approaches are applicable to all financial assets or liabilities, where appropriate, one or more valuation techniques may be used. For all the classes of financial assets and liabilities included in the above hierarchy, excluding the CPI Caps and certain privately placed corporate bonds, the market valuation technique is generally used. For certain privately placed corporate bonds and the CPI Caps, the income valuation technique is generally used. For the years ended December 31, 2010 and 2009, the application of the valuation technique applied to the Company's classes of financial assets and liabilities has been consistent.



Level 2 securities are valued using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for our Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance, defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The following observable market inputs ("standard inputs"), listed in the approximate order of priority, are utilized in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. To price municipal bonds, the pricing service uses material event notices and new issue data inputs in addition to the standard inputs. To price residential and commercial mortgage-backed securities and asset-backed securities, the pricing service uses vendor trading platform data, monthly payment information and collateral performance inputs in addition to the standard inputs. The pricing service also evaluates each security based on relevant market information including: relevant credit information, perceived market movements and sector news. Valuation models can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable to the pricing service, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources and are categorized as Level 3 securities. The Company could not corroborate the non-binding broker quotes with Level 2 inputs.



A non-pricing service source prices certain privately placed corporate bonds using a model with observable inputs including, but not limited to, the credit rating, credit spreads, sector add-ons, and issuer specific add-ons. A non-pricing service source prices our CPI Caps using a model with inputs including, but not limited to, the time to expiration, the notional amount, the strike price, the forward rate, implied volatility and the discount rate.



Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:



-   There are few recent transactions,



-   Little information is released publicly,



- The available prices vary significantly over time or among market participants,



-   The prices are stale (i.e., not current), and



-   The magnitude of the bid-ask spread.



Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.



The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.

UNION SECURITY INSURANCE COMPANY                                          69

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DISCLOSURES FOR NON-FINANCIAL ASSETS MEASURED AT FAIR VALUE ON A NON-RECURRING BASIS



The Company also measures the fair value of certain assets on a non-recurring basis, generally on an annual basis, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include commercial mortgage loans, goodwill and finite-lived intangible assets.



The Company carries a loan valuation allowance of $7,732 and $2,212 as of December 31, 2010 and 2009, respectively, on one individually impaired commercial mortgage loan with a principal balance of $7,732 for both periods. Due to the continued decline in the regional commercial real estate market, the value of the loan was determined to be zero at December 31, 2010. The fair value measurement was classified as Level 3 (unobservable) inputs in the fair value hierarchy.



In accordance with the goodwill guidance, since the carrying amount of the Company was greater than its estimated fair value as determined in Step 1 of the impairment test, the Company was required to measure the fair value of goodwill of the Company in Step 2 of the impairment test. Goodwill of the Company with a carrying amount of $81,573 was written down to its implied fair value of $17,285, resulting in impairment charges of $64,288, which were included in earnings for the periods. See Note 13 for further information.



To estimate the fair value, the Company utilized both the income and market valuation approaches. Under the income approach, the Company determined the fair value considering distributable earnings which were estimated from operating plans. The resulting cash flows were then discounted using a market participant weighted average cost of capital. After discounting the future discrete earnings to their present value, the Company estimated the terminal value attributable to the years beyond the discrete operating plan period. The discounted terminal value was then added to the aggregate discounted distributable earnings from the discrete operating plan period to estimate the fair value. Under the market approach, the Company derived the fair value based on various financial multiples, including but not limited to: price to tangible book value of equity, price to estimated 2010 earnings and price to estimated 2011 earnings which were estimated based on publicly available data related to comparable guideline companies. In addition, financial multiples were also estimated from publicly available purchase price data for acquisitions of companies operating in the insurance industry. The estimated fair value was more heavily weighted towards the income approach because in the current economic environment the earnings capacity of a business is generally considered the most important factor in the valuation of a business enterprise. This fair value determination was categorized as Level 3 (unobservable) in the fair value hierarchy.



The following tables present the Company's fair value hierarchy for goodwill measured at fair value on a non-recurring basis on which an impairment charge was recorded, and the related impairment charge as of December 31, 2010 and 2009:



                                                                                     ASSETS AT FAIR VALUE
                                                                                      NON-RECURRING BASIS
                                                                 LEVEL 1              LEVEL 2            LEVEL 3          TOTAL
---------------------------------------------------------------------------------------------------------------------------------
At December 31, 2010
Goodwill                                                           $ --                 $ --              $17,285         $17,285
                                                                   ----                 ----            ---------       ---------



                                                                                     ASSETS AT FAIR VALUE
                                                                                      NON-RECURRING BASIS
                                                                 LEVEL 1              LEVEL 2            LEVEL 3          TOTAL
---------------------------------------------------------------------------------------------------------------------------------
At December 31, 2009
Goodwill                                                           $ --                 $ --              $81,573         $81,573
                                                                   ----                 ----            ---------       ---------



The following table presents the related impairment charge as of December 31, 2010 and 2009:



                                                          IMPAIRMENT CHARGES
                                                          TWELVE MONTHS ENDED
                                                             DECEMBER 31,
                                                         2010            2009
--------------------------------------------------------------------------------
Goodwill                                                 $64,288         $75,244
                                                       ---------       ---------



FAIR VALUE OF FINANCIAL INSTRUMENTS DISCLOSURES



The financial instruments guidance requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets. However, this guidance excludes certain financial instruments, including those related to insurance contracts and those accounted for under the equity method and joint ventures guidance (such as real estate joint ventures).

70                                          UNION SECURITY INSURANCE COMPANY

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For the financial instruments included within the following financial assets and financial liabilities, the carrying value in the consolidated balance sheets equals or approximates fair value. Please refer to the FAIR VALUE INPUTS AND VALUATION TECHNIQUES FOR FINANCIAL ASSETS AND LIABILITIES DISCLOSURE section above for more information on the financial instruments included within the following financial assets and financial liabilities and the methods and assumptions used to estimate fair value:



-   Cash and cash equivalents



-   Fixed maturity securities



-   Equity securities



-   Short-term investments



-   Other investments



-   Other assets



-   Assets held in separate accounts



-   Collateral held under securities lending



-   Liabilities related to separate accounts



In estimating the fair value of the financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets, the Company used the following methods and assumptions:



COMMERCIAL MORTGAGE LOANS AND POLICY LOANS: the fair values of mortgage loans are estimated using discounted cash flow analyses, based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying value of policy loans reported in the balance sheets approximates fair value.



POLICY RESERVES UNDER INVESTMENT PRODUCTS: the fair values for the Company's policy reserves under the investment products are determined using discounted cash flow analysis.



OBLIGATIONS UNDER SECURITIES LENDING: the obligations under securities lending are reported at the amount received from the selected broker/dealers.



The following table discloses the carrying value and fair value of our financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets as of December 31, 2010 and 2009.



                                                               DECEMBER 31, 2010                      DECEMBER 31, 2009
                                                      CARRYING                               CARRYING
                                                       VALUE               FAIR VALUE         VALUE               FAIR VALUE
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Commercial mortgage loans on real estate               $702,311              $745,277         $772,912              $782,922
Policy loans                                             13,241                13,241           13,981                13,981
FINANCIAL LIABILITIES
Policy reserves under investment products
 (Individual and group annuities, subject
  to discretionary withdrawal)                         $251,200              $254,324         $262,990              $245,356
Obligations under securities lending                     57,467                57,467          108,186               108,186



The fair value of the Company's liabilities for insurance contracts, other than investment-type contracts, are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.



5. INCOME TAXES



The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its Parent, Assurant Inc. Information about the Company's current and deferred tax expense (benefit) follows:



                                          YEARS ENDED DECEMBER 31,
                                    2010            2009            2008
--------------------------------------------------------------------------------
Current expense:
 Federal and state                  $27,586         $28,000         $37,814
Deferred expense (benefit):
 Federal and state                    5,297            (873)        (26,947)
                                  ---------       ---------       ---------
        TOTAL INCOME TAX EXPENSE    $32,883         $27,127         $10,867
                                  ---------       ---------       ---------

UNION SECURITY INSURANCE COMPANY                                          71

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A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:



                                                DECEMBER 31,
                                 2010                   2009          2008
--------------------------------------------------------------------------------
FEDERAL INCOME TAX RATE:               35.0%              35.0%        35.0%
 RECONCILING ITEMS:
  Goodwill impairment*                 48.3              662.5           --
  Change in liability for prior
   years' taxes                        (5.3)              46.0          6.0
  Permanent nondeductible
   expenses                             0.8               10.9          2.2
  Dividends-received deduction         (6.4)             (57.1)       (21.4)
  Tax exempt interest                  (0.3)              (4.3)        (0.9)
  Change in valuation allowance         0.2                 --         36.3
  Other                                (1.8)             (10.6)         0.8
                                      -----            -------       ------
 EFFECTIVE INCOME TAX RATE             70.5%             682.4%        58.0%
                                      -----            -------       ------



*   See Note 13 for more information on goodwill impairment.



The 2010 decrease in the deduction for dividends received is due mainly to the increase in pre-tax income. The 2009 increase in the deduction for dividends received was due mainly to the decrease in pre-tax income, partially offset by a decrease in the Company's eligible dividends.



A reconciliation of the beginning and ending amounts of unrecognized tax benefits for the years ended December 31, 2010, 2009, and 2008, is as follows:



                                    2010            2009            2008
--------------------------------------------------------------------------------
Balance at beginning of year        $(5,044)        $(4,723)        $(7,271)
Additions for tax positions
 related to the current year             (1)           (536)           (733)
Reductions for tax positions
 related to the current year            319           7,838           3,717
Additions for tax positions
 related to prior years                  --          (8,039)           (467)
Reductions for tax positions
 related to prior years               2,528             416              31
Settlements                              29              --              --
                                  ---------       ---------       ---------
          BALANCE AT END OF YEAR    $(2,169)        $(5,044)        $(4,723)
                                  ---------       ---------       ---------



Of the total unrecognized tax benefit, $2,900, $6,064 and $5,260, for 2010, 2009 and 2008, respectively, which includes interest, if recognized, would impact the Company's consolidated effective tax rate. The liability for unrecognized tax benefits is included in the Company's tax payable on its balance sheet.



The Company's continuing practice is to recognize interest related to income tax matters in income tax expense. During the years ended December 31, 2010, 2009 and 2008, the Company recognized $130 of interest income, and $464 and $372 of interest expense, respectively, related to income tax matters. The Company had $1,075 and $2,099 of interest accrued at December 31, 2010 and 2009, respectively. No penalties have been accrued.



The Company files income tax returns in the U.S. and various state jurisdictions. The Company has substantially concluded all U.S. federal income tax matters for years through 2004. Substantially all state and non-U.S. income tax matters have been concluded for the years through 2005.

72                                          UNION SECURITY INSURANCE COMPANY

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The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:



                                                       DECEMBER 31,
                                                   2010             2009
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Deferred gains on reinsurance                      $35,076          $33,957
Investments, net                                    27,333           25,535
Capital loss carryforwards                          19,452           24,034
Deferred acquisition costs                          18,096           19,293
Compensation related                                   785            1,182
Accrued liabilities                                     --            1,735
Employee and post-retirement benefits                  580               --
                                                ----------       ----------
                      TOTAL DEFERRED TAX ASSET     101,322          105,736
Less: valuation allowance                          (10,523)         (10,415)
                                                ----------       ----------
 DEFERRED TAX ASSET NET OF VALUATION ALLOWANCE      90,799           95,321
                                                ----------       ----------
DEFERRED TAX LIABILITIES:
Net unrealized appreciation on securities           63,338           20,588
Policyholder and separate account reserves           7,020            5,238
Accrued liabilities                                    895               --
Employee and post-retirement benefits                   --              361
Other                                               11,431           12,565
                                                ----------       ----------
                  TOTAL DEFERRED TAX LIABILITY      82,684           38,752
                                                ----------       ----------
                 NET DEFERRED INCOME TAX ASSET      $8,115          $56,569
                                                ----------       ----------



The Company's total valuation allowance against deferred tax assets increased $108 to $10,523 at December 31, 2010 from $10,415 at December 31, 2009. The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance has been assigned to the Company based on the provisions of the tax sharing agreement. A cumulative valuation allowance of $10,523 has been recorded because it is management's assessment that it is more likely than not that only $90,799 of deferred tax assets will be realized. The total valuation allowance of $10,523 relates to the deferred tax asset on capital losses.



The Company's ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future GAAP taxable income, the Company has considered all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax-planning strategies. If changes occur in the assumptions underlying the Company's tax planning strategies or in the scheduling of the reversal of the Company's deferred tax liabilities, the valuation allowance may need to be adjusted in the future.



At December 31, 2010, the Company had no net operating loss carryforwards for U.S. federal income tax purposes. At December 31, 2010, the Company had a capital loss carryover of $55,578 for U.S. federal income tax purposes which was generated in 2008 and 2009. The 2008 capital loss carryover of $26,347 will expire, if not utilized, in 2013, and the 2009 capital loss carryover of $29,231 will expire, if not utilized, in 2014.



6. PREMIUMS AND ACCOUNTS RECEIVABLE



Receivables are reported net of an allowance for uncollectible items. A summary of such receivables is as follows:



                                                        DECEMBER 31,
                                                    2010            2009
--------------------------------------------------------------------------------
Insurance premiums receivable                       $57,451         $64,906
Other receivables                                    18,423          19,421
Allowance for uncollectible amounts                  (4,671)         (4,811)
                                                  ---------       ---------
                                           TOTAL    $71,203         $79,516
                                                  ---------       ---------



7. STOCKHOLDER'S EQUITY



The Board of Directors of the Company has authorized 1,000,000 shares of common stock with a par value of $5.00 per share. All the shares are issued and outstanding as of December 31, 2010 and 2009. All the outstanding shares at December 31, 2010 are owned by the Parent (see Note 1). The Company paid dividends of $58,000 and $20,000 at December 31, 2010 and 2009, respectively. No dividends were paid during 2008.

UNION SECURITY INSURANCE COMPANY                                          73

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The maximum amount of dividends which can be paid by the Company to its shareholder without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see Note 8).



The Company received contributed capital of $15,000 in each of the years ending December 31, 2009 and 2008.



In 2008, based on operating lines of business, management determined that the Company was over capitalized. As a result, with the approval of the Iowa Insurance Division, on June 27, 2008, the Company returned $100,000 of contributed capital to its Parent company, Interfinancial Inc.



8. STATUTORY INFORMATION



The Company prepares consolidated financial statements on the basis of statutory accounting principles ("SAP") prescribed or permitted by the Kansas Department of Commerce. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules.



The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP;
2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP;
6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP;
8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.



The Company's statutory net income and capital and surplus are as follows:



                                          YEARS ENDED AND AT DECEMBER 31,
                                       2010             2009             2008
--------------------------------------------------------------------------------
Statutory net income                   $81,041          $59,863  (1)      $1,754
                                    ----------       ----------  ---  ----------
Statutory capital and surplus         $449,615         $418,397         $350,383
                                    ----------       ----------       ----------



(1) The $1,754 net income in 2008 includes realized capital losses on investments of $135,094 due to other-than-temporary impairments in our investment portfolio of $108,913.



Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.



Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. The Company declared and paid ordinary dividends of $58,000 and $20,000 during the years ended December 31, 2010 and 2009, respectively. A dividend is considered extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the greater of 10% of the insurer's surplus as regards to policyholders on December 31 of the next preceding year, or the net gain from operations. No extraordinary dividends were declared and paid in 2010 and 2009. Dividends may only be paid out of earned surplus. The Company has the ability, under state regulatory requirements, to dividend up to $83,059 to its Parent in 2011 without permission from Kansas regulators.



9. REINSURANCE



In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:



                                                        2010           2009
--------------------------------------------------------------------------------
Ceded future policyholder benefits and expenses        $1,574,843     $1,300,352
Ceded unearned premium                                     20,043         18,942
Ceded claims and benefits payable                         146,822        105,900
Ceded paid losses                                           2,980          9,211
                                                    -------------  -------------
                                             TOTAL     $1,744,688     $1,434,405
                                                    -------------  -------------

74                                          UNION SECURITY INSURANCE COMPANY

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A key credit quality indicator for reinsurance recoverables is the A.M. Best financial strength ratings of the reinsurer. The A.M. Best ratings are an independent opinion of a reinsurer's ability to meet ongoing obligations to policyholders. The A.M. Best ratings for new reinsurance agreements where there is material credit exposure are reviewed at the time of execution. The A.M. Best ratings for existing reinsurance agreements are reviewed on a periodic basis, at least annually. The following table provides the reinsurance recoverable as of December 31, 2010 grouped by A.M. Best rating:



                                     CEDED FUTURE
                                     POLICYHOLDER                                CEDED CLAIMS
BEST RATINGS OF                      BENEFITS AND          CEDED UNEARNED        AND BENEFITS         CEDED PAID
REINSURER                               EXPENSE               PREMIUMS              PAYABLE             LOSSES           TOTAL
---------------------------------------------------------------------------------------------------------------------------------
A++ or A+                                $860,423              $19,805              $137,780               $205        $1,018,213
A or A-                                   674,190                   61                 6,858                272           681,381
B++ or B+                                  39,378                  176                   124                 --            39,678
Not Rated                                     852                    1                 2,060              2,503             5,416
                                      -----------             --------             ---------            -------       -----------
        REINSURANCE RECOVERABLE        $1,574,843              $20,043              $146,822             $2,980        $1,744,688
                                      -----------             --------             ---------            -------       -----------



A.M. Best ratings for The Hartford and John Hancock Life Insurance Company ("John Hancock"), a subsidiary of Manulife Financial Corporation, the reinsurers with the largest reinsurance recoverable balances, are A and A+, respectively. A.M. Best recently placed a negative outlook on the financial strength ratings of John Hancock and a stable outlook on the financial strength ratings for The Hartford. The total amount of recoverable for these two reinsurers is $1,640,464 as of December 31, 2010. Most of the assets backing reserves relating to reinsurance recoverables from these two counterparties are held in trust.



The effect of reinsurance on premiums earned and benefits incurred was as follows:



                                             YEARS ENDED DECEMBER 31,
                                                    2010
                                   LONG            SHORT
                                 DURATION         DURATION          TOTAL
---------------------------------------------------------------------------------
Direct earned Premiums and
 other considerations             $228,876         $853,599       $1,082,475
 Premiums assumed                    7,159          218,074          225,233
 Premiums ceded                   (179,703)         (11,758)        (191,461)
                                 ---------       ----------       ----------
  NET EARNED PREMIUMS AND OTHER
                 CONSIDERATIONS    $56,332       $1,059,915       $1,116,247
                                 ---------       ----------       ----------
Direct policyholder Benefits      $721,532         $557,884       $1,279,416
 Policyholder Benefits assumed      22,476          198,254          220,730
 Policyholder Benefits ceded      (656,716)          (5,375)        (662,091)
                                 ---------       ----------       ----------
      NET POLICYHOLDER BENEFITS    $87,292         $750,763         $838,055
                                 ---------       ----------       ----------

                                             YEARS ENDED DECEMBER 31,
                                                    2009
                                   LONG            SHORT
                                 DURATION         DURATION          TOTAL
-------------------------------  ------------------------------------------------
Direct earned Premiums and
 other considerations             $248,457         $909,099       $1,157,556
 Premiums assumed                    8,419          128,425          136,844
 Premiums ceded                   (190,555)         (11,333)        (201,888)
                                 ---------       ----------       ----------
  NET EARNED PREMIUMS AND OTHER
                 CONSIDERATIONS    $66,321       $1,026,191       $1,092,512
                                 ---------       ----------       ----------
Direct policyholder Benefits      $492,058         $644,290       $1,136,348
 Policyholder Benefits assumed      28,667          114,577          143,244
 Policyholder Benefits ceded      (424,066)          (5,995)        (430,061)
                                 ---------       ----------       ----------
      NET POLICYHOLDER BENEFITS    $96,659         $752,872         $849,531
                                 ---------       ----------       ----------

                                          YEARS ENDED DECEMBER 31,
                                                    2008
                                   LONG            SHORT
                                 DURATION         DURATION          TOTAL
-------------------------------  ------------------------------------------------
Direct earned Premiums and
 other considerations             $270,883         $980,899       $1,251,782
 Premiums assumed                    9,599          127,656          137,255
 Premiums ceded                   (204,503)         (10,744)        (215,247)
                                 ---------       ----------       ----------
  NET EARNED PREMIUMS AND OTHER
                 CONSIDERATIONS    $75,979       $1,097,811       $1,173,790
                                 ---------       ----------       ----------
Direct policyholder Benefits      $614,911         $658,421       $1,273,332
 Policyholder Benefits assumed      33,913          117,260          151,173
 Policyholder Benefits ceded      (531,732)          (3,275)        (535,007)
                                 ---------       ----------       ----------
      NET POLICYHOLDER BENEFITS   $117,092         $772,406         $889,498
                                 ---------       ----------       ----------



The Company had $968,020 and $843,194, respectively, of invested assets held in trusts or by custodians as of December 31, 2010 and 2009, respectively, for the benefit of others related to certain reinsurance arrangements.



The Company utilizes ceded reinsurance for loss protection and capital management, business dispositions and client risk.



LOSS PROTECTION AND CAPITAL MANAGEMENT



As part of the Company's overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual or catastrophic claims. Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To mitigate this risk, the Company has control procedures to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification.



BUSINESS DIVESTITURES



The Company has used reinsurance to exit certain businesses.



In 2005, the Parent signed an agreement with Forethought Life Insurance Company whereby the Company agreed to discontinue writing new Preneed insurance policies in the United States via independent funeral homes and funeral homes other than those owned and operated by Service Corporation International for a period of ten years.

UNION SECURITY INSURANCE COMPANY                                          75

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In 2001, the Parent entered into a reinsurance agreement with The Hartford for the sale of the FFG division. In 2000, the Company divested its LTC operations to John Hancock. Assets supporting liabilities ceded relating to these businesses are mainly held in trusts and the separate accounts relating to FFG are still reflected in the Company's balance sheet. If the reinsurers became insolvent, we would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The reinsurance recoverable from The Hartford was $628,256 and $648,919 as of December 31, 2010 and 2009, respectively. The reinsurance recoverable from John Hancock was $1,012,208 and $669,407 as of December 31, 2010 and 2009, respectively.



The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to Modified Guaranteed Annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.



In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.



As of December 31, 2010, we were not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of The Hartford or John Hancock that reinsure the FFG and LTC businesses, and the Company has not been obligated to fulfill any such reinsurers' obligations.



On April 1, 2008, the Company and United Family Life Insurance Company ("UFLIC") amended an existing Agreement of Reinsurance (the "Agreement") between the two companies. Under the terms of the amendment, UFLIC will cede to the Company 100% of its remaining reinsured liabilities, as defined in the Agreement, on a coinsurance basis. No gain or loss was recognized as a result of this amendment to the Agreement, and the Company paid a ceding fee of $8,159 to UFLIC.



10. RESERVES



The following table provides reserve information of our major product lines at the dates shown:


                                                               DECEMBER 31, 2010       CLAIMS AND BENEFITS
                                                                                             PAYABLE
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVES        RESERVES
--------------------------------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Preneed funeral life insurance       $1,119,089                    $842                $3,276          $1,641
  policies and investment-type
  annuity contracts
 Life insurance no longer                280,295                     601                   954              33
  offered
 FFG, LTC and other disposed           1,476,481                  19,821                 8,795         127,917
  businesses
 All other                                 5,661                     323                18,339           5,073
SHORT DURATION CONTRACTS:
 Group term life                              --                   4,404               196,246          34,997
 Group disability                             --                   2,288             1,167,538         147,389
 Medical                                      --                   1,713                 1,704           6,611
 Dental                                       --                   3,868                 2,016          17,020
 Credit life and disability                   --                       2                    --           1,590
 All other                                    --                       9                   111              --
                                      ----------                 -------            ----------       ---------
                          TOTAL       $2,881,526                 $33,871            $1,398,979        $342,271
                                      ----------                 -------            ----------       ---------

                                                               DECEMBER 31, 2009       CLAIMS AND BENEFITS
                                                                                             PAYABLE
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVE         RESERVES
-------------------------------  -----------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Preneed funeral life insurance       $1,185,901                  $1,105                $3,737          $1,192
  policies and investment-type
  annuity contracts
 Life insurance no longer                287,590                     627                 1,036              33
  offered
 FFG, LTC and other disposed           1,196,373                  19,056                 6,851          89,323
  businesses
 All other                                 5,205                     335                20,573           6,303
SHORT DURATION CONTRACTS:
 Group term life                              --                   3,501               204,069          35,731
 Group disability                             --                   6,716             1,209,968         137,402
 Medical                                      --                   2,582                 3,245           7,603
 Dental                                       --                   3,769                 4,722          18,297
 Credit life and disability                   --                       1                    --           1,416
 All other                                    --                      --                    --              --
                                      ----------                 -------            ----------       ---------
                          TOTAL       $2,675,069                 $37,692            $1,454,201        $297,300
                                      ----------                 -------            ----------       ---------

76                                          UNION SECURITY INSURANCE COMPANY

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The following table provides a roll forward of the Company's product lines with the most significant claims and benefits payable balances: group term life and group disability lines of business. Claims and benefits payable is comprised of case and IBNR reserves.



                                                GROUP
                                                 TERM             GROUP
                                                 LIFE           DISABILITY
--------------------------------------------------------------------------------
BALANCE AS OF DECEMBER 31, 2007, GROSS OF
 REINSURANCE                                    $262,141          1,449,143
                                              ----------       ------------
Less: Reinsurance ceded and other (1)               (955)           (34,237)
                                              ----------       ------------
Balance as of January 1, 2008, net of
 reinsurance                                     261,186          1,414,906
Incurred losses related to:
 Current year                                    158,899            317,328
 Prior year's interest                             8,358             62,678
 Prior year (s)                                  (54,593)           (85,403)
                                              ----------       ------------
                       TOTAL INCURRED LOSSES     112,664            294,603
Paid losses related to:
 Current year                                    104,535             77,684
 Prior year (s)                                   32,204            268,345
                                              ----------       ------------
                           TOTAL PAID LOSSES     136,739            346,029
Balance as of December 31, 2008, net of
 reinsurance                                     237,111          1,363,480
Plus: Reinsurance ceded and other (1)              1,234             31,647
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2008, GROSS OF
 REINSURANCE                                     238,345          1,395,127
                                              ----------       ------------
Less: Reinsurance ceded and other (1)             (1,234)           (31,647)
                                              ----------       ------------
Balance as of January 1, 2009, net of
 reinsurance                                     237,111          1,363,480
Incurred losses related to:
 Current year                                    138,168            300,046
 Prior year's interest                             8,299             60,625
 Prior year (s)                                  (22,243)           (75,016)
                                              ----------       ------------
                       TOTAL INCURRED LOSSES     124,224            285,655
Paid losses related to:
 Current year                                     83,520             69,424
 Prior year (s)                                   39,399            264,809
                                              ----------       ------------
                           TOTAL PAID LOSSES     122,919            334,233
Balance as of December 31, 2009, net of
 reinsurance                                     238,416          1,314,902
Plus: Reinsurance ceded and other (1)              1,384             32,468
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2009 GROSS OF
 REINSURANCE                                     239,800          1,347,370
                                              ----------       ------------
Less: Reinsurance ceded and other (1)             (1,384)           (32,468)
                                              ----------       ------------
Balance as of January 1, 2010, net of
 reinsurance                                     238,416          1,314,902
Incurred losses related to:
 Current year                                    131,507            341,152
 Prior year's interest                             8,017             57,312
 Prior year (s)                                  (24,063)           (79,457)
                                              ----------       ------------
                       TOTAL INCURRED LOSSES     115,461            319,007
Paid losses related to:
 Current year                                     81,187             66,432
 Prior year (s)                                   44,158            286,271
                                              ----------       ------------
                           TOTAL PAID LOSSES     125,345            352,703
Balance as of December 31, 2010, net of
 reinsurance                                     228,532          1,281,206
Plus: Reinsurance ceded and other (1)              2,711             33,721
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2010 GROSS OF
 REINSURANCE                                    $231,243         $1,314,927
                                              ----------       ------------



(1) Reinsurance ceded and other includes claims and benefits payable balances that have either been (a) reinsured to third parties, (b) established for claims related expenses whose subsequent payment is not recorded as a paid claim, or (c) reserves established for obligations that would persist even if contracts were cancelled (such as extension of benefits), which cannot be analyzed appropriately under a roll-forward approach.

UNION SECURITY INSURANCE COMPANY                                          77

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SHORT DURATION CONTRACTS



The Company's short duration contracts are comprised of group term life, group disability, medical, dental, and credit life and disability. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.



Case and IBNR reserves are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and patterns, benefits changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.



Since case and IBNR reserves include estimates developed from various actuarial methods, the Company's actual losses incurred may be more or less than the Company's previously developed estimates. As shown in the table above, if the amounts listed on the line labeled "Incurred losses related to: Prior year" are negative (redundant) this means that the Company's actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled "Incurred losses related to: Prior year" are positive (deficient) this means that the Company's actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.



The Group Term Life case and IBNR reserves redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.



Group Disability case and IBNR reserves show redundancies in all years due to actual claim recovery rates exceeding those assumed in prior year reserves.



The Company's products are short duration contracts that include short and long term disability coverage. Case and IBNR reserves for long-term disability have been discounted at 5.25% in 2010. The December 31, 2010 and 2009 liabilities net of reinsurance include $1,252,814 and $1,288,589, respectively, of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2010 and 2009 are $439,537 and $451,267 respectively.



LONG DURATION CONTRACTS



The Company's long duration contracts are comprised of Preneed life insurance policies and annuity policies, life insurance policies (no longer offered), and FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.



PRENEED BUSINESS



Interest and discount rates for Preneed life insurance are level, vary by year of issuance and product, and ranged from 4.7% to 7.3% in 2009 and 2010 before provisions for adverse deviation, which ranged from 0.2% to 0.5% in both 2010 and 2009.



Interest and discount rates for traditional life insurance (no longer offered) vary by year of issuance and products and were 7.5% grading to 5.3% over 20 years in 2010 and 2009 with the exception of a block of pre-1980 business which had a level 8.8% discount rate in both 2010 and 2009.



Mortality assumptions are based upon pricing assumptions and modified to allow provisions for adverse deviation. Surrender rates vary by product and are based upon pricing assumptions.



Future policy benefit increases on Preneed life insurance policies ranged from 1.0% to 7.0% in 2010 and 2009. Some policies have future policy benefit increases that are guaranteed or tied to equal some measure of inflation. The inflation assumption for most of these inflation-linked benefits was 3.0% in both 2010 and 2009 with the exception of most policies issued in 2005 and later where the assumption was 2.3%.



The reserves for annuities issued by the independent division are based on assumed interest rates credited on deferred annuities, which vary by year of issue, and ranged from 1.5% to 5.5% in 2010 and 2009. Withdrawal charges, if any, can range from 0% to 7% and grade to zero over a period of seven years.



FFG AND LTC



The reserves for business previously disposed of by FFG and LTC are included in the Company's reserves in accordance with the insurance guidance. The Company maintains an offsetting reinsurance recoverable related to these reserves. See
Note 9 for further information.

78                                          UNION SECURITY INSURANCE COMPANY

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11. RETIREMENT AND OTHER EMPLOYEE BENEFITS



The Parent sponsors a non-contributory, qualified defined benefit pension plan and certain non-contributory, non-qualified post retirement benefits covering employees who meet eligibility requirements as to age and length of service. Plan assets of the qualified defined benefit plan are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these consolidated financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension costs allocated to the Company amounted to $6,056, $6,349 and $5,327 for 2010, 2009 and 2008,
respectively.



The Parent sponsors a defined contribution plan covering substantially all employees. The defined contribution plan provides benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of the participant's death. The amounts expensed by the Company related to this plan were $5,005, $6,206 and $5,927 for 2010, 2009 and 2008, respectively.



With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by the Parent. Heath care benefits, either through the Parent's sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 10 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993. The Company made contributions to the postretirement benefit plans of $1,500 and $1,152 in 2009 and 2008, respectively, as claims were incurred. No contributions were made during 2010. During 2010, 2009 and 2008 the Company incurred expenses related to retirement benefits of $1,132, $981 and $1,284, respectively.



12. DEFERRED ACQUISITION COSTS



Information about deferred policy acquisition costs is as follows:



                                                        DECEMBER 31,
                                            2010            2009            2008
----------------------------------------------------------------------------------------
Beginning balance                           $37,908         $43,020         $50,575
 Costs deferred                              32,600          38,608          35,680
 Amortization                               (39,286)        (43,720)        (43,235)
                                          ---------       ---------       ---------
Ending balance                              $31,222         $37,908         $43,020
                                          ---------       ---------       ---------



13. GOODWILL, VOBA AND INTANGIBLES



Information about goodwill is as follows:



                                                  GOODWILL FOR THE YEARS ENDED
                                                          DECEMBER 31,
                                             2010              2009             2008
---------------------------------------------------------------------------------------
Balance as of January 1:
Goodwill                                     $156,817         $156,817         $156,817
Accumulated impairment loss                   (75,244)              --               --
                                          -----------       ----------       ----------
                                               81,573          156,817          156,817
 Impairments*                                 (64,288)         (75,244)              --
                                          -----------       ----------       ----------
Goodwill                                      156,817          156,817          156,817
Accumulated impairment losses                (139,532)         (75,244)              --
                                          -----------       ----------       ----------
Balance as of December 31:                    $17,285          $81,573         $156,817
                                          -----------       ----------       ----------



*   See Notes 2 and 4 for further information.



In accordance with the goodwill guidance, goodwill is deemed to have an indefinite life and should not be amortized, but rather must be tested, at least annually, for impairment. In addition, goodwill should be tested for impairment between annual tests if an event occurs or circumstances change that would "more likely than not" reduce the estimated fair value of the Company below its carrying value.



The goodwill impairment test has two steps. Step 1 of the test identifies potential impairments, by comparing the estimated fair value of the Company to its net book value. If the estimated fair value exceeds its net book value, there is no impairment of goodwill and Step 2 is unnecessary. However, if the net book value exceeds the estimated fair value, then Step 1 is failed, and Step 2 is performed to determine the amount of the potential impairment. Step 2 utilizes acquisition accounting guidance

UNION SECURITY INSURANCE COMPANY                                          79

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and requires the fair value calculation of all individual assets and liabilities of the Company (excluding goodwill, but including any unrecognized intangible assets). The net fair value of assets less liabilities is then compared to the Company's total estimated fair value as calculated in Step 1. The excess of fair value over the net asset value equals the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill to determine the Company's goodwill impairment.



In the fourth quarters of 2010 and 2009, we conducted our annual assessments of goodwill. Based on the results of the 2010 assessment, the Company concluded that its net book value exceeded its estimated fair value and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded an impairment charge of $64,288. During 2009, the Company concluded that its net book value exceeded its estimated fair value and recorded a $75,244 impairment charge after performing a Step 2 test. The 2010 impairment reflects the effects of the low interest rate environment, continuing high unemployment, the slow pace of the economic recovery and an increased net book value of the Company, primarily related to its investment portfolio. The 2009 impairment reflected the challenging near term growth environment for the Company and an increased net book value of the Company, primarily related to its investment portfolio. Management remains confident in the long-term prospects of the Company. See Note 4 for further information.



Information about VOBA is as follows:



                                                  VOBA FOR THE YEARS ENDED
                                                        DECEMBER 31,
                                            2010            2009            2008
----------------------------------------------------------------------------------------
Beginning balance                           $18,783         $21,461         $22,816
 Acquisitions                                    --              --           2,088
 Amortization, net of interest accrued       (2,086)         (2,678)         (3,443)
                                          ---------       ---------       ---------
Ending balance                              $16,697         $18,783         $21,461
                                          ---------       ---------       ---------



As of December 31, 2010, the majority of the outstanding balance of VOBA relates to the Company's Preneed business. VOBA in this business assumes an interest rate ranging from 5.4% to 7.5%.



At December 31, 2010 the estimated amortization of VOBA for the next five years and thereafter is as follows:



                                           AMOUNT
---------------------------------------------------
Year
2011                                         $1,863
2012                                          1,729
2013                                          1,550
2014                                          1,425
2015                                          1,323
Thereafter                                    8,807
                                          ---------
                                   TOTAL    $16,697
                                          ---------



Information about other intangible assets is as follows:



                                                              AS OF DECEMBER 31,
                                                                  2010                    NET OTHER
                                      CARRYING                 ACCUMULATED               INTANGIBLE
                                        VALUE                 AMORTIZATION                 ASSETS
-------------------------------------------------------------------------------------------------------------
Contract based intangibles              $38,020                  $(16,110)                  $21,910
                                      ---------                 ---------                 ---------

                                                           AS OF DECEMBER 31,
                                                                  2009                    NET OTHER
                                      CARRYING                 ACCUMULATED               INTANGIBLE
                                        VALUE                 AMORTIZATION                 ASSETS
-------------------------------  -----------------------------------------------------------------------
Contract based intangibles              $38,020                  $(14,323)                  $23,697
                                      ---------                 ---------                 ---------



Other intangible assets that have finite lives are amortized over their useful lives. The estimated amortization of other intangible assets which mainly include state licenses, are as follows:



                                           AMOUNT
---------------------------------------------------
Year
2011                                         $1,788
2012                                          1,788
2013                                          1,788
2014                                          1,788
2015                                          1,788
Thereafter                                   12,970
                                          ---------
      TOTAL OTHER INTANGIBLE ASSETS WITH
                            FINITE LIVES    $21,910
                                          ---------

80                                          UNION SECURITY INSURANCE COMPANY

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14. ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)



The components of accumulated other comprehensive income (loss), net of tax, at December 31 are as follows:



                                               UNREALIZED                           ACCUMULATED OTHER
                                             GAINS (LOSSES)                           COMPREHENSIVE
                                              ON SECURITIES        OTTI               INCOME (LOSS)
---------------------------------------------------------------------------------------------------------
Balance at December 31, 2008                     $(165,712)          $ --                $(165,712)
                                               -----------       --------              -----------
Cumulative effect of change in
 accounting principle (after-tax) (1)              (14,203)        (2,221)                 (16,424)
Activity in 2009                                   210,552          6,177                  216,729
                                               -----------       --------              -----------
Balance at December 31, 2009                        30,637          3,956                   34,593
                                               -----------       --------              -----------
Activity in 2010                                    77,000          2,424                   79,424
                                               -----------       --------              -----------
Balance at December 31, 2010                      $107,637         $6,380                 $114,017
                                               -----------       --------              -----------



(1) Relates to the adoption of the new OTTI guidance for debt securities. See Notes 3 and 4 for further information.



The amounts in the unrealized gains (losses) on securities column are net of reclassification adjustments of $5,762, $(14,951) and $(82,824), net of tax, in 2010, 2009 and 2008, respectively, for net realized gains (losses) on sales of securities included in net income. The amounts in the OTTI column are net of reclassification adjustments of $(168) and $ (753), net of tax, in 2010 and 2009, respectively, for net realized losses on sales of securities included in net income.



15. RELATED PARTY TRANSACTIONS



The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology, actuarial and other administrative functions. The fees paid to the Parent for these services for years ended December 31, 2010, 2009 and 2008, were $43,298, $47,588 and
$52,583, respectively. Net expenses paid to affiliates were $22,218, $12,986 and $25,324, for the years ended December 31, 2010, 2009 and 2008. Information technology expenses were $21,178, $20,309 and $22,451 for the years ended December 31, 2010, 2009 and 2008, respectively.



Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.



In, 2008, the Company assumed the remaining business not already reinsured through an existing, but amended agreement with its affiliate, UFLIC. Later in 2008, Assurant sold UFLIC to IA American Life Insurance Company. The Company has assumed premiums from IA American Life Insurance Company of $6,924, $8,157, $9,450 and reserves of $445,502, $473,088, $498,663 for the years ended December 31, 2010, 2009 and 2008 respectively.



In prior years, the Company assumed group disability business from an affiliate, Union Security Life Insurance Company of New York ("USLICoNY"). On January 1, 2010, the Company terminated this reinsurance agreement for new business written. Effective July 1, 2010, the Company commuted the existing reinsured business under the same agreement, which involved a release of $26,920 in reserves and cash paid to USLICoNY of $29,172. The commutation resulted in a $2,252 loss for the Company, and is reflected in the policyholder benefits in the consolidated statements of operations. The Company assumed $67, $4,777 and $7,806 of premiums from USLICoNY in 2010, 2009 and 2008, respectively and $30,149 and $30,802 of reserves in 2009 and 2008, respectively.



16. COMMITMENTS AND CONTINGENCIES



The Company and its subsidiaries lease office space and equipment under operating lease arrangements. Certain facility leases contain escalation clauses based on increases in the lessors' operating expenses. At December 31, 2010, the aggregate future minimum lease payments under these operating lease agreements that have initial or non-cancelable terms in excess of one year are:



2011                                                                      $7,086
2012                                                                       2,364
2013                                                                       1,313
2014                                                                         730
2015                                                                         275
Thereafter                                                                   628
                                                                       ---------
                                  TOTAL MINIMUM FUTURE LEASE PAYMENTS    $12,396
                                                                       ---------



Rent expense was $8,438, $8,760 and $7,961 for 2010, 2009 and 2008,
respectively.



The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past

UNION SECURITY INSURANCE COMPANY                                          81

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business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, the Company does not believe that any pending matter will have a material adverse effect individually or in the aggregate, on the Company's financial condition, results of operations or cash flows.



As previously disclosed, the Parent entered into a settlement on January 21, 2010 in connection with a complaint filed by the SEC regarding a finite reinsurance arrangement entered into by the Parent. The Parent consented, without admitting or denying the allegations in the complaint, to the entry of a judgment requiring payment of a civil penalty of $3,500, an expense that the Parent accrued as of December 31, 2009, and a permanent injunction prohibiting the Parent from violating certain provisions of the federal securities laws. The court approved the settlement in a final judgment entered on January 25, 2010, and the Parent paid the penalty.



In the course of implementing procedures for compliance with the new mandatory reporting requirements under the Medicare, Medicaid, and SCHIP Extension Act of 2007, the Parent Company's Health segment identified a possible ambiguity in the Medicare Secondary Payer Act and related regulations about which the Company subsequently had a meeting with representatives of the Centers for Medicare and Medicaid Services ("CMS"). The Parent Company believes that its historical interpretation and application of such laws and regulations is correct and has requested that CMS issue a written determination to that effect. More recently, CMS informed counsel that it disagrees with some of the Parent Company's Health segment's legal positions and requested another meeting to discuss the matter further, but as of this date, no such meeting has been schedule. The Company does not believe that any loss relating to this issue is probable, nor can the Company make any estimate of any possible loss or range of possible loss associated with this issue.



17. BUSINESS COMBINATIONS



On October 1, 2009, the Company acquired, through a reinsurance agreement, a block of business from Shenandoah Life Insurance Company ("Shenandoah"). The Company will assume, on a coinsurance basis, 100% of the group life, disability, dental and vision insurance business in force with Shenandoah. There were no goodwill or intangible assets associated with this agreement.



(F) SELECTED FINANCIAL DATA



                  FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA



                                        AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                        2010               2009               2008
                                                      (IN THOUSANDS)
---------------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF
 OPERATIONS DATA:
REVENUES
Net earned premiums and other
 considerations                        $1,116,247         $1,092,512         $1,173,790
Net investment income                     212,475            216,725            238,451
Net realized gains (losses) on
 investments (1)                            7,183            (25,512)          (135,696)
Amortization of deferred gains
 on disposal of businesses                 (2,876)            16,906             20,680
Fees and other income                       6,148             14,859             11,449
                                    -------------      -------------      -------------
                TOTAL REVENUES          1,339,177          1,315,490          1,308,674
                                    -------------      -------------      -------------
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits                     838,055            849,531            889,498
Amortization of deferred
 acquisition costs and value
 of business acquired                      41,372             46,398             46,678
Underwriting, general and
 administrative expenses                  348,842            340,342            353,774
Goodwill impairment (2)                    64,288             75,244                 --
                                    -------------      -------------      -------------
    TOTAL BENEFITS, LOSSES AND
                      EXPENSES          1,292,557          1,311,515          1,289,950
                                    -------------      -------------      -------------
Income before provision for
 income taxes                              46,620              3,975             18,724
Provision for income taxes                 32,883             27,127             10,867
                                    -------------      -------------      -------------
             NET INCOME (LOSS)            $13,737           $(23,152)            $7,857
                                    -------------      -------------      -------------

                                AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                        2007               2006
                                           (IN THOUSANDS)
------------------------------  ----------------------------------------
CONSOLIDATED STATEMENT OF
 OPERATIONS DATA:
REVENUES
Net earned premiums and other
 considerations                        $1,259,930         $1,366,820
Net investment income                     286,235            286,974
Net realized gains (losses) on
 investments (1)                          (28,219)             8,490
Amortization of deferred gains
 on disposal of businesses                 23,548             14,929
Fees and other income                      16,395             73,183
                                    -------------      -------------
                TOTAL REVENUES          1,557,889          1,750,396
                                    -------------      -------------
BENEFITS, LOSSES AND EXPENSES
Policyholder benefits                     934,609          1,023,627
Amortization of deferred
 acquisition costs and value
 of business acquired                      43,575             47,972
Underwriting, general and
 administrative expenses                  383,106            425,589
Goodwill impairment (2)                        --                 --
                                    -------------      -------------
    TOTAL BENEFITS, LOSSES AND
                      EXPENSES          1,361,290          1,497,188
                                    -------------      -------------
Income before provision for
 income taxes                             196,599            253,208
Provision for income taxes                 57,121            106,576
                                    -------------      -------------
             NET INCOME (LOSS)           $139,478           $146,632
                                    -------------      -------------

82                                          UNION SECURITY INSURANCE COMPANY

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                                               AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                              2010              2009              2008
----------------------------------------------------------------------------------------------
SELECTED CONSOLIDATED BALANCE SHEET
 DATA:
Cash and cash equivalents and
 investments                                $3,788,094        $3,810,567        $3,569,830
Total assets                                $7,518,571        $7,340,873        $7,032,458
Policy liabilities (3)                      $4,656,647        $4,464,262        $4,502,013
Total stockholder's equity                    $753,498          $718,337          $529,760

                                          AS OF AND FOR THE YEARS ENDED DECEMBER 31,
                                              2007              2006
----------------------------------------  ------------------------------
SELECTED CONSOLIDATED BALANCE SHEET
 DATA:
Cash and cash equivalents and
 investments                                $4,145,303        $4,381,113
Total assets                                $8,807,658        $9,196,832
Policy liabilities (3)                      $4,555,863        $4,629,759
Total stockholder's equity                    $781,041          $899,264



(1) Included in net realized gains (losses) are other-than-temporary impairments of $109,075 for 2008.



(2) Following the completion of our annual goodwill impairment analysis, we recorded impairment charges of $64,288 and $75,244 related to Assurant Employee Benefits during 2010 and 2009, respectively. The impairment charges did not have any related tax benefit.



(3) Policy liabilities include future policy benefits and expenses, unearned premiums and claims and benefits payable.



(G) SUPPLEMENTAL FINANCIAL DATA. NOT APPLICABLE.



(H) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



Some of the statements under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in this registration statement may contain forward-looking statements which reflect our current views with respect to, among other things, future events, financial performance, business prospects, growth and operating strategies and similar matters. You can identify these statements by the fact that they may use words such as "will," "may," "anticipates," "expects," "estimates," "projects," "intends," "plans," "believes," "targets," "forecasts," "potential," "approximately," or the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this registration statement are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments.



In addition to other factors described in this statement, the following risk factors could cause our actual results to differ materially from those currently estimated by management: (i) failure to maintain significant client relationships, distribution sources and contractual arrangements; (ii) failure to attract and retain sales representatives; (iii) deterioration in the Company's market capitalization compared to its book value that could impair the Company's goodwill; (iv) general global economic, financial market and political conditions (including difficult conditions in financial markets and the global economic slowdown, fluctuations in interest rates, mortgage rates, monetary policies and inflationary pressure); (v) current or new laws and regulations, including recently passed legislation relating to health care reform, that could increase our costs and/or decrease our revenues; (vi) inadequacy of reserves established for future claims losses; (vii) failure to predict or manage benefits, claims and other costs; (vii) diminished value of invested assets in our investment portfolio (due to, among other things, recent volatility in financial markets, other-than-temporary impairments, the global economic slowdown, credit and liquidity risk, and inability to assume an appropriate overall risk level); (ix) inability of reinsurers to meet their obligations; (x) insolvency of third parties to whom we have sold or may sell businesses through reinsurance or modified co-insurance; (xi) a decline in our credit or financial strength ratings (including the risk of ratings downgrades in the insurance industry); (xii) credit risk of some of our agents; (xiii) failure to protect client information and privacy; (xiv) negative publicity and impact on our business due to unfavorable outcomes in litigation and/or regulatory investigations; and (xv) significant competitive pressures in our businesses and cyclicality of the insurance industry.



These risk factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this registration statement. For a more detailed discussion of the risk factors that could affect our actual results, please refer to the section entitled "Risk Factors" in this registration statement.



The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and accompanying notes which appear elsewhere in this report. It contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this report, particularly under the sections entitled "Risk Factors" and "Forward-Looking Statements."

UNION SECURITY INSURANCE COMPANY                                          83

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CRITICAL FACTORS AFFECTING RESULTS



Our results depend on the appropriateness of our product pricing and underwriting, the accuracy of the reserves we establish for future policyholder benefits and claims, returns on invested assets and our ability to manage our expenses. Therefore, factors affecting these items may have a material adverse effect on our results of operations or financial condition. For a listing of those factors see the section entitled "Risk Factors."



REVENUES



We generate revenues primarily from the sale of our insurance policies and service contracts and from investment income earned on our investments. Sales of insurance policies are recognized in revenue as earned premiums while sales of administrative services are recognized as fee income.



Our premium and fee income is supplemented by income earned from our investment portfolio. We recognize revenue from interest payments, dividends and sales of investments. Currently, our investment portfolio is primarily invested in fixed maturity securities. Both investment income and realized capital gains on these investments can be significantly impacted by changes in interest rates.



Interest rate volatility can increase or reduce unrealized gains or unrealized losses in our portfolios. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Fluctuations in interest rates affect our returns on, and the market value of, fixed maturity and short-term investments.



The fair market value of the fixed maturity securities in our portfolio and the investment income from these securities fluctuate depending on general economic and market conditions. The fair market value generally increases or decreases in an inverse relationship with fluctuations in interest rates, while net investment income realized by us from future investments in fixed maturity securities will generally increase or decrease with interest rates. We also have investments that carry pre-payment risk, such as mortgage-backed and asset-backed securities. Interest rate fluctuations may cause actual net investment income and/or cash flows from such investments to differ from estimates made at the time of investment. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities, commercial mortgage obligations and bonds are more likely to be prepaid or redeemed as borrowers seek to borrow at lower interest rates. Therefore, in these circumstances we may be required to reinvest those funds in lower interest-bearing investments.



EXPENSES



Our expenses are primarily policyholder benefits and underwriting, general and administrative expenses.



Policyholder benefits are impacted by our claims management programs, reinsurance coverage, contractual terms and conditions, regulatory requirements, economic conditions, and numerous other factors. Benefits paid could substantially exceed our expectations, causing a material adverse effect on our business, results of operations and financial condition.



Our underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, amortization of deferred costs and general operating expenses.



CRITICAL ACCOUNTING ESTIMATES



Certain items in our consolidated financial statements are based on estimates and judgment. Differences between actual results and these estimates could in some cases have material impacts on our consolidated financial statements.



The following critical accounting policies require significant estimates. The actual amounts realized in these areas could ultimately be materially different from the amounts currently provided for in our consolidated financial statements.



RESERVES



Reserves are established in accordance with GAAP using generally accepted actuarial methods and reflect judgments about expected future claim payments. Calculations incorporate assumptions about inflation rates, the incidence of incurred claims, the extent to which all claims have been reported, future claims processing, lags and expense and future investment earnings, and numerous other factors. While the methods of making such estimates and establishing the related liabilities are periodically reviewed and updated, the calculation of reserves is not an exact process.



Reserves do not represent precise calculations of expected future claims, but instead represent our best estimates at a point in time of the ultimate costs of settlement and administration of a claim or group of claims, based upon actuarial assumptions and projections using facts and circumstances known at the time of calculation.



Many of the factors affecting reserved adequacy are not directly quantifiable, and not all future events can be anticipated when reserves are established. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the statement of operations of the period in which such estimates are updated.

84                                          UNION SECURITY INSURANCE COMPANY

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Because establishment of reserves is an inherently uncertain process, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made.



The following table provides reserve information of our major product lines for the years ended December 31, 2010 and 2009:



                                                               DECEMBER 31, 2010       CLAIMS AND BENEFITS
                                                                                             PAYABLE
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVES        RESERVES
--------------------------------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Preneed funeral life insurance
  policies and investment-type
  annuity contracts                   $1,119,089                    $842                $3,276          $1,641
 Life insurance no longer
  offered                                280,295                     601                   954              33
 FFG, LTC and other disposed
  businesses                           1,476,481                  19,821                 8,795         127,917
 All other                                 5,661                     323                18,339           5,073
SHORT DURATION CONTRACTS:
 Group term life                              --                   4,404               196,246          34,997
 Group disability                             --                   2,288             1,167,538         147,389
 Medical                                      --                   1,713                 1,704           6,611
 Dental                                       --                   3,868                 2,016          17,020
 Credit life and disability                   --                       2                    --           1,590
 All other                                    --                       9                   111              --
                                      ----------                 -------            ----------       ---------
                          TOTAL       $2,881,526                 $33,871            $1,398,979        $342,271
                                      ----------                 -------            ----------       ---------

                                                               DECEMBER 31, 2009       CLAIMS AND BENEFITS
                                                                                             PAYABLE
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVES        RESERVES
-------------------------------  -----------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Preneed funeral life insurance
  policies and investment-type
  annuity contracts                   $1,185,901                  $1,105                $3,737          $1,192
 Life insurance no longer
  offered                                287,590                     627                 1,036              33
 FFG, LTC and other disposed
  businesses                           1,196,373                  19,056                 6,851          89,323
 All other                                 5,205                     335                20,573           6,303
SHORT DURATION CONTRACTS:
 Group term life                              --                   3,501               204,069          35,731
 Group disability                             --                   6,716            1 ,209,968         137,402
 Medical                                      --                   2,582                 3,245           7,603
 Dental                                       --                   3,769                 4,722          18,297
 Credit life and disability                   --                       1                    --           1,416
 All other                                    --                      --                    --              --
                                      ----------                 -------            ----------       ---------
                          TOTAL       $2,675,069                 $37,692            $1,454,201        $297,300
                                      ----------                 -------            ----------       ---------



For a description of our reserving methodology, see Notes 2 and 10 to the Notes to Consolidated Financial Statements included elsewhere in this registration statement.



Long Duration Contracts



Reserves for future policy benefits represent the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions reflect best estimates for expected investment yield, inflation, mortality, morbidity, expenses and withdrawal rates. These assumptions are based on our experience to the extent it is credible, modified where appropriate to reflect current trends, industry experience and provisions for possible unfavorable deviation. We also record an unearned revenue reserve which represents premiums received which have not yet been recognized in our income statements.



Historically, premium deficiency testing has not resulted in a material adjustment to deferred acquisition costs or reserves. Such adjustments could occur however, if economic or mortality conditions significantly deteriorated.



Risks related to the reserves recorded for certain discontinued individual life, annuity and long-term care insurance have been 100% ceded via reinsurance. While the Company has not been released from the contractual obligation to the policyholders, changes in and deviations from economic and mortality assumptions used in the calculation of these reserves will not directly affect our results of operations unless there is a default by the assuming reinsurer.



Short Duration Contracts



Claims and benefits payable reserves for short duration contracts include (1) case reserves for known claims which are unpaid as of the balance sheet date;
(2) IBNR reserves for claims where the insured event has occurred but has not been reported to us as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims. Periodically, we review emerging experience and make adjustments to our reserves and assumptions where necessary. Below are further discussions on the reserving process for our major short duration products.



Group Disability and Group Term Life



Case or claim reserves are set for active individual claims on group long term disability policies and for waiver of premium benefits on group term life policies. Reserve factors used to calculate these reserves reflect assumptions regarding disabled life mortality and claim recovery rates, claim management practices, awards for social security and other benefit offsets and yield rates earned on assets supporting the reserves. Group long term disability and group term life waiver of premium reserves are discounted because the payment pattern and ultimate cost are fixed and determinable on an individual claim basis. Our reserves discount rate for claims incurred prior to 2011 is 5.25%. Though our final determination has not yet been made, our current estimate is that claims incurred after 2011 will be 50 to 100 basis points lower, which will ultimately increase policyholder benefits.

UNION SECURITY INSURANCE COMPANY                                          85

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Factors considered when setting IBNR reserves include patterns in elapsed time from claim incidence to claim reporting, and elapsed time from claims reporting to claim payment.



Key sensitivities at December 31, 2010 for group long term disability claim reserves include the discount rate and claim termination rates.



                                                                         CLAIMS AND
                                                                      BENEFITS PAYABLE
-----------------------------------------------------------------------------------------
Group disability, discount rate decreased by 100 basis points             $1,381,307
Group disability, as reported                                             $1,314,927
Group disability, discount rate increased by 100 basis points             $1,255,133
Group disability, claim termination rate 10% lower                        $1,349,203
Group disability, as reported                                             $1,314,927
Group disability, claim termination rate 10% higher                       $1,283,757



The discount rate is also a key sensitivity for group term life waiver of premium reserves.



                                                                        CLAIMS AND
                                                                     BENEFITS PAYABLE
---------------------------------------------------------------------------------------
Group term life, discount rate decreased by 100 basis points              $239,916
Group term life, as reported                                              $231,243
Group term life, discount rate increased by 100 basis points              $223,448



DAC



DAC represent expenses incurred in prior periods primarily for the production of new business, that have been deferred for financial reporting purposes. Acquisition costs primarily consist of commissions, policy issuance expenses, premium tax and certain direct marketing expenses.



The DAC asset is tested annually to ensure that future premiums or gross profits are sufficient to support the amortization of the asset. Such testing involves the use of best estimate assumptions, to determine if anticipated future policy premiums and investment income are adequate to cover all DAC and related claims, benefits and expenses. To the extent a deficiency exists, it is recognized immediately by a charge to the statement of operations and a corresponding reduction in the DAC asset. If the deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.



LONG DURATION CONTRACTS



Acquisition costs for Preneed life insurance policies issued prior to January 1, 2009 and certain discontinued life insurance policies have been deferred and amortized in proportion to anticipated premiums over the premium-paying period. These acquisition costs consist primarily of first year commissions paid to agents and sales and policy issue costs.



For Preneed investment-type annuities, Preneed life insurance policies with discretionary death benefit growth issued after January 1, 2009, universal life insurance policies and investment-type annuity contracts that are no longer offered, DAC is amortized in proportion to the present value of estimated gross profits from investment, mortality, expense margins and surrender charges over the estimated life of the policy or contract. The assumptions used for the estimates are consistent with those used in computing the policy or contract liabilities.



Acquisition costs relating to group worksite products, which typically have high front-end costs and are expected to remain in force for an extended period of time, consist primarily of first year commissions to brokers and one time policy transfer fees and costs of issuing new certificates. These acquisition costs are front-end loaded, thus they are deferred and amortized over the estimated terms of the underlying contracts.



Acquisition costs on FFG and LTC disposed businesses were written off when the businesses were sold.



SHORT DURATION CONTRACTS



Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.



Acquisition costs relating to group term life, group disability and group dental consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.



Acquisition costs on small group medical contracts consist primarily of commissions to agents and brokers and compensation to representatives. These contracts are considered short duration because the terms of the contract are not fixed at issue and they are not guaranteed renewable. As a result, these costs are not deferred, but rather are recorded in the statement of operations in the period in which they are incurred.

86                                          UNION SECURITY INSURANCE COMPANY

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INVESTMENTS



We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities.



Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date, with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company analyzes its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between its amortized cost and its net present value.



Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, or unforeseen events which affect one or more companies, industry sectors or countries could result in additional impairments in future periods for other-than-temporary declines in value. See also Note 3 to the Notes to Consolidated Financial Statements included elsewhere in this report.



REINSURANCE



Reinsurance recoverables include amounts we are owed by reinsurers. Reinsurance costs are expensed over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in our consolidated balance sheets. An estimated allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers, reinsurer solvency, management's experience and current economic conditions. The ceding of insurance does not discharge our primary liability to our insureds.



The following table sets forth our reinsurance recoverables as of the dates indicated:



                                       DECEMBER 31,            DECEMBER 31,
                                           2010                    2009
--------------------------------------------------------------------------------
Reinsurance recoverables                 $1,744,688              $1,434,405
                                       ------------            ------------



We have used reinsurance to exit certain businesses, including blocks of individual life, annuity, and long-term care. The reinsurance recoverables relating to these dispositions amounted to $1,640,464 and $1,318,326 at December 31, 2010 and 2009, respectively.



In the ordinary course of business, we are involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:



                                                        2010           2009
--------------------------------------------------------------------------------
Ceded future policyholder benefits and expense         $1,574,843     $1,300,352
Ceded unearned premium                                     20,043         18,942
Ceded claims and benefits payable                         146,822        105,900
Ceded paid losses                                           2,980          9,211
                                                    -------------  -------------
                                             TOTAL     $1,744,688     $1,434,405
                                                    -------------  -------------



We utilize reinsurance for loss protection and capital management and business dispositions. See also "Quantitative and Qualitative Disclosures About Market Risk --Credit Risk" below.



LIQUIDITY AND CAPITAL RESOURCES



The primary sources of funds for the Company consist of premiums and fees collected, the proceeds from the sales and maturity of investments and investment income. Cash is primarily used to pay insurance claims, agent commissions, operating expenses and taxes. We generally invest our excess funds in order to generate investment income. We also have the ability to receive capital infusions from our Parent, if needed. Please see Assurant's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for additional information related to our Parent.

UNION SECURITY INSURANCE COMPANY                                          87

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RETIREMENT AND OTHER EMPLOYEE BENEFITS



The Parent sponsors a non-contributory, qualified defined benefit pension plan and certain non-contributory, non-qualified post retirement benefits covering employees who meet eligibility requirements as to age and length of service. Plan assets of the qualified defined benefits plans are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these consolidated financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension costs allocated to the Company amounted to $6,056, $6,349 and $5,327 for 2010, 2009 and 2008,
respectively. See Note 11 to the Notes to Consolidated Financial Statements included elsewhere in this report for additional information.



CONTINGENCIES



We account for contingencies using the CONTINGENCIES guidance. This requires management to evaluate each contingent matter separately. A loss is accrued if reasonably estimable and probable. We establish reserves for these contingencies at the best estimate, or, if no one estimated number within the range of possible losses is more probable than any other, we report an estimated reserve at the low end of the estimated range. Contingencies affecting the Company include litigation matters which are inherently difficult to evaluate and are subject to significant changes.



DEFERRED TAXES



Deferred income taxes are recorded for temporary differences between the financial reporting and income tax bases of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets if, based on the weight of all available evidence, it is more likely than not that some portion of the asset will not be realized. The valuation allowance is sufficient to reduce the asset to the amount that is more likely than not to be realized. The Company has significant deferred tax assets resulting from capital loss carry-forwards and other temporary differences that may reduce taxable income in future periods. The detailed components of our deferred tax assets, liabilities and valuation allowance are included in Note 5 to the financial statements.



The realization of deferred tax assets depends upon the existence of sufficient taxable income of the same character during the carry-back or carryforward period. U.S. tax rules mandate that capital losses can only be recovered against capital gains. An example of capital gains would be gains from the sale of investments. The Company is dependent upon the consolidated group, of which it is a member, having capital gain income in the foreseeable future to use the capital loss carryforward in its entirety. To support the capital deferred tax asset, the Company is able to rely on future taxable capital gain income from gross unrealized gains in the group's investment portfolio. The Company is also able to rely on the use of various tax planning strategies to forecast taxable gains in the foreseeable future.



In determining whether the deferred tax asset is realizable, the Company weighed all available evidence, both positive and negative. We considered all sources of taxable income available to realize the asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carry forwards, taxable income in carry-back years and tax-planning strategies.



We have identified certain prudent and feasible strategies which could generate taxable future capital gain income. Tax planning strategies are actions that management ordinarily might not take, but would take, if necessary, to realize a tax benefit for a carryforward before it expires. Examples include, but are not limited to, changing the character of taxable or deductible amounts from ordinary income or loss to capital gain or loss or accelerating taxable amounts. While no commitments to implement any strategy have been made, these strategies have been considered in the analysis of the recoverability of the Company's deferred tax assets and the reduction of the valuation allowance.



As of December 31, 2010 the Company had a cumulative valuation allowance of $10,523 against deferred tax assets, as it is management's assessment that it is more likely than not that this amount of deferred tax assets will not be realized. The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance has been assigned to the Company based on the provisions of the tax sharing agreement.



The Company believes it is more likely than not that the remainder of its deferred tax assets will be realized in the foreseeable future. Accordingly, other than noted herein for capital loss carryovers, a valuation allowance has not been established.

88                                          UNION SECURITY INSURANCE COMPANY

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Future reversal of the valuation allowance will be recognized either when the benefit is realized or when we determine it is more likely than not that the benefit will be realized. Depending on the nature of the taxable income that results in a reversal of the valuation allowance, and on management's judgment, the reversal will be recognized either through other comprehensive income (loss) or through continuing operations in the statement of operations. Likewise, if the Company determines that it is not more likely than not that it would be able to realize all or part of the deferred tax asset in the future, an adjustment to the deferred tax asset valuation allowance would be recorded through a charge to continuing operations in the statement of operations in the period such determination is made.



In determining the appropriate valuation allowance, management makes judgments about recoverability of deferred tax assets, use of tax loss and tax credit carryforwards, levels of expected future taxable income and available tax planning strategies. The assumptions used in making these judgments are updated periodically by management based on current business conditions that affect the Company and overall economic conditions. These management judgments are therefore subject to change based on factors that include, but are not limited to, changes in expected capital gain income in the foreseeable future and the ability of the Company to successfully execute its tax planning strategies.



VALUATION AND RECOVERABILITY OF GOODWILL



Goodwill represented $17,285 and $81,573 of our $7,518,571 and $7,340,873 of
total assets as of December 31, 2010 and 2009, respectively. We review our goodwill annually in the fourth quarter for impairment or more frequently if indicators of impairment exist. Such indicators include, but are not limited to, a sustained significant decline in our Parent's market capitalization or a significant decline in our expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment. Any adverse change in these factors could have a significant impact on the recoverability of goodwill and could have a material impact on our consolidated financial statements.



The Company compares its estimated fair value with its net book value. If the estimated fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its estimated fair value, we then perform a second test to calculate the amount of impairment, if any. To determine the amount of any impairment, we determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination. Specifically, we determine the fair value of all of the assets and liabilities of the Company, including any unrecognized intangible assets, in a hypothetical calculation that yields the implied fair value of goodwill. If the implied fair value of goodwill is less than the recorded goodwill, we record an impairment charge for the difference.



The following describes the valuation methodologies used in both 2010 and 2009 to derive the estimated fair value of the Company.



The Company identifies a group of peer companies, which have operations that are as similar as possible. A Guideline Company Method is used to value the Company based upon its relative performance to its peer companies, based on several measures, including price to trailing 12 month earnings, price to projected earnings, price to tangible net worth and return on equity.



A Dividend Discount Method ("DDM") is used to value the Company based upon the present value of expected cash flows available for distribution over future periods. Cash Flows were discounted using a market participant weighted average cost of capital estimated for the Company. After discounting the future discrete earnings to their present value, the Company estimated the terminal value attributable to the years beyond the discrete operating plan period. The discounted terminal value was then added to the aggregate discounted distributable earnings from the discrete operating plan period to estimate the fair value of the Company.



A Guideline Transaction Method values the Company based on available data concerning the purchase prices paid in acquisitions of companies operating in the insurance industry. The application of certain financial multiples calculated from these transactions provides an indication of estimated fair value of the Company.



While all three valuation methodologies are considered in assessing fair value, the DDM was weighed more heavily since in the current economic environment, management believes that expected cash flows are the most important factor in the valuation of a business enterprise. In addition, recent dislocations in the economy, the scarcity of M&A transactions in the insurance marketplace and the relative lack of directly comparable companies make the other methods less credible.



Following the 2010 goodwill assessment, the Company concluded that its net book value exceeded its estimated fair value. Based on the results of the Step 2 test, the Company recorded impairment charges of $64,288. During 2009, the Company concluded that its net book value exceeded its estimated fair value and recorded a $75,244 impairment charge after performing a Step 2 test. The 2010 impairment reflects the effects of the low interest rate environment, continuing high unemployment, the slow pace of the economic recovery and an increased net book value, primarily related to our investment portfolio. The 2009 impairment reflected the challenging near term growth environment for the Company and an increased net book value, primarily related to our investment portfolio. Management remains confident in the long-term prospects of the Company. See Notes 4 and 14 for further information.

UNION SECURITY INSURANCE COMPANY                                          89

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The determination of fair value of the Company requires significant estimates and assumptions. These estimates and assumptions primarily include, but are not limited to, earnings and required capital projections discussed above, discount rates, terminal growth rates, operating income and dividend forecasts and the weighting assigned to the results of each of the three valuation methods described above. Changes in certain assumptions could have a significant impact on the goodwill impairment assessment.



We evaluated the significant assumptions used to determine the estimated fair values of the Company, both individually and in the aggregate and concluded they are reasonable. However, should weak market conditions continue for an extended period or should the operating results decline substantially compared to projected results, or interest rates decline further increasing the net unrealized gain position related to the Company's investment portfolio and thus the Company's net book value, we could determine that we need to record an additional non-cash impairment charge related to goodwill.



RECENT ACCOUNTING PRONOUNCEMENTS -- ADOPTED



See Note 2 to the Notes to Consolidated Financial Statements included elsewhere in this registration statement.



RECENT ACCOUNTING PRONOUNCEMENTS -- NOT YET ADOPTED



See Note 2 to the Notes to Consolidated Financial Statements included elsewhere in this registration statement.



RESULTS OF OPERATIONS



The table below presents information regarding our consolidated results of operations:



                                  FOR THE YEARS ENDED DECEMBER 31,
                             2010               2009               2008
--------------------------------------------------------------------------------
REVENUES:
 Net earned premiums
  and other
  considerations (2)       $1,116,247         $1,092,512         $1,173,790
 Net investment income        212,475            216,725            238,451
 Net realized gain
  (losses) on
  investments                   7,183            (25,512  )        (135,696  )
 Amortization of
  deferred gains on
  disposal of
  businesses                   (2,876  )          16,906             20,680
 Fees and other income          6,148             14,859             11,449
                         ------------       ------------       ------------
         TOTAL REVENUES     1,339,177          1,315,490          1,308,674
                         ------------       ------------       ------------
BENEFITS, LOSSES AND
 EXPENSES:
 Policyholder benefits
  (2)                         838,055            849,531            889,498
 Selling, underwriting
  and general expenses
  (1)                         390,214            386,740            400,452
                         ------------       ------------       ------------
 TOTAL BENEFITS, LOSSES
           AND EXPENSES     1,228,269          1,236,271          1,289,950
                         ------------       ------------       ------------
INCOME BEFORE PROVISION
 FOR INCOME TAXES AND
 GOODWILL IMPAIRMENT          110,908             79,219             18,724
 Provision for income
  taxes                        32,883             27,127             10,867
                         ------------       ------------       ------------
INCOME BEFORE GOODWILL
 IMPAIRMENT                    78,025             52,092              7,857
 Goodwill impairment           64,288             75,244                 --
                         ------------       ------------       ------------
      NET INCOME (LOSS)       $13,737           $(23,152  )          $7,857
                         ------------       ------------  ---  ------------



(1) Includes amortization of DAC and VOBA and underwriting, general and administrative expenses.



(2) Includes single premiums on closed blocks of group disability business. For closed blocks of business we receive a single, upfront premium and in turn we record a virtual equal amount of claim reserves. We then manage the claims using our claim management practices.



The following discussion provides a general overall analysis of the consolidated results for the twelve months ended December 31, 2010 ("Twelve Months 2010"), twelve months ended December 31, 2009 ("Twelve Months 2009"), and twelve months ended December 31, 2008 ("Twelve Months 2008"). Please see the discussion that follows for a more detailed analysis of the fluctuations.



YEAR ENDED DECEMBER 31, 2010 COMPARED TO DECEMBER 31, 2009



Net Income (Loss)



Net income increased $36,889 to $13,737 for Twelve Months 2010 from a net loss of $(23,152) for Twelve Months 2009. This was mainly due to an increase in net realized gains on investments of $21,252 (after tax), favorable loss experience across all product lines and a $10,956 reduction in goodwill impairment as Twelve Months 2010 had an impairment of $64,288 compared to $75,244 for Twelve Months 2009. These items were partially offset by a decrease in amortization of deferred gains on disposal of businesses of $12,858 (after tax) as a portion of the deferred gain liability was re-established during 2010 resulting from refinements to assumptions associated with policy run-off.

90                                          UNION SECURITY INSURANCE COMPANY

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Total Revenues



Total revenues increased $23,687, or 2%, to $1,339,177 for Twelve Months 2010 from $1,315,490 for Twelve Months 2009. The increase was primarily due to a $32,695 increase in net realized gains on investments and a $23,735 increase in net earned premiums. The net earned premiums increase was the result of an increase in assumed premiums from two new clients in the Disability RMS distribution channel and the acquisition of a block of business from Shenandoah Life Insurance Company, all added in Fourth Quarter 2009. This was partially offset by decreases in the direct products as a result of a challenging sales and persistency environment which continues to impact revenue growth and a decrease in amortization of deferred gains on disposal of businesses of $19,782 for reasons noted above.



Total Benefits, Losses and Expenses



Total benefits, losses and expenses decreased $8,002, or 1%, to $1,228,269 for Twelve Months 2010 from $1,236,271 for Twelve Months 2009. This was primarily due to a decrease in policyholder benefits of $11,476 resulting from a proportional decrease in direct product premium and favorable loss experience across the disability, life and dental products. Disability incidence and life mortality levels continue to be very favorable compared to prior year. This is partially offset by an increase in assumed policyholder benefits and assumed commission expense due to adding two new clients in the Disability RMS distribution channel and the acquisition of a block of business from Shenandoah Life Insurance Company, all added in Fourth Quarter 2009.



Income Taxes



Income taxes increased $5,756, or 21%, to $32,883 for Twelve Months 2010 from $27,127 for Twelve Months 2009. The 2010 effective tax rate was 29.6% compared with 34.2% for 2009.This decline was mainly due to an increase in the dividend received deduction as well as an increase in total discrete item credits.



YEAR ENDED DECEMBER 31, 2009 COMPARED TO DECEMBER 31, 2008



Net (Loss) Income



Results decreased $31,009 to a net loss of $(23,152) for Twelve Months 2009 from net income of $7,857 for Twelve Months 2008. This was mainly due to a non-cash goodwill impairment charge of $75,244 that was recorded for Twelve Months 2009. The decrease in net income was also driven by lower net earned premiums and less favorable life, dental and disability loss experience. In addition, lower net investment income of $14,122 (after-tax) due to decreased average invested assets and lower investment yields contributed to the overall decrease in net income. This was partially offset by lower net realized losses on investments of $73,160 (after-tax). Other-than-temporary impairments included in net realized losses on investments were $7,532 (after-tax) in Twelve Months 2009 compared with $70,899 (after-tax) in Twelve Months 2008.



Total Revenues



Total revenues increased $6,816, or 1%, to $1,315,490 for Twelve Months 2009 from $1,308,674 for Twelve Months 2008. The increase was primarily due to lower net realized losses on investments of $112,554 driven by the write-down of other-than-temporary impairments in our investment portfolio of $11,587 in Twelve Months 2009 compared to $109,075 in Twelve Months 2008. This was partially offset by a decrease in net earned premiums of $81,278 due primarily to increased lapses and fewer covered lives due to higher unemployment, along with a difficult sales environment which presents a challenge to revenue growth. Although we added two new clients in the fourth quarter of 2009, assumed premiums from our Disability RMS distribution channel decreased for Twelve Months 2009 compared to the prior year, excluding single premiums from closed blocks of business. The decrease in assumed premium was partially offset by the acquisition of a block of group business from Shenandoah Life Insurance Company. In addition, net investment income decreased by $21,726 due to decreased average invested assets and lower investment yields.



Total Benefits, Losses and Expenses



Total benefits, losses and expenses decreased $53,679, or 4%, to $1,236,271 for Twelve Months 2009 from $1,289,950 for Twelve Months 2008. This was primarily due to a decrease in policyholder benefits resulting from a decline in our small employer group health business and a decline in our prefunded funeral business due to run-off of closed blocks of business. Selling, underwriting and general expenses decreased as a result of lower net earned premiums.



Income Taxes



Income taxes increased $16,260, or 150%, to $27,127 for Twelve Months 2009 from $10,867 for Twelve Months 2008. The change in income taxes was not proportionate to pretax income due to an increase in 2008 income taxes for the establishment of a tax valuation allowance against deferred taxes, which is primarily attributable to capital losses resulting from dispositions of investments of $7,195.

UNION SECURITY INSURANCE COMPANY                                          91

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INVESTMENTS



See Notes 3 and 4 to the Notes to Consolidated Financial Statements included elsewhere in this report.



CASH FLOWS



We monitor cash flows, and forecasts are provided on a monthly basis. Trend and variance analyses are used to project future cash needs making adjustments to the forecasts when needed.



The table below shows our recent net cash flows:



                                                 FOR THE YEARS ENDED DECEMBER 31,
                                             2010              2009             2008
---------------------------------------------------------------------------------------------
NET CASH (USED IN) PROVIDED BY:
 Operating activities                        $(40,864)        $(57,939)          $23,058
 Investing activities                         130,280          105,464           162,267
 Financing activities                        (108,719)         (20,877)         (200,986)
                                          -----------       ----------       -----------
Net change in cash                           $(19,303)         $26,648          $(15,661)
                                          -----------       ----------       -----------



CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008



OPERATING ACTIVITIES:



We typically generate operating cash flows inflows from premiums collected from our insurance products and income received from our investments while outflows consist of policy acquisition costs, benefits paid, and operating expenses. These net cash flows are then invested to support the obligations of our insurance products and required capital supporting these products. Our cash flows from operating activities are affected by the timing of premiums, fees, and investment income received and expenses paid.



Net cash used in by operating activities was $40,864 and $57,939 for the years ended December 31, 2010 and 2009, respectively. The decrease in cash used by operating activities between years is primarily due to higher net written premiums as well as higher net realized gains on sales due to improved market conditions.



Net cash (used in) provided by operating activities was $(57,939) and $23,058 for the years ended December 31, 2009 and 2008, respectively. The decrease in cash provided by operating activities between years is primarily due to lower gross written premiums in 2009 as well as lower net investment income due to decreased average invested assets and lower investment yields.



INVESTING ACTIVITIES:



Net cash provided by investing activities was $130,280 and $105,464 for the years ended December 31, 2010 and 2009, respectively. The increase in cash between years is primarily due to an overall increase in fixed maturity securities and collateral held for securities lending partially offset by a change in short term investments.



Net cash provided by investing activities was $105,464 and $162,267 for the years ended December 31, 2009 and 2008, respectively. The decrease in cash between years is primarily due to increased purchase of fixed maturity securities, partially offset by a decrease in sales of fixed maturity and equity securities.



FINANCING ACTIVITIES:



Net cash used in financing activities was $108,719 and $20,877 for the years ended December 31, 2010 and 2009, respectively. The increase in cash used in financing activities is primarily due to $38,000 of dividends paid to the Parent and $34,842 decrease in obligation under securities lending.



Net cash used in financing activities was $20,877 and $200,986 for the years ended December 31, 2009 and 2008, respectively. The decrease in cash used in financing activities is primarily due to the change in obligation under securities lending, a $100,000 return of capital to the Parent in 2008, partially offset by $20,000 of dividends paid to the Parent in 2009.

92                                          UNION SECURITY INSURANCE COMPANY

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COMMITMENTS AND CONTINGENCIES



We have obligations and commitments to third parties as a result of our operations. These obligations and commitments, as of December 31, 2010, are detailed in the table below by maturity date as of the dates indicated:



                                                   AS OF DECEMBER 31, 2010
                                                        LESS THAN 1             1-3
                                      TOTAL                 YEAR               YEARS
-------------------------------------------------------------------------------------------
CONTRACTUAL OBLIGATIONS :
Insurance liabilities (1)            $7,815,135            $593,471            $826,180
Operating leases                         12,396               7,086               3,677
COMMITMENTS:
Liability for unrecognized tax
 benefit                                  2,900               2,745                 155
                                   ------------          ----------          ----------
TOTAL OBLIGATIONS AND COMMITMENTS    $7,830,431            $603,302            $830,012
                                   ------------          ----------          ----------

                                         AS OF DECEMBER 31, 2010
                                      3-5              MORE THAN 5
                                     YEARS                YEARS
---------------------------------  ------------------------------------
CONTRACTUAL OBLIGATIONS :
Insurance liabilities (1)            $707,755            $5,687,729
Operating leases                        1,005                   628
COMMITMENTS:
Liability for unrecognized tax
 benefit                                   --                    --
                                   ----------          ------------
TOTAL OBLIGATIONS AND COMMITMENTS    $708,760            $5,688,357
                                   ----------          ------------



(1) Insurance liabilities reflect estimated cash payments to be made to policyholders.



Liabilities for future policy benefits and expenses of $2,881,526 and claims and benefits payable of $1,741,250 have been included in the commitments and contingencies table. Significant uncertainties relating to these liabilities include mortality, morbidity, expenses, persistency, investment returns, inflation, contract terms and the timing of payments.



OFF-BALANCE SHEET ARRANGEMENTS



The Company does not have any off-balance sheet arrangements that are reasonably likely to have a material effect on the financial condition, results of operations, liquidity, or capital resources of the Company.



(I) CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS. NONE.



(J) QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK



As a provider of insurance products, effective risk management is fundamental to our ability to protect both our customers' and our stockholder's interests. We are exposed to potential loss from various market risks, in particular interest rate risk, credit risk and inflation risk.



Interest rate risk is the possibility that the fair value of liabilities will change more or less than the market value of investments in response to changes in interest rates, including changes in investment yields and changes in spreads due to credit risks and other factors.



Credit risk is the possibility that counterparties may not be able to meet payment obligations when they become due. We assume counterparty credit risk in many forms. A counterparty is any person or entity from which cash or other forms of consideration are expected to extinguish a liability or obligation to us. Primarily, our credit risk exposure is concentrated in our fixed maturity investment portfolio and, to a lesser extent, in our reinsurance recoverables.



Inflation risk is the possibility that a change in domestic price levels produces an adverse effect on earnings. This typically happens when either invested assets or liabilities, but not both is indexed to inflation.



INTEREST RATE RISK



Interest rate risk arises as we invest substantial funds in interest-sensitive fixed income assets, such as fixed maturity securities, mortgage-backed and asset-backed securities and commercial mortgage loans, primarily in the United States. There are two forms of interest rate risk -- price risk and reinvestment risk. Price risk occurs when fluctuations in interest rates have a direct impact on the market valuation of these investments. As interest rates rise, the market value of these investments falls, and conversely, as interest rates fall, the market value of these investments rises. Reinvestment risk occurs when fluctuations in interest rates have a direct impact on expected cash flows from mortgage-backed and asset-backed securities. As interest rates fall, an increase in prepayments on these assets results in earlier than expected receipt of cash flows forcing us to reinvest the proceeds in an unfavorable lower interest rate environment. Conversely as interest rates rise, a decrease in prepayments on these assets results in later than expected receipt of cash flows forcing us to forgo reinvesting in a favorable higher interest rate environment.



We manage interest rate risk by selecting investments with characteristics such as duration, yield, currency and liquidity tailored to the anticipated cash outflow characteristics of our insurance and reinsurance liabilities.



Our group long-term disability reserves are also sensitive to interest rates. Group long-term disability and group term life waiver of premium reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is determined by taking into consideration actual and expected earned rates on our asset portfolio.

UNION SECURITY INSURANCE COMPANY                                          93

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The interest rate sensitivity relating to price risk of our fixed maturity security assets is assessed using hypothetical scenarios that assume several positive and negative parallel shifts of the yield curves. We have assumed that the yield curve shifts are of equal direction and magnitude. The individual securities are repriced under each scenario using a valuation model. For investments such as callable bonds and mortgage-backed and asset-backed securities, a prepayment model was used in conjunction with a valuation model. Our actual experience may differ from the results noted below particularly due to assumptions utilized or if events occur that were not included in the methodology. The following table summarizes the results of this analysis for bonds, mortgage-backed and asset-backed securities held in our investment portfolio:



                        INTEREST RATE MOVEMENT ANALYSIS
       OF MARKET VALUE OF FIXED MATURITY SECURITIES INVESTMENT PORTFOLIO
                            AS OF DECEMBER 31, 2010



                                        -100               -50                 0                  50                100
---------------------------------------------------------------------------------------------------------------------------------
Total market value                    $2,965,522         $2,838,154         $2,716,856         $2,602,190         $2,495,293
% Change in market value from base
 case                                       9.15%              4.46%                --%              (4.2)%            (8.16)%
$ Change in market value from base
 case                                   $248,666           $121,298               $ --          $(114,666)         $(221,563)



                        INTEREST RATE MOVEMENT ANALYSIS
       OF MARKET VALUE OF FIXED MATURITY SECURITIES INVESTMENT PORTFOLIO
                            AS OF DECEMBER 31, 2009



                                        -100               -50                 0                  50                100
---------------------------------------------------------------------------------------------------------------------------------
Total market value                    $2,780,930         $2,665,282         $2,555,863         $2,452,931         $2,356,612
% Change in market value from base
 case                                       8.81%              4.28%                --%             (4.03)%            (7.80)%
$ Change in market value from base
 case                                   $225,067           $109,419               $ --          $(102,933)         $(199,252)



CREDIT RISK



We have exposure to credit risk primarily from our customers, as a holder of fixed maturity securities and by entering into reinsurance cessions.



Our risk management strategy and investment policy is to invest in debt instruments of high credit quality issuers and to limit the amount of credit exposure with respect to any one issuer. We attempt to limit our credit exposure by imposing fixed maturity portfolio limits on individual issuers based upon credit quality. Currently our portfolio limits are 1.5% for issuers rated AA-and above, 1% for issuers rated A- to A+, 0.75% for issuers rated BBB- to BBB+ and 0.38% for issuers rated BB- to BB+. These portfolio limits are further reduced for certain issuers with whom we have credit exposure on reinsurance agreements. We use the lower of Moody's or Standard & Poor's ratings to determine an issuer's rating.



We are also exposed to the credit risk of our reinsurers. When we reinsure, we are still liable to our insureds regardless of whether we get reimbursed by our reinsurer. As part of our overall risk and capacity management strategy, we purchase reinsurance for certain risks that we underwrite.



The majority of our $1,744,688 of reinsurance recoverables at December 31, 2010 are protected from the credit risk by various types of risk mitigation mechanisms such as trusts, letters of credit or by withholding the assets in a modified coinsurance or co-funds-withheld arrangement. For example, reserves of $628,256 and $1,012,208 as of December 31, 2010 relating to two large coinsurance arrangements with The Hartford and John Hancock (a subsidiary of Manulife Financial Corporation), respectively, related to sales of businesses are held in trusts. If the value of the assets in these trusts falls below the value of the associated liabilities, The Hartford and John Hancock, as the case may be, will be required to put more assets in the trusts. We may be dependent on the financial condition of The Hartford and John Hancock, whose A.M. Best ratings are currently A and A+, respectively. A.M. Best maintains a negative outlook on the issuer credit and financial strength ratings of John Hancock and a stable outlook on the financial strength ratings of The Hartford. For recoverables that are not protected by these mechanisms, we are dependent solely on the credit of the reinsurer. Occasionally, the credit worthiness of the reinsurer becomes questionable. See the section entitled "Risk Factors" for further information. A majority of our reinsurance exposure has been ceded to companies rated A- or better by A.M. Best.



INFLATION RISK



Inflation risk arises as we invest substantial funds in nominal assets which are not indexed to the level of inflation, whereas the underlying liabilities are indexed to the level of inflation. Approximately 20% of our Preneed policies with reserves of approximately $262,201 as of December 31, 2010 have death benefits that are guaranteed to grow with the Consumer Price Index. In times of rapidly rising inflation the credited death benefit growth on these liabilities increases relative to the investment income earned on the nominal assets resulting in an adverse impact on earnings. We have partially mitigated this risk by purchasing a contract with payments tied to the Consumer Price Index. See " -- Derivatives."

94                                          UNION SECURITY INSURANCE COMPANY

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In addition, we have inflation risk in our individual and small employer group health insurance businesses to the extent that medical costs increase with inflation, and we have not been able to increase premiums to keep pace with inflation.



DERIVATIVES



Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices or the prices of securities or commodities. Derivative financial instruments may be exchange-traded or contracted in the over-the-counter market and include swaps, futures, options and forward contracts.



Under insurance statutes, our insurance companies may use derivative financial instruments to hedge actual or anticipated changes in their assets or liabilities, to replicate cash market instruments or for certain income-generating activities. These statutes generally prohibit the use of derivatives for speculative purposes. We generally do not use derivative financial instruments.



We have purchased a contract to cap the inflation risk exposure inherent in some of our Preneed insurance policies.



(K)  EXECUTIVE OFFICERS



The table below sets forth certain information, as of April 29, 2011, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.



NAME                           AGE                          POSITIONS
-----------------------------------------------------------------------------------------
John S. Roberts                 55       President, Chief Executive Officer and Director;
                                         Executive Vice President, Assurant, Inc.
Miles B. Yakre                  42       Senior Vice President, Chief Financial Officer
                                         and Treasurer
Kenneth D. Bowen                57       Vice President, General Counsel and Secretary
Dianna D. Duvall                50       Senior Vice President
Matthew K. Gilligan             58       Senior Vice President
Timothy W. Knott                49       Senior Vice President
Sheryle L. Ohme                 61       Senior Vice President
Rosemary Polk                   57       Senior Vice President
Karla J. Schacht                51       Senior Vice President
Joseph A. Sevcik                52       Senior Vice President
Joi A. Tillman                  39       Vice President
J. Marc Warrington              44       Senior Vice President



JOHN S. ROBERTS, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR; EXECUTIVE VICE PRESIDENT, ASSURANT, INC. Please see Mr. Roberts' biography in the section below entitled "DIRECTORS".



MILES B. YAKRE, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
TREASURER. Mr. Yakre has served as Senior Vice President of the Company since August 2007 and as Chief Financial Officer and Treasurer of the Company since November 2009. He has also served as Chief Financial Officer of Assurant Employee Benefits since April 2008, having previously served as Senior Vice President and Chief Actuary of Assurant Employee Benefits from August 2007 to April 2008 and Senior Vice President, Corporate Actuary and Treasurer of Assurant, Inc. from January 2005 to August 2007.



KENNETH D. BOWEN, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY. Mr. Bowen has served as Vice President, General Counsel and Secretary of the Company since May 2008, having previously served as Vice President and Assistant Secretary of the Company. Mr. Bowen has served in various in-house legal roles at Assurant Employee Benefits since 1983.



DIANNA D. DUVALL, SENIOR VICE PRESIDENT. Ms. Duvall has served as Senior Vice President of the Company since January 2004. Ms. Duvall has served in various management positions at Assurant Employee Benefits since its acquisition, including customer service, Life and Disability Underwriting, True Group and Dental Health Alliance networks.



MATTHEW K. GILLIGAN, SENIOR VICE PRESIDENT. Mr. Gilligan has served as Senior Vice President of the Company since February 2009. He also currently serves as President of Disability RMS, having served in various management positions at Disability RMS since 2003.



TIMOTHY W. KNOTT, SENIOR VICE PRESIDENT. Mr. Knott has served as Senior Vice President of the Company since February 2009, having previously served as Vice President since July 2008. Prior to this, he served as Vice President of Specialty Benefits Products and Operations for Principal Financial from April 2004 to July 2008.



SHERYLE L. OHME, SENIOR VICE PRESIDENT. Ms. Ohme has served as Senior Vice President of the Company since July 2008. Since the acquisition of Assurant Employee Benefits, Ms. Ohme has served in various management-related roles, including as Vice President, Claims of Assurant Employee Benefits from 2000 to 2008.

UNION SECURITY INSURANCE COMPANY                                          95

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ROSEMARY POLK, SENIOR VICE PRESIDENT. Ms. Polk has served as Senior Vice President of the Company, where she oversees human resources and development, since April 2009. She has served in the human resources and development areas of Assurant Employee Benefits since its acquisition, previously serving as Vice President beginning in 2000.



KARLA J. SCHACHT, SENIOR VICE PRESIDENT. Ms. Schacht has served as Senior Vice President of the Company since 2004. She also has served as Chief Information Officer of Assurant Employee Benefits since 2004 and as Chief Service Officer of Assurant Employee Benefits since 2008.



JOSEPH A. SEVCIK, SENIOR VICE PRESIDENT. Mr. Sevcik has served as Senior Vice President of the Company since July 2008. He leads Assurant Employee Benefits' marketing efforts and previously served as Vice President, Marketing from August 2007 to July 2008 and Second Vice President, Voluntary Marketing from August 2005 to August 2007. Prior to joining Assurant Employee Benefits, Mr. Sevcik was Assistant Vice President, Marketing and Client Experience at H&R Block.



JOI A. TILLMAN, VICE PRESIDENT. Ms. Tillman has served as Vice President since May 2008. Since she joined Assurant Employee Benefits in 1989, Ms. Tillman has held a variety of progressively senior roles at Assurant Employee Benefits, including officer and manager in 2005, Second Vice President and Regional Team Leader of Underwriting from 2006 to August 2007, Second Vice President and co-lead of the Easy To Do Business With team from August 2007 to January 2008 and Vice President, Voluntary Growth Initiative from January 2008 to January 2009 and Vice President, Customer Advocacy from January 2009 to the present.



J. MARC WARRINGTON, SENIOR VICE PRESIDENT. Mr. Warrington has served as Senior Vice President of the Company since 2005, and as Senior Vice President, Sales of Assurant Employee Benefits since 2005. Prior to that, Mr. Warrington served as Vice President of Sales at Assurant Employee Benefits since 2003.



                                   DIRECTORS



We currently have five directors. The biographies of each of the directors below contain information regarding the person's service as a director, business experience and director positions held currently and/or during the last five years.



Each individual was selected to serve as a director of the Company because of his or her leadership position at the Company, Assurant, Inc., or the Assurant Employee Benefits division of Assurant, and the valuable experience with, and knowledge of, Assurant's operations and business lines that he or she brings to the Company's Board.



MICHAEL J. PENINGER, CHAIRMAN OF THE BOARD. Mr. Peninger, 56, has served as Chairman of the Board since January 15, 2010. He has served as Executive Vice President and Chief Financial Officer of Assurant, Inc. since March 2009, having served as Executive Vice President and Interim Chief Financial Officer since July 2007. Prior to this, he served as President and Chief Executive Officer of Assurant Employee Benefits since January 1999.



S. CRAIG LEMASTERS, DIRECTOR. Mr. Lemasters, 50, has served as a director of the Company since July 2006. He has also served as President and Chief Executive Officer of Assurant Solutions, a division of Assurant, and Executive Vice President of Assurant, Inc. since July 2005. From 2003 to 2005, Mr. Lemasters served as Executive Vice President and Chief Operating Officer for the consumer protection business line of Assurant Solutions.



CHRISTOPHER J. PAGANO, DIRECTOR. Mr. Pagano, 47, has served as a director of the Company since April 2009. He also has served as Executive Vice President, Treasurer and Chief Investment Officer of Assurant, Inc. since July 2007 and President of Assurant Asset Management, a division of Assurant, Inc., since January 2005.



JOHN S. ROBERTS, DIRECTOR. Mr. Roberts currently serves as President and Chief Executive Officer of the Company and of Assurant Employee Benefits, and Executive Vice President of Assurant, Inc. He served as on an interim basis as President and Chief Executive Officer of Assurant Employee Benefits from July 2007 to March 2009. He has served as a director of the Company since March 2009. Prior to that, he served as Senior Vice President of Assurant Employee Benefits and President of Disability RMS, an affiliate of the Company, since 2003.



SYLVIA R. WAGNER, DIRECTOR. Ms. Wagner, 62, was appointed as a director of the Company in January 2010. She has also served as Executive Vice President, Human Resources and Development of Assurant, Inc. since April 2009. She has previously served as Senior Vice President, Human Resources and Development of Assurant Employee Benefits since May 1995, where she was responsible for overseeing human resources and development, employee communications, clinical and behavioral health services, and community relations.

96                                          UNION SECURITY INSURANCE COMPANY

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(L) EXECUTIVE COMPENSATION



                      COMPENSATION DISCUSSION AND ANALYSIS



I. EXECUTIVE SUMMARY



INTRODUCTION



This Compensation Discussion and Analysis ("CD&A") provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were serving as our named executive officers during 2010:



John S. Roberts               President and Chief Executive Officer;
                              Executive Vice President, Assurant, Inc.
Miles B. Yakre                Senior Vice President,
                              Chief Financial Officer and Treasurer
Matthew K. Gilligan           Senior Vice President
Karla J. Schacht              Senior Vice President
J. Marc Warrington            Senior Vice President



Throughout this CD&A, we refer to the above-named individuals as our "named executive officers" or "NEOs," and to Mr. Roberts as our "Chief Executive Officer" or "CEO." Because the Company is a wholly-owned subsidiary of Assurant, Inc. (hereafter, "Assurant" or the "Parent") and each of the NEOs has a role at the Parent (or a division of the Parent) in addition to serving as an officer of the Company, our compensation programs, awards and measures are primarily based on and part of the compensation program of the Parent.



The 2010 compensation of Mr. Roberts, who serves on the Parent's Management Committee (1), was based on a combination of both Assurant- and Assurant Employee Benefits-specific goals and objectives. The 2010 compensation of each of Messrs Yakre, Gilligan and Warrington and Ms. Schacht was based on a compensation program focused principally on the goals and objectives of Assurant Employee Benefits, a division of Assurant. The Company comprises a large majority of Assurant Employee Benefits' business. All of our NEOs participate in the Parent's long-term equity incentive program.



For more detailed information on Assurant's 2010 compensation programs, awards and objectives, please see Assurant's Proxy Statement, as filed with the SEC on March 29, 2011.



OUR EXECUTIVE COMPENSATION PRINCIPLES



Our core executive compensation principles are based on the principles of Assurant and are set forth below:



- Executive compensation opportunities at the Company should be sufficiently competitive to attract and retain talented executives who can successfully execute the Company's business strategy while remaining at levels that are aligned with the long-term interests of shareholders. (2)



- Annual incentive and long-term equity incentive programs at Assurant, including at the Company, should support both Assurant's and the Company's business strategy and motivate our executives to deliver above-average results over a sustained period.



- A substantial portion of target total direct compensation provided to our named executive officers should be tied to business performance.



- Our executive compensation programs should reinforce a culture of accountability that views risk management as a priority.



II. THE COMPENSATION DECISION MAKING PROCESS



The Compensation Committee of the Parent's Board of Directors (the "Assurant Compensation Committee") oversees Assurant's executive compensation program and advises the full Assurant Board on general aspects of Assurant's compensation and benefit policies.


------------


(1) The Management Committee of Assurant, Inc. consists of the President and Chief Executive Officer of Assurant, all of the Executive Vice Presidents of Assurant and the Chief Executive Officers of each of Assurant's operating segments. The Management Committee is ultimately responsible for setting the policies, strategy and direction of Assurant, subject to the overall discretion and supervision of the Assurant Board of Directors.



(2) Union Security Insurance Company does not have securities that are traded publicly and therefore, all references to shares and shareholders in this CD&A refer to those of the Parent.

UNION SECURITY INSURANCE COMPANY                                          97

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The Assurant Compensation Committee determined the compensation of Mr. Roberts because he served as executive officer of the Parent during 2010. Mr. Roberts is not involved in the Assurant Compensation Committee's determination of his own compensation.



As part of its process, the Assurant Compensation Committee evaluates the recommendations of Assurant's Chief Executive Officer along with information and analysis provided by Towers Watson & Co. ("Towers Watson"), its independent compensation consultant. The Assurant Compensation Committee exercises its discretion in evaluating, modifying, approving or rejecting the Chief Executive Officer's recommendations, and makes all final decisions with regard to base salary, short term incentives and long-term incentives for Assurant's executive officers. The Assurant Compensation Committee meets periodically in executive session without any members of management present to discuss recommendations and make decisions with respect to compensation of Assurant's executive officers (including Mr. Roberts).



The compensation of Mr. Yakre is determined through a process whereby the Chief Financial Officer of Assurant, Inc. annually reviews Mr. Yakre's performance in consultation with Mr. Roberts as President and Chief Executive Officer of Assurant Employee Benefits, and makes decisions regarding his compensation. The compensation of Messrs. Gilligan and Warrington and Ms. Schacht is determined through a process whereby Mr. Roberts annually reviews the performance and compensation of his direct reports in consultation with Company's Senior Vice President, Human Resources and Development, and makes decisions regarding their compensation. The Chief Executive Officer also provides input, in consultation with the Company's Chief Financial Officer and Senior Vice President, Human Resources and Development, on the annual incentive plan performance goals that apply to the Company's NEOs other than those who serve as executive officers of the Parent.



LEVEL OF COMPENSATION PROVIDED



Market Positioning. Assurant and the Company believe that the best way to attract and retain top talent while maintaining appropriate levels of compensation is to provide target total direct compensation opportunities to our NEOs at levels and on terms that are competitive with the market and/or peer companies, as further described below. The relative levels of each element of total direct compensation (base salary, annual incentive and long-term equity incentive) are also determined by reference to these benchmarks.



Management Committee-Level Named Executive Officer -- Assurant's Compensation Peer Group. Assurant's goal is to provide target total direct compensation for its executive officers at levels and on terms consistent with those of a select group of publicly traded companies that it views as its peers (its "compensation peer group"). Assurant aims to set target total direct compensation for each Management Committee-level NEO at approximately the median level provided to executives with similar responsibilities at companies in the Parent's compensation peer group. While Assurant faces competition in each of its businesses, it does not believe that any single competitor directly competes in all of its business lines. Additionally, the business lines in which Assurant operates are generally characterized by a limited number of competitors. Assurant believes that the following companies collectively represent the best match for Assurant because they operate in the insurance or financial services sector and may share one or more of the following characteristics : similar product lines; similar services and business models; similar revenues and assets and a similar talent pool for recruiting new employees:



- Aetna Inc.                         - Coventry Health Care, Inc.         - Stancorp Financial Group, Inc.
- Aflac Incorporated                 - Genworth Financial, Inc.           - Sunlife Financial, Inc.
- CIGNA Corporation                  - Hanover Insurance Group Inc.       - Torchmark Corporation
- CNO Financial Group, Inc.          - Humana Inc.                        - Unum Group
- CNA Financial Corporation          - Markel Corporation                 - W.R. Berkley Corporation
                                     - Principal Financial Group, Inc.



Company-Level Named Executive Officers -- Company Market Survey Data. The Company is not a publicly-traded company and does not have a compensation peer group; however, it does rely on certain market survey data to set target total direct compensation that is competitive with the market. The Company targets base salary at the 50th percentile of market. Compensation levels for total direct compensation (including mix of base pay, short-term incentive compensation and long-term incentive compensation) are established based upon market data for comparable positions at comparable companies in the insurance and financial services industries. Short-term incentive compensation and long-term incentive compensation are aligned with recommended targets for each NEO's grade and scope of responsibility.



III. ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM



BASE SALARIES



The base salary for each NEO is intended to be competitive with that of available market data reviewed by Assurant. In 2010, base salaries for certain NEOs were increased to the amounts shown in column (c) of the Summary Compensation Table below.

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ANNUAL INCENTIVE COMPENSATION



Overview. Since Assurant's inception as a public company, and consistent with its sustainable growth strategy, it has allocated 40% of the target annual incentive opportunity provided to its executives to profitability measures and 40% to top-line revenue growth for specified areas. As further described below, Assurant uses operating measures for these financial targets because they exclude the impact of net realized gains (losses) on investments and other unusual and/or non-recurring or infrequent items. The remaining 20% of the target opportunity is allocated to strategic development goals that, in 2010, focused on specific risk management objectives. Management takes a number of factors into account when developing recommended performance goals. In any given year, these factors may include results from prior years, opportunities for strategic growth and economic trends that may impact our business (e.g., levels of consumer spending, unemployment rates, mortgage default rates or prevailing conditions in the credit markets).



2010 ANNUAL INCENTIVE COMPENSATION FOR THE COMPANY'S NEOS



FINANCIAL METRICS. For 2010, the Assurant Compensation Committee sought to establish financial targets that were challenging and would motivate our senior executives to deliver growth in a difficult economic environment. For For Messrs. Roberts, Yakre and Warrington and Ms. Schacht, financial targets apply to the Assurant Employee Benefits business segment. Top-line growth (40%) is measured through a combination of net earned premiums and fees (50%) and total sales (50%). Profitability is measured using net operating income ("NOI") (25%) and operating return on equity ("ROE") (15%) for the segment. (3)



Financial targets for Mr. Gilligan apply to the Assurant Employee Benefits segment, as well as a division of Assurant Employee Benefits. 70% of Mr. Gilligan's annual incentive compensation is measured by performance of this division and 20% is measured by a combination of the financial metrics described above for the other NEOs: (top-line growth, NOI and operating ROE); as well as certain customer service, claims management and business efficiency initiatives at Assurant Employee Benefits.



ENTERPRISE RISK MANAGEMENT. To reinforce a culture that views risk management as a priority, in 2010, the Assurant Compensation Committee again selected enterprise risk management as the area of strategic focus. Specifically, the Assurant Compensation Committee approved the following objectives: (i) quantification of segment-specific business risks that may have a material Parent-level impact (25%), evaluated by segment; (ii) quantification of segment-specific business risks that may have a material segment-level impact (40%) and achievement of segment-specific compliance goals (10%), evaluated by segment; and (iii) incorporation of quantitative business transaction risk analysis (5%) and portfolio transaction risk analysis (20%) into ongoing business processes, measured for all segments at the Parent level. The Parent retained an external consultant to monitor each segment's progress with respect to the 2010 goals and prepare an assessment for submission to the Assurant Compensation Committee along with management's recommended performance ratings.



This strategic development goal was weighted at 20% for Messrs. Roberts, Yakre and Warrington and Ms. Schacht and at 10% for Mr. Gilligan. Performance against strategic development goals was evaluated for each NEO in 2010 based on a composite of Parent and segment-level results.



ANNUAL INCENTIVE PERFORMANCE RESULTS FOR MESSRS. ROBERTS, YAKRE AND WARRINGTON AND MS. SCHACHT. For Mr. Roberts, the 2010 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for NOI were $31, $36, $41, $51 and
$61 million, respectively. Assurant Employee Benefits' 2010 NOI was $63.5 million. The performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for operating ROE were 5.85%, 6.85%, 7.85%, 9.85% and 11.85%, respectively. Assurant Employee Benefits' 2010 operating ROE was 11.4%. With respect to revenue growth, the 2010 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for net earned premium and fee income were $1.075, $1.125, $1.175, $1.275 and $1.375 billion, respectively. 2010 net earned premium and fee income for the segment was $1.127 billion. The 2010 performance levels that would result in 0.0, 0.5, 1.0, 1.5 and 2.0 multipliers for total sales were $155, $165, $175, 195 and $215 million, respectively. Total sales for 2010 was $136.2 million. In addition, performance against the 2010 strategic development goal resulted in a 1.90 multiplier. Based on the above metrics and performance results, the 2010 composite annual incentive performance multiplier for Messrs. Roberts, Yakre and Warrington and Ms. Schacht was 1.27.


------------


(3) NOI is determined by excluding net realized gains or losses on investments and unusual and/or infrequent items from net income. Operating ROE for the business segment is determined by dividing NOI for the segment by average stockholders' equity for the segment. For additional information regarding these measures, please see the Parent's earnings release, Exhibit 99.1 to its Current Report on Form 8-K furnished to the SEC on February 2, 2011, and the financial supplement posted on the "Investor Relations" section of the Parent's website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference herein.

UNION SECURITY INSURANCE COMPANY                                          99

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ANNUAL INCENTIVE PERFORMANCE RESULTS FOR MR. GILLIGAN. Mr. Gilligan's 2010 composite annual incentive performance multiplier was 1.26, based in part on the metrics and results of Assurant Employee Benefits set forth above, as well as certain metrics and results of a division of Assurant Employee Benefits. Senior management of Assurant Employee Benefits set the targets for this division to be reasonably attainable. The maximum award is intended to be very difficult to achieve. Based on historical performance, senior management believes the target award is somewhat likely but not easily achieved.



The performance targets described above are disclosed only to assist investors and other readers in understanding executive compensation provided to certain of the Company's executive officers. They are not intended to provide guidance on, and should not be relied on as predictive of, Assurant's future performance or the future performance of the Company or any of Assurant's operating segments.



The following table shows target annual incentive compensation, the weighted average multipliers for each NEO and the resulting annual incentive award payout for 2010:



                                                       2010 TARGET                     2010                     2010 ANNUAL
NAMED EXECUTIVE OFFICER                              ANNUAL INCENTIVE               MULTIPLIER               INCENTIVE PAYMENT
---------------------------------------------------------------------------------------------------------------------------------
John S. Roberts                                           $450,000                     1.27                        $571,500
Miles B. Yakre                                            $147,650                     1.27                        $187,516
Matthew K. Gilligan                                       $109,140                     1.26                        $137,516
Karla J. Schacht                                          $121,200                     1.27                        $153,924
J. Marc Warrington                                        $143,208                     1.27                        $181,874
---------------------------------------------------------------------------------------------------------------------------------



LONG-TERM EQUITY INCENTIVE COMPENSATION



Both Management Committee- and Company-level NEOs participate in Assurant's long-term equity incentive compensation program.



Since 2009, Assurant has used performance share units ("PSUs") and restricted stock units ("RSUs") as equity compensation vehicles under the Assurant, Inc. Long Term Equity Incentive Plan ("ALTEIP"). A stock unit represents the right to receive a share of Common Stock at a specified date in the future, subject, in the case of PSUs, to the attainment of pre-established performance criteria. For each year in the applicable performance cycle, Assurant's performance with respect to selected metrics is compared against a broad index of insurance companies and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the performance period.



Applicable metrics for the 2009 - 2011, 2010 - 2012 and 2011 - 2013 performance cycles are set forth in the chart below:



              PSU RELATIVE PERFORMANCE METRICS AND RELATIVE INDEX



                    2009 - 2011 PERFORMANCE CYCLE         2010 - 2012 AND 2011 - 2013 PERFORMANCE CYCLES        WEIGHTING
--------------------------------------------------------------------------------------------------------------------------
RELATIVE          Growth in EPS (1)                  Growth in book value per share excluding AOCI (4)             1/3
PERFORMANCE       Growth in Revenue (2)              Growth in Revenue                                             1/3
METRICS           Total Shareholder Return (3)       Total Shareholder Return                                      1/3
RELATIVE INDEX    A.M. Best U.S. Insurance Index     A.M. Best U.S. Insurance Index, excluding companies with      N/A
                                                     revenues of less than $1 billion or that are not in the
                                                     health or insurance Global Industry Classification
                                                     Standard codes.
                  ---------------------------------  --------------------------------------------------------  -----------



(1)  Year-over-year growth in GAAP EPS



(2)  Year-over-year growth in total GAAP Revenue



(3)  Percent change on Company stock plus dividend yield percentage



(4) Year-over-year growth in the Company's common equity, excluding accumulated other comprehensive income ("AOCI"), divided by fully diluted shares of Common Stock outstanding at year-end



CHANGES TO RELATIVE PERFORMANCE METRICS AND INDEX. In light of the significant volatility in EPS across the financial services sector, and in response to comments from investors, the Assurant Compensation Committee decided to replace growth in GAAP EPS with growth in book value per diluted share excluding AOCI as a performance metric for the 2010 - 2012 and 2011 - 2013 PSU performance cycles.



The Assurant Compensation Committee also approved a change to the group of competitors used in the determination of Assurant's composite percentile ranking. For the 2010 - 2012 and 2011 - 2013 PSU performance cycles, Assurant's performance will be measured against companies in the A.M. Best U.S. Insurance Index, excluding those with revenues of less than $1 billion or that are not in the health or insurance Global Industry Classification Standard codes. This change

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enables Assurant to more accurately benchmark performance against the performance of companies of comparable size that operate one or more similar businesses.



Executives do not receive any payout if the Parent's composite percentile ranking falls below the 25th percentile. If the composite percentile ranking is at or above the 75th percentile, the maximum payout is attained.



Payments in respect of PSUs awarded under the ALTEIP are intended to be deductible, to the maximum extent possible, as "performance based compensation" within the meaning of Section 162(m). Additional information regarding the terms and conditions of RSUs and PSUs awarded under the ALTEIP is provided under the heading "Narrative to the Summary Compensation Table and Grants of Plan-based Awards Table -- Long Term Incentive Awards" below.



RSUS. The 50/50 split between PSUs and RSUs is intended to further align the interests of Assurant's executives with the long-term interests of stockholders. RSUs typically vest in equal annual installments over a three-year vesting period.



COMPENSATION LEVELS AND PAY MIX FOR 2011



MANAGEMENT COMMITTEE-LEVEL NAMED EXECUTIVE OFFICER. In January 2011, Towers Watson presented data to the Assurant Compensation Committee demonstrating that total target cash compensation (base salary and target incentive compensation) provided to most of Assurant's NEOs continued to fall below median levels for similarly situated executives at companies in Assurant's compensation peer group. To further align NEO compensation with median levels, the Committee approved an increase in base salary from $500,000 to $520,000 and an increase in target annual incentive opportunity from 90% to 100% of base salary for Mr. Roberts. Mr. Robert's target long-term incentive opportunity for 2011 remains unchanged from 2010.



COMPANY-LEVEL NAMED EXECUTIVE OFFICERS. For 2011, Messrs. Gilligan, Warrington and Yakre and Ms. Schacht received increases in base salary to $280,000, $321,440, $300,800 and $309,100, respectively. In addition, the target short-term incentive opportunity for Messrs. Gilligan and Warrington and Ms. Schacht was increased to 45%, 50% and 45% of their base salaries respectively, and Mr. Gilligan receive d an increase in his target long-term incentive opportunity to 45% of base salary.



IV. BENEFITS AND PERQUISITES



The Company's named executive officers participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to Assurant's U.S. employees. In addition, some of these executives are eligible for certain change of control benefits, supplemental retirement plans and limited perquisites described below.



CHANGE OF CONTROL BENEFITS. Assurant is party to a change of control agreement (each, a "COC Agreement") with each NEO. The purpose of these COC Agreements is to enable these executives to focus on maximizing shareholder value in the context of a control transaction without regard to personal concerns related to job security. COC Agreements with the Named Executive Officers apply in the context of a change of control of Assurant Employee Benefits (as defined in the COC Agreement). The COC Agreement with each NEO contains a "double trigger," meaning that benefits are generally payable only upon a termination of employment "without cause" or for "good reason" within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. Additional information regarding the terms and conditions of the COC Agreements is provided under the heading "Narrative to the Potential Payments upon Termination or Change of Control Table -- Change of Control Agreements" below.



RETIREMENT PLANS. Certain NEOs participate in the Supplemental Executive Retirement Plan (the "SERP"), the Assurant Executive Pension Plan (the "Executive Pension Plan"), the Assurant Executive 401(k) Plan (the "Executive 401(k) Plan") and/or the Assurant Pension Plan (the "Pension Plan"). The goals of these retirement plans are to provide certain senior executives with competitive levels of income replacement upon retirement and provide a package that will both attract and retain talented executives in key positions. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($245,000 for 2010). The SERP is designed to supplement the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs will equal up to 50% of an NEO's base salary plus his or her annual incentive target. Additional information regarding the terms and conditions of these plans is provided under the headings "Narrative to the Pension Benefits Table" below and "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" below.



DEFERRED COMPENSATION PLANS. Certain NEOs are also eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the "ADC Plan"). The ADC Plan provides key employees the ability to defer a portion of their eligible compensation which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to be fully compliant with IRC Section 409A ("Section 409A"). Prior to the adoption of
Section 409A and the establishment of the ADC Plan in 2005, some of the NEOs were eligible to participate in the Assurant Investment Plan (the

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"AIP"). However, after the enactment of Section 409A, the AIP was frozen as of January 1, 2005 and, currently, only withdrawals may be made.



Additional information regarding the terms and conditions of these plans is provided under the heading "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" below.



HEALTH AND WELFARE BENEFITS. As part of Assurant's general benefits program, it provides Long-Term Disability ("LTD") coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of employees' monthly plan pay (which is generally defined as base salary plus the annual incentive target award amount), up to a maximum monthly benefit of $15,000. As an additional benefit, NEOs who are members of Assurant's Management Committee are eligible for Executive LTD coverage, subject to underwriting for amounts in excess of a guaranteed benefit of $3,000. Executive LTD supplements benefits payable under the standard coverage and provides a maximum monthly benefit of $25,000, less amounts payable under the group policy. This coverage is provided through the purchase of individual policies on a bi-annual basis and is fully paid for by Assurant.



FINANCIAL PLANNING. In 2010 and prior years, certain NEOs were entitled to financial planning services (and may have received a tax gross-up for such expenses). As part of Assurant's cost reduction initiatives, this benefit was eliminated for Management Committee-level NEOs effective January 1, 2010.



Additional information regarding executive LTD and financial planning benefits is provided in footnote 4 to the Summary Compensation Table below.



V. RELATED POLICIES AND CONSIDERATIONS



PARENT STOCK OWNERSHIP GUIDELINES



Assurant believes that a sustained level of Assurant stock ownership is critical to ensuring that the creation of long-term value for its shareholders remains a primary objective for its executives (one of whom is an NEO of the Company) and non-employee directors. Accordingly, in 2006 Assurant adopted the following Stock Ownership Guidelines and holding requirements for Assurant's non-employee directors and senior executives:



Non-Employee Director                          Must own Assurant stock with a market value
                                               equal to 5 times the annual base cash retainer
Chief Executive Officer                        Must own Assurant stock with a market value
                                               equal to 5 times current base salary
Assurant, Inc. Executive Vice Presidents       Must own Assurant stock with a market value
 (including all other NEOs)                    equal to 3 times current base salary



Individuals have five years from the later of July 1, 2006 or the date of their permanent appointment to a specified position to acquire the required holdings. These requirements only apply to Mr. Roberts, who serves as a member of Assurant's Management Committee. Mr. Roberts' compliance date is March 15, 2014. Eligible sources of Assurant shares include personal holdings, restricted stock, RSUs, 401(k) holdings and Assurant's Employee Stock Purchase Plan shares. The Assurant Compensation Committee tracks the ownership amount of Assurant's non-employee directors and Management Committee on an annual basis. Individuals who do not comply with the guidelines as of the applicable compliance date will be prohibited from selling shares of Assurant stock until they achieve compliance.



TIMING OF EQUITY GRANTS



Assurant does not coordinate the timing of equity awards with the release of material non-public information. Under Assurant's Equity Grant Policy, equity awards granted by the Assurant Compensation Committee pursuant to the ALTEIP must be granted on the second Thursday in March each year. If the Assurant Compensation Committee decides that a second grant in the same calendar year is necessary for, among other reasons, salary adjustments, promotions or new hires, additional awards under the ALTEIP may be granted on the second Thursday in November.

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TAX AND ACCOUNTING IMPLICATIONS



Under Section 162(m), certain compensation amounts in excess of $1 million paid to a public corporation's chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) is not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by shareholders. The Assurant Compensation Committee continues to emphasize performance-based compensation for Assurant's executives and seeks to minimize the impact of Section 162(m). However, because the Assurant Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executives necessary to successfully execute the Company's business strategy, in any year the Assurant Compensation Committee may approve non-performance based compensation (as defined for purposes of Section 162(m)) in excess of $1 million.



The compensation that Assurant pays to the NEOs is reflected in our financial statements as required by U.S. generally accepted accounting principles. The Assurant Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executive officers of Assurant. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.



COMPENSATION OF NAMED EXECUTIVE OFFICERS



SUMMARY COMPENSATION



The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2010, 2009 and 2008, as applicable.



        SUMMARY COMPENSATION TABLE FOR FISCAL YEARS 2010, 2009 AND 2008




                                                                   STOCK           OPTION
NAME AND                                SALARY    BONUS         AWARDS (1)       AWARDS (1)
PRINCIPAL POSITION                YEAR    ($)      ($)              ($)              ($)
(A)                               (B)     (C)      (D)              (E)              (F)
----------------------------------------------------------------------------------------------
John S. Roberts, President and    2010  500,000        0          876,883                0
 Chief Executive Officer;         2009  500,000  300,000  (3)     752,391                0
 Executive Vice President,        2008  415,000   67,438          444,610          283,307
 Assurant, Inc.
Miles B. Yakre, Senior Vice       2010  295,300        0          147,932                0
 President, Chief Financial       2009  289,500        0          145,202                0
 Officer and Treasurer            2008  276,196   28,000           45,759          125,051
Karla J. Schacht, Senior Vice     2010  303,000        0          121,425                0
 President
Matthew K. Gilligan, Senior Vice  2010  272,850        0          109,396                0
 President
J. Marc Warrington, Senior Vice   2010  318,240        0          127,573                0
 President                        2009  312,000        0          125,202                0
                                  2008  300,000   33,750           30,022          127,877

                                                      CHANGE IN
                                                    PENSION VALUE
                                                         AND
                                                    NONQUALIFIED
                                    NON-EQUITY        DEFERRED              ALL
                                  INCENTIVE PLAN    COMPENSATION           OTHER
NAME AND                           COMPENSATION     EARNINGS (2)     COMPENSATION (4)      TOTAL
PRINCIPAL POSITION                      ($)              ($)                ($)             ($)
(A)                                     (G)              (H)                (I)             (J)
--------------------------------  ----------------------------------------------------------------
John S. Roberts, President and        571,500          290,106             70,737        2,309,226
 Chief Executive Officer;             164,000          242,105            139,797        2,098,293
 Executive Vice President,            310,213                0             64,192        1,584,760
 Assurant, Inc.
Miles B. Yakre, Senior Vice           187,516           35,929             30,399          697,076
 President, Chief Financial            91,193           39,994             32,423          598,312
 Officer and Treasurer                127,050           51,974             37,683          691,713
Karla J. Schacht, Senior Vice         153,924           14,805             48,957          642,111
 President
Matthew K. Gilligan, Senior Vice      137,516           12,620             50,509          582,891
 President
J. Marc Warrington, Senior Vice       181,874           35,656             51,221          714,564
 President                             98,280           40,911             80,920          657,313
                                      155,250           46,350             74,557          767,806



(1) The amounts reported in column (e) for 2010 represent awards of PSUs and RSUs, and for 2009 and 2008 represent awards of restricted stock. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718.



     The 2010 PSU values included in column (e) are computed based on the achievement of target level performance for each award. Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: for Mr. Roberts, $1,096,568; Mr. Yakre, $184,993; for Ms. Schacht, $151,863; for
     Mr. Gilligan, $136,819; and for Mr. Warrington, $159,533. The grant date fair value of PSUs was estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, "STOCK BASED COMPENSATION -- PERFORMANCE SHARE UNITS", of the Assurant Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the "Assurant 2010 Form 10-K") for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.



     The SARs amounts reported in column (f) for 2009 and 2008 are consistent with the grant date fair value computed in accordance with FASB ASC Topic
     718. The fair value of each outstanding SAR was estimated on the grant date using a Black-Scholes option-pricing model and expense is amortized over the applicable vesting period. Please see Footnote 18, "STOCK BASED COMPENSATION -- STOCK APPRECIATION RIGHTS", of the Assurant 2010 Form 10-K for a discussion of the Black-Scholes option-pricing model and the assumptions used in this valuation.

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(2) The change in pension value is the aggregate change in the actuarial present value of the respective NEO's accumulated benefit under the Parent's three defined benefit pension plans (the Assurant SERP, the Assurant Executive Pension Plan and the Assurant Pension Plan) from December 31, 2009 to December 31, 2010, from December 31, 2008 to December 31, 2009 and from December 31, 2007 to December 31, 2008. For each plan, the change in the pension value is determined as the present value of the NEO's accumulated benefits at December 31, 2008, December 31, 2009 or December 31, 2010 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2007, December 31, 2008 or December 31, 2009, as applicable. Present values of accumulated benefits at December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010 use the same assumptions as included in the financial statements in Assurant's Annual Reports on Form 10-K for the fiscal years ending December 31, 2007, December 31, 2008, December 31, 2009 and December 31, 2010, respectively, as filed with the SEC.



(3) The amount in column (d) for Mr. Roberts reflects a special promotion bonus awarded on July 13, 2009. Mr. Roberts received a special bonus equal to 60% of his base salary, or $300,000, in recognition of his promotion to President and Chief Executive Officer, Assurant Employee Benefits. The 2008 amounts in column (d) for the applicable NEOs represent a one-time special appreciation bonus, equal to 25% of the NEO's 2008 annual short term incentive program target award, paid by the Parent to express its special appreciation for the NEO's efforts during 2007.



(4) The table below details the amounts reported in the "All Other Compensation" column, which include premiums paid for Executive Long Term Disability, Parent contributions to the Executive 401(k) Plan, Parent contributions to the Assurant 401(k) Plan, perquisites and other personal benefits, dividends and dividend equivalents, and certain other amounts during 2010.



                                           PARENT            PARENT         PERQUISITES
                                       CONTRIBUTIONS     CONTRIBUTIONS       AND OTHER
                        EXECUTIVE       TO EXECUTIVE      TO ASSURANT         PERSONAL
                           LTD             401(K)            401(K)         BENEFITS (1)
NAME                       ($)              ($)               ($)               ($)
------------------------------------------------------------------------------------------
John S. Roberts           4,238            29,330            17,150                --
Miles B. Yakre                0             9,904            17,150                --
Karla J. Schacht              0             9,869            17,150            13,000
Matthew K. Gilligan           0            12,296            17,150            13,000
J. Marc Warrington            0            12,006            17,150            13,000


                      DIVIDENDS AND          TAX
                         DIVIDEND         GROSS-UP
                     EQUIVALENTS (2)    PAYMENTS (3)    TOTAL
NAME                       ($)               ($)         ($)
-------------------  -----------------------------------------
John S. Roberts           20,019                0       70,737
Miles B. Yakre             3,345                0       30,399
Karla J. Schacht           2,404            6,534       48,957
Matthew K. Gilligan        2,099            5,964       50,509
J. Marc Warrington         2,531            6,534       51,221



       (1) The amounts in this column represent Parent paid expenses for Ms. Schacht's and Messrs. Gilligan's and Warrington's use of financial planning services.



       (2) The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2010 on unvested awards of restricted stock and RSUs, respectively, that were not factored into the grant date fair value required to be reported for these awards in column
            (e). The amounts in column (i) for each of 2009 and 2008 also reflect the dollar value of dividends paid on restricted stock that were not factored into the grant date fair values reported in column
            (e). No dividends or dividend equivalents were paid on PSUs in 2010.



       (3) The amounts in this column represent a gross-up of taxes in connection with Ms. Schacht's and Messrs. Gilligan's and Warrington's use of financial planning services.



GRANTS OF PLAN-BASED AWARDS



The table below sets forth individual grants of awards made to each NEO during 2010.



             GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2010




                                                      ESTIMATED FUTURE
                                                  PAYOUTS UNDER NON-EQUITY
                                                  INCENTIVE PLAN AWARDS (1)
                                         THRESHOLD       TARGET           MAXIMUM
NAME                    GRANT DATE          ($)            ($)              ($)
(A)                         (B)             (C)            (D)              (E)
-------------------------------------------------------------------------------------
John S. Roberts          3/11/2010           --               --               --
                         3/11/2010           --               --               --
                                --            0          450,000          900,000
Miles B. Yakre           3/11/2010           --               --               --
                         3/11/2010           --               --               --
                                --            0          147,650          295,300
J. Marc Warrington       3/11/2010           --               --               --
                         3/11/2010           --               --               --
                                --            0          143,208          286,416
Karla J. Schacht         3/11/2010           --               --               --
                         3/11/2010           --               --               --
                                --            0          121,200          242,400
Matthew K. Gilligan      3/11/2010           --               --               --
                         3/11/2010           --               --               --
                                --            0          109,140          218,280


                                   ESTIMATED FUTURE
                                     PAYOUTS UNDER
                                   EQUITY INCENTIVE
                                      PLAN AWARDS
                       THRESHOLD        TARGET         MAXIMUM
NAME                      (#)            (#)             (#)
(A)                       (F)            (G)             (H)
-------------------  ---------------------------------------------
John S. Roberts             --              --              --
                         6,633          13,266          19,899
                            --              --              --
Miles B. Yakre              --              --              --
                         1,119           2,238           3,357
                            --              --              --
J. Marc Warrington          --              --              --
                           965           1,930           2,895
                            --              --              --
Karla J. Schacht            --              --              --
                           919           1,837           2,756
                            --              --              --
Matthew K. Gilligan         --              --              --
                           828           1,655           2,483
                            --              --              --

                       ALL OTHER      ALL OTHER
                         STOCK         OPTION                         GRANT
                        AWARDS:        AWARDS:      EXERCISE        DATE FAIR
                       NUMBER OF      NUMBER OF      OR BASE         VALUE OF
                         SHARES      SECURITIES     PRICE OF        STOCK AND
                        OF STOCK     UNDERLYING      OPTION           OPTION
                        OR UNITS       OPTIONS       AWARDS           AWARDS
NAME                      (#)            (#)       ($/SH) (2)        ($) (2)
(A)                       (I)            (J)           (K)             (L)
-------------------  ------------------------------------------------------------
John S. Roberts          13,266           --          32.98          $437,513
                             --           --          33.12          $439,370
                             --           --             --                --
Miles B. Yakre            2,238           --          32.98           $73,809
                             --           --          33.12           $74,123
                             --           --             --                --
J. Marc Warrington        1,930           --          32.98           $63,651
                             --           --          33.12           $63,922
                             --           --             --                --
Karla J. Schacht          1,837           --          32.98           $60,584
                             --           --          33.12           $60,841
                             --           --             --                --
Matthew K. Gilligan       1,655           --          32.98           $54,582
                             --           --          33.12           $54,814
                             --           --             --                --



(1) The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO's annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2010 performance is reported in the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

104                                         UNION SECURITY INSURANCE COMPANY

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(2) The base price of 2010 RSU awards is equal to the closing price of Assurant, Inc. Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of Assurant, Inc. Common Stock on the grant date.



     The base price of 2010 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance and estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, "STOCK BASED COMPENSATION --PERFORMANCE SHARE UNITS", of the 2010 Form 10-K for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.



NARRATIVE TO THE SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS
TABLE



ANNUAL INCENTIVE AWARDS



The annual incentive award for Mr. Roberts is paid pursuant to the Assurant, Inc. Executive Short Term Incentive Plan ("ESTIP"), a plan intended to meet the requirements of IRC Section 162(m). The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Parent's net income (as defined in the ESTIP). At the end of each year, the Compensation Committee of the Parent's Board of Directors (the "Parent Compensation Committee") certifies the amount of the Parent's net income and the maximum award amounts that can be paid under the ESTIP. The Parent Compensation Committee then has discretion to pay an incentive award that is less than the applicable maximum. In 2010, the Parent Compensation Committee exercised negative discretion to reduce Mr. Roberts' award by applying the performance goals described in the CD&A under the heading " -- ANNUAL INCENTIVE COMPENSATION" above. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of these performance goals.



Annual incentive payments for Messrs. Gilligan, Warrington and Yakre and Ms. Schacht were paid pursuant to the annual incentive program applicable to Assurant Employee Benefits. For more information regarding the performance criteria applicable to each of our NEOs, please see the section entitled "CD&A -- ANNUAL INCENTIVE COMPENSATION."



LONG TERM EQUITY INCENTIVE AWARDS



The Parent's outstanding equity-based awards have been granted under two long-term incentive compensation plans, the Assurant, Inc. Long Term Equity Incentive Plan ("ALTEIP") and the Assurant, Inc. 2004 Long-Term Incentive Plan (the "ALTIP"). The ALTEIP was approved by the Parent's stockholders in May 2008. Since that time, equity grants to our named executive officers have been awarded pursuant to the ALTEIP. The RSUs typically vest in three equal annual installments on each of the first three anniversaries of the grant date. Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs. PSUs vest on the third anniversary of the grant date, subject to a participant's continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.



Prior to the adoption of the ALTEIP, our named executive officers were awarded stock appreciation rights ("SARs") and shares of restricted stock under the ALTIP. No additional equity awards may be granted under the ALTIP. Restricted stock awards granted under the ALTIP also typically vest in three equal installments on each of the first three anniversaries of the grant date. Restricted stock award recipients, as beneficial owners of the shares, have full voting and dividend rights with respect to the shares during and after the restricted period. Dividends are paid in cash and are not eligible for reinvestment during the restricted period. SARs granted under the ALTIP vest on the third anniversary of the grant date. To the extent not previously exercised, SARs are automatically exercised on the earliest of (i) the fifth anniversary of the grant date, (ii) the second anniversary of the participant's termination of employment for reason of death or disability or (iii) ninety days following the participant's termination of employment for reasons other than retirement, disability or death.

UNION SECURITY INSURANCE COMPANY                                         105

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END



The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2010.



              OUTSTANDING EQUITY AWARDS TABLE FOR FISCAL YEAR 2010



                                                  OPTION AWARDS (1)                                   STOCK AWARDS (1)
                                ------------------------------------------------------  --------------------------------------------




                                                                      EQUITY INCENTIVE
                                  NUMBER OF             NUMBER OF       PLAN AWARDS:
                                 SECURITIES            SECURITIES         NUMBER OF
                                 UNDERLYING            UNDERLYING        SECURITIES
                                 UNEXERCISED           UNEXERCISED       UNDERLYING          OPTION
                                   OPTIONS               OPTIONS         UNEXERCISED        EXERCISE       OPTION
                               EXERCISABLE (2)        UNEXERCISABLE   UNEARNED OPTIONS     PRICE (2)     EXPIRATION
NAME                                 (#)                   (#)               (#)              ($)         DATE (2)
(A)                                  (B)                   (C)               (D)              (E)           (F)
-------------------------------------------------------------------------------------------------------------------
JOHN S. ROBERTS                Converted SARs   (2)
                                       7,909                                                  31.30      01/01/2014
                               All Other SARs
                                       9,595                                                  49.25      04/01/2011
                                      10,950                                                  53.48      03/08/2012
                                                          20,050 (4)                          60.65      03/13/2013
MILES B. YAKRE                 Converted SARs   (2)
                                          --                 --               --                --             --
                               All Other SARs
                                      10,313                                                  49.25      04/01/2011
                                      11,000                                                  53.48      03/08/2012
                                                          8,850  (4)                          60.65      03/13/2013
J. MARC WARRINGTON             Converted SARs   (2)
                                          --                 --               --                --             --
                               All Other SARs
                                       8,572                                                  49.25      04/01/2011
                                       8,750                                                  53.48      03/08/2012
                                                          9,050  (4)                          60.65      03/13/2013
KARLA J. SCHACHT               Converted SARs   (2)
                                          --                 --               --                --             --
                               All Other SARs
                                       7,700                                                  49.25      04/01/2011
                                       7,950                                                  53.48      03/08/2012
                                                          8,600  (4)                          60.65      03/13/2013
MATTHEW K. GILLIGAN            Converted SARs   (2)
                                          --                 --               --                --             --
                               All Other SARs
                                                          4,300  (4)                          60.65      03/13/2013

                                                                     EQUITY INCENTIVE    EQUITY INCENTIVE
                                                                       PLAN AWARDS:        PLAN AWARDS:
                                                                        NUMBER OF        MARKET OR PAYOUT
                                  NUMBER OF                              UNEARNED            VALUE OF
                               SHARES OR UNITS   MARKET VALUE OF     SHARES, UNITS OR    UNEARNED SHARES,
                                OF STOCK THAT   SHARES OR UNITS OF     OTHER RIGHTS       UNITS OR OTHER
                                  HAVE NOT       STOCK THAT HAVE        THAT HAVE        RIGHTS THAT HAVE
                                   VESTED         NOT VESTED (3)        NOT VESTED        NOT VESTED (3)
NAME                                 (#)               ($)                 (#)                 ($)
(A)                                  (G)               (H)                 (I)                 (J)
-----------------------------  ---------------------------------------------------------------------------
JOHN S. ROBERTS

                                      500  (5)        19,260
                                      372  (6)        14,329
                                    3,926  (7)        151,230
                                    12,340 (8)        475,337
                                    13,266 (10)       511,006
                                                                          18,509  (9)         712,967
                                                                          13,266  (11)        511,006
MILES B. YAKRE

                                      165  (6)        6,356
                                    2,382  (8)        91,755
                                    2,238  (10)       86,208
                                                                          3,572   (9)         137,593
                                                                          2,238   (11)        86,208
J. MARC WARRINGTON

                                      167  (6)        6,433
                                    2,054  (8)        79,120
                                    1,930  (10)       74,344
                                                                          3,080   (9)         118,642
                                                                          1,930   (11)        74,344
KARLA J. SCHACHT

                                      158  (6)        6,086
                                    1,951  (8)        75,153
                                    1,837  (10)       70,761
                                                                          2,926   (9)         112,710
                                                                          1,837   (11)        70,761
MATTHEW K. GILLIGAN

                                       82  (6)        3,159
                                    1,761  (8)        67,834
                                    1,655  (10)       63,751
                                                                          2,641   (9)         101,731
                                                                          1,655   (11)        63,751



(1) These columns represent awards under the ALTEIP, ALTIP, Business Value Rights Plan (the "BVR Plan") and their predecessor plans. Awards are either SARs, restricted stock, RSUs or PSUs.



     The BVR Plan is a subplan of the Assurant, Inc. 2004 Long-Term Incentive Plan, under which SARs may be granted to eligible employees. SARs granted under the BVR Plan vest and are automatically exercised (and will thereupon expire) on the earliest of (i) the third anniversary of the grant date,
     (ii) the date of grantee's retirement, disability, or death, or (iii) the date of a Change of Control (as defined in the 2004 Long-Term Incentive Plan"). While certain awards remain outstanding under the BVR Plan, no grants are being made any longer under the BVR Plan.



(2) Until June 29, 2005, the Company maintained the Assurant Appreciation Incentive Rights Plan ("AAIR Plan"), which provided for the issuance of Assurant, Inc. and operating segment cash settled appreciation rights ("AAIR Plan rights"). In 2005, the Company decided to no longer issue operating segment rights or cash settled appreciation rights. The ALTIP was adopted to provide for the payment of appreciation to participants in the form of Assurant, Inc. Common Stock. As a result of the adoption of the ALTIP, the AAIR Plan rights were converted into SARs on June 30, 2005. The intrinsic value of the converted SARs did not change from that of the AAIR Plan rights. "Converted SARs" refers to the AAIR Plan rights (granted over several years prior to our initial public offering) that were converted to SARs on June 30, 2005. In delivering equivalent intrinsic value to the converted SARs, differing base prices may have resulted. Therefore, certain converted SARs with the same expiration date may have differing base prices in the table above.



(3) Value was determined using the December 31, 2010 closing price of Assurant, Inc. Common Stock of $38.52.



(4)  Award vests on March 13, 2011.



(5) This restricted stock award was granted on January 8, 2008 and vests 1,000 shares for the first year and 500 shares each for the second and third year.

106                                         UNION SECURITY INSURANCE COMPANY

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(6) This restricted stock award was granted on March 13, 2008 and vests in three equal annual installments on each of the first three anniversaries of the grant date.



(7) This restricted stock award was granted on November 13, 2008 and vests in three equal annual installments on each of the first three anniversaries of the grant date.



(8) This RSU award was granted on March 12, 2009 and vests in three equal annual installments on each of the first three anniversaries of the grant date.



(9) This PSU award was granted on March 12, 2009 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. The values in columns (i) and (j) are based on the Company's achievement of target performance during 2009 with respect to the performance metrics as compared against the performance of the other companies in the A.M. Best U.S. Insurance Index.



(10) This RSU award was granted on March 11, 2010 and vests in three equal annual installments on each of the first three anniversaries of the grant date.



(11) This PSU award was granted on March 11, 2010 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. The values in columns (i) and (j) are based on the Company's achievement of target performance during 2010 with respect to the performance metrics as compared against the performance of other companies in the A.M. Best U.S. Insurance Index, excluding those with revenues of less than $1 billion or that are not in the health or insurance GICS codes.



OPTION EXERCISES AND STOCK VESTED IN LAST FISCAL YEAR



The following table provides information regarding all of the SARs that were exercised by the NEOs during 2010, and all of the shares of restricted stock held by the NEOs that vested during 2010 on an aggregated basis.



          OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2010



                                               OPTION AWARDS                                  STOCK AWARDS
                                    NUMBER OF                                    NUMBER OF
                                     SHARES                    VALUE               SHARES                     VALUE
                                   ACQUIRED ON              REALIZED ON         ACQUIRED ON                REALIZED ON
NAME                              EXERCISE (#)           EXERCISE ($) (1)       EXERCISE (#)            EXERCISE ($) (1)
(A)                                    (B)                      (C)                 (D)                        (E)
---------------------------------------------------------------------------------------------------------------------------
John S. Roberts                         --                       --                   500                      15,685
                                                                                      224                       7,217
                                                                                      370                      12,173
                                                                                    3,914                     136,990
                                                                                    6,169                     202,960
Miles B. Yakre                          --                       --                   199                       6,412
                                                                                    1,336                      45,678
                                                                                      163                       5,363
                                                                                      125                       4,361
                                                                                    1,190                      39,151
John M. Warrington                      --                       --                   178                       5,735
                                                                                      164                       5,396
                                                                                    1,026                      33,755
Karla J. Schacht                        --                       --                   162                       5,220
                                                                                      156                       5,132
                                                                                      975                      32,078
Matthew K. Gilligan                     --                       --                    79                       2,599
                                                                                      880                      28,952



(1) The value realized on exercise and/or vesting was determined using the closing price of Assurant, Inc. Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).



PENSION BENEFITS



The Parent maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans, the Assurant Supplement Retirement Plan (the "Assurant SERP") and the Assurant Executive Pension Plan. In addition, the Parent maintains the Assurant Pension Plan, a broad-based, tax qualified, defined benefit pension plan.



The table below describes each plan that provides for pension payments to the NEOs.

UNION SECURITY INSURANCE COMPANY                                         107

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                  PENSION BENEFITS TABLE FOR FISCAL YEAR 2010



                                                                     NUMBER OF                                  PAYMENTS
                                                                      YEARS OF          PRESENT VALUE OF         DURING
                                                                      CREDITED             ACCUMULATED         LAST FISCAL
NAME                                      PLAN NAME               SERVICE (1) (#)          BENEFIT ($)          YEAR ($)
(A)                                          (B)                        (C)                    (D)                 (E)
----------------------------------------------------------------------------------------------------------------------------
John S. Roberts                 Pension Plan                             2                   13,980                  0
                                Executive Pension Plan                   2                   29,482                  0
                                SERP                                    3.5                  488,749                 0
J. Marc Warrington              Pension Plan                             13                  111,840                 0
                                Executive Pension Plan                   13                  108,457                 0
                                SERP                                    N/A                    N/A                   0
Miles B. Yakre                  Pension Plan                           18.08                 182,905                 0
                                Executive Pension Plan                 18.08                 149,942                 0
                                SERP                                    N/A                    N/A                   0
Karla J. Schacht                Pension Plan                             5                   34,950                  0
                                Executive Pension Plan                   5                   27,202                  0
                                SERP                                    N/A                    N/A                   0
Matthew K. Gilligan             Pension Plan                             2                   14,700                  0
                                Executive Pension Plan                   2                    9,426                  0
                                SERP                                    N/A                    N/A                   0



(1) None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.



NARRATIVE TO THE PENSION BENEFITS TABLE



The following is a description of the plans and information reported in the Pension Benefits Table.



THE ASSURANT PENSION PLAN



Eligible employees may generally participate in the Assurant Pension Plan on January 1 or July 1 after completing one year of service with Assurant. Credited service for determining a participant's benefit accrues after an employee begins participating in the plan and has no limit. Eligible compensation under this plan is subject to the applicable limit under Internal Revenue Code ("IRC")
Section 401(a)(17) (which was $245,000 for 2010). Each active plan participant on December 31, 2000 was given the choice of continuing to have his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 are determined under the current pension formula. All the NEOs are covered under the current plan formula.



Under the current plan formula, the lump sum value of the benefit is based on the participant's accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the participant's termination of employment. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.



YEARS OF SERVICE                             CREDIT
-------------------------------------------------------
Years 1 through 10                               3%
Years 11 through 20                              6%
Years 21 through 30                              9%
Years over 30                                   12%



Under the current plan formula, the present value of accumulated benefits at December 31, 2010 is determined as the lump sum value of the benefit based on the participant's accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2010, but is not less than the present value of accrued benefits under the prior plan formula.

108                                         UNION SECURITY INSURANCE COMPANY

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The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits at December 31, 2010 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 35% of executives will receive their payments in the form of a life annuity and 65% of executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 5.44% and the RP 2000 generational mortality table (which is the mortality table assumption from the plan's most recent financial statement disclosure).



The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued ten years of credited service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.



THE ASSURANT EXECUTIVE PENSION PLAN



Eligible employees may generally begin participating in the Assurant Executive Pension Plan on January 1 or July 1 after completing one year of service with the Company and when their eligible compensation exceeds the IRC Section 401(a)(17) compensation limit (which was $245,000 for 2010). For participants who are covered under the prior plan formula, eligible compensation was capped for 2010 at $385,000 and this cap is adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Assurant Executive Pension Plan. All the NEOs are covered under the current plan formula.



A participant's benefit under the Assurant Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the IRC limit) reduced by the benefit payable under the Pension Plan. The benefits under the Assurant Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under IRC Section 409A. Service covered under each of these formulas begins with participation in the Assurant Executive Pension Plan and has no limit. A participant becomes vested in the benefits under the Assurant Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All of the participating NEOs are currently 100% vested in their Executive Pension Plan benefit.



The methodology for determining the present value of the accumulated benefits under the Assurant Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2010 is determined as the lump sum value of the benefit based on the participant's accumulated annual accrual credits and unlimited final average earnings as of December 31, 2010 offset by the Assurant Pension Plan benefits. For prior plan benefits, the present value of accumulated benefits at December 31, 2010 is based on the benefit produced under the prior plan formula converted to a lump sum payment (1) at the plan's normal retirement age of 65.


------------


(1) The lump sum conversion basis at retirement consists of the greater of an interest rate of 4.25% and the 1994 Group Annuity Mortality Table and a blend of segmented high-quality corporate bond rates and 30 year treasury rates using the mortality required by IRC Section 417(e), as updated by the Pension Protection Act of 2006 (the "PPA"). Accordingly, the lump sum values shown are based on an interest rate of 4.25%. The present value of the lump sum payment is determined using a pre-retirement interest rate of 5.11%.

UNION SECURITY INSURANCE COMPANY                                         109

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THE ASSURANT SERP



To participate in the Assurant SERP, an executive is nominated by the Parent and approved by the Parent Compensation Committee. Under the Assurant SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a "Target Benefit" that is offset by the participant's benefit payable from the Pension Plan, the Assurant Executive Pension Plan and the participant's estimated Social Security benefit. The Target Benefit is equal to 50% of the participant's eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service at termination, and whose denominator is equal to 240. After 20 years of credited service and turning age 60 or 62, as applicable, a participant will earn a full 50% benefit under the Assurant SERP payable as a life annuity. Generally, credited service is based on the participant's years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the Assurant SERP at the discretion of the Parent Compensation Committee. In 2006, based on a study of the market practice, the Parent Compensation Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants joining the Assurant SERP during 2007 or later. Since Mr. Roberts was approved for participation in the Assurant SERP after January 1, 2007, the change in normal retirement age applies to him. For participants who join the Assurant SERP on or after January 1, 2010, the normal retirement age has been increased to 65. A participant commences vesting in the Assurant SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company.



For benefits earned and vested as of December 31, 2004, the participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the Assurant SERP is a single lump sum payment that is the actuarial equivalent of the Assurant SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the Assurant SERP is a single lump payment that is the actuarial equivalent of the Assurant SERP benefit payable as a life annuity.



Mr. Roberts is 0% vested in his SERP benefit and has not attained normal retirement age as of December 31, 2010; therefore, if he had terminated employment on or prior to that date, his SERP benefit would have been actuarially reduced to his age.



The present value of the accumulated benefits at December 31, 2010 was determined based on the December 31, 2010 accrued benefit using the base salary, target ESTIP award and credited service at December 31, 2010. The present value of the accumulated benefits at December 31, 2010 is determined assuming the following: (1) the executives will retire from the Company at the plan's normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; and (3) the present value of single lump sum benefits is determined using an interest rate of 5.11% to the retirement date and a lump sum conversion factor (2) at retirement.



NUMBER OF YEARS OF CREDITED SERVICE



The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension Plan and Executive Pension Plan is based on a one year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the Assurant SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the Assurant SERP at the discretion of the Parent Compensation Committee. Mr. Roberts has prior service that was not recognized. For purposes of determining the amount of benefits payable under the Assurant SERP, credited service is capped at 20 years.



NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS



The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Parent currently maintains the Amended and Restated Assurant Deferred Compensation Plan (the "ADC Plan"), which provides for the deferral of compensation on a basis that is not tax-qualified. The Assurant Investment Plan (the "AIP") was frozen in December 2004. The Assurant Executive 401(k) Plan (the "Executive 401(k) Plan") is a nonqualified defined contribution plan.


------------


(2) The lump sum values shown for Mr. Roberts is based on December monthly bond segment rates of 1.98% for years 0-5, 5.23% for year 5-20 and 6.52% for years 20+. The mortality is based on the IRC Section 417(e) mortality prescribed by the PPA.

110                                         UNION SECURITY INSURANCE COMPANY

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       NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED
                 COMPENSATION PLANS TABLE FOR FISCAL YEAR 2010



                                                 EXECUTIVE              REGISTRANT
                                             CONTRIBUTIONS IN        CONTRIBUTIONS IN
                                                  LAST FY            LAST FY (1), (2)
NAME                                                ($)                     ($)
(A)                         PLAN                    (B)                     (C)
----------------------------------------------------------------------------------------
John S. Roberts      ADC Plan                         0                         0  (3)
                     AIP                              0  (4)                    0  (4)
                     Executive 401(k)                 0  (4)               29,330
                                   TOTAL              0                    29,330
                                                    ---                   -------
Miles B. Yakre       ADC Plan                         0                         0  (3)
                     AIP                              0  (4)                    0  (4)
                     Executive 401(k)                 0  (4)                9,904
                                   TOTAL              0                     9,904
                                                    ---                   -------
J. Marc Warrington   ADC Plan                         0                         0  (3)
                     AIP                              0  (4)                    0  (4)
                     Executive 401(k)                 0  (4)               12,006
                                   TOTAL              0                    12,006
                                                    ---                   -------
Karla J. Schacht     ADC Plan                         0                         0  (3)
                     AIP                              0  (4)                    0  (4)
                     Executive 401(k)                 0  (4)                9,869
                                   TOTAL              0                     9,869
                                                    ---                   -------
Matthew K. Gilligan  ADC Plan                         0                         0  (3)
                     AIP                              0  (4)                    0  (4)
                     Executive 401(k)                 0  (4)               12,296
                                   TOTAL              0                    12,296
                                                    ---                   -------

                         AGGREGATE           AGGREGATE            AGGREGATE
                        EARNINGS IN        WITHDRAWALS/        BALANCE AT LAST
                        LAST FY (1)        DISTRIBUTIONS           FYE (1)
NAME                        ($)                 ($)                  ($)
(A)                         (D)                 (E)                  (F)
-------------------  -----------------------------------------------------------
John S. Roberts                 0                 0                       0
                                0                 0                       0
                           33,982                 0                 242,822
                           33,982                 0                 242,822
                          -------               ---               ---------
Miles B. Yakre                  0                 0                       0
                                0                 0                       0
                           11,439                 0                 126,482
                           11,439                 0                 126,482
                          -------               ---               ---------
J. Marc Warrington              0                 0                       0
                                0                 0                       0
                           11,833                 0                 137,512
                           11,833                 0                 137,512
                          -------               ---               ---------
Karla J. Schacht                0                 0                       0
                                0                 0                       0
                            4,894                 0                  73,471
                            4,894                 0                  73,471
                          -------               ---               ---------
Matthew K. Gilligan             0                 0                       0
                                0                 0                       0
                            4,890                 0                  63,821
                            4,890                 0                  63,821
                          -------               ---               ---------



(1) The amounts in column (c) were reported as compensation in the last completed fiscal year in the "All Other Compensation" column of the Summary Compensation Table and represent the amount of Parent contributions to the Executive 401(k) as follows: for Mr. Roberts, $29,330; for Mr. Yakre, $9,904; for Mr. Warrington, $12,006; for Ms. Schacht, $9,869; and for Mr. Gilligan, $12,296.



     The NEOs' Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, and AIP, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds, interest and dividends held in the plans during 2010. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k), the aggregate earnings represent capital gains or losses, interest and dividends on the aggregate balance during 2010. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.



     For the AIP, no contributions could have been made during the fiscal year 2010 since the Plan has been frozen since December 2004.



(2) The Executive 401(k) amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (7% of eligible compensation in excess of the limit under IRC Section 401(a)(17)) that was made in February 2011.



(3)  The Parent does not currently make any contributions to the ADC Plan.



(4) Since the AIP has been frozen since December 2004, no contributions could have been made during fiscal year 2010. The Executive 401(k) Plan does not provide for participant contributions.



NARRATIVE TO THE NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS TABLE



The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.



THE ADC PLAN



Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of Assurant. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to the Board of Directors) director fees to be earned in the following year. Benefits under the

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ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and deferred amounts and any notional earnings or losses are credited to a deemed investment account. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator As a result of IRC
Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.



THE AIP



Prior to the establishment of the ADC Plan in 2005, eligible employees were able to participate in the AIP. The AIP provided key employees the ability to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. Assurant did not provide any above market earnings or preferential earnings to the participants. The AIP was frozen in December 2004. Since then, participants have been able to withdraw from the AIP and have the ability to change their investment elections but any new deferrals of compensation have been made through the ADC Plan.



THE EXECUTIVE 401(K) PLAN



Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the IRC. The Parent makes an annual contribution for each participant in this plan equal to 7% of eligible compensation in excess of the IRC limit (which was $245,000 for 2010). The participant must be employed on the last regularly scheduled work day of the year in order to receive the contribution unless the participant retires, becomes totally disabled, dies or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in work force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. Currently, Assurant does not provide any above market earnings or preferential earnings to the participants. For the NEOs, eligibility for retirement under the Executive 401(k) Plan is based upon reaching age 55 and completing ten years of service. Please see footnote 4 to the Summary Compensation Table above, for quantification of Company contributions to the Executive 401(k) Plan in 2010. The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A. A participant becomes vested in the benefits under the Executive 401(k) Plan after three years of service. Participants are currently 100% vested in their Executive 401(k) Plan benefit.

112                                         UNION SECURITY INSURANCE COMPANY

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL



The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances enumerated below on December 31, 2010.



         POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE



                                              PAYOUT IF            PAYOUT IF
                                             TERMINATES            TERMINATES           PAYOUT IF
                                             VOLUNTARILY          VOLUNTARILY           TERMINATED
                                              12/31/10              12/31/10          INVOLUNTARILY
                                        (NOT RETIREMENT) (1)    (RETIREMENT) (1)       12/31/10 (2)
NAME                                             (A)                  (B)                  (C)
-------------------------------------------------------------------------------------------------------
JOHN S. ROBERTS
 STIP Award                                          --                 --                      --
 Long-Term Equity Awards (3)                         --                 --                $917,662
 Executive Pension Plan (4)                     $29,482                 --                 $29,482
 SERP (5)                                            --                 --                      --
 Executive 401(k) Plan (7)                      242,822                 --                 242,822
 Welfare Benefit Lump Sum (8)                        --                 --                      --
 Severance (10)                                      --                 --                      --
 Outplacement (9)                                    --                 --                      --
                                              ---------               ----              ----------
                                 TOTAL         $272,304               $ --              $1,189,966
                                              ---------               ----              ----------
MILES B. YAKRE
 STIP Award                                          --                 --                      --
 Long-Term Equity Awards (3)                         --                 --                $170,258
 Executive Pension Plan (4)                    $149,942                 --                $149,942
 SERP (5)                                            --                 --                      --
 Executive 401(k) Plan (7)                      126,482                 --                 126,482
 Welfare Benefit Lump Sum (8)                        --                 --                      --
 Severance (10)                                      --                 --                      --
 Outplacement (9)                                    --                 --                      --
                                              ---------               ----              ----------
                                 TOTAL         $276,424               $ --                $446,683
                                              ---------               ----              ----------
JOHN M. WARRINGTON
 STIP Award                                          --                 --                      --
 Long-Term Equity Awards (3)                         --                 --                $146,761
 Executive Pension Plan (4)                    $108,457                 --                $108,457
 SERP (5)                                            --                 --                      --
 Executive 401(k) Plan (7)                     $137,512                 --                $137,512
 Welfare Benefit Lump Sum (8)                        --                 --                      --
 Severance (10)                                      --                 --                      --
 Outplacement (9)                                    --                 --                      --
                                              ---------               ----              ----------
                                 TOTAL         $245,969               $ --                $392,731
                                              ---------               ----              ----------
KARLA J. SCHACHT
 STIP Award                                          --                 --                      --
 Long-Term Equity Awards (3)                         --                 --                $139,481
 Executive Pension Plan (4)                     $27,202                 --                 $27,202
 SERP (5)                                            --                 --                      --
 Executive 401(k) Plan (7)                      $73,471                 --                 $73,471
 Welfare Benefit Lump Sum (8)                        --                 --                      --
 Severance (10)                                      --                 --                      --
 Outplacement (9)                                    --                 --                      --
                                              ---------               ----              ----------
                                 TOTAL         $100,673               $ --                $240,154
                                              ---------               ----              ----------
MATTHEW K. GILLIGAN
 STIP Award                                          --                 --                      --
 Long-Term Equity Awards (3)                         --                 --                $125,883
 Executive Pension Plan (4)                      $9,426                 --                  $9,426
 SERP (5)                                            --                 --                      --
 Executive 401(k) Plan (7)                      $63,821                 --                 $63,821
 Welfare Benefit Lump Sum (8)                        --                 --                      --
 Severance (10)                                      --                 --                      --
 Outplacement (9)                                    --                 --                      --
                                              ---------               ----              ----------
                                 TOTAL          $73,247               $ --                $199,131
                                              ---------               ----              ----------


                                             PAYOUT IF                                   PAYOUT IF
                                          TERMINATED UPON          PAYOUT IF          TERMINATED UPON
                                             CHANGE OF          TERMINATED UPON          DISABILITY
                                          CONTROL 12/31/10       DEATH 12/31/10           12/31/10
NAME                                            (D)                   (E)                   (F)
--------------------------------------  ----------------------------------------------------------------
JOHN S. ROBERTS
 STIP Award                                    $225,000                    --                    --
 Long-Term Equity Awards (3)                   $917,662              $958,416              $958,416
 Executive Pension Plan (4)                     $29,482               $29,482               $29,482
 SERP (5)                                    $1,397,498  (6)         $525,691              $525,691
 Executive 401(k) Plan (7)                      242,822               242,822               242,822
 Welfare Benefit Lump Sum (8)                   $16,451                    --                    --
 Severance (10)                              $2,850,000                    --                    --
 Outplacement (9)                               $30,000                    --                    --
                                             ----------            ----------            ----------
                                 TOTAL       $5,708,916            $1,756,412            $1,756,412
                                             ----------            ----------            ----------
MILES B. YAKRE
 STIP Award                                     $73,825                    --                    --
 Long-Term Equity Awards (3)                   $170,258              $175,035              $175,035
 Executive Pension Plan (4)                    $149,942              $149,942              $149,942
 SERP (5)                                            --                    --                    --
 Executive 401(k) Plan (7)                      126,482               126,482               126,482
 Welfare Benefit Lump Sum (8)                   $21,065                    --                    --
 Severance (10)                                $885,900                    --                    --
 Outplacement (9)                               $13,500                    --                    --
                                             ----------            ----------            ----------
                                 TOTAL       $1,440,972              $451,459              $451,459
                                             ----------            ----------            ----------
JOHN M. WARRINGTON
 STIP Award                                     $71,604                    --                    --
 Long-Term Equity Awards (3)                   $146,761              $151,615              $151,615
 Executive Pension Plan (4)                    $108,457              $108,457              $108,457
 SERP (5)                                            --                    --                    --
 Executive 401(k) Plan (7)                     $137,512              $137,512              $137,512
 Welfare Benefit Lump Sum (8)                   $24,712                    --                    --
 Severance (10)                                $922,896                    --                    --
 Outplacement (9)                               $13,500                    --                    --
                                             ----------            ----------            ----------
                                 TOTAL       $1,425,443              $397,584              $397,584
                                             ----------            ----------            ----------
KARLA J. SCHACHT
 STIP Award                                     $60,600                    --                    --
 Long-Term Equity Awards (3)                   $139,481              $144,065              $144,065
 Executive Pension Plan (4)                     $27,202               $27,202               $27,202
 SERP (5)                                            --                    --                    --
 Executive 401(k) Plan (7)                      $73,471               $73,471               $73,471
 Welfare Benefit Lump Sum (8)                   $22,012                    --                    --
 Severance (10)                                $848,400                    --                    --
 Outplacement (9)                               $13,500                    --                    --
                                             ----------            ----------            ----------
                                 TOTAL       $1,184,666              $244,738              $244,738
                                             ----------            ----------            ----------
MATTHEW K. GILLIGAN
 STIP Award                                     $54,570                    --                    --
 Long-Term Equity Awards (3)                   $125,883              $128,272              $128,272
 Executive Pension Plan (4)                      $9,426                $9,426                $9,426
 SERP (5)                                            --                    --                    --
 Executive 401(k) Plan (7)                      $63,821               $63,821               $63,821
 Welfare Benefit Lump Sum (8)                   $24,012                    --                    --
 Severance (10)                                $763,980                    --                    --
 Outplacement (9)                               $13,500                    --                    --
                                             ----------            ----------            ----------
                                 TOTAL       $1,055,193              $201,519              $201,519
                                             ----------            ----------            ----------



(1) As of December 31, 2010, none of the NEOs qualify for retirement, therefore the column entitled "Payout if Terminated Voluntarily (Retirement)" would not apply.



(2) The values in this column reflect involuntary termination for reasons other than for cause. In the event of involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

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(3) These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2010 based on the closing stock price of $38.52. These amounts also reflect pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the achievement of target level performance for each award.



(4) Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).



(5)  SERP payments are all shown as the present value of the retirement benefit.



(6) Upon a change of control (under the Assurant SERP), participants are granted 3 additional years of benefit service (capped at 20 years) and are considered 3 years older. The amounts in this column represent the present value of the Assurant SERP benefit under these conditions.



(7) This amount includes the Parent contribution to the Executive 401(k) Plan which was made in February 2011 since that amount would have been payable to an NEO if he or she terminated on December 31, 2010.



(8) This represents a one-time lump sum payment by the Parent that equals the value of Parent paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2010 for 18 months based on the individual's benefit election (in accordance with IRC Section 409A).



(9) This represents the Parent's best estimate of the costs of outplacement services for an NEO.



(10) Although no agreements exist with respect to the exact severance amounts an NEO would receive upon voluntary termination (retirement) or involuntary termination, the Parent may consider paying discretionary severance amounts (including a welfare benefit lump sum and costs of outplacement services) depending on the facts and circumstances of the NEO's termination.



NARRATIVE TO THE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL TABLE



The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled "Narrative to the Pension Benefits Table" above. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled "Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table" above. Additional information on the ALTEIP is described in the CD&A and the section entitled "Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table" above.



TREATMENT OF ANNUAL INCENTIVE AWARDS



Under the ESTIP (which applied to Mr. Roberts), if a participant's employment is terminated during a performance period due to disability or death, the Assurant Compensation Committee may grant the participant an award in any amount the Committee deems appropriate. If a participant's employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant's allocated portion of 5% of the Parent's net income as defined under the ESTIP), based on the amount of the Parent's net income for the full performance period. If a participant's employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Parent, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.



ACCELERATED AND PRO-RATED VESTING OF EQUITY AWARDS



Upon a termination due to death or disability, SARs, restricted stock, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). Pro-rata vesting upon retirement is discretionary for restricted stock and SAR awards. RSUs and PSUs vest in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination. Unvested SARs and restricted stock are forfeited in the event of a voluntary or involuntary termination. In the event of a change of control of the Company, awards under the ALTEIP would be prorated based on treatment as an involuntary termination.



THE SERP



Mr. Roberts is 0% vested in SERP benefit. Mr. Roberts has not attained normal retirement age under the SERP as of December 31, 2010; therefore, if he terminated employment, his SERP benefit would have been actuarially reduced to his age.

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If there is a change of control with respect to the Parent Company or applicable operating segment, and within two years after the change of control a participant's employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his or her actual age; and (4) the participant may receive his or her SERP benefit following a change of control at a time and in an optional form that is different than the time and optional form that he or she would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant's termination date. In the event of a termination of employment other than described above, the following applies: (i) a participant will automatically become 100% vested in his or her SERP benefit in the event of death or disability, (ii) a participant will forfeit any remaining benefit in the event he or she is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.



Mr. Roberts does not have a grandfathered benefit earned and vested as of December 31, 2004. For Mr. Roberts, as of January 1, 2008, for benefits earned and vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.



THE EXECUTIVE 401(K) PLAN



The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A.



CHANGE OF CONTROL AGREEMENTS



Assurant, Inc. is a party to a COC Agreement with each NEO. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive's employment is terminated by the Company other than for cause (as defined in the COC Agreements) or disability (as defined in the COC Agreements), or by the executive for good reason (as defined in the COC Agreements), the executive would be entitled to receive, subject to the executive's execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP or short term incentive program ("STIP") award for the year in which the date of termination occurs, an amount of cash severance equal to two (in the case of Messrs. Gilligan, Warrington and Yakre and Ms. Schacht) or three (in the case of Mr. Roberts) times the sum of the executive's annual base salary plus target short term incentive program or ESTIP award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.



TERMINATION IN ANTICIPATION OF A CHANGE OF CONTROL. If an executive's employment is terminated by Assurant without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.



FUNDING OF SEVERANCE PAYMENT OBLIGATIONS. Within five business days of the executive's date of termination after a change of control, Assurant must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive is entitled.



DEFINITION OF "CHANGE OF CONTROL". For purposes of the agreements, change of control is defined to mean:



- a change in a majority of the Assurant's Board of Directors (the "Incumbent Board") excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;



- an acquisition by an individual, entity or a group of 30% or more of the Assurant's Common Stock or voting securities (excluding an acquisition directly from Assurant, by Assurant, by an employee benefit plan of Assurant or pursuant to a transaction described immediately below);



- consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of Assurant's assets other than a business combination in which all or substantially all of the stockholders of Assurant receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination;



-   stockholder approval of a complete liquidation or dissolution of Assurant;
    or



- for the NEOs who are officers of an operating division of Assurant only (Messrs. Roberts, Gilligan, Warrington and Yakre and Ms. Schacht), the sale or other disposition of the companies, assets or businesses comprising the division having

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  (A) book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to Assurant's stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.



  A sale or other disposition of the Company (followed by termination of employment within two years) would trigger the COC agreements of Messrs. Roberts, Gilligan, Warrington and Yakre and Ms. Schacht.



NON-COMPETITION AND NON-SOLICITATION. Under the COC Agreements, executives may not engage in activity competitive with Assurant (including as an employee or officer of a competitor) or solicit customers of Assurant during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive's employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive's employment is terminated by Assurant for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive's employment is terminated by Assurant without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of Assurant or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive's employment.



AMOUNTS PREVIOUSLY EARNED AND PAYABLE REGARDLESS OF TERMINATION OR CHANGE OF CONTROL



The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include vested and unexercised SARs and deferred compensation balances held in the AIP and/or ADC Plan. The vested and unexercised SARs amounts below assume a vesting date of December 31, 2010, an exercise date of December 31, 2010 and a base price of $38.52.



On December 31, 2010 $57,103 in vested and unexercised SARs would have been available for withdrawal or exercise by Mr. Roberts regardless of termination or change of control.



COMPENSATION OF DIRECTORS



The directors of the Company are identified above. Each director of the Company is an employee and received no additional compensation for service as a director during 2010.



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



The Company does not have a standing compensation committee of its Board, or any committee that performs similar functions. Compensation decisions regarding the executive officers of the Company are made either by the Assurant Compensation Committee of the Assurant, Inc. Board of Directors, by the Chief Financial Officer of the Parent or by senior management at the Company, as applicable.



No member of the Assurant Compensation Committee is now, or was during 2010 or any time prior thereto, an officer or employee of Assurant, Inc. or any of its subsidiaries.



No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions) of another entity, one of whose executive officers served as a director of the Company. No executive officer of the Company served as a director of another entity, one of whose executive officers served as a director of the Company.



No director of the Company had any relationship pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons.



(M) SECURITY OWNERSHIP OF BENEFICIAL HOLDERS



Union Security Insurance Company is a wholly-owned subsidiary of Assurant, Inc. and does not have any other voting securities held by any entity or individual other than Assurant, Inc.



                        SECURITY OWNERSHIP OF MANAGEMENT



The following table provides information concerning the beneficial ownership of Common Stock as of December 31, 2010 by Union Security Insurance Company's parent company, Assurant, Inc.'s Chief Executive Officer, Chief Financial Officer, and each of Assurant, Inc.'s other three most highly compensated executive officers, each director, and all executive officers

116                                         UNION SECURITY INSURANCE COMPANY

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and directors as a group. As of December 31, 2010, Assurant, Inc. had 102,059,035 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.



                                    SHARES OF COMMON
                                       STOCK OWNED            PERCENTAGE
NAME OF BENEFICIAL OWNER            BENEFICIALLY (1)           OF CLASS
----------------------------------------------------------------------------
John S. Roberts                            20,115                   *
Miles B. Yakre                              4,623                   *
Matthew K. Gilligan                            82                   *
Karla J. Schacht                           16,557  (2)              *
J. Marc Warrington                          1,947                   *
Michael J. Peninger                       197,312                   *
Christopher J. Pagano                      17,104                   *
S. Craig Lemasters                         52,947                   *
Sylvia R. Wagner                           70,375                   *
All directors and executive               423,012                   *
 officers as a group (16
 persons)



*   Less than one percent of class.



(1)     (a)     Includes: for Mr. Pagano, 3,506 shares of Common Stock, and for all directors and executive officers as a group, 3,819 shares of Common Stock held through the Assurant 401(k) Plan, as of December 31, 2010.
        (b)     Includes: for Mr. Roberts, 4,798 shares of restricted stock; for
                Mr. Yakre, 165 shares of restricted stock; for Mr. Gilligan, 82 shares of restricted stock; for Ms. Schacht, 158 shares of restricted stock; for Mr. Warrington, 167 shares of restricted stock; for Mr. Peninger, 4,788 shares of restricted stock; for Mr. Pagano, 559 shares of restricted stock; for Mr. Lemasters, 862 shares of restricted stock; for Ms. Wagner, 159 shares of restricted stock; and for all executive officers and directors as a group, 12,804 shares of restricted stock awarded under the Assurant, Inc. 2004 Long-Term Incentive Plan.
        (c)     Includes restricted stock units ("RSUs") that that will vest and/or become payable on or within 60 days of December 31, 2010 in exchange for the following amounts of Common Stock as of December 31, 2010: for Mr. Roberts, 0 shares; for Mr. Yakre, 0;
                for Mr. Gilligan, 0 shares; for Ms. Schacht, 0 shares; for Mr.
                Warrington, 0 shares of restricted stock; for Mr. Peninger, 104,017 shares, all of which would be issuable upon retirement;
                for Mr. Pagano, 0 shares; for Mr. Lemasters, 0 shares; for Ms.
                Wagner, 45,274 shares, all of which would be issuable upon retirement. RSUs that will vest on or within 60 days of December
                31, 2010 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 156,150 shares.
        (d)     Includes vested and unexercised stock appreciation rights
                ("SARs") that could have been exercised on or within 60 days of December 31, 2010 in exchange for the following amounts of Common Stock as of December 31, 2010: for Mr. Roberts, 1,483 shares; for Mr. Yakre, 0 shares; for Mr. Gilligan, 0 shares; for Ms. Schacht, 0 shares; for Mr. Warrington, 0 shares; for Mr.
                Peninger, 45,101 shares; for Mr. Pagano, 0 shares; for Mr.
                Lemasters, 29,904 shares; for Ms. Wagner, 8,113shares. Vested and unexercised SARs that could have been exercised on or within 60 days of December 31, 2010 in exchange for shares of Common
                Stock, for all directors and executive officers as a group, totaled 87,398 shares.




(2) Includes: 14,871 shares held by Ms. Schacht's spouse in an IRA account, which are deemed to be beneficially held by Ms. Schacht.




(N) TRANSACTIONS WITH RELATED PERSONS



The Company is an indirect wholly-owned subsidiary of the Parent and therefore receives various ordinary course services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology and other administrative functions. The fees paid by the Company to the Parent for these services during 2010 were $$43,298,000. Net expenses paid to affiliates were $22,218,000 for the year ended December 31, 2010. Information technology expenses were $21,178,000. Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating on its own.



REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS



The Parent has adopted the Assurant, Inc. Related Person Transaction Policy in order to provide written guidelines on the review, approval and monitoring of transactions involving related persons (directors and executive officers or their

UNION SECURITY INSURANCE COMPANY                                         117

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immediate family members, or stockholders owning five percent or greater of the Company's outstanding Common Stock). The policy covers any related person transaction that meets the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).



POLICY:



- Related person transactions must be approved by the Nominating and Corporate Governance Committee of the Parent's Board of Directors (the "Nominating Committee"), which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person's interest in the transaction, including the related person's position(s) or relationship(s) with, or ownership in, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director's independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable than terms generally available to an unrelated third-party under similar circumstances.



- If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for management to follow in its ongoing dealings with the related person. Thereafter, the Nominating Committee, on at least an annual basis, will review and assess the ongoing relationship with the related person to see that it remains appropriate.



PROCEDURES:



- Prior to entering into a transaction, related persons must notify the Parent's law department of any potential related person transaction, as required by the Parent's Code of Ethics, and must provide all relevant facts and circumstances of the proposed transaction. In addition, the law department will periodically obtain information on proposed related person transactions through various sources.



- If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, the proposed transaction will be submitted to the Nominating Committee for consideration at its next meeting. In those instances where the law department determines that it is not practicable or desirable to wait until the next Nominating Committee meeting, the Nominating Committee will call a special meeting to consider proposed transaction.



- The Nominating Committee will review the facts of all related person transactions that require approval and either approve or disapprove the entry into the transaction. If advance approval is not feasible, then the transaction will be considered and, if the Nominating Committee determines it to be appropriate, ratified at its next meeting.



- No director will participate in any discussion or approval of a transaction in which he or she is a related person.



DIRECTOR INDEPENDENCE



We are not a listed issuer and therefore are not subject to the listing requirements of any national securities exchange or inter-dealer quotation system. As a result, currently, we are not required to have a board of directors comprised of a majority of "independent directors." The Company is an insurance company domiciled in Kansas and the Kansas insurance regulations do not require any independent directors to serve on the Board. We currently do not have any independent directors serving on our Board.

118                                         UNION SECURITY INSURANCE COMPANY

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                        UNION SECURITY INSURANCE COMPANY
                              AT DECEMBER 31, 2010
                      SCHEDULE I -- SUMMARY OF INVESTMENTS
                   OTHER-THAN-INVESTMENTS IN RELATED PARTIES



                              COST OR                           AMOUNT AT
                             AMORTIZED        FAIR           WHICH SHOWN IN
                               COST           VALUE           BALANCE SHEET
--------------------------------------------------------------------------------
FIXED MATURITY
 SECURITIES:
 United States Government
  and government agencies
  and authorities                 $7,096         $7,300              $7,300
 States, municipalities
  and political
  subdivisions                    55,486         55,071              55,071
 Foreign governments              34,913         36,989              36,989
 Asset-backed                      2,180          2,273               2,273
 Commercial
  mortgage-backed                 11,060         11,516              11,516
 Residential
  mortgage-backed                 97,562        104,998             104,998
 Corporate                     2,329,309      2,498,709           2,498,709
                           -------------  -------------       -------------
     TOTAL FIXED MATURITY
               SECURITIES      2,537,606      2,716,856           2,716,856
                           -------------  -------------       -------------
EQUITY SECURITIES:
 Common stocks                        92            179                 179
 Non-redeemable preferred
  stocks                         126,534        128,589             128,589
                           -------------  -------------       -------------
  TOTAL EQUITY SECURITIES        126,626        128,768             128,768
                           -------------  -------------       -------------
Commercial mortgage loans
 on real estate, at
 amortized cost                  702,311        745,277             702,311
Policy loans                      13,241         13,241              13,241
Short-term investments            53,246         53,246              53,246
Collateral held under
 securities lending               57,467         57,039              57,039
Other investments                 92,117         92,117              92,117
                           -------------  -------------       -------------
        TOTAL INVESTMENTS     $3,582,614     $3,806,544          $3,763,578
                           -------------  -------------       -------------

UNION SECURITY INSURANCE COMPANY                                         119

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                        UNION SECURITY INSURANCE COMPANY
               FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 & 2008
              SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION




                                      FUTURE
                DEFERRED              POLICY                                 CLAIMS AND
               ACQUISITION         BENEFITS AND          UNEARNED             BENEFITS         PREMIUM
                  COSTS              EXPENSES            PREMIUMS             PAYABLE          REVENUES
--------------------------------------------------------------------------------------------------------
2010             $31,222            $2,881,526            $33,871            $1,741,250       $1,116,247
                 -------            ----------            -------            ----------       ----------
2009             $37,908            $2,675,069            $37,692            $1,751,501       $1,092,512
                 -------            ----------            -------            ----------       ----------
2008             $43,020            $2,687,488            $35,962            $1,778,563       $1,173,790
                 -------            ----------            -------            ----------       ----------

                                     BENEFITS         AMORTIZATION
                                  CLAIMS, LOSSES       OF DEFERRED
                   NET                 AND               POLICY              OTHER*
                INVESTMENT          SETTLEMENT         ACQUISITION         OPERATING
                  INCOME             EXPENSES             COSTS             EXPENSES
----------  -----------------------------------------------------------------------------
2010             $212,475            $838,055            $39,286            $415,216
                 --------            --------            -------            --------
2009             $216,725            $849,531            $43,720            $418,264
                 --------            --------            -------            --------
2008             $238,451            $889,498            $43,235            $357,217
                 --------            --------            -------            --------



* Includes amortization of value of business acquired, underwriting, general and administration expenses and goodwill impairment

120                                         UNION SECURITY INSURANCE COMPANY

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                        UNION SECURITY INSURANCE COMPANY
                     FOR THE YEARS ENDED DECEMBER 31, 2010
                           SCHEDULE IV -- REINSURANCE



                                                          CEDED TO          ASSUMED FROM
                                            DIRECT          OTHER              OTHER
                                            AMOUNT        COMPANIES          COMPANIES
---------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                    $72,241,115    $12,791,301         $6,579,297
                                         -------------  -------------       ------------
PREMIUMS:
 Life insurance                               $292,452        $98,636            $17,758
 Accident and health insurance                 790,023         92,825            207,475
                                         -------------  -------------       ------------
                  TOTAL EARNED PREMIUMS     $1,082,475       $191,461           $225,233
                                         -------------  -------------       ------------
BENEFITS:
 Life insurance                               $426,739       $279,406            $33,647
 Accident and health insurance                 852,677        382,685            187,083
                                         -------------  -------------       ------------
            TOTAL POLICYHOLDER BENEFITS     $1,279,416       $662,091           $220,730
                                         -------------  -------------       ------------

                                                           PERCENTAGE OF
                                              NET             AMOUNT
                                            AMOUNT        ASSUMED TO NET
---------------------------------------  ----------------------------------
LIFE INSURANCE IN FORCE                    $66,029,111          10.0  %
                                         -------------
PREMIUMS:
 Life insurance                               $211,574           8.4  %
 Accident and health insurance                 904,673          22.9  %
                                         -------------
                  TOTAL EARNED PREMIUMS     $1,116,247          20.2  %
                                         -------------
BENEFITS:
 Life insurance                               $180,980          18.6  %
 Accident and health insurance                 657,075          28.5  %
                                         -------------
            TOTAL POLICYHOLDER BENEFITS       $838,055          26.3  %
                                         -------------

UNION SECURITY INSURANCE COMPANY                                         121

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                        UNION SECURITY INSURANCE COMPANY
                     FOR THE YEARS ENDED DECEMBER 31, 2009
                           SCHEDULE IV -- REINSURANCE



                                                        CEDED TO          ASSUMED FROM
                                          DIRECT          OTHER              OTHER
                                          AMOUNT        COMPANIES          COMPANIES
-------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                  $74,478,037    $14,220,902         $8,661,374
                                       -------------  -------------       ------------
PREMIUMS:
 Life insurance                             $314,216       $112,043            $11,258
 Accident and health insurance               843,340         89,845            125,586
                                       -------------  -------------       ------------
                TOTAL EARNED PREMIUMS     $1,157,556       $201,888           $136,844
                                       -------------  -------------       ------------
BENEFITS:
 Life insurance                             $457,403       $290,203            $31,302
 Accident and health insurance               678,945        139,858            111,942
                                       -------------  -------------       ------------
          TOTAL POLICYHOLDER BENEFITS     $1,136,348       $430,061           $143,244
                                       -------------  -------------       ------------

                                                          PERCENTAGE OF
                                            NET              AMOUNT
                                          AMOUNT         ASSUMED TO NET
-------------------------------------  ------------------------------------
LIFE INSURANCE IN FORCE                  $68,918,509           12.6%
                                       -------------
PREMIUMS:
 Life insurance                             $213,431            5.3%
 Accident and health insurance               879,081           14.3%
                                       -------------
                TOTAL EARNED PREMIUMS     $1,092,512           12.5%
                                       -------------
BENEFITS:
 Life insurance                             $198,502           15.8%
 Accident and health insurance               651,029           17.2%
                                       -------------
          TOTAL POLICYHOLDER BENEFITS       $849,531           16.9%
                                       -------------

122                                         UNION SECURITY INSURANCE COMPANY

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                        UNION SECURITY INSURANCE COMPANY
                     FOR THE YEARS ENDED DECEMBER 31, 2008
                           SCHEDULE IV -- REINSURANCE



                                                        CEDED TO          ASSUMED FROM
                                          DIRECT          OTHER              OTHER
                                          AMOUNT        COMPANIES          COMPANIES
-------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                  $80,291,791    $14,159,840         $1,734,842
                                       -------------  -------------       ------------
PREMIUMS:
 Life insurance                             $350,710       $127,910             $9,861
 Accident and health insurance               901,072         87,337            127,394
                                       -------------  -------------       ------------
                TOTAL EARNED PREMIUMS     $1,251,782       $215,247           $137,255
                                       -------------  -------------       ------------
BENEFITS:
 Life insurance                             $606,408       $439,880            $34,399
 Accident and health insurance               666,924         95,127            116,774
                                       -------------  -------------       ------------
          TOTAL POLICYHOLDER BENEFITS     $1,273,332       $535,007           $151,173
                                       -------------  -------------       ------------

                                                          PERCENTAGE OF
                                            NET              AMOUNT
                                          AMOUNT         ASSUMED TO NET
-------------------------------------  ------------------------------------
LIFE INSURANCE IN FORCE                  $67,866,793            2.6%
                                       -------------
PREMIUMS:
 Life insurance                             $232,661            4.2%
 Accident and health insurance               941,129           13.5%
                                       -------------
                TOTAL EARNED PREMIUMS     $1,173,790           11.7%
                                       -------------
BENEFITS:
 Life insurance                             $200,927           17.1%
 Accident and health insurance               688,571           17.0%
                                       -------------
          TOTAL POLICYHOLDER BENEFITS       $889,498           17.0%
                                       -------------

UNION SECURITY INSURANCE COMPANY                                         123

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                        UNION SECURITY INSURANCE COMPANY
                     AS OF DECEMBER 31, 2010, 2009 AND 2008
                SCHEDULE V -- VALUATION AND QUALIFYING ACCOUNTS



                                                                  ADDITIONS
                                 BALANCE AT          CHARGED TO                CHARGED                            BALANCE AT
                                BEGINNING OF          COSTS AND               TO OTHER                              END OF
                                    YEAR              EXPENSES                ACCOUNTS         DEDUCTIONS            YEAR
---------------------------------------------------------------------------------------------------------------------------------
2010:
 Valuation allowance for
  deferred tax assets               $10,415                108                    $ --             $ --              $10,523
 Valuation allowance for
  mortgage loans on real
  estate                              8,552              3,882                      --               --               12,434
 Valuation allowance for
  uncollectible agents
  balances                            4,811               (121)                     --               19                4,671
                                  ---------            -------                 -------            -----            ---------
                      TOTAL         $23,778             $3,869                    $ --              $19              $27,628
                                  ---------            -------                 -------            -----            ---------
2009:
 Valuation allowance for
  deferred tax assets                $7,195               (390)                  3,610             $ --              $10,415
 Valuation allowance for
  mortgage loans on real
  estate                              3,252              5,300                      --               --                8,552
 Valuation allowance for
  uncollectible agents
  balances                            4,840                (21)                     --                8                4,811
                                  ---------            -------                 -------            -----            ---------
                      TOTAL         $15,287             $4,889                  $3,610               $8              $23,778
                                  ---------            -------                 -------            -----            ---------
2008:
 Valuation allowance for
  deferred tax assets                  $ --             $7,195                    $ --             $ --               $7,195
 Valuation allowance for
  mortgage loans on real
  estate                              3,018                234                      --               --                3,252
 Valuation allowance for
  uncollectible agents
  balances                            5,622               (424)                     --              358                4,840
                                  ---------            -------                 -------            -----            ---------
                      TOTAL          $8,640             $7,005                    $ --             $358              $15,287
                                  ---------            -------                 -------            -----            ---------

124                                         UNION SECURITY INSURANCE COMPANY

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TABLE OF CONTENTS TO STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION
  Safekeeping of Assets
  Experts
  Independent Registered Public Accounting Firm
  Non-Participating
  Misstatement of Age or Sex
  Principal Underwriter
PERFORMANCE RELATED INFORMATION
  Total Return for all Sub-Accounts
  Yield for Sub-Accounts
  Money Market Sub-Accounts
  Additional Materials
  Performance Comparisons
FINANCIAL STATEMENTS

UNION SECURITY INSURANCE COMPANY                                         125

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APPENDIX I -- SAMPLE MARKET VALUE ADJUSTMENT CALCULATIONS

We will determine the Market Value Adjustment by multiplying the general account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:

               [(1 + I)/(1 + J + .005)] TO THE POWER OF N/12 - 1

where,

- I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.

- J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).

- N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred                                    $10,000
Existing Guarantee Period                                          7 years
Time of withdrawal or transfer                                     Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                                       8%*
Guaranteed Interest Rate for new 5-year guarantee (J)              7%*
Remaining Guarantee Period (N)                                     60 months
Market Value Adjustment:                                       =   $10,000 x [[(1+.08)/(1+.07+.005)]TO THE POWER OF 60/12 -1]
                                                               =   $234.73

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$10,234.73

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                                    $10,000
Existing Guarantee Period                                          7 years
Time of withdrawal or transfer                                     Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                                       8%*
Guaranteed Interest Rate for new 5-year guarantee (J)              9%*
Remaining Guarantee Period (N)                                     60 months
Market Value Adjustment:                                       =   $10,000 x [[(1+.08)/(1+.09+.005)]TO THE POWER OF 60/12 -1]
                                                               =   -$666.42

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,333.58

SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                                    $10,000
Guarantee Period                                                   7 years
Time of withdrawal or transfer                                     Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                                       8%*
Guaranteed Interest Rate for new 5-year guarantee (J)              7.75%*
Remaining Guarantee Period (N)                                     60 months
Market Value Adjustment:                                       =   $10,000 x [[(1+.08)/(1+.0775+.005)]TO THE POWER OF 60/12 -1]
                                                               =   -$114.94

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,885.06

126                                         UNION SECURITY INSURANCE COMPANY

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SAMPLE CALCULATION 4: NEUTRAL ADJUSTMENT

Amount withdrawn or transferred                                    $10,000
Existing Guarantee Period:                                         7 years
Time of withdrawal or transfer                                     Beginning of 3rd year of Existing Guarantee Period
Guaranteed Interest Rate (I)                                       8%*
Guaranteed Interest Rate for new 5-year guarantee (J)              8%*
Remaining Guarantee Period (N)                                     60 months
Market Value Adjustment:                                       =   $10,000 x [[(1+.08)/(1+.08+.005)]TO THE POWER OF 60/12 -1]
                                                               =   -$228.30

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,771.70

For Contracts we issue in Florida, we will determine the Market Value Adjustment by multiplying the general account value that is withdrawn or transferred from the existing Guarantee Period (after deduction of any applicable surrender charge) by the following factor:

                       [(1 + I)/(1 + J + .0025)]N/12 - 1

where,

- I is the guaranteed interest rate we credit to the general account value that is withdrawn or transferred from the existing Guarantee Period.

- J is the guaranteed interest rate we are then offering for new Guarantee Periods with durations equal to the number of years remaining in the existing Guarantee Period (rounded up to the next higher number of years).

- N is the number of months remaining in the existing Guarantee Period (rounded up to the next higher number of months).

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

  Amount withdrawn or transferred                                       $10,000
  Existing Guarantee Period                                             7 Years
  Time of withdrawal or transfer                                        Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                          8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)                 7%*
  Remaining Guarantee Period (N)                                        60 months
Market Value Adjustment:                                           =    $10,000 x [[(1 + .08)/(1 + .07 + .0025)]TO THE POWER OF
                                                                        60/12 -1]
                                                                   =    $354.57

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$10,354.57

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

  Amount withdrawn or transferred                                       $10,000
  Existing Guarantee Period                                             7 Years
  Time of withdrawal or transfer                                        Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                          8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)                 9%*
  Remaining Guarantee Period (N)                                        60 months
Market Value Adjustment:                                           =    $10,000 x [[(1 + .08)/(1 + .09 + .0025)]60/12 -1]
                                                                   =    -$559.14

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,440.86

UNION SECURITY INSURANCE COMPANY                                         127

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SAMPLE CALCULATION 3: NEGATIVE ADJUSTMENT

  Amount withdrawn or transferred                                       $10,000
  Existing Guarantee Period                                             7 Years
  Time of withdrawal or transfer                                        Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                          8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)                 7.75%*
  Remaining Guarantee Period (N)                                        60 months
Market Value Adjustment:                                           =    $10,000 x [[(1 + .08)/(1 + .0775 + .0025)]60/12 -1]
                                                                   =    0

Amount transferred or withdrawn (adjusted for Market Value Adjustment): $10,000

SAMPLE CALCULATION 4: NEUTRAL ADJUSTMENT

  Amount withdrawn or transferred:                                      $10,000
  Existing Guarantee Period:                                            7 years
  Time of withdrawal or transfer                                        Beginning of 3rd year of Existing Guarantee Period
  Guaranteed Interest Rate (I)                                          8%*
  Guaranteed Interest Rate for new 5-year guarantee (J)                 8%*
  Remaining Guarantee Period (N)                                        60 months
Market Value Adjustment                                             =   $10,000 x [[(1 + .08)/(1 + .08 + .0025)]TO THE POWER OF
                                                                        60/12 -1]
                                                                    =   -$114.94

Amount transferred or withdrawn (adjusted for Market Value Adjustment):
$9,885.06

*   Assumed for illustrative purposes only.

128                                         UNION SECURITY INSURANCE COMPANY

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APPENDIX II -- INVESTMENTS BY UNION SECURITY

Union Security's legal obligations with respect to the Guarantee Periods are supported by our general account assets. These general account assets also support our obligations under other insurance and annuity contracts. Investments purchased with amounts allocated to the Guarantee Periods are the property of Union Security, and you have no legal rights in such investments. Subject to applicable law, we have sole discretion over the investment of assets in our general account. Neither our general account nor the Guarantee Periods are subject to registration under the Investment Company Act of 1940.

We will invest amounts in our general account in compliance with applicable state insurance laws and regulations concerning the nature and quality of investments for the general account. Within specified limits and subject to certain standards and limitations, these laws generally permit investment in:

-   federal, state and municipal obligations,

-   preferred and common stocks,

-   corporate bonds,

-   real estate mortgages and mortgage backed securities,

-   real estate, and

-   certain other investments, including various derivative investments.

See the Financial Statements for information on our investments.

When we establish guaranteed interest rates, we will consider the available return on the instruments in which we invest amounts allocated to the general account. However, this return is only one of many factors we consider when we establish the guaranteed interest rates. See "Guarantee Periods".

Generally, we expect to invest amounts allocated to the Guarantee Periods in debt instruments. We expect that these debt instruments will approximately match our liabilities with regard to the Guarantee Periods. We also expect that these debt instruments will primarily include:

(1) securities issued by the United States Government or its agencies or instrumentalities. These securities may or may not be guaranteed by the United States Government;

(2) debt securities that, at the time of purchase, have an investment grade within the four highest grades assigned by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Corporation ("Standard & Poor's"), or any other nationally recognized rating service. Moody's four highest grades are: Aaa, Aa, A, and Baa. Standard & Poor's four highest grades are: AAA, AA, A, and BBB;

(3) other debt instruments including, but not limited to, issues of, or guaranteed by, banks or bank holding companies and corporations. Although not rated by Moody's or Standard & Poor's, we deem these obligations to have an investment quality comparable to securities that may be purchased as stated above;

(4) other evidences of indebtedness secured by mortgages or deeds of trust representing liens upon real estate.

Except as required by applicable state insurance laws and regulations, we are not obligated to invest amounts allocated to the general account according to any particular strategy.

The Contracts are reinsured by Hartford Life and Annuity Insurance Company. As part of this reinsurance arrangement, the assets supporting the the General Account under the Contracts are held by Union Security; however, these assets are managed by Hartford Investment Management Company ("HIMCO"), an affiliate of Hartford Life and Annuity Insurance Company. HIMCO generally invests those assets as described above for the Contract General Account related investments of Union Security.

To obtain a Statement of Additional Information, please complete the form below and mail to:

           Union Security Insurance Company
           c/o Hartford Life and Annuity Insurance Company


     ADDRESS UNTIL AUGUST 13, 2011:



     The Hartford Wealth Management -- Global Annuities
     PO Box 5085
     Hartford, Connecticut 06102-5085



     ADDRESS AFTER AUGUST 13, 2011:



     The Hartford Wealth Management -- Global Annuities
     PO Box 14293
     Lexington, KY 40512-4293


Please send a Statement of Additional Information for Masters+ Variable Annuity to me at the following address:

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            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of Union Security Insurance Company:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholder's equity and cash flows present fairly, in all material respects, the financial position of Union Security Insurance Company and its subsidiaries (the "Company"), an indirect wholly-owned subsidiary of Assurant, Inc. at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the accompanying financial statement schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These consolidated financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the financial statements, the Company changed the manner in which it accounts for other-than temporary impairment of debt securities on April 1, 2009.

PricewaterhouseCoopers LLP
New York, New York
April 28, 2011

                        UNION SECURITY INSURANCE COMPANY
                          CONSOLIDATED BALANCE SHEETS
                         AT DECEMBER 31, 2010 AND 2009

                                               DECEMBER 31,                 DECEMBER 31,
                                                   2010                         2009
                                                       (IN THOUSANDS EXCEPT PER
                                                       SHARE AND SHARE AMOUNTS)
---------------------------------------------------------------------------------------------
ASSETS
 Investments:
 Fixed maturity securities available for
  sale, at fair value (amortized cost --
  $2,537,606 in 2010 and $2,493,265 in
  2009)                                          $2,716,856                   $2,555,863
 Equity securities available for sale,
  at fair value (cost -- $126,626 in
  2010 and $160,510 in 2009)                        128,768                      157,993
 Commercial mortgage loans on real
  estate, at amortized cost                         702,311                      772,912
 Policy loans                                        13,241                       13,981
 Short-term investments                              53,246                       70,367
 Collateral held under securities
  lending                                            57,039                      106,896
 Other investments                                   92,117                       88,736
                                               ------------                 ------------
                       TOTAL INVESTMENTS          3,763,578                    3,766,748
                                               ------------                 ------------
 Cash and cash equivalents                           24,516                       43,819
 Premiums and accounts receivable, net               71,203                       79,516
 Reinsurance recoverables                         1,744,688                    1,434,405
 Accrued investment income                           41,929                       41,476
 Deferred acquisition costs                          31,222                       37,908
 Deferred income taxes, net                           8,115                       56,569
 Goodwill                                            17,285                       81,573
 Value of business acquired                          16,697                       18,783
 Other assets                                        34,636                       39,732
 Assets held in separate accounts                 1,764,702                    1,740,344
                                               ------------                 ------------
                            TOTAL ASSETS         $7,518,571                   $7,340,873
                                               ------------                 ------------
LIABILITIES
 Future policy benefits and expenses             $2,881,526                   $2,675,069
 Unearned premiums                                   33,871                       37,692
 Claims and benefits payable                      1,741,250                    1,751,501
 Commissions payable                                 14,666                       13,242
 Deferred gain on disposal of businesses             99,897                       97,021
 Obligations under securities lending                57,467                      108,186
 Accounts payable and other liabilities             154,750                      188,958
 Tax payable                                         16,944                       10,523
 Liabilities related to separate
  accounts                                        1,764,702                    1,740,344
                                               ------------                 ------------
                       TOTAL LIABILITIES          6,765,073                    6,622,536
                                               ------------                 ------------
COMMITMENTS AND CONTINGENCIES (NOTE 16)
STOCKHOLDER'S EQUITY
 Common stock, par value $5 per share,
  1,000,000 shares authorized, issued,
  and outstanding                                     5,000                        5,000
 Additional paid-in capital                         475,635                      475,635
 Retained earnings                                  158,846                      203,109
 Accumulated other comprehensive income             114,017                       34,593
                                               ------------                 ------------
              TOTAL STOCKHOLDER'S EQUITY            753,498                      718,337
                                               ------------                 ------------
     TOTAL LIABILITIES AND STOCKHOLDER'S
                                  EQUITY         $7,518,571                   $7,340,873
                                               ------------                 ------------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        UNION SECURITY INSURANCE COMPANY
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

                                                       YEARS ENDED DECEMBER 31,
                                              2010               2009               2008
                                                            (IN THOUSANDS)
-------------------------------------------------------------------------------------------------
REVENUES
 Net earned premiums and other
  considerations                            $1,116,247         $1,092,512         $1,173,790
 Net investment income                         212,475            216,725            238,451
 Net realized gains (losses) on
  investments, excluding
  other-than-temporary investment losses        11,458            (13,925)           (26,621)
  Total other-than-temporary investment
   losses                                       (4,263)           (11,330)          (109,075)
  Portion of gain recognized in other
   comprehensive income, before taxes              (12)              (257)                --
                                          ------------       ------------       ------------
 Net other-than-temporary investment
  losses recognized in earnings                 (4,275)           (11,587)          (109,075)
 Amortization of deferred gains on
  disposal of businesses                        (2,876)            16,906             20,680
 Fees and other income                           6,148             14,859             11,449
                                          ------------       ------------       ------------
                          TOTAL REVENUES     1,339,177          1,315,490          1,308,674
                                          ------------       ------------       ------------
BENEFITS, LOSSES AND EXPENSES
 Policyholder benefits                         838,055            849,531            889,498
 Amortization of deferred acquisition
  costs and value of business acquired          41,372             46,398             46,678
 Underwriting, general and
  administrative expenses                      348,842            340,342            353,774
 Goodwill impairment                            64,288             75,244                 --
                                          ------------       ------------       ------------
     TOTAL BENEFITS, LOSSES AND EXPENSES     1,292,557          1,311,515          1,289,950
                                          ------------       ------------       ------------
 Income before provision for income
  taxes                                         46,620              3,975             18,724
 Provision for income taxes                     32,883             27,127             10,867
                                          ------------       ------------       ------------
                       NET INCOME (LOSS)       $13,737           $(23,152)            $7,857
                                          ------------       ------------       ------------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        UNION SECURITY INSURANCE COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

                                                                                           ACCUMULATED
                                  COMMON             ADDITIONAL                               OTHER
                                   STOCK              PAID-IN          RETAINED           COMPREHENSIVE
                                                      CAPITAL          EARNINGS           INCOME (LOSS)             TOTAL
                                                                     (IN THOUSANDS)
---------------------------------------------------------------------------------------------------------------------------------
Balance, January 1, 2008           $5,000              $545,635         $224,710                $5,696              $781,041
 Return of capital (Note 7)            --              (100,000)              --                    --              (100,000)
 Capital contribution (Note
  7)                                   --                15,000               --                    --                15,000
 Cumulative effect of
  change in accounting
  Principles (Note 2)                  --                    --           (2,730)                   --                (2,730)
 Comprehensive loss:
  Net income                           --                    --            7,857                    --                 7,857
  Other comprehensive loss:
    Net change in
     unrealized gains on
     securities, net of
     taxes of $93,578                  --                    --               --              (171,408)             (171,408)
                                                                                                                  ----------
   Total other
    comprehensive loss                                                                                              (171,408)
                                                                                                                  ----------
 Total comprehensive loss                                                                                           (163,551)
                                  -------            ----------       ----------            ----------            ----------
 BALANCE, DECEMBER 31, 2008         5,000               460,635          229,837              (165,712)              529,760
 Dividends                             --                    --          (20,000)                   --               (20,000)
 Capital contribution (Note
  7)                                   --                15,000               --                    --                15,000
 Cumulative effect of
  change in accounting
  principles (Note 2)                  --                    --           16,424               (16,424)                   --
 Comprehensive income:
  Net loss                             --                    --          (23,152)                   --               (23,152)
  Other comprehensive
   income:
    Net change in
     unrealized losses on
     securities, net of
     taxes of $(120,209)               --                    --               --               210,552               210,552
    Net change in
     other-than-temporary
     impairment gains,
     recognized in other
     comprehensive income,
     net of taxes of
     $(3,326)                          --                    --               --                 6,177                 6,177
                                                                                                                  ----------
   Total other
    comprehensive income                                                                                             216,729
                                                                                                                  ----------
 Total comprehensive income                                                                                          193,577
                                  -------            ----------       ----------            ----------            ----------
 BALANCE, DECEMBER 31, 2009         5,000               475,635          203,109                34,593               718,337
 Dividends                             --                    --          (58,000)                   --               (58,000)
 Comprehensive income:
  Net income                           --                    --           13,737                    --                13,737
  Other comprehensive
   income:
    Net change in
     unrealized gains on
     securities, net of
     taxes of $(41,445)                --                    --               --                77,000                77,000
    Net change in
     other-than-temporary
     impairment gains,
     recognized in other
     comprehensive income,
     net of taxes of
     $(1,305)                          --                    --               --                 2,424                 2,424
                                                                                                                  ----------
   Total other
    comprehensive income                                                                                              79,424
                                                                                                                  ----------
 Total comprehensive income                                                                                           93,161
                                  -------            ----------       ----------            ----------            ----------
 BALANCE, DECEMBER 31, 2010        $5,000              $475,635         $158,846              $114,017              $753,498
                                  -------            ----------       ----------            ----------            ----------

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

                        UNION SECURITY INSURANCE COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 2010, 2009 AND 2008

                                                            YEARS ENDED DECEMBER 31,
                                                                      2009
                                          2010                   (IN THOUSANDS)               2008
-----------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
 Net income (loss)                             $13,737                $(23,152)                 $7,857
 Adjustments to reconcile net income
  (loss) to net cash (used in) provided
  by operating activities:
 Change in reinsurance recoverable            (310,283)                (75,154)                (51,605)
 Change in premiums and accounts
  receivable                                     9,676                  (5,590)                 40,739
 Depreciation and amortization                   4,805                   3,418                   1,173
 Change in deferred acquisition costs
  and value of business acquired                 8,772                   7,790                   8,910
 Change in accrued investment income              (453)                   (866)                  1,742
 Change in insurance policy reserves and
  expenses                                     192,385                 (45,507)                (53,850)
 Change in accounts payable and other
  liabilities                                  (35,745)                 (3,222)                (20,638)
 Change in commissions payable                   1,424                  (1,756)                   (509)
 Change in reinsurance balances payable             --                      --                  (2,706)
 Change in funds held under reinsurance             --                      --                    (118)
 Amortization of deferred gain on
  disposal of businesses                         2,876                 (16,906)                (20,680)
 Change in income taxes                         12,125                   7,501                 (22,869)
 Net realized (gains) losses on
  investments                                   (7,183)                 25,512                 135,696
 Goodwill impairment                            64,288                  75,244                      --
 Other                                           2,712                  (5,251)                    (84)
                                          ------------            ------------            ------------
NET CASH (USED IN) PROVIDED BY OPERATING
                              ACTIVITIES       (40,864)                (57,939)                 23,058
                                          ------------            ------------            ------------
INVESTING ACTIVITIES
 Sales of:
 Fixed maturity securities available for
  sale                                         323,152                 244,094                 451,988
 Equity securities available for sale           44,045                  27,345                  96,375
 Property and equipment                             --                    (105)                     25
 Maturities, prepayments, and scheduled
  redemption of:
 Fixed maturity securities available for
  sale                                         170,173                 129,687                  76,593
 Purchase of:
 Fixed maturity securities available for
  sale                                        (531,646)               (449,662)               (357,887)
 Equity securities available for sale           (7,340)                (11,750)                (74,181)
 Property and equipment                            (22)                     --                      --
 Subsidiary, net of cash transferred (1)            --                   4,923                      --
 Change in other invested assets                (3,381)                 (6,108)                 (7,847)
 Change in commercial mortgage loans on
  real estate                                   66,719                  61,242                 (16,070)
 Change in short-term investments               17,983                  89,480                (115,755)
 Change in collateral held under
  securities lending                            49,857                  15,877                 111,102
 Change in policy loans                            740                     441                  (2,076)
                                          ------------            ------------            ------------
          NET CASH PROVIDED BY INVESTING
                              ACTIVITIES       130,280                 105,464                 162,267
                                          ------------            ------------            ------------
FINANCING ACTIVITIES
 Dividends paid                                (58,000)                (20,000)                     --
 Change in obligation under securities
  lending                                      (50,719)                (15,877)               (115,986)
 Return of capital                                  --                      --                (100,000)
 Contributed capital                                --                  15,000                  15,000
                                          ------------            ------------            ------------
   NET CASH USED IN FINANCING ACTIVITIES      (108,719)                (20,877)               (200,986)
                                          ------------            ------------            ------------
 Change in cash and cash equivalents           (19,303)                 26,648                 (15,661)
 Cash and cash equivalents at beginning
  of period                                     43,819                  17,171                  32,832
                                          ------------            ------------            ------------
 Cash and cash equivalents at end of
  period                                       $24,516                 $43,819                 $17,171
                                          ------------            ------------            ------------
 Supplemental information:
 Income taxes paid, net of refunds             $20,727                 $19,597                 $33,270
                                          ------------            ------------            ------------

(1) This relates to Shenandoah Life Insurance Company ("Shenandoah"), acquired through reinsurance agreement on October 1, 2009.

             SEE THE ACCOMPANYING NOTES TO THE FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Union Security Insurance Company (the "Company") is a provider of life and health insurance products, including group disability insurance, group dental insurance, group life insurance, small employer group health insurance and pre-funded funeral insurance ("Preneed"). The Company is an indirect wholly-owned subsidiary of Assurant, Inc. (the "Parent"). The Parent's common stock is traded on the New York Stock Exchange under the symbol AIZ. The Company distributes its products in the District of Columbia and in all states except New York.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Amounts are presented in United States of America ("U.S.") dollars and all amounts are in thousands, except for number of shares, per share amounts and number of securities in an unrealized loss position.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company transactions and balances are eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. The items on the Company's balance sheet affected by the use of estimates include but are not limited to, investments, premiums and accounts receivable, reinsurance recoverables, deferred acquisition costs ("DAC"), deferred income taxes and associated valuation allowances, goodwill, valuation of business acquired ("VOBA"), future policy benefits and expenses, unearned premiums, claims and benefits payable, deferred gain on disposal of businesses, and commitments and contingencies. The estimates are sensitive to market conditions, investment yields, mortality, morbidity, commissions and other acquisition expenses, policyholder behavior and other factors. Actual results could differ from the estimates reported. The Company believes the amounts reported are reasonable and adequate.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is comprised of net income, net unrealized gains and losses on securities classified as available-for-sale and net unrealized gains and losses on other-than-temporarily impaired securities, less deferred income taxes.

RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the 2010 presentation.

FAIR VALUE

The Company uses an exit price for its fair value measurements. An exit price is defined as the amount received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In measuring fair value, the Company gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. See Note 4 for further information.

INVESTMENTS

Fixed maturity and equity securities are classified as available-for-sale, as defined in the investments guidance, and reported at fair value. If the fair value is higher than the amortized cost for fixed maturity securities or the purchase cost for equity securities, the excess is an unrealized gain; and, if lower than cost, the difference is an unrealized loss. The net unrealized gains and losses, less deferred income taxes, are included in accumulated other comprehensive income ("AOCI").

Commercial mortgage loans on real estate are reported at unpaid balances, adjusted for amortization of premium or discount, less allowance for losses. The allowance is based on management's analysis of factors including actual loan loss experience, specific events based on geographical, political or economic conditions, industry experience, loan groupings that have probable and estimable losses and individually impaired loan loss analysis. A loan is considered individually impaired when it becomes probable the Company will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. Indicative factors of impairment include, but are not limited to, whether the loan is current, the value of the collateral and the financial position of the borrower. If a loan is individually impaired, the Company uses one of the following valuation methods based on the individual loan's facts and circumstances to measure the impairment amount: (1) the present value of expected future cash flows, (2) the loan's observable market price, or (3) the fair value of collateral. Changes in the allowance for loan losses are recorded in net realized losses on investments, excluding other-than-temporary impairment ("OTTI") losses.

The Company places loans on non-accrual status after 90 days of delinquent payments (unless the loan is both well secured and in the process of collection). A loan may be placed on non-accrual status before this time if information is available that suggests its impairment is probable.

Policy loans are reported at unpaid principal balances, which do not exceed the cash surrender value of the underlying policies.

Short-term investments include money market funds and short maturity investments. These amounts are reported at cost, which approximates fair value.

The Company engages in collateralized transactions in which fixed maturity securities, especially bonds issued by the U.S. government, government agencies and authorities, and U.S. corporations, are loaned to selected broker/dealers. The collateral held under these securities lending transactions is reported at fair value and the obligation is reported at the amount of the collateral received. The difference between the collateral held and obligations under securities lending is recorded as an unrealized loss and is included as part of AOCI.

Other investments consist primarily of investments in joint ventures and partnerships. The joint ventures and partnerships are valued according to the equity method of accounting.

The Company monitors its investment portfolio to identify investments that may be other-than-temporarily impaired. In addition, securities, aggregated by issuer, whose market price is equal to 80% or less of their original purchase price or which had a discrete credit event resulting in the debtor defaulting or seeking bankruptcy protection are added to a potential write-down list, which is discussed at quarterly meetings attended by members of the Company's investment, accounting and finance departments. See Note 3 for further information.

Realized gains and losses on sales of investments are recognized on the specific identification basis.

Investment income is recorded as earned net of investment expenses. The Company uses the interest method to recognize interest income on its commercial mortgage loans.

The Company anticipates prepayments of principal in the calculation of the effective yield for mortgage-backed securities and structured securities. The retrospective method is used to adjust the effective yield.

CASH AND CASH EQUIVALENTS

The Company considers cash on hand, all operating cash and working capital cash to be cash equivalents. These amounts are carried at cost, which approximates fair value. Cash balances are reviewed at the end of each reporting period to determine if negative cash balances exist. If negative cash balances do exist, the cash accounts are netted with other positive cash accounts of the same bank provided the right of offset exists between the accounts. If the right of offset does not exist, the negative cash balances are reclassified to accounts payable.

UNCOLLECTIBLE RECEIVABLE BALANCE

The Company maintains allowances for doubtful accounts for probable losses resulting from the inability to collect payments.

REINSURANCE

Reinsurance recoverables include amounts related to paid benefits and estimated amounts related to unpaid policy and contract claims, future policyholder benefits and policyholder contract deposits. The cost of reinsurance is recognized over the terms of the underlying reinsured policies using assumptions consistent with those used to account for the policies. Amounts recoverable from reinsurers are estimated in a manner consistent with claim and claim adjustment expense reserves or future policy benefits reserves and are reported in the consolidated balance sheets. The cost of reinsurance related to long-duration contracts is recognized over the life of the underlying reinsured policies. The ceding of insurance does not discharge the Company's primary liability to insureds, thus a credit exposure exists to the extent that any reinsurer is unable to meet the obligation assumed in the reinsurance agreements. To mitigate this exposure to reinsurance insolvencies, the Company evaluates the financial condition of its reinsurers and holds substantial collateral (in the form of funds withheld, trusts, and letters of credit) as security under the reinsurance agreements. An allowance for doubtful accounts is recorded on the basis of periodic evaluations of balances due from reinsurers (net of collateral), reinsurer solvency, management's experience and current economic conditions.

Funds withheld under reinsurance represent amounts contractually held from assuming companies in accordance with reinsurance agreements.

Reinsurance premiums assumed are calculated based upon payments received from ceding companies together with accrual estimates, which are based on both payments received and in force policy information received from ceding companies. Any subsequent differences arising on such estimates are recorded in the period in which they are determined.

INCOME TAXES

The Company reports its taxable income in a consolidated federal income tax return along with other affiliated subsidiaries of the Parent. Income tax expense or benefit is allocated among the affiliated subsidiaries by applying corporate income tax rates to taxable income or loss determined on a separate return basis according to a tax allocation agreement.

Current federal income taxes are recognized based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income taxes are recorded for temporary differences between the financial reporting basis and income tax basis of assets and liabilities, based on enacted tax laws and statutory tax rates applicable to the periods in which the Company expects the temporary differences to reverse. A valuation allowance is established for deferred tax assets when it is more likely than not that an amount will not be realized.

The Company classifies net interest expense related to tax matters and any applicable penalties as a component of income tax expense.

DEFERRED ACQUISITION COSTS

The costs of acquiring new business that vary with and are primarily related to the production of new business are deferred to the extent that such costs are deemed recoverable from future premiums or gross profits. Acquisition costs primarily consist of commissions, policy issuance expenses, premium taxes and certain direct marketing expenses.

Premium deficiency testing is performed annually and generally reviewed quarterly. Such testing involves the use of best estimate assumptions including the anticipation of investment income to determine if anticipated future policy premiums are adequate to recover all DAC and related claims, benefits and expenses. To the extent a premium deficiency exists, it is recognized immediately by a charge to the consolidated statement of operations and a corresponding reduction in DAC. If the premium deficiency is greater than unamortized DAC, a liability will be accrued for the excess deficiency.

Long Duration Contracts

Acquisition costs for Preneed life insurance policies and certain life insurance policies no longer offered are deferred and amortized in proportion to anticipated premiums over the premium-paying period. These acquisition costs consist primarily of first year commissions paid to agents and sales and policy issue costs.

Acquisition costs relating to group worksite insurance products consist primarily of first year commissions to brokers and one time policy transfer fees and costs of issuing new certificates. These acquisition costs are front-end loaded, thus they are deferred and amortized over the estimated terms of the underlying contracts.

For Preneed investment-type annuities, DAC is amortized in proportion to the present value of estimated gross profits from investment, mortality, expense margins and surrender charges over the estimated life of the policy or contract. The assumptions used for the estimates are consistent with those used in computing the policy or contract liabilities.

Acquisition costs on Fortis Financial Group ("FFG") and Long-Term Care ("LTC") disposed businesses were written off when the businesses were sold.

Short Duration Contracts

Acquisition costs relating to monthly pay credit insurance business consist mainly of direct marketing costs and are deferred and amortized over the estimated average terms and balances of the underlying contracts.

Acquisition costs relating to group term life, group disability and group dental consist primarily of compensation to sales representatives. These acquisition costs are front-end loaded; thus, they are deferred and amortized over the estimated terms of the underlying contracts.

PROPERTY AND EQUIPMENT

Property and equipment is included in other assets and reported at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over estimated useful lives with a maximum of 39.5 years for buildings, a maximum of 7 years for furniture and a maximum of 5 years for equipment. Expenditures for maintenance and repairs are charged to income as incurred. Expenditures for improvements are capitalized and depreciated over the remaining useful life of the asset.

Property and equipment also includes capitalized software costs, which represent costs directly related to obtaining, developing or upgrading internal use software. Such costs are capitalized and amortized using the straight-line method over their estimated useful lives. Property and equipment are assessed for impairment when impairment indicators exist.

GOODWILL

Goodwill represents the excess of acquisition costs over the net fair value of identifiable assets acquired and liabilities assumed in a business combination. Goodwill is deemed to have an indefinite life and is not amortized, but rather is tested at least annually for impairment. The Company reviews goodwill annually in the fourth quarter for impairment, or more frequently if indicators of impairment exist. The Company regularly assesses whether any indicators of impairment exist. Such indicators include, but are not limited to: a significant decline in expected future cash flows due to changes in company-specific factors or the broader business climate. The evaluation of such factors requires considerable management judgment.

The goodwill impairment test has two steps. The Company first compares its estimated fair value with its net book value ("Step 1"). If the estimated fair value exceeds its net book value, goodwill is deemed not to be impaired, and no further testing is necessary. If the net book value exceeds its estimated fair value, the Company would perform a second test to measure the amount of impairment if any. To determine the amount of any impairment, the Company would determine the implied fair value of goodwill in the same manner as if the Company were being acquired in a business combination ("Step 2"). Specifically, the Company would determine the fair value of all of the assets and liabilities, including any unrecognized intangible assets, in a hypothetical calculation that would yield the implied fair value of goodwill. If the implied fair value of goodwill is less than the recorded goodwill, the Company would record an impairment charge for the difference.

In the fourth quarters of 2010 and 2009, the Company conducted annual assessments of goodwill. Based on the results of the 2010 assessment, the Company concluded that the net book value of its goodwill exceeded the estimated fair value and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded a $64,288 impairment charge. During 2009, the Company concluded that the net book value of its goodwill exceeded its estimated fair value and recorded a $75,244 impairment charge after performing a Step 2 test. See Notes 4 and 13 for further information.

VALUE OF BUSINESSES ACQUIRED

VOBA is the identifiable intangible asset representing the value of the insurance businesses acquired. The amount is determined using best estimates for mortality, lapse, maintenance expenses and investment returns at date of purchase. The amount determined represents the purchase price paid to the seller for producing the business. Similar to the amortization of DAC, the amortization of VOBA is over the premium payment period for traditional life insurance policies and Preneed limited payment policies. For Preneed annuities, the amortization of VOBA is over the expected lifetime of the policies.

VOBA is tested for recoverability annually. If it is determined that future policy premiums and investment income or gross profits are not adequate to cover related losses or loss expenses, then an expense is reported in current earnings. Based on 2010 and 2009 testing, future policy premiums and investment income or gross profits were deemed adequate to cover related losses or loss expenses.

OTHER ASSETS

Other assets primarily include prepaid items and other intangible assets. Other intangible assets that have finite lives, including but not limited to, customer contracts, are amortized over their estimated useful lives. Intangible assets deemed to have indefinite useful lives, primarily certain state licenses, are not amortized and are subject to at least annual impairment tests. Impairment exists if the carrying amount of the indefinite-lived intangible asset exceeds its fair value. For other intangible assets with finite lives, impairment is recognized if the carrying amount is not recoverable and exceeds the fair value of the intangible asset. Generally other intangible assets with finite lives are only tested for impairment if there are indicators ("triggers") of impairment identified. Triggers include, but are not limited to, a significant adverse change in the extent, manner or length of time in which the other intangible asset is being used or a significant adverse change in legal factors or in the business climate that could affect the value of the other intangible asset. In certain cases, the Company does perform an annual impairment test for other intangible assets with finite lives even if there are no triggers present. There were no impairments of finite-lived or indefinite-lived intangible assets in either 2010 or 2009.

SEPARATE ACCOUNTS

Assets and liabilities associated with separate accounts relate to premium and annuity considerations for variable life and annuity products for which the contract-holder, rather than the Company, bears the investment risk. Separate account assets (with matching liabilities) are reported at fair value. Revenues and expenses related to the separate account assets and liabilities, to the extent of benefits paid or provided to the separate account policyholders, are excluded from the amounts reported in the accompanying consolidated statements of operations because the accounts are administered by reinsurers.

Prior to April 2, 2001, FFG had issued variable insurance products registered as securities under the Securities Act of 1933, as amended. These products featured fixed premiums, a minimum death benefit, and policyholder returns linked to an underlying portfolio of securities. The variable insurance products issued by FFG have been 100% reinsured with The Hartford Financial Services Group, Inc. and certain of its subsidiaries ("The Hartford").

RESERVES

Reserves are established in accordance with GAAP, using generally accepted actuarial methods. Factors used in their calculation include experience derived from historical claim payments and actuarial assumptions. Such assumptions and other factors include trends, the incidence of incurred claims, the extent to which all claims have been reported, and internal claims processing charges. The process used in computing reserves cannot be exact, particularly for liability coverages, since actual claim costs are dependent upon such complex factors as inflation, changes in doctrines of legal liabilities and damage awards. The methods of making such estimates and establishing the related liabilities are periodically reviewed and updated.

Reserves do not represent an exact calculation of exposure, but instead represent our best estimates of what we expect the ultimate settlement and administration of a claim or group of claims will cost based on facts and circumstances known at the time of calculation. The adequacy of reserves will be impacted by future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both external and internal events, including but not limited to: changes in the economic cycle, changes in the social perception of the value of work, emerging medical perceptions regarding physiological or psychological causes of disability, emerging health issues and new methods of treatment or accommodation, inflation, judicial trends, legislative changes and claims handling procedures.

Many of these items are not directly quantifiable. Reserve estimates are refined as experience develops. Adjustments to reserves, both positive and negative, are reflected in the consolidated statement of operations in the period in which such estimates are updated. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that ultimate losses will not exceed existing claims reserves. Future loss development could require reserves to be increased, which could have a material adverse effect on our earnings in the periods in which such increases are made. However, based on information currently available, we believe our reserve estimates are adequate.

Long Duration Contracts

The Company's long duration contracts include Preneed life insurance policies and annuity contracts, traditional life insurance policies no longer offered, policies disposed of via reinsurance (FFG and LTC contracts), group worksite and certain medical policies.

Future policy benefits and expense reserves for LTC, certain life and annuity insurance policies no longer offered, and the traditional life insurance contracts within FFG, are equal to the present value of future benefits to policyholders plus related expenses less the present value of the future net premiums. These amounts are estimated based on assumptions as to the expected investment yield, inflation, mortality, morbidity and withdrawal rates as well as other assumptions that are based on the Company's experience. These assumptions reflect anticipated trends and include provisions for possible unfavorable deviations.

Future policy benefits and expense reserves for Preneed investment-type annuities, and the variable life insurance and investment-type annuity contracts in FFG consist of policy account balances before applicable surrender charges and certain deferred policy initiation fees that are being recognized in income over the terms of the policies. Policy benefits charged to expense during the period include amounts paid in excess of policy account balances and interest credited to policy account balances. An unearned revenue reserve is also recorded for those Preneed life insurance contracts which represents the balance of the excess of gross premiums over net premiums that is still recognized in future years' income in a constant relationship to estimated gross profits.

Future policy benefits and expense reserves for Preneed life insurance contracts are reported at the present value of future benefits to policyholders and related expenses less the present value of future net premiums. Reserve assumptions are selected using best estimates for expected investment yield, inflation, mortality and withdrawal rates. These assumptions reflect current trends, are based on Company experience and include provision for possible unfavorable deviation. An unearned revenue reserve is also recorded for these contracts which represents the balance of the excess of gross premiums over net premiums that is still to be recognized in future years' income in a constant relationship to insurance in force.

Reserves for worksite group disability policies, which typically have high front-end costs and are expected to remain in force for an extended period of time, include case reserves and incurred but not reported ("IBNR") reserves which equal the net present value of the expected future claims payments. Worksite group long term disability reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio.

Changes in the estimated liabilities are reported as a charge or credit to policyholder benefits as the estimates are revised.

Short Duration Contracts

The Company's short duration contracts include group term life contracts, group disability contracts, medical contracts, dental contracts, and credit life and disability contracts. For short duration contracts, claims and benefits payable reserves are recorded when insured events occur. The liability is based on the expected ultimate cost of settling the claims. The claims and benefits payable reserves include: (1) case reserves for known but unpaid claims as of the balance sheet date; (2) IBNR reserves for claims where the insured event has occurred but has not been reported to the Company as of the balance sheet date; and (3) loss adjustment expense reserves for the expected handling costs of settling the claims.

For group disability, the case reserves and the IBNR reserves are recorded at an amount equal to the net present value of the expected future claims payments. Group long-term disability and group term life waiver of premiums reserves are discounted to the valuation date at the valuation interest rate. The valuation interest rate is reviewed quarterly by taking into consideration actual and expected earned rates on our asset portfolio. Group long term disability and group term life reserve adequacy studies are performed annually, and morbidity and mortality assumptions are adjusted where appropriate.

Changes in the estimated liabilities are recorded as a charge or credit to policyholder benefits as estimates are revised.

DEFERRED GAIN ON DISPOSAL OF BUSINESSES

The Company recorded a deferred gain on disposal of businesses utilizing reinsurance. On March 1, 2000, the Company sold its LTC business using a coinsurance contract. On April 2, 2001, the Company sold its FFG business using coinsurance and a modified coinsurance contract. Since the form of sale did not discharge the Company's primary liability to the insureds, the gain on these disposals was deferred and reported as a liability. The liability is decreased and recognized as revenue over the estimated life of the contracts' terms. The Company reviews and evaluates the estimates affecting the deferred gain on disposal of businesses annually or when significant information affecting the estimates becomes known to the Company, and adjusts the revenue recognized accordingly. In 2010, the Company re-established $15,486 of the FFG deferred gain based on its annual review.

PREMIUMS

Long Duration Contracts

Currently, the Company's long duration contracts being sold are group worksite insurance. Revenues are recognized when earned on group worksite insurance products.

For life insurance policies previously sold by the Preneed business (no longer offered), revenue is recognized when due from policyholders.

For investment-type annuity contracts previously sold by the Preneed business (no longer offered), revenues consist of charges assessed against policy balances.

Premiums for LTC insurance and traditional life insurance contracts within FFG are recognized as revenue when due from the policyholder. For universal life insurance and investment-type annuity contracts within FFG, revenues consist of charges assessed against policy balances. For the FFG and LTC businesses previously sold, all revenue is ceded.

Short Duration Contracts

The Company's short duration contracts are those on which the Company recognizes revenue on a pro-rata basis over the contract term. The Company's short duration contracts primarily include group term life, group disability, medical, dental, and credit life and disability.

TOTAL OTHER-THAN-TEMPORARY IMPAIRMENT LOSSES

For debt securities with credit losses and non-credit losses or gains, total other-than-temporary impairment losses is the total of the decline in fair value from either the most recent OTTI determination or a prior period end in which the fair value declined until the current period end valuation date. This amount does not include any securities that had fair value increases. For equity securities and debt securities that the Company has the intent to sell or if it is more likely than not that it will be required to sell, for equity securities that have an OTTI or for debt securities if there are only credit losses, total other-than-temporary impairment losses is the total amount by which the fair value of the security is less than its amortized cost basis at the period end valuation date and the decline in fair value is deemed to be other-than-temporary.

FEES AND OTHER INCOME

Income earned on Preneed life insurance policies with discretionary death benefit growth issued after 2008 is presented within fees and other income.

The Company derives fee and other income primarily from providing administrative services. These fees are recognized monthly when services are performed.

UNDERWRITING, GENERAL AND ADMINISTRATIVE EXPENSES

Underwriting, general and administrative expenses consist primarily of commissions, premium taxes, licenses, fees, salaries and personnel benefits and other general operating expenses.

LEASES

The Company records expenses for operating leases on a straight-line basis over the lease term.

CONTINGENCIES

The Company follows the guidance on contingencies, which requires the Company to evaluate each contingent matter separately. A loss contingency is recorded if reasonably estimable and probable. The Company establishes reserves for these contingencies at the best estimate, or if no one estimated number within the range of possible losses is more probable than any other, the Company records an estimated reserve at the low end of the estimated range. Contingencies affecting the Company primarily relate to litigation matters which are inherently difficult to evaluate and are subject to significant changes. The Company believes the contingent amounts recorded are adequate and reasonable.

RECENT ACCOUNTING PRONOUNCEMENTS -- ADOPTED

On January 1, 2010, the Company adopted the new guidance on transfers of financial assets. This new guidance amends the derecognition guidance and eliminates the exemption from consolidation for qualifying special-purpose entities. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

On January 1, 2010, the Company adopted the new guidance on the accounting for a variable interest entity ("VIE"). This new guidance amends the consolidation guidance applicable to VIEs to require a qualitative assessment in the determination of the primary beneficiary of the VIE, to require an ongoing reconsideration of the primary beneficiary, to amend the events that trigger a reassessment of whether an entity is a VIE and to change the consideration of kick-out rights in determining if an entity is a VIE. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

On July 1, 2009, the Company adopted the new guidance that establishes a single source of authoritative accounting and reporting guidance recognized by the FASB for nongovernmental entities (the "Codification"). The Codification does not change current GAAP, but is intended to simplify user access to all authoritative GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations. References to accounting guidance contained in the Company's consolidated financial statements and disclosures have been updated to reflect terminology consistent with the Codification. Plain English references to the accounting guidance have been made along with references to the ASC topic number and name.

On October 1, 2009, the Company adopted the new guidance on measuring the fair value of liabilities. When the quoted price in an active market for an identical liability is not available, this new guidance requires that either the quoted price of the identical or similar liability when traded as an asset or another valuation technique that is consistent with the fair value measurements and disclosures guidance be used to fair value the liability. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

On April 1, 2009, the Company adopted the new OTTI guidance. This new guidance amends the previous guidance for debt securities and modifies the presentation and disclosure requirements for debt and equity securities. In addition, it amends the requirement for an entity to positively assert the intent and ability to hold a debt security to recovery to determine whether an OTTI exists and replaces this provision with the assertion that an entity does not intend to sell or it is not more likely than not that the entity will be required to sell a security prior to recovery of its amortized cost basis. Additionally, this new guidance modifies the presentation of certain OTTI debt securities to only present the impairment loss within the results of operations that represents the credit loss associated with the OTTI with the remaining impairment loss being presented within other comprehensive income (loss) ("OCI"). At adoption, the Company recorded a cumulative effect adjustment to reclassify the non-credit component of previously recognized OTTI securities which resulted in an increase of $16,424 (after-tax) in retained earnings and a decrease of $16,424 (after-tax) in AOCI. See Note 3 for further information.

On April 1, 2009, the Company adopted the new guidance on determining fair value in illiquid markets. This new guidance clarifies how to estimate fair value when the volume and level of activity for an asset or liability have significantly decreased. This new guidance also clarifies how to identify circumstances indicating that a transaction is not orderly. Under this new guidance, significant decreases in the volume and level of activity of an asset or liability, in relation to normal market activity requires further evaluation of transactions or quoted prices and exercise of significant judgment in arriving at fair values. This new guidance also requires additional interim and annual disclosures. The adoption of this new guidance did not have an impact on the Company's financial position or results of operations.

On January 1, 2009, the Company adopted the revised business combinations guidance. The revised guidance retains the fundamental requirements of the previous guidance in that the acquisition method of accounting be used for all business combinations, that an acquirer be identified for each business combination and for goodwill to be recognized and measured as a residual. The revised guidance expands the definition of transactions and events that qualify as business combinations to all transactions and other events in which one entity obtains control over one or more other businesses. The revised guidance broadens the fair value measurement and recognition of assets acquired, liabilities assumed and interests transferred as a result of business combinations. It also increases the disclosure requirements for business combinations in the consolidated financial statements. The adoption of the revised guidance did not have an impact on the Company's financial position or results of operations. However, should the Company enter into a business combination in 2010 or beyond, our financial position or results of operations could incur a significantly different impact than had it recorded the acquisition under the previous business combinations guidance. Earnings volatility could result, depending on the terms of the acquisition.

On January 1, 2009, the Company adopted the new consolidations guidance. The new guidance requires that a noncontrolling interest in a subsidiary be separately reported within equity and the amount of consolidated net income attributable to the noncontrolling interest be presented in the statement of operations. The new guidance also calls for consistency in reporting changes in the Parent's ownership interest in a subsidiary and necessitates fair value measurement of any noncontrolling equity investment retained in a deconsolidation. The adoption of the new guidance did not have an impact on the Company's financial position or results of operations.

On January 1, 2009, the Company applied the fair value measurements and disclosures guidance for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The application of this guidance for those assets and liabilities did not have an impact on the Company's financial position or results of operations. TheCompany's non-financial assets measured at fair value on a non-recurring basis include goodwill and intangible assets. In a businesscombination, the non-financial assets and liabilities of the acquired company would be measured at fair value in accordance with the fair valuemeasurements and disclosures guidance. The requirements of this guidance include using an exit price based on an orderly transaction betweenmarket participants at the measurement date assuming the highest and best use of the asset by market participants. To perform a market valuation, the Company is required to use a market, income or cost approach valuation technique(s). The Company performs its annual impairment analyses of goodwill and indefinite-lived intangible assets in the fourth quarter, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If Step 1 of the impairment test indicates that the net book value of the Company is greater than the estimated fair value, then Step 2 test is required. Step 2 requires that the Company measure the fair value of goodwill of the Company. As mentioned above, the application of this guidance which was used to measure the fair value of goodwill in Step 2 of the goodwill impairment test did not have an impact on the Company's financial position or results of operations.

On January 1, 2008, the Company adopted the fair value measurements and disclosures guidance. This guidance defined fair value, addressed how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP and expanded disclosures about fair value measurements. This guidance was applied prospectively for financial assets and liabilities measured on a recurring basis as of January 1, 2008 except for certain financial assets that were measured at fair value using a transaction price. For these financial instruments, which the Company has, this guidance required limited retrospective adoption and thus the difference between the fair values using a transaction price and the fair values using an exit price of the relevant financial instruments was shown as a cumulative-effect adjustment to the January 1, 2008 retained earnings balance. At adoption, the Company recognized a $4,200 decrease to other assets, and a corresponding decrease of $2,730 (after-tax) to retained earnings. See Notes 3 and 4 for further information regarding these financial instruments and the fair value disclosures, respectively.

RECENT ACCOUNTING PRONOUNCEMENTS -- NOT YET ADOPTED

In October 2010, the FASB issued amendments to existing guidance on accounting for costs associated with acquiring or renewing insurance contracts. The amendments modify the definition of the types of costs incurred by insurance entities that can be capitalized in the acquisition of new and renewal contracts. Under this amended guidance, acquisition costs are defined as costs that are related directly to the successful acquisition of new or renewal insurance contracts. The amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. Therefore, the Company is required to adopt this guidance on January 1, 2012. Prospective application as of the date of adoption is required; however retrospective application to all prior periods presented upon the date of adoption is also permitted, but not required. Early adoption is permitted, but only at the beginning of an entity's annual reporting period. The Company is currently evaluating the requirements of the amendments and the potential impact, if any, on the Company's financial position and results of operations.

3. INVESTMENTS

The following tables show the amortized cost, gross unrealized gains and losses and fair value and OTTI of our fixed maturity and equity securities as of the dates indicated:

                                                                 DECEMBER 31, 2010
                                           COST OR                  GROSS                      GROSS
                                          AMORTIZED              UNREALIZED                  UNREALIZED
                                            COST                    GAINS                      LOSSES
------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
United States Government and
 government agencies and authorities           $7,096                   $210                        $(6)
States, municipalities and political
 subdivisions                                  55,486                    945                     (1,360)
Foreign governments                            34,913                  2,616                       (540)
Asset-backed                                    2,180                     93                         --
Commercial mortgage-backed                     11,060                    459                         (3)
Residential mortgage-backed                    97,562                  7,447                        (11)
Corporate                                   2,329,309                188,000                    (18,600)
                                        -------------            -----------                 ----------
       TOTAL FIXED MATURITY SECURITIES     $2,537,606               $199,770                   $(20,520)
                                        -------------            -----------                 ----------
EQUITY SECURITIES:
Common stocks                                     $92                    $87                       $ --
Non-redeemable preferred stocks               126,534                  8,850                     (6,795)
                                        -------------            -----------                 ----------
               TOTAL EQUITY SECURITIES       $126,626                 $8,937                    $(6,795)
                                        -------------            -----------                 ----------

                                                     DECEMBER 31, 2010

                                                                      OTTI IN
                                              FAIR VALUE              AOCI (1)
--------------------------------------  -------------------------------------------
FIXED MATURITY SECURITIES:
United States Government and
 government agencies and authorities                $7,300                $ --
States, municipalities and political
 subdivisions                                       55,071                  --
Foreign governments                                 36,989                  --
Asset-backed                                         2,273                  --
Commercial mortgage-backed                          11,516                  --
Residential mortgage-backed                        104,998                 633
Corporate                                        2,498,709               9,182
                                             -------------            --------
       TOTAL FIXED MATURITY SECURITIES          $2,716,856              $9,815
                                             -------------            --------
EQUITY SECURITIES:
Common stocks                                         $179                $ --
Non-redeemable preferred stocks                    128,589                  --
                                             -------------            --------
               TOTAL EQUITY SECURITIES            $128,768                $ --
                                             -------------            --------

                                                                DECEMBER 31, 2009
                                           COST OR                GROSS                   GROSS
                                          AMORTIZED            UNREALIZED               UNREALIZED
                                            COST                  GAINS                   LOSSES
----------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
United States Government and                   $2,888                 $124                    $ --
 government agencies and authorities
States, municipalities and political           58,962                1,194                  (1,762)
 subdivisions
Foreign governments                            34,969                1,984                  (1,825)
Asset-backed                                    3,782                   56                     (58)
Commercial mortgage-backed                     20,369                  121                    (168)
Residential mortgage-backed                   122,036                5,947                    (454)
Corporate                                   2,250,259              107,017                 (49,578)
                                        -------------          -----------              ----------
       TOTAL FIXED MATURITY SECURITIES     $2,493,265             $116,443                $(53,845)
                                        -------------          -----------              ----------
EQUITY SECURITIES:
Non-redeemable preferred stocks              $160,510               $9,699                $(12,216)
                                        -------------          -----------              ----------

                                                 DECEMBER 31, 2009

                                                                 OTTI
                                         FAIR VALUE          IN AOCI (1)
--------------------------------------  -----------------------------------
FIXED MATURITY SECURITIES:
United States Government and                   $3,012              $ --
 government agencies and authorities
States, municipalities and political           58,394                --
 subdivisions
Foreign governments                            35,128                --
Asset-backed                                    3,780                --
Commercial mortgage-backed                     20,322                --
Residential mortgage-backed                   127,529              (132)
Corporate                                   2,307,698             6,218
                                        -------------          --------
       TOTAL FIXED MATURITY SECURITIES     $2,555,863            $6,086
                                        -------------          --------
EQUITY SECURITIES:
Non-redeemable preferred stocks              $157,993              $ --
                                        -------------          --------

(1) Represents the amount of other-than-temporary impairment gains in AOCI, which, from April 1, 2009, were not included in earnings under the new OTTI guidance for debt securities.

The cost or amortized cost and fair value of fixed maturity securities at December 31, 2010 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because issuers of the securities may have the right to call or prepay obligations with or without call or prepayment penalties.

                                             COST OR
                                            AMORTIZED        FAIR
                                              COST           VALUE
----------------------------------------------------------------------
Due in one year or less                         $95,904        $97,549
Due after one year through five years           289,089        306,193
Due after five years through ten years          529,404        560,518
Due after ten years                           1,512,407      1,633,809
                                          -------------  -------------
                                   TOTAL      2,426,804      2,598,069
Asset-backed                                      2,180          2,273
Commercial mortgage-backed                       11,060         11,516
Residential mortgage-backed                      97,562        104,998
                                          -------------  -------------
                                   TOTAL     $2,537,606     $2,716,856
                                          -------------  -------------

Major categories of net investment income were as follows:

                                         YEARS ENDED DECEMBER 31,
                                  2010             2009             2008
--------------------------------------------------------------------------------
Fixed maturity securities        $160,844         $158,678         $165,334
Equity securities                   9,960           12,522           15,860
Commercial mortgage loans on
 real estate                       46,977           51,287           54,535
Policy loans                          788              830              806
Short-term investments                204            1,207            2,888
Other investments                   1,042              603            6,351
Cash and cash equivalents              16               95            1,208
                               ----------       ----------       ----------
      TOTAL INVESTMENT INCOME     219,831          225,222          246,982
Investment expenses                (7,356)          (8,497)          (8,531)
                               ----------       ----------       ----------
        NET INVESTMENT INCOME    $212,475         $216,725         $238,451
                               ----------       ----------       ----------

No material investments of the Company were non-income producing for the years ended December 31, 2010, 2009, and 2008.

The following table summarizes the proceeds from sales of available-for-sale securities and the gross realized gains and gross realized losses that have been included in earnings as a result of those sales.

                                                   FOR THE YEARS
                                                 ENDED DECEMBER 31,
                                       2010             2009             2008
--------------------------------------------------------------------------------
Proceeds from sales                   $368,551         $271,086         $548,341
Gross realized gains                    17,592           10,045           20,231
Gross realized losses                    2,326           20,503           44,001

For securities sold at a loss during 2010, the average period of time these securities were trading continuously at a price below book value was approximately 27 months.

The following table sets forth the net realized gains (losses), including other-than-temporary impairments, recognized in the statement of operations as follows:

                                                YEARS ENDED
                                               DECEMBER 31,
                                  2010            2009             2008
--------------------------------------------------------------------------------
Net realized gains (losses)
 related to sales and other:
 Fixed maturity securities        $12,287           $(198)          $(5,350)
 Equity securities                  3,051          (9,647)          (16,153)
 Commercial mortgage loans on
  real estate                      (3,882)         (4,100)             (234)
 Other investments                      2              20                --
 Collateral held under
  securities lending                   --              --            (4,884)
                                ---------       ---------       -----------
      TOTAL NET REALIZED GAINS
     (LOSSES) RELATED TO SALES     11,458         (13,925)          (26,621)
                                ---------       ---------       -----------
Net realized losses related to
 other-than-temporary
 impairments:
 Fixed maturity securities         (4,045)         (6,990)          (57,271)
 Equity securities                   (230)         (4,597)          (51,804)
                                ---------       ---------       -----------
     TOTAL NET REALIZED LOSSES
                    RELATED TO
          OTHER-THAN-TEMPORARY
                   IMPAIRMENTS     (4,275)        (11,587)         (109,075)
                                ---------       ---------       -----------
      TOTAL NET REALIZED GAINS
                      (LOSSES)     $7,183        $(25,512)        $(135,696)
                                ---------       ---------       -----------

OTHER-THAN-TEMPORARY IMPAIRMENTS

Adoption of the OTTI Guidance

On April 1, 2009, the Company adopted the OTTI guidance which requires entities to separate an OTTI of a debt security into two components when there are credit related losses associated with the impaired debt security for which the Company asserts that it does not have the intent to sell, and it is more likely than not that it will not be required to sell before recovery of its cost basis. Prior to April 1, 2009, the Company was required to determine whether it had the intent and ability to hold the investment for a sufficient period of time for the value to recover. When the analysis of the above factors resulted in the Company's conclusion that declines in market values were other-than-temporary, the cost of the securities was written down to market value and the reduction in value was reflected as a realized loss in the statement of operations. Under the OTTI guidance, the amount of the OTTI related to a credit loss is recognized in earnings, and the amount of the OTTI related to other, non-credit, factors (E.G., interest rates, market conditions, etc.) is recorded as a component of other comprehensive income. In instances where no credit loss exists but the Company intends to sell the security or it is more likely than not that the Company will have to sell the debt security prior to the anticipated recovery, the decline in market value below amortized cost is recognized as an OTTI in earnings. In periods after the recognition of an OTTI on debt securities, the Company accounts for such securities as if they had been purchased on the measurement date of the OTTI at an amortized cost basis equal to the previous amortized cost basis less the OTTI recognized in earnings. For debt securities for which OTTI were recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted or amortized into net investment income.

The OTTI guidance required that the Company record, as of April 1, 2009, the date of adoption, a cumulative effect adjustment to reclassify the noncredit component of a previously recognized OTTI from retained earnings to other comprehensive income. For purposes of calculating the cumulative effect adjustment, the Company reviewed OTTI it had recorded through realized losses on securities held at March 31, 2009, which were $64,705, and estimated the portion related to credit losses (I.E., where the present value of cash flows expected to be collected are lower than the amortized cost basis of the security) and the portion related to all other factors. The Company determined that $36,462 of the OTTI previously recorded related to specific credit losses and $28,243 related to all other factors. Under the OTTI guidance, the Company increased the amortized cost basis of these debt securities by $25,268 and recorded a cumulative effect adjustment, net of tax, in its shareholder's equity section. The cumulative effect adjustment had no effect on total shareholder's equity as it increased retained earnings and reduced accumulated other comprehensive income.

For the twelve months ended December 31, 2010 and 2009, the Company recorded $4,263 and $11,330, respectively, of OTTI, of which $4,275 and $11,587 was related to credit losses and recorded as net OTTI losses recognized in earnings, with the remaining amount of $(12) and $(257), respectively, related to all other factors and recorded as an unrealized gain component of AOCI.

The following table sets forth the amount of credit loss impairments recognized within the results of operations on fixed maturity securities held by the Company as of the dates indicated, for which a portion of the OTTI loss was recognized in AOCI, and the corresponding changes in such amounts.

                                                                 YEAR ENDED
                                                              DECEMBER 31, 2010
--------------------------------------------------------------------------------
Balance, beginning of year                                          $29,247
 Additions for credit loss impairments recognized in the
  current period on securities not previously impaired                1,045
 Additions for credit loss impairments recognized in the
  current period on securities previously impaired                      251
 Reductions for securities which the amount previously
  recognized in other comprehensive income was recognized
  in earnings because the entity intends to sell the
  security                                                              (75)
 Reductions for increases in cash flows expected to be
  collected that are recognized over the remaining life of
  the security                                                         (201)
 Reductions for credit loss impairments previously
  recognized on securities which matured, paid down,
  prepaid or were sold during the period                               (945)
                                                                  ---------
                                       BALANCE, END OF YEAR         $29,322
                                                                  ---------

                                                                 YEAR ENDED
                                                              DECEMBER 31, 2009
--------------------------------------------------------------------------------
Balance, beginning of year                                              $ --
 Credit losses remaining in retained earnings related to
  the adoption of OTTI guidance effective April 1, 2009               36,462
 Additions for credit loss impairments recognized in the
  current period on securities not previously impaired                   681
 Additions for credit loss impairments recognized in the
  current period on securities previously impaired                       680
 Reductions for increases in cash flows expected to be
  collected that are recognized over the remaining life of
  the security                                                          (275)
 Reductions for credit loss impairments previously
  recognized on securities which matured, paid down,
  prepaid or were sold during the period                              (8,301)
                                                                 -----------
                                       BALANCE, END OF YEAR          $29,247
                                                                 -----------

We regularly monitor our investment portfolio to ensure investments that may be other-than-temporarily impaired are identified in a timely fashion, properly valued, and charged against earnings in the proper period. The determination that a security has incurred an other-than-temporary decline in value requires the judgment of management. Assessment factors include, but are not limited to, the length of time and the extent to which the market value has been less than cost, the financial condition and rating of the issuer, whether any collateral is held, the intent and ability of the Company to retain the investment for a period of time sufficient to allow for recovery for equity securities and the intent to sell or whether it is more likely than not that the Company will be required to sell for fixed maturity securities. Inherently, there are risks and uncertainties involved in making these judgments. Changes in circumstances and critical assumptions such as a continued weak economy, a more pronounced economic downturn or unforeseen events which affect one or more companies, industry sectors, or countries could result in additional impairments in future periods for other-than-temporary declines in value. Any equity security whose price decline is deemed other-than-temporary is written down to its then current market value with the amount of the impairment reported as a realized loss in that period. The impairment of a fixed maturity security that the Company has the intent to sell or that it is more likely than not that the Company will be required to sell is deemed other-than-temporary and is written down to its market value at the balance sheet date with the amount of the impairment reported as a realized loss in that period. For all other-than-temporarily impaired fixed maturity securities that do not meet either of these two criteria, the Company is required to analyze its ability to recover the amortized cost of the security by calculating the net present value of projected future cash flows. For these other-than-temporarily impaired fixed maturity securities, the net amount recognized in earnings is equal to the difference between the amortized cost of the fixed maturity security and its net present value.

The Company considers different factors to determine the amount of projected future cash flows and discounting methods for corporate debt and residential and commercial mortgage-backed or asset-backed securities. For corporate debt securities, the split between the credit and non-credit losses is driven principally by assumptions regarding the amount and timing of projected future cash flows. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the security at the date of acquisition. For residential and commercial mortgage-backed and asset-backed securities, cash flow estimates, including prepayment assumptions, are based on data from widely accepted third-party data sources or internal estimates. In addition to prepayment assumptions, cash flow estimates vary based on assumptions regarding the underlying collateral including default rates, recoveries and changes in value. The net present value is calculated by discounting the Company's best estimate of projected future cash flows at the effective interest rate implicit in the fixed maturity security prior to impairment at the balance sheet date. The discounted cash flows become the new amortized cost basis of the fixed maturity security.

In periods subsequent to the recognition of an other-than-temporary impairment, the Company generally accretes the discount (or amortizes the reduced premium) into net investment income, up to the non-discounted amount of projected future cash flows, resulting from the reduction in cost basis, based upon the amount and timing of the expected future cash flows over the estimated period of cash flows.

Realized gains and losses on sales of investments are recognized on the specific identification basis.

The investment category and duration of the Company's gross unrealized losses on fixed maturity securities and equity securities at December 31, 2010 and 2009 were as follows:

                                                                      DECEMBER 31, 2010
                                                LESS THAN 12 MONTHS                        12 MONTHS OR MORE
                                           FAIR              UNREALIZED              FAIR              UNREALIZED
                                          VALUE                LOSSES               VALUE                LOSSES
----------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and
  government agencies and authorities       $4,994                 $(6)                 $ --                 $ --
 States, municipalities and political
  subdivisions                              24,237                (711)                6,865                 (649)
 Foreign governments                         3,575                  (1)                6,528                 (539)
 Commercial mortgage-backed                  1,188                  (3)                   --                   --
 Residential mortgage-backed                   163                 (10)                   18                   (1)
 Corporate                                 267,446              (8,452)              121,553              (10,148)
                                        ----------            --------            ----------            ---------
       TOTAL FIXED MATURITY SECURITIES    $301,603             $(9,183)             $134,964             $(11,337)
                                        ----------            --------            ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks           $16,230               $(649)              $50,814              $(6,146)
                                        ----------            --------            ----------            ---------

                                                    DECEMBER 31, 2010
                                                            TOTAL
                                                FAIR              UNREALIZED
                                               VALUE                LOSSES
--------------------------------------  -----------------------------------------
FIXED MATURITY SECURITIES:
 United States Government and
  government agencies and authorities            $4,994                  $(6)
 States, municipalities and political
  subdivisions                                   31,102               (1,360)
 Foreign governments                             10,103                 (540)
 Commercial mortgage-backed                       1,188                   (3)
 Residential mortgage-backed                        181                  (11)
 Corporate                                      388,999              (18,600)
                                             ----------            ---------
       TOTAL FIXED MATURITY SECURITIES         $436,567             $(20,520)
                                             ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks                $67,044              $(6,795)
                                             ----------            ---------

                                                                      DECEMBER 31, 2009
                                                LESS THAN 12 MONTHS                        12 MONTHS OR MORE
                                           FAIR              UNREALIZED              FAIR              UNREALIZED
                                          VALUE                LOSSES               VALUE                LOSSES
----------------------------------------------------------------------------------------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political
  subdivisions                              $8,053               $(347)              $13,143              $(1,415)
 Foreign governments                           653                 (28)               12,874               (1,797)
 Asset-backed                                1,499                 (21)                1,005                  (37)
 Commercial mortgage-backed                 10,342                 (64)                1,070                 (104)
 Residential mortgage-backed                 2,284                (289)                1,184                 (165)
 Corporate                                 249,368              (8,761)              389,551              (40,817)
                                        ----------            --------            ----------            ---------
       TOTAL FIXED MATURITY SECURITIES    $272,199             $(9,510)             $418,827             $(44,335)
                                        ----------            --------            ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks              $505                $(39)              $83,260             $(12,177)
                                        ----------            --------            ----------            ---------

                                                    DECEMBER 31, 2009
                                                            TOTAL
                                                FAIR              UNREALIZED
                                               VALUE                LOSSES
--------------------------------------  -----------------------------------------
FIXED MATURITY SECURITIES:
 States, municipalities and political
  subdivisions                                  $21,196              $(1,762)
 Foreign governments                             13,527               (1,825)
 Asset-backed                                     2,504                  (58)
 Commercial mortgage-backed                      11,412                 (168)
 Residential mortgage-backed                      3,468                 (454)
 Corporate                                      638,919              (49,578)
                                             ----------            ---------
       TOTAL FIXED MATURITY SECURITIES         $691,026             $(53,845)
                                             ----------            ---------
EQUITY SECURITIES:
 Non-redeemable preferred stocks                $83,765             $(12,216)
                                             ----------            ---------

Total gross unrealized losses represent less than 6% and 9% of the aggregate fair value of the related securities at December 31, 2010 and 2009, respectively. Approximately 36% and 14% of these gross unrealized losses have been in a continuous loss position for less than twelve months at December 31, 2010 and 2009, respectively. The total gross unrealized losses are comprised of 234 and 328 individual securities at December 31, 2010 and 2009, respectively. In accordance with its policy described above, the Company concluded that for these securities an adjustment to its results of operations for other-than-temporary impairments of the gross unrealized losses was not warranted at December 31, 2010 and 2009. These conclusions are based on a detailed analysis of the underlying credit and expected cash flows of each security. As of December 31, 2010, the gross unrealized losses that have been in a continuous loss position for twelve months or more were concentrated in non-redeemable preferred stocks and in the financial, industrial and consumer cyclical industries of the Company's corporate fixed maturity securities. For these concentrations, gross unrealized losses of twelve months or more were $15,117, or 86%, of the total. The gross unrealized losses are primarily attributable to widening credit spreads. As of December 31, 2010, the Company did not intend to sell the securities and it was not more likely than not that the Company would be required to sell the securities before the anticipated recovery of their amortized cost basis.

The cost or amortized cost and fair value of available for sale fixed maturity securities in an unrealized loss position at December 31, 2010, by contractual maturity, is shown below:

                                                     COST OR
                                                 AMORTIZED COST      FAIR VALUE
--------------------------------------------------------------------------------
Due in one year or less                                 $1,505            $1,502
Due after one year through five years                   28,599            27,840
Due after five years through ten years                 126,274           120,894
Due after ten years                                    299,326           284,962
                                                   -----------       -----------
                                       TOTAL           455,704           435,198
Commercial mortgage-backed                               1,191             1,188
Residential mortgage-backed                                192               181
                                                   -----------       -----------
                                       TOTAL          $457,087          $436,567
                                                   -----------       -----------

The Company has exposure to sub-prime and related mortgages within our fixed maturity security portfolio. At December 31, 2010, approximately 4.4% of the residential mortgage-backed holdings had exposure to sub-prime mortgage collateral. This represented approximately 0.2% of the total fixed income portfolio and 0.4% of the total unrealized gain position. Of the securities with sub-prime exposure, approximately 45% are rated as investment grade. All residential mortgage-backed securities, including those with sub-prime exposure, are reviewed as part of the ongoing other-than-temporary impairment monitoring process.

The Company has made commercial mortgage loans, collateralized by the underlying real estate, on properties located throughout the U.S. and Canada. At December 31, 2010, approximately 39% of the outstanding principal balance of commercial mortgage loans was concentrated in the states of California, New York and Utah. Although the Company has a diversified loan portfolio, an economic downturn could have an adverse impact on the ability of its debtors to repay their loans. The outstanding balance of commercial mortgage loans range in size from $38 to $12,519 at December 31, 2010 and from $54 to $13,926 at December 31, 2009.

Credit quality indicators for commercial mortgage loans are loan-to-value and debt-service coverage ratios. Loan-to-value and debt-service coverage ratios are measures commonly used to assess the credit quality of commercial mortgage loans. The loan-to-value ratio compares the principal amount of the loan to the fair value of the underlying property collateralizing the loan, and is commonly expressed as a percentage. The debt-service coverage ratio compares a property's net operating income to its debt-service payments and is commonly expressed as a ratio of one. The loan-to-value and debt-service coverage ratios are generally updated annually in the third quarter. The following summarizes our loan-to-value and average debt-service coverage ratios:

                                                                 % OF             DEBT-
                                                                GROSS            SERVICE
                                           CARRYING            MORTGAGE         COVERAGE
LOAN-TO-VALUE                               VALUE               LOANS             RATIO
--------------------------------------------------------------------------------------------
70% and less                                $495,406              69.4%            2.06
71 -- 80%                                    102,409              14.3%            1.41
81 -- 95%                                     72,348              10.1%            1.21
Greater than 95%                              44,582               6.2%            0.91
                                          ----------            ------            -----
Gross commercial mortgage loans              714,745             100.0%            1.81
                                          ----------            ------            -----
Less valuation allowance                     (12,434)
                                          ----------
           NET COMMERCIAL MORTGAGE LOANS    $702,311
                                          ----------

All commercial mortgage loans that are individually impaired have an established mortgage loan valuation allowance for losses. Changing economic conditions affect our valuation of commercial mortgage loans. Changing vacancies and rents are incorporated into the discounted cash flow analysis that we perform for monitored loans and may contribute to the establishment of (or an increase or decrease in) a commercial mortgage loan valuation allowance for losses. In addition, we continue to monitor the entire commercial mortgage loan portfolio to identify risk. Areas of emphasis are properties that have exposure to earthquakes, have deteriorating credits or have experienced a reduction in debt-service coverage ratio. Where warranted, we have established or increased a valuation allowance based upon this analysis.

The commercial mortgage loan valuation allowance for losses was $12,434 and $8,552 at December 31, 2010 and 2009, respectively. The increase in the commercial mortgage loan valuation allowance for the years ended December 31, 2010 and 2009 is due to the current year provision of $3,882 and $5,300 respectively. The provision increases were mainly due to one individually impaired commercial mortgage loan with a loan valuation allowance of $7,732 and $2,212, and a net loan value of $0 and $5,520 at December 31, 2010 and December 31, 2009, respectively.

At December 31, 2010, the Company had mortgage loan commitments outstanding of approximately $11,770 and is committed to fund additional capital contributions of $705 to joint ventures and to certain investments in limited partnerships.

The Company has short term investments and fixed maturities of $6,562 and $7,378 at December 31, 2010 and 2009, respectively, on deposit with various governmental authorities as required by law.

SECURITIES LENDING

The Company engages in transactions in which fixed maturity securities, especially bonds issued by the U.S. government, government agencies and authorities, and U.S. corporations, are loaned to selected broker/dealers. Collateral, greater than or equal to 102% of the fair value of the securities lent, plus accrued interest, is received in the form of cash and cash equivalents held by a custodian bank for the benefit of the Company. The use of cash collateral received is unrestricted. The Company reinvests the cash collateral received, generally in investments of high credit quality that are designated as available-for-sale. The Company monitors the fair value of securities loaned and the collateral received, with additional collateral obtained, as necessary. The Company is subject to the risk of loss to the extent there is a loss on the re-investment of cash collateral.

As of December 31, 2010 and 2009, our collateral held under securities lending, of which its use is unrestricted, was $57,039 and $106,896, respectively, while our liability to the borrower for collateral received was $57,467 and $108,186, respectively. The difference between the collateral held and obligations under securities lending is recorded as an unrealized loss and is included as part of AOCI. All securities with unrealized losses have been in a continuous loss position for twelve months or longer as of December 31, 2010 and December 31, 2009. The Company includes the available-for-sale investments purchased with the cash collateral in its evaluation of other-than-temporary impairments.

Cash proceeds that the Company receives as collateral for the securities it lends and subsequent repayment of the cash are regarded by the Company as cash flows from financing activities, since the cash received is considered a borrowing. Since the Company reinvests the cash collateral generally in investments that are designated as available-for-sale, the reinvestment is presented as cash flows from investing activities.

4. FAIR VALUE DISCLOSURES

FAIR VALUES, INPUTS AND VALUATION TECHNIQUES FOR FINANCIAL ASSETS AND LIABILITIES DISCLOSURES

The fair value measurements and disclosures guidance defines fair value and establishes a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In accordance with this guidance, the Company has categorized its recurring basis financial assets and liabilities into a three-level fair value hierarchy based on the priority of the inputs to the valuation technique.

The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The levels of the fair value hierarchy are described below:

- Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.

- Level 2 inputs utilize other than quoted prices included in Level 1 that are observable for the asset, either directly or indirectly, for substantially the full term of the asset. Level 2 inputs include quoted prices for similar assets in active markets, quoted prices for identical or similar assets in markets that are not active and inputs other than quoted prices that are observable in the marketplace for the asset. The observable inputs are used in valuation models to calculate the fair value for the asset.

- Level 3 inputs are unobservable but are significant to the fair value measurement for the asset, and include situations where there is little, if any, market activity for the asset. These inputs reflect management's own assumptions about the assumptions a market participant would use in pricing the asset.

A review of fair value hierarchy classifications is conducted on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The following tables present the Company's fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of December 31, 2010 and December 31, 2009. The amounts presented below for Collateral held under securities lending, Cash equivalents, Other assets, Assets held in separate accounts and liabilities related to separate accounts differ from the amounts presented in the consolidated balance sheets because only certain investments or certain assets and liabilities within these line items are measured at estimated fair value. The fair value amount and the majority of the associated levels presented for Assets held in separate accounts are received directly from third parties.

The following tables present the Company's fair value hierarchy for those recurring basis assets and liabilities as of December 31, 2010 and 2009.

                                                                                 DECEMBER 31, 2010
                                                           Total              Level 1             Level 2           Level 3
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Fixed maturity securities:
 United States government and government agencies and
  authorities                                                 $7,300                $ --              $7,300            $ --
 States, municipalities and political subdivisions            55,071                  --              55,071              --
 Foreign governments                                          36,989                  --              36,452             537
 Asset-backed                                                  2,273                  --               2,273              --
 Commercial mortgage-backed                                   11,516                  --              10,976             540
 Residential mortgage-backed                                 104,998                  --             104,998              --
 Corporate                                                 2,498,709                  --           2,471,691          27,018
Equity securities:
 Common stocks                                                   179                 179                  --              --
 Non-redeemable preferred stocks                             128,589                  --             128,494              95
Short-term investments                                        53,246              53,246(b)               --              --
Collateral held under securities lending                      32,039              21,189(b)           10,850(c)           --
Cash equivalents                                              12,886              12,886(b)               --              --
Other assets                                                   8,079                  --                  --           8,079(d)
Assets held in separate accounts                           1,763,690           1,672,405(a)           91,285(c)           --
                                                       -------------       -------------       -------------       ---------
                               TOTAL FINANCIAL ASSETS     $4,715,564          $1,759,905          $2,919,390         $36,269
                                                       -------------       -------------       -------------       ---------
FINANCIAL LIABILITIES
Liabilities related to separate accounts                  $1,763,690          $1,672,405(a)          $91,285(c)         $ --
                                                       -------------       -------------       -------------       ---------

                                                                                 DECEMBER 31, 2009
                                                           Total              Level 1             Level 2           Level 3
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Fixed maturity securities:
 United States government and government agencies and
  authorities                                                 $3,012                $ --              $3,012            $ --
 States, municipalities and political subdivisions            58,394                  --              58,394              --
 Foreign governments                                          35,128                  --              34,613             515
 Asset-backed                                                  3,780                  --               3,780              --
 Commercial mortgage-backed                                   20,322                  --              18,130           2,192
 Residential mortgage-backed                                 127,529                  --             127,529              --
 Corporate                                                 2,307,698                  --           2,275,987          31,711
Non-redeemable preferred stocks                              157,993                  --             154,774           3,219
Short-term investments                                        70,367              65,875(b)            4,492              --
Collateral held under securities lending                      66,896              27,833(b)           39,063(c)           --
Cash equivalents                                              32,491              32,491(b)               --              --
Other assets                                                  10,406                  --                  --          10,406(d)
Assets held in separate accounts                           1,738,969           1,653,588(a)           85,381(c)           --
                                                       -------------       -------------       -------------       ---------
                               TOTAL FINANCIAL ASSETS     $4,632,985          $1,779,787          $2,805,155         $48,043
                                                       -------------       -------------       -------------       ---------
FINANCIAL LIABILITIES
Liabilities related to separate accounts                  $1,738,969          $1,653,588(a)          $85,381(c)         $ --
                                                       -------------       -------------       -------------       ---------

(a)  Mainly includes mutual funds.

(b) Mainly includes money market funds.

(c)  Mainly includes fixed maturity securities.

(d) Mainly includes the Consumer Price Index Cap Derivatives ("CPI Caps").

There were no significant transfers between Level 1 and Level 2 financial assets during the period. However, there were transfers between Level 2 and Level 3 financial assets during the period, which are reflected in the "Net transfers" line below. Transfers between Level 2 and Level 3 most commonly occur when market observable inputs that were previously available become unavailable in the current period. The remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources.

The following tables summarize the change in balance sheet carrying value associated with Level 3 financial assets carried at fair value during the years ended December 31, 2010 and 2009:

                                                                                              EQUITY
                                                                                            SECURITIES
                                                      YEAR ENDED DECEMBER 31, 2010             NON-
                  TOTAL                      FIXED MATURITYASECURITIES                      REDEEMABLE
                 LEVEL 3         FOREIGN           MORTGAGE-                                 PREFERRED          OTHER
                  ASSETS       GOVERNMENTS           BACKED             CORPORATE             STOCKS            ASSETS
---------------------------------------------------------------------------------------------------------------------------
Balance,
 beginning of
 period           $48,043          $515              $2,192              $31,711               $3,219           $10,406
Total (losses)
 gains
 (realized/unrealized)
 included in
 earnings          (1,537)           --                   9                 (816)               1,597            (2,327)
Net unrealized
 gains (losses)
 included in
 Stockholder's
 equity             1,377            22                 129                2,461               (1,235)               --
Purchases           2,300            --                  --                2,300                   --                --
Sales             (17,047)           --                (568)             (13,017)              (3,462)
Net transfers
 (1)                3,133            --              (1,222)               4,379                  (24)               --
                 --------          ----              ------              -------              -------          --------
BALANCE, END OF
         PERIOD   $36,269          $537                $540              $27,018                  $95            $8,079
                 --------          ----              ------              -------              -------          --------

                                                                                                  EQUITY
                                                                                                SECURITIES
                                                        YEAR ENDED DECEMBER 31, 2009               NON-
                  TOTAL                        FIXED MATURITYISECURITIES                        REDEEMABLE
                 LEVEL 3           FOREIGN            MORTGAGE-                                  PREFERRED          OTHER
                  ASSETS         GOVERNMENTS            BACKED             CORPORATE              STOCKS            ASSETS
---------------------------------------------------------------------------------------------------------------------------
Balance,
 beginning of
 period           $43,352           $6,328              $1,924               $25,635               $4,644            $4,821
Total gains
 (losses)
 (realized/unrealized)
 included in
 earnings           5,039              147                  24                  (717)                  --             5,585
Net unrealized
 gains (losses)
 included in
 Stockholder's
 equity             4,079           (1,335)                308                 4,748                  358                --
Purchases          11,812               --                  --                11,812                   --                --
Sales                (996)              --                 (64)                 (932)
Net transfers
 (1)              (15,243)          (4,625)                 --                (8,835)              (1,783)               --
                 --------          -------              ------              --------              -------          --------
BALANCE, END OF
         PERIOD   $48,043             $515              $2,192               $31,711               $3,219           $10,406
                 --------          -------              ------              --------              -------          --------

(1) Net transfers are primarily attributable to changes in the availability of observable market information and re-evaluation of the observability of pricing inputs.

Three different valuation techniques can be used in determining fair value for financial assets and liabilities: the market, income or cost approaches. The three valuation techniques described in the fair value measurements and disclosures guidance are consistent with generally accepted valuation methodologies. The market approach valuation techniques use prices and other relevant information from market transactions involving identical or comparable assets or liabilities. When possible, quoted prices (unadjusted) in active markets are used as of the period-end date (such as for mutual funds and money market funds). Otherwise, valuation techniques consistent with the market approach including matrix pricing and comparables are used. Matrix pricing is a mathematical technique employed principally to value debt securities without relying exclusively on quoted prices for those securities but rather by relying on the securities' relationship to other benchmark quoted securities. Market approach valuation techniques often use market multiples derived from a set of comparables. Multiples might lie in ranges with a different multiple for each comparable. The selection of where within the range the appropriate multiple falls requires judgment, considering both qualitative and quantitative factors specific to the measurement.

Income approach valuation techniques convert future amounts, such as cash flows or earnings, to a single present amount, or a discounted amount. These techniques rely on current market expectations of future amounts as of the period-end date. Examples of income approach valuation techniques include present value techniques, option-pricing models, binomial or lattice models that incorporate present value techniques, and the multi-period excess earnings method.

Cost approach valuation techniques are based upon the amount that would be required to replace the service capacity of an asset at the period-end date, or the current replacement cost. That is, from the perspective of a market participant (seller), the price that would be received for the asset is determined based on the cost to a market participant (buyer) to acquire or construct a substitute asset of comparable utility, adjusted for obsolescence.

While not all three approaches are applicable to all financial assets or liabilities, where appropriate, one or more valuation techniques may be used. For all the classes of financial assets and liabilities included in the above hierarchy, excluding the CPI Caps and certain privately placed corporate bonds, the market valuation technique is generally used. For certain privately placed corporate bonds and the CPI Caps, the income valuation technique is generally used. For the years ended December 31, 2010 and 2009, the application of the valuation technique applied to the Company's classes of financial assets and liabilities has been consistent.

Level 2 securities are valued using various observable market inputs obtained from a pricing service. The pricing service prepares estimates of fair value measurements for our Level 2 securities using proprietary valuation models based on techniques such as matrix pricing which include observable market inputs. The fair value measurements and disclosures guidance, defines observable market inputs as the assumptions market participants would use in pricing the asset or liability developed on market data obtained from sources independent of the Company. The extent of the use of each observable market input for a security depends on the type of security and the market conditions at the balance sheet date. Depending on the security, the priority of the use of observable market inputs may change as some observable market inputs may not be relevant or additional inputs may be necessary. The following observable market inputs ("standard inputs"), listed in the approximate order of priority, are utilized in the pricing evaluation of Level 2 securities: benchmark yields, reported trades, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data. To price municipal bonds, the pricing service uses material event notices and new issue data inputs in addition to the standard inputs. To price residential and commercial mortgage-backed securities and asset-backed securities, the pricing service uses vendor trading platform data, monthly payment information and collateral performance inputs in addition to the standard inputs. The pricing service also evaluates each security based on relevant market information including: relevant credit information, perceived market movements and sector news. Valuation models can change period to period, depending on the appropriate observable inputs that are available at the balance sheet date to price a security. When market observable inputs are unavailable to the pricing service, the remaining unpriced securities are submitted to independent brokers who provide non-binding broker quotes or are priced by other qualified sources and are categorized as Level 3 securities. The Company could not corroborate the non-binding broker quotes with Level 2 inputs.

A non-pricing service source prices certain privately placed corporate bonds using a model with observable inputs including, but not limited to, the credit rating, credit spreads, sector add-ons, and issuer specific add-ons. A non-pricing service source prices our CPI Caps using a model with inputs including, but not limited to, the time to expiration, the notional amount, the strike price, the forward rate, implied volatility and the discount rate.

Management evaluates the following factors in order to determine whether the market for a financial asset is inactive. The factors include, but are not limited to:

-   There are few recent transactions,

-   Little information is released publicly,

- The available prices vary significantly over time or among market participants,

-   The prices are stale (i.e., not current), and

-   The magnitude of the bid-ask spread.

Illiquidity did not have a material impact in the fair value determination of the Company's financial assets.

The Company generally obtains one price for each financial asset. The Company performs a monthly analysis to assess if the evaluated prices represent a reasonable estimate of their fair value. This process involves quantitative and qualitative analysis and is overseen by investment and accounting professionals. Examples of procedures performed include, but are not limited to, initial and on-going review of pricing service methodologies, review of the prices received from the pricing service, review of pricing statistics and trends, and comparison of prices for certain securities with two different appropriate price sources for reasonableness. Following this analysis, the Company generally uses the best estimate of fair value based upon all available inputs. On infrequent occasions, a non-pricing service source may be more familiar with the market activity for a particular security than the pricing service. In these cases the price used is taken from the non-pricing service source. The pricing service provides information to indicate which securities were priced using market observable inputs so that the Company can properly categorize our financial assets in the fair value hierarchy.

DISCLOSURES FOR NON-FINANCIAL ASSETS MEASURED AT FAIR VALUE ON A NON-RECURRING BASIS

The Company also measures the fair value of certain assets on a non-recurring basis, generally on an annual basis, or when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. These assets include commercial mortgage loans, goodwill and finite-lived intangible assets.

The Company carries a loan valuation allowance of $7,732 and $2,212 as of December 31, 2010 and 2009, respectively, on one individually impaired commercial mortgage loan with a principal balance of $7,732 for both periods. Due to the continued decline in the regional commercial real estate market, the value of the loan was determined to be zero at December 31, 2010. The fair value measurement was classified as Level 3 (unobservable) inputs in the fair value hierarchy.

In accordance with the goodwill guidance, since the carrying amount of the Company was greater than its estimated fair value as determined in Step 1 of the impairment test, the Company was required to measure the fair value of goodwill of the Company in Step 2 of the impairment test. Goodwill of the Company with a carrying amount of $81,573 was written down to its implied fair value of $17,285, resulting in impairment charges of $64,288, which were included in earnings for the periods. See Note 13 for further information.

To estimate the fair value, the Company utilized both the income and market valuation approaches. Under the income approach, the Company determined the fair value considering distributable earnings which were estimated from operating plans. The resulting cash flows were then discounted using a market participant weighted average cost of capital. After discounting the future discrete earnings to their present value, the Company estimated the terminal value attributable to the years beyond the discrete operating plan period. The discounted terminal value was then added to the aggregate discounted distributable earnings from the discrete operating plan period to estimate the fair value. Under the market approach, the Company derived the fair value based on various financial multiples, including but not limited to: price to tangible book value of equity, price to estimated 2010 earnings and price to estimated 2011 earnings which were estimated based on publicly available data related to comparable guideline companies. In addition, financial multiples were also estimated from publicly available purchase price data for acquisitions of companies operating in the insurance industry. The estimated fair value was more heavily weighted towards the income approach because in the current economic environment the earnings capacity of a business is generally considered the most important factor in the valuation of a business enterprise. This fair value determination was categorized as Level 3 (unobservable) in the fair value hierarchy.

The following tables present the Company's fair value hierarchy for goodwill measured at fair value on a non-recurring basis on which an impairment charge was recorded, and the related impairment charge as of December 31, 2010 and 2009:

                                                                                     ASSETS AT FAIR VALUE
                                                                                      NON-RECURRING BASIS
                                                                 LEVEL 1              LEVEL 2            LEVEL 3          TOTAL
---------------------------------------------------------------------------------------------------------------------------------
At December 31, 2010
Goodwill                                                           $ --                 $ --              $17,285         $17,285
                                                                   ----                 ----            ---------       ---------

                                                                                     ASSETS AT FAIR VALUE
                                                                                      NON-RECURRING BASIS
                                                                 LEVEL 1              LEVEL 2            LEVEL 3          TOTAL
---------------------------------------------------------------------------------------------------------------------------------
At December 31, 2009
Goodwill                                                           $ --                 $ --              $81,573         $81,573
                                                                   ----                 ----            ---------       ---------

The following table presents the related impairment charge as of December 31, 2010 and 2009:

                                                          IMPAIRMENT CHARGES
                                                          TWELVE MONTHS ENDED
                                                             DECEMBER 31,
                                                         2010            2009
--------------------------------------------------------------------------------
Goodwill                                                 $64,288         $75,244
                                                       ---------       ---------

FAIR VALUE OF FINANCIAL INSTRUMENTS DISCLOSURES

The financial instruments guidance requires disclosure of fair value information about financial instruments, as defined therein, for which it is practicable to estimate such fair value. Therefore, it requires fair value disclosure for financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets. However, this guidance excludes certain financial instruments, including those related to insurance contracts and those accounted for under the equity method and joint ventures guidance (such as real estate joint ventures).

For the financial instruments included within the following financial assets and financial liabilities, the carrying value in the consolidated balance sheets equals or approximates fair value. Please refer to the FAIR VALUE INPUTS AND VALUATION TECHNIQUES FOR FINANCIAL ASSETS AND LIABILITIES DISCLOSURE section above for more information on the financial instruments included within the following financial assets and financial liabilities and the methods and assumptions used to estimate fair value:

-   Cash and cash equivalents

-   Fixed maturity securities

-   Equity securities

-   Short-term investments

-   Other investments

-   Other assets

-   Assets held in separate accounts

-   Collateral held under securities lending

-   Liabilities related to separate accounts

In estimating the fair value of the financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets, the Company used the following methods and assumptions:

COMMERCIAL MORTGAGE LOANS AND POLICY LOANS: the fair values of mortgage loans are estimated using discounted cash flow analyses, based on interest rates currently being offered for similar loans to borrowers with similar credit ratings. Mortgage loans with similar characteristics are aggregated for purposes of the calculations. The carrying value of policy loans reported in the balance sheets approximates fair value.

POLICY RESERVES UNDER INVESTMENT PRODUCTS: the fair values for the Company's policy reserves under the investment products are determined using discounted cash flow analysis.

OBLIGATIONS UNDER SECURITIES LENDING: the obligations under securities lending are reported at the amount received from the selected broker/dealers.

The following table discloses the carrying value and fair value of our financial instruments that are not recognized or are not carried at fair value in the consolidated balance sheets as of December 31, 2010 and 2009.

                                                               DECEMBER 31, 2010                      DECEMBER 31, 2009
                                                      CARRYING                               CARRYING
                                                       VALUE               FAIR VALUE         VALUE               FAIR VALUE
---------------------------------------------------------------------------------------------------------------------------------
FINANCIAL ASSETS
Commercial mortgage loans on real estate               $702,311              $745,277         $772,912              $782,922
Policy loans                                             13,241                13,241           13,981                13,981
FINANCIAL LIABILITIES
Policy reserves under investment products
 (Individual and group annuities, subject
  to discretionary withdrawal)                         $251,200              $254,324         $262,990              $245,356
Obligations under securities lending                     57,467                57,467          108,186               108,186

The fair value of the Company's liabilities for insurance contracts, other than investment-type contracts, are not required to be disclosed. However, the fair values of liabilities under all insurance contracts are taken into consideration in the Company's overall management of interest rate risk, such that the Company's exposure to changing interest rates is minimized through the matching of investment maturities with amounts due under insurance contracts.

5. INCOME TAXES

The Company is subject to U.S. tax and files a U.S. consolidated federal income tax return with its Parent, Assurant Inc. Information about the Company's current and deferred tax expense (benefit) follows:

                                          YEARS ENDED DECEMBER 31,
                                    2010            2009            2008
--------------------------------------------------------------------------------
Current expense:
 Federal and state                  $27,586         $28,000         $37,814
Deferred expense (benefit):
 Federal and state                    5,297            (873)        (26,947)
                                  ---------       ---------       ---------
        TOTAL INCOME TAX EXPENSE    $32,883         $27,127         $10,867
                                  ---------       ---------       ---------

A reconciliation of the federal income tax rate to the Company's effective income tax rate follows:

                                                DECEMBER 31,
                                 2010                   2009          2008
--------------------------------------------------------------------------------
FEDERAL INCOME TAX RATE:               35.0%              35.0%        35.0%
 RECONCILING ITEMS:
  Goodwill impairment*                 48.3              662.5           --
  Change in liability for prior
   years' taxes                        (5.3)              46.0          6.0
  Permanent nondeductible
   expenses                             0.8               10.9          2.2
  Dividends-received deduction         (6.4)             (57.1)       (21.4)
  Tax exempt interest                  (0.3)              (4.3)        (0.9)
  Change in valuation allowance         0.2                 --         36.3
  Other                                (1.8)             (10.6)         0.8
                                      -----            -------       ------
 EFFECTIVE INCOME TAX RATE             70.5%             682.4%        58.0%
                                      -----            -------       ------

*   See Note 13 for more information on goodwill impairment.

The 2010 decrease in the deduction for dividends received is due mainly to the increase in pre-tax income. The 2009 increase in the deduction for dividends received was due mainly to the decrease in pre-tax income, partially offset by a decrease in the Company's eligible dividends.

A reconciliation of the beginning and ending amounts of unrecognized tax benefits for the years ended December 31, 2010, 2009, and 2008, is as follows:

                                    2010            2009            2008
--------------------------------------------------------------------------------
Balance at beginning of year        $(5,044)        $(4,723)        $(7,271)
Additions for tax positions
 related to the current year             (1)           (536)           (733)
Reductions for tax positions
 related to the current year            319           7,838           3,717
Additions for tax positions
 related to prior years                  --          (8,039)           (467)
Reductions for tax positions
 related to prior years               2,528             416              31
Settlements                              29              --              --
                                  ---------       ---------       ---------
          BALANCE AT END OF YEAR    $(2,169)        $(5,044)        $(4,723)
                                  ---------       ---------       ---------

Of the total unrecognized tax benefit, $2,900, $6,064 and $5,260, for 2010, 2009 and 2008, respectively, which includes interest, if recognized, would impact the Company's consolidated effective tax rate. The liability for unrecognized tax benefits is included in the Company's tax payable on its balance sheet.

The Company's continuing practice is to recognize interest related to income tax matters in income tax expense. During the years ended December 31, 2010, 2009 and 2008, the Company recognized $130 of interest income, and $464 and $372 of interest expense, respectively, related to income tax matters. The Company had $1,075 and $2,099 of interest accrued at December 31, 2010 and 2009, respectively. No penalties have been accrued.

The Company files income tax returns in the U.S. and various state jurisdictions. The Company has substantially concluded all U.S. federal income tax matters for years through 2004. Substantially all state and non-U.S. income tax matters have been concluded for the years through 2005.

The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

                                                       DECEMBER 31,
                                                   2010             2009
--------------------------------------------------------------------------------
DEFERRED TAX ASSETS:
Deferred gains on reinsurance                      $35,076          $33,957
Investments, net                                    27,333           25,535
Capital loss carryforwards                          19,452           24,034
Deferred acquisition costs                          18,096           19,293
Compensation related                                   785            1,182
Accrued liabilities                                     --            1,735
Employee and post-retirement benefits                  580               --
                                                ----------       ----------
                      TOTAL DEFERRED TAX ASSET     101,322          105,736
Less: valuation allowance                          (10,523)         (10,415)
                                                ----------       ----------
 DEFERRED TAX ASSET NET OF VALUATION ALLOWANCE      90,799           95,321
                                                ----------       ----------
DEFERRED TAX LIABILITIES:
Net unrealized appreciation on securities           63,338           20,588
Policyholder and separate account reserves           7,020            5,238
Accrued liabilities                                    895               --
Employee and post-retirement benefits                   --              361
Other                                               11,431           12,565
                                                ----------       ----------
                  TOTAL DEFERRED TAX LIABILITY      82,684           38,752
                                                ----------       ----------
                 NET DEFERRED INCOME TAX ASSET      $8,115          $56,569
                                                ----------       ----------

The Company's total valuation allowance against deferred tax assets increased $108 to $10,523 at December 31, 2010 from $10,415 at December 31, 2009. The calculation of the valuation allowance is made at the consolidated return group level. A portion of the valuation allowance has been assigned to the Company based on the provisions of the tax sharing agreement. A cumulative valuation allowance of $10,523 has been recorded because it is management's assessment that it is more likely than not that only $90,799 of deferred tax assets will be realized. The total valuation allowance of $10,523 relates to the deferred tax asset on capital losses.

The Company's ability to realize deferred tax assets depends on its ability to generate sufficient taxable income of the same character within the carryback or carryforward periods. In assessing future GAAP taxable income, the Company has considered all sources of taxable income available to realize the deferred tax asset, including the future reversal of existing temporary differences, future taxable income exclusive of reversing temporary differences and carryforwards, taxable income in carryback years and tax-planning strategies. If changes occur in the assumptions underlying the Company's tax planning strategies or in the scheduling of the reversal of the Company's deferred tax liabilities, the valuation allowance may need to be adjusted in the future.

At December 31, 2010, the Company had no net operating loss carryforwards for U.S. federal income tax purposes. At December 31, 2010, the Company had a capital loss carryover of $55,578 for U.S. federal income tax purposes which was generated in 2008 and 2009. The 2008 capital loss carryover of $26,347 will expire, if not utilized, in 2013, and the 2009 capital loss carryover of $29,231 will expire, if not utilized, in 2014.

6. PREMIUMS AND ACCOUNTS RECEIVABLE

Receivables are reported net of an allowance for uncollectible items. A summary of such receivables is as follows:

                                                        DECEMBER 31,
                                                    2010            2009
--------------------------------------------------------------------------------
Insurance premiums receivable                       $57,451         $64,906
Other receivables                                    18,423          19,421
Allowance for uncollectible amounts                  (4,671)         (4,811)
                                                  ---------       ---------
                                           TOTAL    $71,203         $79,516
                                                  ---------       ---------

7. STOCKHOLDER'S EQUITY

The Board of Directors of the Company has authorized 1,000,000 shares of common stock with a par value of $5.00 per share. All the shares are issued and outstanding as of December 31, 2010 and 2009. All the outstanding shares at December 31, 2010 are owned by the Parent (see Note 1). The Company paid dividends of $58,000 and $20,000 at December 31, 2010 and 2009, respectively. No dividends were paid during 2008.

The maximum amount of dividends which can be paid by the Company to its shareholder without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory surplus (see Note 8).

The Company received contributed capital of $15,000 in each of the years ending December 31, 2009 and 2008.

In 2008, based on operating lines of business, management determined that the Company was over capitalized. As a result, with the approval of the Iowa Insurance Division, on June 27, 2008, the Company returned $100,000 of contributed capital to its Parent company, Interfinancial Inc.

8. STATUTORY INFORMATION

The Company prepares consolidated financial statements on the basis of statutory accounting principles ("SAP") prescribed or permitted by the Kansas Department of Commerce. Prescribed SAP includes the Accounting Practices and Procedures Manual of the National Association of Insurance Commissioners ("NAIC") as well as state laws, regulations and administrative rules.

The principal differences between SAP and GAAP are: 1) policy acquisition costs are expensed as incurred under SAP, but are deferred and amortized under GAAP;
2) the value of business acquired is not capitalized under SAP but is under GAAP; 3) amounts collected from holders of universal life-type and annuity products are recognized as premiums when collected under SAP, but are initially recorded as contract deposits under GAAP, with cost of insurance recognized as revenue when assessed and other contract charges recognized over the periods for which services are provided; 4) the classification and carrying amounts of investments in certain securities are different under SAP than under GAAP; 5) the criteria for providing asset valuation allowances, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP;
6) the timing of establishing certain reserves, and the methodologies used to determine the amounts thereof, are different under SAP than under GAAP; 7) certain assets are not admitted for purposes of determining surplus under SAP;
8) methodologies used to determine the amounts of deferred taxes and goodwill are different under SAP than under GAAP; and 9) the criteria for obtaining reinsurance accounting treatment is different under SAP than under GAAP.

The Company's statutory net income and capital and surplus are as follows:

                                          YEARS ENDED AND AT DECEMBER 31,
                                       2010             2009             2008
--------------------------------------------------------------------------------
Statutory net income                   $81,041          $59,863  (1)      $1,754
                                    ----------       ----------  ---  ----------
Statutory capital and surplus         $449,615         $418,397         $350,383
                                    ----------       ----------       ----------

(1) The $1,754 net income in 2008 includes realized capital losses on investments of $135,094 due to other-than-temporary impairments in our investment portfolio of $108,913.

Insurance enterprises are required by state insurance departments to adhere to minimum risk-based capital ("RBC") requirements developed by the NAIC. The Company exceeds the minimum RBC requirements.

Dividend distributions to the Parent are restricted as to the amount by state regulatory requirements. The Company declared and paid ordinary dividends of $58,000 and $20,000 during the years ended December 31, 2010 and 2009, respectively. A dividend is considered extraordinary when combined with all other dividends and distributions made within the preceding 12 months exceeds the greater of 10% of the insurer's surplus as regards to policyholders on December 31 of the next preceding year, or the net gain from operations. No extraordinary dividends were declared and paid in 2010 and 2009. Dividends may only be paid out of earned surplus. The Company has the ability, under state regulatory requirements, to dividend up to $83,059 to its Parent in 2011 without permission from Kansas regulators.

9. REINSURANCE

In the ordinary course of business, the Company is involved in both the assumption and cession of reinsurance with non-affiliated companies. The following table provides details of the reinsurance recoverables balance for the years ended December 31:

                                                        2010           2009
--------------------------------------------------------------------------------
Ceded future policyholder benefits and expenses        $1,574,843     $1,300,352
Ceded unearned premium                                     20,043         18,942
Ceded claims and benefits payable                         146,822        105,900
Ceded paid losses                                           2,980          9,211
                                                    -------------  -------------
                                             TOTAL     $1,744,688     $1,434,405
                                                    -------------  -------------

A key credit quality indicator for reinsurance recoverables is the A.M. Best financial strength ratings of the reinsurer. The A.M. Best ratings are an independent opinion of a reinsurer's ability to meet ongoing obligations to policyholders. The A.M. Best ratings for new reinsurance agreements where there is material credit exposure are reviewed at the time of execution. The A.M. Best ratings for existing reinsurance agreements are reviewed on a periodic basis, at least annually. The following table provides the reinsurance recoverable as of December 31, 2010 grouped by A.M. Best rating:

                                     CEDED FUTURE
                                     POLICYHOLDER                                CEDED CLAIMS
BEST RATINGS OF                      BENEFITS AND          CEDED UNEARNED        AND BENEFITS         CEDED PAID
REINSURER                               EXPENSE               PREMIUMS              PAYABLE             LOSSES           TOTAL
---------------------------------------------------------------------------------------------------------------------------------
A++ or A+                                $860,423              $19,805              $137,780               $205        $1,018,213
A or A-                                   674,190                   61                 6,858                272           681,381
B++ or B+                                  39,378                  176                   124                 --            39,678
Not Rated                                     852                    1                 2,060              2,503             5,416
                                      -----------             --------             ---------            -------       -----------
        REINSURANCE RECOVERABLE        $1,574,843              $20,043              $146,822             $2,980        $1,744,688
                                      -----------             --------             ---------            -------       -----------

A.M. Best ratings for The Hartford and John Hancock Life Insurance Company ("John Hancock"), a subsidiary of Manulife Financial Corporation, the reinsurers with the largest reinsurance recoverable balances, are A and A+, respectively. A.M. Best recently placed a negative outlook on the financial strength ratings of John Hancock and a stable outlook on the financial strength ratings for The Hartford. The total amount of recoverable for these two reinsurers is $1,640,464 as of December 31, 2010. Most of the assets backing reserves relating to reinsurance recoverables from these two counterparties are held in trust.

The effect of reinsurance on premiums earned and benefits incurred was as follows:

                                             YEARS ENDED DECEMBER 31,
                                                    2010
                                   LONG            SHORT
                                 DURATION         DURATION          TOTAL
---------------------------------------------------------------------------------
Direct earned Premiums and
 other considerations             $228,876         $853,599       $1,082,475
 Premiums assumed                    7,159          218,074          225,233
 Premiums ceded                   (179,703)         (11,758)        (191,461)
                                 ---------       ----------       ----------
  NET EARNED PREMIUMS AND OTHER
                 CONSIDERATIONS    $56,332       $1,059,915       $1,116,247
                                 ---------       ----------       ----------
Direct policyholder Benefits      $721,532         $557,884       $1,279,416
 Policyholder Benefits assumed      22,476          198,254          220,730
 Policyholder Benefits ceded      (656,716)          (5,375)        (662,091)
                                 ---------       ----------       ----------
      NET POLICYHOLDER BENEFITS    $87,292         $750,763         $838,055
                                 ---------       ----------       ----------

                                             YEARS ENDED DECEMBER 31,
                                                    2009
                                   LONG            SHORT
                                 DURATION         DURATION          TOTAL
-------------------------------  ------------------------------------------------
Direct earned Premiums and
 other considerations             $248,457         $909,099       $1,157,556
 Premiums assumed                    8,419          128,425          136,844
 Premiums ceded                   (190,555)         (11,333)        (201,888)
                                 ---------       ----------       ----------
  NET EARNED PREMIUMS AND OTHER
                 CONSIDERATIONS    $66,321       $1,026,191       $1,092,512
                                 ---------       ----------       ----------
Direct policyholder Benefits      $492,058         $644,290       $1,136,348
 Policyholder Benefits assumed      28,667          114,577          143,244
 Policyholder Benefits ceded      (424,066)          (5,995)        (430,061)
                                 ---------       ----------       ----------
      NET POLICYHOLDER BENEFITS    $96,659         $752,872         $849,531
                                 ---------       ----------       ----------

                                          YEARS ENDED DECEMBER 31,
                                                    2008
                                   LONG            SHORT
                                 DURATION         DURATION          TOTAL
-------------------------------  ------------------------------------------------
Direct earned Premiums and
 other considerations             $270,883         $980,899       $1,251,782
 Premiums assumed                    9,599          127,656          137,255
 Premiums ceded                   (204,503)         (10,744)        (215,247)
                                 ---------       ----------       ----------
  NET EARNED PREMIUMS AND OTHER
                 CONSIDERATIONS    $75,979       $1,097,811       $1,173,790
                                 ---------       ----------       ----------
Direct policyholder Benefits      $614,911         $658,421       $1,273,332
 Policyholder Benefits assumed      33,913          117,260          151,173
 Policyholder Benefits ceded      (531,732)          (3,275)        (535,007)
                                 ---------       ----------       ----------
      NET POLICYHOLDER BENEFITS   $117,092         $772,406         $889,498
                                 ---------       ----------       ----------

The Company had $968,020 and $843,194, respectively, of invested assets held in trusts or by custodians as of December 31, 2010 and 2009, respectively, for the benefit of others related to certain reinsurance arrangements.

The Company utilizes ceded reinsurance for loss protection and capital management, business dispositions and client risk.

LOSS PROTECTION AND CAPITAL MANAGEMENT

As part of the Company's overall risk and capacity management strategy, the Company purchases reinsurance for certain risks underwritten by the Company, including significant individual or catastrophic claims. Under indemnity reinsurance transactions in which the Company is the ceding insurer, the Company remains liable for policy claims if the assuming company fails to meet its obligations. To mitigate this risk, the Company has control procedures to evaluate the financial condition of reinsurers and to monitor the concentration of credit risk. The selection of reinsurance companies is based on criteria related to solvency and reliability and, to a lesser degree, diversification.

BUSINESS DIVESTITURES

The Company has used reinsurance to exit certain businesses.

In 2005, the Parent signed an agreement with Forethought Life Insurance Company whereby the Company agreed to discontinue writing new Preneed insurance policies in the United States via independent funeral homes and funeral homes other than those owned and operated by Service Corporation International for a period of ten years.

In 2001, the Parent entered into a reinsurance agreement with The Hartford for the sale of the FFG division. In 2000, the Company divested its LTC operations to John Hancock. Assets supporting liabilities ceded relating to these businesses are mainly held in trusts and the separate accounts relating to FFG are still reflected in the Company's balance sheet. If the reinsurers became insolvent, we would be exposed to the risk that the assets in the trusts and/or the separate accounts would be insufficient to support the liabilities that would revert back to us. The reinsurance recoverable from The Hartford was $628,256 and $648,919 as of December 31, 2010 and 2009, respectively. The reinsurance recoverable from John Hancock was $1,012,208 and $669,407 as of December 31, 2010 and 2009, respectively.

The reinsurance agreement associated with the FFG sale also stipulates that The Hartford contribute funds to increase the value of the separate account assets relating to Modified Guaranteed Annuity business sold if such value declines below the value of the associated liabilities. If The Hartford fails to fulfill these obligations, the Company will be obligated to make these payments.

In addition, the Company would be responsible for administering this business in the event of reinsurer insolvency. We do not currently have the administrative systems and capabilities to process this business. Accordingly, we would need to obtain those capabilities in the event of an insolvency of one or more of the reinsurers of these businesses. We might be forced to obtain such capabilities on unfavorable terms with a resulting material adverse effect on our results of operations and financial condition.

As of December 31, 2010, we were not aware of any regulatory actions taken with respect to the solvency of the insurance subsidiaries of The Hartford or John Hancock that reinsure the FFG and LTC businesses, and the Company has not been obligated to fulfill any such reinsurers' obligations.

On April 1, 2008, the Company and United Family Life Insurance Company ("UFLIC") amended an existing Agreement of Reinsurance (the"Agreement") between the two companies. Under the terms of the amendment, UFLIC will cede to the Company 100% of its remaining reinsured liabilities, as defined in the Agreement, on a coinsurance basis. No gain or loss was recognized as a result of this amendment to the Agreement, and the Company paid a ceding fee of $8,159 to UFLIC.

10. RESERVES
The following table provides reserve information of our major product lines at the dates shown:

                                                               DECEMBER 31, 2010       CLAIMS AND BENEFITS
                                                                                             PAYABLE
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVES        RESERVES
--------------------------------------------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Preneed funeral life insurance
  policies and investment-type
  annuity contracts                   $1,119,089                    $842                $3,276          $1,641
 Life insurance no longer
  offered                                280,295                     601                   954              33
 FFG, LTC and other disposed
  businesses                           1,476,481                  19,821                 8,795         127,917
 All other                                 5,661                     323                18,339           5,073
SHORT DURATION CONTRACTS:
 Group term life                              --                   4,404               196,246          34,997
 Group disability                             --                   2,288             1,167,538         147,389
 Medical                                      --                   1,713                 1,704           6,611
 Dental                                       --                   3,868                 2,016          17,020
 Credit life and disability                   --                       2                    --           1,590
 All other                                    --                       9                   111              --
                                      ----------                 -------            ----------       ---------
                          TOTAL       $2,881,526                 $33,871            $1,398,979        $342,271
                                      ----------                 -------            ----------       ---------

                                                               DECEMBER 31, 2009       CLAIMS AND BENEFITS
                                                                                             PAYABLE
                                        FUTURE                                                       INCURRED
                                        POLICY                                                        BUT NOT
                                     BENEFITS AND               UNEARNED               CASE          REPORTED
                                       EXPENSES                 PREMIUMS             RESERVE         RESERVES
-------------------------------  -----------------------------------------------------------------------------
LONG DURATION CONTRACTS:
 Preneed funeral life insurance
  policies and investment-type
  annuity contracts                   $1,185,901                  $1,105                $3,737          $1,192
 Life insurance no longer
  offered                                287,590                     627                 1,036              33
 FFG, LTC and other disposed
  businesses                           1,196,373                  19,056                 6,851          89,323
 All other                                 5,205                     335                20,573           6,303
SHORT DURATION CONTRACTS:
 Group term life                              --                   3,501               204,069          35,731
 Group disability                             --                   6,716             1,209,968         137,402
 Medical                                      --                   2,582                 3,245           7,603
 Dental                                       --                   3,769                 4,722          18,297
 Credit life and disability                   --                       1                    --           1,416
 All other                                    --                      --                    --              --
                                      ----------                 -------            ----------       ---------
                          TOTAL       $2,675,069                 $37,692            $1,454,201        $297,300
                                      ----------                 -------            ----------       ---------

The following table provides a roll forward of the Company's product lines with the most significant claims and benefits payable balances: group term life and group disability lines of business. Claims and benefits payable is comprised of case and IBNR reserves.

                                                GROUP
                                                 TERM             GROUP
                                                 LIFE           DISABILITY
--------------------------------------------------------------------------------
BALANCE AS OF DECEMBER 31, 2007, GROSS OF
 REINSURANCE                                    $262,141          1,449,143
                                              ----------       ------------
Less: Reinsurance ceded and other (1)               (955)           (34,237)
                                              ----------       ------------
Balance as of January 1, 2008, net of
 reinsurance                                     261,186          1,414,906
Incurred losses related to:
 Current year                                    158,899            317,328
 Prior year's interest                             8,358             62,678
 Prior year (s)                                  (54,593)           (85,403)
                                              ----------       ------------
                       TOTAL INCURRED LOSSES     112,664            294,603
Paid losses related to:
 Current year                                    104,535             77,684
 Prior year (s)                                   32,204            268,345
                                              ----------       ------------
                           TOTAL PAID LOSSES     136,739            346,029
Balance as of December 31, 2008, net of
 reinsurance                                     237,111          1,363,480
Plus: Reinsurance ceded and other (1)              1,234             31,647
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2008, GROSS OF
 REINSURANCE                                     238,345          1,395,127
                                              ----------       ------------
Less: Reinsurance ceded and other (1)             (1,234)           (31,647)
                                              ----------       ------------
Balance as of January 1, 2009, net of
 reinsurance                                     237,111          1,363,480
Incurred losses related to:
 Current year                                    138,168            300,046
 Prior year's interest                             8,299             60,625
 Prior year (s)                                  (22,243)           (75,016)
                                              ----------       ------------
                       TOTAL INCURRED LOSSES     124,224            285,655
Paid losses related to:
 Current year                                     83,520             69,424
 Prior year (s)                                   39,399            264,809
                                              ----------       ------------
                           TOTAL PAID LOSSES     122,919            334,233
Balance as of December 31, 2009, net of
 reinsurance                                     238,416          1,314,902
Plus: Reinsurance ceded and other (1)              1,384             32,468
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2009 GROSS OF
 REINSURANCE                                     239,800          1,347,370
                                              ----------       ------------
Less: Reinsurance ceded and other (1)             (1,384)           (32,468)
                                              ----------       ------------
Balance as of January 1, 2010, net of
 reinsurance                                     238,416          1,314,902
Incurred losses related to:
 Current year                                    131,507            341,152
 Prior year's interest                             8,017             57,312
 Prior year (s)                                  (24,063)           (79,457)
                                              ----------       ------------
                       TOTAL INCURRED LOSSES     115,461            319,007
Paid losses related to:
 Current year                                     81,187             66,432
 Prior year (s)                                   44,158            286,271
                                              ----------       ------------
                           TOTAL PAID LOSSES     125,345            352,703
Balance as of December 31, 2010, net of
 reinsurance                                     228,532          1,281,206
Plus: Reinsurance ceded and other (1)              2,711             33,721
                                              ----------       ------------
BALANCE AS OF DECEMBER 31, 2010 GROSS OF
 REINSURANCE                                    $231,243         $1,314,927
                                              ----------       ------------

(1) Reinsurance ceded and other includes claims and benefits payable balances that have either been (a) reinsured to third parties, (b) established for claims related expenses whose subsequent payment is not recorded as a paid claim, or (c) reserves established for obligations that would persist even if contracts were cancelled (such as extension of benefits), which cannot be analyzed appropriately under a roll-forward approach.

SHORT DURATION CONTRACTS

The Company's short duration contracts are comprised of group term life, group disability, medical, dental, and credit life and disability. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.

Case and IBNR reserves are developed using actuarial principles and assumptions that consider, among other things, contractual requirements, historical utilization trends and patterns, benefits changes, medical inflation, seasonality, membership, product mix, legislative and regulatory environment, economic factors, disabled life mortality and claim termination rates and other relevant factors. The Company consistently applies the principles and assumptions listed above from year to year, while also giving due consideration to the potential variability of these factors.

Since case and IBNR reserves include estimates developed from various actuarial methods, the Company's actual losses incurred may be more or less than the Company's previously developed estimates. As shown in the table above, if the amounts listed on the line labeled "Incurred losses related to: Prior year" are negative (redundant) this means that the Company's actual losses incurred related to prior years for these lines were less than the estimates previously made by the Company. If the line labeled "Incurred losses related to: Prior year" are positive (deficient) this means that the Company's actual losses incurred related to prior years for these lines were greater than the estimates previously made by the Company.

The Group Term Life case and IBNR reserves redundancies in all years are due to actual mortality rates running below those assumed in prior year reserves, and actual recovery rates running higher than those assumed in prior year reserves.

Group Disability case and IBNR reserves show redundancies in all years due to actual claim recovery rates exceeding those assumed in prior year reserves.

The Company's products are short duration contracts that include short and long term disability coverage. Case and IBNR reserves for long-term disability have been discounted at 5.25% in 2010. The December 31, 2010 and 2009 liabilities net of reinsurance include $1,252,814 and $1,288,589, respectively, of such reserves. The amount of discounts deducted from outstanding reserves as of December 31, 2010 and 2009 are $439,537 and $451,267 respectively.

LONG DURATION CONTRACTS

The Company's long duration contracts are comprised of Preneed life insurance policies and annuity policies, life insurance policies (no longer offered), and FFG and LTC disposed businesses. The principal products and services included in these categories are described in the summary of significant accounting policies. See Note 2 for further information.

PRENEED BUSINESS

Interest and discount rates for Preneed life insurance are level, vary by year of issuance and product, and ranged from 4.7% to 7.3% in 2009 and 2010 before provisions for adverse deviation, which ranged from 0.2% to 0.5% in both 2010 and 2009.

Interest and discount rates for traditional life insurance (no longer offered) vary by year of issuance and products and were 7.5% grading to 5.3% over 20 years in 2010 and 2009 with the exception of a block of pre-1980 business which had a level 8.8% discount rate in both 2010 and 2009.

Mortality assumptions are based upon pricing assumptions and modified to allow provisions for adverse deviation. Surrender rates vary by product and are based upon pricing assumptions.

Future policy benefit increases on Preneed life insurance policies ranged from 1.0% to 7.0% in 2010 and 2009. Some policies have future policy benefit increases that are guaranteed or tied to equal some measure of inflation. The inflation assumption for most of these inflation-linked benefits was 3.0% in both 2010 and 2009 with the exception of most policies issued in 2005 and later where the assumption was 2.3%.

The reserves for annuities issued by the independent division are based on assumed interest rates credited on deferred annuities, which vary by year of issue, and ranged from 1.5% to 5.5% in 2010 and 2009. Withdrawal charges, if any, can range from 0% to 7% and grade to zero over a period of seven years.

FFG AND LTC

The reserves for business previously disposed of by FFG and LTC are included in the Company's reserves in accordance with the insurance guidance. The Company maintains an offsetting reinsurance recoverable related to these reserves. See
Note 9 for further information.

11. RETIREMENT AND OTHER EMPLOYEE BENEFITS

The Parent sponsors a non-contributory, qualified defined benefit pension plan and certain non-contributory, non-qualified post retirement benefits covering employees who meet eligibility requirements as to age and length of service. Plan assets of the qualified defined benefit plan are not specifically identified by each participating subsidiary. Therefore, a breakdown of plan assets is not reflected in these consolidated financial statements. The Company has no legal obligation for benefits under these plans. The benefits are based on years of service and career compensation. The Parent's pension plan funding policy is to contribute amounts to the plan sufficient to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974, plus additional amounts as the Parent may determine to be appropriate from time to time up to the maximum permitted, and to charge each subsidiary an allocable amount based on its employee census. Pension costs allocated to the Company amounted to $6,056, $6,349 and $5,327 for 2010, 2009 and 2008,
respectively.

The Parent sponsors a defined contribution plan covering substantially all employees. The defined contribution plan provides benefits payable to participants on retirement or disability and to beneficiaries of participants in the event of the participant's death. The amounts expensed by the Company related to this plan were $5,005, $6,206 and $5,927 for 2010, 2009 and 2008, respectively.

With respect to retirement benefits, the Company participates in other health care and life insurance benefit plans (postretirement benefits) for retired employees, sponsored by the Parent. Heath care benefits, either through the Parent's sponsored retiree plan for retirees under age 65 or through a cost offset for individually purchased Medigap policies for retirees over age 65, are available to employees who retire on or after January 1, 1993, at age 55 or older, with 10 years or more service. Life insurance, on a retiree pay all basis, is available to those who retire on or after January 1, 1993. The Company made contributions to the postretirement benefit plans of $1,500 and $1,152 in 2009 and 2008, respectively, as claims were incurred. No contributions were made during 2010. During 2010, 2009 and 2008 the Company incurred expenses related to retirement benefits of $1,132, $981 and $1,284, respectively.

12. DEFERRED ACQUISITION COSTS

Information about deferred policy acquisition costs is as follows:

                                                        DECEMBER 31,
                                            2010            2009            2008
----------------------------------------------------------------------------------------
Beginning balance                           $37,908         $43,020         $50,575
 Costs deferred                              32,600          38,608          35,680
 Amortization                               (39,286)        (43,720)        (43,235)
                                          ---------       ---------       ---------
Ending balance                              $31,222         $37,908         $43,020
                                          ---------       ---------       ---------

13. GOODWILL, VOBA AND INTANGIBLES

Information about goodwill is as follows:

                                                  GOODWILL FOR THE YEARS ENDED
                                                          DECEMBER 31,
                                             2010              2009             2008
---------------------------------------------------------------------------------------
Balance as of January 1:
Goodwill                                     $156,817         $156,817         $156,817
Accumulated impairment loss                   (75,244)              --               --
                                          -----------       ----------       ----------
                                               81,573          156,817          156,817
 Impairments*                                 (64,288)         (75,244)              --
                                          -----------       ----------       ----------
Goodwill                                      156,817          156,817          156,817
Accumulated impairment losses                (139,532)         (75,244)              --
                                          -----------       ----------       ----------
Balance as of December 31:                    $17,285          $81,573         $156,817
                                          -----------       ----------       ----------

*   See Notes 2 and 4 for further information.

In accordance with the goodwill guidance, goodwill is deemed to have an indefinite life and should not be amortized, but rather must be tested, at least annually, for impairment. In addition, goodwill should be tested for impairment between annual tests if an event occurs or circumstances change that would "more likely than not" reduce the estimated fair value of the Company below its carrying value.

The goodwill impairment test has two steps. Step 1 of the test identifies potential impairments, by comparing the estimated fair value of the Company to its net book value. If the estimated fair value exceeds its net book value, there is no impairment of goodwill and Step 2 is unnecessary. However, if the net book value exceeds the estimated fair value, then Step 1 is failed, and Step 2 is performed to determine the amount of the potential impairment. Step 2 utilizes acquisition accounting guidance and requires the fair value calculation of all individual assets and liabilities of the Company (excluding goodwill, but including any unrecognized intangible assets). The net fair value of assets less liabilities is then compared to the Company's total estimated fair value as calculated in Step 1. The excess of fair value over the net asset value equals the implied fair value of goodwill. The implied fair value of goodwill is then compared to the carrying value of goodwill to determine the Company's goodwill impairment.

In the fourth quarters of 2010 and 2009, we conducted our annual assessments of goodwill. Based on the results of the 2010 assessment, the Company concluded that its net book value exceeded its estimated fair value and therefore performed a Step 2 test. Based on the results of the Step 2 test, the Company recorded an impairment charge of $64,288. During 2009, the Company concluded that its net book value exceeded its estimated fair value and recorded a $75,244 impairment charge after performing a Step 2 test. The 2010 impairment reflects the effects of the low interest rate environment, continuing high unemployment, the slow pace of the economic recovery and an increased net book value of the Company, primarily related to its investment portfolio. The 2009 impairment reflected the challenging near term growth environment for the Company and an increased net book value of the Company, primarily related to its investment portfolio. Management remains confident in the long-term prospects of the Company. See Note 4 for further information.

Information about VOBA is as follows:

                                                  VOBA FOR THE YEARS ENDED
                                                        DECEMBER 31,
                                            2010            2009            2008
----------------------------------------------------------------------------------------
Beginning balance                           $18,783         $21,461         $22,816
 Acquisitions                                    --              --           2,088
 Amortization, net of interest accrued       (2,086)         (2,678)         (3,443)
                                          ---------       ---------       ---------
Ending balance                              $16,697         $18,783         $21,461
                                          ---------       ---------       ---------

As of December 31, 2010, the majority of the outstanding balance of VOBA relates to the Company's Preneed business. VOBA in this business assumes an interest rate ranging from 5.4% to 7.5%.

At December 31, 2010 the estimated amortization of VOBA for the next five years and thereafter is as follows:

                                           AMOUNT
---------------------------------------------------
Year
2011                                         $1,863
2012                                          1,729
2013                                          1,550
2014                                          1,425
2015                                          1,323
Thereafter                                    8,807
                                          ---------
                                   TOTAL    $16,697
                                          ---------

Information about other intangible assets is as follows:

                                                              AS OF DECEMBER 31,
                                                                  2010                    NET OTHER
                                      CARRYING                 ACCUMULATED               INTANGIBLE
                                        VALUE                 AMORTIZATION                 ASSETS
-------------------------------------------------------------------------------------------------------------
Contract based intangibles              $38,020                  $(16,110)                  $21,910
                                      ---------                 ---------                 ---------

                                                           AS OF DECEMBER 31,
                                                                  2009                    NET OTHER
                                      CARRYING                 ACCUMULATED               INTANGIBLE
                                        VALUE                 AMORTIZATION                 ASSETS
-------------------------------  -----------------------------------------------------------------------
Contract based intangibles              $38,020                  $(14,323)                  $23,697
                                      ---------                 ---------                 ---------

Other intangible assets that have finite lives are amortized over their useful lives. The estimated amortization of other intangible assets which mainly include state licenses, are as follows:

                                           AMOUNT
---------------------------------------------------
Year
2011                                         $1,788
2012                                          1,788
2013                                          1,788
2014                                          1,788
2015                                          1,788
Thereafter                                   12,970
                                          ---------
      TOTAL OTHER INTANGIBLE ASSETS WITH
                            FINITE LIVES    $21,910
                                          ---------

14. ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

The components of accumulated other comprehensive income (loss), net of tax, at December 31 are as follows:

                                               UNREALIZED                           ACCUMULATED OTHER
                                             GAINS (LOSSES)                           COMPREHENSIVE
                                              ON SECURITIES        OTTI               INCOME (LOSS)
---------------------------------------------------------------------------------------------------------
Balance at December 31, 2008                     $(165,712)          $ --                $(165,712)
                                               -----------       --------              -----------
Cumulative effect of change in
 accounting principle (after-tax) (1)              (14,203)        (2,221)                 (16,424)
Activity in 2009                                   210,552          6,177                  216,729
                                               -----------       --------              -----------
Balance at December 31, 2009                        30,637          3,956                   34,593
                                               -----------       --------              -----------
Activity in 2010                                    77,000          2,424                   79,424
                                               -----------       --------              -----------
Balance at December 31, 2010                      $107,637         $6,380                 $114,017
                                               -----------       --------              -----------

(1) Relates to the adoption of the new OTTI guidance for debt securities. See Notes 3 and 4 for further information.

The amounts in the unrealized gains (losses) on securities column are net of reclassification adjustments of $5,762, $(14,951) and $(82,824), net of tax, in 2010, 2009 and 2008, respectively, for net realized gains (losses) on sales of securities included in net income. The amounts in the OTTI column are net of reclassification adjustments of $(168) and $ (753), net of tax, in 2010 and 2009, respectively, for net realized losses on sales of securities included in net income.

15. RELATED PARTY TRANSACTIONS

The Company receives various services from the Parent and its affiliates. These services include assistance in benefit plan administration, corporate insurance, accounting, tax, auditing, investment, information technology, actuarial and other administrative functions. The fees paid to the Parent for these services for years ended December 31, 2010, 2009 and 2008, were $43,298, $47,588 and
$52,583, respectively. Net expenses paid to affiliates were $22,218, $12,986 and $25,324, for the years ended December 31, 2010, 2009 and 2008. Information technology expenses were $21,178, $20,309 and $22,451 for the years ended December 31, 2010, 2009 and 2008, respectively.

Administrative expenses allocated for the Company may be greater or less than the expenses that would be incurred if the Company were operating as a separate company.

In, 2008, the Company assumed the remaining business not already reinsured through an existing, but amended agreement with its affiliate, UFLIC. Later in 2008, Assurant sold UFLIC to IA American Life Insurance Company. The Company has assumed premiums from IA American Life Insurance Company of $6,924, $8,157, $9,450 and reserves of $445,502, $473,088, $498,663 for the years ended December 31, 2010, 2009 and 2008 respectively.

In prior years, the Company assumed group disability business from an affiliate, Union Security Life Insurance Company of New York ("USLICoNY"). On January 1, 2010, the Company terminated this reinsurance agreement for new business written. Effective July 1, 2010, the Company commuted the existing reinsured business under the same agreement, which involved a release of $26,920 in reserves and cash paid to USLICoNY of $29,172. The commutation resulted in a $2,252 loss for the Company, and is reflected in the policyholder benefits in the consolidated statements of operations. The Company assumed $67, $4,777 and $7,806 of premiums from USLICoNY in 2010, 2009 and 2008, respectively and $30,149 and $30,802 of reserves in 2009 and 2008, respectively.

16. COMMITMENTS AND CONTINGENCIES

The Company and its subsidiaries lease office space and equipment under operating lease arrangements. Certain facility leases contain escalation clauses based on increases in the lessors' operating expenses. At December 31, 2010, the aggregate future minimum lease payments under these operating lease agreements that have initial or non-cancelable terms in excess of one year are:

2011                                                                      $7,086
2012                                                                       2,364
2013                                                                       1,313
2014                                                                         730
2015                                                                         275
Thereafter                                                                   628
                                                                       ---------
                                  TOTAL MINIMUM FUTURE LEASE PAYMENTS    $12,396
                                                                       ---------

Rent expense was $8,438, $8,760 and $7,961 for 2010, 2009 and 2008,
respectively.

The Company is involved in litigation in the ordinary course of business, both as a defendant and as a plaintiff. The Company may from time to time be subject to a variety of legal and regulatory actions relating to the Company's current and past business operations. While the Company cannot predict the outcome of any pending or future litigation, examination or investigation and although no assurances can be given, the Company does not believe that any pending matter will have a material adverse effect individually or in the aggregate, on the Company's financial condition, results of operations or cash flows.

As previously disclosed, the Parent entered into a settlement on January 21, 2010 in connection with a complaint filed by the SEC regarding a finite reinsurance arrangement entered into by the Parent. The Parent consented, without admitting or denying the allegations in the complaint, to the entry of a judgment requiring payment of a civil penalty of $3,500, an expense that the Parent accrued as of December 31, 2009, and a permanent injunction prohibiting the Parent from violating certain provisions of the federal securities laws. The court approved the settlement in a final judgment entered on January 25, 2010, and the Parent paid the penalty.

In the course of implementing procedures for compliance with the new mandatory reporting requirements under the Medicare, Medicaid, and SCHIP Extension Act of 2007, the Parent Company's Health segment identified a possible ambiguity in the Medicare Secondary Payer Act and related regulations about which the Company subsequently had a meeting with representatives of the Centers for Medicare and Medicaid Services ("CMS"). The Parent Company believes that its historical interpretation and application of such laws and regulations is correct and has requested that CMS issue a written determination to that effect. More recently, CMS informed counsel that it disagrees with some of the Parent Company's Health segment's legal positions and requested another meeting to discuss the matter further, but as of this date, no such meeting has been schedule. The Company does not believe that any loss relating to this issue is probable, nor can the Company make any estimate of any possible loss or range of possible loss associated with this issue.

17. BUSINESS COMBINATIONS

On October 1, 2009, the Company acquired, through a reinsurance agreement, a block of business from Shenandoah Life Insurance Company ("Shenandoah"). The Company will assume, on a coinsurance basis, 100% of the group life, disability, dental and vision insurance business in force with Shenandoah. There were no goodwill or intangible assets associated with this agreement.

                        UNION SECURITY INSURANCE COMPANY
                              AT DECEMBER 31, 2010
                      SCHEDULE I -- SUMMARY OF INVESTMENTS
                   OTHER-THAN-INVESTMENTS IN RELATED PARTIES

                              COST OR                           AMOUNT AT
                             AMORTIZED        FAIR           WHICH SHOWN IN
                               COST           VALUE           BALANCE SHEET
--------------------------------------------------------------------------------
FIXED MATURITY
 SECURITIES:
 United States Government
  and government agencies
  and authorities                 $7,096         $7,300              $7,300
 States, municipalities
  and political
  subdivisions                    55,486         55,071              55,071
 Foreign governments              34,913         36,989              36,989
 Asset-backed                      2,180          2,273               2,273
 Commercial
  mortgage-backed                 11,060         11,516              11,516
 Residential
  mortgage-backed                 97,562        104,998             104,998
 Corporate                     2,329,309      2,498,709           2,498,709
                           -------------  -------------       -------------
     TOTAL FIXED MATURITY
               SECURITIES      2,537,606      2,716,856           2,716,856
                           -------------  -------------       -------------
EQUITY SECURITIES:
 Common stocks                        92            179                 179
 Non-redeemable preferred
  stocks                         126,534        128,589             128,589
                           -------------  -------------       -------------
  TOTAL EQUITY SECURITIES        126,626        128,768             128,768
                           -------------  -------------       -------------
Commercial mortgage loans
 on real estate, at
 amortized cost                  702,311        745,277             702,311
Policy loans                      13,241         13,241              13,241
Short-term investments            53,246         53,246              53,246
Collateral held under
 securities lending               57,467         57,039              57,039
Other investments                 92,117         92,117              92,117
                           -------------  -------------       -------------
        TOTAL INVESTMENTS     $3,582,614     $3,806,544          $3,763,578
                           -------------  -------------       -------------

                        UNION SECURITY INSURANCE COMPANY
               FOR THE YEARS ENDED DECEMBER 31, 2010, 2009 & 2008
              SCHEDULE III -- SUPPLEMENTARY INSURANCE INFORMATION

                                      FUTURE
                DEFERRED              POLICY                                 CLAIMS AND
               ACQUISITION         BENEFITS AND          UNEARNED             BENEFITS         PREMIUM
                  COSTS              EXPENSES            PREMIUMS             PAYABLE          REVENUES
--------------------------------------------------------------------------------------------------------
2010             $31,222            $2,881,526            $33,871            $1,741,250       $1,116,247
                 -------            ----------            -------            ----------       ----------
2009             $37,908            $2,675,069            $37,692            $1,751,501       $1,092,512
                 -------            ----------            -------            ----------       ----------
2008             $43,020            $2,687,488            $35,962            $1,778,563       $1,173,790
                 -------            ----------            -------            ----------       ----------

                                     BENEFITS         AMORTIZATION
                                  CLAIMS, LOSSES       OF DEFERRED
                   NET                 AND               POLICY              OTHER*
                INVESTMENT          SETTLEMENT         ACQUISITION         OPERATING
                  INCOME             EXPENSES             COSTS             EXPENSES
----------  -----------------------------------------------------------------------------
2010             $212,475            $838,055            $39,286            $415,216
                 --------            --------            -------            --------
2009             $216,725            $849,531            $43,720            $418,264
                 --------            --------            -------            --------
2008             $238,451            $889,498            $43,235            $357,217
                 --------            --------            -------            --------

* Includes amortization of value of business acquired, underwriting, general and administration expenses and goodwill impairment

                        UNION SECURITY INSURANCE COMPANY
                     FOR THE YEARS ENDED DECEMBER 31, 2010
                           SCHEDULE IV -- REINSURANCE

                                                          CEDED TO          ASSUMED FROM
                                            DIRECT          OTHER              OTHER
                                            AMOUNT        COMPANIES          COMPANIES
---------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                    $72,241,115    $12,791,301         $6,579,297
                                         -------------  -------------       ------------
PREMIUMS:
 Life insurance                               $292,452        $98,636            $17,758
 Accident and health insurance                 790,023         92,825            207,475
                                         -------------  -------------       ------------
                  TOTAL EARNED PREMIUMS     $1,082,475       $191,461           $225,233
                                         -------------  -------------       ------------
BENEFITS:
 Life insurance                               $426,739       $279,406            $33,647
 Accident and health insurance                 852,677        382,685            187,083
                                         -------------  -------------       ------------
            TOTAL POLICYHOLDER BENEFITS     $1,279,416       $662,091           $220,730
                                         -------------  -------------       ------------

                                                           PERCENTAGE OF
                                              NET             AMOUNT
                                            AMOUNT        ASSUMED TO NET
---------------------------------------  ----------------------------------
LIFE INSURANCE IN FORCE                    $66,029,111          10.0%
                                         -------------
PREMIUMS:
 Life insurance                               $211,574           8.4%
 Accident and health insurance                 904,673          22.9%
                                         -------------
                  TOTAL EARNED PREMIUMS     $1,116,247          20.2%
                                         -------------
BENEFITS:
 Life insurance                               $180,980          18.6%
 Accident and health insurance                 657,075          28.5%
                                         -------------
            TOTAL POLICYHOLDER BENEFITS       $838,055          26.3%
                                         -------------

                        UNION SECURITY INSURANCE COMPANY
                     FOR THE YEARS ENDED DECEMBER 31, 2009
                           SCHEDULE IV -- REINSURANCE

                                                        CEDED TO          ASSUMED FROM
                                          DIRECT          OTHER              OTHER
                                          AMOUNT        COMPANIES          COMPANIES
-------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                  $74,478,037    $14,220,902         $8,661,374
                                       -------------  -------------       ------------
PREMIUMS:
 Life insurance                             $314,216       $112,043            $11,258
 Accident and health insurance               843,340         89,845            125,586
                                       -------------  -------------       ------------
                TOTAL EARNED PREMIUMS     $1,157,556       $201,888           $136,844
                                       -------------  -------------       ------------
BENEFITS:
 Life insurance                             $457,403       $290,203            $31,302
 Accident and health insurance               678,945        139,858            111,942
                                       -------------  -------------       ------------
          TOTAL POLICYHOLDER BENEFITS     $1,136,348       $430,061           $143,244
                                       -------------  -------------       ------------

                                                          PERCENTAGE OF
                                            NET              AMOUNT
                                          AMOUNT         ASSUMED TO NET
-------------------------------------  ------------------------------------
LIFE INSURANCE IN FORCE                  $68,918,509           12.6%
                                       -------------
PREMIUMS:
 Life insurance                             $213,431            5.3%
 Accident and health insurance               879,081           14.3%
                                       -------------
                TOTAL EARNED PREMIUMS     $1,092,512           12.5%
                                       -------------
BENEFITS:
 Life insurance                             $198,502           15.8%
 Accident and health insurance               651,029           17.2%
                                       -------------
          TOTAL POLICYHOLDER BENEFITS       $849,531           16.9%
                                       -------------

                        UNION SECURITY INSURANCE COMPANY
                     FOR THE YEARS ENDED DECEMBER 31, 2008
                           SCHEDULE IV -- REINSURANCE

                                                        CEDED TO          ASSUMED FROM
                                          DIRECT          OTHER              OTHER
                                          AMOUNT        COMPANIES          COMPANIES
-------------------------------------------------------------------------------------------
LIFE INSURANCE IN FORCE                  $80,291,791    $14,159,840         $1,734,842
                                       -------------  -------------       ------------
PREMIUMS:
 Life insurance                             $350,710       $127,910             $9,861
 Accident and health insurance               901,072         87,337            127,394
                                       -------------  -------------       ------------
                TOTAL EARNED PREMIUMS     $1,251,782       $215,247           $137,255
                                       -------------  -------------       ------------
BENEFITS:
 Life insurance                             $606,408       $439,880            $34,399
 Accident and health insurance               666,924         95,127            116,774
                                       -------------  -------------       ------------
          TOTAL POLICYHOLDER BENEFITS     $1,273,332       $535,007           $151,173
                                       -------------  -------------       ------------

                                                          PERCENTAGE OF
                                            NET              AMOUNT
                                          AMOUNT         ASSUMED TO NET
-------------------------------------  ------------------------------------
LIFE INSURANCE IN FORCE                  $67,866,793            2.6%
                                       -------------
PREMIUMS:
 Life insurance                             $232,661            4.2%
 Accident and health insurance               941,129           13.5%
                                       -------------
                TOTAL EARNED PREMIUMS     $1,173,790           11.7%
                                       -------------
BENEFITS:
 Life insurance                             $200,927           17.1%
 Accident and health insurance               688,571           17.0%
                                       -------------
          TOTAL POLICYHOLDER BENEFITS       $889,498           17.0%
                                       -------------

                        UNION SECURITY INSURANCE COMPANY
                     AS OF DECEMBER 31, 2010, 2009 AND 2008
                SCHEDULE V -- VALUATION AND QUALIFYING ACCOUNTS

                                                                  ADDITIONS
                                 BALANCE AT          CHARGED TO                CHARGED                            BALANCE AT
                                BEGINNING OF          COSTS AND               TO OTHER                              END OF
                                    YEAR              EXPENSES                ACCOUNTS         DEDUCTIONS            YEAR
---------------------------------------------------------------------------------------------------------------------------------
2010:
 Valuation allowance for
  deferred tax assets               $10,415                108                    $ --             $ --              $10,523
 Valuation allowance for
  mortgage loans on real
  estate                              8,552              3,882                      --               --               12,434
 Valuation allowance for
  uncollectible agents
  balances                            4,811               (121)                     --               19                4,671
                                  ---------            -------                 -------            -----            ---------
                      TOTAL         $23,778             $3,869                    $ --              $19              $27,628
                                  ---------            -------                 -------            -----            ---------
2009:
 Valuation allowance for
  deferred tax assets                $7,195               (390)                  3,610             $ --              $10,415
 Valuation allowance for
  mortgage loans on real
  estate                              3,252              5,300                      --               --                8,552
 Valuation allowance for
  uncollectible agents
  balances                            4,840                (21)                     --                8                4,811
                                  ---------            -------                 -------            -----            ---------
                      TOTAL         $15,287             $4,889                  $3,610               $8              $23,778
                                  ---------            -------                 -------            -----            ---------
2008:
 Valuation allowance for
  deferred tax assets                  $ --             $7,195                    $ --             $ --               $7,195
 Valuation allowance for
  mortgage loans on real
  estate                              3,018                234                      --               --                3,252
 Valuation allowance for
  uncollectible agents
  balances                            5,622               (424)                     --              358                4,840
                                  ---------            -------                 -------            -----            ---------
                      TOTAL          $8,640             $7,005                    $ --             $358              $15,287
                                  ---------            -------                 -------            -----            ---------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Union Security's By-Laws provide for indemnity and payment of expenses of Union Security's officers, directors and employees in connection with certain legal proceedings, judgments, and settlements arising by reason of their service as such, all to the extent and in the manner permitted by law. Applicable Iowa law generally permits payment of such indemnification and expenses if the person seeking indemnification has acted in good faith and in a manner that he reasonably believed to be in the best interests of the Company and if such person has received no improper personal benefit, and in a criminal proceeding, if the person seeking indemnification also has no reasonable cause to believe his conduct was unlawful.

     There are agreements in place under which the underwriter and affiliated persons of the Registrant may be indemnified against liabilities arising out of acts or omissions in connection with the offer of the Contracts; provided however, that so such indemnity will be made to the underwriter or affiliated persons of the Registrant for liabilities to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     During the period beginning on December 1, 2008 and ending on the date of effectiveness of this registration statement, the Registrant may be deemed to have inadvertently offered insurance contracts pursuant to registration statements on Form S-1 that were not in full compliance with Rule 415(a)(5) under the Securities Act of 1933, as amended. The affected transactions did not involve the sale of new contracts or the receipt of proceeds from new contract holders by the Registrant, because the Registrant ceased offering contracts on December 31, 2002; rather, they consisted of investment reallocations and additional investments by existing contract holders with respect to certain of the contracts previously offered by the Registrant. The contract holders at all times received all material information relating to the securities in question prior to such transactions, including the complete prospectus from the existing registration statement on file with the Commission. Promptly upon discovery of the technical violation of Rule 415(a)(5), the Registrant filed this registration statement on Form S-1 with the Commission in order to comply with the requirements of Rule 415(a)(5) for a continuous offering. The Registrant has implemented new procedures to ensure compliance with the requirements of Rule 415(a)(5) henceforth.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                      DESCRIPTION                                                 METHOD OF FILING
------------------------------------------------------------------------------------------------------------------------------------
1        Underwriting Agreement                              Incorporated by reference to Post-Effective Amendment No. 12 to the
                                                             Registration Statement File No. 333-65231 filed with the Commission on
                                                             April 28, 2009.
3(a)     Restated Articles of Incorporation                  Incorporated by reference to Post-Effective Amendment No. 24 to
                                                             Registration Statement on Form N-4, File No. 033-63935 filed on
                                                             November 16, 2009.
3(b)     Restated By-laws                                    Incorporated by reference to Post-Effective Amendment No. 24 to
                                                             Registration Statement on Form N-4, File No. 033-63935 filed on
                                                             November 16, 2009.
4        Variable Annuity Contract                           Incorporated by reference to Post-Effective Amendment No. 13 to the
                                                             Registration Statement File No. 033-37577 filed with the Commission on
                                                             April 28, 1998.
5(a)     Opinion re: legality                                Filed herewith.
5(b)     Opinion re: legality                                Filed herewith.
21       Subsidiaries of the Registrant                      Incorporated by reference to Post-Effective Amendment No. 21 to
                                                             Registration Statement File No. 333-79701 filed with the Commission on
                                                             April 29, 2011.
23(a)    Legal Consents                                      Filed herewith as Exhibits 5(a) and 5(b).
23(b)    Consent of PricewaterhouseCoopers LLP, Independent  Filed herewith.
         Registered Public Accounting Firm
24       Copy of Power of Attorney                           Filed herewith.

ITEM 17.  UNDERTAKINGS

(a)    The undersigned registrant hereby undertakes:
       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
              i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;
              ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
              iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Simsbury, State of Connecticut on this 29th day of April, 2011.

UNION SECURITY INSURANCE COMPANY

By:    John Steven Roberts                  *By:   /s/ Richard J. Wirth
       -----------------------------------         -----------------------------------
       John Steven Roberts                         Richard J. Wirth
       President and Chief Executive               Attorney-in-Fact
       Officer, Director*

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

S. Craig Lemasters, Director*
Christopher J. Pagano, Director*
Michael J. Peninger, Chairman of the Board*
John Steven Roberts, President and Chief Executive
 Officer, Director*                                                *By:   /s/ Richard J. Wirth
                                                                          -----------------------------------
Sylvia R. Wagner, Director*                                               Richard J. Wirth
Miles B. Yakre, Senior Vice President, Chief Financial                    Attorney-in-Fact
 Officer and Treasurer*                                            Date:  April 29, 2011

                                 EXHIBIT INDEX

     5(a)  Opinion and Consent of Counsel.
     5(b)  Opinion and Consent of Counsel.
    23(a)  Legal Consents filed as part of Exhibits 5(a) and 5(b).
    23(b)  Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
       24  Copy of Power of Attorney